As filed with the Securities and Exchange Commission on November 7, 2014

Registration No. 333-199502

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FCB FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	6021	27-0775699
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2500 Weston Road, Suite 300

Weston, Florida 33331

Telephone: (954) 984-3313

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kent Ellert, Chief Executive Officer

FCB Financial Holdings, Inc.

2500 Weston Road, Suite 300

Weston, Florida 33331

Telephone: (954) 984-3313

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Peter G. Smith, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Telephone: (212) 715-9100 Facsimile: (212) 715-8000	Douglas J. Bates FCB Financial Holdings, Inc. 2500 Weston Road, Suite 300 Weston, Florida 33331 Telephone: (954) 984-6273 Facsimile: (954) 389-3120

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share	29,457,888	$22.86	$673,407,320	$78,250

(1)	This registration statement covers the resale by the selling stockholders of (i) up to 20,667,727 issued and outstanding shares of the registrant’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), (ii) up to 5,236,234 issued and outstanding shares of the registrant’s Class A Common Stock issuable upon conversion or exchange of currently issued and outstanding shares of the issuer’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), (iii) up to 3,310,428 shares of Class A Common Stock issuable upon the exercise of certain currently outstanding warrants, and (iv) up to an aggregate of 243,499 shares of the registrant’s Class A Common Stock issued pursuant to certain restricted stock unit awards. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices of the Class A Common Stock of $22.86 on October 17, 2014 as reported on the New York Stock Exchange, pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell any of the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED [                    ], 2014

Preliminary Prospectus

29,457,888 Shares

FCB Financial Holdings, Inc.

Class A Common Stock

This prospectus relates to the offering by the selling stockholders of FCB Financial Holdings, Inc. of (i) up to 25,903,961 shares of Class A Common Stock, par value $0.001 per share, or Class A Common Stock, that were privately issued to the selling stockholders in connection with the Company’s private placement financings, or that were issued upon conversion or exchange of Class B Common Stock, par value $0.001 per share, similarly issued in connection with such private placement financings, and that we are registering for resale as required by the terms of the registration rights agreements entered into between the selling stockholders and us, (ii) up to 3,310,428 shares of Class A Common Stock issuable upon the exercise of certain currently outstanding warrants, and (iii) up to an aggregate of 243,499 shares of Class A Common Stock issued pursuant to certain restricted stock unit awards. Such registration does not mean that the selling stockholders will actually offer or sell any of these shares. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the shares by the selling stockholders.

Our Class A Common Stock is listed on the New York Stock Exchange under the trading symbol “FCB.” On September 30, 2014, the last reported sale price of our Class A Common Stock on the New York Stock Exchange was $22.71 per share.

The selling stockholders may offer some or all of the shares of Class A Common Stock from time to time directly or through underwriters, broker-dealers or agents, in one or more public or private transactions or a combination of these methods, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We will pay the expenses incurred to register the shares for resale, but the selling stockholders will pay any underwriting discounts, commissions or agent’s commissions related to the sale of their shares of Class A Common Stock. See “Plan of Distribution” beginning on page 180.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as a result, have elected to take advantage of certain reduced public company reporting and disclosure requirements in this prospectus. We may take advantage of these reduced reporting and disclosure requirements in future filings to the extent they remain applicable.

Investing in our Class A Common Stock involves risk. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission or state or federal bank regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Shares of our Class A Common Stock are not savings accounts, deposits or obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The date of this prospectus is [                    ], 2014

In this prospectus, unless the context suggests otherwise, references to “FCB Financial Holdings,” “the Company,” “we,” “us,” and “our” mean the business of FCB Financial Holdings, Inc. (formerly known as Bond Street Holdings, Inc.) and its wholly-owned subsidiary, Florida Community Bank, National Association and its consolidated subsidiaries; and references to “the Bank” refer to Florida Community Bank, National Association, and its consolidated subsidiaries. References to the “Old Failed Banks” include Premier American Bank, or Old Premier, Florida Community Bank, or Old FCB, Peninsula Bank, or Old Peninsula, Sunshine State Community Bank, or Old Sunshine, First National Bank of Central Florida, or Old FNBCF, Cortez Community Bank, or Old Cortez, Coastal Bank, or Old Coastal, First Peoples Bank, or Old FPB, in each case, before the acquisition of certain assets and assumption of certain liabilities of each of the Old Failed Banks by the Bank. References to Great Florida Bank refer to such bank before its merger with the Bank; Great Florida Bank and the Old Failed Banks are collectively referred to as the Old Banks. References to our Class A Common Stock refer to our Class A voting common stock, par value $0.001 per share; references to our Class B Common Stock refer to our Class B non-voting common stock, par value $0.001 per share; and references to our common stock include, collectively, our Class A Common Stock and our Class B Common Stock. See “Description of Capital Stock—Common Stock” for a further discussion of our common stock.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We and the selling stockholders have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell shares of our Class A Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Class A Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

INDUSTRY AND MARKET DATA

The market data and other statistical information used throughout this prospectus are based on independent industry publications. Some data is also based on our good faith estimates, which are derived from our review of internal surveys, as well as independent industry publications, government publications, reports by market research firms or other published independent sources. Unless otherwise specified, the SNL Financial and FDIC market data provided in this prospectus is as of June 30, 2014. None of the independent industry publications referred to in this prospectus were prepared on our or our affiliates’ behalf or at our expense.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus may contain forward-looking statements that reflect our current views with respect to, among other things, future events and financial performance. We generally identify forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this prospectus are based on our historical performance, the historical performance of the Old Banks or on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to, those factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement on Form S-1, of which this prospectus is a part, that we have filed with the Securities and Exchange Commission, completely and with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect and that these differences may be material.

ii

GLOSSARY

ALL	Allowance for Loan Losses

AOCI	Accumulated other comprehensive income or loss

ASC	FASB Accounting Standards Codification

CAGR	Cumulative annual growth rate

CDI	Core deposit intangible

CET1	Common Equity Tier 1

CLO	Collateralized loan obligation

DIF	Deposit insurance fund

EPS	Earnings (loss) per common share

EVE	Economic Value of Equity

FDIC	Federal Deposit Insurance Corporation

FHLB	Federal Home Loan Bank of Atlanta

GAAP	Generally Accepted Accounting Principles

LCR	Liquidity coverage ratio

LTV	Loan-to-value

MBS	Mortgage-backed securities

MSA	Metropolitan Statistical Area

NSFR	Net stable funding ratio

OCC	Office of the Comptroller of the Currency

OREO	Other real estate owned

OTTI	Other than temporary impairment

SFR	Single family residential

TDR	Troubled debt restructuring

UPB	Unpaid principal balance

iii

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of the offering and information contained elsewhere in this prospectus. This is only a summary that identifies those aspects of the offering that are most significant. You should read this entire prospectus, including the “Risk Factors” section beginning on page 9 and our financial statements and related notes appearing elsewhere in this prospectus, before deciding to invest in our Class A Common Stock.

Company Overview

We are a bank holding company with one wholly-owned national bank subsidiary, Florida Community Bank, National Association, headquartered in Weston, Florida, which operates 54 branches in Florida. As of June 30, 2014, we had $5.64 billion in assets, $3.96 billion in deposits and $739.4 million in stockholders’ equity. During the year ended December 31, 2013, we had net new commercial loan growth of $734.5 million and net new residential and consumer loan growth of $306.5 million. As of December 31, 2013, our new loan portfolio aggregated $1.77 billion, representing approximately 78.4% of our aggregate loan portfolio, of which over $1.4 billion represented new commercial loans and approximately $371 million represented new residential and consumer loans.

We were formed in April 2009 with the goal of becoming a leading independent commercially-oriented community bank in Florida. Since that time, we raised an aggregate of approximately $740 million of equity capital, acquired certain assets and assumed certain liabilities of eight failed banks, which are collectively referred to as the Old Failed Banks, in Florida from the Federal Deposit Insurance Corporation, or FDIC, as receiver, which acquisitions are collectively referred to in this prospectus as the Failed Bank Acquisitions. In addition, in January 2014, the Bank acquired by merger the business of Great Florida Bank which, as of December 31, 2013, had 25 branches located within Southeast Florida and the Miami metropolitan area, total assets of $993.0 million and stockholders’ equity of $15.3 million. The acquisition of Great Florida Bank, or the Great Florida Acquisition, together with the Failed Bank Acquisitions, are collectively referred to as the Acquisitions. For the year ended December 31, 2013, on a pro forma basis after giving effect to the Great Florida Acquisition, we had net income of $17.6 million. For the six months ended June 30, 2014, we had net income of $12.7 million.

The Bank offers a comprehensive range of traditional banking products and services to individuals, small and medium-sized businesses, some large businesses, and other local organizations and entities in our market areas. The Bank also selectively participate in syndicated loans to select national credits. The Bank targets commercial customers engaged in a wide variety of industries including healthcare and professional services, retail and wholesale trade, tourism, agricultural services, manufacturing, distribution and distribution-related industries, technology, automotive, aviation, food products, building materials, residential housing and commercial real estate.

Our Market Areas

We are primarily located in south and central Florida. The majority of our deposits ($1.9 billion as of June 30, 2014) are located in the Miami-Ft. Lauderdale-West Palm Beach metropolitan statistical area, or MSA. Our other key MSAs in which the Bank operates include Orlando-Kissimmee-Sanford, Naples-Immokalee-Marco Island and Cape Coral-Fort Myers.

FDIC Loss Share Indemnification Assets

Six of the Failed Bank Acquisitions included assets that are covered by loss share arrangements, pursuant to which the FDIC bears a substantial portion of the risk of loss. Such acquired assets from the Failed Bank Acquisitions, including loan portfolios and other real estate owned, or OREO, that are covered under loss share arrangements with the FDIC are referred to as “Covered Assets.” As of June 30, 2014, the Covered Loans (loans covered under loss sharing arrangements with the FDIC) included in our loan portfolio derived from Failed Bank Acquisitions aggregated to $326.5 million, or 10.0% of our aggregate loan portfolio, with non-performing Covered Loans totaling $23.6 million, or 67.6%, of total non-performing loans, and Covered Assets included in our OREO were $29.8 million, or 36.8% of our total OREO holdings.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting and other requirements that are generally unavailable to other public companies. As an emerging growth company,

•	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations and provide less than five years of selected financial data in the registration statement of which this prospectus forms a part;

•	we are exempt from the requirements to obtain an attestation and report from our auditors on management’s assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

•	we are permitted to have less extensive disclosure regarding executive compensation in our periodic reports and proxy statements; and

•	we are not required to seek from our stockholders a nonbinding advisory vote on executive compensation or golden parachute payments.

We have elected in this prospectus to take advantage of the scaled disclosure related to financial statement presentation, including less than five years of selected financial data. We have also elected in this prospectus to take advantage of scaled disclosure relating to executive compensation. We may continue to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us as long as we continue to qualify as an emerging growth company. It is possible that some investors could find our common stock less attractive because we may take advantage of these reduced requirements.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or Securities Act, for complying with new or revised accounting standards affecting public companies. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B).

We could remain an emerging growth company until the earliest to occur of (a) the last day of the fiscal year in which the fifth anniversary of our initial public offering occurred, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (c) the date on which we are deemed to be a “large accelerated filer,” which will occur at such time as (i) the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter,

(ii) we have been required to file annual and quarterly reports under the Securities and Exchange Act of 1934, as amended, or Exchange Act, for a period of at least 12 months and (iii) we have filed at least one annual report pursuant to the Exchange Act or (d) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Risk Factors

For a discussion of certain risk factors you should consider before making an investment, see “Risk Factors” beginning on page 9.

Company Information

Our principal executive offices are located at 2500 Weston Road, Suite 300, Weston, Florida 33331, and our telephone number is (954) 984-3313. Our website address is www.floridacommunitybank.com. The information and other content contained on our website are not part of this prospectus.

The Offering

Common Stock Offered by Selling Stockholders	29,457,888 shares of Class A Common Stock.

Common Stock Outstanding As Of September 30, 2014	34,467,913 shares of Class A Common Stock and 6,941,785 shares of Class B Common Stock. (1)

Common Stock Outstanding After the Offering	44,720,126 shares of Class A Common Stock. (2)

Use of Proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. See “Use of Proceeds.”

Regulatory Ownership Restrictions	We are a bank holding company. A holder of shares of common stock (or group of holders acting in concert) that (i) directly or indirectly owns, controls or has the power to vote more than 5% of the total voting power of the Company (ii) directly or indirectly owns, controls or has the power to vote 10% or more of any class of voting securities of the Company if applicable presumptions are not rebutted, (iii) directly or indirectly owns, controls or has the power to vote 25% or more of any class of voting securities of the Company or (iv) is otherwise deemed to “control” the Company under applicable regulatory standards may be subject to important restrictions, such as prior regulatory notice or approval requirements and applicable provisions of the FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions, or FDIC Policy. See “Supervision and Regulation—FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions” and “Risk Factors—We and certain of our stockholders are required to comply with the applicable provisions of the FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions.” For a further discussion of regulatory ownership restrictions see “Supervision and Regulation.”

Classes of Common Stock	The shares of common stock of the Company are divided into two classes: Class A Common Stock and Class B Common Stock. The Class A Common Stock possesses all of the voting power for all matters requiring action by holders of the Company’s common stock, with certain limited exceptions. Each share of Class B Common Stock is convertible into one share of Class A Common Stock at any time, subject to certain restrictions. Other than with respect to voting rights and the restrictions on transfer and conversion relating to the Class B Common Stock described in this prospectus, the Class A Common Stock and the Class B Common Stock are treated equally and identically, including with respect to distributions. See “Description of Capital Stock—Common Stock” for a further discussion of our common stock.

Dividend Policy	We have never paid a cash dividend on our common stock; however, we may pay dividends on shares of our common stock in the future. We are a bank holding company and accordingly, any dividends paid by us are subject to various regulatory limitations and also may be subject to the ability of our subsidiary depository institution to make distributions or pay dividends to us. Our ability to pay dividends is limited by minimum capital and other requirements prescribed by law and regulation. In addition, the Bank has an agreement with the Office of the Comptroller of the Currency, or the OCC, and such agreement, the OCC Agreement which was entered into in connection with the acquisition of Old Premier, which imposes restrictions on the Bank’s ability to pay dividends to us, including requiring prior approval from the OCC, before any dividends are paid. Banking regulators have authority to impose additional limits on dividends and distributions by us or our subsidiaries. Certain restrictive covenants in future debt instruments, if any, may also limit our ability to pay dividends or the Bank’s ability to make distributions or pay dividends to us. See “Dividend Policy” and “Supervision and Regulation—Regulatory Limits on Dividends and Distributions.”

Principal Trading Market	Our Class A Common Stock is listed on the New York Stock Exchange under the trading symbol “FCB.”

Risk Factors	You should read the “Risk Factors” beginning on page 9, as well as other cautionary statements throughout this prospectus, before investing in shares of our Class A Common Stock.

(1)	Unless otherwise indicated, information contained in this prospectus regarding the number of shares of our common stock outstanding does not include:

•	3,310,428 shares of Class A Common Stock issuable upon the exercise of outstanding warrants with an expiration date of November 12, 2019 at exercise prices of $24.24, $26.18 and $28.28 per share, each for one-third of such shares (the “Warrants”);

•	4,072,334 shares of Class A Common Stock issuable upon the exercise of outstanding stock options under the Bond Street Holdings 2009 Option Plan, as amended, or the 2009 Option Plan, with a weighted average exercise price of $20.63 per share and 2,170,500 shares of Class A Common Stock issuable upon the exercise of outstanding stock options under the Bond Street Holdings 2013 Stock Incentive Plan, or the 2013 Stock Incentive Plan, with a weighted average exercise price of $19.75 per share; and

•	an aggregate of 68,635 shares of Class A Common Stock reserved for future issuance under the 2009 Option Plan, and an aggregate of 329,500 shares of Class A Common Stock reserved for future issuance under the 2013 Stock Incentive Plan.

(2)	After giving effect to conversion or exchange of such shares of Class B Common Stock into shares of Class A Common Stock, and exercise of the Warrants.

Summary Historical Consolidated Financial Data

The following table sets forth our summary historical consolidated financial data for the periods and as of the dates indicated. You should read this information in conjunction with “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The summary historical consolidated financial information as of and for the three and six months ended June 30, 2014 and 2013 is derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus. The summary historical consolidated financial information set forth below as of and for the years ended December 31, 2013 and 2012 is derived from our audited consolidated financial statements included elsewhere in this prospectus. Our historical results shown below and elsewhere in this prospectus are not necessarily indicative of our future performance.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except share and per share data)	2014	2013	2014	2013
Selected Results of Operations Data
Interest income	$48,452	$36,154	$93,370	$70,611
Interest expense	7,299	5,682	13,872	11,052
Net interest income	41,153	30,472	79,498	59,559
Provision for loan losses	3,236	473	4,326	1,569
Net interest income after provision	37,917	29,999	75,172	57,990
Non-interest income	6,690	3,660	9,238	6,344
Non-interest expense	30,744	27,455	65,210	53,982
Income before income tax expense	13,863	6,204	19,200	10,352
Income tax provision expense	4,697	1,927	6,506	3,577
Net income	9,166	4,277	12,694	6,775
Per Share Data
Earnings per share
Basic	$0.26	$0.12	$0.35	$0.18
Diluted	$0.26	$0.12	$0.35	$0.18
Tangible book value per share (1)	$18.11	$17.12	$18.11	$17.12
Weighted average shares outstanding
Basic	35,892,154	37,011,598	35,892,154	37,011,598
Diluted	35,896,207	37,015,889	35,896,257	37,014,579

		Year Ended December 31,
(Dollars in thousands, except share and per share data)		2013	2012
Selected Results of Operations Data
Interest income		$145,263	$148,834
Interest expense		22,940	27,506
Net interest income		122,323	121,328
Provision for loan losses		2,914	26,101
Net interest income after provision		119,409	95,227
Non-interest income		10,942	19,295
Non-interest expense		104,308	121,749
Income (loss) before income tax expense (benefit)		26,043	(7,227)
Income tax provision expense (benefit)		8,872	(2,399)
Net income (loss)		17,171	(4,828)
Per Share Data
Earnings (loss) per share
Basic		$0.46	$(0.13)
Diluted		$0.46	$(0.13)
Tangible book value per share (1)		$18.85	$18.57
Weighted average shares outstanding
Basic		36,947,192	37,011,598
Diluted		36,949,129	37,011,598

	June 30, 2014	December 31,
(Dollars in thousands)		2013	2012
Selected Balance Sheet Data
Cash and cash equivalents	$130,610	$239,217	$96,220
Investment securities	1,781,030	1,182,323	1,505,112
Loans held for sale	1,492	—	—
Loans receivable, net	3,245,768	2,244,051	1,342,365
Loans not covered under FDIC loss sharing agreements, gross	2,937,129	1,899,529	883,138
Loans covered under FDIC loss sharing agreements, gross	326,523	359,255	478,176
FDIC loss share indemnification asset	74,853	87,229	125,949
Other real estate owned	80,988	34,682	57,767
Goodwill and other intangible assets	89,466	39,369	40,895
Other assets	237,501	146,499	76,753
Total assets	5,641,708	3,973,370	3,245,061
Total deposits	3,958,266	2,793,533	2,190,340
Borrowings	855,300	435,866	271,642
Other liabilities	88,694	27,857	54,905
Total liabilities	4,902,260	3,257,256	2,516,887
Stockholders’ equity	739,448	716,114	728,174
Total liabilities and stockholders’ equity	5,641,708	3,973,370	3,245,061
Tangible stockholders’ equity (1)	649,982	676,745	687,279

(1)	See “Selected Historical Consolidated Financial Data—GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

	Three Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012
Performance Ratios
Interest rate spread	3.26%	3.60%	3.58%	3.77%
Net interest margin	3.39%	3.88%	3.80%	4.01%
Return on average assets	0.69%	0.50%	0.49%	-0.14%
Return on average equity	5.02%	2.33%	2.35%	-0.67%
Efficiency ratio (bank level) (1)	64.26%	80.44%	75.03%	83.21%
Average interest-earning assets to average interest bearing liabilities	117.15%	132.32%	130.50%	125.61%
Loans receivable to deposits	82.45%	67.14%	80.86%	62.15%
Yield on interest-earning assets	3.96%	4.56%	4.51%	4.91%
Cost of interest-bearing liabilities	0.70%	0.96%	0.93%	1.14%
Asset and Credit Quality Ratios—Total loans
Nonperforming loans to loans receivable (2)	1.07%	1.78%	1.51%	0.73%
Nonperforming assets to total assets (3)	2.06%	2.09%	1.73%	2.09%
Covered loans to total gross loans	10.00%	25.87%	15.90%	35.13%
ALL to nonperforming assets	15.42%	21.21%	21.40%	27.98%
ALL to total gross loans	0.55%	0.95%	0.65%	1.39%
Asset and Credit Quality Ratios—New loans
Nonperforming new loans to total new loans receivable (2)	0.01%	0.00%	0.06%	0.07%
New loan ALL to total gross new loans	0.54%	0.50%	0.47%	0.71%
Asset and Credit Quality Ratios—Acquired loans
Nonperforming acquired loans to total acquired loans receivable (2)	3.63%	5.18%	6.78%	1.50%
Covered acquired loans to total gross acquired loans	34.11%	75.32%	73.60%	75.70%
Acquired loan ALL to total gross acquired loans	0.57%	1.82%	1.32%	2.18%
Capital Ratios (Company)
Average equity to average total assets	13.7%	21.5%	20.9%	21.2%
Tangible average equity to tangible average assets (4)	12.2%	20.6%	20.0%	20.2%
Tangible common equity ratio (4)	11.7%	19.6%	17.2%	21.5%
Tier 1 leverage ratio	12.0%	20.2%	18.0%	20.6%
Tier 1 risk-based capital ratio	16.0%	30.9%	24.8%	36.1%
Total risk-based capital ratio	16.5%	31.6%	25.3%	37.1%
Capital Ratios (Bank)
Average equity to average total assets	11.9%	13.8%	13.4%	12.9%
Tangible common equity ratio	10.4%	12.1%	11.5%	12.7%
Tier 1 leverage ratio	10.8%	12.4%	12.0%	12.1%
Tier 1 risk-based capital ratio	14.4%	19.2%	16.7%	21.2%
Total risk-based capital ratio	14.9%	20.0%	17.3%	22.2%

(1)	Non-interest expense over (net interest income plus non-interest income). Includes amortization expense of FDIC loss share indemnification asset and FDIC clawback liability.
(2)	Nonperforming loans include loans in non-accrual status.
(3)	Nonperforming assets include loans in non-accrual status and OREO.
(4)	See “Selected Historical Consolidated Financial Data—GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

RISK FACTORS

Investing in our Class A Common Stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this prospectus, before deciding whether to invest in our Class A Common Stock. If any of the events highlighted in the following risks actually occurs, our business, results of operations or financial condition would likely suffer. In such an event, the trading price of our Class A Common Stock could decline and you could lose all or part of your investment.

Risks Related to Our Business and Industry

We completed nine acquisitions between 2010 and 2014 and thus have a limited operating history as a single entity from which investors can evaluate our profitability and prospects.

The Company was organized in April 2009, acquired certain of the assets and assumed certain liabilities of eight failed banks in 2010 and 2011, and made a significant acquisition of an open bank—Great Florida Bank—which closed in January 2014. We have completed the process of integrating all of the acquired banking platforms into a single unified operating platform; however our limited time as the assignee of certain of the assets and liabilities of the Old Failed Banks and the successor to the operations of Great Florida Bank may make it difficult to predict our future prospects and financial performance based on the prior performance of the Old Failed Banks and Great Florida Bank.

We may not be able to effectively manage our growth.

We became a relatively large organization in a short period of time. Our operating results depend, to a large extent, on our ability to successfully manage our rapid growth and our ability to continue to recruit and retain qualified employees, especially seasoned relationship bankers. Our business plan includes, and is dependent upon, hiring and retaining highly qualified and motivated executives and employees at every level and, in particular, bankers that have long-standing relationships within their communities in order to grow our organic banking business. We expect these professionals will bring with them valuable customer relationships, and they will be an integral part of our ability to attract and grow deposits, generate new loan origination and grow in our market areas. We expect to experience substantial competition in our endeavor to identify, hire and retain the top-quality employees that we believe are key to our success. If we are unable to continue to hire and retain qualified employees, we may not be able to successfully execute our business strategy. If we are unable to effectively manage and grow the Bank, our business and our consolidated results of operations and financial condition could be materially and adversely impacted.

Our current asset mix and our current investments may not be indicative of our future asset mix and investments, which may make it difficult to predict our future financial and operating performance.

Certain factors make it difficult to predict our future financial and operating performance including, among others: (i) our current asset mix may not be representative of our anticipated future asset mix and may change as we continue to execute on our plans for organic loan origination and banking activities and potentially grow through future acquisitions; (ii) our significant liquid securities portfolio may not necessarily be representative of our future liquid securities position; and (iii) our cost structure and capital expenditure requirements during the periods for which financial information is available may not be reflective of our anticipated cost structure and capital spending as we continue to realize efficiencies in our business, integrate future acquisitions and continue to grow our organic banking platform.

Since a significant portion of our revenue since inception was generated from accretion income on acquired loans, which over time has largely been replaced with performing interest-earning assets, the failure to generate sufficient new loan origination and other asset growth could have an adverse impact on our future financial condition and earnings.

As a result of our FDIC-assisted acquisitions, a significant portion of our current interest income has been derived from the realization of accretable discounts on acquired loans. For the six months ended June 30, 2014, we recognized $37.8 million of interest income, or 40.5% of total interest income. For the year ended December 31, 2013, we recognized $64.9 million of interest income, or 44.6% of total interest income, and for the year ended December 31, 2012, we recognized $90.6 million of interest income, or 60.9% of total interest income, in each case, from the accretable discounts on our acquired loans. While our new loan portfolio has grown significantly over the last two years and represents 71% of our outstanding loans at June 30, 2014, if we are unable to continue to replace the remaining acquired loans and related interest income with new performing loans, our financial condition and earnings may be adversely affected.

Failure to comply with the terms of our loss sharing agreements with the FDIC may result in significant losses and the expiration of certain loss share agreements will result in the conversion of Covered Loans to Uncovered Loans.

We purchased certain of the assets and assumed certain of the liabilities of the Old Failed Banks from the FDIC, and presently a substantial portion of our revenue is derived from those assets. A significant portion of the losses related to the Covered Assets acquired in six of those transactions will be borne by the FDIC. We are subject to audit by the FDIC at its discretion to ensure we are in compliance with the terms of the corresponding loss sharing agreements. We may experience difficulties in complying with the terms of such loss sharing agreements, which could result in the loss of some or all of the loss sharing coverage and our being required to recognize the full amount of any such uncovered losses. Any significant loss of coverage would have a material adverse effect on our business. Further, each loss share agreement with the FDIC expires after 10 years for residential loans and 5 years for commercial loans. Thus, certain of our loss share agreements with the FDIC begin to expire in January 2015, thus essentially converting the Covered Loans to which such agreements relate into Uncovered Loans.

If we fail to effectively manage credit risk, our business and financial condition will suffer.

There are risks inherent in making or purchasing any loan, including risks with respect to the period of time over which the loan may be repaid, risks relating to proper loan underwriting and guidelines, risks resulting from changes in economic and industry conditions, risks inherent in dealing with individual borrowers and risks resulting from uncertainties as to the future value of collateral. As of June 30, 2014, approximately 29% of loans held by the Bank were acquired through the Acquisitions. In addition, we continue to grow our commercial loan origination business. There is no assurance that our credit risk monitoring and loan approval procedures are or will be adequate or will reduce the inherent risks associated with lending. Our credit administration personnel, policies and procedures may not adequately adapt to changes in economic or any other conditions affecting customers and the quality of our loan portfolio. Any failure to manage such credit risks may materially adversely affect our business and our consolidated results of operations and financial condition.

Economic and market developments, including the potential for inflation, may have an adverse effect on our business, possibly in ways that are not predictable or that we may fail to anticipate.

Economic and market disruptions that have existed in recent years and the potential for future economic disruptions and increase in inflation present considerable risks and challenges to us. Dramatic declines in the housing market and increasing business failures in the recent past have negatively impacted the performance of mortgage, commercial and construction loans and resulted in significant write downs of assets by many financial institutions. General downward economic trends, reduced availability of commercial credit and high unemployment have also negatively impacted the credit performance of commercial and consumer loans, resulting in additional write downs. These risks and challenges have significantly diminished overall confidence in the national economy, the financial markets and many financial institutions. This reduced confidence could further compound the overall market disruptions and risks to banks and bank holding companies, including us. These conditions, among others, are some of the factors that ultimately led to the failure of the failed banks whose assets we purchased from the FDIC, as receiver. Although, as a new market entrant in 2010, we benefited from these market dislocations as reflected in our purchase price for the acquired assets, continuation or further deterioration of weak real estate markets and related impacts, including increasing foreclosures, business failures and unemployment, may adversely affect our results of operations, especially as we attempt to increase our loan origination activities which will not be protected by loss sharing arrangements with the FDIC. A decline in real estate values could also lead to higher charge-offs in the event of defaults in our real estate loan portfolio. To the extent that our business may be similar in certain respects to the failed banks whose assets and liabilities we acquired, and that we may be serving the same general customer base with portions of a product mix which may be similar to that of the failed banks, there is no guarantee that similar economic conditions to those which adversely affected the failed banks’ results of operations will not similarly adversely affect our results of operations.

Our business and operations are located in Florida, which experienced economic difficulties worse than many other parts of the United States during the last economic cycle, and as a result we are highly susceptible to downturns in the Florida economy.

In addition to general, regional, national and international economic conditions, our operating performance will be impacted by the economic conditions in Florida. During the most recent economic downturn, Florida was affected disproportionately relative to the rest of the country. As of December 2007, Florida’s unemployment rate was in line with the national average at 4.7% compared to 4.5% for the nation. By December 2009, Florida’s state unemployment rate was 11.6% relative to the national average of 8.8%, as reported by SNL Financial. Additionally, Florida’s GDP was significantly impacted. In 2009, Florida’s GDP decreased 5.9% nearly double the national average of a 3.3% decline, as reported by the U.S. Bureau of Economic Analysis. Furthermore, Florida experienced significant volatility in real estate prices with home prices decreasing by approximately 50% from peak to trough in Miami, Orlando, and Tampa. These factors along with disruption in the credit markets and decreased availability of financing for commercial borrowers in Florida resulted in low consumer confidence, depressed real estate markets and a regional economic performance that trailed the United States as a whole. These conditions may continue or worsen in Florida, even if the general economic conditions in the United States show continued signs of improvement. In addition, the Florida economy is largely dependent on the tourism industry. If there is a significant decline in tourism, the resulting economic effect could have a material negative impact on our operating results by reducing our growth prospects, affecting the ability of our customers to repay their loans to us and generally adversely affecting our financial condition.

As of June 30, 2014, approximately 49.2% of our loan portfolio was secured by commercial properties and approximately 24.7% of our loan portfolio was secured by residential properties, in each case including properties under construction, located primarily in Florida. A substantial portion of our future loan activities may involve commercial and residential properties in Florida. A concentration of our loans in Florida subjects us to the risk that a failure of the Florida economy to recover or a further downturn could result in a lower than expected loan origination volume and higher than expected delinquency and foreclosure rates or losses on loans. Further, if Florida real estate markets do not recover, it will become more difficult and costly for us to liquidate foreclosed properties. The occurrence of a natural disaster in Florida, such as a hurricane, tropical storm or other severe weather event, or a manmade disaster could negatively impact regional economic conditions, cause a decline in the value or destruction of mortgaged properties and an increase in the risk of delinquencies, foreclosures or loss on loans originated by us, damage our banking facilities and offices and negatively impact our growth strategy. In addition, many residents and businesses in Florida have incurred significantly higher property and casualty insurance premiums on their properties, which has and may continue to adversely affect real estate sales and values in our markets. We may suffer further losses due to the decline in the value of the properties underlying our mortgage loans, which could have a material adverse impact on our operations. Any individual factor or a combination of factors could materially negatively impact our business, financial condition, results of operations and prospects. A high rate of foreclosures or loan delinquencies, particularly if those loans were not covered by loss sharing agreements, could have a material adverse effect on our operations and our business.

Changes in national and local economic conditions could lead to higher loan charge-offs which could have a material adverse impact on our business.

Although the loan portfolios acquired in the Failed Bank Acquisitions have been initially accounted for at fair value, impairment may result in additional charge-offs to the portfolio. The fluctuations in national, regional and local economic conditions, including those related to local residential, commercial real estate and construction markets, may increase the level of charge-offs that we make to our loan portfolio, including any loans we originate or acquire in the future, and, consequently, reduce our net income. These fluctuations are not predictable, cannot be controlled and may have a material adverse impact on our operations and financial condition even if other favorable events occur.

Although we have entered into loss sharing agreements with the FDIC in six of the eight Failed Bank Acquisitions, which provide that a significant portion of losses related to those Covered Assets will be borne by the FDIC, we are not protected against all losses resulting from charge-offs with respect to those loan portfolios. In addition, none of the Bank’s new loans nor any of the assets acquired in the acquisitions of Old Sunshine and Old FPB are covered by loss sharing agreements. Additionally, the loss sharing agreements have fixed terms. Any charge-off that we experience after the loss sharing agreements expire will not be reimbursed by the FDIC and would negatively impact our net income. If any of those events occur, our losses could increase. For a more detailed discussion of the loss sharing agreements, see “Business—Acquisitions.”

Many of our loans are to commercial borrowers, which have a higher degree of risk than other types of loans.

As of June 30, 2014, commercial and industrial loans constituted $851.9 million, or 26.1%, and commercial real estate loans constituted $1.40 billion, or 42.8%, of our total loan portfolio. We expect that over time, new loan originations will be more focused on commercial and industrial loans. To the extent that the Bank extends credit to commercial borrowers (both commercial and industrial borrowers and commercial real estate borrowers), such loans may involve greater risks than other types of lending. Because payments on such loans are often dependent on the successful operation or development of the property or business involved, repayment of such loans is more sensitive than other types of loans to adverse conditions in the real estate market or the general economy. Unlike residential mortgage loans, which generally are made on the basis of the borrowers’ ability to make repayment from their employment and other income and which are secured by real property whose value tends to be more easily ascertainable, commercial loans typically are made on the basis of the borrowers’ ability to make repayment from the cash flow of the related commercial venture. If the cash flow from business operations is reduced, the borrower’s ability to repay the loan may be impaired. Due to the larger average size of a commercial loan in comparison to other loans such as residential loans, as well as the collateral which is generally less readily-marketable, losses incurred on a small number of commercial loans, to the extent not covered by FDIC loss share arrangements, could have a material adverse impact on our financial condition and results of operations. In addition, commercial loan customers often have the ability to fund current interest payments through additional borrowings, and as a result the actual credit risk associated with these customers may be worse than anticipated.

The performance of our residential loan portfolio depends in part upon a third-party service provider and a failure by this third party to perform its obligations could adversely affect our results of operations or financial condition.

Substantially all of our residential loans are serviced by Dovenmuehle Mortgage, Inc., or DMI, which provides both primary servicing and special servicing. Primary servicing includes the collection of regular payments, processing of taxes and insurance, processing of payoffs, handling borrower inquiries and reporting to the borrower. Special servicing is focused on borrowers who are delinquent or on loans which are more complex or in need of more hands-on attention. If the housing market worsens, the number of delinquent mortgage loans serviced by DMI could increase. In the event that DMI, or any third-party servicer we may use in the future, fails to perform its servicing duties or performs those duties inadequately, we could experience a temporary interruption in collecting principal and interest, sustain credit losses on our loans or incur additional costs associated with obtaining a replacement servicer. Any of these events could have a material adverse impact on our results of operations or financial condition. Similarly, if DMI or any future third-party mortgage loan servicer becomes ineligible, unwilling or unable to continue to perform servicing activities, we could incur additional costs to obtain a replacement servicer and there can be no assurance that a replacement servicer could be retained in a timely manner or at similar rates.

We are exposed to risk of environmental liabilities with respect to properties to which we take title.

In the course of our business, we may own or foreclose and take title to real estate, and we could become subject to environmental liabilities with respect to these properties. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, if we were to become the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

We are subject to losses due to the errors or fraudulent behavior of employees or third parties.

We are exposed to many types of operational risk, including the risk of fraud by employees and outsiders, clerical recordkeeping errors and transactional errors. Our business is dependent on our employees as well as third-party service providers to process a large number of increasingly complex transactions. We could be materially adversely affected if one of our employees causes a significant operational breakdown or failure, either as a result of human error or where an individual purposefully sabotages or fraudulently manipulates our operations or systems. When we originate loans, we rely upon information supplied by loan applicants and third parties, including the information contained in the loan application, property appraisal and title information, if applicable, and employment and income documentation provided by third parties. If any of this information is misrepresented and such misrepresentation is not detected prior to loan funding, we generally bear the risk of loss associated with the misrepresentation. Any of these occurrences could result in a diminished ability of us to operate our business, potential liability to customers, reputational damage and regulatory intervention, which could negatively impact our business, financial condition and results of operations.

Our deposit insurance premiums could be substantially higher in the future, which could have a material adverse effect on our future earnings.

The FDIC insures deposits at FDIC-insured depository institutions, such as the Bank, up to applicable limits. The amount of a particular institution’s deposit insurance assessment is based on that institution’s risk classification under an FDIC risk-based assessment system. An institution’s risk classification is assigned based on its capital levels and the level of supervisory concern the institution poses to its regulators. Recent market developments and bank failures significantly depleted the FDIC’s deposit insurance fund, or DIF, and reduced the ratio of reserves to insured deposits. As a result of recent economic conditions and the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank Act, banks are now assessed deposit insurance premiums based on the bank’s average consolidated total assets, and the FDIC has modified certain risk-based adjustments which increase or decrease a bank’s overall assessment rate. This has resulted in increases to the deposit insurance assessment rates and thus raised deposit premiums for insured depository institutions. If these increases are insufficient for the DIF to meet its funding requirements, further special assessments or increases in deposit insurance premiums may be required. We are generally unable to control the amount of premiums that we are required to pay for FDIC insurance. If there are additional bank or financial institution failures, we may be required to pay even higher FDIC premiums than the recently increased levels. Any future additional assessments, increases or required prepayments in FDIC insurance premiums could reduce our profitability, may limit our ability to pursue certain business opportunities, or otherwise negatively impact our operations.

Changes in interest rates could negatively impact our net interest income, weaken demand for our products and services or harm our results of operations and cash flows.

Our earnings and cash flows are largely dependent upon net interest income, which is the difference between interest income earned on interest-earning assets such as loans and securities and interest expense paid on interest-bearing liabilities such as deposits and borrowed funds. Interest rates are highly sensitive to many factors that are beyond our control, including general economic conditions and policies of various governmental and regulatory agencies, particularly the Board of Governors of the Federal Reserve System, or the Federal Reserve. Changes in monetary policy, including changes in interest rates, could influence the interest we receive on loans and securities and the amount of interest we pay on deposits and borrowings, but such changes could also adversely affect (1) our ability to originate loans and obtain deposits, (2) the fair value of our financial assets and liabilities, (3) our ability to realize gains on the sale of assets and (4) the average duration of our mortgage-backed investment securities portfolio. An increase in interest rates may reduce customers’ desire to borrow money from us as it increases their borrowing costs and may potentially adversely affect their ability to pay the principal or interest on loans. A portion of our loan portfolios are floating rate loans. Consequently, an increase in interest rates may lead to an increase in nonperforming assets and a reduction of income recognized, which could harm our results of operations and cash flows. In contrast, decreasing interest rates may have the effect of causing customers to refinance loans faster than originally anticipated. Any substantial, unexpected or prolonged change in market interest rates could have a material adverse effect on net interest income, asset quality, loan origination volume, financial condition, results of operations and loan prospects.

The fair value of our investment securities can fluctuate due to market conditions out of our control.

As of June 30, 2014, the fair value of the Company’s investment securities portfolio was approximately $1.78 billion. Factors beyond our control can significantly influence the fair value of securities in our portfolio and can cause potential adverse changes to the fair value of these securities. These factors include but are not limited to rating agency downgrades of the securities, defaults by the issuer or with respect to the underlying securities, changes in market interest rates and continued instability in the credit markets. In addition, we have historically taken a conservative investment approach, with concentrations of government issuances of short duration. In the future, we may seek to increase yields through more aggressive investment strategies, which may include a greater percentage of corporate issuances and structured credit products. Any of these mentioned factors, among others, could cause other- than-temporary impairments in future periods and result in realized losses, which could have a material adverse effect on our business.

Any requested or required changes in how we determine the impact of loss share accounting on our financial information could have a material adverse effect on our reported results.

Our financial results are significantly affected by the application of loss share accounting, which is subject to assumptions and judgments made by us and the regulatory agencies to whom we report such information. Loss share accounting is a complex accounting methodology. If these assumptions are incorrect, any change or modification could have a material adverse effect on our financial condition, operations or our previously reported results. As such, any financial information generated through the use of loss share accounting is subject to modification or change. Any significant modification or change in such information could have a material adverse effect on our results of operations and our previously reported results.

Our financial information reflects the application of acquisition accounting. Any change in the assumptions used in such methodology could have an adverse effect on our results of operations.

As we acquired substantially all of our operating assets and assumed substantially all of our liabilities from third parties, our financial results are heavily influenced by the application of acquisition accounting. Acquisition accounting requires management to make assumptions regarding the assets purchased and liabilities assumed to determine their fair market value. If these assumptions are incorrect, any change or modification required could have a material adverse effect on our financial condition, operations or our previously reported results.

We depend on our senior management team, and the unexpected loss of one or more of our senior executives could adversely affect our business and financial results.

Our future success significantly depends on the continued services and performance of our key management personnel and our future performance will depend on our ability to motivate and retain these and other key personnel. The loss of the services of members of our senior management, or other key employees, or the inability to attract additional qualified personnel as needed, could materially and adversely affect our businesses and our consolidated results of operations and financial condition.

We may not be able to maintain a strong core deposit base or other low-cost funding sources.

We depend on checking, savings and money market deposit account balances and other forms of customer deposits as our primary source of funding for our lending activities. Our future growth will largely depend on our ability to maintain and grow a strong deposit base. We are also working to transition certain of our customers to lower cost traditional banking services as higher cost funding sources, such as high interest certificates of deposit, mature. There is no assurance customers will transition to lower yielding savings and investment products or continue their business with the Bank, which could adversely affect our operations. Further, even if we are able to grow and maintain our deposit base, the account and deposit balances can decrease when customers perceive alternative investments, such as the stock market, as providing a better risk/return tradeoff. If customers move money out of bank deposits and into investments (or similar deposit products at other institutions that may provide a higher rate of return), we could lose a relatively low cost source of funds, increasing our funding costs and reducing our net interest income and net income. Additionally, any such loss of funds could result in lower loan originations, which could materially negatively impact our growth strategy.

We may not be able to meet the cash flow requirements of our depositors and borrowers if we do not maintain sufficient liquidity.

Liquidity is the ability to meet current and future cash flow needs on a timely basis at a reasonable cost. The Bank’s liquidity is used to make loans and to repay deposit liabilities as they become due or are demanded by customers. Potential alternative sources of liquidity include federal funds purchased and securities sold under repurchase agreements. The Bank maintains a portfolio of investment securities that may be used as a secondary source of liquidity to the extent the securities are not pledged for collateral. However, we do not expect to maintain our current level of investment securities (relative to the size of our business) as we pursue our acquisition growth strategy. Other potential sources of liquidity include the sale or securitization of loans, the utilization of available government and regulatory assistance programs, the ability to acquire national market non-core deposits, the issuance of additional collateralized borrowings such as Federal Home Loan Bank of Atlanta, or FHLB, advances, the issuance of debt securities, issuance of equity securities and borrowings through the Federal Reserve’s discount window. However, there can be no assurance that these sources will continue to be available to us on terms acceptable to us or at all. Although we currently have sufficient liquidity to meet the anticipated cash flow requirements of our depositors and borrowers, there is no guarantee that we will continue to maintain such liquidity. Without sufficient liquidity, we may not be able to meet the cash flow requirements of our depositors and borrowers, which in turn could have a material adverse impact on our operations.

The borrowing needs of our clients may be unpredictable, especially during a challenging economic environment. We may not be able to meet our unfunded credit commitments, or adequately reserve for losses associated with our unfunded credit commitments, which could have a material adverse effect on our business, financial condition, results of operations and reputation.

A commitment to extend credit is a formal agreement to lend funds to a client as long as there is no violation of any condition established under the agreement. The actual borrowing needs of our clients under these credit commitments have historically been lower than the contractual amount of the commitments. A significant portion of these commitments expire without being drawn upon. Because of the credit profile of our clients, we typically have a substantial amount of total unfunded credit commitments, which is reflected off our balance sheet. Actual borrowing needs of our clients may exceed our expected funding requirements, especially during a challenging economic environment when our client companies may be more dependent on our credit commitments due to the lack of available credit elsewhere, the increasing costs of credit, or the limited availability of financings from venture firms. In addition, limited partner investors of our venture capital clients may fail to meet their underlying investment commitments due to liquidity or other financing issues, which may increase our clients’ borrowing needs. Any failure to meet our unfunded credit commitments in accordance with the actual borrowing needs of our clients may have a material adverse effect on our business, financial condition, results of operations and reputation.

An inadequate allowance for loan losses (ALL) would reduce our earnings.

Neither the loans acquired from Old Sunshine, Old FPB, or Great Florida Bank, nor any loan we originate (including loans in which we participate), are covered by any loss sharing arrangement with the FDIC. As we increase our loan origination and other product offerings, the percentage of assets not covered by the FDIC loss sharing agreements that make up our loan portfolio will increase. As such, the long-term success of our business will be largely attributable to the quality of our assets, particularly newly-originated loans. The risk of loss on originated loans not covered by FDIC loss sharing agreements that we hold on our balance sheet will vary with, among other things, general economic conditions, the relative product mix of loans being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for the loan. For our new loans, we will maintain an allowance for loan losses, or ALL, based on, among other things, historical rates, an evaluation of economic conditions, regular reviews of delinquencies and loan portfolio quality, and regulatory requirements. We account for loans acquired through business combination with deteriorated credit quality since origination under Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, or ASC 310-30. For ASC 310-30 pools, a specific valuation allowance is established when it is probable that the Company will be unable to collect all of the cash flows expected at the acquisition date, plus the additional cash flows expected to be collected arising from changes in estimates after acquisition. Based upon the foregoing factors, we make assumptions and judgments about the ultimate collectability of loans and provide an allowance for probable loan losses based upon a percentage of the outstanding balances and for specific loans when their ultimate collectability is considered questionable. If any of these assumptions are incorrect, it could have a material adverse effect on our earnings.

If borrowers and guarantors fail to perform as required by the terms of their loans, we will sustain losses.

Over time, as a more significant portion of our loan portfolio consists of loans originated by us or are otherwise not covered by any loss sharing arrangement, a significant source of risk arises from the possibility that losses will be sustained if the Bank’s borrowers and guarantors fail to perform in accordance with the terms of their loans and guaranties. This risk increases when the economy is weak. We have implemented underwriting and credit monitoring procedures and credit policies, including the establishment and review of the ALL, that we believe are appropriate to reduce this risk by assessing the likelihood of nonperformance and we are in the process of diversifying our credit portfolio. These policies and procedures, however, may not prevent unexpected losses that could materially adversely affect our results of operations.

Lack of seasoning of our loan portfolio may increase the risk of credit defaults in the future.

Due to the growth of the Bank over the past several years, a portion of the loans in our loan portfolio and our lending relationships are of relatively recent origin. As of June 30, 2014, new loans originated within the previous 24-month period totaled $2.03 billion, or 88.0%, of total new loans held by the Company. In general, loans do not begin to show signs of credit deterioration or default until they have been outstanding for some period of time, a process we refer to as “seasoning.” As a result, a portfolio of older loans will usually behave more predictably than a portfolio of newer loans. Because our loan portfolio is relatively new, the current level of delinquencies and defaults may not be representative of the level that will prevail when the portfolio becomes more seasoned, which may be higher than current levels. If delinquencies and defaults increase, we may be required to increase our provision for loan losses, which would adversely affect our results of operations and financial condition.

Our acquisition of assets and assumption of deposits and other liabilities of failed banks involve a number of special risks.

Our acquisition of certain assets and assumption of certain liabilities of each of the Old Failed Banks followed the determination by these banks’ primary regulators that such banks had failed and the appointment of the FDIC as receiver. Although FDIC-assisted transactions mitigate certain risks, such as sharing exposure to loan losses and providing indemnification against certain liabilities of the failed institution (other than the acquisitions related to Old Sunshine and Old FPB), we are (and could be with respect to the Great Florida Acquisition and future similar transactions) subject to many of the same risks we would face in acquiring a non-failed bank in a negotiated transaction, including risks associated with stability of the deposit base, maintaining customer relationships and failure to realize the anticipated acquisition benefits in the amounts and within the timeframes we expect. In addition, because these acquisitions were conducted by the FDIC in a manner that did not allow us the time and access to information normally associated with preparing for and evaluating a negotiated acquisition, we may face additional risks, including additional strain on management resources, management of problem loans, integration of personnel and operating systems and impact to our capital resources requiring us to raise additional capital.

There may be key employees that have more knowledge or expertise about the history, region or past practices of the Old Failed Banks. Such key employees may also have important relationship ties with the community and one or more significant existing or potential customers. If we lose such key employees or if we fail to attract qualified personnel to meet our needs, our ability to continue to maintain and grow our businesses may suffer and our consolidated results of operations and financial condition may be materially and adversely impacted.

There is no assurance that we will be successful in overcoming these risks or any other problems encountered in connection with our FDIC-assisted transactions. Although we have entered into loss sharing agreements with the FDIC in connection with our acquisitions of loans from each of the Old Failed Banks (except for Old Sunshine and Old FPB), we cannot guarantee that we will be able to adequately manage the acquired loan portfolios within the limits of the loss protections already provided by the FDIC or in any future FDIC-assisted acquisition. Further, we may determine even in the context of future acquisitions of failed banks from the FDIC to acquire such banks without the benefit of loss share protection, in whole or in part. Our inability to overcome these risks could have a material adverse effect on our business, financial condition and operations.

We are dependent on our information technology and telecommunications systems and third-party servicers, and systems failures, interruptions or breaches of security could have a material adverse effect on our financial condition and results of operations.

Our business is highly dependent on the successful and uninterrupted functioning of our information technology and telecommunications systems and third-party servicers. We outsource many of our major systems, such as data processing, loan servicing and deposit processing systems. The failure of these systems, or the termination of a third-party software license or service agreement on which any of these systems is based, could interrupt our operations. Because our information technology and telecommunications systems interface with and depend on third-party systems, we could experience service denials if demand for such services exceeds capacity or such third-party systems fail or experience interruptions. If sustained or repeated, a system failure or service denial could result in a deterioration of our ability to process new and renewal loans, gather deposits and provide customer service, compromise our ability to operate effectively, damage our reputation, result in a loss of customer business and/or subject us to additional regulatory scrutiny and possible financial liability, any of which could have a material adverse effect on our financial condition and results of operations.

In addition, we provide our customers the ability to bank remotely, including online over the Internet. The secure transmission of confidential information is a critical element of remote banking. Our network could be vulnerable to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches. We may be required to spend significant capital and other resources to protect against the threat of security breaches and computer viruses, or to alleviate problems caused by security breaches or viruses. Further, we outsource some of the data processing functions used for remote banking, and accordingly we are dependent on the expertise and performance of our third-party providers. To the extent that our activities, the activities of our customers, or the activities of our third-party service providers involve the storage and transmission of confidential information, security breaches and viruses could expose us to claims, litigation and other possible liabilities. Any inability to prevent security breaches or computer viruses could also cause existing customers to lose confidence in our systems and could adversely affect our reputation, results of operations and ability to attract and maintain customers and businesses. In addition, a security breach could also subject us to additional regulatory scrutiny, expose us to civil litigation and possible financial liability and cause reputational damage.

We rely on third parties to provide us with a variety of financial service products to offer our customers.

We rely on third parties, including Elan Services, Raymond James Financial Services and PNC Financial Services Group, or PNC Financial, who provide us with a variety of financial service products such as derivative and trade finance products, including interest rate swaps, as well as the offering of various investment related products for our retail customers. Any failure by such third parties to continue to provide, and any interruption in our ability to continue to offer, such products to our customers could have a material adverse effect on our results of operations.

We face strong competition from financial services companies and other companies that offer banking services which could negatively affect our business.

We currently conduct our banking operations primarily in Miami-Dade, Broward, Collier, Lee, Hendry, Charlotte, Palm Beach, Volusia, Sarasota, Orange, Seminole, Brevard, Hernando, St. Lucie, Martin and Indian River counties, all of which are located in Florida. We may not be able to compete successfully against current and future competitors, which may result in fewer customers and reduced loans and deposits. Many competitors offer banking services identical to those offered by us in our service areas. These competitors include national banks, regional banks and community banks. We also face competition from many other types of financial institutions, including without limitation, savings and loan institutions, finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries. Some of these competitors may have a long history of successful operations in our markets and have greater ties to local businesses and banking relationships, as well as a more well-established depositor base. Competitors with greater resources may possess an advantage by being capable of maintaining numerous banking locations in more convenient locations, owning more ATMs and conducting extensive promotional and advertising campaigns or operating at a lower fixed-cost basis through the Internet.

Additionally, banks and other financial institutions with larger capitalizations and financial intermediaries (some of which are not subject to bank regulatory restrictions) have larger lending limits than we have and thereby are able to serve the credit needs of larger customers. Specific areas of competition include interest rates for loans and deposits, efforts to obtain deposits and range and quality of products and services provided, including new technology-driven products and services. Technological innovation continues to contribute to greater competition in domestic and international financial services markets as technological advances enable more companies to provide financial services. Non-local banks with web-based banking are able to compete for business, further increasing competition without having a physical presence in the Florida market.

Our ability to compete successfully depends on a number of factors, including, among other things:

•	the ability to develop, maintain and build upon long-term customer relationships based on quality service, high ethical standards and safe, sound assets;

•	the ability to expand our market position;

•	the scope, relevance and pricing of products and services offered to meet customer needs and demands;

•	the rate at which we introduce new products and services relative to our competitors; and

•	customer satisfaction with our level of service.

Failure to perform in any of these areas could significantly weaken our competitive position, which could adversely affect our growth and profitability, which, in turn, could materially harm our business, financial condition, results of operations and prospects.

The Bank’s ability to pay dividends or lend funds to us is subject to regulatory limitations, which, to the extent we are not able to access those funds, may impair our ability to accomplish our growth strategy and pay our operating expenses.

We have never paid a cash dividend; however, we may pay a cash dividend in the future. The payment of dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and our general financial conditions. We are a bank holding company and accordingly, any dividends paid by us are subject to various federal and state regulatory limitations. Since we are a bank holding company with no significant assets other than the capital stock of our banking subsidiary, if we exhaust the capital raised in our initial public offering and our prior offerings, we will need to depend upon dividends from the Bank for substantially all of our income or raise capital through future offerings. Accordingly, at such time, our ability to pay dividends to our stockholders will depend primarily upon the receipt of dividends or other capital distributions from the Bank. The Bank’s ability to pay dividends to us is subject to, among other things, its earnings, financial condition and need for funds, as well as applicable governmental policies and regulations, which limit the amount that may be paid as dividends without prior approval. In addition, the OCC Agreement imposes restrictions on the Bank’s ability to pay dividends, including requiring prior approval from the OCC before any dividends are paid. As such, we will have no ability to rely on dividends from the Bank. As a result, you may only receive a return on your investment in shares of our Class A Common Stock if its market price increases. See “Dividend Policy.”

Risks Related to Future Acquisitions

Future growth and expansion opportunities through acquisition involves risks and may not be successful, and our market value and profitability may suffer.

Growth through acquisitions of banks in open or FDIC-assisted transactions, as well as the selective acquisition of assets, deposits and branches, represent an important component of our business strategy. Any future acquisitions will be accompanied by the risks commonly encountered in any acquisitions. These risks include, among other things: credit risk associated with the acquired bank’s loans and investments; difficulty of integrating operations; retaining and integrating key personnel; and potential disruption of our existing business. We expect that competition for suitable acquisition targets may be significant. We cannot assure you that we will be able to successfully identify and acquire suitable acquisition targets on terms and conditions we consider to be acceptable.

Failed bank acquisitions involve risks similar to acquiring open banks even though the FDIC might provide assistance to mitigate certain risks, such as sharing in exposure to loan losses and providing indemnification against certain liabilities of the failed institution. However, because these acquisitions are typically conducted by the FDIC in a manner that does not allow the time typically taken for a due diligence review or for preparing the integration of an acquired institution, we may face additional risks in transactions with the FDIC. These risks include, among other things, accuracy or completeness of due diligence materials, the loss of customers and core deposits, strain on management resources related to collection and management of problem loans and problems related to integration and retention of personnel and operating systems. There can be no assurance that we will be successful in overcoming these risks or any other problems encountered in connection with acquisitions (including FDIC-assisted transactions), nor that any FDIC-assisted opportunities will be available to the Bank in the Bank’s market. Our inability to overcome these risks could have a material adverse effect on our ability to achieve our business strategy and maintain our market value and profitability.

Competitive and regulatory dynamics may make FDIC-assisted acquisition opportunities unacceptable to us.

Our business strategy includes the consideration of potential acquisitions of failing banks that the FDIC plans to place in receivership. The FDIC may not place banks that meet our strategic objectives into receivership. Failed bank transactions are attractive opportunities in part because of loss sharing arrangements with the FDIC that limit the acquirer’s downside risk on the purchased loan portfolio and, apart from our assumption of deposit liabilities, we have significant discretion as to the non-deposit liabilities that we assume. In addition, assets purchased from the FDIC are marked to their fair value and in many cases there is little or no addition to goodwill arising from an FDIC-assisted transaction.

The bidding process for failing banks in our desired markets has become very competitive, and the increased competition may make it more difficult for us to bid on terms we consider to be acceptable. Our prior acquisitions should be viewed in the context of the recent opportunities available to us as a result of the confluence of our access to capital at a time when market dislocations of historical proportions resulted in what we perceived as attractive asset acquisition opportunities.

Additionally, pursuant to the FDIC Policy, we are subject to significant regulatory burdens as a result of having previously acquired failed banks, including heightened capital requirements. For specific details of these requirements and restrictions see “Supervision and Regulation—FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions.” The FDIC has informed us that these requirements and restrictions of the FDIC Policy could be extended or reinstated if we complete additional failed bank acquisitions. As a result, we would consult closely with the FDIC prior to making any bid for a failed bank. It is possible that these regulatory burdens would make any failed bank acquisition undesirable and we would not place a bid. As economic and regulatory conditions change, we may be unable to execute this aspect of our growth strategy, which could impact our future earnings, reputation and results of operations.

As a result of acquisitions, we may be required to take write-downs or write-offs, as well as restructuring and impairment or other charges that could have a significant negative effect on our financial condition and results of operations.

We have conducted diligence in connection with our past acquisitions and must conduct due diligence investigations of any potential acquisition targets. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process and the fact that such efforts do not always lead to a consummated transaction. Even if we conduct extensive due diligence on an entity we decide to acquire, this diligence may not reveal all material issues that may affect a particular entity. In addition, factors outside the control of the entity and outside of our control may later arise. If, during the diligence process, we fail to identify issues specific to an entity or the environment in which the entity operates, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in other reporting losses. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may become subject if we obtain debt financing. The diligence process in failed bank transactions is also expedited due to the short acquisition timeline that is typical for failing depository institutions. There can be no assurance that we will not have to take write-downs or write-offs in connection with the acquisitions of certain of the assets and assumption of certain liabilities of each of the Old Banks, or any depository institution which we later acquire, a portion of which may not be covered by loss sharing agreements.

We may acquire entities with significant leverage, increasing the entity’s exposure to adverse economic factors.

Our future acquisitions could include entities whose capital structures may have significant leverage. Although we will seek to use leverage in a manner we believe is prudent, any leveraged capital structure of such investments will increase the exposure of the acquired entity to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the relevant entity or their industries. If an entity cannot generate adequate cash flow to meet its debt obligations, we may suffer a partial or total loss of capital invested in such entity. To the extent there is not ample availability of financing for leveraged transactions (e.g., due to adverse changes in economic or financial market conditions or a decreased appetite for risk by lenders), our ability to consummate certain transactions could be impaired.

Risks Related to the Regulation of Our Industry

We operate in a highly regulated environment and, as a result, are subject to extensive regulation and supervision that could adversely affect our financial performance and our ability to implement our business strategy.

We are subject to extensive regulation, supervision and legislation that govern almost all aspects of our operations. Regulatory bodies are generally charged with protecting the interests of customers, depositors and the deposit insurance fund, or DIF (but not holders of our securities, such as our Class A Common Stock) and the integrity and stability of the U.S. financial system as a whole. The laws and regulations to which we are subject, among other things, prescribe minimum capital requirements, impose limitations on our business activities and restrict the Bank’s ability to guarantee our debt and engage in certain transactions with us. As discussed herein, if we continue to grow, we may become subject to additional regulatory requirements and supervision, which could increase our costs or limit our ability to pursue our business strategy. Further, our failure to comply with any laws or regulations applicable to us could subject us to restrictions on our business activities, fines and other penalties, any of which could adversely affect our results of operations, cash flows and financial condition.

The Bank and, with respect to certain provisions, the Company are subject to an Order of the FDIC, dated January 22, 2010, or the Order, issued in connection with the FDIC’s approval of the Bank’s application for deposit insurance. The Bank is also subject to the OCC Agreement entered into in connection with the acquisition of Old Premier. A failure to comply with the requirements of the Order or the OCC Agreement, or our inability to obtain the non-objection of the OCC to certain transactions or changes in our strategy, could prevent us from executing our business strategy and materially and adversely affect our business, results of operations and financial condition. See “Supervision and Regulation—The Bank as a National Bank” for additional information on the Order and the OCC Agreement.

Federal bank regulatory agencies periodically conduct examinations of us and the Bank, including for compliance with laws and regulations, and our failure to comply with any supervisory actions to which we are or become subject as a result of such examinations may adversely affect us.

The Federal Reserve may conduct examinations of our business and any nonbank subsidiary, including for compliance with applicable laws and regulations. In addition, the OCC periodically conducts examinations of the Bank, including for compliance with applicable laws and regulations. If, as a result of an examination, the Federal Reserve or the OCC determines that the financial condition, capital resources, asset quality, asset concentrations, earnings prospects, management, liquidity, sensitivity to market risk, or other aspects of any of our or the Bank’s operations are unsatisfactory, or that we or our management are in violation of any law, regulation or guideline in effect from time to time, the Federal Reserve or the OCC may take a number of different remedial actions, including the power to enjoin “unsafe or unsound” practices, to require affirmative actions to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in our or the Bank’s capital, to restrict our growth, to change the composition of our concentrations in portfolio or balance sheet assets, to assess civil monetary penalties against officers or directors, to remove officers and directors and, if such conditions cannot be corrected or there is an imminent risk of loss to depositors, the FDIC may terminate the Bank’s deposit insurance. Further, either the OCC or the FDIC may determine at any time to preclude us from participation in the bidding for failed banks or from acquiring banks in open bank transactions.

The Federal Reserve may require us to commit capital resources to support the Bank.

As a matter of policy, the Federal Reserve has historically expected a bank holding company to act as a source of financial and managerial strength to a subsidiary bank and to commit resources to support its subsidiary bank. Under the “source of strength” doctrine, which the Dodd-Frank Act codified as a statutory requirement, the Federal Reserve may require a bank holding company to make capital injections into a troubled subsidiary bank and may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to such a subsidiary bank. Under this requirement, in the future, we could be required to provide financial assistance to the Bank, including at times when we would otherwise determine not to provide such assistance.

A capital injection may be required at times when we do not have the resources to provide it and therefore we may be required to raise capital or borrow funds. Any loans by a holding company to its subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of the subsidiary bank. In the event of a bank holding company’s bankruptcy, the bankruptcy trustee will assume any commitment by the holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank. Moreover, bankruptcy law provides that claims based on any such commitment will be entitled to a priority of payment over the claims of the holding company’s general unsecured creditors, including the holders of its note obligations. Thus, any borrowing or capital raising that must be done by the holding company in order to make the required capital injection may be difficult and expensive and may adversely impact the holding company’s cash flows, financial condition, results of operations and prospects.

Regulatory developments, in particular the Dodd-Frank Act, have altered the regulatory framework within which we operate.

The key effects of recent regulatory developments, including the Dodd-Frank Act, on our business are changes to regulatory capital requirements, the creation of prescriptive regulatory liquidity requirements, the creation of new regulatory agencies, limitations on federal preemption, changes to deposit insurance assessments, changes to regulation of insured depository institutions, new requirements regarding mortgage loan origination and risk retention, and restrictions on investments in covered funds under the Volcker Rule. These and other changes resulting from regulatory developments may impact the profitability of our business activities, require changes to certain of our business practices, impose more stringent capital, liquidity and leverage requirements, require us to dispose of securities or otherwise adversely affect our business. These changes may also require us to invest significant management attention and resources to evaluate and make any changes necessary to comply with new requirements. Failure to comply with the new requirements may negatively impact our results of operations and financial condition. For additional information on regulatory developments, including the Dodd-Frank Act, see “Supervision and Regulation—Changes in Laws, Regulations, or Policies and the Dodd-Frank Act.”

The Volcker Rule collateralized loan obligation provisions could adversely affect our results of operations or financial condition.

The Volcker Rule restricts our ability to sponsor or invest in covered funds (as defined in the rule) and engage in certain types of proprietary trading. We have investments in special purpose entities that securitize a portfolio of primarily broadly syndicated loans. These entities are called collateralized loan obligations, or CLOs. CLOs are vehicles that, based on the existing characteristics of the securities and the CLO vehicles, are covered by the Volcker Rule and the final rules implementing the Volcker Rule. When the final rules were issued, the Federal Reserve provided that the time period for conformance of activities covered by the Volcker Rule expires as of July 21, 2015. In April 2014, the Federal Reserve announced that it intends to extend the conformance period by two additional one-year extensions for ownership of certain non-conforming CLO securities until July 21, 2017. We are continuing to evaluate the impact of the Volcker Rule and the final rules on our business and operations, and we take into account the prohibitions and applicable conformance periods under the Volcker Rule in managing our portfolio of investment securities. As of June 30, 2014, we owned $305.9 million of CLO securities with a weighted average yield of 2.65% that do not conform with the Volcker Rule. If we decide, or are required, to sell these securities, our future net interest income could be adversely impacted if alternative investment opportunities yield a lower rate. Further, if we are not able to continue to hold non-conforming CLO securities, we may be required to recognize losses on CLO securities that we hold or to sell CLO securities at times or prices at which we would otherwise determine not to sell them.

The federal banking agencies have adopted new capital rules that will require insured depository institutions and their holding companies to hold more capital and have also adopted and proposed new liquidity standards. The impact of the new and proposed rules is uncertain but could be adverse to our business, results of operations or financial condition or the market price of our Class A Common Stock.

In July 2013, the federal banking agencies adopted final rules establishing a new comprehensive capital framework for U.S. banking organizations that substantially revise the risk-based capital requirements applicable to bank holding companies and their depository institution subsidiaries, including us and the Bank, as compared to the current U.S. general risk-based capital rules. For institutions such as us and the Bank, the rules phase in over time beginning January 1, 2015, and the increased minimum capital ratios will be fully phased in as of January 1, 2019. In October 2013, the federal banking agencies issued a proposal on minimum liquidity standards for globally large, internationally active banking organizations and bank holding companies with $50 billion or more in total consolidated assets, and, in February 2014, the Federal Reserve adopted complementary enhanced liquidity standards for bank holding companies with $50 billion or more in total consolidated assets. Although the October 2013 proposal and February 2014 rules would not apply directly to us, they may inform regulators’ assessments of our or the Bank’s liquidity. See “Supervision and Regulation—Regulatory Capital and Liquidity Requirements” for additional information on the new and proposed rules relating to capital and liquidity.

The application of more stringent capital or liquidity requirements could, among other things, result in lower returns on equity, require us to raise additional capital, alter our funding, increase our holdings of liquid assets or decrease our holdings in certain illiquid assets or limit our ability to make acquisitions, grow our business, pay dividends or repurchase our common stock. Any such impact could have an adverse effect on our business, results of operations or financial condition or the market price of our Class A Common Stock.

We will face additional regulatory requirements if we or the Bank have more than $10 billion in total consolidated assets, which could strain our resources and divert management’s attention.

Certain recent regulatory changes apply only to bank holding companies or depository institutions with more than $10 billion in total consolidated assets. Such changes include requirements to undergo company-run stress tests, establish an enterprise-wide board-level risk committee and develop and implement a compliance program under the Volcker Rule; limitations on debit card interchange fees; increased assessments for FDIC deposit insurance; and direct supervision and examination by the Consumer Financial Protection Bureau.

Although we and the Bank each had less than $10 billion in total consolidated assets as of June 30, 2014, our business strategy contemplates additional acquisitions and organic growth, and if we or the Bank have more than $10 billion in total assets, our business and results of operations could be impacted as a result of these additional requirements.

We face a risk of noncompliance and enforcement action with the Bank Secrecy Act and other anti-money laundering statutes and regulations.

The federal Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or Patriot Act, and other laws and regulations require financial institutions, among other duties, to institute and maintain an effective anti-money laundering program and file suspicious activity and currency transaction reports as appropriate. The federal Financial Crimes Enforcement Network, established by the U.S. Department of the Treasury to administer the Bank Secrecy Act, is authorized to impose significant civil money penalties for violations of those requirements, and has recently engaged in coordinated enforcement efforts with the individual federal banking regulators, as well as the U.S. Department of Justice, Drug Enforcement Administration, and Internal Revenue Service. There is also increased scrutiny of compliance with the rules enforced by the Office of Foreign Assets Control, or OFAC. If our policies, procedures and systems are deemed deficient or the policies, procedures and systems of the financial institutions that we have already acquired or may acquire in the future are deficient, we could be subject to liability, including significant fines and other regulatory actions, such as restrictions on our ability to pay dividends and the necessity to obtain regulatory approvals to proceed with certain aspects of our business plan, including our acquisition plans and cost of compliance.

We and certain of our stockholders are required to comply with the applicable provisions of the FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions.

The Order requires that we, the Bank, our founders and certain of our existing and future stockholders comply with the applicable provisions of the FDIC Policy, including, among others, a higher capital requirement for the Bank, a three-year restriction on the sale or transfer of our securities by certain stockholders subject to the FDIC Policy following our first acquisition of a failed bank from the FDIC following such stockholders’ acquisitions of their securities, limitations on transactions with affiliates and cross-support undertakings by stockholders with an 80% or greater interest in us and one or more other depository institutions. The FDIC Policy applies to certain of our existing stockholders and, subject to certain exceptions, it will apply to any other person (or group of persons acting in concert) that directly or indirectly owns, controls or has the power to vote more than 5% of our Class A Common Stock or is otherwise determined to be engaged in concerted action with other stockholders. The FDIC has informed us that the requirements and restrictions under the FDIC Policy could be extended or reinstated if we complete additional failed bank acquisitions. It is possible that the potential extension or reinstatement of the requirements under the FDIC Policy could make a prospective failed bank acquisition undesirable and that we would, therefore, not place a bid. For example, the FDIC could condition the Bank’s ability to bid on a failed institution on additional stockholders of the Company, including purchasers of our Class A Common Stock, agreeing to be bound by provisions of the FDIC Policy which could be impracticable and could render us unable to bid on a failed institution. We may thus be less able or unable to execute our growth strategy, which could impact our business, results of operations and financial condition. Additionally, the FDIC Policy could discourage third parties from seeking to acquire significant interests in us or attempting to acquire control of us, which could adversely affect the market price of our Class A Common Stock. See “Supervision and Regulation—FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions” for additional information on the requirements imposed by the FDIC Policy.

If we and certain of our stockholders are not in compliance with the applicable provisions of the FDIC Policy, we may be unable to bid on failed institutions in the future.

As the agency responsible for resolving the failure of banks, the FDIC has discretion to determine whether a party is qualified to bid on a failed institution. The FDIC Policy imposes restrictions and requirements on certain institutions—including the Company and the Bank—and our stockholders. If we and certain of our stockholders are not in compliance with the FDIC Policy, then the FDIC may not permit us to bid on a failed institution. As a condition to the Bank’s bidding on a failed institution, the FDIC could require that one or more of our existing or future stockholders, including purchasers of our Class A Common Stock, agree to be bound by provisions of the FDIC Policy. The FDIC Policy includes a three-year prohibition on transfers of our common stock without FDIC consent, which could impact existing or future stockholders. If the FDIC were to take this position, affected stockholders would need to agree to be bound by the FDIC Policy or the Bank would not be permitted to bid on the failed institution. Our inability to bid on failed institutions may limit our ability to grow. See “—Risks Related to the Regulation of Our Industry—We and certain of our stockholders are required to comply with the applicable provisions of the FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions.”

We are subject to the Community Reinvestment Act and fair lending laws, and failure to comply with these laws could lead to material penalties.

The Community Reinvestment Act, or CRA, the Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations impose nondiscriminatory lending requirements on financial institutions. The Department of Justice and other federal agencies are responsible for enforcing these laws and regulations. A successful challenge to an institution’s performance under the CRA or fair lending laws and regulations could result in a wide variety of sanctions, including the required payment of damages and civil money penalties, injunctive relief, imposition of restrictions on mergers and acquisitions activity, and restrictions on expansion activity. Private parties may also have the ability to challenge an institution’s performance under fair lending laws in private class action litigation.

Many of our new activities and expansion plans require regulatory approvals, and failure to obtain them may restrict our growth.

We may seek to complement and expand our business by pursuing strategic acquisitions of the assets and assuming the liabilities of failed banks, banks and other financial institutions. We must generally receive federal regulatory approval before we can acquire an institution or business. In determining whether to approve a proposed acquisition, federal bank regulators will consider, among other factors, the effect of the acquisition on competition, our financial condition, and our future prospects. The regulators also review current and projected capital ratios and levels, the competence, experience, and integrity of management and its record of compliance with laws and regulations, the convenience and needs of the communities to be served (including the acquiring institution’s record of compliance under the CRA) and the effectiveness of the acquiring institution in combating money laundering activities. Such regulatory approvals may not be granted on terms that are acceptable to us, or at all. We may also be required to sell branches as a condition to receiving regulatory approval, which condition may not be acceptable to us or, if acceptable to us, may reduce the benefit of any acquisition.

In addition to the acquisition of financial institutions, as opportunities arise, we plan to continue de novo branching as a part of our organic growth strategy. De novo branching carries with it numerous risks, including the inability to obtain all required regulatory approvals or the branch’s failing to perform as expected. The failure to obtain regulatory approvals for potential de novo branches or the failure of those branches to perform may impact our business plans, restrict our growth and adversely affect our results of operations.

Stockholders may be deemed to be acting in concert or otherwise in control of the Bank, which could impose prior approval requirements and result in adverse regulatory consequences for such holders.

We are a bank holding company regulated by the Federal Reserve. Any entity owning 25% or more of the outstanding shares of any class of our voting securities (such as our Class A Common Stock), or a lesser percentage if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the Bank Holding Company Act of 1956, as amended, or BHCA. In addition, (1) any bank holding company or foreign bank with a U.S. branch or agency is required to obtain the approval of the Federal Reserve under the BHCA to acquire or retain 5% or more of the outstanding shares of any class of our voting securities (such as our Class A Common Stock) and (2) any person (or group of persons acting in concert) other than a bank holding company may be required to obtain prior regulatory approval under the Change in Bank Control Act to acquire or retain 10% or more of the outstanding shares of any class of our voting securities (such as our Class A Common Stock). Any stockholder that is deemed to “control” the Company for bank regulatory purposes would become subject to prior approval requirements and ongoing regulation and supervision. Such a holder may be required to divest 5% or more of the voting shares of investments that may be deemed incompatible with bank holding company status, such as an investment in a company engaged in non-financial activities. Regulatory determination of “control” of a depository institution or holding company is based on all of the relevant facts and circumstances. Potential investors are advised to consult with their legal counsel regarding the applicable regulations and requirements.

Our common stock owned by holders determined by a bank regulatory agency to be acting in concert would be aggregated for purposes of determining whether those holders have control of a bank or bank holding company. Each stockholder obtaining control would be required to register as a bank holding company. “Acting in concert” generally means knowing participation in a joint activity or parallel action towards the common goal of acquiring control of a bank or a parent company, whether or not pursuant to an express agreement. How this definition is applied in individual circumstances can vary among the various federal bank regulatory agencies and cannot always be predicted with certainty. Many factors can lead to a finding of acting in concert, including where stockholders are: commonly controlled or managed; the holders are parties to an oral or written agreement or understanding regarding the acquisition, voting or transfer of control of voting securities of a bank or bank holding company; the holders each own stock in a bank and are also management officials, controlling stockholders, partners or trustees of another company; or both a holder and a controlling stockholder, partner, trustee or management official of the holder own equity in the bank or bank holding company.

Risks Related to the Common Stock

There has been a limited public market for our common stock and an active trading market in our common stock may not develop or be sustained.

Because our initial public offering occurred recently, our Class A Common Stock has limited trading history. Although our shares of Class A Common Stock are listed on the New York Stock Exchange, we do not know whether third parties will find our common stock to be attractive or whether firms will be interested in making a market for our common stock and an active trading market in our common stock may not develop or be sustained. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock.

Our Class A Common Stock price could be highly volatile and the market price of our Class A Common Stock could drop unexpectedly.

The market price of our Class A Common Stock could be subject to wide fluctuations in response to, among other things, the following factors:

•	our limited time running the operations of the banks from which we have acquired assets and assumed deposits and other liabilities may make it difficult to predict our future prospects and financial performance;

•	any adverse change in the terms of, or loss of coverage under, our loss sharing arrangements with the FDIC;

•	the rapid growth and evolution of our business;

•	quarterly variations in our results of operations or the quarterly financial results of companies perceived to be similar to us;

•	changes in estimates of our financial results or recommendations by market analysts;

•	any announcements by us or our competitors of significant acquisitions, strategic alliances or joint ventures, particularly as a result of the highly acquisitive nature of our business;

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•	the use of our common stock as consideration in connection with an acquisition;

•	future issuances or sales, or anticipated issuances or sales, of our Class A Common Stock or other securities convertible into or exchangeable or exercisable for our Class A Common Stock;

•	additions or departures of key personnel;

•	investors’ general perception of us; and

•	changes in general economic, industry and market conditions in the United States, Florida or international markets.

Many of these factors are beyond our control. Any of the foregoing factors could cause the stock price of our Class A Common Stock to fall and may expose us to securities class action litigation. Any securities class action litigation could result in substantial costs and the diversion of management’s attention and resources.

A significant portion of our total outstanding shares may be sold into the public market in the near future, which could cause the market price of our Class A Common Stock to drop.

We are authorized to issue 150,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of September 30, 2014, there were 41,409,698 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding, which does not include shares held in treasury, shares of common stock reserved for issuance upon the exercise of outstanding options or warrants or additional shares reserved for issuance under our 2009 Option Plan or the 2013 Stock Incentive Plan.

As of September 30, 2014, we had outstanding warrants to purchase 3,310,428 shares of Class A Common Stock, 6,242,834 shares subject to outstanding options, and an aggregate of 398,135 additional shares of common stock reserved for issuance under our 2009 Option Plan and 2013 Stock Incentive Plan, all of which are eligible for sale in the public market to the extent permitted by any applicable vesting requirements, applicable lock-up agreements and Rule 144 and Rule 701 under the Securities Act. We have also registered all shares of common stock that we may issue under our 2009 Option Plan and 2013 Stock Incentive Plan. Moreover, once the resale of the shares to which this prospectus relates are registered, they can be freely sold in the public market. In addition, approximately 29,726,106 shares of our common stock held by existing stockholders have become available for sale in the public market as a result of the expiration of the 90-day lock-up period in the registration rights agreements and certain lock-up arrangements to the extent permitted by Rule 144 and Rule 701 under the Securities Act. See “Shares Eligible for Future Sale—Sale of Registered Shares.”

We cannot predict what effect, if any, future sales of shares of our common stock, or the availability of shares for future sale, may have on the trading price of our Class A Common Stock. Future sales of shares of our common stock by our existing stockholders and other stockholders or by us, or the perception that such sales may occur, could adversely affect the market price of shares of our Class A Common Stock and may make it more difficult for you to sell your shares of our Class A Common Stock at a time and price that you determine appropriate. See “Shares Eligible for Future Sale.”

In addition, under most circumstances, our Board of Directors has the right, without stockholder approval, to issue authorized but unissued and nonreserved shares of our common stock. If a substantial number of these shares were issued, it would dilute the existing stockholders ownership and may depress the price of our Class A Common Stock. In addition, subject to the rules of the New York Stock Exchange, our Board of Directors has the authority, without stockholder approval, to create and issue additional stock options, warrants and one or more series of preferred stock and to determine the voting, dividend and other rights of the holders of such preferred stock. Depending on the rights, preferences and privileges granted when the preferred stock is issued, it may have the effect of delaying, deferring or preventing a change in control without further action by the stockholders, may discourage bids for our Class A Common Stock at a premium over the market price of the Class A Common Stock and may adversely affect the market price of and voting and other rights of the holders of our Class A Common Stock.

To the extent shares of our common stock or preferred stock are issued, or options or warrants are exercised, investors in our securities may experience further dilution and the presence of such derivative securities may make it more difficult to obtain any future financing. In addition, in the event any future financing should be in the form of, or be convertible into or exchangeable for, equity securities, upon the issuance of such equity securities, investors may experience additional dilution.

Certain of our existing stockholders could exert significant control over the Company and may not make decisions that further the best interests of all stockholders.

As of September 30, 2014, our executive officers, directors and three principal stockholders (holders of greater than 5% of our Class A Common Stock) together control outstanding shares representing, in the aggregate, approximately 34.6% of the presently outstanding shares of our Class A Common Stock (and after giving effect to the exercise of presently outstanding options could control up to approximately 36% of the outstanding shares of Class A Common Stock), including approximately 5.1% of the presently outstanding shares of Class A Common Stock held by Bond Street Investors LLC, in which six of our directors have an ownership interest, and for which three of such directors act as managers of the managing member. As a result, these stockholders, if they act individually or together, may exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Furthermore, the interests of this concentration of ownership may not always coincide with the interests of other stockholders and, accordingly, they could cause us to enter into transactions or agreements which we might not otherwise consider. In addition, this concentration of ownership of the Company’s Class A Common Stock may delay or prevent a merger or acquisition or other transaction resulting in a change in control of the Company even when other stockholders may consider the transaction beneficial, and might adversely affect the market price of our Class A Common Stock.

Provisions in our charter documents, applicable laws and certain provisions of the loss share agreements with the FDIC may prevent or delay a change of control of us and could also limit the market price of our Class A Common Stock.

Certain provisions of Delaware law and applicable regulatory law, and of our certificate of incorporation and bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us, even if such a change in control would be beneficial to our stockholders or result in a premium for your shares of our Class A Common Stock.

These provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include:

•	limitations on the removal of directors;

•	the ability of our Board of Directors, without stockholder approval, to issue preferred stock with terms determined by our Board of Directors and to issue additional shares of our common stock;

•	vacancies on our Board of Directors, and any newly created director positions created by the expansion of the Board of Directors, may be filled only by a majority of remaining directors then in office;

•	actions to be taken by our stockholders may only be effected at an annual or special meeting of our stockholders and not by written consent;

•	advance notice requirements for stockholder proposals and nominations;

•	the ability of our Board of Directors to make, alter or repeal our bylaws without stockholder approval; and

•	certain regulatory ownership restrictions imposed on holders of our common stock because we are a bank holding company, as more fully described in “Supervision and Regulation—Regulatory Notice and Approval Requirements” and “Supervision and Regulation—FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions.”

Moreover, because our Board of Directors has the power to make, alter or repeal our bylaws without stockholder approval, our Board of Directors could amend our bylaws in the future in a manner which could further impact the interests of stockholders or the potential market price of our Class A Common Stock in the future in a manner which could further impact the interests of stockholders in a way they deem unfavorable, or negatively affect the market price of our Class A Common Stock.

Our certificate of incorporation also currently divides our Board of Directors into three classes, with each class serving for a staggered three-year term, which would prevent stockholders from electing an entirely new board of directors at any one annual meeting.

In addition, we are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, or DGCL, which limits business combination transactions with stockholders of 15% or more of our outstanding voting stock that our Board of Directors has not approved. These provisions and other similar provisions make it more difficult for stockholders or potential acquirers to acquire us without negotiation. These provisions may apply even if some stockholders may consider the transaction beneficial to them.

Furthermore, banking laws impose notice, approval and ongoing regulatory requirements on any stockholder or other party that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution. These laws include the BHCA and the Change in Bank Control Act. These laws could delay or prevent an acquisition.

In addition, our loss sharing agreements with the FDIC require that in order to maintain loss share coverage we must receive FDIC consent prior to us or certain of our stockholders engaging in certain transactions. When the consent of the FDIC is required under the loss sharing agreements, the FDIC may withhold its consent or may condition its consent on terms that we do not find acceptable. If the FDIC does not grant its consent to a transaction we would like to pursue, or conditions its consent on terms that we do not find acceptable, we may be unable to engage in certain corporate or strategic transactions that might otherwise benefit our stockholders or we may elect to pursue a transaction without obtaining FDIC consent. If we failed to obtain prior FDIC consent and the FDIC withdrew its loss share protection, there could be a material adverse effect on our financial condition, results of operations and cash flows.

These provisions and laws could limit the price that investors are willing to pay in the future for shares of our Class A Common Stock. These provisions might also discourage a potential acquisition proposal or tender offer, even if the acquisition proposal or tender offer is at a premium over the then current market price for our Class A Common Stock.

Shares of our Class A Common Stock will not be an insured deposit.

An investment in our Class A Common Stock will not be a bank deposit and will not be insured or guaranteed by the FDIC or any other government agency. An investment in our Class A Common Stock will be subject to investment risk, and each investor must be capable of affording the loss of its entire investment.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are generally unavailable to other public companies. As an emerging growth company:

•	we may present in the registration statement, of which this prospectus forms a part, only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations and provide less than five years of selected financial data;

•	we are exempt from the requirements to obtain an attestation and report from our auditors on management’s assessment of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	we are permitted to have less extensive disclosure regarding executive compensation in our periodic reports and proxy statements; and

•	we are not required to seek from our stockholders a nonbinding advisory vote on executive compensation or golden parachute payments.

We have elected in this prospectus to take advantage of the scaled disclosure related to financial statement presentation, including less than five years of selected financial data. We have also elected in this prospectus to take advantage of scaled disclosure related to executive compensation. We may continue to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us as long as we continue to qualify as an emerging growth company. It is possible that some investors could find our common stock less attractive because we may take advantage of these reduced requirements. If some investors find our common stock less attractive, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards affecting public companies. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). As a result of this election, our financial statements may not be comparable to the financial statements of other public companies.

We could remain an emerging growth company until the earliest to occur of (a) the last day of the fiscal year in which the fifth anniversary of our initial public offering occurred, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (c) the date on which we are deemed to be a “large accelerated filer,” which will occur at such time as (i) the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (ii) we have been required to file annual and quarterly reports under the Securities and Exchange Act of 1934, as amended, or Exchange Act, for a period of at least 12 months and (iii) we have filed at least one annual report pursuant to the Exchange Act or (d) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain executive management and qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the listing requirements of the New York Stock Exchange and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, including the integration of our acquired banks, which could adversely affect our business and operating results. Although we have already hired additional employees to comply with these requirements, we may need to hire more employees in the future or engage outside consultants, which will increase our costs and expenses.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock offered by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock, by negotiation between the selling stockholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

DILUTION

The common stock to be sold by the selling stockholders is common stock that is then issued and outstanding and, accordingly, there will be no dilution to our existing stockholders with respect to the shares offered for sale by those selling stockholders; provided that 5,236,234 shares of Class B Common Stock are anticipated to be converted to shares of Class A Common Stock if and when sold in the offering, or otherwise exchanged for shares of Class A Common Stock, and provided further that 3,310,428 shares of Class A Common Stock are expected to be issued upon exercise of certain outstanding warrants prior to sale in the offering.

MARKET PRICE OF COMMON STOCK

Our Class A Common Stock has been listed on the New York Stock Exchange under the symbol “FCB” since August 1, 2014. Prior to that date, there was no public trading market for our Class A Common Stock. There is no public trading market for our Class B Common Stock The following table sets forth for the periods indicated the high and low sales prices per share of our Class A Common Stock as reported on the New York Stock Exchange:

Year Ended December 31, 2014	High	Low
Third Quarter (from August 1, 2014)	$23.32	$19.73
Fourth Quarter (through October 15, 2014)	$23.45	$21.84

On September 30, 2014, the closing price of our Class A Common Stock on the New York Stock Exchange was $22.71 per share. As of September 30, 2014, we had 72 holders of record of our Class A Common Stock and 21 holders of record of our Class B Common Stock.

DIVIDEND POLICY

We have never paid a cash dividend on our common stock; however, we may pay cash dividends in the future. The payment of any dividends is within the discretion of our board of directors. The payment of dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and our general financial condition. We are a bank holding company and accordingly, any dividends paid by us are subject to various federal and state regulatory limitations and also may be subject to the ability of our subsidiary depository institution(s) to make distributions or pay dividends to us. The ability of the Company to pay dividends is limited by minimum capital and other requirements prescribed by law and regulation. In addition, the OCC Agreement imposes other restrictions on the Bank’s ability to pay dividends to us, including requiring prior approval from the OCC before any such dividends are paid. Banking regulators have authority to impose additional limits on dividends and distributions by the Company and its subsidiaries. Certain restrictive covenants in future debt instruments, if any, may also limit our ability to pay dividends or the Bank’s ability to make distributions or pay dividends to us. See “Supervision and Regulation—Regulatory Limits on Dividends and Distributions.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables contain certain selected historical consolidated financial data for the periods and as of the dates indicated. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The selected historical consolidated financial information as of and for the three and six months ended June 30, 2014 and 2013 is derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus. The selected historical consolidated financial information set forth below at December 31, 2013 and December 31, 2012 is derived from our audited financial statements included elsewhere in this prospectus. On January 31, 2014, we acquired through merger the business of Great Florida Bank. We have prepared our unaudited consolidated financial statements on the same basis as our audited financial statements and have included all adjustments, consisting of normal and recurring adjustments, that we consider necessary for a presentation of our financial position and operating results for the unaudited periods. The selected historical results shown below and elsewhere in this prospectus are not necessarily indicative of our future performance.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except share and per share data)	2014	2013	2014	2013
Selected Results of Operations Data
Interest income	$48,452	$36,154	$93,370	$70,611
Interest expense	7,299	5,682	13,872	11,052
Net interest income	41,153	30,472	79,498	59,559
Provision for loan losses	3,236	473	4,326	1,569
Net interest income after provision	37,917	29,999	75,172	57,990
Non-interest income	6,690	3,660	9,238	6,344
Non-interest expense	30,744	27,455	65,210	53,982
Income before income tax expense	13,863	6,204	19,200	10,352
Income tax provision expense	4,697	1,927	6,506	3,577
Net income	9,166	4,277	12,694	6,775
Per Share Data
Earnings per share
Basic	$0.26	$0.12	$0.35	$0.18
Diluted	$0.26	$0.12	$0.35	$0.18
Tangible book value per share (1)	$18.11	$17.12	$18.11	$17.12
Weighted average shares outstanding
Basic	35,892,154	37,011,598	35,892,154	37,011,598
Diluted	35,896,207	37,015,889	35,896,257	37,014,579

		Year Ended December 31,
(Dollars in thousands, except share and per share data)		2013	2012
Selected Results of Operations Data
Interest income		$145,263	$148,834
Interest expense		22,940	27,506
Net interest income		122,323	121,328
Provision for loan losses		2,914	26,101
Net interest income after provision		119,409	95,227
Non-interest income		10,942	19,295
Non-interest expense		104,308	121,749
Income (loss) before income tax expense (benefit)		26,043	(7,227)
Income tax provision expense (benefit)		8,872	(2,399)
Net income (loss)		17,171	(4,828)
Per Share Data
Earnings (loss) per share
Basic		$0.46	$(0.13)
Diluted		$0.46	$(0.13)
Tangible book value per share (1)		$18.85	$18.57
Weighted average shares outstanding
Basic		36,947,192	37,011,598
Diluted		36,949,129	37,011,598

		December 31,
(Dollars in thousands)	June 30, 2014	2013	2012
Selected Balance Sheet Data
Cash and cash equivalents	$130,610	$239,217	$96,220
Investment securities	1,781,030	1,182,323	1,505,112
Loans held for sale	1,492	—	—
Loans receivable, net	3,245,768	2,244,051	1,342,365
Loans not covered under FDIC loss sharing agreements, gross	2,937,129	1,899,529	883,138
Loans covered under FDIC loss sharing agreements, gross	326,523	359,255	478,176
FDIC loss share indemnification asset	74,853	87,229	125,949
Other real estate owned	80,988	34,682	57,767
Goodwill and other intangible assets	89,466	39,369	40,895
Other assets	237,501	146,499	76,753
Total assets	5,641,708	3,973,370	3,245,061
Total deposits	3,958,266	2,793,533	2,190,340
Borrowings	855,300	435,866	271,642
Other liabilities	88,694	27,857	54,905
Total liabilities	4,902,260	3,257,256	2,516,887
Stockholders’ equity	739,448	716,114	728,174
Total liabilities and stockholders’ equity	5,641,708	3,973,370	3,245,061
Tangible stockholders’ equity (1)	649,982	676,745	687,279

(1)	See “—GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

	Three Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012
Performance Ratios
Interest rate spread	3.26%	3.60%	3.58%	3.77%
Net interest margin	3.39%	3.88%	3.80%	4.01%
Return on average assets	0.69%	0.50%	0.49%	-0.14%
Return on average equity	5.02%	2.33%	2.35%	-0.67%
Efficiency ratio (bank level) (1)	64.26%	80.44%	75.03%	83.21%
Average interest-earning assets to average interest bearing liabilities	117.15%	132.32%	130.50%	125.61%
Loans receivable to deposits	82.45%	67.14%	80.86%	62.15%
Yield on interest-earning assets	3.96%	4.56%	4.51%	4.91%
Cost of interest-bearing liabilities	0.70%	0.96%	0.93%	1.14%
Asset and Credit Quality Ratios—Total loans
Nonperforming loans to loans receivable (2)	1.07%	1.78%	1.51%	0.73%
Nonperforming assets to total assets (3)	2.06%	2.09%	1.73%	2.09%
Covered loans to total gross loans	10.00%	25.87%	15.9%	35.1%
ALL to nonperforming assets	15.42%	21.21%	21.4%	28.0%
ALL to total gross loans	0.70%	0.95%	0.65%	1.39%
Asset and Credit Quality Ratios—New loans
Nonperforming new loans to total new loans receivable (2)	0.01%	0.00%	0.06%	0.07%
New loan ALL to total gross new loans	0.54%	0.50%	0.47%	0.71%
Asset and Credit Quality Ratios—Acquired loans
Nonperforming acquired loans to total acquired loans receivable (2)	3.63%	5.18%	6.78%	1.50%
Covered acquired loans to total gross acquired loans	34.11%	75.32%	73.60%	75.70%
Acquired loan ALL to total gross acquired loans	0.57%	1.82%	1.32%	2.18%
Capital Ratios (Company)
Average equity to average total assets	13.7%	21.5%	20.9%	21.2%
Tangible average equity to tangible average assets (4)	12.2%	20.6%	20.0%	20.2%
Tangible common equity ratio (4)	11.7%	19.6%	17.2%	21.5%
Tier 1 leverage ratio	12.0%	20.2%	18.0%	20.6%
Tier 1 risk-based capital ratio	16.0%	30.9%	24.8%	36.1%
Total risk-based capital ratio	16.5%	31.6%	25.3%	37.1%
Capital Ratios (Bank)
Average equity to average total assets	11.9%	13.8%	13.4%	12.9%
Tangible common equity ratio	10.4%	12.1%	11.5%	12.7%
Tier 1 leverage ratio	10.8%	12.4%	12.0%	12.1%
Tier 1 risk-based capital ratio	14.4%	19.2%	16.7%	21.2%
Total risk-based capital ratio	14.9%	20.0%	17.3%	22.2%

(1)	Noninterest expense over (net interest income plus non-interest income). Includes amortization expense of FDIC loss share indemnification asset and FDIC clawback liability.
(2)	Nonperforming loans include loans in non-accrual status.
(3)	Nonperforming assets include loans in non-accrual status and OREO.
(4)	See “—GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

Some of the financial data included in our selected historical consolidated financial data are not measures of financial performance recognized by generally accepted accounting principles in the United States, or GAAP. These non-GAAP financial measures are “tangible assets,” “tangible stockholders’ equity,” “tangible book value per share,” “tangible average equity to tangible average assets,” and “tangible common equity ratio.” Our management uses these non-GAAP financial measures in its analysis of our performance.

•	“Tangible assets” is defined as total assets reduced by goodwill and other intangible assets. As with other financial assets, we consider the FDIC loss share indemnification asset to be a tangible asset.

•	“Tangible stockholders’ equity” is defined as total stockholders’ equity reduced by goodwill and other intangible assets. As with other financial assets, we consider the FDIC loss share indemnification asset to be a tangible asset.

•	“Tangible book value per share” is defined as total stockholders’ equity reduced by goodwill and other intangible assets divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets. As with other financial assets, we consider the FDIC loss share indemnification asset to be a tangible asset.

•	“Tangible average equity to tangible average assets” is defined as the ratio of average stockholders’ equity reduced by average goodwill and average other intangible assets, divided by average total assets reduced by average goodwill and average other intangible assets. This measure is important to investors interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets. As with other financial assets, we consider the FDIC loss share indemnification asset to be a tangible asset.

•	“Tangible common equity ratio” is defined as the ratio of total stockholders’ equity reduced by goodwill and other intangible assets, divided by total assets reduced by goodwill and average other intangible assets. This measure is important to investors interested in relative changes in the ratio of total stockholder equity to total assets, each exclusive of changes in intangible assets. As with other financial assets, we consider the FDIC loss share indemnification asset to be a tangible asset.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. The following reconciliation table provides a more detailed analysis of these non-GAAP financial measures:

	Six Months Ended June 30,		Year Ended December 31,
(Dollars in thousands, except per share data)	2014	2013	2013	2012
Total assets	$5,641,708	$3,554,590	$3,973,370	$3,245,061
Less:
Goodwill and other intangible assets	89,466	40,104	39,369	40,895

Tangible assets	$5,552,242	$3,514,486	$3,934,001	$3,204,166

Total stockholders’ equity	739,448	729,909	716,114	728,174
Less:
Goodwill and other intangible assets	89,466	40,104	39,369	40,895

Tangible stockholders’ equity	$649,982	$689,805	$676,745	$687,279

Shares outstanding	35,892,154	37,011,598	35,892,154	37,011,598
Tangible book value per share	$18.11	$18.64	$18.85	$18.57
Average assets	$5,354,260	$3,428,348	$3,502,311	$3,384,105
Average equity	$732,377	$738,521	$732,114	$717,590
Average goodwill and other intangible assets	$90,431	$40,248	$40,090	$41,742
Tangible average equity to tangible average assets	12.2%	20.6%	20.0%	20.2%
Tangible common equity ratio	11.7%	19.6%	17.2%	21.4%

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statements of income for the year ended December 31, 2013 are presented to give effect to and show the pro forma impact on our historical financial statements of the acquisition of Great Florida Bank on January 31, 2014 as if the transaction had occurred as of January 1, 2013.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•	our historical audited consolidated financial statements as of and for the year ended December 31, 2013; and

•	Great Florida Bank’s historical audited consolidated financial statements as of and for the year ended December 31, 2013.

The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed combined financial information. The pro forma adjustments described in the accompanying notes have been made based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on our historical financial information. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impact of current market conditions on revenues, potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

Certain reclassifications have been made to the historical consolidated financial statements of Great Florida Bank to conform to the presentation of our consolidated financial statements.

(Dollars in thousands, except per share data)	FCB Financial Holdings, Inc. Year ended December 31, 2013 (As Reported)	Great Florida Bank Year ended December 31, 2013 (As Reported)	Pro Forma Adjustments (1)		FCB Financial Holdings, Inc. Year ended December 31, 2013 (Pro forma)
Interest Income:
Interest and fees on loans	$108,521	$28,469	$4,133	(2)	$141,123
Interest on investment securities	36,740	5,723	—		42,463
Interest on federal funds sold and other	2	152	—		154

Total interest income	145,263	34,344	4,133		183,740

Interest expense:
Interest on deposits	18,537	7,225	(1,861	)(3)	23,901
Interest on borrowings	4,403	3,626	(2,613	)(4)	5,416

Total interest expense	22,940	10,851	(4,474)		29,317

Net interest income	122,323	23,493	8,607		154,423
Provision for loan losses	2,914	2,949	—		5,863

Net interest income after provision	119,409	20,544	8,607		148,560

Non-interest income:
Service charges and fees	2,374	1,633	—		4,007
Loss share indemnification income (loss)	(18,533)	—	—		(18,533)
Income from resolution of acquired assets	8,475	—	—		8,475
Gain on sales of other real estate owned	1,237	—	—		1,237
Gain on sales of investment securities	8,682	865	—		9,547
Other non-interest income	8,707	2,534	—		11,241

Total non-interest income	10,942	5,032	—		15,974
Non-interest expenses:
Salaries and employee benefits	46,914	13,844	—		60,758
Occupancy and equipment expenses	9,872	8,710	—		18,582
Other real estate and acquired assets resolution related expenses	19,158	13,605	(14,146	)(5)	18,617
Professional services	6,403	3,284	—		9,687
Other operating expenses	21,961	7,820	368	(6)	30,149

Total non-interest expenses	104,308	47,263	(13,778)		137,793

Income (loss) before income tax benefit	26,043	(21,687)	22,385		26,741
Income tax provision expense (benefit)	8,872	—	238	(7)	9,110

Net income (loss)	$17,171	$(21,687)	$22,147		$17,631

Earnings (loss) per common share:
Basic	$0.46				$0.48
Diluted	$0.46				$0.48
Weighted average shares outstanding—Basic	36,947,192				36,947,192
Weighted average shares outstanding—Diluted	36,949,129				36,949,129

Pro forma adjustments:

1)	Adjustment excludes estimated transaction costs (e.g., legal, accounting, consulting, core system conversion, etc.) of approximately $1.6 million related to the acquisition of Great Florida Bank and approximately $3.2 million of salary and benefits expense due to transaction related incentive compensation, stay payments and severance expense which would be recorded as non-interest expense as incurred. The adjustments also exclude the impact of any changes in the valuation allowance associated with the deferred taxes.
2)	Adjustment reflects the change in loan interest income due to estimated discount (premium) accretion associated with fair value adjustments to acquired loans. The discount (premium) accretion was calculated on the level yield method over the estimated lives of the acquired loan portfolios.
3)	Adjustment reflects the change in deposit interest expense due to estimated premium amortization associated with fair value adjustments of $2.2 million to acquired time deposits. The premium amortization was calculated on the level yield method over the estimated lives of the acquired time deposits.
4)	Adjustment reflects the change in interest expense due to estimated premium amortization/discount accretion associated with fair value adjustments of $8.7 million to acquired borrowings and other debt, which include FHLB advances and other borrowings. The premium amortization/discount accretion was calculated on the level yield method over the estimated lives of the acquired borrowings and other debt instruments.
5)	Acquired OREO is recorded at estimated fair value at acquisition, which includes adjustments for identified and estimated losses expected at acquisition. The recording of acquired OREO at their fair value at January 1, 2013 would be expected to significantly impact the determination of the gain or losses on disposition of OREO for 2013. We have assumed approximately a $14.1 million reduction to the historic amount of Great Florida Bank’s gain or loss on disposition of OREO in this presentation.
6)	Adjustment reflects the change in other expense that would have resulted from the amortization of the core deposit intangible of $3.6 million. The amortization of the core deposit intangible was calculated on a straight-line basis over the estimated life of ten years.
7)	Adjustment reflects recognition of tax expense associated with the adjusted net taxable income before taxes assuming an effective rate of approximately 34.1%.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the “Selected Historical Consolidated Financial Data” and our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Certain risks, uncertainties and other factors, including but not limited to those set forth under “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and elsewhere in this prospectus, may cause actual results to differ materially from those projected in the forward-looking statements.

Overview and History

We are a bank holding company headquartered in Weston, Florida with one wholly-owned national bank subsidiary, Florida Community Bank, National Association (which prior to July 25, 2011 operated under the name Premier American Bank, National Association), which we refer to as the Bank. The Bank currently operates 54 retail bank branches in Florida, servicing 50,000 households in a market footprint which covers over $339 billion in deposits. The Bank offers a comprehensive range of traditional banking products and services to individuals, small and medium-sized businesses, some large businesses, and other local organizations and entities in our market areas. We also selectively participate in syndicated loans to select national credits. The Bank targets commercial customers engaged in a wide variety of industries including healthcare and professional services, retail and wholesale trade, tourism, agricultural services, manufacturing, distribution and distribution-related industries, technology, automotive, aviation, food products, building materials, residential housing and commercial real estate.

We formed Bond Street Holdings LLC in April 2009 as a Delaware limited liability company for the purpose of becoming a bank holding company and acquiring primarily multiple failed bank asset and liability pools in Florida from the FDIC, as receiver. In late 2009, we raised approximately $440 million from investors in a private placement of our common equity. Between August and November 2010, we raised approximately an additional $300 million in a private placement of our common equity. In October 2010, we converted from a Delaware limited liability company to a Delaware corporation, Bond Street Holdings, Inc. On June 13, 2014, the Company changed its name to FCB Financial Holdings, Inc.

Following receipt of final approval to become a new national bank from the OCC on January 22, 2010, the Bank acquired certain assets and assumed certain liabilities, including substantially all deposits, of Old Premier and during 2010, also acquired certain assets and assumed certain liabilities of two additional failed depository institutions: Old FCB and Old Peninsula (all three such acquisitions are referred to as the 2010 Acquisitions). During the year ended December 31, 2011, the Bank acquired certain assets and assumed certain liabilities, including substantially all deposits, of five additional failed depository institutions: Old Sunshine, Old FNBCF, Old Cortez, Old Coastal and Old FPB (all five such acquisitions are referred to as the 2011 Acquisitions). With respect to each of the Failed Bank Acquisitions, except for Old Sunshine and Old FPB, the Bank entered into loss sharing agreements with the FDIC providing for the FDIC to assume responsibility for certain losses on the acquired loan portfolios of, and other real estate owned, or OREO, by, the acquired depository institutions. Substantially all of the loan portfolios and OREO acquired from six of the eight Failed Bank Acquisitions are covered under loss sharing arrangements with the FDIC. We refer to our loans covered under loss sharing agreements with the FDIC as Covered Loans. We refer to all other loans as non-Covered Loans. As of June 30, 2014, our loan portfolio derived from the Acquisitions aggregated to $957.3 million, or 29% of our aggregate loan portfolio. As of June 30, 2014, our new loan portfolio, which consists of predominantly commercial loan originations, totaled $2.31 billion or 71% of our aggregate portfolio. As of June 30, 2014, consolidated assets totaled approximately $5.64 billion, customer deposits totaled approximately $3.96 billion and stockholders’ equity totaled approximately $739.4 million.

We believe that our loan growth was propelled by our differentiated business model with three main pillars: experienced human capital, short-cycle management and execution resources. Our differentiated business model has enabled us to grow at a faster pace than the majority of our competition. During the year ended December 31, 2013, we increased new loans by $1.04 billion, or 143%, to $1.77 billion from $729.7 million as of December 31, 2012. Commercial loans increased by $734.5 million and single family residential and consumer loans increased by $305.5 million over this period.

In our lending business we have over 100 experienced professionals with deep local knowledge of our markets and our target clients, and business line managers with an average of 27 years of in-market experience with large regional and national commercial banks.

Our short cycle management process consists of continual identification of the top 200 prospects in each of our key markets, active calling, weekly pipeline management and accountability, monthly production goals, high touch delivery to customers alongside executive management and joint calling efforts with underwriters.

Execution resources consists of capital strength permitting a relatively large average deal size, a full product suite supported by a robust Customer Relationship Management system, or CRM, geographic alignment, strong depth of credit support and timely decisioning.

Of the $1.04 billion in net new commercial loan growth during the year ended December 31, 2013, $220.5 million of the increase was acquired through fully underwritten syndicated national loans. During the year ended December 31, 2013, we funded $1.07 billion in total new loan originations. We maintain high quality credit underwriting standards and have not compromised on credit quality for commercial, residential or consumer loans.

During the year ended December 31, 2013, we grew total deposits by $603 million, or 28%, to $2.79 billion from $2.19 billion at December 31, 2012. This growth was generated organically and we have not relied upon brokered deposits or wholesale funding sources to grow our deposit base. We have grown deposits primarily from retail marketing efforts and through commercial customer relationship growth.

Our Company has experienced substantial organic growth through June 30, 2014 and specifically during the year ended December 31, 2013. We have grown loans and deposits at above-average rates during this period as compared to the banking industry generally, due in part to the fact that, during this period, we were in the beginning of organic loan origination that effectively began in 2011. For that reason, although it is our goal to continue to maintain above-average growth for the foreseeable future while we are in our early stages of organic loan origination, our recent historical growth rates will not likely be sustainable in future periods. For the same reason, our recent growth rates are not directly comparable to our peers that have had existing loan portfolios over the comparable periods.

Substantially all of our residential loans are serviced by Dovenmuehle Mortgage, Inc., or DMI, which provides both primary servicing and special servicing. DMI is one of the largest and oldest subservicing firms in the United States with more than 250 financial institution clients nationwide. We believe that utilizing an established third-party servicer is more cost-effective than building and maintaining an in-house servicing operation. Based on the volume of our residential loan portfolio, we have determined that the costs for the required servicing technology, trained staff, different support systems and compliance monitoring all make it prohibitive to rely on an in-house servicing platform. In addition to the economic benefits of utilizing a third-party servicer, we believe that it allows us to focus our efforts in the residential real estate loan program on the origination of loans and cultivating the customer relationship to cross-sell our other products.

As compensation for its servicing activities, DMI receives from us an annual fee of approximately $100 per performing loan and $400 per loan that is greater than 60 days past due. We believe this arrangement aligns the interests of both companies. In the event that DMI, or any third-party servicer we may use in the future, fails to perform its servicing duties or performs those duties inadequately, we could experience a temporary interruption in collecting principal and interest, sustain credit losses on our loans or incur additional costs associated with obtaining a replacement servicer. Any of these events could have a material adverse impact on our results of operations or financial condition. Similarly, if DMI or any future third-party servicer becomes ineligible, unwilling or unable to continue to perform servicing activities, we could incur additional costs to obtain a replacement servicer and there can be no assurance that a replacement servicer could be retained in a timely manner or at similar rates.

The Bank has engaged Reynolds Williams, an independent third-party, to review approximately 65% of the newly originated loans on an annual basis. As part of the engagement with the Bank, Reynolds Williams performs individual loan credit reviews with a focus on credit quality, accuracy and timeliness of risk rating assessments, policy exceptions, and the overall structure of the loan. As compensation for these services, Reynolds Williams receives approximately $150,000 annually.

We believe that the percentage of our newly originated loans subject to such independent review is sufficient to assist in the evaluation of our procedures and evaluation of credit risk in the Bank’s credit underwriting and ongoing servicing processes, without incurring the substantial additional expense of conducting a similar review of all of such loans. However, the risk remains that some portion of the loans which are not so reviewed may later raise concerns which might have been identified by such a review.

While our primary focus over the last two years has been building the organic operations of the Bank led by our robust commercial lending platform, we also intend to continue our acquisition strategy by selectively identifying, acquiring and integrating depository institutions (or their assets and deposits) through traditional open bank acquisitions. We may consider additional failed bank acquisitions with the FDIC to the extent, if any, that opportunities may arise; however, we note that, according to the FDIC, as of September 30, 2014, there have only been 14 failed banks in 2014 (as compared to 157 failed banks in 2010 and 92 failed banks in 2011 when we acquired the Old Failed Banks), and as a result, there are significantly fewer such opportunities. In addition, we may acquire assets, deposits and branches which we believe offer attractive risk-adjusted returns or provide a strategic benefit to our growth. Our current asset mix (which includes a significant amount of investment securities and legacy loans that were acquired from the FDIC), loan quality and allowances are not representative of our anticipated future asset mix, loan quality and allowances, which may change materially as we continue our organic origination and banking activities and grow through future acquisitions. Our cash reserves and liquid securities portfolio are not necessarily representative of our future cash or liquid assets position.

The U.S. economy grew at a modest pace through the quarter ended June 30, 2014. Real gross domestic product, or GDP, grew at an annualized rate of 4.2%, compared to a rate of 1.8% for the quarter ended June 30, 2013, as indicated by the Bureau of Economic Analysis report published by the U.S. Department of Commerce. According to the U.S. Bureau of Labor Statistics, the unemployment rate for the three months ended June 30, 2014 was 6.1%, compared to 7.6% for the three months ended June 30, 2013. This is slightly higher than the ten year historical average through the end of 2013 of 6.0%. As indicated by the National Association of Realtors, existing home sales remain above the 3-year historical average as of June 30, 2014, however they are below the peak of 5.4 million in July 2013. Total home sales in the United States showed minimal change with existing home sales at a seasonally adjusted 4.9 million for the twelve months ended December 31, 2013, the same as for the twelve months ended December 31, 2012, but up from 4.8 million for the rolling twelve months ended November 30, 2013. Existing home inventory is down to a 4.6 months’ supply as of December 31, 2013, below the 3-year historical average of 6.3 months but slightly up from a 4.5 months’ supply as of December 31, 2012. New home sales have decreased slightly to a seasonally adjusted annual rate of 433,000 as of April 30, 2014 from 452,000 as of April 30, 2013. Home values, as indicated by the Case-Shiller 20 city index (seasonally adjusted), showed an increase of 8.1% from June 30, 2013 to June 30, 2014. Bankruptcy filings, per the U.S. Court Statistics, also improved with total filings down 13.1% for the quarter ended June 30, 2014, compared to the same period in 2013, with business filings down 17.9% and personal filings down 12.9%, for the quarter ended June 30, 2014, compared to the same period in 2013.

The state of Florida is the 18th fastest growing state in the country based on real GDP growth from 2012-2013. Florida accounted for approximately 5% of the United States real GDP for 2013. The real GDP for the state of Florida grew at a rate of 2.2% for the year ended December 31, 2013 (the same as the prior year period). The unemployment rate (seasonally adjusted), as indicated by the U.S. Bureau of Labor Statistics, decreased to 6.1% as of August 31, 2014, down from 7.2% as of August 31, 2013.

The improving U.S. and Florida economy is expected to assist us in both maintaining our level of new loan production and maintaining our credit quality. To the extent that the U.S. and/or Florida economy were to deteriorate, it may have a negative impact on both new loan origination and credit quality of the existing loan portfolio.

Despite the increase in the 10-year U.S. Treasury yield during the period that caused an increase in the market interest rates for residential mortgages, we had new residential mortgage originations of $149.6 million during the six months ended June 30, 2014. This growth was driven by our increased focus and enhanced mortgage origination platform. For the residential mortgages originated during the three months ended June 30, 2014, approximately 80% of our originated residential mortgages were for home purchases, while the remaining 20% were for refinancing existing mortgages held by other parties. If interest rates rise in the future, it may have a negative impact on new residential mortgage origination volume.

The Volcker Rule restricts our ability to sponsor or invest in covered funds (as defined in the rule) and engage in certain types of proprietary trading. We have investments in securities issued by CLO vehicles that, based on the existing characteristics of the securities and the CLO vehicles, are covered by the Volcker Rule and the final rules implementing the Volcker Rule. When the final rules were issued, the Federal Reserve extended the time period for conformance of activities covered by the Volcker Rule until July 21, 2015. In April 2014, the Federal Reserve announced that it intends to extend the conformance period by two additional one-year extensions for ownership of certain non-conforming CLO securities until July 21, 2017. The following table sets forth the book value and weighted average yield of our CLO securities that do not conform with the Volcker Rule, or non-conforming CLO securities, as of June 30, 2014 and December 31, 2013.

(Dollars in thousands)	June 30, 2014	December 31, 2013
Book value of non-conforming CLO securities	$305,941	$376,302
Book value of all holdings of CLO securities	389,971	385,979
Unrealized gain/(loss) for all holdings of CLO securities	2,360	1,986
Weighted average yield of non-conforming CLO securities	2.65%	2.76%
Weighted average yield of CLO securities	2.69%	2.79%

During the second quarter of 2014, the book value of our non-conforming CLO securities decreased by $34.4 million due to $4.5 million of early redemptions and $30.8 million of non-conforming CLO sales, with the balance of the difference being the result of prepayments and amortization of purchase premium/discounts. The decrease in the weighted average yield during the second quarter of 2014 reflected the activity described above; no credit impairments were experienced during this period.

We are continuing to evaluate the impact of the Volcker Rule and the final rules on our business and operations, and we take into account the prohibitions and applicable conformance periods under the Volcker Rule in managing our portfolio of investment securities. As the book value of our non-conforming CLO securities declines, whether due to maturities, amortizations, prepayments, sales, indenture amendments, additional regulatory guidance, or other factors, our future net interest income could be adversely impacted if alternative investment opportunities yield a lower rate. Further, if we are not able to continue to hold non-conforming CLO securities, we may be required to recognize losses on CLO securities that we hold or to sell CLO securities at times or prices at which we would otherwise determine not to sell them.

Great Florida Bank Acquisition

On January 31, 2014, the Bank acquired the business of Great Florida Bank, a state chartered commercial bank, headquartered in Miami Lakes, Florida, through the merger of Great Florida Bank with and into the Bank. Great Florida Bank had total assets of $993.0 million and stockholders’ equity of $15.3 million as of December 31, 2013. Holders of Great Florida Bank common stock received $3.24 per share in cash for each common share owned resulting in total cash purchase price of $42.5 million. As the surviving entity, the Bank assumed all the liabilities of Great Florida Bank upon completion of the merger. As of December 31, 2013, Great Florida Bank had 25 banking locations within Southeast Florida and the Miami metropolitan area. The Company contributed additional capital of $125 million to the Bank at the time of the Great Florida Acquisition.

The Company determined that the Great Florida Acquisition constitutes a business combination as defined by the Accounting Standards Codification, or ASC, Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed were recorded at their fair value amount on the date of acquisition. Fair value amounts were determined in accordance with the guidance provided in ASC Topic 820, Fair Value Measurements. In many cases the determination of the fair value amounts required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. Fair value amounts are preliminary estimates due to pending broker opinions for assumed leases and for deferred tax assets. The provisional amounts recorded for the Great Florida Bank acquisition may be updated if better information is obtained about the initial assumptions used to determine fair value amounts or if new information is obtained regarding the facts and circumstances that existed at the date of acquisition. The provisional amounts may be adjusted through the completion of the measurement period, which does not exceed one year from the date of acquisition.

We acquired $957 million in assets at fair value, including $548 million in loans, net of unearned income, $278 million in investment securities, $54.3 million of OREO, $35.7 million in net deferred tax assets and $3.6 million of core deposit intangible asset. We also acquired $962 million of liabilities at fair value, including $864 million of retail deposits and $92.7 million of borrowings. The Great Florida Acquisition resulted in goodwill of $47.8 million as the estimated fair value of liabilities assumed and consideration paid exceeded the estimated fair value of assets acquired. The goodwill is included within “Goodwill and other intangible assets” in the consolidated balance sheets.

Approximately 52% of the loans acquired were accounted for under ASC Topic 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, or ASC 310-30 loans. On the January 31, 2014 acquisition date, the contractual cash flows for the ASC 310-30 loans acquired in the Great Florida Acquisition were $426.1 million and the estimated fair value of the loans was $283.1 million. The total expected cash flows from these loans was $323.5 million.

The difference between the total estimated cash flows and the fair market value created an accretable discount in the amount of $40.4 million, which represents the undiscounted cash flows expected to be collected in excess of the estimated fair value of the acquired ASC 310-30 loans. Accretable discount is recognized as interest income on a level-yield basis over the expected term of the loans in each pool. Assumptions for prepayment and the probability of collection are applied to both contractually required payments and cash flows expected to be collected at acquisition.

The Company also acquired loans with a fair value of $265.0 million that are accounted for under ASC Topic 310-20, Receivables—Nonrefundable fees and other costs, or Non-ASC 310-30 acquired loans, as these specific loans did not exhibit deteriorated credit quality since origination or were loans to borrowers that had revolving privileges at the acquisition date. The acquired Non-ASC 310-30 loans with revolving privileges had a total unpaid principal balance of $71.5 million and a fair value of $60.6 million at acquisition. The acquired Non-ASC 310-30 loans without revolving privileges had a total unpaid principal balance of $204.3 million and a fair value of $204.4 million at acquisition.

For the six months ended June 30, 2014, the Company incurred $5.0 million of bank acquisition, legal fees, accounting advisory, data conversion, branch closures, retention payments and severance expenses primarily related to costs associated with the Great Florida Acquisition. The Company does not anticipate any other material costs related to the Great Florida Acquisition for the current year and future fiscal years.

Critical Accounting Policies

The notes to consolidated financial statements contain a summary of our significant accounting policies, including discussions on recently issued accounting pronouncements, our adoption of them and the related impact of their adoption. We believe that certain of these policies, along with various estimates that we are required to make in recording our financial transactions, are important to have a complete picture of our financial position. In addition, these estimates require us to make complex and subjective judgments, many of which include matters with a high degree of uncertainty. The following is a discussion of these critical accounting policies and significant estimates. Additional information about these policies can be found in Note 2 of our consolidated financial statements.

Implications of Elections under the JOBS Act

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B).

Although we are still evaluating the JOBS Act, we may take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us as long as we qualify as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory shareholder vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Business Combinations

The Company accounts for transactions that meet the definition of a purchase business combination by recording the assets acquired and liabilities assumed at their fair value upon acquisition. The operations of the Acquisitions are included in our consolidated financial statements from the date of acquisition. Intangible assets, indemnification contracts and contingent consideration are identified and recognized individually. If the fair value of the assets acquired exceeds the purchase price plus the fair value of the liabilities assumed, a bargain purchase gain is recognized. Conversely, if the purchase price plus the fair value of the liabilities assumed exceeds the fair value of the assets acquired, goodwill is recognized. The Company’s assumptions utilized to determine the fair value of assets acquired and liabilities assumed conform to market conditions at the date of acquisition. The provisional amounts recorded are updated if better information is obtained about the initial assumptions used to determine fair value or if new information is obtained regarding the facts and circumstances that existed at the acquisition. The provisional amounts may be adjusted through the completion of the measurement period, which does not exceed one year from the date of acquisition.

Fair Value Measurement

The Company uses estimates of fair value in applying various accounting standards for its consolidated financial statements on either a recurring or non-recurring basis. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. The Company groups its assets and liabilities measured at fair value in three hierarchy levels, based on the observability and transparency of the inputs. These levels are as follows:

Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

Level 2—Observable inputs other than level 1 inputs, including quoted prices for similar assets and liabilities, quoted prices for identical assets and liabilities in less active markets and other inputs that can be corroborated by observable market data; and

Level 3—Unobservable inputs supported by limited or no market activity or data and inputs requiring significant management judgment or estimation; valuation techniques utilizing level 3 inputs include option pricing models, discounted cash flow models and similar techniques.

It is the Company’s policy to maximize the use of observable inputs and minimize the use of unobservable inputs in estimating fair value. Unobservable inputs are utilized in determining fair value estimates only to the extent that observable inputs are not available. The need to use unobservable inputs generally results from a lack of market liquidity and trading volume. Transfers between levels of fair value hierarchy are recorded at the end of the reporting period.

ASC Topic 825, Financial Instruments, allows the Company an irrevocable option for measurement of eligible financial assets or financial liabilities at fair value on an instrument by instrument basis (the fair value option). Subsequent to the initial adoption of ASC Topic 825, the Company may elect to account for eligible financial assets and financial liabilities at fair value. Such an election may be made at the time an eligible financial asset, financial liability or firm commitment is recognized or when certain specified reconsideration events occur. The Company has not elected the fair value option for any eligible financial instrument as of June 30, 2014, December 31, 2013 or December 31, 2012.

Investment Securities

The Company determines the classification of investment securities at the time of purchase. If the Company has the intent and the ability at the time of purchase to hold debt securities until maturity, they are classified as held-to-maturity. Investment securities held-to-maturity are stated at amortized cost. Debt securities the Company does not intend to hold to maturity are classified as available for sale and carried at estimated fair value with unrealized gains or losses reported as a separate component of stockholders’ equity in accumulated other comprehensive income (loss), net of applicable income taxes. Available for sale securities are a part of the Company’s asset/liability management strategy and may be sold in response to changes in interest rates, prepayment risk or other market factors.

Interest income and dividends on securities are recognized in interest income on an accrual basis. Premiums and discounts on debt securities are amortized as an adjustment to interest income over the period to maturity of the related security using the effective interest method. Realized gains or losses on the sale of securities are determined using the specific identification method.

The Company reviews investment securities for impairment on a quarterly basis or more frequently if events and circumstances warrant. In order to determine if a decline in fair value below amortized cost represents other than temporary impairment, or OTTI, management considers several factors, including but not limited to, the length of time and extent to which the fair value has been less than the amortized cost basis, the financial condition and near-term prospects of the issuer (considering factors such as adverse conditions specific to the issuer and the security and ratings agency actions) and the Company’s intent and ability to retain the investment in order to allow for an anticipated recovery in fair value.

The Company recognizes OTTI of a debt security for which there has been a decline in fair value below amortized cost if (i) management intends to sell the security, (ii) it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis or (iii) the Company does not expect to recover the entire amortized cost basis of the security. The amount by which amortized cost exceeds the fair value of a debt security that is considered to have OTTI is separated into a component representing the credit loss, which is recognized in earnings, and a component related to all other factors, which is recognized in other comprehensive income (loss). The measurement of the credit loss component is equal to the difference between the debt security’s amortized cost basis and the present value of its expected future cash flows discounted at the security’s effective yield. If the Company intends to sell the security, or if it is more likely than not it will be required to sell the security before recovery, an OTTI write-down is recognized in earnings equal to the entire difference between the amortized cost basis and fair value of the security.

The Bank, as a member of the FHLB, is required to maintain an investment in the stock of the FHLB. No market exists for this stock, and the Bank’s investment can be liquidated only through redemption by the FHLB, at the discretion of and subject to conditions imposed by the FHLB. Historically, FHLB stock redemptions have been at cost (par value), which equals the Company’s carrying value. The Company monitors its investment in FHLB stock for impairment through review of recent financial results of the FHLB including capital adequacy and liquidity position, dividend payment history, redemption history and information from credit agencies. The Company has not identified any indicators of impairment of FHLB stock.

Loans

The Company’s accounting methods for loans differ depending on whether the loans are new, or new loans, or acquired, or acquired loans, and for acquired loans, whether the loans were acquired at a discount as a result of credit deterioration since the date of origination.

New Loans

The Company accounts for originated loans and purchased loans not acquired through business combinations as new loans. New loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding principal balances net of any allowance for loan losses, unamortized deferred fees and costs and unamortized premiums or discounts. The net amount of nonrefundable loan origination fees and certain direct costs associated with the lending process are deferred and amortized to interest income over the contractual lives of the new loans using methods which approximate the level yield method. Discounts and premiums are amortized or accreted to interest income over the estimated term of the new loans using methods that approximate the level yield method. Interest income on new loans is accrued based on the unpaid principal balance outstanding.

Acquired Loans

Acquired loans are accounted for under ASC 310-30 unless the loan type is excluded from the scope of ASC 310-30 (i.e. loans where borrowers have revolving privileges at acquisition date, or Non-ASC 310-30 loans). The Company has elected to account for loans acquired with deteriorated credit quality since origination under ASC 310-30, or ASC 310-30 loans or pools, due to the following:

•	there is evidence of credit quality deterioration since origination resulting in a “Day 1” discount attributable, at least in part, to credit quality;

•	the loans were acquired in a business combination or asset purchase; and

•	the loans are not to be subsequently accounted for at fair value.

The Company has elected this policy for loans acquired through business combinations exhibiting credit deterioration since origination, except those loan types which have been scoped out of ASC 310-30. Substantially all loans acquired through the Failed Bank Acquisitions and a portion of the loans acquired in the Great Florida

Acquisition had a fair value discount at acquisition date due at least in part to deterioration in credit quality since origination. However, there was a separate grouping of loans individually identified with substantial credit impairment that would be explicitly scoped into ASC 310-30 from those that were classified by analogy. The Company determined that a loan would be explicitly scoped into ASC 310-30 if there was evidence of credit deterioration at Day 1 and that it was probable that the Company would be unable to collect all contractual cash flows receivable. The loans that were classified by analogy were determined to have evidence of credit deterioration at Day 1 and that it was possible, not probable, that the Company would be unable to collect all contractual cash flows receivable.

For each acquisition, ASC 310-30 loans are aggregated into pools based on common risk characteristics, which includes similar credit risk of the loans based on whether loans were analogized or were explicitly scoped into ASC 310-30, internal risk ratings for commercial real estate, land and development and commercial loans; and performing status for consumer and single family residential loans. Pools of loans are further aggregated by collateral type (e.g. commercial real estate, single family residential, etc.). The Company did not elect to aggregate loans into pools that were acquired from separate Acquisitions completed in the same fiscal quarter.

Acquired loans are recorded at their fair value at the acquisition date. Fair value for acquired loans is based on a discounted cash flow methodology that considers factors including the type of loan and related collateral type, delinquency and credit classification status, fixed or variable interest rate, term of loan, whether or not the loan was amortizing, and current discount rates. Additional assumptions used include default rates, loss severity, loss curves and prepayment speeds. Discounts due to credit quality are included in the determination of fair value; therefore an allowance for loan losses is not recorded at the acquisition date. The discount rates used for the cash flow methodology are based on market rates for new originations of comparable loans at the time of acquisition and include adjustments for liquidity concerns. The fair value is determined from the discounted cash flows for each individual loan, and for ASC 310-30 loans are then aggregated at the unit of account, or pool level.

For acquired loans with deteriorated credit quality, the Company makes an estimate of the total cash flows it expects to collect from the loans in each pool, which includes undiscounted expected principal and interest as well as cash received through other forms of satisfaction (e.g. foreclosure). The excess of contractual amounts over the total cash flows expected to be collected from the loans is referred to as non-accretable difference, which is not accreted into income. The excess of the expected undiscounted cash flows over the carrying value of the loans is referred to as accretable discount. Accretable discount is recognized as interest income on a level-yield basis over the expected term of the loans in each pool. Assumptions for prepayment and the probability of collection are applied to both contractually required payments and cash flows expected to be collected at acquisition.

The Company continues to estimate cash flows expected to be collected over the expected term of the ASC 310-30 loans on a quarterly basis. Subsequent increases in total cash flows expected to be collected are recognized as an adjustment to the accretable discount with the amount of periodic accretion adjusted over the remaining expected term of the loans. Subsequent decreases in cash flows expected to be collected over the expected term of the loans are recognized as impairment in the current period through a provision for loan losses.

Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Upon these resolutions, the Company’s policy is to remove an individual ASC 310-30 loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the non-accretable difference. This removal method assumes that the amount received from these resolutions approximates the pool performance expectations of cash flows. The accretable yield percentage is unaffected by the resolution. Any changes in the effective yield for the remaining loans in the pool are addressed by the quarterly cash flow evaluation process for each pool. For loans that are resolved by payment in full, there is no release of the non-accretable difference for the pool because there is no difference between the amount received at resolution and the contractual amount of the loan.

Payments received in excess of expected cash flows may result in an ASC 310-30 pool becoming fully amortized and its carrying value reduced to zero even though outstanding contractual balances remain related to loans in the pool. Once the carrying value of an ASC 310-30 pool is reduced to zero, any future proceeds from the remaining loans are recognized as interest income upon receipt. There were four ASC 310-30 pools whose carrying value has been reduced to zero as of June 30, 2014, December 31, 2013 and 2012. These pools had an aggregate Unpaid Principal Balance, or UPB, of $0.3 million, $0.4 million and $1.6 million as of June 30, 2014, December 31, 2013 and 2012, respectively.

Non-ASC 310-30 loans are recorded at their estimated fair value as of the acquisition date and subsequently accounted for under ASC Topic 310-20, Receivables—Nonrefundable Fees and Other Costs, or ASC 310-20. The fair value discount is accreted using methods which approximate the level-yield method over the remaining term of the loans and is recognized as a component of interest income.

Nonaccrual Loans

For new and Non-ASC 310-30 loans, the Company classifies loans as past due when the payment of principal or interest is greater than 30 days delinquent based on the contractual next payment due date. The Company’s policies related to when loans are placed on nonaccrual status conform to guidelines prescribed by regulatory authorities. Loans are placed on non-accrual status when it is probable that principal or interest is not fully collectible, or generally when principal or interest becomes 90 days past due, whichever occurs first. Loans secured by one to four family residential properties may remain in accruing status until they are 180 days past due if management determines that it does not have concern over the collectability of principal and interest because the loan is adequately collateralized and in the process of collection. When loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period and amortization of any discount ceases. Interest payments received thereafter are applied as a reduction to the remaining principal balance unless management believes that the ultimate collection of the principal is likely, in which case payments are recognized in earnings on a cash basis. Loans are removed from nonaccrual status when they become current as to both principal and interest and the collectability of principal and interest is no longer doubtful.

Generally, a nonaccrual loan that is restructured remains on nonaccrual for a period of six months to demonstrate the borrower can meet the restructured terms. However, performance prior to the restructuring, or significant events that coincide with the restructuring, are considered in assessing whether the borrower can meet the new terms and may result in the loan being returned to accrual status after a shorter performance period. If the borrower’s ability to meet the revised payment schedule is not reasonably assured, the loan remains classified as a nonaccrual loan.

Contractually delinquent ASC 310-30 loans are not classified as nonaccrual as long as discount continues to be accreted on the corresponding ASC 310-30 pool.

Impaired Loans

An ASC 310-30 pool is considered to be impaired when it is probable that the Company will be unable to collect all the cash flows expected at acquisition, plus additional cash flows expected to be collected arising from changes in estimates after acquisition. All ASC 310-30 pools are evaluated individually for impairment based their expected total cash flows. The discount continues to be accreted on ASC 310-30 pools as long as there are expected future cash flows in excess of the current carrying amount of the pool.

Non-ASC 310-30 and new loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due, according to the contractual terms of the loan agreements.

All Non-ASC 310-30 and new loans of $250,000 or greater with an internal risk rating of substandard or below and on nonaccrual, as well as loans classified as Troubled Debt Restructuring, or TDR, are reviewed individually for impairment on a quarterly basis.

Loans Held for Sale

Certain residential fixed rate and adjustable rate mortgage loans originated by the Company with the intent to sell in the secondary market are carried at the lower of cost or fair value, as determined by outstanding commitments from investors. These loans are generally sold on a non-recourse basis with servicing released. Gains and losses on the sale of loans recognized in earnings are measured based on the difference between proceeds received and the carrying amount of the loans, inclusive of deferred origination fees and costs, if any.

Allowance for Loan Losses

The Company’s allowance for loan losses, or ALL, is established for both performing and nonperforming loans. The Company’s ALL is the amount considered adequate to absorb probable losses within the portfolio based on management’s evaluation of the size and current risk characteristics of the loan portfolio. Such evaluation considers numerous factors including, but not limited to, internal risk ratings, loss forecasts, collateral values, geographic location, borrower FICO scores, delinquency rates, nonperforming and restructured loans, origination channels, product mix, underwriting practices, industry conditions, economic trends and net charge-off trends. The ALL relates to new loans, estimated additional losses arising on Non-ASC 310-30 loans subsequent to the Acquisitions and additional impairment recognized as a result of decreases in expected cash flows on ASC 310-30 pools due to further credit deterioration or other factors since the Acquisitions. The ALL consists of both specific and general components.

For ASC 310-30 pools, a specific valuation allowance is established when it is probable that the Company will be unable to collect all of the cash flows expected at acquisition, plus the additional cash flows expected to be collected arising from changes in estimates after acquisition. Expected cash flows are estimated on an individual loan basis and then aggregated at the ASC 310-30 pool level. The analysis of expected pool cash flows incorporates updated pool level expected prepayment rate, default rate, delinquency level and loss severity given default assumptions. These analyses incorporate information about loan performance, collateral values, the financial condition of the borrower, internal risk ratings, the Company’s own and industry historical delinquency and default severity data.

The carrying value for ASC 310-30 pools is reduced by the amount of the calculated impairment, which is also the basis in which future accretion income is calculated. A charge-off is taken for an individual ASC 310-30 loan when it is deemed probable that the loan will be resolved for an amount less than its carrying value. The charge-off is taken to the specific allowance or mark as applicable. Alternatively, an improvement in the expected cash flows related to ASC 310-30 pools results in a reduction or recoupment of any previously established specific allowance with a corresponding credit to the provision for loan losses. Any recoupment recorded is limited to the amount of the remaining specific allowance for that pool, with any excess of expected cash flow resulting in a reclassification from non-accretable to accretable yield and an increase in the prospective yield of the pool.

The New and Non-ASC 310-30 loan portfolios have limited delinquency and credit loss history and have not yet exhibited an observable loss trend. The credit quality of loans in these loan portfolios are impacted by delinquency status and debt service coverage generated by the borrowers’ businesses and fluctuations in the value of real estate collateral. Management considers delinquency status to be the most meaningful indicator of the credit quality of one-to-four single family residential, home equity loans and lines of credit and other consumer loans. Delinquency statistics are updated at least monthly. Internal risk ratings are considered the most meaningful indicator of credit quality for Non ASC 310-30 and New commercial, construction and commercial real estate loans. Internal risk ratings are a key factor in identifying loans that are individually evaluated for impairment and impact management’s estimates of loss factors used in determining the amount of the ALL.

Internal risk ratings are updated on a continuous basis. Relationships with balances in excess of $250,000 are re-evaluated at least annually and more frequently if circumstances indicate that a change in risk rating may be warranted.

New and Non-ASC 310-30 loans of $250,000 or greater with an internal risk rating of substandard or below and on nonaccrual, as well as loans classified as TDR, are reviewed individually for impairment on a quarterly basis. The specific allowance established for these loans is based on a thorough analysis of the most probable source of repayment, including the present value of the loan’s expected future cash flows, the loan’s estimated market value or the estimated fair value of the underlying collateral less costs of disposition. General allowances are established for New and Non-ASC 310-30 loans that are not classified as impaired, which are evaluated by loan category based on common risk characteristics. In this process, general loan loss factors are established based on the following: historical loss factors derived from the Federal Financial Institutions Examination Council’s quarterly Unified Performance Branch Report for Group 1 banks (assets greater than $3 billion) using an annualized weighted average eight quarter rolling basis; trends in delinquencies and nonaccruals by loan portfolio segment and asset categories within those segments; portfolio segment and asset category production trends, including average risk ratings and loan-to value, or LTV, ratios; current industry conditions, including real estate market trends; general economic conditions; credit concentrations by portfolio and asset categories; and portfolio quality, which encompasses an assessment of the quality and relevance of borrowers’ financial information and collateral valuations and average risk rating and migration trends within portfolios and asset categories.

Other adjustments for qualitative factors may be made to the allowance after an assessment of internal and external influences on credit quality and loss severity that are not fully reflected in the historical loss or risk rating data. For these measurements, the Company uses assumptions and methodologies that are relevant to estimating the level of impairment and probable losses in the loan portfolio. To the extent that the data supporting such assumptions has limitations, management’s judgment and experience play a key role in recording the allowance estimates. Qualitative adjustments are considered for: portfolio credit quality trends, including levels of delinquency, charge-offs, nonaccrual, restructuring and other factors; policy and credit standards, including quality and experience of lending and credit management; and general economic factors, including national, regional and local conditions and trends.

Additions to the ALL are made by provisions charged to earnings. The allowance is decreased by charge-offs of balances no longer deemed collectible. Charge-offs on New and Non-ASC 310-30 loans are recognized as follows: commercial loans are written-off when management determines them to be uncollectible; for unsecured consumer loans at 90 days past due; and for residential real estate loans and secured consumer loans when they become 120 to 180 days past due, depending on the collateral type. The Company reports recoveries on a cash basis at the time received. Recoveries on ASC 310-30 loans that were charged-off and Non-ASC 310-30 loans that were charged-off prior to the Acquisitions are recognized in earnings as income from resolution of acquired assets and do not affect the allowance for loan losses. All other recoveries are credited to the ALL.

Loss Share Indemnification Asset and Clawback Liability

Assets subject to loss sharing agreements with the FDIC are labeled “Covered Assets” in the consolidated financial statements and include acquired loans, or Covered Loans, and OREO.

The loss share indemnification asset is measured separately from the Covered Assets acquired as it is not contractually embedded in any of the Covered Assets. The initial fair value of the loss share indemnification asset represents the present value of the estimated cash payments expected to be received from the FDIC for future losses on Covered Assets, based on the credit adjustment estimated for each Covered Asset and the loss sharing percentages. The estimated cash flows are discounted using a risk-free yield curve plus a premium reflecting the uncertainty related to the timing and receipt of such cash flows. The amount ultimately collected for this asset is dependent upon the performance of the underlying Covered Assets, the passage of time and claims submitted to the FDIC.

The amounts covered by the loss sharing agreements are the pre-acquisition book value of the underlying assets, the contractual balance of unfunded commitments that were acquired, and certain future net direct costs applicable to the Covered Assets. As required by the respective loss sharing agreements, the Company submits a loss share certificate to the FDIC on a quarterly basis requesting reimbursement for losses on Covered Assets and covered expenses. Covered expenses are recorded in non-interest expense when incurred with an offsetting increase to the loss share indemnification asset and non-interest income for the amount expected to be reimbursed by the FDIC. Certain covered expenses are claimed upon resolution of the Covered Asset, resulting in the expense and the related reimbursements from the FDIC occurring in different periods.

The Company reviews and updates the cash flow expected to be collected on Covered Assets and the FDIC loss share indemnification asset on a quarterly basis as loss and recovery estimates related to Covered Assets change. Decreases in the amount of cash flow expected to be collected on Covered Loans after acquisition result in a provision for loan losses, an increase in the ALL, and a proportional increase to the FDIC loss share indemnification asset and income for the estimated amount to be reimbursed. Increases in the amount of cash flow expected to be collected on Covered Loans after acquisition result in the reversal of any previously-recorded provision for loan losses and related ALL and a decrease to the FDIC loss share indemnification asset, or prospective adjustment to the accretable discount if no provision for loan losses had been previously recorded. If no provision for loan losses had been previously recorded, improvements in the expected cash flows from the Covered Loans, which is reflected as an adjustment to yield and accreted into income over the remaining expected term of the loans, decreases the expected cash flows to be collected from the loss sharing agreement, with such decrease reducing the yield to be accreted on a prospective basis if the total expected cash flows from the loss sharing agreement exceeds its carrying amount; and, if the carrying amount of the FDIC loss share indemnification asset exceeds the total expected cash flows, the excess is amortized as a reduction of income over the shorter of (1) the remaining expected term of the respective loans or (2) the remaining term of the loss sharing agreement.

As a result, the value of the FDIC loss share indemnification asset will continue to fluctuate over time based upon the continued performance of the Covered Assets and as the Company receives payments from the FDIC under the loss sharing agreements.

The loss sharing agreements between the Company and the FDIC for certain of the Acquisitions include clawback provisions that obligate the Company to pay the FDIC a certain amount in the event that losses incurred by the Company do not reach a specified threshold upon termination of the loss sharing agreement. The fair value of the clawback liability is initially estimated using the same discounted cash flow model used to determine the loss share indemnification asset, using a discount rate that takes into account the Company’s credit risk. The clawback liability is re-measured quarterly based on the terms of the applicable loss sharing agreement, changes in projected losses on Covered Assets and the cumulative servicing amount, if applicable.

The clawback liability is included in other liabilities in the accompanying consolidated balance sheets and the amortization and loss on re-measurement is included in loss share indemnification income in the accompanying consolidated statements of operations.

Goodwill and Other Intangible Assets

Goodwill represents the excess of consideration transferred in business combinations over the fair value of net tangible and identifiable intangible assets acquired. Goodwill is not amortized, but is tested for impairment annually or more frequently if events or circumstances indicate that impairment may have occurred. The Company performs its annual goodwill impairment test in the fourth fiscal quarter. The Company has a single reporting unit. The impairment test compares the estimated fair value of the reporting unit to its carrying amount. If the fair value of the reporting unit exceeds its carrying amount, no impairment is indicated. If the fair value of the reporting unit is less than its carrying amount, impairment of goodwill is measured as the excess of the carrying amount of goodwill over its implied fair value. Management uses a third party financial institution valuation specialist to estimate the fair value of the reporting unit. This firm employs a market value approach based upon observable market values and price ratios of similar or comparable publicly owned bank holding companies and an investment value approach based upon the projected future value of the Company derived from its financial projections and discounted at an estimated market required cost of capital to estimate the fair value of the Company. Management evaluates and includes a change of control premium in the estimated fair value of the Company for purposes of evaluating goodwill for impairment. Unobservable inputs into the valuation models include the Company’s financial projections and observable inputs include the market values and price ratios of publicly owned bank holding companies and a discount rate based on the capital assets pricing model. The estimated fair value of the reporting unit at the last impairment testing date exceeded its carrying amount; therefore, no impairment of goodwill was indicated.

Core deposit intangible, or CDI, is a measure of the value of checking and savings deposit relationships acquired in a business combination. The fair value of the CDI stemming from any given business combination is based on the present value of the expected cost savings attributable to the core deposit funding relative to an alternative source of funding. CDI is amortized over the estimated useful lives of the existing deposit relationships acquired, but does not exceed 10 years. The Company evaluates such identifiable intangibles for impairment when events and circumstances indicate that its carrying amount may not be recoverable. If an impairment loss is determined to exist, the loss is reflected as an impairment charge in the consolidated statements of operations for the period in which such impairment is identified. No impairment charges were required to be recorded for the six months ended June 30, 2014 and 2013, or for the years ended December 31, 2013 or 2012.

Income Taxes

Income tax expense (benefit) is determined using the asset and liability method and consists of income taxes that are currently payable and deferred income taxes. Deferred income tax expense is determined by recognizing deferred tax assets and liabilities for future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates that are expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. Changes in tax rates on deferred tax assets and liabilities are recognized in income in the period that includes the enactment date. A valuation allowance is established for deferred tax assets when management determines that it is more likely than not that some portion or all of a deferred tax asset will not be realized. In making such determinations, the Company considers all available positive and negative evidence that may impact the realization of deferred tax assets. These considerations include the amount of taxable income generated in statutory carryback periods, future reversals of existing taxable temporary differences, projected future taxable income and available tax planning strategies.

The Company files a consolidated federal income tax return including the results of its wholly owned subsidiary, the Bank. The Company estimates income taxes payable based on the amount it expects to owe the various tax authorities (i.e., federal and state). Income taxes represent the net estimated amount due to, or to be received from, such tax authorities. In estimating income taxes, management assesses the relative merits and risks of the appropriate tax treatment of transactions, taking into account statutory, judicial, and regulatory guidance in the context of the Company’s tax position. Although the Company uses the best available information to record income taxes, underlying estimates and assumptions can change over time as a result of unanticipated events or circumstances such as changes in tax laws and judicial guidance influencing its overall tax position.

An uncertain tax position is recognized only if it is more-likely-than-not to be sustained upon examination, including resolution of any related appeals or litigation process, based on the technical merits of the position. The amount of tax benefit recognized in the financial statements is the largest amount of benefit that is more than fifty percent likely to be sustained upon ultimate settlement of the uncertain tax position. If the initial assessment fails to result in recognition of a tax benefit, the Company subsequently recognizes a tax benefit if there are changes in tax law or case law that raise the likelihood of prevailing on the technical merits of the position to more-likely-than-not, the statute of limitations expires, or there is a completion of an examination resulting in a settlement of that tax year or position with the appropriate agency. The Company recognizes interest related to unrecognized tax benefits in income tax expense (benefit) and penalties, if any, in other operating expenses.

Accounting Policies Recently Adopted and Pending Adoption

In January 2014, the FASB issued ASU 2014-04, “Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans Upon Foreclosure.” This update defines “in substance repossession or foreclosure” because the diversity in practice regarding when entities were reclassifying loans receivable to other real estate owned. A creditor is considered to have received physical possession (resulting from an in substance repossession or foreclosure) of residential real estate property collateralizing a consumer mortgage loan only upon the occurrence of either of the following:

•	The creditor obtains legal title to the residential real estate property upon completion of a foreclosure. A creditor may obtain legal title to the residential real estate property even if the borrower has redemption rights that provide the borrower with a legal right for a period of time after a foreclosure to reclaim the real estate property by paying certain amounts specified by law.

•	The borrower conveys all interest in the residential real estate property to the creditor to satisfy the loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. The deed in lieu of foreclosure or similar legal agreement is completed when agreed-upon terms and conditions have been satisfied by both the borrower and the creditor.

The Company is required to adopt this update for annual periods beginning after December 15, 2014, and interim and annual periods thereafter. The update may result in revised disclosures in the Company’s financial statements but will not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360)—“Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity”. The amendments in this update change the definition of a discontinued operation and, thus, limit the circumstances under which a disposal may be reported as a discontinued operation. Under the amendments, a disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has, or will have, a major effect on an entity’s operations and financial results. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the Accounting Standards Codification. The amendments in this update affect any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of non-financial assets unless those contracts, including leases and insurance contracts, are within the scope of other standards. The amendments establish a core principle requiring the recognition of revenue to depict the transfer of promised goods or services to customers in an amount reflecting the consideration to which the entity expects to be entitled in exchange for such goods or services. The amendments also require expanded disclosures concerning the nature, amount, timing and uncertainty of revenues and cash flows arising from contracts with customers. For public entities, the amendments in this update are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, and must be applied retrospectively. Early application is not permitted. The Company is currently evaluating the impact of adoption. In May 2014, the FASB issued ASU

No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. This update clarifies the principles for recognizing revenue from contracts with customers. This ASU, which does not apply to financial instruments, is effective for interim and annual reporting periods beginning after December 15, 2016. The Company is currently evaluating this ASU to determine the impact on its consolidated financial position, results of operations and cash flows.

In June 2014, the FASB issued ASU No. 2014-11, “Transfers and Servicing (topic 860)—Repurchase-to- Maturity Transactions, Repurchase Financing, and Disclosures”. This update changes the accounting for repurchase-to-maturity transactions and linked repurchase financings to secured borrowing accounting, which is consistent with the accounting for other repurchase agreements. The amendments also require two new disclosures. The first disclosure requires an entity to disclose information on transfers accounted for as sales in transactions that are economically similar to repurchase agreements. The second disclosure provides increased transparency about the types of collateral pledged in repurchase agreements and similar transactions accounted for as secured borrowings. The disclosure for certain transactions accounted for as a sale is required to be presented for interim and annual periods beginning after December 15, 2014, and the disclosure for repurchase agreements, securities lending transactions, and repurchase-to-maturity transactions accounted for as secured borrowings is required to be presented for annual periods beginning after December 15, 2014, and interim periods beginning after December 15, 2015. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In June 2014, the Financial Accounting Standard Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2014-12, “Compensation- Stock Compensation (Topic 718)—Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could be Achieved after the Requisite Service Period”. This update provides specific guidance on whether to treat a performance target that could be achieved after the requisite service period as a performance condition that affects vesting or as a nonvesting condition that affects the grant-date fair value of an award. This ASU is effective for fiscal years and interim periods beginning after December 15, 2015. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

Significant Accounting Estimates

The notes to consolidated financial statements contain a summary of our significant accounting policies, including discussions on recently issued accounting pronouncements, our adoption of them and the related impact of their adoption. We believe that certain of these policies, along with various estimates that we are required to make in recording our financial transactions, are important to have a complete picture of our financial position. In addition, these estimates require us to make complex and subjective judgments, many of which include matters with a high degree of uncertainty. The following is a discussion of these significant estimates. Additional information about these policies can be found in Note 2 of the consolidated financial statements. See “Risk Factors” beginning on page 9 for a discussion of information that should be considered in connection with an investment in our securities.

The Company’s financial reporting and accounting policies conform to GAAP. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include the carrying value of loans, the allowance for loan losses, the carrying value of the loss share indemnification asset, the carrying value of other real estate owned, the carrying value of goodwill and other intangible assets, contingent consideration liability, the determination of fair value for financial instruments, acquisition-related fair value computations, stock-based compensation and deferred taxes.

Primary Factors Used to Evaluate Our Business

As a financial institution, we manage and evaluate various aspects of both our results of operations and our financial condition. We evaluate the levels and trends of the line items included in our consolidated balance sheet and income statement, as well as various financial ratios that are commonly used in our industry. We analyze these ratios and financial trends against our own historical performance, our budgeted performance and the financial condition and performance of comparable financial institutions in our region and nationally.

Comparison of our financial performance against other financial institutions is impacted by the accounting for loans acquired with deteriorated credit quality since origination as well as assets subject to loss sharing agreements with the FDIC.

Results of Operations

Our results of operations depend substantially on net interest income, which is the difference between interest income on interest-earning assets, consisting primarily of interest income on loans receivable, including accretion income on acquired loans, securities and other short-term investments, and interest expense on interest-bearing liabilities, consisting primarily of deposits and borrowings. Our results of operations are also dependent upon our generation of non-interest income, consisting of income from banking service fees, interest rate swap services, bank owned life insurance, recoveries on acquired assets and FDIC loss share related items including reimbursement of expenses on covered assets and negative amortization of the indemnification asset to fair value over the life of the contract. Other factors contributing to our results of operations include our provisions for loan losses, gains or losses on sales of securities and income taxes, as well as the level of our non-interest expenses, such as compensation and benefits, occupancy and equipment and other miscellaneous operating expenses.

Net Interest Income

Net interest income, a significant contributor to our revenues and net income, represents interest income less interest expense. We generate interest income from interest, dividends and fees received on interest-earning assets, including loans and investment securities we own. We incur interest expense from interest paid on interest-bearing liabilities, including interest-bearing deposits, and borrowings. To evaluate net interest income, we measure and monitor (1) yields on our loans and other interest-earning assets, (2) the costs of our deposits and other funding sources, (3) our net interest spread, (4) our net interest margin and (5) our provisions for loan and lease losses. Net interest spread is the difference between rates earned on interest-earning assets and rates paid on interest-bearing liabilities. Net interest margin is calculated as the annualized net interest income divided by average interest-earning assets. Because non-interest-bearing sources of funds, such as noninterest-bearing deposits and stockholders’ equity, also fund interest-earning assets, net interest margin includes the benefit of these noninterest-bearing sources.

We also recognize income from the accretable discounts associated with the purchase of interest-earning assets. Because of our acquisitions in 2010 and 2011, and on a going forward basis our January 31, 2014 acquisition of Great Florida Bank, we derive a portion of our interest income from the accretable discounts on acquired loans. This accretion will continue to have an impact on our net interest income as long as loans acquired with evidence of credit deterioration at acquisition represent a meaningful portion of our interest-earning assets. As of June 30, 2014, acquired loans with evidence of credit deterioration accounted for under ASC 310-30 represented approximately 21% of our total loan portfolio and accounted for 32% of our interest income for the six months ended June 30, 2014.

Changes in the market interest rates and interest rates we earn on interest-earning assets or pay on interest-bearing liabilities, as well as the volume and types of interest-earning assets, interest-bearing and noninterest-bearing liabilities and stockholders’ equity, are usually the largest drivers of periodic changes in net interest spread, net interest margin and net interest income. In addition, our interest income includes the accretion of the fair value discounts on our acquired loans, which will also affect our net interest spread, net interest margin and net interest income. We measure net interest income before and after provision for loan and lease losses required to maintain our ALL at acceptable levels.

Noninterest Income

Our noninterest income includes the following:

•	service charges and fees;

•	interest rate swap services;

•	bank-owned life insurance;

•	accretion income and amortization expense from FDIC loss share indemnification asset and clawback liability;

•	reimbursement of expenses on assets covered by loss sharing agreements;

•	income from recoveries of acquired loans; and

•	net gains and losses from the sale of OREO assets and investment securities.

For the six months ended June 30, 2014 and for the years ended December 31, 2013 and 2012, the majority of our noninterest income resulted from interest rate swap service fees, recoveries on acquired assets, gains on sales of OREO and gains on sales of investment securities. Included within noninterest income is the amortization expense of the FDIC loss share indemnification asset, which represents a substantial component of our noninterest income. In accordance with GAAP, we are negatively amortizing the indemnification asset to fair value over the life of the contract of the receivable. This, in addition to changes to the estimated FDIC clawback liability, resulted in approximately $12.2 million and $13.4 million in expenses for the six months ended June 30, 2014 and 2013, respectively, and $24.9 million and $34.4 million of expense for the years ended December 31, 2013 and 2012, respectively. Typically, the primary components of noninterest income of financial institutions are service charges and fees and gains and losses related to the sale or valuation of investment securities, loans and other assets.

FDIC loss share indemnification income (loss) captures amortization of the FDIC loss share indemnification asset, reimbursement of expenses and write-downs on covered assets and the portion of recoveries shared with the FDIC. The amortization of the FDIC loss share indemnification asset represents the amount of loss recognized for the current fiscal period related to the amortization of the FDIC loss share indemnification asset to fair value over its contractual life.

In connection with the loss sharing agreements with the FDIC, the Bank will be reimbursed for a portion of certain expenses associated with Covered Assets. The Company also recognizes income from reimbursement of expenses associated with qualifying expenses on loans that have not been charged-off but for which a charge-off is expected.

The Company reports recoveries on a cash basis at the time received. Recoveries on ASC 310-30 loans that were charged-off and Non-ASC 310-30 loans that were charged-off prior to the Acquisitions are recognized in earnings as income from resolution of acquired assets and do not affect the allowance for loan losses. All other recoveries are credited to the ALL

Noninterest Expense

Our noninterest expense includes the following:

•	salaries and employee benefits;

•	occupancy and equipment expenses;

•	other real estate and acquired loan resolution related expenses;

•	professional services; and

•	other.

Financial Condition

The primary factors we use to evaluate and manage our financial condition include liquidity, asset quality and capital.

Liquidity

We manage liquidity based upon factors that include the amount of core deposits as a percentage of total deposits, the level of diversification of our funding sources, the allocation and amount of our deposits among deposit types, the short-term funding sources used to fund assets, the amount of non-deposit funding used to fund assets, the availability of unused funding sources, off-balance sheet obligations, the availability of assets to be readily converted into cash without undue loss, the amount of cash and liquid securities we hold, and the re-pricing characteristics and maturities of our assets when compared to the re-pricing characteristics of our liabilities, the ability to securitize and sell certain pools of assets and other factors.

Asset Quality

We manage the diversification and quality of our assets based upon factors that include the level, distribution, severity and trend of problem, classified, delinquent, non-accrual, nonperforming and restructured assets, the adequacy of our ALL, discounts and reserves for unfunded loan commitments, the diversification and quality of loan and investment portfolios, the extent of counterparty risks and credit risk concentrations.

Capital

We manage capital based upon factors that include the level and quality of capital and overall financial condition of the Company, the trend and volume of problem assets, the adequacy of discounts and reserves, the level and quality of earnings, the risk exposures in our balance sheet, the levels of Tier 1 (core), risk-based and tangible equity capital, the ratios of Tier 1 (core), risk-based and tangible equity capital to total assets and risk-weighted assets and other factors.

Key Metrics

The primary metrics used in our industry to evaluate financial results are summarized below. Because of our relatively early stage of operations and recent periods of organic growth, each of the metrics below may not provide an appropriate basis to compare our results or financial condition to the results or financial condition of other financial services companies.

	Three Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012
Performance Ratios
Interest rate spread	3.26%	3.60%	3.58%	3.77%
Net interest margin	3.39%	3.88%	3.80%	4.01%
Return on average assets	0.69%	0.50%	0.49%	-0.14%
Return on average equity	5.02%	2.33%	2.35%	-0.67%
Efficiency ratio (bank level) (1)	64.26%	80.44%	75.03%	83.21%
Average interest-earning assets to average interest bearing liabilities	117.15%	132.32%	130.50%	125.61%
Loans receivable to deposits	82.45%	67.14%	80.86%	62.15%
Yield on interest-earning assets	3.96%	4.56%	4.51%	4.91%
Cost of interest-bearing liabilities	0.70%	0.96%	0.93%	1.14%
Asset and Credit Quality Ratios—Total loans
Nonperforming loans to loans receivable (2)	1.07%	1.78%	1.51%	0.73%
Nonperforming assets to total assets (3)	2.06%	2.09%	1.73%	2.09%
Covered loans to total gross loans	10.00%	25.87%	15.9%	35.1%
ALL to nonperforming assets	15.42%	21.21%	21.4%	28.0%
ALL to total gross loans	0.55%	0.95%	0.65%	1.39%
Asset and Credit Quality Ratios—New loans
Nonperforming new loans to total new loans receivable (2)	0.01%	0.00%	0.06%	0.07%
New loan ALL to total gross new loans	0.54%	0.50%	0.47%	0.71%
Asset and Credit Quality Ratios—Acquired loans
Nonperforming acquired loans to total acquired loans receivable (2)	3.63%	5.18%	6.78%	1.50%
Covered acquired loans to total gross acquired loans	34.11%	75.32%	73.60%	75.70%
Acquired loan ALL to total gross acquired loans	0.57%	1.82%	1.32%	2.18%
Capital Ratios (Company)
Average equity to average total assets	13.7%	21.5%	20.9%	21.2%
Tangible average equity to tangible average assets (4)	12.2%	20.6%	20.0%	20.2%
Tangible common equity ratio (4)	11.7%	19.6%	17.2%	21.5%
Tier 1 leverage ratio	12.0%	20.2%	18.0%	20.6%
Tier 1 risk-based capital ratio	16.0%	30.9%	24.8%	36.1%
Total risk-based capital ratio	16.5%	31.6%	25.3%	37.1%
Capital Ratios (Bank)
Average equity to average total assets	11.9%	13.8%	13.4%	12.9%
Tangible common equity ratio	10.4%	12.1%	11.5%	12.7%
Tier 1 leverage ratio	10.8%	12.4%	12.0%	12.1%
Tier 1 risk-based capital ratio	14.4%	19.2%	16.7%	21.2%
Total risk-based capital ratio	14.9%	20.0%	17.3%	22.2%

(1)	Non-interest expense over (net interest income plus non-interest income). Includes amortization expense of FDIC loss share indemnification asset and FDIC clawback liability.
(2)	Nonperforming loans include loans in non-accrual status.
(3)	Nonperforming assets include loans in non-accrual status and OREO.
(4)	See “Selected Consolidated Financial Data—GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

Results of Operations

Net income available to common stockholders totaled $9.2 million, which generated diluted EPS of $0.26 in the second quarter of 2014. Net income available to common stockholders for the same period of 2013 totaled $4.3 million, which generated diluted EPS of $0.12. The increase in net income was primarily driven by an increase of $12.3 million in interest income resulting from an increase in interest earning assets primarily due to the Great Florida Bank acquisition and a $3.0 million increase in noninterest income partially offset by an increase in interest expense of $1.6 million resulting from an increase in the average balance of interest-bearing liabilities and a $3.3 million increase in noninterest expense. The Company’s results of operations for the second quarter of 2014 produced an annualized return on average assets of 0.69% and an annualized return on average common stockholders’ equity of 5.02% compared to prior year ratios of 0.50% and 2.33%, respectively.

Net income available to common stockholders’ totaled $12.7 million for the six months ended June 30, 2014, or $0.35 per average diluted common share, an increase of 87.4% compared to $6.8 million, or $0.18 per average diluted common share, for the corresponding period of the prior year. The increase in net income was primarily driven by an increase of $22.8 million in interest income resulting from an increase in interest earning assets primarily related to the acquisition of Great Florida Bank and a $2.9 million increase in noninterest income partially offset by an increase in interest expense of $2.8 million resulting from an increase in the average balance of interest-bearing liabilities and a $11.2 million increase in noninterest expense. The Company’s results of operations for six months ended June 30, 2014 produced an annualized return on average assets of 0.51% and an annualized return on average common stockholders’ equity of 3.52% compared to prior year ratios of 0.41% and 1.86%, respectively.

Net income available to common stockholders’ totaled $17.2 million for the year ended December 31, 2013, or $0.46 per average diluted common share, compared to a net loss of $4.8 million, or $(0.13) per average diluted common share, for the year ended December 31, 2012. The $22.0 million increase in net income for the year ended December 31, 2013, compared to the year ended December 31, 2012, was primarily due to a $24.2 million increase in net interest income after provision expense driven by a decrease of $23.2 million in loan provision expense, an $8.4 million decrease in non-interest income consisting of $15.1 million FDIC loss share indemnification loss offset by $6.4 million of gains on sales of investment securities and a $17.4 million decrease in noninterest expense consisting of a $4.1 million decrease in professional service fees and a decrease of $12.8 million in loan expenses and OREO write downs and expenses.

The decrease in the provision for loan losses on acquired loans during the year ended December 31, 2013 totaled $24.9 million and was primarily due to better than expected performance on the acquired loan portfolio. Improved payment performance and rising collateral values led to increased expected cash flows on certain loans following our quarterly re-estimation process on ASC 310-30 loans. As a result we were able to recoup a portion of the impairment previously attributed to the respective acquired ASC 310-30 loan pools.

Net Interest Income

The following table presents, for the periods indicated, information about (i) average balances, the total dollar amount of interest income from interest-earning assets and the resultant average yields; (ii) average balances, the total dollar amount of interest expense on interest-bearing liabilities and the resultant average rates; (iii) net interest income; (iv) the interest rate spread; and (v) the net interest margin. Yields have been calculated on a pre-tax basis:

	Three Months Ended June 30,
	2014			2013
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/ Rate (3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/ Rate (3)
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$97,493	$53	0.22%	$95,730	$40	0.17%
New loans	2,087,601	18,475	3.50%	982,080	9,748	3.93%
Acquired loans (4)	967,986	19,358	8.00%	569,623	16,549	11.62%
Investment securities and other	1,710,662	10,566	2.44%	1,502,313	9,817	2.58%

Total interest-earning assets	4,863,742	48,452	3.96%	3,149,746	36,154	4.56%

Non-earning assets:
FDIC loss share indemnification asset (5)	78,916			110,615
Non-interest-earning assets	411,602			164,961

Total assets	$5,354,260			$3,425,322

Interest-bearing liabilities:
Interest-bearing transaction accounts	$112,752	$43	0.15%	$69,137	$17	0.10%
Savings and money market accounts	1,787,574	2,564	0.58%	940,687	1,179	0.50%
Time deposits (6)	1,464,728	3,226	0.88%	1,098,457	3,448	1.26%
FHLB advances and other borrowings	786,513	1,466	0.74%	272,050	1,038	1.51%

Total interest-bearing liabilities	$4,151,567	$7,299	0.70%	$2,380,331	$5,682	0.96%

Non-interest-bearing liabilities and shareholders’ equity:
Non-interest-bearing demand deposits	$420,420			$267,078
Other liabilities	49,896			41,825
Stockholders’ equity	732,377			736,088

Total liabilities and stockholders’ equity	$5,354,260			$3,425,322

Net interest income		$41,153			$30,472

Net interest spread			3.26%			3.60%

Net interest margin			3.39%			3.88%

	Six Months Ended June 30,
	2014			2013
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate (3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate (3)
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$111,736	$120	0.22%	$75,791	$70	0.19%
New loans	1,951,611	34,856	3.55%	886,459	17,847	4.00%
Acquired loans (4)	901,409	37,829	8.39%	585,063	33,968	11.61%
Investment securities and other	1,614,663	20,565	2.53%	1,495,056	18,726	2.49%

Total interest-earning assets	4,579,419	93,370	4.06%	3,042,369	70,611	4.63%

Non-earning assets:
FDIC loss share indemnification asset (5)	82,437			116,389
Non-interest-earning assets	379,571			157,013

Total assets	$5,041,427			$3,315,771

Interest-bearing liabilities:
Interest-bearing transaction accounts	$106,148	$79	0.15%	$68,149	$32	0.10%
Savings and money market accounts	1,670,470	4,447	0.54%	872,543	2,059	0.48%
Time deposits (6)	1,438,067	6,616	0.93%	1,075,858	6,865	1.29%
FHLB advances and other borrowings	668,048	2,730	0.81%	277,781	2,096	1.50%

Total interest-bearing liabilities	$3,882,733	$13,872	0.72%	$2,294,331	$11,052	0.97%

Non-interest-bearing liabilities and shareholders’ equity:
Non-interest-bearing demand deposits	$386,908			$247,029
Other liabilities	44,459			40,920
Stockholders’ equity	727,327			733,491

Total liabilities and stockholders’ equity	$5,041,427			$3,315,771

Net interest income		$79,498			$59,559

Net interest spread			3.34%			3.66%

Net interest margin			3.50%			3.95%

	Year Ended December 31, 2013			Year Ended December 31, 2012
	Average Balance (1)	Interest (2)	Average Rate (3)	Average Balance (1)	Interest (2)	Average Rate (3)
	(Dollars in thousands)
Interest-earning assets:
Cash & equivalents	$100,293	$224	0.22%	$70,142	$145	0.21%
New loans	1,129,323	43,668	3.87%	534,797	22,106	4.13%
Acquired loans (4)	548,111	64,853	11.83%	725,563	90,610	12.49%
Investment securities	1,443,957	36,518	2.53%	1,697,875	35,973	2.12%

Total interest-earning assets	3,221,684	145,263	4.51%	3,028,377	148,834	4.91%

Non-earning assets:
FDIC loss share indemnification asset (5)	107,153			170,805
Non-interest-earning assets	173,474			184,923

Total assets	$3,502,311			$3,384,105

Interest-bearing liabilities:
Interest-bearing transaction accounts	$70,454	$76	0.11%	$65,407	67	0.10%
Savings and money market accounts	961,986	4,425	0.46%	730,591	$4,857	0.66%
Time deposits (6)	1,121,094	14,036	1.25%	1,277,567	17,776	1.39%
FHLB advances and other borrowings	315,103	4,403	1.40%	337,405	4,806	1.42%

Total interest-bearing liabilities	$2,468,637	$22,940	0.93%	$2,410,970	$27,506	1.14%

Non-interest-bearing liabilities and stockholders’ equity:
Non-interest-bearing demand deposits	$261,000			218,766
Other liabilities	40,560			36,779
Stockholders-equity	732,114			717,590

Total liabilities and stockholders’ equity	$3,502,311			$3,384,105

Net interest income		$122,323			$121,328

Net interest spread			3.58%			3.77%

Net interest margin			3.80%			4.01%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annual basis.
(4)	Includes loans on non-accrual status.
(5)	Amortization expense of FDIC loss share indemnification asset is not included in net interest income presentation.
(6)	Interest expense on time deposits includes the impact from time deposit premium amortization.

Increases and decreases in interest income and interest expense result from changes in average balances (volume) of interest-earning assets and liabilities, as well as changes in average interest rates. The following table shows the effect that these factors had on the interest earned on our interest-earning assets and the interest incurred on our interest-bearing liabilities for the periods indicated. The effect of changes in volume is determined by multiplying the change in volume by the current period’s average rate. Similarly, the effect of rate changes is calculated by multiplying the change in average rate by the previous period’s volume. Changes applicable to both volume and rate have been allocated to volume. Yields have been calculated on a pre-tax basis. A summary of increases and decreases in interest income and interest expense resulting from changes in average balances (volume) and average interest rates follows:

	Three Months Ended June 30, 2014 compared to 2013
	Increase (Decrease) Due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$1	$12	$13
New Loans	10,973	(2,246)	8,727
Acquired Loans (1)	11,573	(8,764)	2,809
Investment securities and other	1,361	(612)	749

Total change in interest income	$23,908	$(11,610)	$12,298

Interest-bearing liabilities:
Interest-bearing transaction accounts	$11	$15	$26
Savings and money market	1,062	323	1,385
Time deposits (2)	1,150	(1,372)	(222)
FHLB advances and other borrowings	1,962	(1,534)	428

Total change in interest expenses	4,185	(2,568)	1,617

Total change in net interest income	$19,723	$(9,042)	$10,681

	Six Months Ended June 30, 2014 compared to 2013
	Increase (Decrease) Due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$34	$16	$50
New Loans	21,444	(4,435)	17,009
Acquired Loans (1)	18,367	(14,506)	3,861
Investment securities and other	1,498	341	1,839

Total change in interest income	$41,343	$(18,584)	$22,759

Interest-bearing liabilities:
Interest-bearing transaction accounts	$18	$29	$47
Savings and money market	1,884	504	2,388
Time deposits (2)	2,311	(2,560)	(249)
FHLB advances and other borrowings	2,943	(2,309)	634

Total change in interest expenses	7,156	(4,336)	2,820

Total change in net interest income	$34,187	$(14,248)	$19,939

	Year ended December 31, 2013 compared to 2012
	Increase (Decrease) Due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Cash & equivalents	$62	$17	$79
New loans	24,575	(3,013)	21,562
Acquired loans (1)	(22,161)	(3,596)	(25,757)
Investment securities	(5,380)	5,925	545

Total change in interest income	$(2,904)	$(667)	$(3,571)

Interest-bearing liabilities:
Interest-bearing transaction accounts	$5	$4	$9
Savings and money market	1,538	(1,970)	(432)
Time deposits (2)	(2,177)	(1,563)	(3,740)
FHLB advances and other borrowings	(318)	(85)	(403)

Total change in interest expenses	(952)	(3,614)	(4,566)

Total change in net interest income	$(1,952)	$2,947	$995

(1)	Includes loans on non-accrual status.
(2)	Interest expense on time deposits includes the impact from time deposit premium amortization.

Second Quarter 2014 compared to Second Quarter 2013

Net interest income was $41.2 million for the second quarter of 2014, an increase of 35.1% compared to $30.5 million for the same period in 2013. The increase in net interest income reflects a $12.3 million increase in interest income partially offset by a $1.6 million increase in interest expense. For the three months ended June 30, 2014, average earning assets increased by $1.71 billion, or 54.4%, compared to the same period of the prior year, while average interest bearing liabilities increased $1.77 billion, or 74.4%, compared to the three months ended June 30, 2013. The increase in interest income for the second quarter of 2014 was primarily due to an $8.7 million increase in interest income on new loans. The average balance of new loans increased $1.11 billion, which offset the negative impact of the reduction in the average interest rate on new loans of 43 basis points. Interest income on acquired loans increased $2.8 million for the three months ended June 30, 2014 compared to the second quarter of 2013, primarily driven by an increase in the average balance of loans of $398.4 million. The Great Florida Bank acquisition contributed approximately $6.7 million to the increase in interest income on acquired loans, partially offset by a decrease of $3.9 million in legacy acquired loan income due to runoff of the acquired loan portfolio from the Failed Bank Acquisitions.

Interest expense on deposits increased $1.2 million for the three months ended June 30, 2014 compared to the three months ended June 30, 2013 primarily due to a $1.26 billion, or 59.6%, increase in the average balance of total interest bearing deposits. The decline in the average rate paid on deposits was attributable to lower prevailing rates offered and the continued run-off of wholesale and longer-term time deposits assumed in the acquisitions. The average rate paid on time deposits, including the impact of premium amortization, was 0.88% and 1.26% for the three months ended June 30, 2014 and 2013, respectively. Interest expense on FHLB advances and other borrowings totaled $1.5 million for the three months ended June 30, 2014 as compared to $1.0 million for the three months ended June 30, 2013. The increase was primarily due to an increase of $514.4 million, or 189.1%, in the average balance of FHLB advances and other borrowings, partially offset by a decrease in average rate paid on deposits of 77 basis points.

The net interest margin for the three months ended June 30, 2014 was 3.39%, a decline of 49 basis points compared to 3.88% for the three months ended June 30, 2013. The average yield on interest-earning assets declined by 60 basis points for the three months ended June 30, 2014 as compared to the three months ended June 30, 2013, while the average rate paid on interest-bearing liabilities decreased by 26 basis points. The decline in the average yield on interest-earning assets was due primarily to the runoff of higher yielding acquired loan balances. Although the average acquired loan portfolio balance increased 69.9% due to the Great Florida Bank acquisition during the first quarter of 2014, the lower yielding loans acquired from the Great Florida Bank acquisition resulted in a decline in the average rate for the combined acquired loan portfolio. The average rate on the acquired loan portfolio was 8.00% for the three months ended June 30, 2014, down from 11.62% for the three months ended June 30, 2013. At the date of acquisition, the weighted average accretion rate for the loans accounted for under ASC 310-30 was 4.65% and the weighted average contractual rate on acquired Non-ASC 310-30 loans was 4.55%.

Six Months of 2014 compared to Six Months of 2013

Net interest income was $79.5 million for the six months ended June 30, 2014, an increase of 33.5% compared to $59.6 million for the same period in 2013. The increase in net interest income reflects a $22.8 million increase in interest income partially offset by a $2.8 million increase in interest expense. For the six months ended June 30, 2014, average interest earning assets increased by $1.54 billion, or 50.5%, compared to the same period of the prior year, while average interest bearing liabilities increased $1.59 billion, or 69.2%, compared to the six months ended June 30, 2013. The increase in interest income for the six months ended June 30, 2014 was primarily due to a $17.0 million increase in interest income on new loans. The average balance of new loans increased $1.07 billion, which offset the negative impact of the reduction in the average interest rate on new loans of 45 basis points. Interest income on acquired loans increased $3.9 million for the six months ended June 30, 2014 compared to the six months ended June 30, 2013, primarily driven by an increase in the average balance of loans of $316.4 million which was partially offset by a decrease of $7.5 million in legacy acquired loan income due to runoff of the acquired loan portfolio from the Failed Bank Acquisitions.

Interest expense on deposits increased $2.2 million for the six months ended June 30, 2014 compared to the six months ended June 30, 2013 primarily due to a $1.20 billion, or 59.4%, increase in the average balance of total interest bearing deposit accounts. The average rate paid on time deposits, including the impact of premium amortization, was 0.93% and 1.29% for the six months ended June 30, 2014 and 2013, respectively. The decline in the average rate paid on deposits was attributable to lower prevailing rates offered and the continued run-off of wholesale and longer-term time deposits assumed in the Acquisitions. Interest expense on FHLB advances and other borrowings totaled $2.7 million for the six months ended June 30, 2014 as compared to $2.1 million for the six months ended June 30, 2013. The increase was primarily due to an increase of $390.3 million, or 140.5%, in the average balance of FHLB advances and other borrowings, partially offset by a decrease in average rate paid on deposits of 69 basis points.

The net interest margin for the six months ended June 30, 2014 was 3.50%, a decline of 45 basis points compared to 3.95% for the six months ended June 30, 2013. The average yield on interest-earning assets declined by 57 basis points for the six months ended June 30, 2014 as compared to the six months ended June 30, 2013, while the average rate paid on interest-bearing liabilities decreased by 25 basis points. The decline in the average yield on interest-earning assets was due primarily to the runoff of higher yielding acquired loan balances. Although the acquired loan portfolio balance increased 54.1% due to the Great Florida Bank acquisition during the first quarter of 2014, the lower yielding loans acquired from the Great Florida Bank acquisition resulted in a decline in the average rate for the combined acquired loan portfolio. The average rate on the acquired loan portfolio was 8.39% for the six months ended June 30, 2014, down from 11.61% for the six months ended June 30, 2013. At the date of acquisition, the weighted average accretion rate for the loans accounted for under ASC 310-30 was 4.65% and the weighted average contractual rate on acquired Non-ASC 310-30 loans was 4.55%.

Twelve Months of 2013 compared to Twelve Months of 2012

Net interest income was $122.3 million for the year ended December 31, 2013 compared to $121.3 million for the year ended December 31, 2012, representing an increase of $995,000, or 0.8%. The increase in net interest income reflected a decrease in interest income of $3.6 million offset by a decrease in interest expense of $4.6 million. Although net interest income remained relatively consistent from 2012 to 2013, the increase of interest income resulting from new loans for the year ended December 31, 2013 was $21.6 million and offset by a decrease in acquired loan interest income of $25.8 million during the period. Gross new loan growth of $1.04 billion for the year ended December 31, 2013 was the primary driver of the increase in interest income offset by the $144 million reduction of gross acquired loans. Due to the attriting nature of the acquired loan portfolio and our focus on new loan generation through organic loan origination, we expect the acquired loan portfolio to represent a smaller relative portion of our interest income in future periods.

Interest expense on deposits decreased $4.2 million for the year ended December 31, 2013 compared to the year ended December 31, 2012 due to decreased cost of deposit. The average rate paid on time deposits including the impact of premium amortization was 1.25% for the year ended December 31, 2013 and 1.39% for the year ended December 31, 2012. The decline in the average rate is attributable to lower prevailing rates offered and the continued run-off of wholesale and longer-term time deposits assumed in the 2010 and 2011 acquisitions. Interest expense on FHLB advances and other borrowings totaled $4.4 million for the year ended December 31, 2013 as compared to $4.8 million the year ended December 31, 2012, with a decrease in the average volume of $22.3 million.

The net interest margin for the year ended December 31, 2013 was 3.80% as compared to 4.01% for the year ended December 31, 2012, representing a decline of 21 basis points. The average yield on interest-earning assets declined by 40 basis points for the year ended December 31, 2013 as compared to year ended December 31, 2012 while the average rate paid on interest-bearing liabilities decreased by 21 basis points, for a decline in the interest rate spread of 19 basis points. The decline in both net interest margin and interest rate spread primarily resulted from the run off of the acquired loan balances that had average rate of 11.83% and 12.49% for the years ended December 31, 2013 and 2012, respectively.

Provision for Loan Losses

Second Quarter 2014 compared to Second Quarter 2013

The provision for loan losses is used to maintain the ALL at a level that in management’s judgment is appropriate to absorb probable losses inherent in the portfolio at the balance sheet date. Provision for loan losses increased by $2.8 million, or 584.1%, to $3.2 million for the three months ended June 30, 2014 as compared to the three months ended June 30, 2013. Provision for loan loss expense for the three months ended June 30, 2014 included $3.3 million related to new loans and recoupment of past provision expense of $0.1 million on the acquired loan portfolio. For the fourth consecutive quarter, we experienced a recoupment of past provision expense related to the acquired loan portfolio due to better than expected performance and declining delinquencies.

Net charge-offs were $0.8 million for the second quarter of 2014, a decrease of 36.4% for the same period of 2013. The decrease in net charge-offs was due to resolution of acquired loans in the 1-4 SFR, Construction, Land & Development, and CRE loan categories. Net charge-offs were 0.11% of average loans on an annualized basis for the second quarter of 2014 compared to 0.34% of average loans for the same period of 2013.

Six Months of 2014 compared to Six Months of 2013

Provision for loan losses totaled $4.3 million for the six months ended June 30, 2014 as compared to $1.6 million for the six months ended June 30, 2013. For the six months ended June 30, 2014, provision for loan loss expense increased by $2.8 million, or 175.7%, from the comparative period in 2013 and includes $4.5 million related to new loans and recoupment of past provision expense of $0.2 million on the acquired loan portfolio.

Net charge-offs were $1.2 million for the six months ended June 30, 2014, a decrease of 75.3% for the same period of 2013. The decrease in net charge-offs was due to resolution of acquired loans in the Construction, Land & Development, and CRE loan categories. Net charge-offs were 0.08% of average loans on an annualized based for the six months ended June 30, 2014 compared to 0.65% of average loans for the same period of 2013.

Twelve Months of 2013 compared to Twelve Months of 2012

Provisions for loan losses totaled $2.9 million and $26.1 million for the years ended December 31, 2013 and 2012, respectively, of which $3.3 million and $1.6 million, respectively, relate to provision expense attributable to new loans. Provision for loan losses attributable to acquired loans totaled $(379,000) and $24.5 million for years ended December 31, 2013 and 2012, respectively. The decrease in the provision for loan losses on acquired loans during the year ended December 31, 2013 was primarily due to better than expected performance on the acquired loan portfolio. Favorable payment performance and improving collateral values led to increased expected cash flows on certain ASC 310-30 loans. As a result, we were able to recognize recoupment of $677,000 for the year ended December 31, 2013 from the portion of the impairment expense previously attributed to the respective acquired loan pools.

Noninterest Income

The Company reported noninterest income of $6.7 million for the three months ended June 30, 2014, an increase of $3.0 million compared to the second quarter of 2013. The increase in noninterest income included a $2.7 million increase in gain on investment securities, a $1.1 million increase in loan and other fees and an increase in bank-owned life insurance income of $1.0 million which were partially offset by a decrease in income from the resolution of acquired assets of $2.4 million.

The Company reported noninterest income of $9.2 million for the six months ended June 30, 2014, an increase of $2.9 million compared to the six months ended June 30, 2013. The increase in noninterest income included a $3.8 million increase in gain on investment securities, a $1.1 million increase in loan and other fees and an increase in bank-owned life insurance income of $1.9 million which were partially offset by a decrease in income from the resolution of acquired assets of $3.2 million.

The Company reported noninterest income of $10.9 million for the year ended December 31, 2013 and $19.3 million for the year ended December 31, 2012. The decrease in noninterest income for the year ended December 31, 2013 compared to the year ended December 31, 2012 was primarily driven by an increase of $15.1 million in amortization expense, or loss, from the FDIC loss share indemnification asset, partially offset by increases of $6.4 million and $4.8 million of gains on sales of investment securities and other non-interest income, respectively.

The following tables present a summary of noninterest income. For expanded discussion of certain significant noninterest income items, refer to the discussion of each component following the tables presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2014	2013	2014	2013
Noninterest income
Service charges and fees	$707	$554	$1,445	$1,071
Loan and other fees	2,569	1,436	3,285	2,142
Bank-owned life insurance income	1,038	—	1,856	—
FDIC loss share indemnification loss	(5,247)	(4,729)	(10,239)	(8,518)
Income from resolution of acquired assets	1,692	4,116	2,729	5,915
Gain (loss) on sales of other real estate owned	(359)	(442)	72	1,000
Gain on investment securities	4,448	1,710	6,943	3,096
Other noninterest income	1,842	1,015	3,147	1,638

Total noninterest income	$6,690	$3,660	$9,238	$6,344

	Year Ended December 31,
(Dollars in thousands)	2013	2012
Noninterest income
Service charges and fees	$2,374	$2,082
FDIC loss share indemnification loss	(18,533)	(3,470)
Income from resolution of acquired assets	8,475	9,593
Gain on sales of other real estate owned	1,237	4,890
Gain on investment securities	8,682	2,321
Other noninterest income	8,707	3,879

Total noninterest income	$10,942	$19,295

Second Quarter 2014 compared to Second Quarter 2013

Service charges and fees represent fees charged to customers for banking services, such as fees charged on customer deposit accounts, and includes, but it is not limited to, maintenance fees, insufficient fund fees, overdraft protection fees, wire transfer fees and other. Services charges for the three months ended June 30, 2014 totaled $707,000, a slight increase from $554,000 for the same period of the prior year.

Loan and other fees consists primarily of swap fee income, commitment fees and service fee income. Loan and other fees for the three months ended June 30, 2014 totaled $2.6 million, compared to $1.4 million for the three months ended June 30, 2013. The increase of approximately $1.1 million, or 78.9%, for the second quarter of 2014 compared to the second quarter of 2013 was primarily due to increased interest rate swap service fees of $1.0 million.

During the three months ended June 30, 2014, the Company recognized $5.2 million in FDIC loss share indemnification loss as compared to $4.7 million for the three months ended June 30, 2013. The slight increase was driven primarily by a decrease of $1.0 million in expense reimbursements from the FDIC that was partially offset by decreased FDIC loss share indemnification asset amortization and clawback liability expense of $0.6 million. FDIC loss share indemnification asset amortization and clawback liability expense was $5.9 million and $6.5 million for the three months ended June 30, 2014 and June 30, 2013, respectively.

The Company reports recoveries on a cash basis at the time received. Recoveries on ASC 310-30 loans that were charged-off and Non-ASC 310-30 loans that were charged-off prior to the Acquisitions are recognized in earnings as income from resolution of acquired assets and do not affect the allowance for loan losses. All other recoveries are credited to the ALL. Recoveries recognized for the three months ended June 30, 2014 totaled $1.7 million and were recognized through earnings as received, compared to $4.1 million for the three months ended June 30, 2013.

Net gain on sales of investment securities totaled $4.4 million for the three months ended June 30, 2014, an increase of $2.7 million, or 160.1%, compared to $1.7 million for the three months ended June 30, 2013. The increase was due to rebalancing of the investment portfolio subsequent to the Great Florida Bank acquisition.

Other noninterest income increased to $1.8 million for the three months ended June 30, 2014, an increase of approximately $0.8 million, or 81.5%, compared to the $1.0 million recognized for the three months ended June 30, 2013. The primary driver of this increase was rental income of $0.5 million from properties acquired through the Great Florida Acquisition.

Six Months of 2014 compared to Six Months of 2013

The Company reported noninterest income of $9.2 million for the six months ended June 30, 2014, an increase of $2.9 million, or 45.6%, compared to the six months ended June 30, 2013. The increase was due to higher loan and other fees, income from bank-owned life insurance, gains on investment securities and other noninterest income that was partially offset by decreases in resolution income from acquired assets, reduction in net OREO gains and an increase in FDIC loss share indemnification loss.

Loan and other fees for the six months ended June 30, 2014 totaled $3.3 million, compared to $2.1 million for the six months ended June 30, 2013. The increase of approximately $1.1 million, or 53.4%, for the six months ended June 30, 2014 compared to the period in the prior year was primarily due to increased interest rate swap service fees of $1.0 million.

During the six months ended June 30, 2014, the Company recognized $10.2 million in FDIC loss share indemnification loss as compared to $8.5 million for the six months ended June 30, 2013. The increase was driven primarily by a decrease of $2.8 million in expense reimbursements from the FDIC that was partially offset by decreased FDIC loss share indemnification asset amortization and clawback liability expense of $1.2 million. FDIC loss share indemnification asset amortization and clawback liability expense was $12.2 million and $13.4 million for the six months ended June 30, 2014 and June 30, 2013, respectively.

Recoveries recognized for the six months ended June 30, 2014 totaled $2.7 million and were recognized through earnings as received, compared to $5.9 million for the six months ended June 30, 2013.

Net gain on sales of OREO decreased by $0.9 million, or 92.8%, to $0.1 million for the six months ended June 30, 2014, down from $1.0 million for the six months ended June 30, 2013. The reduction in net OREO gains for the period resulted from the stabilization of asset values, compared to the six months ended June 30, 2013, where real estate assets generally increased during the period.

Net gain on investment securities totaled $6.9 million for the six months ended June 30, 2014, an increase of $3.8 million, or 124.3%, compared to $3.1 million for the six months ended June 30, 2013. The increase was due to rebalancing of the investment portfolio subsequent to the Great Florida Bank acquisition.

Other noninterest income increased to $3.1 million for the six months ended June 30, 2014, an increase of $1.5 million, or 92.1%, compared to the $1.6 million recognized for the six months ended June 30, 2013. The primary driver of this increase was rental income of $0.8 million from properties acquired through the Great Florida Bank acquisition and increased ATM and Debit card fee income of $0.1 million.

Twelve Months of 2013 compared to Twelve Months of 2012

The Company reported non-interest income of $10.9 million for the year ended December 31, 2013 and $19.3 million for the year ended December 31, 2012. The decrease in non-interest income for the year ended December 31, 2013 compared to the year ended December 31, 2012 was primarily driven by an increase of $15.1 million in amortization expense, or loss, from the FDIC loss share indemnification asset, partially offset by increases of $6.4 million and $4.8 million of gains on sales of investment securities and other non-interest income, respectively. Net gain on sales of other real estate owned decreased by $3.7 million, or 75%, from $4.9 million recorded for the year ended December 31, 2012 to $1.2 million for the year ended December 31, 2013. The reduction in net OREO gains for the period resulted from the stabilization of asset values, compared to the year ended December 31, 2012 where real estate assets generally increased during the period.

During the years ended December 31, 2013 and 2012, the Company recognized amortization expense of $25.1 million and $33.9 million of the FDIC loss share indemnification asset as increased performance of the indemnified loan portfolio reduced loss expectations. The improvements in expected cash flows from the Covered Loans in certain ASC 310-30 pools resulted in an upward adjustment to yield and is accreted into income over the remaining life of the loans. Conversely, the difference between the carrying amount of the FDIC loss share indemnification asset and the indemnified portion of total expected losses on Covered Loans is amortized as expense over the remaining life of the respective FDIC loss share agreements. As the weighted average lives of the covered loans exceeds the weighted average remaining term of the FDIC loss share indemnification agreements, increases in expected cash flows on Covered Loans will result in proportionally more expense in earlier periods as the accretion income on the covered loans will continue post expiration of the FDIC loss share agreements. Recoveries recognized for the year ended December 31, 2013 totaled $8.5 million and were recognized through earnings as received, compared to $9.6 million for the year ended December 31, 2012. During the year ended December 31, 2013, the Bank recognized $11.4 million of expenses subject to reimbursement under the loss sharing agreements and $9.4 million of reimbursement income associated with such expenses. During the year ended December 31, 2012, the Bank recognized similar expenses totaling $18.5 million and $14.7 million of reimbursement income associated with such expenses.

Net gain on sales of investment securities increased by $6.4 million, or 274%, from $2.3 million recorded for the year ended December 31, 2012 to $8.7 million for the year ended December 31, 2013. The increase in net gains from investment securities was driven primarily by the $323 million net reduction in the investment securities portfolio, of which $231 million was attributable to asset-back securities, during the year ended December 31, 2013. As of December 31, 2012, the net unrealized gain position of our investment portfolio was $18.8 million. The reduction of the portfolio during the year ended December 31, 2013 provided liquidity to the Bank to facilitate the funding of new loans.

Other noninterest income increased by $4.8 million, or 124%, from $3.9 million recognized for the year ended December 31, 2012 to $8.7 million for the year ended December 31, 2013. The increase was driven primarily by interest rate swap fees of $3.3 million earned during the year ended December 31, 2013. The Bank purchased bank owned life insurance policies with premiums of $75 million in the fourth quarter of 2013, which generated income of $257,000 from the net gain in cash surrender value of the policies.

Non-Interest Expense

The Company reported noninterest expense of $30.7 million for the three months ended June 30, 2014, an increase of $3.3 million compared to the second quarter of 2013. This increase included non-core expenses related to branch closures of $1.0 million and $0.5 million of Equity Appreciation Agreement (EAA) expense. The increase in noninterest expense also included a $1.4 million increase in salaries and employee benefits, a $1.2 million increase in occupancy and equipment expenses, and an increase in other operating expenses of $2.4 million which were partially offset by a decrease in other real estate and acquired asset resolution related expenses of $2.8 million.

The Company reported noninterest expense of $65.2 million for the six months ended June 30, 2014, an increase of $11.2 million compared to the six months ended June 30, 2013. The increase in noninterest expense included a $6.5 million increase in salaries and employee benefits, a $2.2 million increase in occupancy and equipment expenses, an increase in data processing and network expense of $2.1 million and an increase in other operating expenses of $4.2 million which were partially offset by a decrease in other real estate and acquired asset resolution related expenses of $4.7 million.

The Company reported noninterest expense of $104.3 million for the year ended December 31, 2013, a decrease of $17.4 million compared to the year ended December 31, 2012. The decrease in noninterest expense was primarily driven by a decrease of $12.8 million in other real estate and acquired assets resolution related expenses, a decrease of $4.1 million in professional services and a $1.9 million decrease in regulatory assessments and insurance expense partially offset by increases of $6.4 million and $4.8 million of gains on sales of investment securities and other non-interest income, respectively.

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2014	2013	2014	2013
Noninterest expense
Salaries and employee benefits	$13,411	$12,057	$29,831	$23,357
Occupancy and equipment expenses	3,777	2,571	7,210	5,012
Other real estate and acquired assets resolution related expenses	3,338	6,094	7,099	11,785
Professional services	1,352	1,498	3,184	3,504
Data processing and network	2,357	1,807	5,567	3,439
Regulatory assessments and insurance	1,920	1,278	3,694	2,566
Amortization of intangibles	443	380	859	792
Other operating expenses	4,146	1,770	7,766	3,527

Total noninterest expense	$30,744	$27,455	$65,210	$53,982

	Year Ended December 31,
(Dollars in thousands)	2013	2012
Noninterest expense
Salaries and employee benefits	$46,914	$48,243
Occupancy and equipment expenses	9,872	9,772
Other real estate and acquired assets resolution related expenses	19,158	31,993
Professional services	6,403	10,466
Data processing and network	7,280	6,927
Regulatory assessments and insurance	5,414	7,327
Other operating expenses	9,267	7,021

Total noninterest expense	$104,308	$121,749

Second Quarter 2014 compared to Second Quarter 2013

Salaries and employee benefits, the single largest component of our noninterest expense, totaled $13.4 million for the three months ended June 30, 2014, an increase of $1.4 million, or 11.2%, compared to the three months ended June 30, 2013. The increase for the three months ended June 30, 2014 was primarily due to increased salaries and wages of $1.3 million from increased full-time equivalents related to the Great Florida Bank acquisition.

We lease premises and equipment under cancelable and non-cancelable leases, some of which contain renewal options under various terms. We use the leased properties primarily for banking purposes. Occupancy and equipment expenses increased $1.2 million, or 46.9%, to $3.8 million for the three months ended June 30, 2014, compared to $2.6 million for the three months ended June 30, 2013. This increase is due in part to the Company’s assumption of the banking and operating locations of Great Florida Bank that were predominantly leased facilities classified as operating leases and $0.2 million of expense related to the closure of leased branches.

OREO and troubled asset resolution related expenses are comprised mainly of the expenses of holding and maintaining OREO properties for sale, such as real estate taxes, insurance, legal and foreclosure fees, and other expenses associated with the resolution of OREO and acquired loans. A portion of these expenses are eligible for reimbursement under our FDIC loss share agreements to the extent a loss or charge-off has occurred. OREO and acquired asset resolution expenses decreased by $2.8 million, or 45.2%, for the second quarter of 2014 compared to the prior year due to less workout activity and decreased volume of the acquired loan portfolios and legacy OREO.

Data processing and network increased by $0.6 million, or 30.4%, to $2.4 million during the three months ended June 30, 2014 compared to the same period in 2013, primarily driven by increases of $0.3 million in core data processing expenses and $0.2 million in software expense. The increase of these expenses for the three months ended June 30, 2014 is related to increased loan and deposit account volumes and increased software licensing costs.

Regulatory assessments and insurance includes assessments paid to our regulators, such as deposit insurance, as well as corporate insurance costs for Directors and Officers, D&O, and property and casualty insurance policies. Regulatory assessments and insurance increased $0.6 million, or 50.2%, for the three months ended June 30, 2014, compared to the three months ended June 30, 2013, primarily due to increased deposit insurance assessments of $0.4 million and higher general insurance expenses of $0.2 million.

The primary components of other operating expense are changes in the estimated Equity Appreciation Agreements, or EAAs, with the FDIC, advertising and promotion, directors’ fees and general operating expenses such as postage, courier, printing, travel and entertainment costs. Other operating expenses increased $2.4 million for the three months ended June 30, 2014, primarily due to increased directors’ fees of $0.4 million, higher provision expense of $0.2 million related to unfunded loan commitments, fixed asset write-downs of $0.8 million related to branch closures, and an increase of EAA expense totaling $0.4 million.

Six Months of 2014 compared to Six Months of 2013

Salaries and employee benefits totaled $29.8 million for the six months ended June 30, 2014, an increase of $6.5 million, or 27.7%, compared to the six months ended June 30, 2013. The increase for the six months ended June 30, 2014 was primarily due to increased salaries and benefits expense of $3.8 million from increased full- time equivalents and severance and retention payments of $2.2 million related to the Great Florida Bank acquisition and integration.

Occupancy and equipment expenses increased $2.2 million, or 43.9%, to $7.2 million for the six months ended June 30, 2014, compared to $5.0 million for the six months ended June 30, 2013. This increase is due primarily to the Company’s assumption of the banking and operating locations of Great Florida Bank.

OREO and acquired asset resolution expenses decreased by $4.7 million, or 39.8%, for the six months ended June 30, 2014 compared to the prior year due to less workout activity and decreased volume of the acquired loan portfolios and OREO excluding those acquired from the Great Florida Bank acquisition.

Data processing and network increased by $2.1 million, or 61.9%, to $5.6 million during the six months ended June 30, 2014 compared to the same period in 2013, primarily driven by $0.9 million in conversion costs due to the Great Florida Acquisition, increases of $0.5 million in core processing expenses and $0.5 million in software expense.

Regulatory assessments and insurance increased $1.1 million, or 44.0%, for the six months ended June 30, 2014, compared to the six months ended June 30, 2013, primarily due to increased deposit insurance assessments of $0.9 million and higher general insurance expenses of $0.2 million.

Other operating expenses increased $4.2 million for the six months ended June 30, 2014, primarily due to increased directors’ fees of $0.4 million, higher provision expense of $0.5 million related to unfunded loan commitments, other costs associated with the Great Florida Bank acquisition totaling $1.0 million, fixed asset write-downs of $0.8 million related to branch closures, and an increase of EAA expense totaling $0.4 million.

Twelve Months of 2013 compared to Twelve Months of 2012

For the year ended December 31, 2013, salaries and employee benefits totaled $46.9 million. Salaries and employee benefits included $2.6 million and $4.3 million of expense for the years ended December 31, 2013 and 2012, respectively, related to stock option compensation plans. By comparison, salaries and employee benefits totaled $48.2 million for the year ended December 31, 2012 including $4.3 million related to stock-based compensation expense. Excluding stock-based compensation expense, salaries and benefits expense increased slightly during the year ended December 31, 2013.

Occupancy and equipment expenses remained flat for the year ended December 31, 2013 compared to the prior year. The Company recognized approximately $9.9 million related to rental expense on operating leases, depreciation and maintenance of equipment and other occupancy and equipment related expenses.

Other real estate and acquired asset resolution related expenses decreased $12.8 million during the year ended December 31, 2013 compared to the prior year due to less workout activity and decreased volume of the acquired loan portfolios and OREO.

The $4.1 million decrease in professional fees for the year ended December 31, 2013 compared to the year ended December 31, 2012 resulted primarily from decreases in consulting expenses related to the development of internal systems and infrastructure to support our growth during the earlier years of operations for the Company.

Data processing and network increased slightly by $353,000 during the year ended December 31, 2013 compared to the year ended December 31, 2012, primarily driven by increased customer accounts. Data processing and network is included in “Other operating expenses” in the consolidated financial statements.

Regulatory assessments and insurance decreased $1.9 million for the year ended December 31, 2013 compared to the year ended December 31, 2012 resulted primarily from decreases in regulatory assessments. Regulatory assessments and insurance is included in “Other operating expenses” in the consolidated financial statements.

Income Taxes

Second Quarter 2014 compared to Second Quarter 2013

The expense for income taxes for the three months ended June 30, 2014 totaled $4.7 million, an increase of $2.8 million, or 143.7%, compared to the three months ended June 30, 2013. The increase in the income tax expense was primarily due to the increase in taxable income for the three months ended June 30, 2014 compared to taxable income for the three months ended June 30, 2013. The Company’s effective tax rate was 33.9% and 31.1% for the three months ended June 30, 2014 and 2013, respectively. This increase primarily reflects the impact of increased pre-tax income partially offset by increases in tax-exempt BOLI income held during the three months ended June 30, 2014.

Six Months of 2014 compared to Six Months of 2013

The expense for income taxes for the six months ended June 30, 2014 totaled $6.5 million, an increase of $2.9 million, or 81.9%, compared to the six months ended June 30, 2013. The increase in the income tax expense was primarily due to the increase in taxable income for the six months ended June 30, 2014 compared to taxable income for the six months ended June 30, 2013. The Company’s effective tax rate was 33.9% and 34.6% for the six months ended June 30, 2014 and 2013, respectively. This decrease primarily reflects the impact of increases in tax-exempt dividend income from preferred stocks and the net gain in cash surrender value of BOLI policies held during the six months ended June 30, 2014.

Twelve Months of 2014 compared to Twelve Months of 2012

The expense for income taxes for the year ended December 31, 2013 was $8.9 million compared to a benefit of $2.4 million for the year ended December 31, 2012. The Company’s effective tax rate was 34.1% and 33.2% for the years ended December 31, 2013 and 2012, respectively. The significant change in the income tax expense between periods is principally due to the change to a net taxable income position for the year ended December 31, 2013 compared to a tax benefit position in the year ended December 31, 2012. The effective rate for the year ended December 31, 2013 is affected by the dividends received deduction from our investment securities holdings in preferred stocks.

Financial Condition

Balance Sheet Analysis

Total assets were $5.64 billion at June 30, 2014, an increase of $1.67 billion, or 42.0%, from December 31, 2013. The increase in total assets includes an increase of $1.00 billion in net loans, of which acquired loans increased $469 million over the period. The increase in acquired loans reflects the $548 million in net loans acquired through Great Florida Bank on January 31, 2014, partially offset by the run-off of the acquired loan portfolio through receipt of payments, loan payoffs or resolution through foreclosure and transfers to other real estate owned. Total securities portfolio was $1.78 billion at June 30, 2014, an increase of $599 million from December 31, 2013 primarily due to investment securities acquired from Great Florida Bank. The remaining increase in total assets was mainly due to increases in goodwill and other intangible assets of $50.1 million, OREO of $46.3 million, bank-owned life insurance of $41.9 million, deferred tax assets of $29.6 million and other assets of $21.4 million which were partially offset by a decrease in the FDIC loss share indemnification asset of $12.4 million and a decrease in FDIC receivables of $2.7 million.

Total assets were $3.97 billion at December 31, 2013, an increase of $728 million, or 22.4%, from December 31, 2012. Of the $728 million increase, $902 million reflects the increase in net loans of which net new loans increased $1.04 billion over the period offset by a decrease in net acquired loans of $136.3 million. The net increase in loans in addition to an increase of bank owned life insurance of $75.3 million was offset by a decrease in investment securities and cash of $179.8 million, FDIC loss share indemnification asset of $38.7 million, other real estate owned of $23.1 million. The decrease in acquired loans reflects the run-off of the portfolio through receipt of payments, loan payoffs or resolution through foreclosure and transfers to other real estate owned. The change in our asset mix during the year ended December 31, 2013 reflects the current strategy to convert acquired loans, other real estate owned and investment securities into new loans.

Investment Securities

Total investment securities held to maturity and available for sale held by the Company increased $599 million, or 50.6% compared to December 31, 2013. The increase in investment securities was primarily due to the $278 million of securities acquired as part of the Great Florida Bank acquisition. The Company’s investment securities portfolio as of June 30, 2014 primarily consisted of U.S. government agencies and sponsored enterprises obligations and mortgage back securities, corporate debt, asset- backed securities and preferred stocks. The average balance of the securities portfolio for the three months ended June 30, 2014 totaled $1.71 billion with a pre-tax yield of 2.44%. The average balance of the securities portfolio for the six months ended June 30, 2014 totaled $1.61 billion with a pre-tax yield of 2.53%.

Total investment securities held to maturity and available for sale held by the Company decreased from $1.47 billion as of December 31, 2012, to $1.15 billion as of December 31, 2013. The decrease in investment securities was a direct result of funding new loan growth during the year ended December 31, 2013 as net loans increased over the period by $902 million. The Company’s investment securities portfolio as of December 31, 2013 primarily consisted of corporate debt, asset-backed securities and U.S. government agencies, mortgage-backed securities and preferred stocks. The average balance of the securities portfolio for the year ended December 31, 2013 totaled $1.44 billion with a pre-tax yield of 2.53%. The Company held one security classified as held-to-maturity with an amortized cost of $365,000 as of December 31, 2013.

No securities were determined to be OTTI as of June 30, 2014, December 31, 2013 and 2012. All securities available for sale at June 30, 2014, December 31, 2013 and December 31, 2012 are investment grade based on ratings from recognized rating agencies.

The following table summarizes our available for sale securities portfolio as of the dates presented:

	June 30, 2014		December 31, 2013		December 31, 2012
(Dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Available for sale securities:
U.S. government agencies and sponsored enterprises obligations	$79,896	$80,098	$51,553	$51,155	$145,795	$146,692
U.S. government agencies and sponsored enterprises mortgage-backed securities	575,101	579,042	243,062	241,638	289,745	294,785
State and municipal obligations	2,039	2,237	2,039	2,124	2,539	2,790
Asset-backed securities	443,972	446,636	385,979	387,965	616,254	619,412
Corporate bonds and other debt securities	544,041	551,251	375,373	379,225	401,293	410,735
Preferred stock and other equity securities	66,340	65,438	90,330	83,664	—	—

Total available for sale securities	$1,711,389	$1,724,702	$1,148,336	$1,145,771	$1,455,626	$1,474,414

The following table presents the estimated fair values and the gross unrealized loss on investment securities in an unrealized loss position less than 12 months and 12 months or more:

	June 30, 2014
	Less than 12 months		12 months or more		Total
(Dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available for sale securities:
U.S. Government agencies and sponsored enterprises obligations	$23,305	$129	$19,866	$263	$43,171	$392
U.S. Government agencies and sponsored enterprises mortgage-backed securities	23,444	130	56,826	1,061	80,270	1,191
State and municipal obligations	—	—	—	—	—	—
Asset-backed securities	118,831	1,113	2,500	13	121,331	1,126
Corporate bonds and other debt securities	32,130	20	—	—	32,130	20
Preferred stock and other equity securities	12,951	59	36,251	992	49,202	1,051

Total available for sale securities	$210,661	$1,451	$115,443	$2,329	$326,104	$3,780

	December 31, 2013
	Less than 12 months		12 months or more		Total
(Dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available for sale securities:
U.S. Government agencies and sponsored enterprises obligations	$41,276	$456	$—	$—	$41,276	$456
U.S. Government agencies and sponsored enterprises mortgage-backed securities	141,304	2,494	636	1	141,940	2,495
State and municipal obligations	—	—	—	—	—	—
Asset-backed securities	161,879	1,233	11,949	48	173,828	1,281
Corporate bonds and other debt securities	58,596	601	—	—	58,596	601
Preferred stock and other equity securities	65,061	6,871	—	—	65,061	6,871

Total available for sale securities	$468,116	$11,655	$12,585	$49	$480,701	$11,704

	December 31, 2012
	Less than 12 months		12 months or more		Total
(Dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available for sale securities:
U.S. Government agencies and sponsored enterprises obligations	$969	$16	$—	$—	$969	$16
U.S. Government agencies and sponsored enterprises mortgage-backed securities	21,860	84	—	—	21,860	84
State and municipal obligations	—	—	—	—	—	—
Asset-backed securities	60,972	60	107,737	1,528	168,709	1,588
Corporate bonds and other debt securities	2,993	6	—	—	2,993	6
Preferred stock and other equity securities	—	—	—	—	—	—

Total available for sale securities	$86,794	$166	$107,737	$1,528	$194,531	$1,694

The following table shows contractual maturities and yields on our investment securities available for sale. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Average yields are not presented on a taxable equivalent basis.

	Maturity as of June 30, 2014
	One Year or Less		One to Five Years		Five to Ten Years		After Ten Years
(Dollars in thousands)	Amortized Cost	Average Yield	Amortized Cost	Average Yield	Amortized Cost	Average Yield	Amortized Cost	Average Yield
Available for sale securities:
Asset-backed securities	$—	—	$1,903	1.39%	$223,676	2.63%	$218,393	2.57%
Corporate bonds and other securities	19,028	1.86%	403,194	1.45%	27,972	1.64%	93,847	5.42%
U.S. Government agencies and sponsored enterprises mortgage-backed securities	—	—	27,057	1.63%	372,474	2.13%	175,570	2.33%
U.S. Government agencies and sponsored enterprises obligations	309	-8.97%	—	—	57,290	1.66%	22,297	3.12%
State and municipal obligations	—	—	—	—	—	—	2,039	5.35%
Preferred stock and other equity securities (1)	—	—	—	—	—	—	66,340	5.24%

Total available for sale securities	$19,337	1.68%	$432,154	1.46%	$681,412	2.24%	$578,486	3.30%

	Maturity as of December 31, 2013
	One Year or Less		One to Five Years		Five to Ten Years		After Ten Years
(Dollars in thousands)	Amortized Cost	Average Yield	Amortized Cost	Average Yield	Amortized Cost	Average Yield	Amortized Cost	Average Yield
Available for sale securities:
Asset-backed securities	$—	—	$7,372	2.05%	$158,868	2.82%	$219,739	2.79%
Corporate bonds and other securities	10,085	2.06%	304,679	1.88%	10,735	2.43%	49,874	5.68%
U.S. Government agencies and sponsored enterprises mortgage-backed securities	—	—	29,344	1.55%	119,567	1.76%	94,151	5.68%
U.S. Government agencies and sponsored enterprises obligations	—	—	638	-2.03%	50,915	1.58%	—	—
State and municipal obligations	—	—	—	—	—	—	2,039	5.35%
Preferred stock and other equity securities (1)	—	—	—	—	—	—	90,330	5.53%

Total available for sale securities	$10,085	2.06%	$342,033	1.85%	$340,085	2.25%	$456,133	3.53%

(1)	Preferred stock securities are all fixed-to-floating rate perpetual preferred stock that are callable between April 2017 and November 2023.

	Maturity as of December 31, 2012
	One Year or Less		One to Five Years		Five to Ten Years		After Ten Years
(Dollars in thousands)	Amortized Cost	Average Yield	Amortized Cost	Average Yield	Amortized Cost	Average Yield	Amortized Cost	Average Yield
Available for sale securities:
Asset-backed securities	$—	—	$34,511	2.55%	$454,119	2.51%	$127,624	2.95%
Corporate bonds and other securities	51,712	2.52%	313,480	2.26%	8,977	2.38%	27,124	5.70%
U.S. Government agencies and sponsored enterprises mortgage-backed securities	3.21	0.01	26,352	1.64%	155,464	1.41%	107,926	2.27%
U.S. Government agencies and sponsored enterprises obligations	—	—	985	0.34%	144,810	1.30%	—	—
State and municipal obligations	—	—	501	0.03%	—	—	2,038	5.43%
Preferred stock and other equity securities (1)	—	—	—	—	—	—	—	—

Total available for sale securities	$51,715	2.52%	$375,829	2.24%	$763,370	2.06%	$264,712	2.97%

As a member institution of the FHLB and the Federal Reserve Bank, or FRB, the Bank is required to own capital stock in the FHLB and the FRB. As of June 30, 2014, December 31, 2013 and 2012, the Bank held approximately $56.3 million, $36.2 million and $30.1 million, respectively, in FHLB, FRB and other bank stock. No market exists for this stock, and the Bank’s investment can be liquidated only through repurchase by the FHLB or FRB. Such repurchases have historically been at par value. We monitor our investment in FHLB and FRB stock for impairment through review of recent financial results, dividend payment history and information from credit agencies. As of June 30, 2014, December 31, 2013 and 2012, respectively, management did not identify any indicators of impairment of FHLB and FRB stock.

Except for securities issued by U.S. government agencies and sponsored enterprise obligations, we did not have any concentrations where the total outstanding balances issued by a single issuer exceed 10% of our stockholders’ equity as of June 30, 2014, December 31, 2013 or 2012.

Loan Concentrations

The current concentrations in our loan portfolio may not be indicative of concentrations in our loan portfolio in the future. We plan to maintain a relatively diversified loan portfolio to help reduce the risk inherent in concentration in certain types of collateral. The following table summarizes the allocation of New loans, Covered Acquired and Non-covered acquired loans as of the dates presented:

	June 30, 2014		December 31, 2013		December 31, 2012
(Dollars in thousands)	Ending Balance	Percent of Total	Ending Balance	Percent of Total	Ending Balance	Percent of Total
New loans:
1-4 single family residential	$523,987	16.1%	$359,818	15.9%	$70,882	5.2%
Home equity loans and lines of credit	9,631	0.3%	19,303	0.9%	393	0.0%
Commercial real estate	892,999	27.4%	669,711	29.6%	305,230	22.4%
Commercial and industrial	753,984	23.1%	645,037	28.6%	295,236	21.7%
Construction, land and development	123,169	3.8%	75,666	3.3%	55,451	4.1%
Consumer	2,567	0.1%	1,176	0.1%	2,481	0.2%

Total new loans	2,306,337	70.8%	1,770,711	78.4%	729,673	53.6%
Uncovered acquired loans (1)(2):
1-4 single family residential	160,093	4.9%	12,429	0.6%	12,010	0.9%
Home equity loans and lines of credit	46,091	1.4%	1,225	0.1%	3,417	0.3%
Commercial real estate	309,511	9.5%	81,005	3.6%	97,407	7.2%
Commercial and industrial	50,293	1.5%	11,617	0.5%	16,390	1.2%
Construction, land and development	61,230	1.9%	19,209	0.9%	19,015	1.4%
Consumer	3,574	0.1%	3,333	0.1%	5,226	0.4%

Total uncovered acquired loans	630,792	19.3%	128,818	5.8%	153,465	11.4%
Covered acquired Loans (1)(2):
1-4 single family residential	49,765	1.5%	54,490	2.4%	65,809	4.8%
Home equity loans and lines of credit	10,835	0.3%	10,773	0.5%	15,178	1.1%
Commercial real estate	194,304	5.9%	205,847	9.1%	249,197	18.2%
Commercial and industrial	47,670	1.5%	50,470	2.2%	63,718	4.7%
Construction, land and development	23,057	0.7%	36,727	1.6%	80,808	5.9%
Consumer	892	0.0%	948	0.0%	3,466	0.3%

Total covered acquired loans	326,523	9.9%	359,255	15.8%	478,176	35.0%

Total loans	$3,263,652	100.0%	$2,258,784	100.0%	$1,361,314	100.0%

(1)	Loans acquired with evidence of credit deterioration since origination are presented net of discounts.
(2)	Includes loans classified as ASC 310-30 and Non-ASC 310-30.

Loan Portfolio Maturities and Interest Rate Sensitivity

The following table summarizes the loan contractual maturity distribution by type as of June 30, 2014.

	June 30, 2014
(Dollars in thousands)	One Year or Less	After One but Within Five Years	After Five Years	Total
New loans:
1-4 single family residential	$60	$23,068	$500,859	$523,987
Home equity loans and lines of credit	198	—	9,433	9,631
Commercial real estate	15,408	428,575	449,016	892,999
Commercial and industrial	22,557	679,842	51,585	753,984
Construction, land and development	17,948	56,971	48,250	123,169
Consumer	101	2,377	89	2,567

Total new loans	56,272	1,190,833	1,059,232	2,306,337

Uncovered acquired loans:
1-4 single family residential	3,047	12,879	144,167	160,093
Home equity loans and lines of credit	142	1,286	44,663	46,091
Commercial real estate	64,959	176,430	68,122	309,511
Commercial and industrial	20,083	26,829	3,381	50,293
Construction, land and development	17,746	33,612	9,872	61,230
Consumer	929	1,532	1,113	3,574

Total uncovered acquired loans	106,906	252,568	271,318	630,792

Covered acquired loans:
1-4 single family residential	17,815	6,886	25,064	49,765
Home equity loans and lines of credit	1,748	3,612	5,475	10,835
Commercial real estate	63,986	114,493	15,825	194,304
Commercial and industrial	18,207	20,356	9,107	47,670
Construction, land and development	12,729	10,196	132	23,057
Consumer	312	146	434	892

Total covered acquired loans	114,797	155,689	56,037	326,523

Total loans	$277,975	$1,599,090	$1,386,587	$3,263,652

The following table summarizes the loan contractual maturity distribution by related interest rate characteristics as of June 30, 2014.

	June 30, 2014
(Dollars in thousands)	After One but Within Five Years	After Five Years
New loans:
Predetermined (fixed) interest rates	$306,300	$368,803
Floating interest rates	884,533	690,429

Total	1,190,833	1,059,232

Uncovered acquired Loans:
Predetermined (fixed) interest rates	170,914	104,606
Floating interest rates	81,654	166,712

Total	252,568	271,318

Covered acquired Loans:
Predetermined (fixed) interest rates	79,316	9,553
Floating interest rates	76,373	46,484

Total	155,689	56,037

Total Loans:
Predetermined (fixed) interest rates	556,530	482,962
Floating interest rates	1,042,560	903,625

Total	$1,599,090	$1,386,587

The following table summarizes the loan contractual maturity distribution by type as of December 31, 2013.

	December 31, 2013
(Dollars in thousands)	One Year or Less	After One but Within Five Years	After Five Years	Total
New loans:
1-4 Single Family Residential	$—	$16,200	$343,618	$359,818
Home equity loans and lines of credit	198	12,736	6,369	19,303
Commercial Real Estate	5,702	334,188	329,821	669,711
Commercial and industrial	30,953	408,174	205,910	645,037
Construction, land and development	—	50,381	25,285	75,666
Consumer	198	978	—	1,176

Total new loans	37,051	822,657	911,003	1,770,711

Uncovered acquired loans:
1-4 Single Family Residential	2,462	3,362	6,605	12,429
Home equity loans and lines of credit	163	1,062	—	1,225
Commercial Real Estate	5,927	21,887	53,191	81,005
Commercial and industrial	3,311	6,816	1,490	11,617
Construction, land and development	3,060	11,040	5,109	19,209
Consumer	1,212	1,125	996	3,333

Total uncovered acquired loans	16,135	45,292	67,391	128,818

Covered acquired Loans:
1-4 Single Family Residential	21,303	7,097	26,090	54,490
Home equity loans and lines of credit	1,818	3,624	5,331	10,773
Commercial Real Estate	76,467	107,688	21,692	205,847
Commercial and industrial	20,689	20,258	9,523	50,470
Construction, land and development	26,697	9,803	227	36,727
Consumer	329	171	448	948

Total covered acquired loans	147,303	148,641	63,311	359,255

Total loans	$200,489	$1,016,590	$1,041,705	$2,258,784

The following table summarizes the loan contractual maturity distribution by related interest rate characteristics as of December 31, 2013.

	December 31, 2013
(Dollars in thousands)	After One but Within Five Years	After Five Years
New loans:
Predetermined (fixed) interest rates	$237,227	$263,846
Floating interest rates	585,430	647,157

Total	$822,657	$911,003

Uncovered acquired Loans:
Predetermined (fixed) interest rates	$33,733	$4,420
Floating interest rates	11,559	62,971

Total	$45,292	$67,391

Covered acquired Loans:
Predetermined (fixed) interest rates	$78,273	$8,184
Floating interest rates	70,368	55,127

Total	$148,641	$63,311

Total Loans:
Predetermined (fixed) interest rates	$349,233	$276,450
Floating interest rates	667,357	765,255

Total	$1,016,590	$1,041,705

The following table summarizes the loan contractual maturity distribution by type as of December 31, 2012.

	December 31, 2012
(Dollars in thousands)	One Year or Less	After One but Within Five Years	After Five Years	Total
New loans:
1-4 Single Family Residential	$802	$8,939	$61,141	$70,882
Home equity loans and lines of credit	160	8	225	393
Commercial Real Estate	2,785	188,189	114,256	305,230
Commercial and industrial	14,495	257,061	23,680	295,236
Construction, land and development	—	55,296	155	55,451
Consumer	1,842	639	—	2,481

Total new loans	20,084	510,132	199,457	729,673

Uncovered acquired loans:
1-4 Single Family Residential	2,606	2,652	6,752	12,010
Home equity loans and lines of credit	1,858	639	920	3,417
Commercial Real Estate	12,384	24,155	60,868	97,407
Commercial and industrial	6,444	6,643	3,303	16,390
Construction, land and development	5,571	7,761	5,683	19,015
Consumer	1,818	2,152	1,256	5,226

Total uncovered acquired loans	30,681	44,002	78,782	153,465

Covered acquired Loans:
1-4 Single Family Residential	19,165	16,671	29,973	65,809
Home equity loans and lines of credit	2,472	5,613	7,093	15,178
Commercial Real Estate	79,462	134,976	34,759	249,197
Commercial and industrial	21,215	26,752	15,751	63,718
Construction, land and development	58,550	20,609	1,649	80,808
Consumer	2,027	860	579	3,466

Total covered acquired loans	182,891	205,481	89,804	478,176

Total loans	$233,656	$759,615	$368,043	$1,361,314

The following table summarizes the loan contractual maturity distribution by related interest rate characteristics as of December 31, 2012.

	December 31, 2012
(Dollars in thousands)	After One but Within Five Years	After Five Years
New loans:
Predetermined (fixed) interest rates	$162,230	$90,509
Floating interest rates	347,902	108,948

Total	$510,132	$199,457

Uncovered acquired loans:
Predetermined (fixed) interest rates	$32,304	$5,055
Floating interest rates	11,698	73,727

Total	$44,002	$78,782

Covered acquired Loans:
Predetermined (fixed) interest rates	$115,264	$9,760
Floating interest rates	90,217	80,044

Total	$205,481	$89,804

Total Loans:
Predetermined (fixed) interest rates	$309,798	$105,324
Floating interest rates	449,817	262,719

Total	$759,615	$368,043

The expected life of our loan portfolio will differ from contractual maturities because borrowers may have the right to curtail or prepay their loans with or without prepayment penalties. Because a portion of the portfolio is accounted for under ASC 310-30, the carrying value is significantly affected by estimates and it is impracticable to allocate scheduled payments for those loans based on those estimates. Consequently, the tables above include information limited to contractual maturities of the underlying loans.

Analysis of the Allowance for Loan Losses (ALL)

The ALL reflects management’s estimate of probable credit losses inherent in the loan portfolio. The computation of the ALL includes elements of judgment and high levels of subjectivity. As a portion of the Company’s loans were acquired in failed bank acquisitions and were purchased at a substantial discount to their original book value, we segregate loans into three buckets when assessing and analyzing the ALL: new loans, acquired ASC 310-30 loans, acquired Non-ASC 310-30 loans.

The Company’s ALL is established for both performing and nonperforming loans. The Company’s ALL is the amount considered adequate to absorb probable losses within the portfolio based on management’s evaluation of the size and current risk characteristics of the loan portfolio. Such evaluation considers numerous factors including, but not limited to, internal risk ratings, loss forecasts, collateral values, geographic location, borrower FICO scores, delinquency rates, nonperforming and restructured loans, origination channels, product mix, underwriting practices, industry conditions, economic trends and net charge-off trends. The ALL relates to new loans, estimated additional losses arising on Non-ASC 310-30 loans subsequent to the 2010 and 2011 Acquisitions and additional impairment recognized as a result of decreases in expected cash flows on ASC 310-30 pools due to further credit deterioration or other factors since the Acquisitions. The ALL consists of both specific and general components.

A portion of the Company’s loans receivable consists of loans acquired through business combinations. Substantially all loans acquired through the Failed Bank Acquisitions and a portion of the loans acquired in Great

Florida Acquisition had a fair value discount at acquisition date due at least in part to deterioration in credit quality since origination and are accounted for under ASC 310-30. The remaining portfolio of acquired loans consists of loans acquired not accounted for under ASC 310-30, or non-ASC 310-30 loans, as they do not exhibit credit deterioration since origination or are specifically scoped out of ASC 310-30. The non-ASC 310-30 loans are subject to ASC 450-20 (previously referred to as SFAS 5) and ASC 310-10-35 (previously referred to as SFAS 114) analysis post acquisition. Additionally, new loans are considered non-ASC 310-30 loans and are subject to ASC 450-20 and ASC 310-10-35 analysis.

For ASC 310-30 pools, a specific valuation allowance is established when it is probable that the Company will be unable to collect all of the cash flows that were expected at the acquisition date, plus the additional cash flows expected to be collected arising from changes in estimates after acquisition. Expected cash flows are estimated on an individual loan basis and then aggregated at the ASC 310-30 pool level. The analysis of expected pool cash flows incorporates updated pool level expected prepayment rate, default rate, delinquency level and loss severity given default assumptions. These analyses incorporate information about loan performance, collateral values, the financial condition of the borrower, internal risk ratings, the Company’s own and industry historical delinquency and default severity data.

The carrying value for ASC 310-30 pools is reduced by the amount of the calculated impairment, which is also the basis in which future accretion income is calculated. A charge-off is taken for an individual ASC 310-30 loan when it is deemed probable that the loan will be resolved for an amount less than its carrying value. The charge-off is taken to the specific allowance or mark as applicable. Alternatively, an improvement in the expected cash flows related to ASC 310-30 pools results in a reduction or recoupment of any previously established specific allowance with a corresponding credit to the provision for loan losses. Any recoupment recorded is limited to the amount of the remaining specific allowance for that pool, with any excess of expected cash flow resulting in a reclassification from non-accretable to accretable yield and an increase in the prospective yield of the pool.

The New and Non-ASC 310-30 loan portfolios have limited delinquency and credit loss history and have not yet exhibited an observable loss trend. The credit quality of loans in these loan portfolios are impacted by delinquency status and debt service coverage generated by the borrowers’ businesses and fluctuations in the value of real estate collateral. Management considers delinquency status to be the most meaningful indicator of the credit quality of one-to-four single family residential, home equity loans and lines of credit and other consumer loans. Delinquency statistics are updated at least monthly. Internal risk ratings are considered the most meaningful indicator of credit quality for Non ASC 310-30 and New commercial, construction and commercial real estate loans. Internal risk ratings are a key factor in identifying loans that are individually evaluated for impairment and impact management’s estimates of loss factors used in determining the amount of the ALL. Internal risk ratings are updated on a continuous basis. Relationships with balances in excess of $250,000 are re-evaluated at least annually and more frequently if circumstances indicate that a change in risk rating may be warranted.

New and Non-ASC 310-30 loans of $250,000 or greater with an internal risk rating of substandard or below and on nonaccrual, as well as loans classified as TDR, are reviewed individually for impairment on a quarterly basis. The specific allowance established for these loans is based on a thorough analysis of the most probable source of repayment, including the present value of the loan’s expected future cash flows, the loan’s estimated market value or the estimated fair value of the underlying collateral less costs of disposition. General allowances are established for New and Non-ASC 310-30 loans that are not classified as impaired, which are evaluated by loan category based on common risk characteristics. In this process, general loan loss factors are established based on the following: historical loss factors derived from the Federal Financial Institutions Examination Council’s quarterly Unified Performance Branch Report for Group 1 banks (assets greater than $3 billion) using an annualized weighted average eight quarter rolling basis; trends in delinquencies and nonaccruals by loan portfolio segment and asset categories within those segments; portfolio segment and asset category production trends, including average risk ratings and LTV ratios; current industry conditions, including real estate market trends; general economic conditions; credit concentrations by portfolio and asset categories; and portfolio quality, which encompasses an assessment of the quality and relevance of borrowers’ financial information and collateral valuations and average risk rating and migration trends within portfolios and asset categories.

Other adjustments for qualitative factors may be made to the allowance after an assessment of internal and external influences on credit quality and loss severity that are not fully reflected in the historical loss or risk rating data. For these measurements, the Company uses assumptions and methodologies that are relevant to estimating the level of impairment and probable losses in the loan portfolio. To the extent that the data supporting such assumptions has limitations, management’s judgment and experience play a key role in recording the allowance estimates. Qualitative adjustments are considered for: portfolio credit quality trends, including levels of delinquency, charge-offs, nonaccrual, restructuring and other factors; policy and credit standards, including quality and experience of lending and credit management; and general economic factors, including national, regional and local conditions and trends.

Additions to the ALL are made by provisions charged to earnings. The allowance is decreased by charge-offs of balances no longer deemed collectible. Charge-offs on New and Non-ASC 310-30 loans are recognized as follows: commercial loans are written-off when management determines them to be uncollectible; for unsecured consumer loans at 90 days past due; and for residential real estate loans and secured consumer loans when they become 120 to 180 days past due, depending on the collateral type. The Company reports recoveries on a cash basis at the time received. Recoveries on ASC 310-30 loans that were charged-off and Non-ASC 310-30 loans that were charged-off prior to the Acquisitions are recognized in earnings as income from resolution of acquired assets and do not affect the allowance for loan losses. All other recoveries are credited to the ALL.

The allowance for loan losses increased $3.2 million to $17.9 million at June 30, 2014 from $14.7 million at December 31, 2013, primarily due to the increase in new loans of $535.6 million. The ALL as a percentage of non-performing assets and ALL as a percentage of total gross loans was 15.42% and 0.55% as of June 30, 2014, compared to 21.4% and 0.65% at December 31, 2013. The decrease in both ratios was the result of the Great Florida Acquisition. Acquired loans from the Great Florida Acquisition were recorded at their fair value at the date of acquisition. Discounts due to credit quality are included in the determination of fair value; therefore an ALL is not recorded at the acquisition date.

As of June 30, 2014, substantially all of our new loans are performing and have exhibited limited delinquency and credit loss history to establish an observable loss trend. Given this lack of sufficient loss history on the new loan portfolio, we utilize historical loss rates from peer banking institutions to establish quantitative historical loss data and trends. As described above, these historical loss rates are obtained for specific loan types from peers that include commercial banks having assets greater than $3 billion.

Total new loans in delinquent status were $198,000, $8.1 million and $515,000 as of June 30, 2014, December 31, 2013 and December 31, 2012, respectively. As of the same dates, total new loans past due 60 days and greater or in non-accrual status were $198,000, $3.2 million and $515,000, or 0.00%, 0.18% and 0.07% of the total new loan portfolio, respectively.

On June 30, 2014, we had $2.31 billion in new loans outstanding and an ALL balance for new loans of $12.4 million for an ALL coverage ratio of 0.54%. On December 31, 2013, we had $1.78 billion in new loans outstanding and an ALL balance for new loans of $8.3 million for an ALL coverage ratio of 0.47%. On December 31, 2012, we had $729.7 million in new loans outstanding and an ALL balance for new loans of $5.2 million for an ALL coverage ratio of 0.71%.

During the three months ended June 30, 2014 and year ended December 31, 2013, there has been a decline in the historical loss rates utilized in our quantitative analysis. The weighted average peer banking institutions loss factors, based on our loan portfolio mix, at June 30, 2014, December 31, 2013 and December 31, 2012 was 0.31%, 0.42% and 0.64%, respectively. In addition to quantitative historical loss rates, we utilize qualitative adjustments to derive our ALL. Our ALL coverage ratio for the new loan portfolio exceeded the peer historical loss rates as of June 30, 2014, December 31, 2013 and December 31, 2012.

The following table summarizes the allocation of the ALL and the activity related to our ALL related to our loans for the three and six months ended June 30, 2014 and 2013, respectively.

	Commercial Real Estate	1-4 Single Family Residential	Construction, Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
Balance at April 1, 2014	$5,523	$1,587	$1,900	$151	$5,977	$356	$15,494

Provision (credit) for ASC 310-30 loans	191	212	(31)	—	(539)	(34)	(201)
Provision for non-ASC 310-30 loans	4	(45)	—	89	16	32	96
Provision for New loans	1,351	702	499	(65)	849	5	3,341

Total provision	1,546	869	468	24	326	3	3,236

Charge-offs for ASC 310-30 loans	—	(30)	(444)	—	(32)	(4)	(510)
Charge-offs for non-ASC 310-30 loans	—	—	—	(62)	—	(29)	(91)
Charge-offs for New loans	—	—	—	—	(348)	—	(348)

Total charge-offs	—	(30)	(444)	(62)	(380)	(33)	(949)

Recoveries for ASC 310-30 loans	91	—	11	—	1	—	103
Recoveries for non-ASC 310-30 loans	—	—	—	—	—	—	—
Recoveries for New loans	—	—	—	—	—	—	—

Total recoveries	91	—	11	—	1	—	103

Ending ALL balance
ASC 310-30 loans	2,883	207	660	—	1,359	298	5,407
Non-ASC 310-30 loans	15	7	—	32	6	3	63
New loans	4,262	2,212	1,275	81	4,559	25	12,414

Balance at June 30, 2014	$7,160	$2,426	$1,935	$113	$5,924	$326	$17,884

Loans ending balance
ASC 310-30 loans	413,154	98,802	76,210	—	81,444	3,345	672,955
Non-ASC 310-30 and New loans individually evaluated for impairment	4,666	—	—	184	—	—	4,850
Non-ASC 310-30 and New loans collectively evaluated for impairment	978,994	635,043	131,246	66,373	770,503	3,688	2,585,847

Total loans, gross	$1,396,814	$733,845	$207,456	$66,557	$851,947	$7,033	$3,263,652

Loans ending balance as a percentage of total loans, gross
ASC 310-30 loans	12.7%	3.0%	2.3%	0.0%	2.5%	0.1%	20.6%
Non-ASC 310-30 and New loans individually evaluated for impairment	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%	0.1%
Non-ASC 310-30 and New loans collectively evaluated for impairment	30.0%	19.5%	4.1%	2.0%	23.6%	0.1%	79.3%

Total loans, gross	42.8%	22.5%	6.4%	2.0%	26.1%	0.2%	100.0%

	Commercial Real Estate	1-4 Single Family Residential	Construction, Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
Balance at April 1, 2013	$5,031	$2,414	$3,855	$82	$4,878	$354	$16,614

Provision (credit) for ASC 310-30 loans	572	(709)	(72)	—	257	399	447
Provision for non-ASC 310-30 loans	(3)	(21)	(2)	(7)	(190)	—	(223)
Provision for New loans	(35)	15	(338)	(25)	632	—	249

Total provision	534	(715)	(412)	(32)	699	399	473

Charge-offs for ASC 310-30 loans	—	(576)	(232)	—	(1)	(455)	(1,264)
Charge-offs for non-ASC 310-30 loans	—	—	—	—	(64)	—	(64)
Charge-offs for New loans	—	—	(34)	—	—	—	(34)

Total charge-offs	—	(576)	(266)	—	(65)	(455)	(1,362)

Recoveries for ASC 310-30 loans	26	2	2	—	—	1	31
Recoveries for non-ASC 310-30 loans	—	—	—	—	—	—	—
Recoveries for New loans	—	—	—	—	—	—	—

Total recoveries	26	2	2	—	—	1	31

Ending ALL balance
ASC 310-30 loans	4,163	595	2,167	—	3,066	279	10,270
Non-ASC 310-30 loans	14	11	1	38	8	4	76
New loans	1,414	519	1,011	12	2,438	16	5,410

Balance at June 30, 2013	$5,591	$1,125	$3,179	$50	$5,512	$299	$15,756

Loans ending balance
ASC 310-30 loans	306,181	60,861	88,389	—	64,235	4,636	524,302
Non-ASC 310-30 and New loans individually evaluated for impairment	5,134	—	—	—	253	—	5,387
Non-ASC 310-30 and New loans collectively evaluated for impairment	402,891	113,843	56,766	15,141	532,353	5,033	1,126,027

Total loans, gross	$714,206	$174,704	$145,155	$15,141	$596,841	$9,669	$1,655,716

Loans ending balance as a percentage of total loans, gross
ASC 310-30 loans	18.5%	3.7%	5.3%	0.0%	3.9%	0.3%	31.7%
Non-ASC 310-30 and New loans individually evaluated for impairment	0.3%	0.0%	0.0%	0.0%	0.0%	0.0%	0.3%
Non-ASC 310-30 and New loans collectively evaluated for impairment	24.3%	6.9%	3.4%	0.9%	32.2%	0.3%	68.0%

Total loans, gross	43.1%	10.6%	8.7%	0.9%	36.1%	0.6%	100.0%

	Commercial Real Estate	1-4 Single Family Residential	Construction, Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
Balance at January 1, 2014	$4,834	$1,443	$1,819	$132	$6,331	$174	$14,733

Provision (credit) for ASC 310-30 loans	191	152	133	—	(871)	232	(163)
Provision for non-ASC 310-30 loans	5	(45)	—	129	(109)	32	12
Provision for New loans	2,113	906	441	(45)	1,054	8	4,477

Total provision	2,309	1,013	574	84	74	272	4,326

Charge-offs for ASC 310-30 loans	(74)	(30)	(1,245)	—	(110)	(91)	(1,550)
Charge-offs for non-ASC 310-30 loans	—	—	—	(103)	(24)	(29)	(156)
Charge-offs for New loans	—	—	—	—	(348)	—	(348)

Total charge-offs	(74)	(30)	(1,245)	(103)	(482)	(120)	(2,054)

Recoveries for ASC 310-30 loans	91	—	787	—	1	—	879
Recoveries for non-ASC 310-30 loans	—	—	—	—	—	—	—
Recoveries for New loans	—	—	—	—	—	—	—

Total recoveries	91	—	787	—	1	—	879

Ending ALL balance
ASC 310-30 loans	2,883	207	660	—	1,359	298	5,407
Non-ASC 310-30 loans	15	7	—	32	6	3	63
New loans	4,262	2,212	1,275	81	4,559	25	12,414

Balance at June 30, 2014	$7,160	$2,426	$1,935	$113	$5,924	$326	$17,884

Loans ending balance
ASC 310-30 loans	413,154	98,802	76,210	—	81,444	3,345	672,955
Non-ASC 310-30 and New loans individually evaluated for impairment	4,666	—	—	184	—	—	4,850
Non-ASC 310-30 and New loans collectively evaluated for impairment	978,994	635,043	131,246	66,373	770,503	3,688	2,585,847

Total loans, gross	$1,396,814	$733,845	$207,456	$66,557	$851,947	$7,033	$3,263,652

Loans ending balance as a percentage of total loans, gross
ASC 310-30 loans	12.7%	3.0%	2.3%	0.0%	2.5%	0.1%	20.6%
Non-ASC 310-30 and New loans individually evaluated for impairment	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%	0.1%
Non-ASC 310-30 and New loans collectively evaluated for impairment	30.0%	19.5%	4.1%	2.0%	23.6%	0.1%	79.3%

Total loans, gross	42.8%	22.5%	6.4%	2.0%	26.1%	0.2%	100.0%

	Commercial Real Estate	1-4 Single Family Residential	Construction, Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
Balance at January 1, 2013	$4,107	$3,049	$5,239	$67	$6,054	$433	$18,949

Provision (credit) for ASC 310-30 loans	2,634	(1,153)	463	—	(970)	486	1,460
Provision for non-ASC 310-30 loans	(6)	(31)	(2)	(24)	(110)	—	(173)
Provision for New loans	(184)	(103)	(100)	8	703	(42)	282

Total provision	2,444	(1,287)	361	(16)	(377)	444	1,569

Charge-offs for ASC 310-30 loans	(986)	(689)	(2,380)	—	(6)	(579)	(4,640)
Charge-offs for non-ASC 310-30 loans	—	—	—	(1)	(159)	—	(160)
Charge-offs for New loans	—	—	(57)	—	—	—	(57)

Total charge-offs	(986)	(689)	(2,437)	(1)	(165)	(579)	(4,857)

Recoveries for ASC 310-30 loans	26	52	16	—	—	1	95
Recoveries for non-ASC 310-30 loans	—	—	—	—	—	—	—
Recoveries for New loans	—	—	—	—	—	—	—

Total recoveries	26	52	16	—	—	1	95

Ending ALL balance
ASC 310-30 loans	4,163	595	2,167	—	3,066	279	10,270
Non-ASC 310-30 loans	14	11	1	38	8	4	76
New loans	1,414	519	1,011	12	2,438	16	5,410

Balance at June 30, 2013	$5,591	$1,125	$3,179	$50	$5,512	$299	$15,756

Loans ending balance
ASC 310-30 loans	306,181	60,861	88,389	—	64,235	4,636	524,302
Non-ASC 310-30 and New loans individually evaluated for impairment	5,134	—	—	—	253	—	5,387
Non-ASC 310-30 and New loans collectively evaluated for impairment	402,891	113,843	56,766	15,141	532,353	5,033	1,126,027

Total loans, gross	$714,206	$174,704	$145,155	$15,141	$596,841	$9,669	$1,655,716

Loans ending balance as a percentage of total loans, gross
ASC 310-30 loans	18.5%	3.7%	5.3%	0.0%	3.9%	0.3%	31.7%
Non-ASC 310-30 and New loans individually evaluated for impairment	0.3%	0.0%	0.0%	0.0%	0.0%	0.0%	0.3%
Non-ASC 310-30 and New loans collectively evaluated for impairment	24.3%	6.9%	3.4%	0.9%	32.2%	0.3%	68.0%

Total loans, gross	43.1%	10.6%	8.7%	0.9%	36.1%	0.6%	100.0%

The following table summarizes the allocation of the ALL and the activity related to our ALL related to our loans for the years ended December 31, 2013 and 2012, respectively.

(Dollars in thousands)	Commercial Real Estate	1-4 Single Family Residential	Construction Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
Balance at December 31, 2012	$4,107	$3,049	$5,239	$67	$6,054	$433	$18,949

Provision (credit) for ASC 310-30 loans	1,263	(1,538)	601	—	(1,513)	510	(677)
Provision for non-ASC 310-30 loans	(10)	10	(3)	282	23	(4)	298
Provision for New loans	551	684	(141)	122	2,120	(43)	3,293

Total provision	1,804	(844)	457	404	630	463	2,914

Charge-offs for ASC 310-30 loans	(1,077)	(762)	(3,684)	—	(190)	(722)	(6,435)
Charge-offs for non-ASC 310-30 loans	—	—	—	(339)	(163)	—	(502)
Charge-offs for New loans	—	—	(193)	—	—	—	(193)

Total Charge-offs	(1,077)	(762)	(3,877)	(339)	(353)	(722)	(7,130)

Recoveries of non-ASC 310-30 loans	—	—	—	—	—	—	—

Total recoveries	—	—	—	—	—	—	—

Net charge-offs	(1,077)	(762)	(3,877)	(339)	(353)	(722)	(7,130)

ASC 310-30 loans	2,675	85	985	—	2,339	157	6,241
Non-ASC 310-30 loans	10	52	—	6	139	—	207
New loans	2,149	1,306	834	126	3,853	17	8,285

Balance at December 31, 2013	$4,834	$1,443	$1,819	$132	$6,331	$174	$14,733

Ending ALL balance
ASC 310-30 loans	$2,675	$85	$985	$—	$2,339	$157	$6,241

Non-ASC 310-30 and New loans individually evaluated for impairment	$—	$44	$—	$105	$—	$—	$149

Non-ASC 310-30 and New loans collectively evaluated for impairment	$2,159	$1,314	$834	$27	$3,992	$17	$8,343

Loans ending balance
ASC 310-30 loans	$274,147	$56,745	$55,936	$—	$57,047	$3,992	$447,867
Non-ASC 310-30 and New loans individually evaluated for impairment	5,218	277	—	500	5,995	—	11,990
Non-ASC 310-30 and New loans collectively evaluated for impairment	677,198	369,715	75,666	30,801	644,082	1,465	1,798,927

Total loans, gross	$956,563	$426,737	$131,602	$31,301	$707,124	$5,457	$2,258,784

Loans ending balance as a percentage of total loans, gross
ASC 310-30 loans	12.1%	2.5%	2.5%	0.0%	2.5%	0.2%	19.8%
Non-ASC 310-30 and New loans individually evaluated for impairment	0.2%	0.0%	0.0%	0.0%	0.3%	0.0%	0.5%
Non-ASC 310-30 and New loans collectively evaluated for impairment	30.0%	16.4%	3.3%	1.4%	28.5%	0.1%	79.7%

Total loans, gross	42.3%	18.9%	5.8%	1.4%	31.3%	0.3%	100.0%

(Dollars in thousands)	Commercial Real Estate	1-4 Single Family Residential	Construction Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
Balance at December 31, 2011	$1,717	$5,464	$1,844	$84	$8,628	$105	$17,842

Provision (credit) for ASC 310-30 loans	10,255	(1,667)	11,065	—	3,473	594	23,720
Provision for non-ASC 310-30 loans	57	(2)	(35)	9	738	49	816
Provision for New loans	639	466	609	4	(200)	47	1,565

Total provision	10,951	(1,203)	11,639	13	4,011	690	26,101

Charge-offs for ASC 310-30 loans	(8,457)	(1,232)	(8,130)	—	(4,574)	(310)	(22,703)
Charge-offs for non-ASC 310-30 loans	(104)	—	(23)	(30)	(1,991)	(52)	(2,200)
Charge-offs for New loans	—	—	(91)	—	—	—	(91)

Total Charge-offs	(8,561)	(1,232)	(8,244)	(30)	(6,565)	(362)	(24,994)

Recoveries of non-ASC 310-30 loans	—	—	—	—	—	—	—

Total recoveries	—	—	—	—	—	—	—

Net charge-offs	(8,561)	(1,232)	(8,244)	(30)	(6,565)	(362)	(24,994)

ASC 310-30 loans	2,489	2,405	4,068	—	4,022	369	13,353
Non-ASC 310-30 loans	20	22	3	63	299	4	411
New loans	1,598	622	1,168	4	1,733	60	5,185

Balance at December 31, 2012	$4,107	$3,049	$5,239	$67	$6,054	$433	$18,949

Ending ALL balance
ASC 310-30 loans	$2,489	$2,405	$4,068	$—	$4,022	$369	$13,353

Non-ASC 310-30 and New loans individually evaluated for impairment	$—	$—	$—	$—	$283	$—	$283

Non-ASC 310-30 and New loans collectively evaluated for impairment	$1,618	$644	$1,171	$67	$1,749	$64	$5,313

Loans ending balance
ASC 310-30 loans	$331,217	$68,558	$99,534	$—	$72,895	$8,406	$580,610
Non-ASC 310-30 and New loans individually evaluated for impairment	5,354	427	—	—	283	—	6,064
Non-ASC 310-30 and New loans collectively evaluated for impairment	315,263	79,716	55,740	18,988	302,166	2,767	774,640

Total loans, gross	$651,834	$148,701	$155,274	$18,988	$375,344	$11,173	$1,361,314

Loans ending balance as a percentage of total loans, gross
ASC 310-30 loans	24.3%	5.0%	7.3%	0.0%	5.4%	0.6%	42.7%
Non-ASC 310-30 and New loans individually evaluated for impairment	0.4%	0.0%	0.0%	0.0%	0.0%	0.0%	0.4%
Non-ASC 310-30 and New loans collectively evaluated for impairment	23.2%	5.9%	4.1%	1.4%	22.2%	0.2%	56.9%

Total loans, gross	47.9%	10.9%	11.4%	1.4%	27.6%	0.8%	100.0%

The increase of $32.5 million in total loans in delinquent status from December 31, 2013 to June 30, 2014 was primarily due to the acquired loans from the Great Florida Acquisition. As of June 30, 2014, there were $52.3 million of loans accounted for under ASC 310-30 in delinquent status that were acquired from Great Florida Bank. In addition, there were $7.3 million of loans acquired from Great Florida Bank classified as Non-ASC 310-30 loans that are primarily loans with revolving privileges that were excluded from ASC 310-30. This increase was offset by a decrease in delinquent loans from the Failed Bank Acquisitions during the six months ended June 30, 2014.

The following tables provide a summary of our past due new loans, Acquired ASC 310-30 and Acquired Non-ASC 310-30 loans as of the dates presented.

	June 30, 2014
(Dollars in thousands)	Loans Past Due 30 to 59 days	Loans Past Due 60 to 89 days	Loans Past Due 90 Days and Over and Still Accruing	Loans in Non- Accrual Status	Total Loans in Delinquent Status
New loans
Commercial real estate	$—	$—	$—	$—	$—
1-4 single family residential	—	—	—	—	—
Construction, land and development	—	—	—	—	—
Home equity lines of credit	—	—	—	198	198

Total real estate loans	—	—	—	198	198

Commercial and industrial	—	—	—	—	—
Consumer	—	—	—	—	—

Total new loans	$—	$—	$—	$198	$198

Acquired ASC 310-30 loans
Commercial real estate	$2,142	$1,485	$21,616	$8,835	$34,078
1-4 single family residential	484	1,565	29,816	—	31,865
Construction, land and development	396	—	8,826	1,748	10,970
Home equity lines of credit	—	—	—	—	—

Total real estate loans	3,022	3,050	60,258	10,583	76,913

Commercial and industrial	211	3,492	11,489	9,544	24,736
Consumer	3	—	139	564	706

Total acquired ASC 310-30 loans	$3,236	$6,542	$71,886	$20,691	$102,355

Acquired non-ASC 310-30 loans
Commercial real estate	$—	$—	$—	$5,001	$5,001
1-4 single family residential	—	831	—	618	1,449
Construction, land and development	—	—	—	1,716	1,716
Home equity lines of credit	1,023	537	—	5,142	6,702

Total real estate loans	1,023	1,368	—	12,477	14,868

Commercial and industrial	—	38	—	1,599	1,637
Consumer	—	—	—	—	—

Total acquired non-ASC 310-30 loans	$1,023	$1,406	$—	$14,076	$16,505

Total	$4,259	$7,948	$71,886	$34,965	$119,058

	December 31, 2013
(Dollars in thousands)	Loans Past Due 30 to 59 days	Loans Past Due 60 to 89 days	Loans Past Due 90 Days and Over and Still Accruing	Loans in Non- Accrual Status	Total Loans in Delinquent Status
New loans
Commercial real estate	$—	$—	$—	$—	$—
1-4 single family residential	4,688	2,164	—	1,052	7,904
Construction, land and development	—	—	—	—	—
Home equity lines of credit	198	—	—	—	198

Total real estate loans	4,886	2,164	—	1,052	8,102

Commercial and industrial	—	—	—	24	24
Consumer	—	—	—	—	—

Total new loans	$4,886	$2,164	$—	$1,076	$8,126

Acquired ASC 310-30 loans
Commercial real estate	$5,866	$2,157	$20,521	$—	$28,544
1-4 single family residential	3,014	303	5,065	—	8,382
Construction, land and development	939	—	1,786	16,753	19,478
Home equity lines of credit	—	—	—	—	—

Total real estate loans	9,819	2,460	27,372	16,753	56,404

Commercial and industrial	706	179	3,085	7,306	11,276
Consumer	15	22	266	615	918

Total acquired ASC 310-30 loans	$10,540	$2,661	$30,723	$24,674	$68,598

Acquired non-ASC 310-30 loans
Commercial real estate	$145	$—	$—	$5,962	$6,107
1-4 single family residential	923	—	—	144	1,067
Construction, land and development	—	—	—	—	—
Home equity lines of credit	96	218	—	1,996	2,310

Total real estate loans	1,164	218	—	8,102	9,484

Commercial and industrial	39	—	—	275	314
Consumer	—	—	—	29	29

Total acquired non-ASC 310-30 loans	$1,203	$218	$—	$8,406	$9,827

Total	$16,629	$5,043	$30,723	$34,156	$86,551

	December 31, 2012
(Dollars in thousands)	Loans Past Due 30 to 59 days	Loans Past Due 60 to 89 days	Loans Past Due 90 Days and Over and Still Accruing	Loans in Non-Accrual Status	Total Loans in Delinquent Status
New loans
Commercial real estate	$—	$—	$—	$—	$—
1-4 single family residential	—	—	—	427	427
Construction, land and development	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—

Total real estate loans	—	—	—	427	427

Commercial and industrial	—	—	—	88	88
Consumer	—	—	—	—	—

Total new loans	$—	$—	$—	$515	$515

Acquired ASC 310-30 loans
Commercial real estate	$6,034	$3,956	$41,577	$—	$51,567
1-4 single family residential	342	362	6,945	—	7,649
Construction, land and development	15,874	1,738	25,038	—	42,650
Home equity lines of credit	—	—	—	—	—

Total real estate loans	22,250	6,056	73,560	—	101,866

Commercial and industrial	1,745	445	17,994	—	20,184
Consumer	411	245	838	—	1,494

Total acquired ASC 310-30 loans	$24,406	$6,746	$92,392	$—	$123,544

Acquired non-ASC 310-30 loans
Commercial real estate	$658	$—	$—	$6,349	$7,007
1-4 single family residential	—	—	—	187	187
Construction, land and development	—	—	—	—	—
Home equity lines of credit	534	—	—	2,433	2,967

Total real estate loans	1,192	—	—	8,969	10,161

Commercial and industrial	26	35	—	476	537
Consumer	19	—	—	—	19

Total acquired non-ASC 310-30 loans	$1,237	$35	$—	$9,445	$10,717

Total	$25,643	$6,781	$92,392	$9,960	$134,776

Our policies related to when loans are placed on nonaccrual status conform to guidelines prescribed by bank regulatory authorities. Loans are placed on nonaccrual status when it is probable that principal or interest is not fully collectible, or generally when principal or interest becomes 90 days past due, whichever occurs first. Certain loans past due 90 days or more may remain on accrual status if management determines that it does not have concern over the collectability of principal and interest because the loan is secured by assets with a value in excess of the amounts owed and in the process of collection. Loans are removed from nonaccrual status when they become current as to both principal and interest and concern no longer exists as to the collectability of principal and interest.

Loan accounted for under ASC 310-30 that are delinquent and/or on non-accrual status continue to accrue income provided the respective pool in which those assets reside maintains a discount and recognizes accretion income. The aforementioned loans are characterized as performing troubled debt restructurings and/or performing loans greater than 90 days past due. If the pool no longer has a discount and accretion income can no longer be recognized, any loan within that pool on non-accrual status will be classified as non-accrual for presentation purposes.

Loans are identified for restructuring based on their delinquency status, risk rating downgrade, or at the request of the borrower. Borrowers that are 90 days delinquent and/or have a history of being delinquent, or experience a risk rating downgrade, are contacted to discuss options to bring the loan current, cure credit risk deficiencies, or other potential restructuring options that will reduce the inherent risk and improve collectability of the loan. In some instances, a borrower will initiate a request for loan restructure. The Bank requires borrowers to provide current financial information to establish the need for financial assistance and satisfy applicable prerequisite conditions required by the Bank. The Bank may also require the borrower to enter into a forbearance agreement.

Modification of loan terms may include the following: reduction of the stated interest rate; extension of maturity date or other payment dates; reduction of the face amount or maturity amount of the loan; reduction in accrued interest; forgiveness of past-due interest; or a combination of the above.

Certain loans have been classified as impaired based on a probable inability to collect all contractual amounts of the loan. The Company did not hold any impaired new loans as of June 30, 2014, December 31, 2013 and 2012. The following table shows the Company’s investment in impaired and nonperforming loans as of the dates presented.

	June 30, 2014
(Dollars in thousands)	UPB of Impaired Loans	Impaired ASC 310-30 Pools With a Specific Allowance Recorded	Impaired Non-ASC 310-30 Loans With a Specific Allowance	Impaired Non-ASC 310-30 Loans With no Specific Allowance Recorded	Specific Allowance Allocated to Impaired Loans	Average Recorded Investment in Impaired Loans	Interest Income Recognized On Impaired Loans
Real estate loans:
Commercial real estate	$89,303	$70,434	$—	$4,666	$2,883	$76,848	$1,612
1-4 single family residential	789	392	—	—	207	358	134
Construction, land and development	16,057	12,509	—	—	660	12,586	155
Home equity loans and lines of credit	253	—	—	184	—	184	—

Total real estate loans	106,402	83,335	—	4,850	3,750	89,976	1,901

Other loans:
Commercial	22,788	16,051	—	—	1,359	16,303	177
Consumer	2,501	2,354	—	—	298	2,413	40

Total other loans	25,289	18,405	—	—	1,657	18,716	217

Impaired loans held in portfolio, net	$131,691	$101,740	$—	$4,850	$5,407	$108,692	$2,118

	December 31, 2013
	UPB of Impaired Loans	Impaired ASC 310-30 Pools With a Specific Allowance Recorded	Impaired Non-ASC 310-30 Loans With a Specific Allowance	Impaired Non-ASC 310-30 Loans With no Specific Allowance Recorded	Specific Allowance Allocated to Impaired Loans	Average Recorded Investment in Impaired Loans	Interest Income Recognized On Impaired Loans
Real estate loans:
Commercial real estate	$62,527	$47,413	$—	$5,134	$2,700	$57,731	$5,801
1-4 single family residential	17,446	10,734	189	—	104	12,060	1,192
Construction, land and development	43,182	28,603	—	—	985	41,605	1,772
Home equity loans and lines of credit	—	—	386	—	105	386	—

Total real estate loans	123,155	86,750	575	5,134	3,894	111,782	8,765

Other loans:
Commercial	40,086	30,222	—	—	2,341	35,091	2,012
Consumer	2,198	2,052	—	—	157	2,651	219

Total other loans	42,284	32,274	—	—	2,498	37,742	2,231

Impaired loans held in portfolio, net	$165,439	$119,024	$575	$5,134	$6,392	$149,524	$10,996

	December 31, 2012
	UPB of Impaired Loans	Impaired ASC 310-30 Pools With a Specific Allowance Recorded	Impaired Non-ASC 310-30 Loans With a Specific Allowance	Impaired Non-ASC 310-30 Loans With no Specific Allowance Recorded	Specific Allowance Allocated to Impaired Loans	Average Recorded Investment in Impaired Loans	Interest Income Recognized On Impaired Loans
Real estate loans:
Commercial real estate	$142,290	$100,666	$—	$5,353	$2,490	$103,648	$7,841
1-4 single family residential	78,711	50,751	—	427	2,385	56,874	4,374
Construction, land and development	100,212	63,540	—	—	4,068	73,348	3,961
Home equity loans and lines of credit	—	—	—	—	—	—	—

Total real estate loans	321,213	214,957	—	5,780	8,943	233,870	16,176

Other loans:
Commercial	48,897	33,291	283	—	4,041	38,427	4,268
Consumer	3,133	2,871	—	—	369	3,426	203

Total other loans	52,030	36,162	283	—	4,410	41,853	4,471

Impaired loans held in portfolio, net	$373,243	$251,119	$283	$5,780	$13,353	$275,723	$20,647

Certain ASC 310-30 loan pools include impaired loans on accrual status that impairment is evaluated on the cumulative cash flows of the pools. ASC 310-30 loans are classified as accruing provided that the respective pool can generate discount accretion through available discount. In addition, the total carrying value of ASC 310-30 loans accounted for as pools that are past due in excess of 90 days and accruing for either principal, interest or both, amounts to $71.9 million, $30.7 million and $92.4 million as of June 30, 2014, December 31, 2013 and December 31, 2012, respectively. The increase of $41.2 million from December 31, 2013 to June 30, 2014 in carrying value of ASC 310-30 loans accounted for in pools that are past due in excess of 90 days and accruing was due to $48.1 million of acquired loans from the Great Florida Acquisition.

FDIC Loss Share Indemnification Asset

The Company reviews and updates the cash flow expected to be collected on Covered Assets and the FDIC loss share indemnification asset on a quarterly basis as loss and recovery estimates related to Covered Assets change. Decreases in the amount of cash flow expected to be collected on Covered Loans after acquisition result in a provision for loan losses, an increase in the ALL, and a proportional increase to the FDIC loss share indemnification asset and income for the estimated amount to be reimbursed. Increases in the amount of cash flow expected to be collected on Covered Loans after acquisition result in the reversal of any previously-recorded provision for loan losses and related ALL and a decrease to the FDIC loss share indemnification asset, or prospective adjustment to the accretable discount if no provision for loan losses had been previously recorded. If no provision for loan losses had been previously recorded, improvements in the expected cash flows from the Covered Loans, which is reflected as an adjustment to yield and accreted into income over the remaining expected term of the loans, decreases the expected cash flows to be collected from the loss sharing agreement, with such decrease reducing the yield to be accreted on a prospective basis if the total expected cash flows from the loss sharing agreement exceeds its carrying amount; and, if the carrying amount of the FDIC loss share indemnification asset exceeds the total expected cash flows, the excess is amortized as a reduction of income over the shorter of (1) the remaining expected term of the respective loans or (2) the remaining term of the FDIC loss share agreement.

The loss sharing agreements between the Company and the FDIC for certain of the Acquisitions include clawback provisions that obligate the Company to pay the FDIC a certain amount in the event that losses incurred by the Company do not reach a specified threshold upon termination of the loss sharing agreement. The fair value of the clawback liability is initially estimated using the same discounted cash flow model used to determine the loss share indemnification asset, using a discount rate that takes into account the Company’s credit risk. The clawback liability is re-measured quarterly based on the terms of the applicable loss sharing agreement, changes in projected losses on Covered Assets and the cumulative servicing amount, if applicable.

The clawback liability is included in other liabilities in the accompanying consolidated balance sheets and the amortization and loss on re-measurement is included in loss share indemnification income in the accompanying consolidated statements of operations.

The following tables summarize the activity related to the FDIC loss share indemnification asset for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2014	2013	2014	2013
Balance at beginning of period	$80,605	$113,491	$87,229	$125,949
Reimbursable expenses	1,427	2,465	3,153	5,921
Amortization	(5,406)	(5,629)	(11,405)	(12,459)
Income resulting from impairment and charge-off of covered assets, net	456	2,694	1,206	5,980
Expense resulting from recoupment and disposition of covered assets, net	(1,260)	(3,427)	(2,423)	(7,056)
FDIC claims submissions	(969)	(5,414)	(2,907)	(14,155)

Balance at end of period	$74,853	$104,180	$74,853	$104,180

	Years Ended December 31,
(Dollars in thousands)	2013	2012
Balance at beginning of period	$125,949	$210,813
Reimbursable expenses	9,372	14,653
Amortization	(25,126)	(33,897)
Income resulting from impairment and charge-off of covered assets, net	2,209	22,791
Expense resulting from recoupment and disposition of covered assets, net	(5,201)	(6,488)
FDIC claims submissions	(19,974)	(81,923)

Balance at end of period	$87,229	$125,949

The following tables summarize the activity related to the FDIC clawback liability for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2014	2013	2014	2013
Balance at beginning of period	$12,060	$12,038	$11,753	$11,966
Amortization impact	181	187	357	368
Remeasurement impact	284	645	415	536

Balance at end of period	$12,525	$12,870	$12,525	$12,870

	Years ended December 31,
(Dollars in thousands)	2013	2012
Balance at beginning of period	$11,966	$11,438
Amortization impact	744	702
Remeasurement impact	(957)	(174)

Balance at end of period	$11,753	$11,966

Other Real Estate Owned

We expect that OREO will generally continue to decrease in the future as there will be less transfers from the loan portfolio and disposition activity. However, OREO may increase in future periods as a result of future business combinations or increased foreclosure activity.

Total OREO held by the Company was $81.0 million as of June 30, 2014, an increase of $46.3 million from December 31, 2013. The increase in other real estate owned was due to $55.1 million of additions to OREO as a result of the Great Florida Acquisition and $12.9 million of additions to OREO through loan foreclosures partially offset by OREO sales of $20.9 million.

Total OREO held by the Company decreased from $57.8 million as of December 31, 2012 to $34.7 million as of December 31, 2013. The $23.1 million decrease in other real estate owned for the year ended December 31, 2013, resulted from additions to OREO through loan foreclosures totaling $27.5 million, offset by OREO sales of $47.1 million and impairments of $3.6 million.

The following table summarizes the activity related to other real estate owned for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2014	2013	2014	2013
Balance at beginning of period	$86,244	$47,703	$34,682	$57,767
Additions from acquisition	810	—	55,085	—
Transfers from loan portfolio	2,529	8,951	12,869	15,773
Impairments	(287)	(1,962)	(732)	(2,907)
Sales	(8,308)	(9,978)	(20,916)	(25,919)

Balance at end of period	$80,988	$44,714	$80,988	$44,714

	Year Ended December 31,
(Dollars in thousands)	2013	2012
Balance at beginning of period	$57,767	$65,640
Additions from acquisition	—	—
Transfers from loan portfolio	27,535	47,977
Impairments	(3,580)	(10,320)
Sales	(47,040)	(45,530)

Balance at end of period	$34,682	$57,767

The following table summarizes the allocation of other real estate owned by property type for the periods indicated.

	June 30,	December 31,
(Dollars in thousands)	2014	2013	2012
Composition of ending balance
Commercial real estate	$26,514	$16,410	$29,582
Land and development	13,272	13,385	23,292
1-4 single family residential	41,202	4,887	4,893

Total	$80,988	$34,682	$57,767

Deposits

Total deposits at June 30, 2014 totaled $3.96 billion, an increase of $1.16 billion, or 41.7%, from December 31, 2013. The increase in deposits consisted of an $897.0 million increase in core deposits and a $267.7 million increase in time deposits. Core deposits include demand deposit, savings and money market accounts and represents 63.8% of total deposits at June 30, 2014, an increase from 58.3% at December 31, 2013.

We expect that deposits will be our primary funding source in the future as we work towards optimizing our deposit mix and lowering our cost of deposits by reducing rate sensitive time deposits. In the future, we expect commercial core deposits will drive core deposit growth.

The average rate paid on deposits for the three and six months ended June 30, 2014, was 0.70% and 0.72%, respectively. This represents a decrease of 18 and 20 basis points compared the average rate paid on deposits for the three and six months ended June 30, 2013 of 0.88% and 0.90%, respectively. Continued planned reductions of high cost acquired time deposits and a higher composition of noninterest bearing deposits drove the decrease in the cost of deposits. The average rate paid on time deposits for the three and six months ended June 30, 2014, was 0.88% and 0.93%, respectively. This represents a decrease of 38 and 36 basis points compared the average rate paid on time deposits for the three and six months ended June 30, 2013 of 1.26% and 1.29%, respectively.

The average rate paid on all deposits for the years ended December 31, 2013 and 2012 was 0.77% and 0.99%, respectively. Total deposits at December 31, 2013 amounted to $2.79 billion, an increase of $603 million from December 31, 2012. The increase is a direct result of increased retail marketing efforts and commercial relationship growth.

The following table shows the average balance amounts and the average rates paid on deposits held by us and balances outstanding.

	Three Months Ended June 30,				Six Months Ended June 30,
	2014		2013		2014		2013
(Dollars in thousands)	Average Balance	Average Rate Paid	Average Balance	Average Rate Paid	Average Balance	Average Rate Paid	Average Balance	Average Rate Paid
Noninterest bearing demand deposits	$420,420	0.00%	$267,078	0.00%	$386,908	0.00%	$247,029	0.00%
Interest-bearing demand deposits	112,752	0.15%	69,137	0.10%	106,148	0.15%	68,149	0.10%
Savings and money market accounts	1,787,574	0.58%	940,687	0.50%	1,670,471	0.54%	872,543	0.48%
Time deposits	1,464,728	0.88%	1,098,457	1.26%	1,438,067	0.93%	1,075,858	1.29%

Total deposits	$3,785,473		$2,375,359		$3,601,593		$2,263,579

	Year Ended December 31,
	2013		2012
(Dollars in thousands)	Average Balance	Average Rate Paid	Average Balance	Average Rate Paid
Noninterest bearing demand deposits	$261,000	0.00%	$218,766	0.00%
Interest-bearing demand deposits	70,454	0.11%	65,407	0.10%
Savings and money market accounts	961,986	0.46%	730,591	0.66%
Time deposits	1,121,094	1.25%	1,277,567	1.39%

Total deposits	$2,414,534		$2,292,331

The maturity distribution of our time deposits of $100,000 or more:

(Dollars in thousands)	June 30, 2014	December 31, 2013	December 31, 2012
Time deposits maturing in
Three months or less	$157,463	$57,622	$116,026
After three months through six months	194,546	136,290	79,472
After six months through one year	233,289	241,160	165,651
After one year	320,231	239,100	199,368

Total	$905,529	$674,172	$560,517

Borrowed Funds

In addition to deposits, we utilize advances from the FHLB and other borrowings, such as securities sold under repurchase agreements, as a supplementary funding source to finance our operations. FHLB advances are secured by stock qualifying first mortgage, commercial real estate, home equity loans and investment securities. At June 30, 2014, total borrowings held by the Company was $855.3 million and primarily consists of FHLB advances and securities sold under repurchase agreements that amounted to $850.1 million. As of December 31, 2013 and 2012, borrowings held by the Company were primarily FHLB advances totaling $431.0 million and $271.6 million, respectively.

The increase in total borrowings to $855.3 million as of June 30, 2014 from December 31, 2013 was primarily driven by the $338.5 million increase in FHLB advances to fund the increase in assets driven by new loan growth. The Company also acquired total borrowings with a fair value of $92.7 million through the Great Florida Acquisition that primarily consisted of securities sold under repurchase agreements. These securities repurchase agreements have a contractual maturities in 2017 and have a weighted average rate of 4.24%. The Company also utilizes retail repurchase agreements that have overnight maturities and based on overnight rates. The following table sets forth the maturity and interest rates of the Company’s borrowings as of June 30, 2014.

	June 30, 2014
(Dollars in thousands)	Ending Balance	Period End Interest Rate
Maturing in
Six months or less	$570,500	0.19%-3.77%
After six months through one year	—	—
After one year through two years	200,000	0.54%-0.67%
After two years through three years	47,500	4.05%-4.35%
After three years through four years	25,000	4.30%

Total contractual outstanding	843,000
Deferred prepayment penalty	(387)
Fair value adjustment	7,492

Total FHLB advances and securities sold under repurchase agreements	850,105
Retail repurchase agreements	5,195

Balance as of June 30, 2014	$855,300

Capital Resources

Stockholders’ equity totaled $739.4 million as of June 30, 2014, an increase of $23.3 million from $716.1 million as of December 31, 2013, primarily driven by net income of $12.7 million recognized over the period and other comprehensive income of $9.8 million due to an increase in net unrealized gain of the securities portfolio.

Stockholders’ equity decreased $12.1 million, or 1.7% from $728.2 million as of December 31, 2012, to $716.1 million as of December 31, 2013 primarily as a result of other comprehensive loss from the decrease in unrealized gains on available-for-sale securities and treasury stock purchases, offset by retention of earnings.

As of June 30, 2014, December 31, 2013 and December 31, 2012, we had capital levels that exceeded the regulatory guidelines for a “well-capitalized institution” under applicable guidelines. In addition, the OCC Agreement entered into by the Bank dated January 25, 2010 requires the Bank to maintain prescribed minimum capital ratios. The following table shows the required capital ratios of the Bank under the OCC Agreement and the Bank’s actual regulatory capital ratios for the periods presented.

	Well Capitalized Regulatory Requirement	Actual June 30, 2014	Actual December 31, 2013	Actual December 31, 2012
Capital Ratios (Company)
Tier 1 leverage ratio	5.0%	12.0%	18.0%	20.6%
Tier 1 risk-based capital ratio	6.0%	16.0%	24.8%	36.1%
Total risk-based capital ratio	10.0%	16.5%	25.3%	37.1%
Capital Ratios (Bank)
Tier 1 leverage ratio	10.0%	10.8%	12.0%	12.1%
Tier 1 risk-based capital ratio	11.0%	14.4%	16.7%	21.2%
Total risk-based capital ratio	12.0%	14.9%	17.3%	22.2%

The following table summarizes the changes in our stockholders’ equity for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2014	2013	2014	2013
Balance at beginning of period	$723,869	$733,506	$716,114	$728,174
Net income	9,166	4,277	12,694	6,775
Other comprehensive income (loss)	5,961	(8,463)	9,752	(6,580)
Stock based compensation expense	452	589	888	1,540

Balance at end of period	$739,448	$729,909	$739,448	$729,909

	Year Ended December 31,
(Dollars in thousands)	2013	2012
Balance at beginning of period	$728,174	$706,402
Net income (loss)	17,171	(4,828)
Other comprehensive income (loss)	(13,115)	22,280
Stock based compensation expense	2,635	4,320
Treasury stock purchases	(18,751)	—

Balance at end of period	$716,114	$728,174

Liquidity and Liability Management

The Bank’s liquidity needs are primarily met by its cash and securities position, growth in deposits, cash flow from its amortizing investment and loan portfolios, and borrowings from the FHLB. For additional information regarding our operating, investing, and financing cash flows, see “Consolidated Financial Statements—Consolidated Statements of Cash Flows.”

The Bank has access to additional borrowing through secured FHLB advances, unsecured borrowing lines from correspondent banks, and a repurchase agreement (secured). In addition, the Bank has an established borrowing line at the Federal Reserve Bank. Our asset/liability policy has established several measures of liquidity, including liquid assets (defined as cash and cash equivalents, and securities available to pledge) to total assets. The following table summarizes our liquidity ratios as of June 30, 2014.

	June 30, 2014
	Policy Limit		Actual
Primary liquidity ratio	10.0%	Min	16.2%
Net short-term non-core funding deposits	20.0%	Max	5.2%
Net loans to total deposits	90.0%	Max	81.8%
Pledged securities to total investments	50.0%	Max	34.0%
Net loans to total assets	80.0%	Max	58.3%
Brokered deposits to total deposits	10.0%	Max	0.0%
Fed funds purchased to total assets	10.0%	Max	0.0%
Time deposits greater than $250,000 to total assets	20.0%	Max	5.0%
FHLB borrowings and repurchase agreements to assets	30.0%	Max	10.3%

At June 30, 2014, the Company had additional capacity to borrow from the FHLB of $346.0 million. Also, at June 30, 2014, the Company has unused credit lines with financial institutions of $30.0 million.

As a holding company, we are a corporation separate and apart from our subsidiary, the Bank, and therefore we provide for our own liquidity. Our main sources of funding include equity capital raised in our offerings of equity securities and dividends paid by the Bank, when applicable, and access to capital markets. We believe these sources will be sufficient to fund our capital needs for at least the next twelve months. There are regulatory limitations that affect the ability of the Bank to pay dividends to us. See “Dividend Policy” and “Supervision and Regulation—Regulatory Limits on Dividends and Distributions.” Management believes that such limitations will not impact our ability to meet our ongoing short-term cash obligations.

The Bank’s cash and liquidity resources is generated by operations and deposit growth, which we expect to be sufficient to satisfy the Bank’s capital requirements for at least the next twelve months.

Off Balance Sheet and Other Financing Arrangements

In the normal course of business, we enter into various transactions, which, in accordance with GAAP, are not included in our consolidated balance sheets. We enter into these transactions to meet the financing needs of our customers. These transactions include commitments to extend credit and standby letters of credit, which involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amounts recognized on the Bank’s consolidated balance sheets. We have limited off-balance sheet arrangements that have not had or are not reasonably likely to have a current or future material effect on our financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.
We enter into contractual loan commitments to extend credit, normally with fixed expiration dates or termination clauses, at specified rates and for specific purposes. Substantially all of our commitments to extend credit are contingent upon customers maintaining specific credit standards until the time of loan funding. We decrease our exposure to loss under these commitments by subjecting them to credit approval and monitoring procedures. We assess the credit risk associated with certain commitments to extend credit and establish a liability for probable credit losses.

Standby letters of credit are written conditional commitments issued by us to guarantee the performance of a customer to a third party. In the event the customer does not perform in accordance with the terms of the agreement with the third party, we would be required to fund the commitment. The maximum potential amount of future payments we could be required to make is represented by the contractual amount of the commitment. If the commitment is funded, we would be entitled to seek recovery from the customer. Our policies generally require that standby letter of credit arrangements contain security and debt covenants similar to those contained in loan agreements.

The following table summarizes commitments as of the dates presented.

	June 30, 2014
(Dollars in thousands)	Covered	Uncovered	Total
Commitments to fund loans:
Residential	$4,407	$16,309	$20,716
Commercial and commercial real estate	—	28,681	28,681
Land and development	—	182,606	182,606
Unfunded commitments under lines of credit	5,734	218,544	224,278

Total commitments to fund loans	10,141	446,140	456,281
Commercial and standby letters of credit	—	8,189	8,189

Total	$10,141	$454,329	$464,470

	December 31, 2013
(Dollars in thousands)	Covered	Uncovered	Total
Commitments to fund loans:
Residential	$5,230	$5,659	$10,889
Commercial and commercial real estate	—	14,746	14,746
Land and development	9	70,715	70,724
Unfunded commitments under lines of credit	11,026	157,382	168,408

Total commitments to fund loans	16,265	248,502	264,767
Commercial and standby letters of credit	—	4,838	4,838

Total	$16,265	$253,340	$269,605

	December 31, 2012
(Dollars in thousands)	Covered	Uncovered	Total
Commitments to fund loans:
Residential	$6,586	$1,894	$8,480
Commercial and commercial real estate	—	45,029	45,029
Land and development	9	3,616	3,625
Unfunded commitments under lines of credit	12,521	212,265	224,786

Total commitments to fund loans	19,116	262,804	281,920
Commercial and standby letters of credit	29	19,327	19,356

Total	$19,145	$282,131	$301,276

The Company is a party to interest rate derivatives that are not designated as hedging instruments. These derivatives relate to interest rate swaps that the Company enters into with customers to allow customers to convert variable rate loans to a fixed rate. The Company pays interest to the customer at a floating rate on the notional amount and receives interest from the customer at a fixed rate for the same notional amount. At the same time the interest rate swap is entered into with the customer, an offsetting interest rate swap is entered into with another financial institution. The Company pays the other financial institution interest at the same fixed rate on the same notional amount as the swap entered into with the customer, and receives interest from the financial institution for the same floating rate on the same notional amount. The changes in the fair value of the swaps offset each other, except for any credit risk of the counterparties, which is determined by taking into consideration the risk rating, probability of default and loss of given default for all counterparties.

The Company accounts for derivative instruments in accordance with FASB ASC Topic 815, “Derivatives and Hedging.” All derivatives are evaluated at inception as to whether or not they are hedging or non-hedging activities, and appropriate documentation is maintained to support the final determination. The Company recognizes all derivatives as either assets or liabilities on the consolidated balance sheets and measures those instruments at fair value.

Certain derivative transactions with a counterparty that is another financial institution are subject to an enforceable master netting arrangement. The gross liabilities and gross assets to this counterparty are reported on net basis.

The following tables summarize the Company’s derivatives outstanding at June 30, 2014.

	June 30, 2014
	Derivative Assets		Derivative Liabilities
(Dollars in thousands)	Notional	Fair Value	Notional	Fair Value
Interest rate contracts—pay floating, receive fixed	$292,497	$8,607	$33,236	$270
Interest rate contracts—pay fixed, receive floating	—	—	325,733	8,337

Total derivatives	$292,497	$8,607	$358,969	$8,607

Contractual Obligations

The following table summarizes aggregated information about our outstanding contractual obligations and other long-term liabilities as of June 30, 2014.

(Dollars in thousands)	Total	1 Year or Less	1-3 Years	3-5 Years	More than 5 Years
Advances from the FHLB and other borrowings (1)	$848,195	$575,695	$247,500	$25,000	$—
Operating Lease Obligations	25,482	4,804	6,728	4,348	9,602
Estimated Clawback Liability to the FDIC associated with loss sharing agreements (2)	17,554	—	—	—	17,554

Total	$891,231	$580,499	$254,228	$29,348	$27,156

(1)	FHLB advances and other borrowings exclude premium or discount.
(2)	Estimate of FDIC clawback obligation is presented as undiscounted future cash flows.

The loss sharing agreements between the Company and the FDIC for the Old Premier, Old FCB, Old Peninsula, Old Cortez, Old FNBCF and Old Coastal acquisitions include clawback provisions that obligate the Company to pay the FDIC a certain amount in the event that losses incurred by the Company with respect to the loss sharing agreements do not reach a threshold specified in the applicable loss sharing agreement upon termination of the loss sharing agreement.

The provisions of the loss sharing agreements for the Old Premier and Old FCB acquisitions may require the Company to pay the FDIC, within 45 days of the loss sharing agreement termination date, 50% of the excess of 20% of the stated threshold, less the sum of (a) 25% of the asset discount amount, (b) 25% of the cumulative shared loss payments and (c) the cumulative servicing amount. The provisions of the loss sharing agreements for the Old Peninsula, Old Cortez, Old FNBCF and Old Coastal acquisitions may require the Company to pay the FDIC, within 45 days of the loss sharing agreement termination date, 50% of the excess of 20% of the intrinsic loss estimate, less the sum of (a) 20% of the net loss amount, (b) 25% of the asset discount bid and (c) 3.5% of the Covered Assets on the acquisition date.

At the date of acquisition, the Company recognizes a clawback liability equal to the present value of the discounted future cash flows expected to be paid to the FDIC in connection with the clawback provisions of the loss sharing agreement. The Company amortizes the discount on the clawback liability by recognizing an expense that is recorded in Loss share indemnification income (loss) in our consolidated financial statements. The Company evaluates, on a periodic basis, whether the result of its collection efforts on assets covered under loss sharing agreements have had an impact on the expected balance, if any, to be paid to the FDIC. Changes in management’s estimate of the clawback liability is, as appropriate, charged or credited to earnings in the period in which they are identified.

The fair value of the clawback liability is estimated using the same discounted cash flow model which derives the value of the FDIC loss share indemnification asset. This fair value estimate is based on the present value of the calculated clawback liability using a discount rate that takes into account the Company’s then current credit risk. The calculated liability is based on the terms of the loss share agreement, the projected losses on Covered Assets and the cumulative servicing amount, if applicable.

The discount rate used for the FDIC loss share indemnification asset, which is a liability of the FDIC, is based on the risk-free rate plus a risk factor that considers the credit risk of the FDIC. The discount rate utilized to estimate the FDIC clawback liability is based on an equivalent of an AA credit rated corporate debt securities that we believe appropriately reflects the Company’s credit risk profile.

Quantitative and Qualitative Disclosure About Market Risk

Interest Rate Sensitivity

The principal component of our risk of loss arising from adverse changes in the fair value of financial instruments, or market risk, is interest rate risk. The primary objective of our asset/liability management activities is to maximize net interest income, while maintaining acceptable levels of interest rate risk. Our Asset Liability Committee, or ALCO, is responsible for establishing policies to limit exposure to interest rate risk, and to ensure procedures are established to monitor compliance with these policies. The guidelines established by ALCO are reviewed and approved by our Board of Directors.

Consistent with industry practices, we primarily measure interest rate risk by utilizing the concept of Economic Value of Equity, or EVE. EVE is the intrinsic value of assets, less the intrinsic value of liabilities. EVE analysis provides a fair value of the balance sheet in alternative interest rate scenarios. The EVE does not take into account management intervention and assumes the new rate environment is constant and the change is instantaneous. Further, as this framework evaluates risks to the current balance sheet only, changes to the volumes and pricing of new business opportunities that can be expected in the different interest rate outcomes are not incorporated in this analytical framework. In addition, we further evaluate and consider the impact of other business factors in a separate income simulation analysis, which is designed to capture not only the potential of all assets and liabilities to mature or reprice, but also the probability that they will do so. Assets and liabilities with similar repricing characteristics may not reprice at the same time or to the same degree. Income simulation also attends to the relative interest rate sensitivities of these items, and projects their behavior over an extended period of time. Income simulation permits us to assess the probable effects on the consolidated financial statements for changes in interest rates and corresponding management strategy.

Management continually reviews and refines its interest rate risk management process in response to the economic and interest rate environment. Currently, our model projects a minus 100, plus 100, plus 200, plus 300, plus 400 and plus 500 basis point change as well as modified scenarios to evaluate our interest rate sensitivity and to determine whether specific action is needed to improve the current asset/liability position, either through economic hedges, matching strategies or by utilizing derivative instruments. Our ALCO policy has established specific limits for changes to net interest income and to the capital based on the aforementioned models as follows as of the dates presented:

	June 30, 2014		December 31, 2013		December 31, 2012
	Following 12 Months	Following 36 Months	Following 12 Months	Following 36 Months	Following 12 Months	Following 36 Months
+500 basis points	22.0%	20.9%	39.1%	33.4%	33.7%	30.3%
+400 basis points	21.2%	21.5%	34.5%	30.7%	27.3%	24.8%
+300 basis points	18.7%	19.8%	28.3%	26.1%	20.8%	19.2%
+200 basis points	14.4%	15.8%	20.5%	19.5%	14.0%	13.7%
+100 basis points	8.2%	9.4%	11.1%	10.9%	7.5%	7.2%
-100 basis points	-2.1%	-3.8%	-2.2%	-3.0%	-2.8%	-3.0%

The table below presents the change in our economic value of equity assuming immediate parallel shifts in interest rates as of the dates presented.

	June 30, 2014	December 31, 2013	December 31, 2012
+500 basis points	-30.8%	-17.5%	-9.8%
+400 basis points	-24.2%	-13.2%	-7.6%
+300 basis points	-18.0%	-9.0%	-5.1%
+200 basis points	-11.9%	-5.0%	-1.5%
+100 basis points	-7.4%	-1.6%	-0.7%
-100 basis points	3.5%	3.8%	0.1%

In the event the model indicates an unacceptable level of risk, based on current circumstances and events, we could undertake a number of actions that would reduce this risk, including the sale of a portion of our available for sale investment portfolio or the use of risk management strategies such as interest rate swaps and caps. As of June 30, 2014, we were in compliance with all of our net interest income and EVE limits.

Many assumptions were used by the Company to calculate the impact of changes in interest rates, including the change in rates. Actual results may not be similar to those derived from our model due to several factors including the timing and frequency of rate changes, market conditions and the shape of the yield curve. Actual results may also differ due to our actions, if any, in response to the changing rates and other changes in our business.

BUSINESS

Our Company

We are a bank holding company with one wholly-owned national bank subsidiary, Florida Community Bank, National Association, headquartered in Weston, Florida, which operates 54 branches in Florida. As of June 30, 2014, we had $5.64 billion in assets, $3.96 billion in deposits and $739.4 million in stockholders’ equity. During the year ended December 31, 2013, we had net new commercial loan growth of $734.5 million and net new residential and consumer loan growth of $306.5 million. As of December 31, 2013, our new loan portfolio aggregated $1.77 billion, representing approximately 78.4% of our aggregate loan portfolio, of which over $1.4 billion represented new commercial loans and approximately $371 million represented new residential and consumer loans.

We were formed in April 2009 with the goal of becoming a leading independent commercially-oriented community bank in Florida. Since that time, we raised an aggregate of approximately $740 million of equity capital, acquired certain assets and assumed certain liabilities of the Old Failed Banks in Florida from the FDIC, as receiver. In addition, in January 2014, the Bank acquired by merger the business of Great Florida Bank which, as of December 31, 2013, had 25 branches located within Southeast Florida and the Miami metropolitan area, total assets of $993.0 million and stockholders’ equity of $15.3 million. For the year ended December 31, 2013, on a pro forma basis after giving effect to the Great Florida Acquisition, we had net income of $17.6 million and for the three and six months ended June 30, 2014, we had net income of $9.2 million and $12.7 million, respectively. You should read this information in conjunction with “Unaudited Pro Forma Condensed Combined Financial Information” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

The Bank offers a comprehensive range of traditional banking products and services to individuals, small and medium-sized businesses, some large businesses, and other local organizations and entities in our market areas. The Bank also selectively participate in syndicated loans to select national credits. The Bank targets commercial customers engaged in a wide variety of industries including healthcare and professional services, retail and wholesale trade, tourism, agricultural services, manufacturing, distribution and distribution-related industries, technology, automotive, aviation, food products, building materials, residential housing and commercial real estate.

Our Market Areas

We are primarily located in south and central Florida. The majority of our deposits ($1.9 billion as of June 30, 2014) are located in the Miami-Ft. Lauderdale-West Palm Beach MSA. Our other key MSAs in which the Bank operates include Orlando-Kissimmee-Sanford, Naples-Immokalee-Marco Island and Cape Coral-Fort Myers.

FDIC Loss Share Indemnification Assets

Six of the Failed Bank Acquisitions included assets that are covered by loss share arrangements, pursuant to which the FDIC bears a substantial portion of the risk of loss. Such acquired assets from the Failed Bank Acquisitions, including loan portfolios and other real estate owned, or OREO, that are covered under loss share arrangements with the FDIC are referred to as “Covered Assets.” As of June 30, 2014, the Covered Loans included in our loan portfolio derived from Failed Bank Acquisitions aggregated to $326.5 million, or 10% of our aggregate loan portfolio, with non-performing Covered Loans totaling $23.6 million, or 67.7%, of total non-performing loans, and Covered Assets included in our OREO were $29.8 million, or 36.8% of our total OREO holdings.

Products and Services-Commercial

Commercial Credit and Depository Products

As part of the Bank’s commercial and industrial focus, the Bank focuses its commercial lending activities in the following industries: manufacturing, wholesale and retail distribution, medical services, food products, franchise services, transportation, agriculture, financial services, media and telecommunications. The Bank offers a broad array of commercial credit and depository products. Commercial credit products include loans for corporate, middle market, and business banking clients such as lines of credit to finance working capital and trade activities, loans for owner occupied real estate financing, equipment financing as well as acquisition financing. For clients with large credit needs, the Bank both leads and participates in club lending structures. The Bank also does a limited amount of specialty financing to owners and operators in the area of aviation and marine lending.

For commercial real estate clients, the Bank offers construction financing, mini-permanent and permanent financing, acquisition and development lending, land financing, and bridge lending. The Bank’s commercial real estate lending products focus in the retail, multi-family, office, mixed use, industrial and hospitality sectors.

The Banks also provides additional credit products to commercial and real estate clients through the issuance of corporate credit cards, purchasing cards, and standby letters of credit. In addition, the Bank provides clients with both floating and fixed rate interest financing options. For clients seeking more complex or longer fixed rate solutions, the Bank offers (through third party providers) derivative products such as interest rate swaps and caps. Deposit products including checking accounts tailored to meet the unique needs of our commercial customers, savings accounts with customizable features, and money market accounts with competitive tiered rates credited monthly.

Treasury Product Offerings

The Bank also offers a full suite of treasury management services that are designed to help business customers streamline their financial transactions, manage their accounts more efficiently, and improve their business’ record keeping. These treasury management products and solutions focus on four financial areas: payables, receivables, liquidity and information reporting, insuring that our business clients are maximizing their banking relationship. Key treasury products include the following:

Business Electronic Banking—Online banking provides the flexibility and security needed by our clients. The platform supports multiple users, allowing each user varying levels of access via security tokens for ACH and wire-initiated transactions. This allows the client the ability to customize their options while safeguarding their business.

Information Reporting—Clients can gain real-time access to accounts through an information-reporting module, viewing current and historical account data.

E-statements—Online statements are electronic versions of the statements clients receive in the mail that can be viewed at any time, from any location. Paperless online statements are delivered faster, reduce paper clutter, save time and money and help keep information secure.

Account Book Transfers—Allows the movement of funds between bank accounts with real-time confirmations and updates to daily reporting.

Zero Balance Account—Eliminates excess balances in separate accounts and maintains greater control over disbursements. Zero Balance Accounts automatically move funds each night to cover all disbursements, reducing the time spent initiating transfers between company accounts.

ACH Origination—Initiates direct deposit of payroll, vendor payments and tax payments; collects client payments, membership dues and concentrates funds from accounts at other institutions.

Wire Transfers—Provides for the initiation of wire transfers quickly, easily and securely right from the client’s office.; provides for the establishment of recurring transfers and receipt of notification of incoming wires.

Positive Pay—Takes a proactive approach to combating check fraud. Positive Pay provides exception reports detailing potential fraudulent check activity.

ACH Fraud Control/Block—Prevents unauthorized ACH debits from posting to client accounts. ACH Filtering lets clients determine who has access to debit their account and at what dollar limit.

Account Reconciliation—Monthly reports of paid and outstanding items and exceptions assists with balancing accounts, reducing administrative costs, and managing risk.

Remote Deposit Capture—Accelerates cash flow and eliminates unnecessary trips to the bank by electronically depositing checks from the client’s office. Allows clients to make deposits 24/7 and receive same-day ledger credit for deposits made before 6:00 p.m. each business day.

Lockbox Processing—A cost-effective way to process payments and speed up access to funds while reducing operating expenses. The Bank collects client payments, deposits the funds into their account and provides a detailed information to update the client’s accounts receivable system.

I-Check®—a bank web-based tool that archives images of business checks and deposits and gives assigned users 24/7 access to quickly retrieve images of all paid checks, paper deposits and prior statements.

Cash In Transit—The Bank and Brinks® are teamed up to offer a variety of vault solutions, from CompuSafe® to daily credit for cash deposited via client chosen armored car service. Based on client needs, the Bank can also work with the client’s service to arrange for deposit pickups and change orders.

Sweeps (REPO/Loan)—This account is ideal for investing excess funds while maintaining liquidity. It can be a stand-alone account, or may be linked to the operating account while excess funds are swept maximize interest. Swept funds are not FDIC-insured, but are collateralized by a portion of the Bank’s portfolio of U.S. government-backed securities.

Swap Program

During 2013, the Bank entered into an interest rate swap program with PNC Financial enabling the Bank to provide its customers with back-to-back interest rate swaps, enabling customers to swap their variable rate interest obligations into fixed rate payment obligations. The Bank establishes these swap transactions with clients and simultaneously enters into a swap offsetting transaction with PNC Financial. Since the swap transactions are offsetting, the Bank is acting as a “pass-through” on behalf of our client. All interest rate risk on the swap transactions is being held by PNC Financial and our client. PNC Financial collateralizes any net exposure to the Bank on the outstanding swap. The Bank is compensated for these transactions by receiving a fee from PNC Financial at the inception of the transactions.

Syndicated Loans

We participate in syndicated loans when we believe our participation will provide an attractive return for the Bank and we are comfortable with the risk profile of the loan. In 2013, we expanded our syndicated loan program beyond our focus on Florida-based companies to a more geographically diversified portfolio that includes companies located throughout the United States. As of June 30, 2014, December 31, 2013 and 2012, we held approximately $505.7 million, $481.0 million and $260.5 million of syndicated national loans, respectively. The Bank currently plans to maintain approximately its current level of syndications for the next several years and does not expect to grow this line of business.

Products and Services—Retail Banking

The Bank’s strategy is to deliver leading customer experience and service, products backed by the strength of a large institution, and offer competitive rates. The Bank offers innovative products and services with the kind of personalized service only a community bank can provide, with the strength of a larger institution. The Bank’s entire range of personal and business banking products and solutions are designed to meet our markets unique financial needs and help clients achieve their financial goals.

Deposit Product Offerings

The Bank offers a wide variety of deposit products including demand deposit accounts, interest-bearing products, savings accounts and certificates of deposit. The Bank regularly conducts market and competitive analysis in an effort to determine which products are best suited for the needs of each market. The Bank also utilizes the findings of its research during product development to ensure that it remains competitive in the market and can continue to fulfill the needs of its clientele. The Bank’s depository products include the following:

Pinnacle Checking: designed for our affluent clients with combined balances of $25,000 or greater. This account offers competitive interest rates as well as superior benefits, including free safe deposit box, free standard order of checks, free cashier’s checks, mortgage and consumer loan discounts and no charge for Non-FCB ATMs worldwide.

Essentials Checking: designed for our customers that want flexibility in how they do their banking, providing the option to either come into the bank or perform online or mobile banking transactions. Customers have the option to offset service charges based on their debit and credit card activity.

Budget Checking: designed for budget conscious customers who want the peace of mind of knowing their account will not incur overdraft charges and who want an account that has consistent monthly fees, if any. This account will protect customers from costly banking overdraft fees in the event of insufficient funds.

ECO Banking: designed for our tech savvy and environment conscientious customer. All banking is performed online, with customers incented to use the debit and credit card transactions to offset fees.

Employee Checking: designed for business customers that want to offer their employees exclusive banking benefits at no cost to the company. Benefits include unlimited check writing, free online banking, no ATM fees, free safe deposit box and first order of check free.

Personal Savings Accounts: designed for affluent, mass and minor customer. We provide competitive rates with minimum balance requirements. Interest is compounded and credited monthly.

Personal Money Market Accounts: designed for affluent, mass and minor customers. We provide highly competitive market driven interest rates with minimum balance requirements. Interest is compounded and credited monthly.

Certificates of Deposit and IRAs: offer competitively high interest rates on a fixed-dollar investment. Customers can choose from a wide range of terms, from 30 days to 5 years. Minimum balance to open the account. These rates are market driven and we continuously run campaigns to be competitive with our peer banks.

Credit Product Offerings

The Bank provides a wide variety of customized loan programs to accommodate the needs of its retail customer base and facilitates the loan approval process through Decision Pro, utilizing industry specific application software. Consumer loan approvals occur with same day turnaround and apply credit scoring metrics as determined by management. Consumer loans are primarily on a secured basis, while unsecured credit card products are offered and sold to the Bank’s customers through Elan Services. Consumer loan products include personal loans, auto loans, recreational loans, and home improvement/second mortgage loans. Fixed rate and fixed term equity loans are available for home improvement and other purposes. Flexible terms are set with individual consumers in mind.

Additional Services

In addition to the traditional retail deposit and credit products, the Bank also provides value added services such as Online and Mobile Banking, Safe Deposit Boxes and Payment Services. The Bank’s strategy is to continue to design products and services based on consumer demand/behavior while remaining competitive. The Bank continues to focus on expanding its product suite with new products that enhance relationships and provide additional benefits to the consumer and small business owner. In 2012, the Bank introduced additional products and services including Workplace Community Checking, Mobile Banking enhancements and Consumer Remote Deposit Capture. In 2013, the Bank further enhanced its retail product offerings, introducing non-deposit investment products, and entered into an agreement with Raymond James Financial Services to provide a number of non-deposit investment products and brokerage services, including securities brokerage services, investment advice and investment recommendations, to the Bank’s customers.

Credit Administration Platform

The Bank’s Credit Administration Department is comprised of independent credit teams having specialized expertise for the various lending disciplines within the Bank’s new loan origination platform, as well as for the resolution and workout of the non-performing loans of its acquired loan portfolios. Each department is staffed with credit specialists having specific training and having significant years of experience within their area of responsibility at large regional and national banking platforms.

New Loan Origination

The credit department responsible for the approval of all new credit exposure is led by Senior Site Managers with more than 25 years of large bank experience within the Commercial and Industrial and Commercial Real Estate lending segments structured with a geographical focus in South Florida, Southwest Florida and Central Florida. These teams are comprised of 15 formally trained team members that have more than 10 years of experience on average. The Bank has aligned the credit department with wholesale banking as each credit officer supports 2 Relationship Managers and is responsible for the initial underwriting of a loan request as well as the ongoing portfolio administration including independent credit monitoring and servicing of the loan portfolio.

Individual credit authority has been delegated by the Bank’s Loan and Credit Committee to credit officers based on their level of experience and tenure with the Bank with no credit authority being delegated to any line banker to ensure independent credit decisioning. The credit approval process is based on individual signature authority within the field with levels up to $5 million for commercial relationships, $4 million for residential mortgages and $100,000 for consumer loans. Higher exposure levels within each area require Bank executive management approval and/or from the Bank’s Loan and Credit Committee, which includes the Bank’s executive management and independent directors.

The Bank has created a small business lending factory for all credit relationships with exposures below $1 million. This team of 5 credit officers utilizes the Baker Hill Loan Administration Platform to assist in the credit decisioning process by using a credit scoring model that was established by senior management. This automated credit platform will also perform ongoing monitoring of the loan portfolio and identify changes in individual borrower risk profiles that may warrant further credit action to preserve the Bank’s safety and soundness.

The Bank has created other specialty credit departments to decision and monitor lending decisions for residential mortgages and other consumer loan products. These independent credit staff members have been delegated credit authority based on their experience and tenure with FCB and can approve loan requests that are within the Bank’s Credit Policy for these credit products. Any exception from the Bank’s Policy requires the next level of approval authority to approve a specific loan request.

Loan Workout and OREO

The resolution and workout of problem loan relationships including the management and disposition of the Bank’s OREO is led by a separate credit team. The workout team is comprised of 10 officers each having more than 15 years of workout experience and aligned into three teams with assets assigned by the selected resolution strategy and the OREO department has 4 individuals that are responsible for the ongoing maintenance and establishing an effective marketing strategy for the sale of each asset in order to maximize the realizable value to the Bank.

Independent Credit Risk Review

The Bank has engaged an independent third party to review at least 65% of the newly originated portfolio on an annual basis. At the current time, Reynolds Williams has been selected to provide this important credit review function for the Bank. Its annual engagement is typically completed two times during each calendar year in order to achieve the Bank’s required portfolio coverage and ensure a timely review of originated loans in order to identify and report any areas of weakness and or negative trends that may be deviating from or impacting Bank’s risk profile. The results from each exam are delivered to the Bank’s Loan and Credit Committee by the Bank’s Chief Risk Officer.

Post-Acquisition Stabilization and New Customer Expansion

The Bank has developed and deployed a branded conversion strategy, titled “Stronger Than Ever,” to support stabilization and enhancement of its customer and deposit base. We believe a primary initial measure of success after the acquisition of the assets and liabilities of a failed financial institution is the performance of the acquired deposit base during the period immediately subsequent to the acquisition. We have also used this program to attract and retain new customers.

Key elements of the “Stronger Than Ever” campaign include:

•	retention of retail employees who interact with customers on a daily basis;

•	development of scripts for employees communicating with customers;

•	tracking of customer contacts for each branch’s “Top 100” customers;

•	in-market advertising;

•	60-day closed account contact protocol and tracking;

•	daily meetings to review relationship management techniques as well as review daily results;

•	daily sales management meetings for all branch managers and above in the Retail Division;

•	daily outbound call and appointment tracking, including new and closed accounts; and

•	service escalation and closing account protocols.

The Bank has experienced deposit growth following each Acquisition, which we attribute in part to the “Stronger Than Ever” campaign. This may also be attributable to recapturing deposits that may have left during the period immediately before the related bank’s closing, as well as deepening existing relationships and improving product mix to a higher percentage of transaction accounts.

Other Sources of Funds

In addition to deposits, we utilize advances from the FHLB as a supplementary funding source to finance our operations. FHLB advances are secured by qualifying collateral which may include first mortgages, commercial real estate, home equity loans and investment securities. The contractual balance of FHLB advances as of June 30, 2014 totaled $570.5 million, all of which matures within one year.

Investment Securities

Our investment policy has been established by the Board of Directors and dictates that investment decisions will be made based on, among other things, the safety of the investment, liquidity requirements, interest rate risk, potential returns, cash flow targets and consistency with our asset/liability management. The Bank’s Investment Committee is responsible for making securities portfolio decisions in accordance with the established policies and in coordination with the Board’s Asset/Liability Committee. The Bank’s Investment Committee members, and Bank employees under the direction of such committee, have been delegated authority to purchase and sell securities within specified investment policy guidelines. Portfolio performance and activity are reviewed by the Bank’s Investment Committee and full Board of Directors on a periodic basis.

The Bank’s investment policy provides specific limits on investments depending on a variety of factors, including its asset class, issuer, credit rating, size, maturity, etc. The Bank’s current investment strategy includes maintaining a high credit quality, liquid, diversified portfolio invested in fixed and floating rate securities with short- to intermediate-term maturities. The purpose of this approach is to create a safe and sound investment portfolio that minimizes exposure to interest rate and credit risk while providing attractive relative yield given market conditions.

As of June 30, 2014, the Bank had investment securities available for sale of approximately $1.72 billion, with greater than 80% of the portfolio invested in securities rated A or higher and the balance rated BBB or higher.

As of June 30, 2014, the effective duration of the Bank’s investment portfolio was approximately 2.4 years (assuming Bloomberg consensus prepayment speeds and early calls if security is priced at a premium).

The following table summarizes the Company’s and the Bank’s investment securities available for sale portfolio as of June 30, 2014, excluding bank stock.

(Dollars in thousands)	Fair Value	Percent of Total
Available for sale securities (Bank):
U.S. government agencies and sponsored enterprises obligations	$80,098	4.6%
U.S. government agencies and sponsored enterprises mortgage-backed securities	579,042	33.6%
State and municipal obligations	2,237	0.1%
Asset-backed securities	446,636	25.9%
Corporate bonds and other investments	551,251	32.0%

Total securities (Bank)	$1,659,264	96.2%

Available for sale securities (Company):
Preferred Stock	65,438	3.8%

Total available for sale securities	$1,724,702	100.0%

Control Enhancements

The Bank has grown rapidly over the last few years and expects to continue to enjoy significant growth. Recognizing this growth, one of the top priorities for senior management has been to assure that a truly comprehensive infrastructure and system of oversight, risk management and controls that incorporates management capabilities, commensurate with our growth trajectory and the complexity of our business activities, is in place. Our efforts to date include:

•	Enterprise Risk Management Initiatives—The Bank is continuously enhancing and improving its risk management program and processes, and the related reporting and infrastructure used to manage the risks faced by the Bank. The Bank has built out a comprehensive Enterprise Risk Management, or ERM, Program and has embedded the Program and its principles into the Bank’s standardized operating methodologies. The ERM Program provides the Bank with an aggregate view of the risk across the organization, defines the ERM Framework, Policy and Governance, determines Risk Appetite and establishes an ERM Dashboard, amongst other initiatives.

•	Internal Controls—The Bank is continuously improving and enhancing its overall internal control framework.

•	Continue to Upgrade Infrastructure and Technology—The organization continues to focus on initiatives aimed at enhancing current capabilities of the Bank including the implementation in 2013 of the Oracle Accounts Payable system, SWIFT capabilities, work-flow automation and enhanced business intelligence reporting. The Bank also implemented key enhancements to the IT infrastructure, including server virtualization, desktop software management solutions, help desk enhancements, real-time monitoring and the build out of a redundancy solution, all of which are designed to enhance current operations and provide the ability to handle future growth in a manner compliant with all applicable policies and regulations. Management continuously looks for opportunities to enhance its information technology capabilities.

Systems and Platform Conversion

The integration of the operations and systems of the various Acquisitions onto one single branded, statewide platform in Florida has been, in management’s view, critical to delivering high-quality banking solutions and services. Technology infrastructure consolidation can provide efficiency in communication and delivery systems as well as cost efficiencies. The conversion and consolidation of the technology systems for each of the platforms of the various Acquisitions has been completed. These efforts included multiple system upgrades and enhancements; a new converged voice, data and video network; virtualized e-mail solutions; and a core system conversion and merger onto the upgraded banking solutions platform from FIS.

Marketing and Distribution

Primary Market

The primary market in which the Bank operates is the State of Florida. The bank currently has a 54-branch retail network that extends from Naples to Sarasota, and further to Brooksville, on the west coast of Florida, from Miami to Daytona Beach on the east coast of Florida, and to Orlando in Central Florida. Included in the Bank’s primary market are three of the top four largest MSAs in Florida; Orlando, Miami and West Palm Beach.

Retail Distribution and Marketing Channels

The Bank takes a multi-channel distribution and integration approach to marketing its products. The main channel of distribution is the Bank’s 54-branch retail network. The Bank supports its traditional branch network with convenience technology such as internet banking, mobile and text banking as well as the latest in treasury services. The Bank recently expanded its reach by partnering with Publix Supermarket’s Presto! network, which allows Bank customers the use of Publix’s 745 in-store ATMs without incurring a fee.

In addition to the experienced traditional retail platform staff, the Bank also deploys middle market bankers and community bankers into the market. These bankers focus on providing personalized, professional service to small and commercial businesses in our market. The middle market and community bankers partner with the Bank’s treasury services professionals to provide the high quality financial solutions to their business customers. The combination of the retail platform staff, in-market bankers and convenience products has allowed the Bank to follow the trend in banking in which customers take advantage of the full range of products that the Bank has to offer thus increasing product and service cross selling, and in turn, customer loyalty.

To support consumer and business awareness of the Bank’s market presence, financial strength and product offerings, the Bank utilizes the traditional print and radio advertising channels as well as capitalizes on opportunities to support local and state-wide causes that permit increased visibility of the Bank’s logo, message, and experienced staff. By providing a consistent look and message in all marketing efforts the Bank has been able to gain notoriety and leverage these opportunities while increasing brand awareness.

Having already acquired nine banks within the State of Florida, we understand the importance of post-acquisition marketing. During and following each acquisition the Company implements its “Stronger Than Ever” campaign which features outbound calling efforts and print advertising. The campaign communicates the newly acquired institutions’ continuity of staff combined with the financial strength and robust product offering of the Bank.

Customer Support

With each distribution channel comes an additional opportunity and need for customer support. The Bank has ensured that customers receive the same level of support at each touch point by establishing a service excellence program and service protocols. The Bank also has a customer service call center which supports all segments of the Bank with dedicated channels for retail and high touch commercial clients.

Branding

The Bank continues to implement a common brand strategy. The Bank is leveraging the name of the acquired institution in business the longest and brand all existing and future branches as FCB, Florida Community Bank. FCB was the first bank established in Collier County in 1923. The Bank has seen impressive customer retention with customers that joined Old FCB as early as 1970. The rich history combined with the number of markets served made FCB the logical choice as the surviving brand. We believe that retaining the FCB name will further reinforce our message that we are a Florida based and Florida focused bank.

Acquisitions

We were established in 2009 with the goal of creating a leading regional banking franchise initially by acquiring multiple failed bank asset and liability pools in Florida from the FDIC, as receiver. Since January 22, 2010, we have acquired certain assets and assumed certain liabilities (including substantially all of the deposits) of a total of eight failed banks and have acquired, by merger, the business of one bank, Great Florida Bank, in a traditional open bank structure. In six of the nine Acquisitions, we entered into loss sharing agreements with the FDIC under which the FDIC will bear a substantial portion of the risk of loss of all of the Covered Assets (loan assets and OREO) acquired in the Failed Bank Acquisitions. In general, under the terms of the loss sharing agreements, the FDIC’s obligation to reimburse us for losses with respect to Covered Assets begins with the first dollar of loss incurred. The FDIC agreed to assume 80% of losses and share 80% of loss recoveries on the first agreed-upon portion losses on the acquired loans and OREO. The loss sharing agreements cover losses on single-family residential mortgage loans for 10 years and all other losses for five years (eight years for recoveries on non-residential loans). The reimbursable losses from the FDIC are based on the book value of the relevant loans as determined by the FDIC at the date of the transaction. The loss sharing agreements do not cover new loans made after that date.

Failed Bank Acquisitions

As of June 30, 2014, we had acquired certain of the assets and assumed certain liabilities of the Old Failed Banks, and the acquired loans therefrom had an aggregate book value of $447.2 million. The total carrying value of the Covered Loans as of June 30, 2014 was $326.5 million. The FDIC completed a compliance review pertaining to our single family and commercial share agreements in June 2013. We were not required to make any material adjustments to our financial statements as a result of this examination.

Old Premier

On January 22, 2010, the Bank assumed substantially all of the non-brokered deposits and acquired certain assets and liabilities of Old Premier from the FDIC, as receiver, under the terms of a purchase and assumption agreement between the Bank and the FDIC dated January 22, 2010, or the Premier Agreement. With the acquisition of Old Premier, we gained an initial presence in South Florida with a four-branch footprint in Miami-Dade County, consistent with our strategy of establishing and building a regional banking franchise initially in the South Florida market.

Equity Appreciation Agreement. In connection with the acquisition of Old Premier, we entered into an equity appreciation agreement with the FDIC pursuant to which, upon the occurrence of a qualified initial public offering or a sale of all or substantially all of our assets (where the aggregate sale price exceeds the aggregate amount of all the capital invested by our equity holders), the FDIC has the one time right to receive a payment in cash equal to the applicable value of 50,000 shares of Class A Common Stock (subject to certain adjustments for stock splits or other similar transactions), depending on whether the triggering event is an initial public offering or sale event. The equity appreciation agreement further provides that in no event shall the payment by the Company to the FDIC be less than $1 million or more than $3.5 million. We believe that our initial public offering was a qualified initial public offering under the equity appreciation agreement.

Old FCB

Terms. On January 29, 2010, we assumed substantially all of the non-brokered deposits and acquired a portion of the assets and liabilities of Old FCB under the terms of a purchase and assumption agreement between the Bank and the FDIC dated January 29, 2010, which agreement is similar to the Premier Agreement. With the acquisition of Old FCB, we added 11 branches and established our initial presence on the west coast of South Florida.

Equity Appreciation Agreement. In connection with the acquisition of Old FCB, we entered into an equity appreciation agreement with the FDIC pursuant to which, upon the occurrence of a qualified initial public offering or a sale of all or substantially all of our assets (where the aggregate sale price exceeds the aggregate amount of all the capital invested by our equity holders), the FDIC has the one time right to receive a payment in cash equal to the applicable value of 65,000 shares of Class A Common Stock (subject to certain adjustments for stock splits or other similar transactions), depending on whether the triggering event is an initial public offering or sale event. The equity appreciation agreement further provides that in no event shall the payment by the Company to the FDIC be less than $1.3 million or more than $4.6 million. We believe that our initial public offering was a qualified initial public offering under the equity appreciation agreement.

Old Peninsula

Terms. On June 25, 2010, we assumed substantially all of the deposits and acquired certain assets and liabilities of Old Peninsula under the terms of a purchase and assumption agreement between the Bank and the FDIC dated June 25, 2010, which agreement is similar to the Premier Agreement. With the acquisition of Old Peninsula, we further grew our regional presence by adding 13 branches to our footprint on both the east and west coasts of South Florida.

Old Sunshine

Terms. On February 11, 2011, we assumed substantially all of the deposits and acquired certain assets and liabilities of Old Sunshine under the terms of a purchase and assumption agreement between the Bank and the FDIC dated February 11, 2011, which agreement is similar to the Premier Agreement. With the acquisition of Old Sunshine, we further grew our regional presence by adding five branches on the northeast coast of Florida, with one of the branches closed shortly after the acquisition, to maximize cost efficiency.

Unlike six of the other failed bank acquisitions, we did not enter into loss sharing agreements with the FDIC in connection with the purchase of Old Sunshine’s assets.

Old FNBCF

Terms. On April 29, 2011, we assumed substantially all of the deposits and acquired certain assets and liabilities of Old FNBCF under the terms of a purchase and assumption agreement between the Bank and the FDIC dated April 29, 2011, which agreement is similar to the Premier Agreement. With the acquisition of Old FNBCF, we added six branches and established our initial presence in Orlando, Florida.

Old Cortez

Terms. On April 29, 2011, we assumed substantially all of the deposits and acquired certain assets and liabilities of Old Cortez under the terms of a purchase and assumption agreement between the Bank and the FDIC dated April 29, 2011, which agreement is similar to the Premier Agreement. With the acquisition of Old Cortez, we added two branches and established our initial presence in Brooksville, Florida, north of Tampa.

Old Coastal

Terms. On May 6, 2011, we assumed substantially all of the deposits and acquired certain assets and liabilities of Old Coastal under the terms of a purchase and assumption agreement between the Bank and the FDIC dated May 6, 2011, which agreement is similar to the Premier Agreement. With the acquisition of Old Coastal, we added two branches and established our initial presence in Cocoa Beach, Florida.

Old FPB

Terms. On July 15, 2011, we assumed substantially all of the deposits and acquired certain assets and liabilities of Old FPB under the terms of a purchase and assumption agreement between the Bank and the FDIC dated July 15, 2011, which agreement is similar to the Premier Agreement. Similar to Old Sunshine, we did not enter into loss sharing agreements with the FDIC in connection with the purchase of Old FPB’s assets.

Loss Share Resolution

As of June 30, 2014, 10.0% of the carrying value of our loans is covered by loss share agreements with the FDIC. Because of the loss protection provided by the FDIC, the risks associated with the loans and foreclosed real estate we acquired in the FDIC-assisted acquisitions covered by loss sharing agreements are significantly different from the risks associated with our loans and foreclosed real estate that are not covered under the FDIC loss sharing agreements. As of June 30, 2014, our Covered Loans totaled $326.5 million and our non-Covered acquired loans totaled $630.8 million. Both the Commercial Loss Share Agreement and the Single Family Loss Share Agreement for each of our acquisitions with a loss sharing arrangement contain specific terms and conditions regarding the management of the Covered Assets that we must follow to receive reimbursement on losses from the FDIC. In general, under the loss sharing agreements, we must:

•	manage and administer Covered Loans and other assets and collect and effect charge-offs and recoveries in a manner consistent with our usual and prudent business and banking practices and, with respect to single family shared-loss loans, customary servicing procedures;

•	exercise our best judgment in managing, administering and collecting amounts on Covered Loans and other assets and effecting charge-offs with respect to Covered Loans and other assets;

•	use commercially reasonable efforts to maximize recoveries with respect to losses on single family shared-loss loans and use our best efforts to maximize collections with respect to shared-loss assets under the Commercial Loss Share Agreements;

•	retain sufficient staff to perform the duties under the loss sharing agreements;

•	adopt and implement accounting, reporting, record-keeping and similar systems with respect to the Commercial Loss Agreements;

•	comply with the terms of the loan modification guidelines approved by the FDIC or another federal agency for any single-family shared-loss loan; and

•	file quarterly certificates with the FDIC specifying the amount of losses, charge-offs and recoveries.

In addition, under both the Single Family Loss Share Agreements and Commercial Loss Share Agreements, the FDIC is not required to make any payments with respect to any charge-off or loss event that it determines we should not have effected. For instance, under the Single Family Loss Share Agreements, the FDIC can deny coverage if it finds we failed to undertake reasonable and customary loss mitigation efforts in accordance with the applicable modification guidelines or failed to follow customary servicing procedures. Under all of the loss sharing agreements, the FDIC must provide the Bank with notice and an opportunity to cure any such deficiency. Any unresolved disputes with the FDIC regarding losses or payments will be subject to binding arbitration.

To maintain compliance with the terms and conditions of the loss sharing agreements, we have created a robust workout platform from several departments to monitor, manage and administer the different aspects of the loss sharing agreements. See “—Credit Administration Platform.”

The cash payments we expect to receive in the future as a consequence of the collection, sale or other disposition of Covered Assets pursuant to the FDIC loss sharing agreements are reflected on our balance sheet as the FDIC loss share indemnification asset. The FDIC loss share indemnification asset as of June 30, 2014 had a carrying value of $74.9 million and a fair value of $43.0 million. Through June 30, 2014, we have filed with the FDIC claims totaling $427.6 million under the loss sharing agreements.

Acquired Assets Not Covered by Loss Sharing Agreements

The Bank also acquired assets in the Failed Bank Acquisitions that are not covered by the loss sharing agreements with the FDIC, including loans (in the acquisitions of Old Sunshine and Old FPB), cash, certain investment securities purchased at fair market value (most of which were subsequently sold and the proceeds of which we used to acquire investment securities consistent with our investment strategy) and other tangible assets. In addition, the loss sharing agreements do not apply to assets acquired, purchased or originated after the date of the applicable loss sharing agreement or to investment securities.

On January 31, 2014, the Bank acquired the business of Great Florida Bank, a state chartered commercial bank, headquartered in Miami Lakes, Florida, through the merger of Great Florida Bank with and into the Bank. Great Florida Bank had total assets of $993.0 million and stockholders’ equity of $15.3 million as of December 31, 2013. Holders of Great Florida Bank common stock received $3.24 per share in cash for each common share owned resulting in total cash purchase price of $42.5 million. As of December 31, 2013, Great Florida Bank had 25 banking locations within Southeast Florida and the Miami metropolitan area. The Company invested $125 million in the Bank at the time of the Great Florida Bank transaction.

On January 31, 2014, we acquired $957 million in assets at fair value, including $548 million in loans, net of unearned income, $278 million in investment securities, $54.3 million of other real estate owned, $35.7 million in net deferred tax assets and $3.6 million of core deposit intangible asset from the Great Florida Acquisition. We also assumed $962 million of liabilities at fair value, including $864 million of retail deposits and $92.7 million of borrowings. None of the assets acquired in the Great Florida Acquisition are covered by loss sharing agreements.

Additional information about the assets acquired and liabilities assumed from the Great Florida Acquisition can be found in Note 3 of our unaudited interim consolidated financial statements for the three and six months ended June 30, 2014 and 2013 included elsewhere in this prospectus.

Competition

The banking business is highly competitive, and we experience competition in our markets from many other financial institutions. Competition among financial institutions is based upon interest rates offered on deposit accounts, interest rates charged on loans, other credit and service charges relating to loans, the quality and scope of the services offered, the convenience of banking facilities, reputation in the community and, in the case of loans to commercial borrowers, relative lending limits. We compete with commercial banks, credit unions, savings and loan associations, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market funds and other mutual funds, as well as super-regional, national and international financial institutions that operate offices within our market areas and beyond. Our largest banking competitors in our markets include Bank of America, BankUnited, BB&T, JPMorgan Chase, Regions Bank, SunTrust Bank, TD Bank and Wells Fargo.

As of June 30, 2014, we had $5.64 billion in total assets, $3.96 billion in deposits and $739.4 million in stockholders’ equity. We have focused efforts on commercial and residential lending within Florida and have $1.88 billion of new loans to Florida-based borrowers at June 30, 2014.

Our top five market areas include Miami-Fort Lauderdale-West Palm Beach MSA, Naples-Immokalee-Marco Island, FL MSA, Cape Coral-Fort Myers, FL MSA, North Port-Sarasota-Bradenton, FL MSA and Orlando-Kissimmee-Sanford, FL MSA of which we held 0.92%, 2.84%, 2.56%, 1.92% and 0.65%, respectively, of the deposit market share as of June 30, 2014. Overall in the Florida marketplace, the Company ranks 16th in total deposits according to SNL Financial (based on deposit data as of June 30, 2014 including pro forma deposits from Great Florida Bank). See “—Our Market Areas.”

We believe that the Bank’s operation as a Florida-based regional bank with a broad base of local customers, as well as the local relationships of the Bank’s senior management team and existing and future relationship-oriented lending officers, enhances its ability to compete with those non-local financial institutions now operating in its market, but no assurances can be given in this regard.

Employees

As of September 30, 2014, we had 630 full-time equivalent employees. None of our employees are parties to a collective bargaining agreement. We consider our relationships with our employees to be positive.

Properties

The Company currently leases approximately 1,000 square feet of office space from the Bank in Weston, Florida, our and the Bank’s principal executive offices, operations center and a Florida Community Bank-branded retail branch. Through the Bank, we provide banking services at 54 full-service banking locations under the Florida Community Bank brand in 16 Florida counties. Our main offices are located in Weston, Florida and in Naples, Florida.

Legal Proceedings

From time to time we may be a party to or involved with various legal proceedings, governmental investigations and inquiries, claims and litigation that are incidental to our business. We are not presently party to any legal proceedings the resolution of which we believe would have a material adverse effect on our business, operating results, financial condition or cash flow.

The SEC is investigating the valuation and accounting treatment by Great Florida Bank, prior to the Great Florida Acquisition by us, of an office building acquired by Great Florida Bank in 2009 and the use of appraisals with respect to such valuation. The Bank is cooperating with the investigation. On the date of acquisition by the Bank, based on the Company’s plans and intended use of the acquired office building, the asset was classified as OREO and recorded at fair value, less estimated selling costs. The fair value of the office building was based on a third party real estate appraisal at the date of acquisition. The Company does not believe that the results of the SEC investigation relating to Great Florida Bank are likely to have a material adverse effect on the financial condition or results of operations of the Company.

SUPERVISION AND REGULATION

The U.S. banking industry is highly regulated under federal and state law. These regulations affect the operations of the Company. Investors should understand that the primary objective of the U.S. bank regulatory regime is the protection of the interests of depositors, customers and the DIF, as well as the integrity and stability of the U.S. financial system of a whole, and not the protection of holders of our securities, such as our Class A Common Stock.

The description below summarizes certain elements of the applicable bank regulatory framework. This description is not intended to include a description of all laws and regulations applicable to us. Banking statutes, regulations and policies are continually under review by Congress and state legislatures and federal and state regulatory agencies, and a change in them, including changes in how they are interpreted or implemented, could have a material effect on our business. In addition to laws and regulations, state and federal bank regulatory agencies may issue policy statements, interpretive letters and similar written guidance applicable to us. Those issuances also may affect the conduct of our business or impose additional regulatory obligations. The description below is qualified in its entirety by reference to the full text of the statutes, regulations and policies that are described.

FCB Financial Holdings, Inc. as a Bank Holding Company

Any entity that acquires direct or indirect control of a bank must obtain prior approval of the Board of Governors of the Federal Reserve System, or Federal Reserve, to become a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, or BHCA. We became a bank holding company upon consummation of our first FDIC-assisted transaction. As a bank holding company, we are subject to regulation under the BHCA, and to inspection, examination, supervision and enforcement by the Federal Reserve. Being a bank holding company enables us to focus on control investments and broadens the investment opportunities available to us as compared to a non-control investor, through access to both public and private financial institutions, failing and distressed financial institutions, seized assets and deposits, and FDIC auctions. Federal Reserve jurisdiction also extends to any company that is directly or indirectly controlled by a bank holding company, such as subsidiaries and other companies in which the bank holding company makes a controlling investment. Any legal entity that is deemed by the Federal Reserve to control the Company (including Bond Street Management, LLC) must also be approved to become a regulated bank holding company.

Statutes, regulations and policies could restrict our ability to diversify into other areas of financial services, acquire depository institutions, and make distributions or pay dividends on our equity securities. They may also require us to provide financial support to any bank which we control, maintain capital balances in excess of those desired by management and pay higher deposit insurance premiums as a result of a general deterioration in the financial condition of the Bank or any other future depository institution subsidiary.

The Bank as a National Bank

The Bank is a national bank and is subject to supervision and regular examination by its primary banking regulator, the OCC. The Bank’s deposits are insured by the DIF up to applicable limits in the manner and to the extent provided by law. The Bank is subject to the Federal Deposit Insurance Act, as amended, or FDI Act, and FDIC regulations relating to deposit insurance and may also be subject to supervision and examination by the FDIC under certain circumstances.

The Bank is subject to specific requirements pursuant to the OCC Agreement, which was entered into in connection with our first Acquisition. The OCC Agreement requires, among other things, that the Bank provide updated business plans to the OCC each year, provide notice to, and obtain consent from, the OCC with respect to any additional failed bank acquisitions from the FDIC or the appointment of any new director or senior executive officer and to maintain various financial and capital ratios.

The Bank and, with respect to certain provisions, the Company, is also subject to an Order of the FDIC, dated January 22, 2010 (referred to as the Order), issued in connection with the FDIC’s approval of the Bank’s application for federal deposit insurance. The Order requires, among other things, that the Bank submit quarterly loss share reports and that the Bank, the Company, our founders and certain of our stockholders comply with the applicable requirements of the FDIC Policy. The Order also required, among other things, that during the first three years of operation, the Bank obtain approval before implementing certain compensation plans and submit updated business plans and reports of material deviations from the plans. A failure by the Bank or the Company to comply with the requirements of the OCC Agreement or the Order, or the objection by the OCC or the FDIC to any materials or information submitted pursuant to the OCC Agreement or the Order, could prevent us from executing our business strategy and materially and adversely affect our businesses and our results of operations, cash flows and financial condition.

Regulatory Notice and Approval Requirements

A bank holding company must obtain prior approval of the Federal Reserve in connection with any acquisition that results in the bank holding company owning or controlling more than 5% of any class of voting securities of a bank or another bank holding company. In acting on such applications, the Federal Reserve considers:

•	the effect of the acquisition on competition;

•	the financial condition and future prospects of the applicant and the banks involved;

•	the managerial resources of the applicant and the banks involved;

•	the convenience and needs of the community, including the record of performance under the Community Reinvestment Act; and

•	the effectiveness of the applicant in combating money laundering activities.

Our ability to make investments in depository institutions will depend on our ability to obtain approval of the Federal Reserve. The Federal Reserve could deny our application based on the criteria above or other considerations, including the condition or regulatory status of Bond Street Management, LLC, the Bank or any other future controlled depository institutions.

Federal and state laws impose additional notice, approval, and ongoing regulatory requirements on any stockholder or other party that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution. These laws include the BHCA and the Change in Bank Control Act. Among other things, these laws require regulatory filings by a stockholder or other party that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution. The determination whether an investor “controls” a depository institution is based on all of the facts and circumstances surrounding the investment. As a general matter, a party is deemed to control a depository institution or other company if the party owns or controls 25% or more of any class of voting securities. Subject to rebuttal, a party may be presumed to control a depository institution or other company if the investor owns or controls 10% or more of any class of voting securities. If a party’s ownership of the Company were to exceed certain thresholds, the investor could be deemed to “control” the Company for regulatory purposes. This could subject the investor to regulatory filings or other regulatory consequences.

Broad Supervision, Examination, and Enforcement Powers

A principal objective of the U.S. bank regulatory regime is to protect depositors by ensuring the financial safety and soundness of banks. To that end, the Federal Reserve and other bank regulators have broad regulatory, examination, and enforcement authority, including the power to issue cease and desist orders, impose substantial fines and other civil and criminal penalties, terminate deposit insurance and appoint a conservator or receiver. Bank regulators regularly examine the operations of banks and bank holding companies. In addition, banks and bank holding companies are subject to periodic reporting requirements.

Bank regulators have various remedies available if they determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity, or other aspects of a banking institution’s operations are unsatisfactory. Bank regulators may also take action if they determine that the banking institution or its management is violating or has violated any law or regulation. Bank regulators have the power to, among other things:

•	enjoin “unsafe or unsound” practices;

•	require affirmative actions to correct any violation or practice;

•	issue administrative orders that can be judicially enforced;

•	direct increases in capital;

•	direct the sale of subsidiaries or other assets;

•	limit dividends and distributions;

•	restrict growth;

•	assess civil monetary penalties;

•	remove officers and directors; and

•	terminate deposit insurance.

The FDIC may terminate a bank’s deposit insurance upon a finding that the bank’s financial condition is unsafe or unsound or that the bank has engaged in unsafe or unsound practices or has violated any applicable rule, regulation, order or condition enacted or imposed by the bank’s regulatory agency. Engaging in unsafe or unsound practices or failing to comply with applicable laws, regulations, and supervisory agreements could subject us and our subsidiaries, Bond Street Management, LLC, or their officers, directors, and institution-affiliated parties to the remedies described above and other sanctions.

Bank Holding Company as a Source of Strength

It is a policy of the Federal Reserve that a bank holding company should serve as a source of financial and managerial strength to the banks that it controls. If a controlled bank is in financial distress, then the Federal Reserve could assert that the bank holding company must provide additional capital or financial support to the bank. If a controlled bank is undercapitalized, then the regulators could require the bank holding company to guarantee a capital restoration plan. If the Federal Reserve believes that a bank holding company’s activities, assets, or affiliates represent a significant risk to the financial safety, soundness, or stability of a controlled bank, then the Federal Reserve could require the bank holding company to terminate the activities, liquidate the assets, or divest the affiliates. The regulators may require these and other actions in support of controlled banks even if such action is not in the best interests of the bank holding company or its stockholders. Because we are a bank holding company, the Federal Reserve views us (and our consolidated assets) as a source of financial and managerial strength for our controlled depository institutions.

Moreover, the Dodd-Frank Act directs federal bank regulators to require that all companies that directly or indirectly control an insured depository institution serve as a source of strength for the institution. The appropriate federal banking agency for such a depository institution may require reports from companies that own the insured depository institution to assess their ability to serve as a source of strength and to enforce compliance with the source-of-strength requirements. The term “source of financial strength” is defined as the ability of a company to provide financial assistance to its insured depository institution subsidiaries in the event of financial distress at such subsidiaries. The federal bank regulators have not yet proposed implementing regulations. Under this requirement, in the future we could be required to provide financial assistance to the Bank should it experience financial distress, including at times when we may not be in a financial position to provide such assistance or would otherwise determine not to provide it.

We control the Bank, which is a national bank. Consequently, the OCC could order an assessment of us if the Bank’s capital were to become impaired. If we failed to pay the assessment within three months, the OCC could order the sale of our equity in the bank to cover the deficiency.

In addition, capital loans by us or the Bank to any of our future subsidiary banks will be subordinate in right of payment to deposits and certain other indebtedness of the subsidiary bank. In the event of our bankruptcy, any commitment by us to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Permitted Activities and Investments of Bank Holding Companies

The BHCA generally prohibits a bank holding company from engaging in activities other than those determined by the Federal Reserve to be so closely related to banking as to be a proper incident thereto. Provisions of the Gramm-Leach-Bliley Financial Modernization Act of 1999, or GLB Act, expanded the permissible activities of a bank holding company that qualifies as and elects to become a financial holding company. Under the regulations implementing the GLB Act, a financial holding company may engage in additional activities that are financial in nature or incidental or complementary to a financial activity. Those activities include, among other activities, certain insurance and securities activities. We have not yet determined whether it would be appropriate or advisable in the future to elect to become a financial holding company.

FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions

The FDIC approved our acquisition of Old Premier pursuant to the Order. The Order requires that the Bank, the Company, the Company’s founders and each investor holding more than 5% of our Class A Common Stock and any other investor determined to be engaged in concerted action with other investors comply with the applicable provisions of the FDIC Policy. The FDIC Policy imposes restrictions and requirements on certain institutions and their investors, to the extent that those institutions seek to acquire a failed bank from the FDIC. Certain provisions of the FDIC Policy are summarized below, including those relating to higher capital requirements for the Bank and limitations on certain transfers by holders of equity securities. As the agency responsible for resolving failed banks, the FDIC has discretion to determine whether a party is qualified to bid on a failed institution. The FDIC adopted the FDIC Policy on August 26, 2009. The FDIC issued guidance under the FDIC Policy on January 6, 2010 and April 23, 2010.

For those institutions and investors to which it applies, the FDIC Policy imposes the following provisions, among others. First, the institution is required to maintain a ratio of Tier 1 common equity to total assets of at least 10% for a period of three years following its first FDIC-assisted transaction, and thereafter maintain a capital level sufficient to be “well capitalized” under regulatory standards during the remaining period of ownership of the investors subject to the FDIC Policy. The Bank is currently subject to the “well-capitalized” requirement but is no longer subject to the 10% Tier 1 common equity ratio requirement. Second, investors subject to the FDIC Policy that collectively own 80% or more of two or more depository institutions are required to pledge to the FDIC their proportionate interests in each institution to indemnify the FDIC against any losses it incurs in connection with the failure of one of the institutions. Third, the institution is prohibited from extending credit to its investors subject to the FDIC Policy and to affiliates of such investors. Fourth, investors subject to the FDIC Policy may not employ ownership structures that use entities domiciled in bank secrecy jurisdictions. The FDIC has interpreted this prohibition to apply to a wide range of non-U.S. jurisdictions. In its guidance, the FDIC has required that non-U.S. investors subject to the FDIC Policy invest through a U.S. subsidiary and adhere to certain requirements related to record keeping and information sharing. Fifth, without FDIC approval, investors subject to the FDIC Policy are prohibited from selling or otherwise transferring their securities in the institution for a three-year period following the institution’s first acquisition of a failed bank from the FDIC following their acquisition of their securities. The FDIC could condition our acquisition of another failed bank on one or more of our existing or future stockholders, including purchasers of our Class A Common Stock, agreeing to be bound by this three year prohibition on transfers. The transfer restrictions in the FDIC Policy do not, however, apply to investors that are otherwise subject to the FDIC Policy and are open-ended investment companies registered under the Investment Company Act, issue redeemable securities, and allow investors to redeem on demand. Sixth, investors subject to the FDIC Policy may not employ complex and functionally opaque ownership structures to invest in institutions. Seventh, investors subject to the FDIC Policy that own 10% or more of the equity of a failed institution are not eligible to bid for that failed institution in an FDIC auction. Eighth, investors subject to the FDIC Policy may be required to provide information to the FDIC, such as with respect to the size of the capital fund or funds, their diversification, their return profiles, their marketing documents, their management teams, and their business models. Ninth, the FDIC Policy does not replace or substitute for otherwise applicable regulations or statutes.

Regulatory Capital and Liquidity Requirements

Capital Requirements. Bank regulators view capital levels as important indicators of an institution’s financial soundness. FDIC-insured depository institutions and their holding companies are required to maintain minimum capital relative to the amount and types of assets they hold. The final supervisory judgment on an institution’s capital adequacy is based on the regulator’s individualized assessment of numerous factors.

As a bank holding company, we are subject to various regulatory capital adequacy requirements administered by the Federal Reserve. The Bank is also subject to similar capital adequacy requirements administered by the OCC. The Federal Deposit Insurance Corporation Improvement Act of 1991 required the federal regulatory agencies to adopt regulations defining five capital tiers for banks: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on our business and financial condition.

As an additional means to identify problems in the financial management of depository institutions, the FDI Act requires federal bank regulatory agencies to establish certain non-capital safety and soundness standards for institutions for which they are the primary federal regulator. The standards relate generally to operations and management, asset quality, interest rate exposure and executive compensation. The agencies are authorized to take action against institutions that fail to meet such standards.

The current risk-based capital guidelines that apply to us and the Bank are based on the 1988 capital accord, referred to as Basel I, of the International Basel Committee on Banking Supervision (Basel Committee), a committee of central banks and bank supervisors, as implemented by federal bank regulators.

Under the existing Basel I-based guidelines, the minimum ratio of total capital to risk-weighted assets (which are primarily the credit risk equivalents of balance sheet assets and certain off-balance sheet items such as standby letters of credit, but also include a nominal market risk equivalent balance related to foreign exchange and debt/equity trading activities) is 8%. At least half of the total capital must be composed of Tier 1 capital, which includes common stockholders’ equity (including retained earnings), qualifying non-cumulative perpetual preferred stock (and, for bank holding companies only, a limited amount of qualifying cumulative perpetual preferred stock and a limited amount of trust preferred securities), and minority interests in the equity accounts of consolidated subsidiaries, less goodwill, other disallowed intangibles, and disallowed deferred tax assets, among other items. The Federal Reserve also has adopted a minimum leverage ratio for bank holding companies, requiring Tier 1 capital of at least 3% of average quarterly total consolidated assets (as defined for regulatory purposes), net of the loan loss reserve, goodwill and certain other intangible assets.

In order to be deemed “well-capitalized,” banks and their holding companies currently are required to maintain Tier 1 capital and the sum of Tier 1 and Tier 2 capital equal to at least 6% and 10%, respectively, of their total risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit). The federal bank regulatory agencies may, however, set higher capital requirements for an individual bank or when a bank’s particular circumstances warrant.

The Federal Reserve may also set higher capital requirements for holding companies whose circumstances warrant it. For example, holding companies experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Also, the Federal Reserve considers a “tangible Tier 1 leverage ratio” (deducting all intangibles) and other indications of capital strength in evaluating proposals for expansion or engaging in new activities. In addition, the federal bank regulatory agencies have established minimum leverage (Tier 1 capital to adjusted average total assets) guidelines for banks within their regulatory jurisdiction. These guidelines provide for a minimum leverage ratio of 5% for banks to be deemed “well capitalized.” Our regulatory capital ratios and those of the Bank are in excess of the levels established for “well-capitalized” institutions.

In addition, the OCC Agreement entered into by the Bank at the time of the Company’s first acquisition in January 2010 requires the Bank to maintain prescribed minimum capital ratios. The following table shows the required capital ratios of the Bank under the OCC Agreement and the Bank’s actual regulatory capital ratios for the periods presented.

	Ratios Required Under OCC Agreement	June 30, 2014
Capital Ratios (Bank)
Tier 1 leverage ratio	10.0%	10.8%
Tier 1 risk-based capital ratio	11.0%	14.4%
Total risk-based capital ratio	12.0%	14.9%

In July 2013, the Company’s primary federal regulator, the Federal Reserve, and the Bank’s primary federal regulator, the OCC, approved final rules (the New Capital Rules) establishing a new comprehensive capital framework for U.S. banking institutions. The New Capital Rules generally implement the Basel Committee’s December 2010 final capital framework (referred to as Basel III) for strengthening international capital standards. The New Capital Rules substantially revise the risk-based capital requirements applicable to bank holding companies and their depository institution subsidiaries, including the Company and the Bank, as compared to the current U.S. general Basel-I based risk-based capital rules. The New Capital Rules also revise requirements with respect to leverage. The New Capital Rules revise the definitions and the components of regulatory capital, as well as address other issues affecting the numerator in banking institutions’ regulatory capital ratios. The New Capital Rules also address asset risk weights and other matters affecting the denominator in banking institutions’ regulatory capital ratios and replace the existing general risk-weighting approach, which was derived from the Basel Committee’s Basel I capital accords, with a more risk-sensitive approach based, in part, on the “standardized approach” in the Basel Committee’s 2004 “Basel II” capital accords. In addition, the New Capital Rules implement certain provisions of the Dodd-Frank Act, including the requirements of Section 939A to remove references to credit ratings from the federal bank regulators’ rules. The New Capital Rules are effective for the Company and the Bank on January 1, 2015, subject to phase-in periods for certain of their components and other provisions. Even after effectiveness of the New Capital Rules, the Bank will remain subject to the minimum capital ratios in the OCC Agreement.

Among other matters, the New Capital Rules: (i) introduce a new capital measure called “Common Equity Tier 1” (CET1) and related regulatory capital ratio of CET1 to risk-weighted assets; (ii) specify that Tier 1 capital consists of CET1 and “Additional Tier 1 capital” instruments meeting certain revised requirements; (iii) mandate that most deductions/adjustments to regulatory capital measures be made to CET1 and not to the other components of capital; and (iv) expand the scope of the deductions from and adjustments to capital as compared to existing regulations. Under the New Capital Rules, for most banking institutions, the most common form of Additional Tier 1 capital is non-cumulative perpetual preferred stock and the most common form of Tier 2 capital is subordinated notes and a portion of the allocation for loan and lease losses, in each case, subject to the New Capital Rules’ specific requirements.

Pursuant to the New Capital Rules, the minimum capital ratios as of January 1, 2015 will be as follows:

•	4.5% CET1 to risk-weighted assets;

•	6.0% Tier 1 capital (that is, CET1 plus Additional Tier 1 capital) to risk-weighted assets;

•	8.0% Total capital (that is, Tier 1 capital plus Tier 2 capital) to risk-weighted assets; and

•	4% Tier 1 capital to average consolidated assets as reported on consolidated financial statements (known as the “leverage ratio”).

The New Capital Rules also introduce a new “capital conservation buffer”, composed entirely of CET1, on top of these minimum risk-weighted asset ratios. The capital conservation buffer is designed to absorb losses during periods of economic stress. Banking institutions with a ratio of CET1 to risk-weighted assets above the minimum but below the capital conservation buffer will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall. Thus, when fully phased-in on January 1, 2019, the Company and the Bank will be required to maintain such additional capital conservation buffer of 2.5% of CET1, effectively resulting in minimum ratios of (i) CET1 to risk-weighted assets of at least 7%, (ii) Tier 1 capital to risk-weighted assets of at least 8.5%, and (iii) Total capital to risk-weighted assets of at least 10.5%.

The New Capital Rules provide for a number of deductions from and adjustments to CET1. These include, for example, the requirement that mortgage servicing rights, deferred tax assets arising from temporary differences that could not be realized through net operating loss carrybacks and significant investments in non-consolidated financial entities be deducted from CET1 to the extent that any one such category exceeds 10% of CET1 or all such items, in the aggregate, exceed 15% of CET1.

In addition, under the current Basel I-based general risk-based capital rules, the effects of accumulated other comprehensive income or loss (AOCI) items included in stockholders’ equity (for example, marks-to-market of securities held in the available-for-sale portfolio) under U.S. GAAP are reversed for the purposes of determining regulatory capital ratios. Pursuant to the New Capital Rules, the effects of certain AOCI items are not excluded; however, banking institutions, such as the Company and the Bank, that are not advanced approaches banking institutions (defined below) may make a one-time permanent election to continue to exclude these items. This election must be made concurrently with the first filing of certain of the Company’s and the Bank’s periodic regulatory reports in the beginning of 2015. The Company and the Bank are considering whether to make such election.

Implementation of the deductions and other adjustments to CET1 will begin on January 1, 2015 and will be phased-in over a 4-year period (beginning at 40% on January 1, 2015 and an additional 20% per year thereafter). The implementation of the capital conservation buffer will begin on January 1, 2016 at the 0.625% level and increase by 0.625% on each subsequent January 1, until it reaches 2.5% on January 1, 2019.

The New Capital Rules prescribe a new standardized approach for risk weightings that expand the risk-weighting categories from the current four Basel I-derived categories (0%, 20%, 50% and 100%) to a larger and more risk-sensitive number of categories, depending on the nature of the assets, generally ranging from 0% for U.S. government and agency securities, to 150% for commercial real estate loans that do not meet certain new underwriting requirements and 600% for certain equity exposures, and resulting in higher risk weights for a variety of asset classes. Furthermore, the New Capital Rules provide more advantageous risk weights for derivatives and repurchase-style transactions cleared through a qualifying central counterparty and increase the scope of eligible guarantors and eligible collateral for purposes of credit risk mitigation.

We believe that, as of June 30, 2014, the Company and the Bank each met all capital adequacy requirements under the New Capital Rules, including the capital conservation buffer, on a fully phased-in basis as if such requirements were currently effective.

Although Basel III includes as a new international standard a minimum leverage ratio of 3%, calculated as the ratio of Tier 1 capital to balance sheet exposures plus certain off-balance sheet exposures, the New Capital Rules apply the Basel III leverage ratio (referred to in the New Capital Rules as the “supplemental leverage ratio”) only to advanced approaches banking institutions (i.e., banking institutions having $250 billion or more in total consolidated assets or $10 billion or more of foreign exposures).

Liquidity Requirements. Historically, the regulation and monitoring of bank and bank holding company liquidity has been addressed as a supervisory matter, without required formulaic measures. The Basel III liquidity framework requires banks and bank holding companies to measure their liquidity against specific liquidity tests that, although similar in some respects to liquidity measures historically applied by institutions and regulators for management and supervisory purposes, going forward would be required by regulation. One test, referred to as the liquidity coverage ratio (LCR), is designed to ensure that the banking institution maintains an adequate level of unencumbered high-quality liquid assets equal to the institution’s expected net cash outflow for a 30-day time horizon (or, if greater, 25% of its expected total cash outflow) under an acute liquidity stress scenario. The other test, referred to as the net stable funding ratio (NSFR), is designed to promote more medium- and long-term funding of the assets and activities of banking institutions over a one-year time horizon. These requirements may incentivize banking institutions to increase their holdings of securities that qualify as high-quality liquid assets and increase the use of long-term debt as a funding source. In October 2013, the federal bank regulators proposed rules implementing the LCR for advanced approaches banking institutions and a modified version of the LCR for bank holding companies with at least $50 billion in total consolidated assets that are not advanced approach banking institutions, neither of which would apply to us or the Bank. The federal bank regulators have not yet proposed rules to implement the NSFR. In addition, in February 2014, the Federal Reserve adopted rules requiring bank holding companies with $50 billion or more in total consolidated assets to comply with enhanced liquidity standards, including a buffer of highly liquid assets based on projected funding needs for 30 days. The liquidity buffer is in addition to the Federal bank regulators’ proposal on the LCR and described by the Federal Reserve as being “complementary” to that proposal.

Prompt Corrective Action. The FDI Act requires federal bank regulatory agencies to take “prompt corrective action” with respect to FDIC-insured depository institutions that do not meet minimum capital requirements. A depository institution’s treatment for purposes of the prompt corrective action provisions will depend upon how its capital levels compare to various capital measures and certain other factors, as established by regulation.

Under this system, the federal banking regulators have established five capital categories, well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, in which all depository institutions are placed. The federal banking regulators have also specified by regulation the relevant capital levels for each of the other categories. Under certain circumstances, a well-capitalized, adequately capitalized or undercapitalized institution may be treated as if the institution were in the next lower capital category. Federal banking regulators are required to take various mandatory supervisory actions and are authorized to take other discretionary actions with respect to institutions in the three undercapitalized categories. The severity of the action depends upon the capital category in which the institution is placed. A depository institution that is undercapitalized is required to submit a capital restoration plan. Failure to meet capital guidelines could subject the bank to a variety of enforcement remedies by federal bank regulatory agencies, including: termination of deposit insurance by the FDIC; restrictions on certain business activities; and appointment of the FDIC as conservator or receiver. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized.

With respect to the Bank, the New Capital Rules revise the prompt corrective action regulations by: (i) introducing a CET1 ratio requirement at each prompt corrective action category (other than critically undercapitalized), with the required CET1 ratio being 6.5% for well-capitalized status; (ii) increasing the minimum Tier 1 capital ratio requirement for each category, with the minimum Tier 1 capital ratio for well-capitalized status being 8% (as compared to the current 6%); and (iii) eliminating the current provision that provides that a bank with a composite supervisory rating of 1 may have a 3% leverage ratio and still be adequately capitalized. The New Capital Rules do not change the total risk-based capital requirement for any prompt corrective action category.

Regulatory Limits on Dividends and Distributions

The Company is a legal entity separate and distinct from each of its subsidiaries. The ability of a bank to pay dividends and make other distributions, and to pay any management fee to its parent holding company, is limited by federal and state law. The specific limits depend on a number of factors, including the bank’s type of charter, recent earnings, recent dividends, level of capital, and regulatory status. The regulators are authorized, and under certain circumstances are required, to determine that the payment of dividends or other distributions by a bank would be an unsafe or unsound practice and to prohibit that payment. For example, the FDI Act generally prohibits a depository institution from making any capital distributions (including payment of a dividend) or paying any management fee to its parent holding company if the depository institution would thereafter be undercapitalized.

The ability of a bank holding company to pay dividends and make other distributions can also be limited. A bank holding company is subject to minimum risk-based and leverage capital requirements as summarized above. The Federal Reserve has authority to prohibit a bank holding company from paying dividends or making other distributions. The Federal Reserve has issued a policy statement with regard to the payment of cash dividends by bank holding companies. The policy statement provides that, as a matter of prudent banking, a bank holding company should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company’s capital needs, asset quality, and overall financial condition. Accordingly, a bank holding company should not pay cash dividends that exceed its net income or can only be funded in ways that weaken the bank holding company’s financial health, such as by borrowing. In addition, the Dodd-Frank Act and Basel III impose additional restrictions on the ability of banking institutions to pay dividends.

Our ability to pay dividends or make other distributions to our investors is limited by minimum capital and other requirements prescribed by law and regulation. Currently, the OCC Agreement imposes restrictions on the Bank’s ability to pay dividends, including requiring prior approval from the OCC before any dividends are paid. The regulators have authority to impose additional limits on dividends and distributions by the Company and its subsidiaries. Certain restrictive covenants in future debt instruments, if any, may also limit the Bank’s or our ability to make dividend payments.

Reserve Requirements

Pursuant to regulations of the Federal Reserve, all banks are required to maintain average daily reserves at mandated ratios against their transaction accounts. In addition, reserves must be maintained on certain non-personal time deposits. These reserves must be maintained in the form of vault cash or in an account at a Federal Reserve Bank.

Limits on Transactions with Affiliates and Insiders

Banks are subject to restrictions on their ability to conduct transactions with affiliates, including parent holding companies and other related parties. Section 23A of the Federal Reserve Act imposes quantitative limits, qualitative requirements, and collateral requirements on certain transactions by a bank with, or for the benefit of, its affiliates. Transactions covered by Section 23A include loans, extensions of credit, investment in securities issued by an affiliate, and purchases of assets from an affiliate. Section 23B of the Federal Reserve Act requires that most types of transactions by a bank with, or for the benefit of, an affiliate be on terms at least as favorable to the bank as if the transaction were conducted with an unaffiliated third party. The Federal Reserve’s Regulation W also defines and limits the transactions in which the Bank may engage with us or with other affiliates.

The Dodd-Frank Act generally enhances the restrictions on transactions with affiliates under Section 23A and 23B of the Federal Reserve Act, including an expansion of the definition of “covered transactions” to include credit exposures related to derivatives, repurchase agreements and securities lending arrangements, and an increase in the amount of time for which collateral requirements regarding covered credit transactions must be satisfied. The definition of “affiliate” was expanded to include any investment fund to which we or an affiliate serves as an investment adviser. The ability of the Federal Reserve to grant exemptions from these restrictions is also narrowed by the Dodd-Frank Act, including by requiring coordination with other bank regulators.

The Federal Reserve’s Regulation O imposes restrictions and procedural requirements in connection with the extension of credit by a bank to its directors, executive officers, principal equity investors, and their related interests. All extensions of credit to insiders and their related interests must be on the same terms as, and subject to the same loan underwriting requirements as, loans to persons who are not insiders. In addition, Regulation O imposes lending limits on loans to insiders and their related interests and imposes, in certain circumstances, requirements for prior approval of the loans by the Bank’s board of directors.

General Assessment Fees

The OCC currently charges assessments to all national banks based upon the asset size of the bank. In addition to the general assessment fees, the OCC imposes surcharges on national banks with a supervisory composite rating of 3, 4 or 5 in its most recent safety and soundness examination. The general assessment fee is paid to the OCC on a semi-annual basis. The Dodd-Frank Act provides various agencies with the authority to assess additional supervision fees.

Deposit Insurance Assessments

FDIC-insured depository institutions, such as the Bank, are required to pay deposit insurance premium assessments to the FDIC. The amount of a particular institution’s deposit insurance assessment is based on that institution’s risk classification under an FDIC risk-based assessment system. An institution’s risk classification is assigned based on its capital levels, the level of supervisory concern the institution poses to its regulators and other risk measures.

The Dodd Frank Act makes permanent the general $250,000 deposit insurance limit for insured deposits.

The Dodd-Frank Act changes the deposit insurance assessment framework, primarily by basing assessments on an institution’s total assets less tangible equity (subject to risk-based adjustments that would further reduce the assessment base for custodial banks) rather than domestic deposits, which is expected to shift a greater portion of the aggregate assessments to large banks. The Dodd-Frank Act also eliminates the upper limit for the reserve ratio designated by the FDIC each year, increases the minimum designated reserve ratio of the DIF from 1.15% to 1.35% of the estimated amount of total insured deposits by September 30, 2020, and eliminates the requirement that the FDIC pay dividends to depository institutions when the reserve ratio exceeds certain thresholds.

The Dodd-Frank Act requires the DIF to reach a reserve ratio of 1.35% of insured deposits by September 30, 2020. On December 14, 2010, the FDIC raised the minimum designated reserve ratio of DIF to 2%. The ratio is higher than the minimum reserve ratio of 1.35% as set by the Dodd-Frank Act. Under the Dodd-Frank Act, the FDIC is required to offset the effect of the higher reserve ratio on insured depository institutions with consolidated assets of less than $10 billion.

On February 7, 2011, the FDIC approved a final rule on Assessments, Dividends, Assessment Base and Large Bank Pricing. The final rule, mandated by the Dodd-Frank Act, changes the deposit insurance assessment system from one that is based on domestic deposits to one that is based on average consolidated total assets minus average tangible equity. Because the new assessment base under the Dodd-Frank Act is larger than the current assessment base, the final rule’s assessment rates are lower than the current rates, which achieves the FDIC’s goal of not significantly altering the total amount of revenue collected from the industry. In addition, the final rule adopts a “scorecard” assessment scheme for larger banks and suspends dividend payments if the DIF reserve ratio exceeds 1.5% but provides for decreasing assessment rates when the DIF reserve ratio reaches certain thresholds. The final rule also determines how the effect of the higher reserve ratio will be offset for institutions with less than $10 billion of consolidated assets.

Continued action by the FDIC to replenish the DIF as well as the changes contained in the Dodd-Frank Act may result in higher assessment rates, which would reduce our profitability or otherwise negatively impact our operations. In addition, we will face higher assessment rates if the Bank’s total consolidated assets reach $10 billion.

Depositor Preference

The FDI Act provides that, in the event of the “liquidation or other resolution” of an insured depository institution, the claims of depositors of the institution (including the claims of the FDIC as subrogee of insured depositors) and certain claims for administrative expenses of the FDIC as a receiver will have priority over other general unsecured claims against the institution. If we invest in or acquire an insured depository institution that fails, insured and uninsured depositors, along with the FDIC, will have priority in payment ahead of unsecured, nondeposit creditors, including us, with respect to any extensions of credit they have made to such insured depository institution and priority over any of the Bank’s stockholders, including us, or our investors or creditors.

Liability of Commonly Controlled Institutions

Under the FDI Act, FDIC-insured depository institutions can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with the default of an FDIC-insured depository institution controlled by the same bank holding company, and for any assistance provided by the FDIC to an FDIC-insured depository institution that is in danger of default and that is controlled by the same bank holding company. “Default” means generally the appointment of a conservator or receiver for the institution. “In danger of default” means generally the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

This cross-guarantee liability for a loss at a commonly controlled institution would be subordinated in right of payment to deposit liabilities, secured obligations, any other general or senior liability, and any obligation subordinated to depositors or other general creditors, other than obligations owed to any affiliate of the depository institution (with certain exceptions).

Federal Home Loan Bank System

The Bank is a member of the FHLB, which is one of the 12 regional FHLB’s composing the FHLB system. Each FHLB provides a central credit facility primarily for its member institutions as well as other entities involved in home mortgage lending. Any advances from a FHLB must be secured by specified types of collateral, and all long-term advances may be obtained only for the purpose of providing funds for residential housing finance. As a member of the FHLB of Atlanta, the Bank is required to acquire and hold shares of capital stock in the FHLB of Atlanta.

Anti-Money Laundering Requirements

Under federal law, including the Bank Secrecy Act, the Patriot Act, and the International Money Laundering Abatement and Anti-Terrorist Financing Act, financial institutions (including insured depository institutions, broker-dealers and certain other financial institutions) must maintain anti-money laundering programs that include established internal policies, procedures, and controls; a designated compliance officer; an ongoing employee training program; and testing of the program by an independent audit function. Among other things, these laws are intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. Financial institutions are prohibited from entering into specified financial transactions and account relationships and must meet enhanced standards for due diligence and customer identification in their dealings with non-U.S. financial institutions and non-U.S. customers. Financial institutions must take reasonable steps to conduct enhanced scrutiny of account relationships to guard against money laundering and to report any suspicious transactions, and law enforcement authorities have been granted increased access to financial information maintained by financial institutions. Bank regulators routinely examine institutions for compliance with these obligations and they must consider an institution’s compliance in connection with the regulatory review of applications, including applications for banking mergers and acquisitions. The regulatory authorities have imposed “cease and desist” orders and civil money penalty sanctions against institutions found to be violating these obligations.

OFAC is responsible for helping to insure that U.S. entities do not engage in transactions with certain prohibited parties, as defined by various Executive Orders and Acts of Congress. OFAC publishes lists of persons, organizations and countries suspected of aiding, harboring or engaging in terrorist acts, known as Specially Designated Nationals and Blocked Persons. If we or the Bank find a name on any transaction, account or wire transfer that is on an OFAC list, we or the Bank must freeze or block such account or transaction, file a suspicious activity report and notify the appropriate authorities.

Interstate Banking and Branching

Federal law permits an adequately capitalized and adequately managed bank holding company, with Federal Reserve approval, to acquire banking institutions located in states other than the bank holding company’s home state without regard to whether the transaction is prohibited under state law. In addition, national banks and state banks with different home states are permitted to merge across state lines, with the approval of the appropriate federal banking agency, unless the home state of a participating banking institution passed legislation prior to June 1, 1997 that expressly prohibits interstate mergers. The Dodd-Frank Act permits a national bank or a state bank, with the approval of its regulator, to open a branch in any state if the law of the state in which the branch is to be located would permit the establishment of the branch if the bank were a bank chartered in that state. National banks, such as the Bank, may provide trust services in any state to the same extent as a trust company chartered by that state.

Privacy and Security

Federal law establishes a minimum federal standard of financial privacy by, among other provisions, requiring banks to adopt and disclose privacy policies with respect to consumer information and setting forth certain rules with respect to the disclosure to third parties of consumer information. We have adopted and disseminated privacy policies pursuant to applicable law. Regulations adopted under federal law set standards for protecting the security, confidentiality and integrity of customer information, and require notice to regulators, and in some cases, to customers, in the event of security breaches. A number of states have adopted their own statutes concerning financial privacy and requiring notification of security breaches.

Consumer Laws and Regulations

Banks and other financial institutions are subject to numerous laws and regulations intended to protect consumers in transactions with banks. These laws include, among others:

•	Truth in Lending Act;

•	Truth in Savings Act;

•	Electronic Funds Transfer Act;

•	Expedited Funds Availability Act;

•	Equal Credit Opportunity Act;

•	Fair and Accurate Credit Transactions Act;

•	Fair Housing Act;

•	Fair Credit Reporting Act;

•	Fair Debt Collection Practices Act;

•	GLB Act;

•	Home Mortgage Disclosure Act;

•	Right to Financial Privacy Act;

•	Real Estate Settlement Procedures Act;

•	laws regarding unfair and deceptive acts and practices; and

•	usury laws.

Many states and local jurisdictions have consumer protection laws analogous, and in addition, to those listed above. These federal, state, and local laws mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with customers and monitor account activity when taking deposits, making loans, or conducting other types of transactions. Failure to comply with these laws and regulations could give rise to substantial penalties, reputational damage, regulatory sanctions, customer rescission rights, action by state and local attorneys general, and civil or criminal liability. The Dodd-Frank Act creates a new independent Consumer Financial Protection Bureau, or the Bureau, which will have broad authority to regulate consumer financial services and products provided by banks, such as the Bank, and various non-bank providers. It has authority to promulgate regulations and issue orders, guidance, policy statements, conduct examinations and bring enforcement actions. In general, banks with assets of $10 billion or less, such as the Bank, will be examined for consumer complaints by their primary bank regulator. The creation of the Bureau is likely to lead to enhanced and strengthened enforcement of consumer financial protection laws, even for banks not directly subject to its authority.

The Community Reinvestment Act

The Bank is subject to the CRA. The CRA is intended to encourage banks to help meet the credit needs of their service areas, including low and moderate income neighborhoods, consistent with safe and sound bank operations. The regulators examine and assign each bank a public CRA rating. The CRA then requires bank regulators to take into account the bank’s record in meeting the needs of its service area when considering an application by a bank to establish a branch or to conduct certain mergers or acquisitions. The Federal Reserve is required to consider the CRA records of a bank holding company, controlled banks when considering an application by the bank holding company to acquire a bank or thrift or to merge with another bank holding company.

When we apply for regulatory approval to make certain investments, such as to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company, bank regulators will consider the CRA record of the target institution, the Bank and any future depository institution subsidiaries. An unsatisfactory CRA record could substantially delay approval or result in denial of an application. The regulatory agency’s assessment of the institution’s record is made available to the public. The OCC conducted its first CRA exam of the Bank in 2013, and the Bank received a “satisfactory” rating.

In addition, federal law requires the disclosure of agreements reached with community groups that relate to the CRA, and contains various other provisions designed to improve the delivery of financial services to consumers while maintaining an appropriate level of safety in the financial services industry.

Changes in Laws, Regulations, or Policies and the Dodd-Frank Act

Federal, state, and local legislators and regulators regularly introduce measures or take actions that would modify the regulatory requirements applicable to banks, their holding companies, and other financial institutions. Changes in laws, regulations, or regulatory policies could impact us or the Bank in ways we cannot predict.

On July 21, 2010, President Obama signed the Dodd-Frank Act into law. The Dodd-Frank Act has had and will have a broad impact on the financial services industry, imposing significant regulatory and compliance changes, including the designation of certain financial companies as systemically significant, the imposition of increased risk-based and leverage capital and liquidity requirements, and numerous other provisions designed to improve supervision and oversight of, and strengthen safety and soundness within, the financial services sector. Additionally, the Dodd-Frank Act establishes a new framework of authority to conduct systemic risk oversight within the financial system to be distributed among new and existing federal regulatory agencies, including the Financial Stability Oversight Council (Council), the Federal Reserve, the OCC, and the FDIC.

The following items provide a brief description of certain provisions of the Dodd-Frank Act.

•	Source of Strength. The Dodd-Frank Act requires all companies that directly or indirectly control an insured depository institution to serve as a source of strength for the institution. Under this requirement, in the future we could be required to provide financial assistance to the Bank should it experience financial distress.

•	Payment of Interest on Demand Deposits Permitted. The Dodd-Frank Act repealed the prohibition on banks and other financial institutions from paying interest on demand deposits.

•	Limitation on Federal Preemption. The Dodd-Frank Act significantly reduces the ability of national banks to rely upon federal preemption of state consumer financial laws. Although the OCC will have the ability to make preemption determinations where certain conditions are met, the broad rollback of federal preemption has the potential to create a patchwork of federal and state compliance obligations. This could, in turn, result in significant new regulatory requirements applicable to us, with potentially significant changes in our operations and increases in our compliance costs. It could also result in uncertainty concerning compliance, with attendant regulatory and litigation risks.

•	Mortgage Loan Origination and Risk Retention. The Dodd-Frank Act contains additional regulatory requirements that may affect our operations and result in increased compliance costs. For example, the Dodd-Frank Act imposes new standards for mortgage loan originations on all lenders, including banks, in an effort to require steps to verify a borrower’s ability to repay. In January 2013, the Bureau adopted rules, effective January 2014, requiring creditors to make a reasonable, good faith determination of a consumer’s ability to repay any consumer credit transaction secured by a dwelling. In addition, the Dodd-Frank Act generally requires lenders or securitizers to retain an economic interest in the credit risk relating to loans the lender sells or mortgage and other asset-backed securities that the securitizer issues. The risk retention requirement generally will be 5%, but could be increased or decreased by regulation. Rules implementing the risk-retention requirements have been proposed but not yet adopted.

•	Imposition of Restrictions on Certain Activities. The Dodd-Frank Act requires new regulations for the over-the-counter derivatives market, including requirements for clearing, exchange trading, capital, margin, and reporting. Additionally, the Dodd-Frank Act requires that certain swaps and derivatives activities be “pushed out” of insured depository institutions and conducted in non-bank affiliates. The Dodd-Frank Act also significantly restricts the ability of a member of a depository institution holding company group to invest in or sponsor “covered funds” (as defined in the Volcker Rule), which may restrict our ability to hold certain securities, and broadly restricts such entities from engaging in “proprietary trading,” subject to limited exemptions. These restrictions may affect our ability to manage certain risks in our business. In addition, if our total consolidated assets exceed $10 billion, we would be required to develop and implement a compliance program under the Volcker Rule.

•	Expanded FDIC Resolution Authority. While insured depository institutions have long been subject to the FDIC’s resolution framework, the Dodd-Frank Act creates a new mechanism for the FDIC to conduct the orderly liquidation of certain “covered financial companies,” including bank holding companies and systemically significant non-bank financial companies. Upon certain findings being made, the FDIC may be appointed receiver for a covered financial company, and would be tasked to conduct an orderly liquidation of the entity. The FDIC liquidation process is generally modeled on the existing FDI Act, bank resolution regulations, and generally gives the FDIC more discretion than in the traditional bankruptcy context.

•	Consumer Financial Protection Bureau. The Dodd-Frank Act creates the Bureau within the Federal Reserve System. The Bureau is tasked with establishing and implementing rules and regulations under certain federal consumer protection laws with respect to the conduct of providers of certain consumer financial products and services. The Bureau has rulemaking authority over many of the statutes governing products and services offered to bank and thrift consumers. For depository institutions with assets of $10 billion or more, the Bureau has exclusive rule making and examination, and primary enforcement authority under federal consumer financial law. In addition, the Dodd-Frank Act permits states to adopt consumer protection laws and regulations that are stricter than those regulations promulgated by the Bureau. This new federal and state regulatory framework may result in significant new regulatory requirements applicable to us in respect of consumer financial products and services, with potentially significant increases in compliance costs and litigation risks.

•	Deposit Insurance. The Dodd-Frank Act makes permanent the general $250,000 deposit insurance limit for insured deposits. Amendments to the FDI Act also revise the assessment base against which an insured depository institution’s deposit insurance premiums paid to DIF will be calculated. Under these amendments, the assessment base will no longer be the institution’s deposit base, but rather its average consolidated total assets less its average tangible equity. Additionally, the Dodd-Frank Act makes changes to the minimum designated reserve ratio of the DIF, increasing the minimum from 1.15% to 1.35% of the estimated amount of total insured deposits, and eliminating the requirement that the FDIC pay dividends to depository institutions when the reserve ratio exceeds certain thresholds.

•	Transactions with Affiliates and Insiders. The Dodd-Frank Act generally enhances the restrictions on transactions with affiliates under Section 23A and 23B of the Federal Reserve Act, including an expansion of the definition of “covered transactions” and an increase in the amount of time for which collateral requirements regarding covered credit transactions must be satisfied. Insider transaction limitations are expanded through the strengthening of loan restrictions to insiders and the expansion of the types of transactions subject to the various limits, including derivatives transactions, repurchase agreements, reverse repurchase agreements and securities lending or borrowing transactions. Restrictions are also placed on certain asset sales to and from an insider to an institution, including requirements that such sales be on market terms and, in certain circumstances, approved by the institution’s board of directors.

•	Enhanced Lending Limits. The Dodd-Frank Act strengthens the existing limits on a depository institution’s credit exposure to one borrower. The Dodd-Frank Act expands the scope of these restrictions to include credit exposure arising from derivative transactions, repurchase agreements, and securities lending and borrowing transactions.

•	Corporate Governance. The Dodd-Frank Act addresses many investor protection, corporate governance and executive compensation matters that will affect most U.S. publicly traded companies, including the Company. The Dodd-Frank Act (1) grants stockholders of U.S. publicly traded companies an advisory vote on executive compensation (although, as an emerging growth company, we are not required to seek such advisory votes); (2) enhances independence requirements for compensation committee members; (3) requires companies listed on national securities exchanges to adopt incentive-based compensation clawback policies for executive officers; and (4) provides the SEC with authority to adopt proxy access rules that would allow stockholders of publicly traded companies to nominate candidates for election as a director and have those nominees included in a company’s proxy materials. In addition, in February 2014, the Federal Reserve adopted rules that, beginning in 2015, require publicly traded bank holding companies with $10 billion or more in total consolidated assets to establish board-level risk committees.

•	Company-Run Stress Tests. In October 2012, the Federal Reserve and OCC adopted final rules regarding company-run stress testing of capital, as required by Dodd-Frank. The rules require bank holding companies and national banks with total consolidated assets greater than $10 billion to conduct an annual company-run stress test of capital, consolidated earnings and losses under base and stress scenarios provided by the bank regulators. The rules also require public disclosure of a summary of a covered entity’s stress tests results.

•	Limits on Debit Card Interchange Fees. Under the Dodd-Frank Act, the Federal Reserve has adopted rules concerning debit card transaction fees and network exclusivity arrangements for debit card issuers that, together with their affiliates, have more than $10 billion in total consolidated assets.

Many of the requirements of the Dodd-Frank Act will be implemented over time and most will be subject to regulations implemented over the course of several years. Given the uncertainty surrounding the manner in which many of the Dodd-Frank Act’s provisions will be implemented by the various regulatory agencies and through regulations, the full extent of the impact on our operations is unclear. The changes resulting from the Dodd-Frank Act may impact the profitability of our business activities, require changes to certain of our business practices, impose upon us more stringent risk-based or leverage capital and liquidity requirements or otherwise adversely affect our business. These changes may also require us to invest significant management attention and resources to evaluate and make any changes necessary to comply with new statutory and regulatory requirements. Failure to comply with the new requirements may negatively impact our results of operations and financial condition. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on us, these changes could be materially adverse to our investors.

MANAGEMENT

Executive Officers and Directors

Our executive officers and directors and their ages and positions as of September 30, 2014 are set forth below:

Name	Age	Position
Vincent S. Tese	71	Executive Chairman and Class III Director of the Company; Executive Chairman and Director of the Bank
Les J. Lieberman	58	Executive Vice Chairman and Class III Director of the Company; Executive Vice Chairman and Director of the Bank
Kent S. Ellert	51	President, Chief Executive Officer and Class I Director of the Company; President, Chief Executive Officer and Director of the Bank
Paul D. Burner	61	Executive Vice President and Chief Financial Officer of the Company and the Bank
James E. Baiter	51	Executive Vice President and Chief Credit Officer of the Bank
Stuart I. Oran	64	Secretary of the Company and the Bank; Class III Director of the Company; Director of the Bank
Alan Bernikow	73	Class II Director of the Company; Director of the Bank
Thomas E. Constance	77	Class II Director of the Company; Director of the Bank
Howard R. Curd	75	Class I Director of the Company; Director of the Bank
Daniel M. Healy	72	Class III Director of the Company; Director of the Bank
Gerald Luterman	70	Class I Director of the Company; Director of the Bank
William L. Mack	74	Class II Director of the Company; Director of the Bank
Paul Anthony Novelly	71	Class I Director of the Company; Director of the Bank
Frederic Salerno	71	Class II Director of the Company; Director of the Bank

The following is a biographical summary of each of our directors and executive officers:

Board of Directors

Vincent S. Tese. Vincent S. Tese has served as Executive Chairman of the Company since November 3, 2009, and as a director of the Company since October 1, 2010. Mr. Tese has served as the Bank’s Executive Chairman and as a director of the Bank since January 22, 2010. Mr. Tese, lawyer, investment advisor and cable television executive, served New York State by appointment of Governor Mario M. Cuomo from the outset of the Cuomo Administration through December 1994. Appointed State Superintendent of Banks in 1983, Mr. Tese in March 1985 was named Chairman and Chief Executive Officer of the Urban Development Corporation and, in 1987, Director of Economic Development for New York State, which added to his portfolio the titles of Commissioner of the Department of Economic Development and Chairman of both the Science and Technology Foundation and the Job Development Authority. He was appointed a Commissioner of the Port Authority of New York and New Jersey in 1991 and elected its vice chairman in 1992. From 1973 to 1977, he was a partner in Tese & Tese, attorneys, and from 1977 to 1982 a partner in the Sinclair Group, involved in commodities trading and investment management. In 1976, Mr. Tese co-founded Cross Country Cable TV, which operated CATV systems in New Jersey, Virginia, Illinois, Arizona, California and Puerto Rico. He recently served as Chairman of Cross Country Wireless, CATV systems in Riverside, San Diego and Los Angeles, California and in several other states. Cross Country Wireless was sold to Pacific Telesis in July of 1995. Mr. Tese is also a director of several corporations, including Cablevision Systems Corporation, ICE Clear Credit LLC, Intercontinental Exchange, Inc., Mack-Cali Realty Corporation, Madison Square Garden and New York Racing Association, Inc. In addition, he is Trustee of New York University School of Law and New York Presbyterian Hospital. Mr. Tese received a Bachelor’s degree in accounting from Pace University in 1966 and following two years as first lieutenant with the U.S. Army, a Juris Doctor degree from Brooklyn Law School in 1972 and a Master of Laws degree in taxation from New York University School of Law in 1973. Mr. Tese’s extensive experience in the banking and finance industries provides the Board of Directors with insight into regulatory and related matters and his leadership and visibility as a member of various other boards of directors provide the Company with considerable value as to business and economic perspective and other matters.

Les J. Lieberman. Les J. Lieberman has served as Executive Vice Chairman of the Company since November 3, 2009, and as a director of the Company since October 1, 2010. Mr. Lieberman has served as the Bank’s Executive Vice Chairman and as a director of the Bank since January 22, 2010. Until December 31, 2009, as the executive managing director, Mr. Lieberman actively managed Sterling Partners, LLC, a merchant banking and asset management business that he founded in 1999. Sterling Partners was the investment manager of Suez Equity Investors, L.P., a private equity fund of which Mr. Lieberman was the managing general partner. Prior to founding Sterling Partners, Mr. Lieberman served as Executive Managing Director of Indosuez Capital, the middle market U.S. lending business of Banque Indosuez. In that role, he was responsible for all merchant banking, senior loan and mezzanine debt underwriting, subordinated debt investing, private equity investment and asset management activities of Indosuez Capital, including loan origination, analysis, approval and monitoring. From 1989 to 1992, Mr. Lieberman served as a Managing Director in the mergers and acquisitions department of Kidder Peabody & Co., where he also was a member of the investment banking department’s operating committee. From 1985 to 1989, he headed the Financial Services M&A Group at Drexel Burnham Lambert, an investment banking firm (where he was responsible for mergers and acquisitions involving banking institutions). Prior to that, Mr. Lieberman was at the accounting firm of Main Hurdman, where he was a Certified Public Accountant. Mr. Lieberman received a Master of Business Administration degree from the University of Pennsylvania’s Wharton School of Business and Finance and a Bachelor of Arts degree from Franklin and Marshall College, where he was elected to Phi Beta Kappa. Mr. Lieberman possesses valuable experience in a broad array of bank and finance related areas including as the founder and the senior manager of the U.S. division of a global bank that focused on underwriting, lending, private equity investing and asset management; as a senior banker and a senior management member in financial services mergers and acquisitions; and as a former CPA. This experience enables him to bring valuable insight to a variety of areas of the bank including investment activity, risk management, credit review, acquisition analysis and capital markets.

Kent S. Ellert. Kent S. Ellert has served as President and Chief Executive Officer of the Company since March 22, 2013, served as President and Chief Operating Officer of the Company from November 3, 2009 to March 22, 2013, and as a director of the Company since October 1, 2010. Mr. Ellert has served as President and Chief Executive Officer of the Bank since January 26, 2013, as President and Chief Operating Officer of the Bank from January 22, 2010 to January 25, 2013, and as a director of the Bank since January 22, 2010. From October 2009 until our purchase of certain assets of Old Premier on January 22, 2010, Mr. Ellert assisted us with the identification of target depository institutions as a consultant to the Company. Prior to joining our organization, Mr. Ellert was a consultant to Southeast Acquisition Holding Corp., an entity established for the pursuit of bank platform acquisitions in Florida. From August 2007 to October 2008, Mr. Ellert was President and Chief Executive Officer of Fifth Third Bank—South Florida. Prior to joining Fifth Third Bank, Mr. Ellert worked for Wachovia (legacy First Union) for 18 years, where he oversaw the establishment of Wachovia’s first wholesale banking platform in southwest Florida and managed the combination of Wachovia and First Union Bank in Broward County, Florida. Mr. Ellert held various other positions with Wachovia from 1989 until 2007, including Executive Vice President, Group Head Retail Banking, Southeast US Regional President, Business/Commercial Banking Sales Director, Senior Portfolio Manager and Corporate Banking Officer. Prior to joining Wachovia, Mr. Ellert was a Relationship Manager at NCNB (a predecessor to Bank of America). He is currently a member of the board of directors of Florida Gulf Coast University, Lutgert College of Business and prior member of the board of the Economic Development Council, where he also is the Vice Chairman of the Membership and Investment Committee. Mr. Ellert held the position as the Chair of the Museum of Science and Discovery and Deliver the Dream where he supported various civic and social initiatives. Mr. Ellert is a graduate of the University of Texas at Austin, where he received his Bachelor of Business Administration degree in accounting, and the University of Houston, where he received his Master in Business Administration degree with a concentration in finance. Mr. Ellert brings to the Bank valuable experience in the management and operations of a regional bank, and his experience and contacts in the Florida region also serve as a valuable resource for the Board of Directors.

Stuart I. Oran. Stuart I. Oran has served as Secretary and as a director of the Company since October 1, 2010, and as Secretary and as a director of the Bank since January 22, 2010. He served as Executive Vice President and Chief Administrative Officer of the Company from November 3, 2009 to December 31, 2012, and of the Bank from January 22, 2010 until December 31, 2012. Mr. Oran is the Managing Member of Roxbury Capital Group, a merchant banking firm he founded in 2002, which is focused on private equity, restructuring and financing transactions, and a Partner at Liberty Hall Capital Partners, a private equity firm focused on the acquisition of businesses serving the aerospace and defense sectors. From 1994 to 2002, he was a senior executive at United Airlines/UAL Corporation, an international air carrier traded on the NASDAQ Stock Exchange, with global responsibility for their legal, governmental and regulatory affairs and profit and loss responsibility for United’s International Division, and was CEO of its business aviation line of business. Previously, Mr. Oran was a corporate partner at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison, which he joined in 1974. Mr. Oran is a director of Spirit Airlines, a commercial air carrier listed on NASDAQ, Red Robin Gourmet Burgers, a national casual dining business listed on NASDAQ, and Accurus Aerospace Corporation, a privately held aerospace business, and has been a director of Wendy’s International, Inc., the owner and franchisor of the Wendy’s® restaurant system, which is listed on the New York Stock Exchange, and Deerfield Capital Corp, an institutional asset manager that was listed on NASDAQ. Mr. Oran received a Bachelor of Science degree from Cornell University and a Juris Doctor degree from the University of Chicago Law School. Mr. Oran’s years of experience as a merchant banker, business executive and practicing attorney, and as a director of several public and private companies, enables him to bring important perspectives on issues relating to regulatory and governance matters, corporate finance and leadership.

Alan Bernikow. Alan Bernikow has served as a director of the Company since October 1, 2010, and as a director of the Bank since January 22, 2010. From 1998 until his retirement in May 2003, Mr. Bernikow served as the Deputy Chief Executive Officer of Deloitte & Touche LLP, or D&T, a global professional services firm. Prior to that, Mr. Bernikow held various senior executive positions at D&T and various of its predecessor companies, which he joined in 1977. Mr. Bernikow currently serves as a director of Revlon, Inc., a worldwide cosmetics and beauty care products company listed on the New York Stock Exchange, as a director and chairman of the audit committee and compensation committee of Mack-Cali Realty Corporation, a real estate investment trust traded on the New York Stock Exchange, and as a director and member of the audit committee of Casual Male Retail Group, Inc., a specialty retailer of men’s apparel that is traded on the NASDAQ Stock Market. He also serves as a director or trustee, and chairman of the audit committees, of certain funds for which UBS Global Asset Management (US) Inc., a wholly-owned subsidiary of UBS AG, or one of its affiliates, serves as investment advisor, sub-advisor or manager. As a result of Mr. Bernikow’s long career in various operating and directorship positions, he provides the Board of Directors with business, leadership and management experience and insights into many aspects of our operations.

Thomas E. Constance. Thomas E. Constance has served as a director of the Company since October 1, 2010, and as a director of the Bank since March 15, 2010. Mr. Constance is Co-Chairman, and since 1994 a partner, of Kramer Levin Naftalis & Frankel LLP, a law firm based in New York City which the Company has retained to provide certain legal services. From 1973 to 1994, Mr. Constance was with the law firm of Shea & Gould. Mr. Constance serves as a Trustee of the M.D. Sass Foundation and St. Vincent’s Services. He has served as a director of SIGA Technologies, Inc. since 2001. Mr. Constance received a Bachelor of Science degree from New York University and a Bachelor of Law degree from St. John’s University School of Law. As a practicing attorney, Mr. Constance brings an extensive history of counseling both public and private companies with respect to governance matters and other legal-related issues that may arise.

Howard R. Curd. Howard Curd has served as a director of the Company since October 1, 2010, and as a director of the Bank since September 1, 2010. A seasoned executive, Mr. Curd has been Chairman of the Board and Chief Executive Officer of Uniroyal Engineered Products, LLC since 2003. He is a director of A. Schulman, Inc., an international supplier of plastic compounds and resins and NASDAQ listed company, and serves on its Audit Committee and as Chair of its Strategic Planning Committee. He has also served as a director of KeySpan Corporation and its predecessors, and of Emcore Corporation. Mr. Curd brings a long history of banking and general business experience to the Board of Directors.

Daniel M. Healy. Daniel M. Healy has served as a director of the Bank since January 22, 2010 and as Chief Executive Officer of the Bank from January 22, 2010 to January 25, 2013. He has served as a director of the Company since October 1, 2010 and as Chief Executive Officer of the Company from January 22, 2010 to March 22, 2013. Prior to our formation, Mr. Healy served as Executive Chairman of the board of directors of Herald National Bank from its inception in November 2008 until his voluntary resignation in May 2009. From January 1992 until its sale to Capital One Financial Corporation in December 2006, Mr. Healy was Executive Vice President and Chief Financial Officer of North Fork Bancorporation, Inc., a regional bank holding company formerly listed on the New York Stock Exchange. He was also a director of North Fork from January 2000 until such sale and a member of the boards of directors and chairman of the Audit Committees of Keefe, Bruyette & Woods, an investment bank that specializes exclusively in the financial services sector, and Hiscox Ltd, a specialist insurance group listed on the London Stock Exchange until 2013. Prior to joining North Fork, Mr. Healy was managing partner of several offices of KPMG LLP. He is currently a Senior Advisor for Permira Advisors LLP, a private equity firm. Mr. Healy is a graduate of St. Francis College, where he received his Bachelor of Business Administration degree in accounting. Mr. Healy’s experience as an executive officer and director of a public regional bank holding company enables him to bring valuable insight to the Board of Directors, including an understanding of acquisition and expansion strategies and the management of a growing regional banking operation.

Gerald Luterman. Gerald Luterman has served as a director of the Company since October 1, 2010, and as a director of the Bank since January 22, 2010. Mr. Luterman served as Executive Vice President and Chief Financial Officer of KeySpan Corporation, a large gas distribution and integrated energy company, from 1998 to 2007, when KeySpan was acquired by National Grid plc. Before joining KeySpan, Mr. Luterman was Senior Vice President and Chief Financial Officer of Arrow Electronics. In addition, Mr. Luterman was a principal with Booz-Allen & Hamilton. Mr. Luterman is currently a director of Harbinger Group Inc., a New York Stock Exchange-listed diversified holding company where he serves on the audit, compensation and governance and nomination committees. Mr. Luterman is also currently a trustee and Vice Chair of the Lutheran Medical Center. Mr. Luterman served on the board of directors of NRG Energy from 2008 to 2014 and IKON Office Solutions, Inc. from 2003 to 2008 and U.S. Shipping Partners from 2006 to 2009. He is a member of the Financial Executive Institute and the American Gas Association, where he previously served as Chairman of the Finance Committee. Mr. Luterman brings many years of experience as a chief financial officer, which, among other things, provides the Board of Directors with valuable insight into financial direction, financial statements and general corporate finance matters for the Bank and the Company.

William L. Mack. Bill Mack has served as a director of the Company since October 1, 2010, and as a director of the Bank since September 1, 2010. He is the Chairman and founder of the Mack Real Estate Group, a director of the Hudson’s Bay Company, the Chairman of the board of directors and Chairman of the Executive Committee of the board of directors of Mack-Cali Realty Corporation, a real estate investment trust traded on the New York Stock Exchange, and the President and Senior Managing Partner of The Mack Company. Mr. Mack has served as a member of the Mack-Cali board of directors and as Chairman of the Executive Committee of that board since 1997, and as its Chairman since 2000. At The Mack Company, Mr. Mack pioneered the development of large, class A office properties and helped to increase The Mack Company’s real estate portfolio to approximately 20 million square feet. Mr. Mack previously served as the Chairman and Founder of AREA Property Partners (f/k/a Apollo Real Estate Advisors, L.P.) from 1993 to 2013. In addition, Mr. Mack is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners LLC. He previously served as a board member of the Regional Advisory Board of JPMorgan Chase from 1995 to 2013; as a member of the boards of directors of Retail Opportunity Investments Corporation, from 2009 to 2010; City and Suburban Financial Corporation, from 1988 to 2007; Vail Resorts, Inc., from 1993 to 2004; and Wyndham International, Inc., from 1999 to 2005. Mr. Mack is a vice chairman of the North Shore-Long Island Jewish Health System, chairman of the board for the Solomon R. Guggenheim Foundation, and Trustee and Executive Committee member of Lenox Hill Hospital. He also is trustee emeritus of the Board of Trustees of the University of Pennsylvania and Chairman of the Board of Overseers of The Wharton School of Business and Finance at the University of Pennsylvania. Mr. Mack attended The Wharton School and has a Bachelor of Science degree in business administration and finance and real estate from New York University. Mr. Mack’s extensive business experience, particularly in the area of real estate, provides the Board of Directors with valuable insight with respect to matters related to real estate banking products offered by the Bank.

Paul Anthony Novelly. Tony Novelly has served as a director of the Company since October 1, 2010, and as a director of the Bank since September 23, 2010. He is Chairman and Chief Executive Officer of Apex Oil Company, Inc., a privately held company based in St. Louis, Missouri engaged in the trading, storage, marketing and transportation of petroleum products, including liquid terminal facilities in the Midwest and Eastern United States, and towboat and barge operations on the inland waterway system. Mr. Novelly is President and a director of AIC Limited, a Bermuda-based oil trading company, Chairman and CEO of World Point Terminuls, LP, which owns and operates petroleum storage facilities in the United States, and Chief Executive Officer of St. Albans Global Management, Limited Partnership, LLLP, which provides corporate management services. He currently serves on the board of directors at Boss Holdings, Inc., a distributor of work gloves, boots and rainwear and other consumer products, and serves as Chairman and CEO of FutureFuel Corp., a publicly held owner and operator of a biofuel and specialty chemical plant in Batesville, Arkansas. Mr. Novelly brings extensive expertise in business, commodities, and consumer products to the Board of Directors.

Frederic Salerno. Fred Salerno has served as a director of the Company since October 1, 2010, and as a director of the Bank since July 28, 2010. Mr. Salerno is a retired Vice Chairman and Chief Financial Officer of Verizon Communications Inc., a position he held from June 2000 to October 2002. Prior to that, Mr. Salerno served as Vice Chairman and Chief Financial Officer of Bell Atlantic Corporation (Verizon’s predecessor) from August 1997. Before the merger of Bell Atlantic and NYNEX Corporation, Mr. Salerno served as Vice Chairman, Finance and Business Development of NYNEX from 1994 to 1997. Mr. Salerno was Vice Chairman of the Board of NYNEX and President of the NYNEX Worldwide Services Group from 1991 to 1994. Mr. Salerno is a director of CBS, Akamai Technologies, Inc., IntercontinentalExchange, Inc., and Viacom Inc. He earned a Master of Business Administration degree from Adelphi University and is a trustee of Manhattan College. Mr. Salerno brings many years of business experience to the Board of Directors, which, among other things, provides the Board of Directors with valuable insight into general corporate and business matters for the Bank and the Company.

Executive Officers

Kent Ellert—See Above.

Paul Burner. Mr. Burner has served as Executive Vice President and Chief Financial Officer of the Bank and of the Company since July 2012. Prior to that, he spent over thirty years in financial management and other banking roles. As a consulting independent contractor for CIT Group, or CIT, Mr. Burner assisted in the rollout of retail and commercial banking activities, increasing deposit growth to replace wholesale funding, and transitioning to a commercial banking environment. Previous to his consulting role at CIT, Mr. Burner was CFO of People’s United Financial, Inc. and People’s United Bank, collectively People’s United, in Bridgeport, CT. During his tenure with People’s United, a regional commercial bank, Mr. Burner was responsible for deploying capital through mergers and acquisitions activity, investor relations and strategic planning, accounting and financial planning, reporting and analysis, treasury, tax, purchasing and product segment profitability, and maintaining a strong controls environment. Mr. Burner performed due diligence on many potential acquisitions and executed five acquisitions totaling over $7 billion. Mr. Burner spent most of his career at Citigroup (and related companies). Mr. Burner was CFO of Citibank North America, or Citibank, the retail banking segment, for the last ten of his 29-year tenure at Citigroup. Mr. Burner had extensive management, oversight and operational experience in the finance and accounting management areas at Citigroup. In addition to his role as CFO at Citibank North America, Mr. Burner served in a number of different banking roles at Citigroup that give him a deep, well-rounded knowledge of the industry, and a clear understanding how actions taken in one area of the bank can impact other areas. These roles included: Executive Vice President Finance Primerica Financial Services and Primerica Life Insurance Company, Chief Operating Officer Primerica Financial Services of Canada, Director of Cash Management, Director of Funding and Assistant Treasurer of Commercial Credit

Company, Regional Director Investment Banking Group and VP of Commercial Credit Securities, and National Director of Secondary Marketing. After receiving his MBA from the University of Miami, Mr. Burner worked at Coral Gables Federal Savings and Loan for four years before commencing his extensive career at Citigroup.

James E. Baiter. James E. Baiter has served as Executive Vice President and Chief Credit Officer of the Bank since January 22, 2010. From October 2009 until our purchase of certain assets of Old Premier on January 22, 2010, Mr. Baiter, along with Mr. Ellert, assisted us with the identification of target depository institutions as a consultant to the Company. Prior to working for the Bank, Mr. Baiter worked alongside Mr. Ellert as a consultant for Southeast Acquisition Holding Corp. From August 2007 until October 2008, Mr. Baiter was Director of Commercial Real Estate and Special Assets of Fifth Third Bank—South Florida. Prior to joining Fifth Third Bank, Mr. Baiter worked for Wachovia (legacy First Union) for sixteen years, most recently as Commercial Banking Director for Wachovia’s Broward/Palm Beach County markets from 2001 to 2007. In that capacity, he was responsible for marketing and administration of a team specializing in wholesale banking. He also held various other positions with Wachovia from 1991 until 2007, including Senior Risk Manager, Senior Portfolio Manager and Commercial Banking Officer. Prior to joining Wachovia in 1991, Mr. Baiter was a Corporate Banking Officer at Southeast Bank, N.A. Mr. Baiter is a graduate of Washington State University, where he received his Bachelor of Science degree in finance.

Board Composition

The bylaws of the Company provide that the Board of Directors shall consist of not less than seven members nor more than 15 members, as set by the Board of Directors from time to time. The certificate of incorporation of the Company provides that the number of directors constituting the initial Board of Directors of the Company is 12. The Board of Directors is divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equally as possible. No decrease in the number of directors shall shorten the term of any incumbent director. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the Company’s first annual meeting of the stockholders; each director initially appointed to Class II shall serve for an initial term expiring at the second annual meeting of the stockholders; and each director initially appointed to Class III shall serve for an initial term expiring at the third annual meeting of the stockholders; provided, further, that after the first re-election of Class III directors for an additional three-year term, each subsequent election of directors at any subsequent annual meeting of the stockholders shall elect the directors elected at such meeting for a one-year term expiring at the Company’s next annual meeting of the stockholders thereafter. The term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

Director Independence

The Board of Directors currently consists of 12 members. In order to determine which of our directors may qualify as independent directors, we have adopted the director independence standards of the New York Stock Exchange. The Board of Directors has reviewed each of the directors’ relationships with the Company in conjunction with such standard and has affirmatively determined that the following members of the Board of Directors are “independent” within the meaning of such rule: Messrs. Bernikow, Luterman, Novelly, Mack, Constance, Curd, and Salerno.

Board Leadership Structure

The Executive Chairman of the Board of Directors presides at all meetings of the Board of Directors of the Company. The Executive Chairman is appointed on an annual basis by the members of the Company’s Board of Directors, to serve at its pleasure. The offices of Executive Chairman of the Board of Directors of the Company

and Chief Executive Officer of the Company are separated—Mr. Tese has been appointed as Executive Chairman of the Company’s Board of Directors and Mr. Ellert is the Company’s Chief Executive Officer. The Company does not have a fixed policy with respect to the separation of the offices of the Chairman or Executive Chairman of the Board of Directors and Chief Executive Officer of the Company. We believe that the separation of the offices is currently appropriate and that it is in our best interests to make these determinations from time to time.

Board Role in Oversight of Risk

Our Board of Directors, together with the board of directors of the Bank and the executive, audit, compensation and nomination and governance committees of the boards of directors of the Company and the Bank, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. In addition, the boards of directors of the Company and the Bank have established a joint Enterprise Risk Management Committee consisting of independent directors, to assist in the oversight of risk. These committees report regularly to the Bank’s full board of directors on risk-related matters and provide the Bank’s board of directors with integrated insight about the Bank’s management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks. In addition, the Bank’s board of directors has a Loan and Credit Policy Committee and Asset/Liability Management and Investment Committee, each which provides risk management for the Bank in their respective areas of oversight. The management of the Bank also provides reports to our management and boards of directors regarding risk management.

In addition, the Company’s management also provides additional risk oversight at the holding company level by assisting the Bank with the management of our securities portfolio, loan review, internal audit, compliance and asset liability/liquidity structure. The Bank’s board of directors has also established a management-level Enterprise Risk Management Committee to assist in the oversight of risk.

At meetings of the Bank’s board of directors and its committees, directors receive regular updates from management regarding risk management. The Bank’s chief credit officer, president and chief operating officer and chief financial officer, who are responsible for instituting risk management practices that are consistent with our overall business strategy and risk tolerance, report directly to Mr. Ellert, our Chief Executive Officer, and lead management’s risk discussions at meetings of the Bank’s board of directors and its committees. The contents of such discussions are also conveyed to our Board of Directors in situations where it is appropriate to address such matters at the holding company level. Outside of formal meetings, members of our Board of Directors and the board of directors of the Bank have regular access to senior executives of the Bank, including the chief credit officers, chief operations officer and chief financial officer.

Committees of the Board of Directors

The standing committees of the Board include the Executive Committee, Audit Committee, Compensation Committee, and Nomination and Governance Committee, as well as the joint Enterprise Risk Management Committee of the Company and the Bank.

Executive Committee

The Company’s Executive Committee consists of three directors (Messrs. Tese, Lieberman and Ellert). Mr. Tese serves as Chairman of the Executive Committee. The Executive Committee’s primary purpose is to act on behalf of the full Board of Directors during the intervals between meetings of the Board, usually when timing is critical. The Executive Committee may also, from time to time, formulate and recommend to the Board of Directors for approval general policies regarding management of the business and affairs of the Company. The Executive Committee of the Company has the power to authorize and approve on behalf of the Company, any acquisition of operations of any failed bank (including through the acquisition of assets and assumption of liabilities) from the FDIC, so long as the incremental capital contributed by the Company to the Bank (or such other qualified subsidiary of the Company, if any, as may effect such acquisition) in order to effect such acquisition does not exceed $125 million. The Executive Committee of the Bank has the power to authorize and approve on behalf of the Bank any acquisition of operations of any failed bank (including through the acquisition of assets and assumption of liabilities) from the FDIC, so long as the asset size of the acquisition target as reported on the acquisition target’s most recent Call Report does not exceed 15% of the Bank’s total assets as reported on its most recent Call Report.

Audit Committee

The Company’s Audit Committee consists of three directors (Messrs. Bernikow, Luterman and Salerno), all of whom have been determined by the Board of Directors to be independent. Mr. Bernikow serves as the chairman and the Board of Directors has determined that he qualifies as an “audit committee financial expert,” as such term is defined in applicable SEC regulations, and that he meets the New York Stock Exchange standard of possessing accounting or related financial management expertise. The Audit Committee’s primary duties include the oversight of (i) the independent registered public accounting firm’s qualifications and independence; (ii) the performance of the Company’s internal audit function and independent registered public accounting firm; and (iii) management’s responsibilities to assure that there is in place an effective system of controls reasonably designed to safeguard the assets and income of the Company, assure the integrity of the Company’s financial statements and maintain compliance with the Company’s ethical standards, policies, plans and procedures, and with laws and regulations.

The Audit Committee charter also mandates that the Audit Committee pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm.

Compensation Committee

The Company’s Compensation Committee consists of five directors (Messrs. Salerno, Bernikow, Curd, Novelly and Luterman), all of whom have been determined to be independent by our Board of Directors. Mr. Salerno serves as Chairman of the Compensation Committee. The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans.

Nomination and Governance Committee

The Company’s Nomination and Governance Committee consists of four directors (Messrs. Mack, Novelly, Bernikow and Luterman), all of whom have been determined to be independent by our Board of Directors. Mr. Mack serves as Chairman of the Nomination and Governance Committee. The Nomination and Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nomination and Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board concerning governance matters as well as reviewing and making recommendations to the Board regarding Board compensation.

Enterprise Risk Management Committee

The joint Enterprise Risk Management Committee of the Company and the Bank consists of three directors (Messrs. Curd, Constance and Salerno), all of whom have been determined to be independent by our Board of Directors. Mr. Curd serves as Chairman of the Enterprise Risk Management Committee. The purpose of the Enterprise Risk Management Committee is to assist the boards of directors of the Company and the Bank in fulfilling their responsibilities with respect to ensuring that an effective process is in place for the ongoing identification and assessment of risk, approving risk appetite and related metrics and reviewing risk profile, approving risk management policies, monitoring certain regulator-mandated requirements, and assessing the overall adequacy of the risk management function.

Compensation Committee Interlocks and Insider Participation

None of the directors who serve on the Compensation Committee of the Company and the Bank has ever been employed by the Company or the Bank. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our boards of directors or on our Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and principal accounting officer. The code of business conduct and ethics will be available on our website at www.floridacommunitybank.com under the “Investor Relations” tab. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. Information on, or accessible through, our website is not part of, or incorporated by reference in, this prospectus.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all compensation awarded to, earned by or paid to our principal executive officer, principal financial officer and our two other most highly compensated executive officers, collectively referred to as “named executive officers” in this prospectus, for all services rendered in all capacities to us and our subsidiaries for the two most recent fiscal years of the Company.

	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non- Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)
Kent S. Ellert	2013	414,640	750,000	—	—	—	—	5,100	1,169,740
President and Chief Executive Officer of the Company and the Bank (3)	2012	394,148	650,000	—	389,648	—	—	5,000	1,438,796

Paul D. Burner	2013	400,000	400,000	—	56,100	—	—	1,231	857,331
Executive Vice President and Chief Financial Officer of the Company and the Bank (4)	2012	184,640	300,000	—	271,000	—	—	5,000	760,640

Vincent S. Tese	2013	300,000	400,000	—	—	—	—	—	700,000
Executive Chairman of the Company and the Bank (5)	2012	—	350,000	—	—	—	—	—	350,000

Leslie J. Lieberman	2013	300,000	400,000	—	—	—	—	—	700,000
Executive Vice Chairman of the Company and the Bank (6)	2012	—	350,000	—	—	—	—	—	350,000

(1)	The amounts in the “option awards” column reflect the aggregate grant date fair value of the stock options awarded during the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Notes 15 and 16 to our consolidated financial statements included in this prospectus. The foregoing does not include the 2009 Warrant modification which extended the expiration date of the 2009 Warrants originally issued as a distribution in respect of the Company’s existing equity prior to its initial private placement financing, and does not include certain stock-based compensation awards for which completion of the applicable performance condition was not considered probable as of December 31, 2013, including certain 2013 Stock Incentive Plan awards granted at the same time as, and conditioned upon, the cancellation of an aggregate of 2,142,000 2010 Warrants, including certain options which would not become exercisable, if at all, and certain restricted stock units in respect of which shares would not become deliverable, if at all, until completion of a Qualified IPO or a Special Transaction.
(2)	The amounts indicated in the “all other compensation” column for $5,100 and $5,000 includes Company contributions to the Company’s 401(k) Plan.
(3)

Mr. Ellert became President and Chief Operating Officer of the Company and the Bank on November 3, 2009 and January 22, 2010, respectively, and became Chief Executive Officer of the Company and the Bank on March 22, 2013 and January 26, 2013, respectively. Mr. Ellert’s “option awards” in the foregoing reflect options under the 2009 Option Plan awarded on March 8, 2012 to purchase 75,000 shares of Class A Common Stock at an exercise price of $20.62 per share, expiring 10 years from the date of grant. The foregoing does not include (i) options under the 2013 Stock Incentive Plan awarded on December 23, 2013 to acquire 450,000 shares of Class A Common Stock at an exercise price of $19.75 per share, expiring 10 years from the date of grant (which would have a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $1,791,000), (ii) the cancellation of 2010 Warrants held by Mr. Ellert with an estimated fair value of $89,964 at the time of cancellation (with respect to which cancellation the Company anticipates recording the fair value as a reduction to expense of $89,964 in connection with the 2013 Options held by Mr. Ellert at the time the completion of a Qualified IPO or a Special Transaction becomes probable), (iii) restricted stock units under the 2013 Stock Incentive Plan awarded on December 23, 2013 to acquire 166,666 shares of Class A Common Stock with an estimated fair value of $19.75 per share, expiring 10 years from the date of grant, in respect of which shares would not become deliverable, if at all, until completion of a Qualified IPO or a Special Transaction (which would have a grant date fair value, based on the estimated fair value of the Company’s common stock on the date of grant, of $3,291,654). See Notes 15 and 16 to our consolidated financial statements included in this prospectus.
(4)	Mr. Burner became Executive Vice President and Chief Financial Officer of the Company and the Bank on July 6, 2012. Mr. Burner’s “option awards” in the foregoing reflect options under the 2009 Option Plan awarded on November 19, 2013 to purchase 10,000 shares of Class A Common Stock at an exercise price of $19.75 per share, expiring 10 years from the date of grant, and options under the 2009 Option Plan awarded on July 6, 2012 to purchase 50,000 shares of Class A Common Stock at an exercise price of $19.64 per share, expiring 10 years from the date of grant. The foregoing does not include options under the 2013 Stock Incentive Plan awarded on December 23, 2013 to acquire 100,000 shares of Class A Common Stock at an exercise price of $19.75 per share, expiring 10 years from the date of grant (which would have a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $434,000). See Note 16 to our consolidated financial statements included in this prospectus.
(5)	Mr. Tese became Executive Chairman of the Company on November 3, 2009, and Executive Chairman of the Bank on January 22, 2010. The foregoing does not include (i) the 2009 Warrant modification which extended the expiration date of the 2009 Warrants originally issued as a distribution in respect of the Company’s existing equity prior to its initial private placement financing (with respect to which modification the Company anticipates recording an expense of $1,081,230 in connection with the 2009 Warrants held by Mr. Tese at the time the completion of a Qualified IPO or a Special Transaction becomes probable), (ii) options under the 2013 Stock Incentive Plan awarded on December 23, 2013 to acquire 450,000 shares of Class A Common Stock at an exercise price of $19.75 per share, expiring 10 years from the date of grant (which would have a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $1,791,000), (iii) the cancellation of 2010 Warrants held by Mr. Tese with an estimated fair value of $449,820 at the time of cancellation (with respect to which cancellation the Company anticipates recording the fair value as a reduction to expense of $449,820 in connection with the 2013 Options held by Mr. Tese at the time the completion of a Qualified IPO or a Special Transaction becomes probable), (iv) restricted stock units under the 2013 Stock Incentive Plan awarded on December 23, 2013 to acquire 166,667 shares of Class A Common Stock with an estimated fair value of $19.75 per share, expiring 10 years from the date of grant, in respect of which shares would not become deliverable, if at all, until completion of a Qualified IPO or a Special Transaction (which would have a grant date fair value, based on the estimated fair value of the Company’s common stock on the date of grant, of $3,291,673). See Notes 15 and 16 to our consolidated financial statements included in this prospectus.
(6)	Mr. Lieberman became Executive Vice Chairman of the Company on November 3, 2009, and Executive Vice Chairman of the Bank on January 22, 2010. The foregoing does not include (i) the 2009 Warrant modification which extended the expiration date of the 2009 Warrants originally issued as a distribution in respect of the Company’s existing equity prior to its initial private placement financing (with respect to which modification the Company anticipates recording an expense of $1,081,230 in connection with the 2009 Warrants held by Mr. Lieberman at the time the completion of a Qualified IPO or a Special Transaction becomes probable), (ii) options under the 2013 Stock Incentive Plan awarded on December 23, 2013 to acquire 450,000 shares of Class A Common Stock at an exercise price of $19.75 per share, expiring 10 years from the date of grant (which would have a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $1,791,000), (iii) the cancellation of 2010 Warrants held by Mr. Lieberman with an estimated fair value of $449,820 at the time of cancellation (with respect to which cancellation the Company anticipates recording the fair value as a reduction to expense of $449,820 in connection with the 2013 Options held by Mr. Lieberman at the time the completion of a Qualified IPO or a Special Transaction becomes probable), (iv) restricted stock units under the 2013 Stock Incentive Plan awarded on December 23, 2013 to acquire 166,667 shares of Class A Common Stock with an estimated fair value of $19.75 per share, expiring 10 years from the date of grant, in respect of which shares would not become deliverable, if at all, until completion of a Qualified IPO or a Special Transaction (which would have a grant date fair value, based on the estimated fair value of the Company’s common stock on the date of grant, of $3,291,673). See Notes 15 and 16 to our consolidated financial statements included in this prospectus.

Employment Agreements with Named Executive Officers as of December 31, 2013

As of December 31, 2013, the Bank was party to an amended and restated employment agreement with Mr. Ellert dated as of January 10, 2011, as amended on each of January 25, 2013 and October 11, 2013, a description of which is included below. As of December 31, 2013, there were no employment agreements with other named executive officers.

Kent S. Ellert—President and Chief Executive Officer of the Company and the Bank

On January 10, 2011, the Bank entered into an amended and restated employment agreement with Mr. Ellert. Such amended and restated employment agreement was subsequently amended on January 25, 2013 and on October 11, 2013. Under Mr. Ellert’s employment agreement, as amended and in effect as of

December 31, 2013, the term of his employment commenced on February 11, 2010 and ended on December 31, 2016. Pursuant to his employment agreement, Mr. Ellert was entitled to an annual base salary of $500,000, and was eligible to receive an annual cash incentive bonus as may be approved by the Compensation Committee of the Bank in its discretion pursuant to the terms of the Bank’s annual incentive plan, as it may be amended from time to time. The agreement also provided that the Bank would reimburse Mr. Ellert for all reasonable and necessary travel and business expenses incurred by him in accordance with, and subject to, the Bank’s standard policies, and provided Mr. Ellert with a car, and covered the costs associated with the operation of the car, including insurance, maintenance and fuel.

Pursuant to his employment agreement, Mr. Ellert was granted an option to purchase 300,000 shares of Class A Common Stock of the Company. The option is subject to the provisions of the 2009 Option Plan and a stock option agreement with the Company. The option vested with respect to one-third of the underlying shares on each of the first, second and third anniversaries of the option grant; provided, that the vested portion of the option was not exercisable prior to January 25, 2013.

Pursuant to Mr. Ellert’s employment agreement, the following termination and change of control-related circumstances would trigger payments or the provision of other benefits:

•	Termination by the Bank without cause or by Mr. Ellert for good reason.

•	Termination within six months before or 12 months following a change of control (i) by the Bank without cause or (ii) by Mr. Ellert for good reason, or in the event that Mr. Ellert terminates his employment for any reason during the seventh, eighth or ninth calendar month following a change of control.

•	Termination by the Bank for cause or by Mr. Ellert without good reason.

•	Termination due to Mr. Ellert’s death or by the Bank based on Mr. Ellert’s disability.

The agreement provided that if Mr. Ellert’s employment were terminated under any circumstances, he would be entitled to certain accrued benefits as follows: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he might be entitled upon termination pursuant to the benefit, annual bonus and incentive plans and programs referred to in the employment agreement in accordance with the terms of such plans and programs.

If Mr. Ellert’s employment were terminated by the Bank without cause or if Mr. Ellert were to terminate his employment for good reason, his agreement provided that he would be entitled to the following, in addition to his accrued benefits: (i) a severance payment of an amount equal to the sum of (A) his salary and (B) an amount equal to the average of the annual bonuses paid or payable by the Bank to Mr. Ellert for the two annual bonus periods ended immediately prior to the year in which his employment was terminated, payable in equal installments during the 12 months following the date of termination in accordance with the Bank’s normal payroll practices and (ii) up to 18 months of the monthly premiums for COBRA continuation coverage.

If Mr. Ellert’s employment were terminated prior to the expiration of the term within six months before or 12 months following a change of control (A) by the Bank without cause or (B) by Mr. Ellert for good reason, or in the event Mr. Ellert were to terminate his employment with the Bank for any reason during the seventh, eighth or ninth calendar month following a change of control, he would be entitled to the following, in addition to his accrued benefits: (i) a severance payment of an amount equal to the product of three times the sum of (A) his salary and (B) an amount equal to the average of the annual bonuses paid or payable by the Bank to Mr. Ellert for the two annual bonus periods ended immediately prior to the year in which his employment was terminated, payable in equal installments during the 36 months following the date of termination in accordance with the Bank’s normal payroll practices and (ii) up to 18 months of the monthly premiums for COBRA continuation coverage.

If Mr. Ellert’s employment were terminated by the Bank for cause, or if Mr. Ellert were to terminate his employment without good reason, he would be entitled only to his accrued benefits.

If Mr. Ellert’s employment were terminated prior to the expiration of the term by reason of death or disability, he, or his estate or beneficiaries, would be entitled to the following, in addition to his accrued benefits: (i) continued payment of his salary to himself in the case of disability (less any disability benefits provided to Mr. Ellert under any disability insurance paid for or for which premiums paid by Mr. Ellert were reimbursed by the Bank) and to his estate in the case of death, in the case of disability, through the end of the term, and in the case of death, through the thirty-six month period following his death and (ii) in the case of disability, up to 18 months of the monthly premiums for COBRA continuation coverage and in the case of death, in the event Mr. Ellert’s spouse timely elected COBRA continuation coverage, the monthly premiums during the COBRA continuation coverage period paid for the level of coverage Mr. Ellert maintained prior to his death.

Under his employment agreement, Mr. Ellert was subject to certain covenants, including, but not limited to, a covenant not to enter into a competing business or solicit employees or customers of the Bank to terminate their relationship with the Bank for a period of one year after the date of termination of his employment, and a non-disclosure covenant. If, at the time of termination of Mr. Ellert’s employment or any time thereafter, Mr. Ellert were in material breach of any of the covenants in the employment agreement (which breach, if susceptible to cure, continued unremedied following 15 days written notice from the Bank to Mr. Ellert), except as otherwise required by law, he would not be entitled to any of the payments described above (or if payments had commenced, any continued payment).

Other General Terms

Circumstances Triggering Payments

“Cause,” “change of control,” Good Reason” and “disability” were defined in Mr. Ellert’s employment agreement as follows:

“Cause” generally included:

•	the misappropriation of funds or property of the Bank or its affiliates, or willful destruction of property of the Bank or of its affiliates;

•	the conviction of (1) a felony or (2) any crime involving fraud, dishonesty or moral turpitude or that materially impairs the executive officer’s ability to perform his duties with the Bank or that causes material damage to the Bank or its affiliates;

•	the violation of any banking law or regulation or agreement with any banking agency having jurisdiction over the Bank which is reasonably likely to result in damage to the Bank or its affiliates;

•	engaging in willful misconduct which constitutes a breach of fiduciary duty or the duty of loyalty to the Bank or its affiliates and which is reasonably likely to result in material damage to the Bank or its affiliates;

•	the willful and material failure to perform his duties with the Bank (other than as a result of total or partial incapacity due to physical or mental illness), subject to a 15-day cure period;

•	the (1) willful violation of the Bank’s material policies or rules or (2) grossly negligent or willful misconduct in the performance of his duties with the Bank, in each case, which is reasonably likely to result in material damage to the Bank or its affiliates, subject to a 15-day cure period; or

•	the material breach of any material provisions of the applicable employment agreement, subject to a 15-day cure period.

A “change of control” was generally deemed to occur upon:

•	any “person” is or becomes a “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act, directly or indirectly, of securities of the Bank representing more than 50% of the total voting power represented by then outstanding voting securities of the Bank (calculated in accordance with Rule l3d-3 of the Exchange Act); provided, that the term “persons” as defined in Sections l3(d) and l4(d) of the Act shall not include a trustee or other fiduciary holding securities under any employee benefit plan of the Bank;

•	a merger of the Bank, the sale or disposition by the Bank of all or substantially all of its assets, or any other business combination of the Bank with any other corporation, other than any such merger or business combination which would result in the voting securities of the Bank outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of the Bank or such surviving entity outstanding immediately after such merger or business combination; or

•	a majority of the directors who constituted the board of directors of the Bank at the beginning of any 12-month period are replaced by directors whose appointment or election is not endorsed by a majority of the members of the board of directors before the date of the appointment or election.

“Good Reason” generally included:

•	the executive officer ceasing to be President and Chief Executive Officer of the Bank, or his removal from the Board of Directors of the Bank;

•	the failure of the Bank to indemnify the executive officer, or to maintain directors’ and officers’ liability insurance coverage for the executive officer, as required; or

•	the decrease or material failure of the Bank to pay the executive’s compensation described in the applicable employment agreement, subject to a 30-day cure period; or

•	in the case of Mr. Ellert, the relocation of executive officer’s principal work location more than 50 miles from the greater Miami or Fort Lauderdale, Florida metropolitan area.

A “disability” generally included the executive’s inability to perform the duties and responsibilities contemplated under the employment agreement for a period of either (A) 90 consecutive days or (B) six months in any 12-month period due to a physical or mental incapacity or impairment.

Pursuant to his employment agreement, the Bank agreed to indemnify Mr. Ellert for liabilities incurred because of his employment and to provide him with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of its officers.

Subsequent Employment Agreements

The Bank entered into a new employment agreement with Mr. Ellert dated July 18, 2014 providing for a term of employment ending April 30, 2017 and for an annual base salary of $650,000 with effect from May 1, 2014, reducing the potential severance payment upon termination in the event of a defined change in control from three times to two times the amount specified in the employment agreement, payable over 24 months, and otherwise on terms substantially similar to those of Mr. Ellert’s prior employment agreement. The Bank also entered into non-exclusive employment agreements dated July 18, 2014 with each of Vincent S. Tese, Executive Chairman of the Company and the Bank, and Les J. Lieberman, Executive Vice Chairman of the Company and the Bank, providing for annual base salaries of $500,000 each with effect from May 1, 2014, and otherwise on terms substantially similar to those of the employment agreement with Mr. Ellert.

Outstanding Equity Awards at 2013 Year-End

The following table provides a summary of equity awards outstanding as of December 31, 2013 for the named executive officers.

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kent S. Ellert	300,000	(1)	—	(1)	—	$20.00	9/26/2020	166,666	(8)	3,291,654	—	—
	133,333	(2)	66,667	(2)	—	$21.00	1/10/2021	—		—	—	—
	25,000	(3)	50,000	(3)	—	$20.62	3/8/2022	—		—	—	—
	—		450,000	(4)	—	$19.75	12/23/2023	—		—	—	—

Paul D. Burner	16,666	(5)	33,334	(5)	—	$19.64	7/6/2022	—		—	—	—
	—	(6)	10,000	(6)	—	$19.75	11/19/2023	—		—	—	—
	—	(7)	100,000	(7)	—	$19.75	12/23/2023	—		—	—	—

Vincent S. Tese	127,510	(9)	—	(9)	—	$20.00	12/9/2019	166,667	(8)	3,291,673	—	—
	24,023	(10)	—	(10)	—	$20.00	3/29/2020	—		—	—	—
	95,134	(11)	—	(11)	—	$21.00	1/10/2021	—		—	—	—
	—		450,000	(4)	—	$19.75	12/23/2023	—		—	—	—

Leslie J. Lieberman	127,510	(9)	—	(9)	—	$20.00	12/9/2019	166,667	(8)	3,291,673	—	—
	24,023	(10)	—	(10)	—	$20.00	3/29/2020	—		—	—	—
	95,134	(11)	—	(11)	—	$21.00	1/10/2021	—		—	—	—
	—		450,000	(4)	—	$19.75	12/23/2023	—		—	—	—

(1)	One-third of the shares vested upon the first, second and third anniversaries of the grant date of September 26, 2010.
(2)	One-third of the shares vested upon the first and second anniversaries of the grant date of January 10, 2011.
(3)	One-third of the shares vested upon the first anniversary of the grant date of March 8, 2012.
(4)	These options vested immediately upon issuance on December 23, 2013, however, none of such options are exercisable until the earlier occurrence of a change in control transaction, and one-third of such options 6, 18 and 30 months following the Company’s initial public offering. See Note 16 to our consolidated financial statements included in this prospectus.
(5)	One-third of the shares vested upon the first anniversary of the grant date of July 6, 2012.
(6)	One-third of the shares vest upon the first, second and third anniversaries of the grant date of November 19, 2013.
(7)	One-third of the shares vest upon the first, second and third anniversaries of the grant date of December 23, 2013, however, none of such options are exercisable until the earlier occurrence of a change in control transaction, and one-third of such options 6, 18 and 30 months following the Company’s initial public offering. See Note 16 to our consolidated financial statements included in this prospectus.
(8)	These restricted stock units vested immediately upon issuance on December 23, 2013, however, none of such Restricted Stock Units are exercisable until the earlier occurrence of a change in control transaction or completion of the Company’s initial public offering. See Note 16 to our consolidated financial statements included in this prospectus.
(9)	These options vested immediately upon issuance on December 9, 2009.
(10)	These options vested immediately upon issuance on March 29, 2010.
(11)	These options vested immediately upon issuance on January 10, 2011.

Option Exercises and Stock Vested in 2013

As of December 31, 2013, 3,678,500 shares of Class A Common Stock were issuable upon the exercise of outstanding stock options granted under our 2009 Option Plan with a weighted average exercise price of $20.46 per share. Of these options, 2,993,347 were vested. As of December 31, 2013, 2,173,000 shares of Class A Common Stock were issuable upon the exercise of outstanding stock options, and 500,000 shares of Class A Common Stock were issuable under restricted stock units, in each case granted under our 2013 Stock Incentive Plan; such options have a weighted average exercise price of $19.75 per share. Of these options and restricted stock units, 1,500,000 options and 500,000 restricted stock units were vested as of such date, however, none of such options or restricted stock units are exercisable until the earlier to occur of (i) a change in control transaction, and (ii) one-third of such options 6, 18 and 30 months following the Company’s initial public offering (6 months following the Company’s initial public offering in the case of 500,000 restricted stock units). No named executive officer exercised options in 2013.

Compensation of Directors for Fiscal Year 2013

During the fiscal year ended December 31, 2013, directors of the Company received total compensation as shown in the following table.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)
Alan Bernikow	100,000	—	51,700	—	—		151,700
Thomas E. Constance	100,000	—	51,700	—	—		151,700
Howard R. Curd	100,000	—	51,700	—	—	—	151,700
Daniel Healy (3)	100,000	—	—	—	—	—	100,000
Gerald Luterman	100,000	—	51,700	—	—	—	151,700
William L. Mack	100,000	—	51,700	—	—	—	151,700
Paul Anthony Novelly	100,000	—	51,700	—	—	—	151,700
Stuart Oran (4)	100,000	—	—	—	—	217,237	317,237
Frederic Salerno	100,000	—	51,700	—	—	—	151,700

(1)	Reflects the aggregate grant date fair value of stock options awarded during 2013, computed in accordance with FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 16 to our consolidated financial statements for the year ended December 31, 2013 included in this prospectus.
(2)	The amount indicated in the “all other compensation” column includes consulting fees of $168,750, gross up payments for taxable income attributable to travel expenses of $48,314 and Company contributions of $173 to the Company’s 401(k) Plan.
(3)	The foregoing does not include the 2009 Warrants modification which extended the expiration date of the 2009 Warrants originally issued as a distribution in respect to the Company’s existing equity prior to its initial private placement financing (with respect to which modification the Company anticipates recording an expense of $1,081,230 in connection with the 2009 Warrants held by Mr. Healy at the time the completion of a Qualified IPO or a Special Transaction becomes probable), (ii) options under the 2013 Stock Incentive Plan awarded on December 23, 2013 to acquire 50,000 shares of Class A Common Stock at an exercise price of $19.75 per share, expiring 10 years from the date of grant (which would have a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $199,000), (iii) the cancellation of 2010 Warrants held by Mr. Healy with an estimated fair value of $449,820 at the time of cancellation (with respect to which cancellation the Company anticipates recording the fair value as a reduction to expense of $449,820 in connection with the 2013 Options held by Mr. Healy at the time the completion of a Qualified IPO or a Special Transaction becomes probable). See Notes 15 and 16 to our consolidated financial statements included in this prospectus.
(4)

The foregoing does not include (i) the 2009 Warrants modification which extended the expiration date of the 2009 Warrants originally issued as a distribution in respect to the Company’s existing equity prior to its initial private placement financing (with respect to which modification the Company anticipates recording an expense of $509,329 in connection with the 2009 Warrants held by Mr. Oran at the time the completion of a Qualified IPO or a Special Transaction becomes probable), (ii) options under the 2013 Stock Incentive Plan awarded on December 23, 2013 to acquire 100,000 shares of Class A Common Stock at an exercise price of $19.75 per share, expiring 10 years from the date of grant (which would have a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $398,000), (iii) the cancellation of 2010 Warrants held by Mr. Oran with an estimated fair value of $59,976 at the time of cancellation (with respect to which cancellation the Company anticipates recording the fair value as a reduction to expense of $59,976 in connection with the 2013 Options held by Mr. Oran at the time the completion of a Qualified IPO or a Special Transaction becomes probable). See Notes 15 and 16 to our consolidated financial statements included in this prospectus.

The table below shows the aggregate number of stock options and stock awards held by directors (other than Messrs. Ellert, Tese and Lieberman) as of December 31, 2013.

Stock Options (In Shares) (1) (2)
Alan Bernikow	160,000
Thomas E. Constance	160,000
Howard R. Curd	160,000
Daniel Healy	296,667
Gerald Luterman	160,000
William L. Mack	160,000
Paul Anthony Novelly	160,000
Stuart Oran	300,000
Frederic Salerno	160,000

(1)	All stock options included in this table were awarded with a ten-year term.
(2)	Excludes 2009 Warrants.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain compensation plan information with respect to both equity compensation plans approved by security holders and equity compensation plans not approved by security holders as of December 31, 2013.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)
Plan Category:
Equity compensation plans approved by security holders	3,678,500	(1)	$20.46	22,660
Equity compensation plans not approved by security holders	2,173,000	(2)	$19.75	327,000
Equity compensation plans not approved by security holders	500,000	(3)	—	—

Total	6,351,500		$18.61	349,660

(1)	Shares of Class A Common Stock issuable upon exercise of options issued under the Company’s 2009 Option Plan.
(2)	Shares of Class A Common Stock issuable upon exercise of options issued under the Company’s 2013 Stock Incentive Plan.
(3)	Restricted stock units issued under the Company’s 2013 Stock Incentive Plan.

Awards under equity compensation plans not approved by security holders may not qualify as “performance-based” compensation exempt from the $1 million per year limitation on the employer’s tax deduction for compensation paid to certain “covered employees” under section 162(m) of the Code, and stock options under such plans may not qualify for tax treatment as Incentive Stock Options, or ISOs.

As of December 31, 2013, there were no outstanding options that had been awarded outside of the Company’s equity compensation plans.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Statement of Policy Regarding Transactions with Related Persons

Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal stockholders). See “Supervision and Regulation—Limits on Transactions with Affiliates and Insiders.”

We have adopted policies to comply with these regulatory requirements and restrictions. Our policy provides that the Company’s Audit Committee shall, prior to the Company entering into any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, review and approve such transaction and recommend to the Board of Directors that it approve such transaction; however, the Company may only enter into a related party transaction approved by the Audit Committee if the Board of Directors also approves such transaction. The Audit Committee shall report to the Board of Directors any proposed related party transaction that it does not approve. The Audit Committee shall also review and report to the Board of Directors any questions of possible conflict of interest involving members of the Board of Directors, members of senior management or their immediate families.

Certain Relationships and Related Person Transactions

Based on information provided by the directors and the executive officers, the Audit Committee determined that there were no related person transactions to be reported in this prospectus other than:

On June 1, 2010, the Bank, Bond Street Management, LLC, Bond Street Investors LLC and the Company (formerly Bond Street Holdings LLC) entered into an Office Space, Expenses and Tax Allocation Agreement. The parties to the allocation agreement entered into an amendment and restatement to such agreement on August 1, 2011, and further amendments to the agreement on each of September 7, 2011, March 14, 2012 and August 1, 2013. Under the terms of the allocation agreement, as amended, (i) Bond Street Management, LLC, Bond Street Investors LLC and the Company will rent office space from the Bank at a fair market rate, (ii) the Company will prepare and file consolidated federal income tax returns on behalf of Bond Street Management, LLC, Bond Street Investors LLC, the Company and the Bank, (iii) the Bank will pay to the Company an amount equal to the federal income taxes the Bank would have paid if it were not included in such returns, and (iv) the Bank will provide certain administrative and support services and incur other miscellaneous expenses for the benefit of Bond Street Management, LLC, Bond Street Investors LLC and the Company. All payments, reimbursements and other amounts due under the allocation agreement are required to be made by the applicable party on a quarterly basis. In each of 2011, 2012 and 2013, the Company paid approximately $500,000 per quarter to the Bank in respect of office space, shared cost of salaries for several executives and professional fees applicable to holding company matters and expects to continue to pay such amount going forward.

Kramer Levin Naftalis & Frankel LLP serves as the Company’s principal outside legal counsel, and regularly bills the Company for legal services provided to the Company. One of our directors, Thomas Constance, is a partner at Kramer Levin Naftalis & Frankel LLP. The Company paid approximately $2.1 million for legal services provided by Kramer Levin Naftalis & Frankel LLP for the year ended December 31, 2011. See Note 22 to our consolidated financial statements included in this prospectus for certain information regarding professional fees for legal services provided by Kramer Levin Naftalis & Frankel LLP for the years ended December 31, 2013 and 2012, respectively. For the period of January 1, 2014 through September 30, 2014, the Company has incurred charges of approximately $1.3 million for legal services provided by Kramer Levin Naftalis & Frankel LLP.

In November 2009 and August 2010, we granted registration rights to the investors in our 2009 and 2010 private placement financings. See “Shares Eligible for Future Sale—Registration Rights” for a description of the registration rights.

All loans to executive officers and directors of the Company and the Bank have been made in compliance with Section 22(h) of the Federal Reserve Act and have been made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank’s other customers, and do not involve more than the normal risk of collectability or present other unfavorable features. All of such loans are approved by the Board of Directors. The following table presents a summary of the two loans in excess of $120,000 extended by the Bank to any of the Company’s directors, executive officers or immediate family members of such individuals.

Name and Position	Type	Year Made	Highest Principal Balance During the Six Months Ended June 30, 2014	Balance at June 30, 2014	Amount Paid During the Six Months Ended June 30, 2014		Interest Rate
					Principal	Interest
Michael Walker General Bank Executive	Residential Mortgage (Construction)	2013	$273,544	$273,544	$—	$5,428	3.63%
Jan Sjogren Chief Operating Officer	Residential Mortgage	2013	$947,628	$936,872	$10,756	$12,379	2.63%

On November 12, 2009, prior to the Company’s initial private placement financing, the Company issued, as a distribution without additional consideration in respect of its pre-existing equity (substantially all of which pre-existing equity was beneficially owned by Messrs. Healy, Lieberman, Tese and Oran) warrants to purchase 3,310,428 shares of Class A Common Stock, at per share exercise prices of $24.24, $26.18 and $28.28 each for one-third of such shares, exercisable in three substantially equal portions on each of the 6-month, 18-month and 30-month anniversaries of the consummation of a Qualified IPO, but in no event prior to January 25, 2013. Such warrants were originally scheduled to expire on November 12, 2016. On November 15, 2013, the Compensation Committee of the Company determined to extend the expiration date of such warrants to November 12, 2019. Such determination was also approved by the Board of the Company. Each of Messrs. Healy, Lieberman and Tese (or related transferees) holds warrants to acquire 886,254 shares, and Mr. Oran (or related transferees) holds warrants to acquire 417,483 shares.

In each case, warrants issued prior to our conversion from a limited liability company to a corporation on October 1, 2010 initially represented rights to acquire limited liability company interests, and after October 1, 2010 represent rights to acquire an equivalent number of shares of common stock.

In November 2009, concurrently with the consummation of the Company’s first private placement financing, Bond Street Investors LLC acquired 1,069,519 Class A limited liability company interests (which were subsequently converted into 1,069,519 shares of Class A Common Stock) at the offering price of $20.00 per interest minus the initial purchaser’s discount/placement agent fee of $1.30 per interest, or $18.70 per interest, or an aggregate of approximately $20 million, including $6 million invested by Messrs. Healy, Lieberman and Tese in the aggregate. In August 2010, concurrently with the consummation of the Company’s second private placement financing, Bond Street Investors LLC acquired 702,976 Class A limited liability company interests (which were subsequently converted into 702,976 shares of Class A Common Stock) in the Company at the offering price, or an aggregate of approximately $14.8 million. See “Security Ownership of Certain Beneficial Owners and Management.”

PRINCIPAL STOCKHOLDERS AND SELLING STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s securities as of September 30, 2014 of (i) each person known to the Company to beneficially own more than 5% of the Company’s voting securities (the Class A Common Stock), (ii) each director of the Company, (iii) each named executive officer, (iv) all directors and executive officers of the Company as a group and (v) each selling stockholder. As of September 30, 2014, a total of 34,467,913 shares of Class A Common Stock were outstanding. Each share of Class A Common Stock is entitled to one vote on matters on which holders of Class A Common Stock are eligible to vote. The column entitled “Percentage” shows the percentage of total voting Class A Common Stock beneficially owned by each listed party. The Company also has Class B Common Stock. As of September 30, 2014, a total of 6,941,785 shares of our Class B Common Stock were outstanding. Following the offering and assuming the sale by the selling stockholders of all of their shares of Class B Common Stock, no shares of our Class B Common Stock will be outstanding after the anticipated conversion of the shares of our Class B Common Stock to, or potential exchange for, the same number of shares of Class A Common Stock. Our Class B Common Stock is convertible into Class A Common Stock upon transfer, subject to certain restrictions, and is not included in the ownership percentages of our voting stock. See “Description of Capital Stock—Common Stock.”

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” as of September 30, 2014 of any shares which such person has the right to acquire within 60 days of September 30, 2014, through the exercise or conversion of any stock option, convertible security, warrant or other right. For purposes of computing the percentage of outstanding shares held by each person or group of persons named below on September 30, 2014, any security which such person or persons have the right to acquire within 60 days of September 30, 2014 is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our Class A Common Stock that they beneficially own, subject to applicable community property laws.

The information in the table below with respect to the selling stockholders is based on the information provided to us by the selling stockholders and as of the date the same was provided to us. Unless otherwise indicated in the footnotes below, based on the information supplied to us by or on behalf of the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer and no selling stockholder holds and has held any position or office, or otherwise has or has had a material relationship, with us, or any of our predecessors or affiliates, within the past three years other than as a result of the ownership of common stock. Assuming that the selling stockholders sell all of the shares of common stock owned or beneficially owned by them that have been registered by us and do not acquire any additional shares, the selling stockholders will not own any shares of common stock other than those appearing in the column entitled “Shares of Class A Common Stock Beneficially Owned Following the Offering” or “Shares of Class B Common Stock Beneficially Owned Following the Offering.” We cannot advise you as to whether or not the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date as of which the information is set forth in the table below.

	Shares of Class A Common Stock Beneficially Owned Prior to the Offering			Shares of Class B Common Stock Beneficially Owned Prior to the Offering	Shares of Class A Common Stock Being Offered (includes shares of Class A Common Stock to be issued upon conversion or potential exchange of outstanding shares of Class B Common Stock)		Shares of Class A Common Stock Beneficially Owned Following the Offering			Shares of Class B Common Stock Beneficially Owned Following the Offering
Name and Address of Beneficial Owner (1)	Number		Percentage				Number	Percentage
DIRECTORS AND NAMED EXECUTIVE OFFICERS
Vincent S. Tese	625,860	(2)	1.8%	—	1,265,447	(3)	246,667	*	%	—
Les J. Lieberman	625,847	(4)	1.8%	—	1,265,434	(5)	246,667	*	%	—
Kent S. Ellert	673,488	(6)	1.9%	—	123,488	(7)	550,000	1.2%		—
Paul Burner	43,333	(8)	* %	—	—		43,333	*	%	—
Alan Bernikow	170,000	(9)	* %	—	—		170,000	*	%	—
Thomas E. Constance	170,000	(9)	* %	—	—		170,000	*	%	—
Howard R. Curd	170,000	(9)	* %	—	—		170,000	*	%	—
Daniel M. Healy	562,479	(10)	1.6%	—	1,192,066	(11)	256,667	*	%	—
Gerald Luterman	170,000	(9)	* %	—	—		170,000	*	%	—
William L. Mack	437,380	(12)	1.3%	—	267,380	(13)	170,000	*	%	—
Paul Anthony Novelly	1,285,111	(14)	3.7%	—	1,115,111	(15)	170,000	*	%	—
Stuart I. Oran	243,419	(16)	* %	—	450,902	(17)	210,000	*	%	—
Frederic Salerno	180,000	(9)	* %	—	—		180,000	*	%	—
All Executive Officers and Directors as a group (fourteen persons)	5,540,250	(18)	14.8%	—	5,412,488		2,936,667	6.2%		—

OTHER HOLDERS OF 5% OR MORE OF THE COMPANY’S VOTING STOCK AND SELLING STOCKHOLDERS
Franklin Mutual Advisers, LLC	2,619,592	(19)	7.6%	—	2,619,592		—	—		—
Elliott Management	2,782,661	(20)	8.1%	—	2,782,661		—	—		—
Bond Street Investors LLC (21)	1,772,843		5.1%	—	1,772,843		—	—		—
OTHER SELLING STOCKHOLDERS (22)
American Funds Insurance Series—Growth Fund (23)	1,625,000		4.7%	—	1,625,000		—	—		—
Investment funds affiliated with Royal Capital Management LLC (24)	232,500		* %	67,500	300,000		—	—		—
The Goldblatt Family Trust (25)	8,810		* %	—	8,810		—	—		—
Zarom Holding Ltd. (26)	375,000		1.1%	—	375,000		—	—		—
General American Investors Company, Inc. (27)	670,000		1.9%	—	670,000		—	—		—
Investment funds affiliated with Manulife Asset Management (US) LLC (28)	586,872		1.7%	—	586,872		—	—		—
Selz Family 2011 Trust DTD 5/31/2011 (29)	20,000		* %	15,372	35,372		—	—		—
Bond Street Management, LLC (30)	6,301		* %	—	6,301		—	—		—
Wilson Family Restated Living Trust U/A/D April 28, 2004 (31)	97,619		* %	—	97,619		—	—		—
John & Pam Leffler (32)	48,810		* %	—	48,810		—	—		—
LNG Management Co. LLC (33)	8,810		* %	—	8,810		—	—		—
Michael K. Shores and Becky L. Shores (34)	147,619		* %	—	147,619		—	—		—
Shores Oilfield Equipment Co. (34)	438,004		1.3%	—	438,004		—	—		—
Oak Hill Advisors, L.P. (35)	1,194,700		3.5%	2,074,517	3,269,217		—	—		—
Taconic Master Fund 1.5 L.P. (36)	80,080		* %	119,488	199,568		—	—		—
Taconic Opportunity Master Fund L.P. (36)	1,011,486		2.9%	1,852,013	2,863,499		—	—		—

	Shares of Class A Common Stock Beneficially Owned Prior to the Offering			Shares of Class B Common Stock Beneficially Owned Prior to the Offering	Shares of Class A Common Stock Being Offered (includes shares of Class A Common Stock to be issued upon conversion or potential exchange of outstanding shares of Class B Common Stock)	Shares of Class A Common Stock Beneficially Owned Following the Offering			Shares of Class B Common Stock Beneficially Owned Following the Offering
Name and Address of Beneficial Owner (1)	Number	Percentage				Number	Percentage
Eli Barkat Holdings Ltd. (37)	37,500	*	%	—	37,500	—	—		—
Yuval 63 Holdings (1995) Ltd. (38)	37,500	*	%	—	37,500	—	—		—
Bin Barkat Holdings and Studio Ltd (39)	37,500	*	%	—	37,500	—	—		—
Michael Kubin (40)	9,510	*	%	—	9,510	—	—		—
Investment funds affiliated with Basswood Capital Management, LLC (41)	29,128	*	%	—	29,128	—	—		—
The Kavli Foundation (42)	3,935	*	%	—	3,935	—	—		—
The Shaw Revocable Trust (43)	150,000	*	%	—	150,000	—	—		—
Joshua M. Leffler (44)	19,047	*	%	—	19,047	—	—		—
Rider Family Non Exempt Trust (45)	48,810	*	%	—	48,810	—	—		—
Kore Fund Ltd. (46)	52,000	*	%	—	52,000	—	—		—
Investment funds affiliated with Kingdon Capital Management, L.L.C. (47)	375,000	1.1%		100,000	475,000	—	—		—
Phillip G. Ruffin trustee, Ruffin Investment Trust U/A/D 5/1/2013 (48)	47,620	*	%	—	47,620	—	—		—
Prime Overseas Investments and Enterprises SA (49)	245,237	*	%	—	245,237	—	—		—
The Family of Hyman I. Katz UAD 9/24/99, Harry A Katz TTEE, FBO Harry A Katz (50)	6,000	*	%	—	6,000	—	—		—
Mary B Sanger & Harry Katz TR, UWO Diane Sanger, Mary Bryna Sanger TTEE FBO M B Sanger & H A Katz (51)	12,000	*	%	—	12,000	—	—		—
Greenlight Capital, Inc. (52)	996,993	2.9%		350,000	1,346,993	—	—		—
Luminar Finance Ltd (53)	110,714	*	%	—	110,714	—	—		—
Trust FBO Elizabeth Zung & Murray Zung UW Diane Sanger (54)	5,000	*	%	—	5,000	—	—		—
Murray Zung (55)	10,000	*	%	—	10,000	—	—		—
Southpoint Master Fund LP (56)	215,636	*	%	—	215,636	—	—		—
Core Bond Street, LLC (57)	150,000	*	%	—	150,000	—	—		—
Ptolemy Capital, LLC (58)	23,809	*	%	—	23,809	—	—		—
SFIP, LLC (59)	47,619	*	%	—	47,619	—	—		—
Namtor Growth Fund (60)	23,810	*	%	—	23,810	—	—		—
Nicholas & Marlene Csendes (61)	76,971	*	%	—	76,971	—	—		—
Guardian Investment Company Ltd. (62)	200,000	*	%	—	200,000	—	—		—
Robeco Investment Management, Inc. (63)	630,230	1.8%		191,315	821,545	—	—		—
Financial Stocks Capital Partners V L.P. (64)	900,000	2.6%		—	900,000	—	—		—
KDC Alternative Investments, LLC (65)	7,143	*	%	—	7,143	—	—		—
Investment funds affiliated with Third Point LLC (66)	996,165	2.9%		466,029	1,462,194	—	—		—
Elizabeth Camp (67)	62,449	*	%	—	62,449	—	—		—
Phillip DeLeonardis (68)	146,394	*	%	—	78,061	68,333	*	%	—
Christopher McDermott (69)	78,061	*	%	—	78,061	—	—		—
Adam Laszlo (70)	15,612	*	%	—	15,612	—	—		—

*	Represents less than 1% of the shares outstanding.
(1)	Unless otherwise indicated, the address for each executive officer and director of the Company is c/o FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331.
(2)

Includes (i) 1,995 shares of Class A Common Stock beneficially owned by Mr. Tese through Bond Street Management, LLC, (ii) 106,952 shares of Class A Common Stock which he may be deemed to beneficially own by reason of ownership of limited liability company interests in Bond Street Investors LLC, and (iii) 246,667 shares of Class A Common Stock issuable upon the exercise of options. This does not include: (i) warrants to purchase 664,692 shares of Class A Common Stock held by Mr. Tese directly and warrants to purchase 221,562 shares of Class A Common Stock that have been transferred by Mr. Tese to certain family members, and (ii) 450,000 shares of Class A Common Stock issuable upon the exercise of options that are not exercisable within 60 days of September 30, 2014.
(3)	Includes (i) 1,995 shares of Class A Common Stock beneficially owned by Mr. Tese through Bond Street Management, LLC, (ii) 106,952 shares of Class A Common Stock which Mr. Tese may be deemed to beneficially own by reason of ownership of limited liability company interests in Bond Street Investors LLC, (iii) 73,381 shares of Class A Common Stock issued to Mr. Tese pursuant to restricted stock unit awards and (iv) 664,692 shares of Class A Common Stock issuable upon the exercise of warrants held by Mr. Tese directly and 221,562 shares of Class A Common Stock issuable upon the exercise of warrants that have been transferred by Mr. Tese to certain family members.
(4)	Includes (i) 1,995 shares of Class A Common Stock beneficially owned by Mr. Lieberman through Bond Street Management, LLC, (ii) 106,952 shares of Class A Common Stock which he may be deemed to beneficially own by reason of ownership of limited liability company interests in Bond Street Investors LLC, (iii) 89,079 shares of Class A Common Stock that have been transferred by Mr. Lieberman to various estate planning vehicles, and (iv) 246,667 shares of Class A Common Stock issuable upon the exercise of options. This does not include: (i) warrants to purchase 443,130 shares of Class A Common Stock held by Mr. Lieberman directly and warrants to purchase 443,124 shares of Class A Common Stock that have been transferred by Mr. Lieberman to various estate planning vehicles, and (ii) 450,000 shares of Class A Common Stock issuable upon the exercise of options that are not exercisable within 60 days of September 30, 2014.
(5)	Includes (i) 1,995 shares of Class A Common Stock beneficially owned by Mr. Lieberman through Bond Street Management, LLC, (ii) 106,952 shares of Class A Common Stock which Mr. Lieberman may be deemed to beneficially own by reason of ownership of limited liability company interests in Bond Street Investors LLC, (iii) 73,368 shares of Class A Common Stock issued to Mr. Lieberman pursuant to restricted stock unit awards and (iv) 443,130 shares of Class A Common Stock issuable upon the exercise of warrants held by Mr. Lieberman directly and 443,124 shares of Class A Common Stock issuable upon the exercise of warrants that have been transferred by Mr. Lieberman to various estate planning vehicles.
(6)	Includes (i) 26,738 shares of Class A Common Stock which Mr. Ellert may be deemed to beneficially own by reason of limited liability company interests in Bond Street Investors LLC beneficially owned by Mr. Ellert or related parties, and (ii) 550,000 shares of Class A Common Stock issuable upon the exercise of options. This does not include 575,000 shares of Class A Common Stock issuable upon the exercise of options that are not exercisable within 60 days of September 30, 2014.
(7)	Includes (i) 26,738 shares of Class A Common Stock which Mr. Ellert may be deemed to beneficially own by reason of ownership of limited liability company interests in Bond Street Investors LLC and (ii) 96,750 shares of Class A Common Stock issued to Mr. Ellert pursuant to restricted stock unit awards.
(8)	Includes 33,333 shares of Class A Common Stock issuable upon the exercise of options.
(9)	Includes 170,000 shares of Class A Common Stock issuable upon the exercise of options.
(10)	Includes (i) 1,995 shares of Class A Common Stock beneficially owned by Mr. Healy through Bond Street Management, LLC, (ii) 106,952 shares of Class A Common Stock which he may be deemed to beneficially own by reason of ownership of limited liability company interests in Bond Street Investors LLC, (iii) 98,430 shares of Class A Common Stock that have been transferred by Mr. Healy to various estate planning vehicles, and (iv) 256,667 shares of Class A Common Stock issuable upon the exercise of options. This does not include: (i) warrants to purchase 443,132 shares of Class A Common Stock held by Mr. Healy directly and warrants to purchase 443,122 shares of Class A Common Stock that have been transferred by Mr. Healy to various estate planning vehicles, or (ii) 50,000 shares of Class A Common Stock issuable upon the exercise of options that are not exercisable within 60 days of September 30, 2014.
(11)	Includes (i) 1,995 shares of Class A Common Stock beneficially owned by Mr. Healy through Bond Street Management, LLC, (ii) 106,952 shares of Class A Common Stock which Mr. Healy may be deemed to beneficially own by reason of ownership of limited liability company interests in Bond Street Investors LLC and (iii) 443,132 shares of Class A Common Stock issuable upon the exercise of warrants held by Mr. Healy directly and 443,122 shares of Class A Common Stock issuable upon the exercise of warrants that have been transferred by Mr. Healy to various estate planning vehicles.
(12)	Includes (i) 267,380 shares of Class A Common Stock which Mr. Mack may be deemed to beneficially own by reason of limited liability company interests in Bond Street Investors LLC beneficially owned by him or related parties, and (ii) 170,000 shares of Class A Common Stock issuable upon the exercise of options.
(13)	Includes 267,380 shares of Class A Common Stock which Mr. Mack may be deemed to beneficially own by reason of limited liability company interests in Bond Street Investors LLC beneficially owned by him or related parties.
(14)	Includes (i) 302,667 shares of Class A Common Stock which Mr. Novelly may be deemed to beneficially own by reason of limited liability company interests in Bond Street Investors LLC beneficially owned by him or related parties, (ii) 812,444 shares of Class A Common Stock owned by St. Albans Global Management Limited Partnership, LLLP, or SAGM, which Mr. Novelly may be deemed to beneficially own by reason of his position as chief executive officer of, and his minor pecuniary interest in, SAGM, and (iii) 170,000 shares of Class A Common Stock issuable upon the exercise of options. Mr. Novelly disclaims beneficial ownership of any shares held by SAGM except to the extent of his minor pecuniary interest.
(15)	Includes (i) 302,667 shares of Class A Common Stock which Mr. Novelly may be deemed to beneficially own by reason of limited liability company interests in Bond Street Investors LLC beneficially owned by him or related parties, (ii) 812,444 shares of Class A Common Stock owned by SAGM which Mr. Novelly may be deemed to beneficially own by reason of his position as chief executive officer of, and his minor pecuniary interest in, SAGM.
(16)

Includes (i) 315 shares of Class A Common Stock beneficially owned by Mr. Oran through Bond Street Management, LLC, and (ii) 210,000 shares of Class A Common stock issuable upon the exercise of options. This does not include: (i) warrants to purchase

354,483 shares of Class A Common Stock held by Mr. Oran directly and warrants to purchase 63,000 shares of Class A Common Stock that have been transferred by Mr. Oran to various estate planning vehicles, or (ii) 100,000 shares of Class A Common Stock issuable upon the exercise of options that are not exercisable within 60 days of September 30, 2014.
(17)	Includes (i) 315 shares of Class A Common Stock beneficially owned by Mr. Oran through Bond Street Management, LLC and (ii) 354,483 shares of Class A Common Stock issuable upon the exercise of warrants held by Mr. Oran directly and 63,000 shares of Class A Common Stock issuable upon the exercise of warrants that have been transferred by Mr. Oran to various estate planning vehicles.
(18)	Includes 183,333 shares of Class A Common Stock issuable upon the exercise of options held by James Baiter.
(19)	Includes shares of Class A Common Stock held by Franklin Mutual Advisers LLC, or FMA, and certain affiliated entities. According to public filings made by FMA with the SEC, pursuant to investment advisory agreements, FMA has sole voting and investment power over all the securities owned by the funds it manages, including the shares of Class A Common Stock. Peter Langerman, President of FMA, exercises dispositive and voting authority over the securities deemed beneficially owned by FMA. FMA is an indirect wholly-owned subsidiary of Franklin Resources, Inc. Certain indirect wholly-owned subsidiaries of Franklin Resources, Inc. are registered broker dealers. The address of FMA is 101 John F. Kennedy Pkwy, Short Hills, New Jersey 07078.
(20)	Includes 1,045,360 shares of Class A Common Stock held by Elliott Associates, L.P. and 1,737,301 shares of Class A Common Stock held by Elliott International, L.P. Paul E. Singer, Elliott Capital Advisors, L.P., a Delaware limited partnership which is controlled by Mr. Singer, and Elliott Special GP, LLC, a Delaware limited liability company which is controlled by Mr. Singer, are the general partners of Elliott Associates, L.P. Hambledon, Inc., a Cayman Islands corporation controlled by Paul E. Singer, is the sole general partner of Elliott International, L.P. In addition, Elliott International Capital Advisors Inc., the investment manager of Elliott International, L.P., which is controlled by Mr. Singer, has shared power with Elliott International, L.P. to vote and dispose of the shares owned by Elliott International, L.P. The address of Elliott Associates, L.P. is 40 West 57th Street, New York, New York 10019. The address of Elliott International, L.P. is c/o Maples & Calder, PO Box 309, Ugland House, South Church Street, George Town, Cayman Islands.
(21)	Bond Street Investors LLC is a Delaware limited liability company in which certain of our directors and officers, among others, have an interest. Bond Street Investors LLC invested in each of the November 2009 and August 2010 private placement financings. Bond Street Management, LLC is the managing member of Bond Street Investors LLC, and as such has the power to vote, or to direct the voting, of the shares of the Company held by Bond Street Investors LLC. Daniel Healy, Vincent Tese and Les Lieberman are the managers of Bond Street Management, LLC, and as such may be deemed to directly or indirectly control the vote and disposition of shares of Class A Common Stock held by Bond Street Investors LLC. The address of Bond Street Investors LLC is 2500 Weston Road, Suite 300, Weston, Florida 33331.
(22)	We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this prospectus, and because we have been informed by the selling stockholders that there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be sold or that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.
(23)	American Funds Insurance Series – Growth Fund, or American Funds, is an investment company registered under the Investment Company Act of 1940, as amended. Capital Research and Management Company, or CRMC, an investment adviser registered under the Investment Advisers Act of 1940, as amended, is the investment adviser to American Funds. CRMC provides investment advisory services to this stockholder through its division Capital World Investors, or CWI. In that capacity, CWI may be deemed to be the beneficial owner of the shares of Class A Common Stock held by American Funds. CWI, however, disclaims such beneficial ownership. American Funds has advised that Donnalisa Parks Barnum, Gregory D. Johnson, Michael T. Kerr, Ronald B. Morrow and Alan J. Wilson, as portfolio counselors for American Funds, are primarily responsible for the portfolio management of American Funds, and, as such, have dispositive authority over the shares. American Funds is an affiliate of a broker-dealer, however American Funds has certified to us that it purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, American Funds had no agreements or understandings, directly or indirectly, with any person to distribute such shares. The address of American Funds is 333 S. Hope Street, Los Angeles, California 90071.
(24)	Includes (i) 105,300 shares of Class A Common Stock and 52,500 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held by RoyalCap Master Fund, LP, (ii) 30,900 shares of Class A Common Stock and 15,000 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held by Royal Capital Value Fund, LP and (iii) 96,300 shares of Class A Common Stock held by Royal Capital Value Fund (QP), LP. Yale M. Fergang, Robert W. Medway and Will Ford have voting and dispositive power over the shares held by these selling stockholders. The address for these selling stockholders is c/o Royal Capital Management, LLC, 623 Fifth Avenue, 24th Suite, New York, New York 10022.
(25)	Howard S. Goldblatt and Phyllis C. Goldblatt each have voting and investment power over the shares this selling stockholder beneficially owns. The address of this selling stockholder is 2268 Camino Ramon, San Ramon, California 94583.
(26)	Rony Zarom has voting and dispositive power of the securities. The address of this selling stockholder is 24 West 40th Street, 14th Floor, New York, New York 10018.
(27)

General American Investors Company, Inc. is an internally managed closed-end investment company registered under the Investment Company Act of 1940. General American Investors Company, Inc. is the sole beneficial owner (without qualification or exception) of the shares and has full authority to vote and directly dispose of such securities. Andrew V. Vindigni is the senior vice president, Jeffrey W. Priest is the president and Eugene S. Stark is the vice president, chief compliance officer and principal financial officer of General

American Investors Company, Inc. The address of this selling stockholder is 100 Park Avenue, 35th Floor, New York, New York 10017.
(28)	Includes (i) 221,342 shares of Class A Common Stock held directly by JH Financial Opportunities Fund and (ii) 365,530 shares of Class A Common Stock held directly by JH Regional Bank Fund, or the Funds. Manulife Asset Management (US) LLC is the investment sub-adviser and agent for each of the Funds. Lisa Welch has voting power and dispositive power over the shares held by the Funds. The address for these selling stockholders is c/o Manulife Asset Management (US) LLC, 197 Clarendon Street, Boston, Massachusetts 02116.
(29)	Includes 15,372 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale. Each of Lisa P. Selz and Bernard Selz has voting power and dispositive power over the shares held by this selling stockholder. The address of this selling stockholder is 1370 Avenue of the Americas, 24th Floor, New York, New York 10019.
(30)	Each of Daniel Healy, Vincent Tese and Les Lieberman are the managers of Bond Street Management, LLC and have voting and dispositive power over the securities held by this selling stockholder. The address of this selling stockholder is c/o Bond Street Management, LLC is 2500 Weston Road, Suite 300, Weston, Florida 33331.
(31)	Patricia W. Wilson has voting and dispositive power over the securities held by this selling stockholder. The address of this selling stockholder is 4 Embarcadero Center, Suite 3330, San Francisco, California 94111.
(32)	The address of these selling stockholders is 7303 N. Hwy 81, Duncan, Oklahoma 73533.
(33)	Voting and investment control over the securities held by LNG Management Co. LLC is exercised by Lawrence Ng. The address of this selling stockholder is 633 W. 5th Street #2800, Los Angeles, California 90071.
(34)	Each of Michael K. Shores, Mark Houser and Joan Allmares has voting and dispositive control over the securities held by Shores Oilfield Equipment Co.. The address of Michael and Becky Shores is 24130 State Highway 76, Ratliff City, Oklahoma 73480 and the address of Shores Oilfield Equipment Co. is 714 Enterprise Drive, Edmond, Oklahoma 73013.
(35)	Includes (i) 51,948 shares of Class A Common Stock and 87,106 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by Future Fund Board of Guardians, (ii) 6,691 shares of Class A Common Stock and 11,219 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by Lerner Enterprises, LLC, (iii) 131,722 shares of Class A Common Stock and 220,871 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by Oak Hill Credit Alpha Master Fund, LP (iv) 75,127 shares of Class A Common Stock and 125,973 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by Oak Hill Credit Opportunities Master Fund, Ltd., (v) 178,146 shares of Class A Common Stock and 298,714 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by OHA Strategic Credit Master Fund II, L.P., (vi) 618,322 shares of Class A Common Stock and 1,036,797 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by OHA Strategic Credit Master Fund, L.P, (vii) 88,950 shares of Class A Common Stock and 149,152 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by OHA Structured Products Master Fund B, L.P., (viii) 43,794 shares of Class A Common Stock and 73,435 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by OHA Structured Products Master Fund, L.P. and (ix) 71,250 shares of Class B Common Stock held directly by 1114 Bond Street Investors, LLC that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale. Oak Hill Advisors, L.P., or OHA, is the investment manager for Future Fund Board of Guardians, Lerner Enterprises, LLC, Oak Hill Credit Alpha Master Fund, L.P., Oak Hill Credit Opportunities Master Fund, Ltd., OHA Strategic Credit Master Fund II, L.P., OHA Strategic Credit Master Fund, L.P., OHA Structured Products Master Fund, L.P., OHA Structured Products Master Fund B, L.P. and 1114 Bond Street Investors, LLC, or the Oak Hill Funds. Glenn R. August has dispositive power and investment control over the shares beneficially owned by each of the Oak Hill Funds. The address of each of these selling stockholders is c/o Oak Hill Advisors, L.P., 1114 Avenue of the Americas, 27th Floor, New York, New York 10036.
(36)	The securities being offered by each of Taconic Master Fund 1.5 L.P. and Taconic Opportunity Master Fund L.P. include shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale. Voting and investment control over the securities held by each of Taconic Master Fund 1.5 L.P. and Taconic Opportunity Master Fund L.P. is exercised by Frank P. Brosens. The address of each of these selling stockholders is 450 Park Avenue, 9th Floor, New York, New York 10022.
(37)	Voting and investment control over the securities held by this selling stockholder is exercised by Eli Barkat. The address of this selling stockholder is Nisim Aloni 10, Tel Aviv 6291929, Israel.
(38)	Voting and investment control over the securities held by this selling stockholder is exercised by Yuval Rakavy. The address of this selling stockholder is Nisim Aloni 10, Tel Aviv 6291929, Israel.
(39)	Voting and investment control over the securities held by this selling stockholder is exercised by Nir Barkat. The address of this selling stockholder is Nisim Aloni 10, Tel Aviv 6291929, Israel.
(40)	The address of this selling stockholder is 161 West 61 Street, New York, New York 10023.
(41)	Includes (i) 11,409 shares of Class A Common Stock held by Basswood Opportunity Partners, LP, (ii) 10,890 shares of Class A Common Stock held by Basswood Financial Fund, LP, (iii) 390 shares of Class A Common Stock held by Basswood Financial Long Only Fund, LP and (iv) 6,439 shares of Class A Common Stock held by Basswood Opportunity Fund, Inc. Matthew Lindenbaum and Bennett Lindenbaum have dispositive power and investment control over the shares beneficially owned by each of these selling stockholders. The address of each of these selling stockholders is 645 Madison Avenue, 10th Floor, New York, New York 10022.

(42)	Robert W. Conn has dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is 1801 Solar Drive #250, Oxnard, California 93030.
(43)	Jeffrey A. Shaw and Julia M. Shaw each have dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is 300 Escobar Road, Portola Valley, California 94028.
(44)	The address of this selling stockholder is 7303 North Hwy 81, Duncan, Oklahoma 73533.
(45)	Dean L. Rider has dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is 350 Parnassus Ave #900, San Francisco, California 94117.
(46)	J. Gary Kosinski has dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is 1501 Corporate Drive, Suite 230, Boynton Beach, Florida 33426.
(47)	Includes (i) 145,875 shares of Class A Common Stock and 38,900 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by Kingdon Associates, or KA, (ii) 15,375 shares of Class A Common Stock and 4,100 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by Kingdon Family Partnership, L.P., or KFP and (iii) 213,750 shares of Class A Common Stock and 57,000 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by M. Kingdon Offshore Master Fund L.P., or KOMF, and together with KA and KFP, the Kingdon Funds. Mark Kingdon is the Managing Member of the two general partners of the Kingdon Funds, and the investment adviser, Kingdon Capital Management, L.L.C. and has dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is c/o Kingdon Capital Management, L.L.C., 152 West 57th Street, 50th Floor, New York, New York 10019.
(48)	Phillip G. Ruffin has dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is c/o Treasure Island Executive Offices, 3300 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
(49)	Each of Athanasios Laskaridis and Panagiotis Laskaridis has dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is 53rd Street, Urbanizacion Obarrio Torre Swiss Bank, 16th Floor, Panama, Republic of Panama.
(50)	Harry A. Katz has dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is 480 Park Avenue, Apt 5B, New York, New York 10022.
(51)	Each of Harry A. Katz and Mary Bryna Sanger has dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is 480 Park Avenue, Apt 5B, New York, New York 10022.
(52)	Greenlight Capital, Inc., or Greenlight Inc. is the investment manager for Greenlight Capital Qualified, L.P., Greenlight Capital, L.P. and Greenlight Capital Offshore Partners, and as such has voting and dispositive power over 224,336 shares of Class A Common Stock and 78,800 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale held by Greenlight Capital Qualified, L.P., 38,046 shares of Class A Common Stock and 13,300 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale held by Greenlight Capital, L.P., and 369,133 shares of Class A Common Stock and 129,600 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale held by Greenlight Capital Offshore Partners. DME Advisors, LP, or DME Advisors is the investment manager for Greenlight Reinsurance, Ltd., and as such has voting and dispositive power over 143,175 shares of Class A Common Stock and 50,200 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale held by Greenlight Reinsurance, Ltd. DME Capital Management, LP, or DME Management, is the investment manager for Greenlight Capital (Gold), LP, and Greenlight Capital Offshore Master (Gold), Ltd., and as such has voting and dispositive power over 105,110 shares of Class A Common Stock and 46,000 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale held by Greenlight Capital (Gold), LP and 117,193 shares of Class A Common Stock and 32,100 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale held by Greenlight Capital Offshore Master (Gold), Ltd. DME Advisors GP, LLC, or DME GP, is the general partner of DME Advisors and DME Management, and as such has voting and dispositive power over 365,178 shares of Class A Common Stock and 128,600 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale. David Einhorn is the principal of Greenlight Inc., DME Advisors, DME Management and DME GP, and as such has voting and dispositive power over 996,993 shares of Class A Common Stock and 350,000 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale held by these affiliates of Greenlight, Inc. Mr. Einhorn disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein. The address of this selling stockholder is 140 East 45th Street, 24th Floor, New York, New York 10017.
(53)	Christian Wilhelm has dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is Limmatquai 16, 8001 Zurich, Switzerland.
(54)	Each of Elizabeth Zung and Gail Sanger has dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is 710 Park Avenue, New York, New York 10021.
(55)	The address of this selling stockholder is 24 Overhill Road, New Rochelle, New York 10804.
(56)

Shares reported herein are held by Southpoint Master Fund, LP for which Southpoint Capital Advisors LP serves as the investment manager and Southpoint GP, LP serves as the general partner. Southpoint Capital Advisors LLC serves as the general partner of Southpoint Capital Advisors LP and Southpoint GP, LLC serves as the general partner of Southpoint GP, LP. John S. Clark II serves as managing member of both Southpoint Capital Advisors LLC and Southpoint GP, LLC. Each of the aforementioned persons may be deemed to have shares power to vote and dispose of shares owned by Southpoint Master Fund LP, but disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The address of this selling stockholder is c/o Southpoint Capital Advisors LP, 1114 Avenue of the Americas, 22nd Floor, New York, NY 10036.
(57)	Each of Kenny Greif, William Kohane, Larry Horn, Steve Klein, Simon Auerbacher, David Ward and David Miller has dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is c/o Apple Core Holdings, 1450 Broadway, 40th Floor, New York, New York 10018.
(58)	Mitchell Otolski has dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is 1250 Prospect Street, Suite 200, La Jolla, California 92037.
(59)	Barry Stemlicht has dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is 591 W. Putnam Ave., Greenwich, Connecticut 06830.
(60)	Each of Noel Rothman, Florence C. Rothman, Michael C. Rothman and Gregory C. Rothman has dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is 311 S. Wacker Drive, Suite 4190, Chicago, Illinois 60606.
(61)	The address of this selling stockholder is 9 Card Sound Road, Key Largo, Florida 33037.
(62)	Hetton Management Company Ltd. is the sole director of Guardian Investment Company Ltd., and each of Dikran S. Izmirlian, Sarkis D. Izmirlian and Pascale S. Allen and the directors of Hetton Management Company Ltd. and as such have dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is Ocean Centre, Montagu Foreshore, East Bay Street, P.O. Box SS-19084, Nassau, N.P., The Bahamas.
(63)

Includes (i) 36,036 shares of Class A Common Stock and 9,009 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Emerson Electric Company, (ii) 55,692 shares of Class A Common Stock and 13,923 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by GMI Investment Trust, (iii) 3,176 shares of Class A Common Stock and 1,044 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Greater Rochester Health Foundation, (iv) 5,476 shares of Class A Common Stock and 1,369 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Hagerstown Teamsters & Motor Carriers Pension Fund, (v) 11,984 shares of Class A Common Stock and 2,996 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Iron Workers District Council of New England, (vi) 16,787 shares of Class A Common Stock and 5,323 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Loyola University Endowment, (vii) 5,353 shares of Class A Common Stock and 2,842 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Loyola University Retirement, (viii) 11,764 shares of Class A Common Stock and 2,941 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Mason Tenders’ District Council Pension, (ix) 16,336 shares of Class A Common Stock and 4,084 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Metal Trades Branch Local 638 Pension Fund, (x) 172,012 shares of Class A Common Stock and 43,003 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Minnesota Mining and Manufacturing Company (3M), (xi) 17,165 shares of Class A Common Stock and 6,480 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Producer-Writers Guild of America Pension Plan, (xii) 13,968 shares of Class A Common Stock and 3,492 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Richmond Fund, LLP (f. Univ. of Richmond), (xiii) 50,936 shares of Class A Common Stock and 12,734 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Robeco Boston Partners All Cap Value MF, (xiv) 4,722 shares of Class A Common Stock and 1,193 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Rochester General Health System Employee Retirement, (xv) 2,176 shares of Class A Common Stock and 544 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Rochester General Hospital Master Investment Trust, (xvi) 16,420 shares of Class A Common Stock and 4,105 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Savannah ILA, (xvii) 5,184 shares of Class A Common Stock and 1,296 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Scott and White Memorial Hospital, (xviii) 7,253 shares of Class A Common Stock and 2,007 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Sisters of St. Joseph Carondelet, (xix) 9,064 shares of Class A Common Stock and 2,266 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Steamfitters Pension Fund, (xx) 37,487 shares of Class A Common Stock and 11,028 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by USC Endowment, (xxi) 96,473 shares of Class A Common Stock and 50,957 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Verizon Premium Equity, (xxii) 30,852 shares of Class A Common Stock and 7,713 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Verizon VEBA Premium Equity, (xxiii) 1,536 shares of Class A Common Stock and 384 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common

Stock upon sale beneficially owned by St. Joseph’s Healthcare Hamilton and (xxiv) 2,328 shares of Class A Common Stock and 582 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale beneficially owned by Women and Infants Indemnity, LTD, collectively referred to herein as the Robeco Accounts. Robeco Investment Management, Inc. is the investment manager for each of the Robeco Accounts. Duilio Ramallo, Senior Managing Director, Portfolio Manager, has dispositive power and investment control over the shares beneficially owned by each of the Robeco Accounts. The address of this selling stockholder is c/o Robeco Investment Management, Inc., 909 Third Avenue, New York, New York 10022.
(64)	Finstocks Capital Management V, LLC, or Finstocks V, is the general partner of Financial Stocks Capital Partners V L.P., or FSCP V. Finstocks V is an indirect subsidiary of FSI Group, LLC, or FSI Group, which is controlled by Steven N. Stein and John M. Stein, who have voting and investment power over the shares held by FSCP V. Accordingly, Steven N. Stein and John M. Stein may be deemed beneficial owners of such shares. FSI Group, Finstocks V, Steven N. Stein and John M. Stein disclaim beneficial ownership of the shares held by FSCP V, except to the extent of their pecuniary interest therein The address of this selling stockholder is 441 Vine Street, Suite 1300, Cincinnati, Ohio 45202.
(65)	Katherine D. Crane has dispositive power and investment control over the shares beneficially owned by this selling stockholder. The address of this selling stockholder is 1 South Wacker Drive, Suite 800, Chicago, Illinois 60606.
(66)	Includes (i) 26,190 shares of Class A Common Stock and 11,260 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by Third Point Partners, L.P., (ii) 175,695 shares of Class A Common Stock and 75,355 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by Third Point Partners Qualified, L.P., (iii) 95,800 shares of Class A Common Stock and 41,100 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by Third Point Reinsurance Company Ltd., (iv) 235,518 shares of Class A Common Stock and 101,076 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by Third Point Ultra Master Fund, L.P. and (v) 462,962 shares of Class A Common Stock and 237,238 shares of Class B Common Stock that will be converted into or exchanged for the same number of shares of Class A Common Stock upon sale, in each case, held directly by Third Point Offshore Master Fund, L.P. Third Point LLC is the investment manager for Third Point Partners, L.P., Third Point Partners Qualified, L.P., Third Point Reinsurance Company Ltd, Third Point Ultra Master Fund, L.P. and Third Point Offshore Master Fund, L.P., or the Third Point Funds. Daniel S. Loeb has dispositive power and investment control over the shares beneficially owned by each of the Third Point Funds. The address of each of these selling stockholders is c/o Third Point LLC, 390 Park Avenue, New York, New York 10022.
(67)	Includes 62,449 shares of Class A Common Stock issuable upon the exercise of warrants.
(68)	Includes (i) 78,061 shares of Class A Common Stock issuable upon the exercise of warrants and (ii) 68,333 shares of Class A Common Stock issuable upon the exercise of options. Mr. DeLeonardis has been an employee of the Company since February 2010. He held the position of Treasury Back Office Manager until May 2012, at which time his position changed to Investment Portfolio Manager.
(69)	Includes 78,061 shares of Class A Common Stock issuable upon the exercise of warrants.
(70)	Includes 15,612 shares of Class A Common Stock issuable upon the exercise of warrants.

SHARES ELIGIBLE FOR FUTURE SALE

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “FCB.” Prior to our initial public offering completed in August 2014, there had been no public market for our Class A Common Stock. We cannot predict the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Sales of our Class A Common Stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions. As of September 30, 2014, there were 41,409,698 shares of common stock outstanding, including 34,467,913 shares of Class A Common Stock and 6,941,785 shares of Class B Common Stock, held by approximately 72 and 21 holders of record, respectively.

The 8,240,000 shares of Class A Common Stock sold in our initial public offering are freely tradable, and 24,461,517 shares of Class A Common Stock issued in our 2009 and 2010 private placement financings (including shares of Class A Common Stock issuable upon conversion of outstanding shares of Class B Common Stock) held by the selling stockholders, together with 3,310,428 shares of Class A Common Stock issuable upon exercise of the warrants described below, will be eligible for sale in the public market as of the effective date of the registration statement of which this prospectus forms a part, without restriction or further registration under the Securities Act, other than by any of our “affiliates” as defined in Rule 144 under the Securities Act. In addition, shares of Class A Common Stock issuable upon exercise of options granted under our 2009 Option Plan or 2013 Stock Incentive Plan to persons other than our “affiliates” are freely tradable under the registration statement filed with respect thereto in September 2014.

As of September 30, 2014, 3,458,786 shares of Class A Common Stock beneficially held by “affiliates” as defined in Rule 144 under the Securities Act, and 5,243,094 shares of Class A Common Stock (including shares of Class A Common Stock issuable upon conversion of outstanding shares of Class B Common Stock) beneficially held by persons by other than “affiliates” and selling stockholders, are “restricted securities” within the meaning of Rule 144 under the Securities Act. All of these restricted securities are eligible for sale in the public market, subject to the lock-up agreements described below, compliance with the provisions of Rule 144 or Rule 701 under the Securities Act and, where applicable, compliance with our insider trading policy and vesting requirements. On January 27, 2015, the restrictions contained in the lock-up agreements described below covering 3,458,786 will expire.

Lock-Up Arrangements

We have agreed that, for a period of 180 days following the initial closing of the initial public offering, we will not, without the prior written consent of the representatives of such underwriters:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer, directly or indirectly, any of our equity securities or any securities convertible into or exercisable or exchangeable for our equity securities, or file any registration statement under the Securities Act with respect to any of the foregoing; or

•	enter into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any of our equity securities,

whether any such transaction described above is to be settled by delivery of the shares of common stock or such other securities, in cash or otherwise.

The prior sentence does not apply to grants of options to acquire shares of common stock under our stock based compensation plans or to compliance with registration rights granted to our shareholders prior to the initial public offer and described herein.

Bond Street Management, LLC, Bond Street Investors LLC, our officers and directors have each agreed that, subject to certain exceptions, for a period of 180 days following the initial closing of the initial public offering, they will not, without the prior written consent of Deutsche Bank Securities Inc.:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer, directly or indirectly, any of our equity securities or any securities convertible into or exercisable or exchangeable for our equity securities; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any of our equity securities,

whether any such transaction described above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise.

Notwithstanding the prior sentence, subject to applicable securities laws, the FDIC Policy and the restrictions contained in our certificate of incorporation, these persons may transfer our securities (including, without limitation, the shares of common stock): (a) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the same restrictions described above; or (b) to any trust for the direct or indirect benefit of the holder or the immediate family of the holder, provided that the trustee agrees in writing to be bound by the same restrictions described above.

Pursuant to the registration rights agreements entered into in connection with our 2009 and 2010 private placement financings, each holder agreed that it would not, directly or indirectly, sell, offer to sell, grant any option or otherwise transfer or dispose of any equity securities or any securities convertible into or exchangeable or exercisable for equity securities for a period of up to 90 days (or 180 days with respect to equity securities purchased by Bond Street Investors LLC concurrently with the consummation of the 2009 private placement financing) following the effective date of the registration statement for the initial public offering or up to 90 days (or 180 days with respect to equity securities purchased by Bond Street Investors LLC concurrently with the consummation of the 2009 private placement financing) following the date of an underwritten offering pursuant to a shelf registration statement.

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to any other requirements of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the applicable class of common stock or the average weekly trading volume of our common stock reported through the New York Stock Exchange during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

In general, under Rule 701 under the Securities Act, most of our employees, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement are eligible to resell those shares 90 days following the effective date of the registration statement for the initial public offering in reliance on Rule 144, but without compliance with the holding period or certain other restrictions contained in Rule 144.

Registration Rights

The registration statement of which this prospectus is a part is being filed as a result of our agreement to use our best efforts to file a registration statement with the SEC within 90 days after the effective date of the registration statement filed in connection with our initial public offering, providing for the resale pursuant to Rule 415 from time to time, by the holders thereof, of (a) 22,069,519 shares of our common stock pursuant to the terms of a Registration Rights Agreement, dated as of November 12, 2009, by and between us and Deutsche Bank Securities Inc. as initial purchaser/placement agent for the benefit of the investors in the 2009 private placement financing and (b) 14,279,993 shares of our common stock pursuant to the terms of a Registration Rights Agreement, dated as of August 13, 2010, by and between us and the investors in the 2010 private placement financing.

2009 Option Plan and 2013 Stock Incentive Plan

At the time of the 2009 private placement financing we adopted the 2009 Option Plan, which is administered by the Compensation Committee of the Board of Directors. The 2009 Option Plan provides for the grant of options to acquire Class A Common Stock up to an aggregate of 10% of our issued and outstanding common stock at the time of the award, subject to a maximum of 4,375,000 shares of common stock that may be issued during the five-year term of the 2009 Option Plan.

As of September 30, 2014, 4,072,334 shares of Class A Common Stock were issuable upon the exercise of outstanding stock options granted under our 2009 Option Plan with a weighted average exercise price of $20.63 per share, of which 3,075,521 options were vested. In addition, as of September 30, 2014, there were an aggregate of 68,635 shares reserved for future issuance under the 2009 Option Plan.

In November 2013, the Compensation Committee and the Board of the Company approved and adopted the 2013 Stock Incentive Plan, which provides for grants in the form of stock options, stock appreciation rights, shares of restricted stock or restricted stock units (limited to 500,000 shares of restricted stock), up to an aggregate of 3,000,000 shares of common stock. Under the 2013 Stock Incentive Plan, no award is exercisable except following the closing of a public offering (6 months after such event in the case of restricted shares/units, and in the case of options, 1/3 of the grant at each of 6, 18 and 30 months following such an event), or as a result of a change in control. All grants are subject to a one-year non-compete, non-solicit agreement.

As of September 30, 2014, 2,170,500 shares of Class A Common Stock were issuable upon the exercise of outstanding stock options granted under our 2013 Stock Incentive Plan with a weighted average exercise price of $19.75 per share, of which 1,500,000 options were vested. In addition, as of September 30, 2014, there were an aggregate of 329,500 shares reserved for future issuance under the 2013 Stock Incentive Plan.

Such options and shares under restricted stock units issued under the 2013 Stock Incentive Plan become exercisable upon the earlier to occur of (a) a change in control of the Company or the Bank and (b) (i) with respect to one-third of such securities, one half year (183 days) following the consummation of a Qualified IPO and (ii) the second one-third become exercisable one and one half years (548 days) following the consummation of a Qualified IPO and (iii) the final one-third become exercisable two year and one half years (913 days) following the consummation of a Qualified IPO. Our initial public offering constituted a Qualified IPO.

We have filed a registration statement on Form S-8 under the Securities Act to register all shares of common stock issuable under the 2009 Option Plan and the 2013 Stock Incentive Plan (other than the shares issued under the restricted stock units registered pursuant to the registration statement of which this prospectus is a part). Accordingly, shares of common stock underlying grants of options under the 2009 Option Plan and the 2013

Stock Incentive Plan are freely tradable and eligible for sale in the public markets, subject to vesting provisions, terms of the lock-up agreements, terms of any applicable holding period restrictions related to the FDIC Policy and, in the case of affiliates only, the restrictions of Rule 144 other than the holding period requirement.

Warrants

On November 12, 2009, prior to the Company’s initial private placement financing, the Company issued, as a distribution without additional consideration in respect of its pre-existing equity, warrants to purchase an aggregate of 3,310,428 shares of Class A Common Stock, at per share exercise prices of $24.24, $26.18 and $28.28 each for one-third of such shares, exercisable in three substantially equal portions on each of the 6-month, 18-month and 30-month anniversaries of the consummation of a Qualified IPO which was completed on August 6, 2014. Such warrants were originally scheduled to expire on November 12, 2016. On November 15, 2013, the Compensation Committee of the Company determined to extend the expiration date of such 2009 Warrants to November 12, 2019. On November 19, 2013, such determination was also approved by the Board of the Company. The initial public offering constituted a Qualified IPO.

On August 13, 2010 and November 12, 2010, the Company issued the 2010 Warrants to purchase an aggregate of 2,142,000 shares of Class A Common Stock, at a per share exercise price of between $26.45 and $35.99 (depending on the date of exercise). All of the 2010 Warrants were cancelled in December 2013.

In each case, warrants issued prior to our conversion from a limited liability company to a corporation on October 1, 2010 initially represented rights to acquire limited liability company interests, and after October 1, 2010 represent rights to acquire an equivalent number of shares of common stock.

DESCRIPTION OF CAPITAL STOCK

The following description sets forth the general terms and provisions of our capital stock. The statements below describing our securities do not purport to be complete and are qualified in their entirety by reference to the applicable provisions in the bylaws, certificate of incorporation and the registration rights agreements, copies of which are included as exhibits to the registration statement of which this prospectus is a part.

General

Our certificate of incorporation provides that we may issue up to 100,000,000 shares of Class A Common Stock, par value $0.001 per share, and 50,000,000 shares of Class B Common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of September 30, 2014, there were 34,467,913 shares of Class A Common Stock and 6,941,785 shares of Class B Common Stock outstanding and 72 and 21 stockholders of record, respectively. In addition, as of September 30, 2014, there were options and warrants to purchase 9,553,262 shares of Class A Common Stock outstanding.

Common Stock

Class A Common Stock and Class B Common Stock. Other than with respect to voting rights and transfer and conversion provisions, each as described below, the Class A Common Stock and Class B Common Stock are treated equally and identically.

Voting Rights. The holders of our Class A Common Stock are entitled to one vote for each share held of record on all matters properly submitted to a vote of the stockholders, including the election of directors. Holders of our Class B Common Stock do not have voting power except as required by applicable law. Holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the shares of Class A Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Conversion. Each share of Class B Common Stock will be convertible into one share of Class A Common Stock, subject to the following restrictions. Class B Common Stock may not be converted into Class A Common Stock in the hands of the initial investor or any of its affiliates and may only be transferred by the initial investor if (A) such transfer is otherwise permitted by the Company’s certificate of incorporation and (B) such transfer is (i) to an affiliate of the initial investor or to the Company; (ii) in a widespread public distribution; (iii) in transfers in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company; or (iv) to a transferee that would control more than 50% of the voting securities of the Company without any transfer from the investor. Class A Common Stock may not be converted into Class B Common Stock.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the Board of Directors out of legally available funds. See “Dividend Policy” and “Supervision and Regulation—Regulatory Limits on Dividends and Distributions.”

Liquidation, Dissolution and Winding Up. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

Preemptive Rights. Holders of common stock have no preemptive rights or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.

Assessment. All outstanding shares of common stock are fully paid and nonassessable.

Ownership Limitations. If any applicable regulatory authority determines that the identity or structure of a holder of common stock precludes the Company from participating in any acquisition of a financial institution or otherwise precludes the granting of any approval, consent or similar actions, then the Company may require the holder of common stock to transfer such common stock or, at the discretion of the Company and subject to applicable regulatory approval, the Company may repurchase the common stock from such holder.

The Company is a bank holding company. A holder of common stock (or group of holders acting in concert) that (i) directly or indirectly owns, controls or has the power to vote more than 5% of the total voting power of the Company, (ii) directly or indirectly owns, controls or has the power to vote 10% or more of any class of voting securities of the Company if applicable presumptions are not rebutted, (iii) directly or indirectly owns, controls or has the power to vote 25% or more of any class of voting securities of the Company, or (iv) is otherwise deemed to “control” the Company under applicable regulatory standards may be subject to important restrictions, such as prior regulatory notice or approval requirements and applicable provisions of the FDIC Policy.

Preferred Stock

No shares of preferred stock are issued and outstanding, and we have no current intent to issue preferred stock in the immediate future. The Board of Directors will have the authority, without further action by the stockholders, to issue from time to time the undesignated preferred stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock, and may have the effect of delaying, deferring or preventing a change in control of the Company.

Warrants

On November 12, 2009, prior to the Company’s initial private placement financing, the Company issued, as a distribution without additional consideration in respect of its pre-existing equity, warrants, or the 2009 Warrants, to purchase an aggregate of 3,310,428 shares of Class A Common Stock, at per share exercise prices of $24.24, $26.18 and $28.28 each for one-third of such shares exercisable in three substantially equal portions on each of the 6-month, 18-month and 30-month anniversaries of the consummation of a Qualified IPO, but in no event prior to January 25, 2013. The 2009 Warrants were originally scheduled to expire on November 12, 2016. On November 15, 2013, the Compensation Committee of the Company determined to extend the expiration date of such 2009 Warrants to November 12, 2019. On November 19, 2013, such determination was also approved by the Board of the Company. The initial public offering constituted a Qualified IPO.

On August 13, 2010 and November 12, 2010, the Company issued warrants, or the 2010 Warrants, to purchase an aggregate of 2,142,000 shares of Class A Common Stock, at a per share exercise price of between $26.45 and $35.99 (depending on the date of exercise). The 2010 Warrants were cancelled in December 2013.

In each case, warrants issued prior to our conversion from a limited liability company to a corporation on October 1, 2010 initially represented rights to acquire limited liability company interests, and after October 1, 2010 represent rights to acquire an equivalent number of shares of common stock.

Registration Rights

The registration statement of which this prospectus is a part is being filed as a result of our agreement to use our best efforts to file a registration statement with the SEC within 90 days after the effective date of the registration statement filed in connection with our initial public offering, providing for the resale pursuant to

Rule 415 from time to time, by the holders thereof, of (a) 22,069,519 shares of our common stock pursuant to the terms of a Registration Rights Agreement, dated as of November 12, 2009, by and between us and Deutsche Bank Securities Inc. as initial purchaser/placement agent for the benefit of the investors in the 2009 private placement financing and (b) 14,279,993 shares of our common stock pursuant to the terms of a Registration Rights Agreement, dated as of August 13, 2010, by and between us and the investors in the 2010 private placement financing.

Limitation of Liability and Indemnification of Directors and Authorized Representatives

Delaware General Corporation Law

The DGCL at Section 102(b)(7) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

The DGCL, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith, or lack of a reasonable belief that one’s actions are in or not opposed to the best interest of the corporation, or with respect to any criminal action or proceeding, lack of reasonable cause to believe one’s conduct was unlawful is not presumed from the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or nolo contendere plea or its equivalent. In addition, the indemnification of expenses (including attorneys’ fees) is allowed in derivative actions, except no indemnification is allowed in respect of any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise in defense of any of the above described actions or proceedings, he shall be indemnified against expenses (including attorneys’ fees). The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the board of directors of the corporation by a majority vote of a quorum consisting of directors not party to such an action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay. A corporation may purchase indemnity insurance.

Certificate of Incorporation

Our certificate of incorporation provides that the Company, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, shall indemnify each person who is or was an officer or director of the Company and each person who serves or served as an officer or director of any other corporation, partnership, joint venture, trust or other enterprise at the request of the Company and may indemnify any and all other persons whom it shall have power to indemnify under said section, each an authorized representative from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Our certificate of incorporation further provides that a director, officer or other authorized representative of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, officer or other authorized representative, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined.

Expenses actually and reasonably incurred by any person indemnified under our certificate of incorporation in defending a third party proceeding or corporate proceeding shall be paid by the Company in advance of the final disposition of such third party proceeding or corporate proceeding and within 30 days of receipt by the secretary of the Company, if required by law, of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in the certificate of incorporation. Any person receiving indemnification payments shall reimburse the Company for such indemnification payments to the extent that such person also receives payments under an insurance policy in respect of such matter.

Our certificate of incorporation provides that the Company will use commercially reasonable efforts to purchase and maintain directors’ and officers’ liability insurance (or its equivalent) for the Company and its subsidiaries with financially responsible insurers in such amounts and against such losses and risks as are customary for the business conducted by the Company and its subsidiaries. We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers which could include liabilities under the Securities Act or the Exchange Act.

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our certificate of incorporation against any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and counsel fees and disbursements. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Board Composition

The bylaws of the Company provide that the Board of Directors shall consist of not less than seven members or more than 15 members, as set by the Board of Directors from time to time. The certificate of incorporation of the Company provides that the number of directors constituting the initial Board of Directors of the Company is 12. The Board of Directors is divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equally as possible. No decrease in the number of directors shall shorten the term of any incumbent director. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the first annual meeting of the stockholders; each director initially appointed to Class II shall serve for an initial term expiring at the second annual meeting of the stockholders; and each director initially appointed to Class III shall serve for an initial term expiring at the third annual meeting of the stockholders; provided, further, that after the first re-election of Class III directors for an additional three-year term, each subsequent election of directors at any subsequent annual meeting of the stockholders shall elect the directors elected at such meeting for a one year term expiring at the Company’s next annual meeting of the stockholders thereafter. The term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

Anti-Takeover Considerations and Special Provisions of our Certificate of Incorporation, Bylaws and Delaware Law

The following sets forth certain provisions of the DGCL, our certificate of incorporation and our bylaws. Banking laws also impose notice approval and ongoing regulatory requirements on any stockholder or other party that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution. For additional information, see the section of this prospectus entitled “Supervision and Regulation—Regulatory Notice and Approval Requirements.”

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the director of our Board of Directors or a committee of our Board of Directors.

Stockholder Meetings. Our bylaws provide that special meetings of the stockholders may be called for any purpose or purposes pursuant to a resolution approved by the Executive Committee of the Board of Directors, or by the Executive Chairman, the Executive Vice-Chairman, the Chief Executive Officer or the Secretary upon written request signed by the holders of more than 50% of the issued and outstanding stock entitled to vote at such meeting.

No Action by Stockholders Without a Meeting. Our certificate of incorporation provides that stockholders are not entitled to act by written consent.

Amendments to our Certificate of Incorporation and Bylaws. Under the DGCL, our bylaws may be modified by the affirmative vote of the holders of a majority of our outstanding stock entitled to vote thereon. Our certificate of incorporation provides that our Board of Directors is expressly empowered to adopt, amend or repeal our bylaws.

The DGCL also provides that any amendment of our certificate of incorporation must be made by a resolution of the Board of Directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote thereon or directing that the amendment proposed be considered at the next annual meeting of the stockholders. The affirmative vote of the holders of a majority of our outstanding shares entitled to vote thereon is required to approve any amendment to our certificate of incorporation; provided, that the prior approval of holders of Class A Common Stock entitled to vote thereon whose aggregate Class A Common Stock holdings at such time exceed 80% of all Class A Common Stock at such time is required to (i) amend or alter the provision of the certificate of incorporation regarding amendments to our certificate of incorporation and bylaws and (ii) to amend or repeal, or adopt any provisions inconsistent with the section of the certificate of incorporation regarding the composition and term of office of our Board of Directors.

No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

Director Removal. Our bylaws provide that holders of Class A Common Stock entitled to vote thereon whose aggregate Class A Common Stock holdings at such time exceed 80% of all Class A Common Stock at such time may remove an officer or director without cause by written notice to the Company and such officer or director.

Section 203 of the DGCL. We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of Section 203 with an expressed provision in its original certificate of incorporation or an expressed provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We intend not to elect to “opt out” of Section 203.

Transfer Agent and Registrar

Computershare, 480 Washington Boulevard, Jersey City, New Jersey 07310, telephone: (800) 851-9677 (United States and Canada) or (201) 680-6578 (International) is our transfer agent and registrar.

Listing

Our Class A Common Stock is listed on the New York Stock Exchange under the trading symbol “FCB.”

PLAN OF DISTRIBUTION

We are registering shares of common stock (i) issued to the selling stockholders in connection with our 2009 and 2010 private placement financings pursuant to which we agreed to register the shares of common stock pursuant to the terms of a Registration Rights Agreement, dated as of November 12, 2009, by and between us and Deutsche Bank Securities Inc. as initial purchaser/placement agent for the benefit of the investors in the 2009 private placement financing and a Registration Rights Agreement, dated as of August 13, 2010, by and between us and the investors in the 2010 private placement financing, (ii) issued to the selling stockholders in connection with the exercise of certain outstanding warrants, and (iii) issued pursuant to certain restricted stock unit awards. The shares of common stock acquired by the selling stockholders were issued pursuant to exemptions from the registration requirements of the Securities Act.

We will pay all expenses incurred by the Company or its subsidiaries in effecting any registration pursuant to the registration rights agreements or otherwise complying with our obligations under the registration rights agreements, including, without limitation, all registration, filing and listing fees, provided that the selling stockholders will pay any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of shares of common stock by them and all fees and disbursements of their counsel.

We do not know when or in what amount the selling stockholders may offer the shares for sale. We expect that the offering price for the common stock will be based on the prevailing market price of the common stock at the time of sale. We will not receive any proceeds from sales of any shares of common stock by the selling stockholders.

The selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) may sell all or a portion of the shares of common stock beneficially owned by them and registered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, and any broker-dealers or agents may arrange for other broker-dealers or agents to participate in effecting sales of these securities. These underwriters or broker-dealers may act as principals, or as an agent of the selling stockholders. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or selling or agent’s commissions. The shares of common stock may be sold on any national securities exchange or automated interdealer quotation system on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions other than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in a variety of transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	purchases by underwriters, brokers, dealers, and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	one or more block trades in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses in which the same broker acts as agent on both sides;

•	purchases by a broker or dealer (including a specialist or market maker) as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the shares of common stock are listed;

•	face-to-face privately negotiated transactions between sellers and purchasers without a broker-dealer;

•	an agreement between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

•	settlement of short sales or transactions to cover short sales relating to the shares entered into after the effective date of the registration statement of which this prospectus is a part;

•	distributions to creditors, equity holders, partners and members of the selling stockholders, as applicable;

•	transactions in options, swaps or other derivatives (whether listed on an exchange or otherwise);

•	sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and

•	any combination of the foregoing or by any other legally available means.

The selling stockholders may also transfer the shares of common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the shares of common stock.

The selling stockholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act or any other applicable provisions of the Securities Act or the rules promulgated thereunder, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. Underwriters, brokers, dealers or agents may also receive compensation from the purchasers of shares of common stock for whom they act as agents or to whom they sell as principals, or both. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to the prospectus contained in the registration statement, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, Inc.

In connection with sales of the shares of common stock or otherwise, the selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell these securities short, and if such short sale shall take place after the date that the registration statement is declared effective by the SEC, the selling stockholders may deliver the securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such securities, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative transactions which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares of common stock registered on the registration statement to cover short sales of common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

Subject to any applicable company policy, the selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) may, from time to time, pledge, hypothecate or grant a security interest in some or all of the shares of common stock registered by the registration statement owned by them and, if they default in the performance of their secured obligations, the pledgees, secured parties or persons to whom the securities have been hypothecated may offer and sell such securities from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee, persons to whom the shares have been hypothecated or other successors in interest as selling stockholders under this prospectus. The plan of distribution for that selling stockholder’s shares of common stock will otherwise remain unchanged. The selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees, persons to whom the securities have been hypothecated or other successors in interest thereof will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) and any broker-dealers or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any profits realized by the selling stockholders and any compensation earned by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. We will make copies of this prospectus (as it may be amended or supplemented from time to time) available to the selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) for the purpose of satisfying any prospectus delivery requirements.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) may sell the shares covered by this prospectus from time to time, and may also decide not to sell all or any of the shares they are allowed to sell under this prospectus. The selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) will act independently of us in making decisions regarding the timing, manner, and size of each sale. There can be no assurance, however, that all or any of the shares will be offered by the selling stockholders. We know of no existing arrangements between the selling stockholders and any broker, dealer, finder, underwriter, or agent relating to the sale or distribution of the securities.

The selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement or otherwise. All of the foregoing may affect the marketability of the securities offered hereby.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK

The following is a summary of certain material U.S. federal income tax consequences relevant to non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A Common Stock. The following summary is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect. U.S. federal estate and gift tax consequences and state, local and non-U.S. tax consequences are not summarized, nor, except as provided herein, are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, “controlled foreign corporations,” “passive foreign investment companies,” partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities, expatriates, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons who have acquired our Class A Common Stock as compensation or otherwise in connection with the performance of services, or persons that will hold our Class A Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to non-U.S. Holders who will hold our Class A Common Stock as “capital assets” (generally, property held for investment).

You are a non-U.S. Holder if you are a beneficial owner of our Class A Common Stock for U.S. federal income tax purposes that is neither an entity or arrangement treated as a partnership nor (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity that is taxable as a corporation) created or organized in the United States or under the laws of the United States or of any State (or the District of Columbia); (iii) an estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; or (iv) a trust (a) if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust, or (b) that has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A Common Stock, the tax consequences to a partner relating to an investment in our Class A Common Stock will generally depend upon the status of the partner and the activities of the partnership. If you are treated as a partner in such an entity holding our Class A Common Stock, you are urged to consult your own tax advisor as to the particular U.S. federal income tax consequences applicable to you.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR CLASS A COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS (INCLUDING THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS).

Distributions

Distributions with respect to our Class A Common Stock will be treated as dividends when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Generally, distributions treated as dividends paid to a non-U.S. holder with respect to our Class A Common Stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Distributions that are effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if a tax treaty applies, are attributable to a U.S. permanent establishment of such holder) are generally subject to U.S. federal income tax on a net income basis at applicable graduated U.S. federal income tax rates and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected distributions received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be applicable under an income tax treaty.

For purposes of obtaining a reduced rate of withholding under an income tax treaty, a non-U.S. holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder’s country of residence and entitlement to tax treaty benefits. A non-U.S. holder can generally meet the certification requirement by providing a properly executed Internal Revenue Service (IRS) Form W-8BEN (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty.

Sale or Other Disposition

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or other disposition (other than a redemption, which may be subject to withholding tax or certification requirements under certain circumstances) of our Class A Common Stock unless: (i) the non-US holder is an individual that is present in the United States for 183 or more days in the taxable year of the sale or disposition, and certain other requirements are met; (ii) the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by such non-U.S. holder); or (iii) our Class A Common Stock constitutes a “United States real property interest” by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition, or the non-U.S. holder’s holding period for our Class A Common Stock.

We believe we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes. However, no assurance can be given that we will not become a USRPHC in the future. Even if we become a USRPHC, however, so long as our Class A Common Stock is regularly traded on an established securities market, such Class A Common Stock will be treated as U.S. real property interests in the hands of a non-U.S. holder only if the non-U.S. holder actually or constructively holds more than 5% of our Class A Common Stock.

If an individual non-U.S. holder is present in the United States for 183 days or more during the year of disposition, the non-U.S. holder may pay U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on the gain from the sale or other disposition of our Class A Common Stock (other than gain that is effectively connected with a U.S. trade or business), which may be offset by U.S.-source capital losses.

Gain that is effectively connected with the conduct by non-U.S. holders of a trade or business within the United States (and, if a treaty applies, is attributable to a U.S. permanent established maintained by the non-U.S. holder) will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally as if such holder were a resident of the United States. Further, non-U.S. holders that are foreign corporations may also be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Information Reporting and Backup Withholding

Payment of dividends, and the tax withheld with respect thereto, is subject to information reporting requirements. These information reporting requirements apply regardless of whether no withholding was required because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. Under the provisions of an applicable income tax treaty or agreement, copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN (or other applicable form), or otherwise establish an exemption and the payor does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.

Payment of the proceeds of a sale of our Class A Common Stock within the United States or conducted through certain U.S.-related financial intermediaries is subject to information reporting and, depending on the circumstances, backup withholding, unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN (or other applicable form), or otherwise establishes an exemption and the payor does not have actual knowledge or reason to know the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.

Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder is allowable as a credit against such non-U.S. holder’s U.S. federal income tax, which may entitle the non-U.S. holder to a refund, provided that the non-U.S. holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a non-U.S. holder who is required to furnish information but does not do so in the proper manner. Non-U.S. holders are urged to consult their tax own advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Recent Legislation Relating to Foreign Accounts

Legislation enacted in 2010 and existing guidance issued thereunder require, after June 30, 2014, withholding at a rate of 30% on dividends in respect of, and, after December 31, 2016 gross proceeds from the sale of our Class A Common Stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to accounts or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly- or partially-owned by United States persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance may modify these requirements. Accordingly, the entity through which our Class A Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our Class A Common Stock held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of the legislation on their investment in our Class A Common Stock.

LEGAL MATTERS

The validity of the shares of Class A Common Stock offered by this prospectus will be passed upon for the Company by Kramer Levin Naftalis & Frankel LLP, New York, New York. Thomas E. Constance, a director of the Company, is a partner at Kramer Levin Naftalis & Frankel LLP, which the Company has retained to provide legal services.

EXPERTS

The audited consolidated financial statements of FCB Financial Holdings, Inc. (formerly Bond Street Holdings, Inc.) and subsidiaries included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Great Florida Bank and subsidiaries included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Morrison, Brown, Argiz & Farra, LLC, independent auditor, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC through its Electronic Data Gathering and Retrieval System, or EDGAR, a registration statement on Form S-1 under the Securities Act with respect to the offer and sale of Class A Common Stock pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement, or other document filed as an exhibit to the registration statement are summaries of the terms of such contracts, agreements, or documents. Reference is made to each such exhibit for a more complete description of the matters involved. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain additional information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed by us with the SEC via EDGAR are also available at the web site maintained by the SEC on the World Wide Web at www.sec.gov.

The internet address of our corporate website is www.floridacommunitybank.com. We intend to make our periodic SEC reports (on Forms 10-K and 10-Q) and current reports (on Form 8-K), as well as the beneficial ownership reports filed by our directors, officers and 10% stockholders (on Forms 3, 4 and 5) available free of charge through our website under the “Investor Relations” tab as soon as reasonably practicable after they are filed electronically with the SEC. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC rules.

The information on our website is not a part of this prospectus and will not be part of any of our periodic or current reports to the SEC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2014 AND THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

Consolidated Balance Sheets—June 30, 2014 and December 31, 2013	F-2

Consolidated Statements of Income for the three and six months ended June 30, 2014 and 2013	F-3

Consolidated Statements of Comprehensive Income (Loss) for the three and six months ended June 30, 2014 and 2013	F-4

Consolidated Statements of Changes in Stockholders’ Equity for the six months ended June 30, 2014 and 2013	F-5

Consolidated Statements of Cash Flows for the six months ended June 30, 2014 and 2013	F-6

Notes to Consolidated Financial Statements	F-7

FCB FINANCIAL HOLDINGS, INC. (FORMERLY BOND STREET HOLDINGS, INC.) AND SUBSIDIARIES FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Report of Independent Registered Public Accounting Firm	F-45

Consolidated Balance Sheets—December 31, 2013 and 2012	F-46

Consolidated Statements of Operations for the years ended December 31, 2013 and 2012	F-47

Consolidated Statements of Comprehensive Income for the years ended December 31, 2013 and 2012	F-48

Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2013 and 2012	F-49

Consolidated Statements of Cash Flows for the years ended December 31, 2013 and 2012	F-50

Notes to Consolidated Financial Statements	F-51

GREAT FLORIDA BANK AND SUBSIDIARIES

Independent Auditor’s Report	F-109

Consolidated Balance Sheets	F-110

Consolidated Statements of Operations	F-111

Consolidated Statements of Comprehensive Loss	F-112

Consolidated Statements of Changes in Stockholders’ Equity	F-113

Consolidated Statements of Cash Flows	F-114

Notes to Consolidated Financial Statements	F-115

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	June 30, 2014	December 31, 2013
Assets:
Cash and due from banks	$29,976	$28,819
Interest-earning deposits in other banks	100,634	210,398
Investment securities:
Held to maturity securities (fair value of $0 and $364, respectively)	—	365
Available for sale securities, at fair value	1,724,702	1,145,771
Federal Home Loan Bank and other bank stock, at cost	56,328	36,187

Total investment securities	1,781,030	1,182,323

Loans held for sale	1,492	—
Loans:
New loans	2,306,337	1,770,711
Acquired loans ($326,523 and $359,255 covered by FDIC loss share, respectively)	957,315	488,073
Allowance for loan losses	(17,884)	(14,733)

Loans, net	3,245,768	2,244,051

FDIC Loss share indemnification asset	74,853	87,229
Due from Federal Deposit Insurance Corporation (“FDIC”)	969	3,659
Premises and equipment, net	42,122	40,992
Other real estate owned ($29,840 and $27,299 of foreclosed property covered by FDIC loss share, respectively)	80,988	34,682
Goodwill and other intangible assets	89,466	39,369
Deferred tax assets, net (including valuation allowance of $9,151 and $0, respectively)	35,439	5,828
Bank-owned life insurance	117,113	75,257
Other assets	41,858	20,763

Total assets	$5,641,708	$3,973,370

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest bearing	$435,055	$291,658
Interest bearing	2,090,290	1,336,679

Total transaction accounts	2,525,345	1,628,337
Time deposits	1,432,921	1,165,196

Total deposits	3,958,266	2,793,533

Total borrowings (including FHLB advances of $770,205 and $431,013, respectively)	855,300	435,866
Investment securities purchased not yet settled	41,601	—
Other liabilities	47,093	27,857

Total liabilities	4,902,260	3,257,256

Commitments and contingencies (Note 16)
Stockholders’ Equity:
Class A common stock, par value $0.001 per share; 100 million shares authorized; 29,060,813, 28,992,314 issued and 28,133,501, 28,065,002 outstanding, respectively	29	29
Class B common stock, par value $0.001 per share; 50 million shares authorized; 7,950,785, 8,019,284 issued and 7,758,653, 7,827,152 outstanding, respectively	8	8
Additional paid-in capital	724,519	723,631
Retained earnings	25,466	12,772
Accumulated other comprehensive income (loss)	8,177	(1,575)
Treasury stock, at cost; 927,312 Class A and 192,132 Class B common shares	(18,751)	(18,751)

Total stockholders’ equity	739,448	716,114

Total liabilities and stockholders’ equity	$5,641,708	$3,973,370

The accompanying notes are an integral part of these consolidated financial statements

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Interest income:
Interest and fees on loans	$37,833	$26,297	$72,685	$51,815
Interest and dividends on investment securities	10,566	9,817	20,564	18,725
Other interest income	53	40	121	71

Total interest income	48,452	36,154	93,370	70,611

Interest expense:
Interest on deposits	5,833	4,644	11,142	8,956
Interest on borrowings	1,466	1,038	2,730	2,096

Total interest expense	7,299	5,682	13,872	11,052

Net interest income	41,153	30,472	79,498	59,559
Provision for loan losses	3,236	473	4,326	1,569

Net interest income after provision for loan losses	37,917	29,999	75,172	57,990

Noninterest income:
Service charges and fees	707	554	1,445	1,071
Loan and other fees	2,569	1,436	3,285	2,142
Bank-owned life insurance income	1,038	—	1,856	—
FDIC loss share indemnification loss	(5,247)	(4,729)	(10,239)	(8,518)
Income from resolution of acquired assets	1,692	4,116	2,729	5,915
Gain (loss) on sales of other real estate owned	(359)	(442)	72	1,000
Gain on investment securities	4,448	1,710	6,943	3,096
Other noninterest income	1,842	1,015	3,147	1,638

Total noninterest income	6,690	3,660	9,238	6,344

Noninterest expense:
Salaries and employee benefits	13,411	12,057	29,831	23,357
Occupancy and equipment expenses	3,777	2,571	7,210	5,012
Other real estate and acquired assets resolution related expenses	3,338	6,094	7,099	11,785
Professional services	1,352	1,498	3,184	3,504
Data processing and network	2,357	1,807	5,567	3,439
Regulatory assessments and insurance	1,920	1,278	3,694	2,566
Amortization of intangibles	443	380	859	792
Other operating expenses	4,146	1,770	7,766	3,527

Total noninterest expense	30,744	27,455	65,210	53,982

Income before income tax provision expense	13,863	6,204	19,200	10,352
Income tax provision expense	4,697	1,927	6,506	3,577

Net income	$9,166	$4,277	$12,694	$6,775

Earnings per share:
Basic	$0.26	$0.12	$0.35	$0.18
Diluted	$0.26	$0.12	$0.35	$0.18

Weighted average shares outstanding:
Basic	35,892,154	37,011,598	35,892,154	37,011,598
Diluted	35,896,207	37,015,889	35,896,257	37,014,579

The accompanying notes are an integral part of these consolidated financial statements

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income	$9,166	$4,277	$12,694	$6,775
Other comprehensive income (loss):
Unrealized net holding gains (losses) on investment securities available for sale, net of taxes of $(4,404), $4,590, $(6,397) and $2,960, respectively	7,008	(7,308)	10,183	(4,714)
Reclassification adjustment for (gains) losses on investment securities available for sale included in net income, net of taxes of $658, $726, $271 and $1,172, respectively	(1,047)	(1,155)	(431)	(1,866)

Total other comprehensive income (loss)	5,961	(8,463)	9,752	(6,580)

Total comprehensive income (loss)	$15,127	$(4,186)	$22,446	$195

The accompanying notes are an integral part of these consolidated financial statements

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

Six Months Ended June 30, 2014 and 2013

(Dollars in thousands, except for share data)

	Common Stock Shares Outstanding		Common Stock Issued		Additional Paid in Capital	Retained Earnings (Deficit)	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Class A	Class B	Class A	Class B
Balance as of January 1, 2013	28,992,314	8,019,284	$29	$8	$720,996	$(4,399)	$—	$11,540	$728,174
Net income	—	—	—	—	—	6,775	—	—	6,775
Stock-based compensation	—	—	—	—	1,540	—	—	—	1,540
Other comprehensive income/(loss)	—	—	—	—	—	—	—	(6,580)	(6,580)

Balance as of June 30, 2013	28,992,314	8,019,284	$29	$8	$722,536	$2,376	$—	$4,960	$729,909

Balance as of January 1, 2014	28,065,002	7,827,152	$29	$8	$723,631	$12,772	$(18,751)	$(1,575)	$716,114
Net income	—	—	—	—	—	12,694	—	—	12,694
Exchange of B shares to A shares	68,499	(68,499)	—	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	888	—	—	—	888
Other comprehensive income/(loss)	—	—	—	—	—	—	—	9,752	9,752

Balance as of June 30, 2014	28,133,501	7,758,653	$29	$8	$724,519	$25,466	$(18,751)	$8,177	$739,448

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Six Months Ended June 30,
	2014	2013
Cash Flows From Operating Activities:
Net income	$12,694	$6,775
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	4,326	1,569
Amortization of intangible assets	859	792
Depreciation of premises and equipment	1,871	1,403
Accretion of discount on loans	(16,306)	(15,785)
Net amortization (accretion) of premium (discount) on investment securities	1,113	1,406
Net amortization (accretion) related to time deposits, FHLB advances and other borrowings	(1,391)	491
Impairment of other real estate owned	732	2,907
FDIC loss share indemnification loss	10,239	8,518
Gain on investment securities	(6,943)	(3,096)
Gain on sale of loans	(562)	(383)
Gain on sale of other real estate	(72)	(1,000)
Loss on sale of premises and equipment	18	7
Stock-based compensation expense	888	1,540
Increase in cash surrender value of BOLI	(1,856)	—
Net change in operating assets and liabilities:
Net change in loans held for sale	(1,492)	—
Net change in other assets	(14,615)	(13,427)
Net change in other liabilities	54,518	34,302

Net cash provided by operating activities	44,021	26,019

Cash Flows From Investing Activities:
Purchase of investment securities available for sale	(882,054)	(603,827)
Sales of investment securities available for sale	473,518	305,395
Paydown and maturities of investment securities held to maturity	372	200
Paydown and maturities of investment securities available for sale	128,945	346,625
Purchase of FHLB and other bank stock	(39,785)	(2,664)
Sales of FHLB and other bank stock	19,644	3,935
Net cash paid in acquisition	(14,073)	—
Collection from FDIC on loss share indemnification asset	5,597	23,396
Net change in loans	(404,740)	(329,259)
Purchase of loans	(72,504)	—
Proceeds from sale of loans	23,329	30,490
Purchase of bank-owned life insurance	(40,000)	—
Proceeds from sale of other real estate owned	20,988	26,919
Purchase of premises and equipment	(443)	(773)
Proceeds from the sale of premises and equipment	—	108

Net cash used in investing activities	(781,206)	(199,455)

Cash Flows From Financing Activities:
Net change in deposits	301,594	275,796
Net change in FHLB advances and other borrowings	328,485	(4,000)
Net change in repurchase agreements	(1,166)	1,684
Other financing costs	(335)	—

Net cash provided by financing activities	628,578	273,480

Net Change in Cash and Cash Equivalents	(108,607)	100,044
Cash and Cash Equivalents at Beginning of Period	239,217	96,220

Cash and Cash Equivalents at End of Period	$130,610	$196,264

Supplemental Disclosures of Cash Flow Information:
Interest paid	$13,191	$10,517
Income taxes paid	5,816	3,055
Supplemental disclosure of noncash investing and financing activities:
Transfer of loans to other real estate owned	$12,869	$15,773
Fair value of assets acquired	957,324	—
Goodwill recorded	47,355	—
Liabilities assumed	962,194	—

The accompanying notes are an integral part of these consolidated financial statements

FCB FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

General

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all information and notes to the consolidated financial statements necessary for a complete presentation of financial position, results of operations, comprehensive income and cash flows in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should be read in conjunction with the Company’s consolidated financial statements and the notes thereto appearing in FCB’s prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-196935) on August 4, 2014 forming part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-196935), originally filed on June 20, 2014 (the “Prospectus”). In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full year or for any other interim period.

Nature of Operations

FCB Financial Holdings, Inc. (the “Company” or “FCB”), formerly known as Bond Street Holdings, Inc., is a national bank holding company with one wholly-owned national bank subsidiary, Florida Community Bank, National Association (“Florida Community Bank” or the “Bank), headquartered in Weston, Florida, provides a full range of banking and related services to individual and corporate customers through 54 banking centers located in Florida at June 30, 2014.

On June 13, 2014, Bond Street Holdings, Inc. changed its legal name to FCB Financial Holdings, Inc.

On July 31, 2014, the Securities and Exchange Commission declared effective the Company’s registration statement on Form S-1 registering the shares of the Company’s Class A common stock. The Class A common stock was authorized for trading on the New York Stock Exchange (“NYSE”) under the symbol “FCB.” On August 6, 2014, the Company completed the initial public offering of 7,520,000 shares of Class A common stock for $22.00 per share. Of the 7,520,000 shares sold, 4,554,045 shares were sold by the Company and 2,965,955 shares were sold by certain selling shareholders. In addition, on September 3, 2014, the Company sold an additional 720,000 shares of Class A common stock to cover the exercise of the underwriters’ over-allotment option. The Company received net proceeds of approximately $104.0 million from the offering, after deducting the underwriting discounts and commissions and estimated offering expenses. The Company did not receive any proceeds from the sale of shares by the selling shareholders.

Reclassifications

In certain instances, amounts reported in prior periods consolidated financial statements have been reclassified to conform to the current period presentation. Such reclassifications had no effect on previously reported cash flows, stockholders’ equity or net income.

Use of Estimates

The preparation of financial statements in conformity with U.S GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Material estimates that are susceptible to significant change in the near term are the allowance for credit losses, valuation of and accounting for loans covered by loss sharing arrangements with the FDIC and the related loss share receivable, valuation of and accounting for acquired loans, determination of fair value of financial instruments, valuation of goodwill, intangible assets and other purchase accounting adjustments.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standard Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2014-12, “Compensation- Stock Compensation (Topic 718)—Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could be Achieved after the Requisite Service Period”. This update provides specific guidance on whether to treat a performance target that could be achieved after the requisite service period as a performance condition that affects vesting or as a nonvesting condition that affects the grant-date fair value of an award. This ASU is effective for fiscal years and interim periods beginning after December 15, 2015. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In June 2014, the FASB issued ASU No. 2014-11, “Transfers and Servicing (topic 860)—Repurchase-to-Maturity Transactions, Repurchase Financing, and Disclosures”. This update changes the accounting for repurchase-to-maturity transactions and linked repurchase financings to secured borrowing accounting, which is consistent with the accounting for other repurchase agreements. The amendments also require two new disclosures. The first disclosure requires an entity to disclose information on transfers accounted for as sales in transactions that are economically similar to repurchase agreements. The second disclosure provides increased transparency about the types of collateral pledged in repurchase agreements and similar transactions accounted for as secured borrowings. The disclosure for certain transactions accounted for as a sale is required to be presented for interim and annual periods beginning after December 15, 2014, and the disclosure for repurchase agreements, securities lending transactions, and repurchase-to-maturity transactions accounted for as secured borrowings is required to be presented for annual periods beginning after December 15, 2014, and interim periods beginning after December 15, 2015. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the Accounting Standards Codification. The amendments in this update affect any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of non-financial assets unless those contracts, including leases and insurance contracts, are within the scope of other standards. The amendments establish a core principle requiring the recognition of revenue to depict the transfer of promised goods or services to customers in an amount reflecting the consideration to which the entity expects to be entitled in exchange for such goods or services. The amendments also require expanded disclosures concerning the nature, amount, timing and uncertainty of revenues and cash flows arising from contracts with customers. For public entities, the amendments in this update are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, and must be applied retrospectively. Early application is not permitted. The Company is currently evaluating the impact of adoption.

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360)—“Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity”. The amendments in this update change the definition of a discontinued operation and, thus, limit the circumstances under which a disposal may be reported as a discontinued operation. Under the amendments, a disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has, or will have, a major effect on an entity’s operations and financial results. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

Updates to Significant Accounting Policies

Loans Held for Sale

Certain residential fixed rate and adjustable rate mortgage loans originated by the Company with the intent to sell in the secondary market are carried at the lower of cost or fair value, as determined by outstanding commitments from investors. These loans are generally sold on a non-recourse basis with servicing released. Gains and losses on the sale of loans recognized in earnings are measured based on the difference between proceeds received and the carrying amount of the loans, inclusive of deferred origination fees and costs, if any.

NOTE 3. BUSINESS ACQUISITIONS

On January 31, 2014, the Bank acquired all the outstanding common stock in Great Florida Bank (“GFB” or “Great Florida”). GFB had total assets of $957.3 million and total liabilities of $962.2 million at fair value as of January 31, 2014. Holders of GFB common stock received $3.24 per share in cash for each common share owned resulting in total cash purchase price of $42.5 million. At the time of acquisition, GFB had 25 banking locations within Southeast Florida and the Miami metropolitan area. The Company contributed capital of $125 million to the Bank at the time of the GFB acquisition.

The Company determined that the acquisition of Great Florida Bank constitutes a business combination as defined by the FASB ASC topic 805, “Business Combinations”. Accordingly, the assets acquired and liabilities assumed were recorded at their fair values on the date of acquisition. Fair values were determined in accordance with the guidance provided in FASB ASC Topic 820, “Fair Value Measurements”. In many cases the determination of the fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The Company utilized the assistance of third-party advisors in the determination of fair values for loans, other real estate owned and deferred tax assets acquired.

The following table presents a summary of the assets acquired and liabilities assumed in the Great Florida Bank acquisition recorded at fair value.

(Dollars in thousands)
Consideration paid:
Cash	$42,485
Fair value of assets acquired:
Cash and cash equivalents	28,412
Investment securities	277,639
Loans	548,129
Other real estate owned	55,085
Core deposit intangible	3,601
Fixed assets	2,576
Deferred tax asset	35,736
Other assets	6,146

Total identifiable assets acquired	957,324
Fair value of liabilities assumed:
Deposits	863,976
FHLB advances and other borrowings	92,669
Other liabilities	5,549

Total liabilities assumed	962,194

Fair value of net assets acquired	(4,870)

Goodwill resulting from acquisition	$47,355

The following is a description of the methods used to determine the fair values of significant assets and liabilities presented above:

Cash and Cash Equivalents:

These assets are carried at amounts that approximate fair value due to their short-term nature and generally negligible credit risk.

Investment Securities:

Fair value measurement is based upon quoted market prices for similar securities in active or inactive markets (Level 2). Federal Home Loan Bank of Atlanta (“FHLB”) and other bank stock are carried at par, which has historically represented the redemption price and is therefore considered to approximate fair value.

Loans:

Acquired loans are recorded at their fair value at the date of acquisition. Fair value for acquired loans is based on a discounted cash flow methodology that considers factors including the type of loan and related collateral type, delinquency and credit classification status, fixed or variable interest rate, term of loan, whether or not the loan was amortizing, and current discount rates. Additional assumptions used include default rates, loss severity, loss curves and prepayment speeds. Discounts due to credit quality are included in the determination of fair value; therefore an allowance for loan losses is not recorded at the acquisition date. The discount rates used for the cash flow methodology are based on market rates for new originations of comparable loans at the time of acquisition and include adjustments for liquidity concerns. The fair value is determined from the discounted cash flows for each individual loan, and for ASC 310-30 loans are then aggregated at the unit of account, or pool level.

The following is a summary of the acquired loans accounted for under ASC 310-30 as well as those excluded from ASC 310-30, or Non-ASC 310-30 acquired loans, in connection with the acquisition of Great Florida Bank:

(Dollars in thousands)
Acquired loans accounted for under ASC 310-30:
Contractual cash flows	$426,116
Contractual cash flows not expected to be collected (non-accretable difference)	102,581

Expected cash flows	323,535
Excess of the expected undiscounted cash flows over the carrying value (accretable discount)	40,444

Fair value at acquisition	$283,091
Acquired loans not accounted for under ASC 310-30 (Non-ASC 310-30 loans):
Unpaid principal balance	$275,772
Fair value discount	(10,734)

Fair value at acquisition	265,038

Total fair value at acquisition	$548,129

The Company acquired loans with a fair value of $265.0 million that are classified as Non-ASC 310-30 loans as these specific loans did not exhibit deteriorated credit quality since origination or were loans to borrowers that had revolving privileges at acquisition date. The acquired Non-ASC 310-30 loans with revolving privileges had a total unpaid principal balance of $71.5 million and a fair value of $60.6 million at acquisition. The acquired Non-ASC 310-30 loans without revolving privileges had a total unpaid principal balance of $204.3 million and a fair value of $204.4 million at acquisition.

Other Real Estate Owned (“OREO”):

The fair value of acquired OREO is based on the fair value of the property, less estimated cost to sell. Fair value of OREO is typically based on third party real estate appraisals which utilize market and income valuation techniques.

Deferred Tax Asset:

Deferred tax assets represent acquired loss and credit carryforwards and the net tax-affected differences between the book basis and tax basis of certain assets and liabilities, including investment securities, loans, OREO, fixed assets, core deposit intangible assets, time deposits, FHLB advances and other borrowings. The deferred tax assets are evaluated for certain carryover limitations at the acquisition date, such as Section 382 limitations, and whether it is more likely than not that the benefit from certain net operating loss carryforwards can be realized.

As part of the acquisition of Great Florida Bank, the Bank recorded $35.7 million in deferred tax assets, net of $9.2 million in valuation allowance, at acquisition. Upon acquisition, Great Florida Bank incurred a Section 382 ownership change. As such, the Company’s ability to benefit from the use of Great Florida Bank’s pre-ownership change net operating loss and tax credit carry forwards, as well as the potential deductibility of certain of its built-in losses, will be limited to approximately $1.5 million per year, putting at risk the utilization of associated deferred tax assets before they expire. The Company estimates that it is more likely than not that the benefit from certain net operating loss carryforwards will not be realized. In recognition of this risk, a valuation allowance of $9.2 million was established against the deferred tax assets associated with Great Florida Bank’s pre-ownership change net operating loss carryforwards.

Deposits:

The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the acquisition date. The fair value of fixed-maturity certificates of deposit is estimated using discounted cash flow analysis and using the rates currently offered for deposits of similar remaining maturities.

Advances from the FHLB and Other Borrowings:

The fair value of advances from the FHLB and other borrowings are estimated by discounting the future cash flows using the current rate at which similar borrowings with similar remaining maturities could be obtained.

The Great Florida Bank acquisition resulted in goodwill of $47.4 million as the estimated fair value of liabilities assumed and consideration paid exceeded the estimated fair value of assets acquired. The goodwill is included within “Goodwill and other intangible assets” in the consolidated balance sheets. None of the goodwill resulting from the Great Florida Bank acquisition is deductible for tax purposes.

The acquisition of Great Florida Bank is expected to benefit the Company through revenue and expense synergies in addition to the further expansion into the Miami metropolitan area. Management believes the Great Florida Bank acquisition will create opportunities through commercial lending and access to core deposits through a larger branch network.

The core deposit intangible is being amortized on straight line basis over the estimated life, currently expected to be 10 years.

For the six months ended June 30, 2014, the Company incurred $5.0 million of bank acquisition, legal fees, accounting advisory, data conversion, retention payments and severance expenses related to the acquisition of Great Florida Bank which is recorded in noninterest expenses in the consolidated statement of income.

The provisional amounts recorded for the Great Florida Bank acquisition may be updated if better information is obtained about the initial assumptions used to determine fair value amounts or if new information is obtained regarding the facts and circumstances that existed at the date of acquisition. The provisional amounts may be adjusted through the completion of the measurement period, which does not exceed one year from the date of acquisition. Fair values are preliminary estimates for deferred tax assets.

NOTE 4. INVESTMENT SECURITIES

The amortized cost, gross unrealized gains and losses and approximate fair values of securities available for sale and held to maturity are as follows:

	Amortized Cost	Unrealized		Fair Value
June 30, 2014		Gains	Losses
	(Dollars in thousands)
Held to maturity:
Foreign bonds	$—	$—	$—	$—

Available for sale:
U.S. Government agencies and sponsored enterprises obligations	$79,896	$594	$392	$80,098
U.S. Government agencies and sponsored enterprises mortgage-backed securities	575,101	5,132	1,191	579,042
State and municipal obligations	2,039	198	—	2,237
Asset-backed securities	443,972	3,790	1,126	446,636
Corporate bonds and other debt securities	544,041	7,230	20	551,251
Preferred Stock	66,340	149	1,051	65,438

Total available for sale	$1,711,389	$17,093	$3,780	$1,724,702

	Amortized Cost	Unrealized		Fair Value
December 31, 2013		Gains	Losses
	(Dollars in thousands)
Held to maturity:
Foreign bonds	$365	$—	$1	$364

Available for sale:
U.S. Government agencies and sponsored enterprises obligations	$51,553	$58	$456	$51,155
U.S. Government agencies and sponsored enterprises mortgage-backed securities	243,062	1,071	2,495	241,638
State and municipal obligations	2,039	85	—	2,124
Asset-backed securities	385,979	3,267	1,281	387,965
Corporate bonds and other debt securities	375,373	4,453	601	379,225
Preferred Stock	90,330	205	6,871	83,664

Total available for sale	$1,148,336	$9,139	$11,704	$1,145,771

As part of the Company’s liquidity management strategy, the Company pledges loans and securities to secure borrowings from the FHLB. The Company also pledges securities to collateralize public deposits. The carrying value of all pledged securities totaled $946.5 million and $437.4 million at June 30, 2014 and December 31, 2013, respectively.

The amortized cost and estimated fair value of securities available for sale and held to maturity, by contractual maturity, are as follows:

	June 30, 2014		December 31, 2013
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(Dollars in thousands)
Held to maturity:
Due in one year or less	$—	$—	$365	$364

Total held to maturity	$—	$—	$365	$364

Available for sale:
Due in one year or less	$19,337	$19,538	$10,085	$10,212
Due after one year through five years	403,194	407,426	305,317	309,064
Due after five years through ten years	85,262	84,966	10,735	10,665
Due after ten years	118,183	121,656	51,913	52,044
U.S. Government agencies and sponsored enterprises mortgage-backed securities and asset-backed securities	1,019,073	1,025,678	679,956	680,122
Preferred Stock	66,340	65,438	90,330	83,664

Total available for sale	$1,711,389	$1,724,702	$1,148,336	$1,145,771

For purposes of the maturity table, mortgage-backed securities and asset-backed securities, the principal of which are repaid periodically, are presented as a single amount. The expected lives of these securities will differ from contractual maturities because borrowers may have the right to prepay the underlying loans with or without prepayment penalties.

The following tables present the estimated fair values and gross unrealized losses on investment securities available for sale, aggregated by investment category and length of time individual securities have been in a continuous unrealized loss position for the periods presented:

	Less than 12 Months		12 Months or More		Total
June 30, 2014	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(Dollars in thousands)
Available for sale:
U.S. Government agencies and sponsored enterprises obligations	$23,305	$129	$19,866	$263	$43,171	$392
U.S. Government agencies and sponsored enterprises mortgage-backed securities	23,444	130	56,826	1,061	80,270	1,191
State and municipal obligations	—	—	—	—	—	—
Asset-backed securities	118,831	1,113	2,500	13	121,331	1,126
Corporate bonds and other debt securities	32,130	20	—	—	32,130	20
Preferred stock	12,951	59	36,251	992	49,202	1,051

Total available for sale	$210,661	$1,451	$115,443	$2,329	$326,104	$3,780

	Less than 12 Months		12 Months or More		Total
December 31, 2013	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(Dollars in thousands)
Available for sale:
U.S. Government agencies and sponsored enterprises obligations	$41,276	$456	$—	$—	$41,276	$456
U.S. Government agencies and sponsored enterprises mortgage-backed securities	141,304	2,494	636	1	141,940	2,495
State and municipal obligations	—	—	—	—	—	—
Asset-backed securities	161,879	1,233	11,949	48	173,828	1,281
Corporate bonds and other debt securities	58,596	601	—	—	58,596	601
Preferred stock	65,061	6,871	—	—	65,061	6,871

Total available for sale	$468,116	$11,655	$12,585	$49	$480,701	$11,704

At June 30, 2014, the Company’s security portfolio consisted of 307 securities, of which 63 securities were in an unrealized loss position. A total of 35 were in an unrealized loss position for less than 12 months. The unrealized losses for these securities resulted primarily from changes in interest rates. All securities available for sale at June 30, 2014 and December 31, 2013 are investment grade based on ratings from recognized rating agencies.

The Company monitors its investment securities for other than temporary impairment (“OTTI”). Impairment is evaluated on an individual security basis considering numerous factors, and its relative significance varies depending on the situation. The Company has evaluated the nature of unrealized losses in the investment securities portfolio to determine if OTTI exists. The unrealized losses relate to changes in market interest rates and specific market conditions that do not represent credit-related impairments. Furthermore, the Company does not intend to sell nor is it more likely than not that it will be required to sell these investments before the recovery of their amortized cost basis. Management has completed an assessment of each security in an unrealized loss position for credit impairment, including securities with existing characteristics that are covered under the Volcker Rule, and has determined that no individual security was other than temporarily impaired at June 30, 2014 or December 31, 2013. The following describes the basis under which the Company has evaluated OTTI:

U.S. Government Agencies and Sponsored Enterprises Obligations and Mortgage-Backed Securities (“MBS”):

The unrealized losses associated with U.S. Government agencies and sponsored enterprises obligations and MBS are primarily driven by changes in interest rates. These securities have either an explicit or implicit U.S. government guarantee.

Corporate Bonds and Asset Backed Securities:

Securities were generally underwritten in accordance with the Company’s own investment standards prior to the decision to purchase, without relying on a bond issuer’s guarantee in making the investment decision. These investments are investment grade and will continue to be monitored as part of the Company’s ongoing impairment analysis, but are expected to perform in accordance with their terms.

Preferred Stock:

The unrealized losses associated with preferred stock investments in large U.S. financial institutions are primarily driven by changes in interest rates. These securities were generally underwritten in accordance with the Company’s own investment standards prior to the decision to purchase. These investments are investment grade and will continue to be monitored as part of the Company’s ongoing impairment analysis, but are expected to perform in accordance with their terms.

Gross realized gains and losses on the sale of securities available for sale are shown below. The cost of securities sold is based on the specific identification method.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands)
Proceeds from sales	$241,400	$193,036	$493,162	$309,330

Gross realized gains	$5,203	$1,757	$7,897	$2,566
Gross realized losses	(824)	(92)	(1,012)	(92)

Net realized gains (losses) on sales	$4,379	$1,665	$6,885	$2,474

NOTE 5. LOANS, NET

The Company’s loan portfolio consists of new and acquired loans. The Company classifies originated loans and purchased loans not acquired through business combinations as new loans (“New” loans). The Company classifies loans acquired through business combinations as acquired loans (“Acquired” loans). The acquired loan portfolio is segmented into “Covered Loans”, loans subject to loss sharing with the FDIC, and “Non-Covered Loans”, acquired loans without loss share reimbursement. Additionally, the new loan portfolio is classified as “Non-Covered Loans”. A portion of the acquired loan portfolio, both Covered and Non-Covered Loans, exhibited evidence of deterioration in credit quality since origination, and are accounted for under ASC 310-30. The remaining portfolio of acquired loans consists of loans that were not considered ASC 310-30 loans at acquisition and are classified as Non-ASC 310-30 loans. Approximately 10.0% and 15.9% of total portfolio loans are covered by loss sharing agreements with the FDIC as of June 30, 2014 and December 31, 2013, respectively.

The following tables summarize the Company’s loans by portfolio segment as of the periods presented, net of deferred fees:

	Covered Loans		Non-Covered Loans
June 30, 2014	ASC 310-30 Loans	Non-ASC 310-30 Loans	ASC 310-30 Loans	Non-ASC 310-30 Loans	New Loans (1)	Total
	(Dollars in thousands)
Real estate loans:
Commercial real estate (2)	$185,097	$9,207	$228,057	$81,454	$892,999	$1,396,814
1-4 single family residential	41,813	7,952	56,989	103,104	523,987	733,845
Construction, land and development	23,057	—	53,153	8,077	123,169	207,456
Home equity loans and lines of credit	—	10,835	—	46,091	9,631	66,557

Total real estate loans	$249,967	$27,994	$338,199	$238,726	$1,549,786	$2,404,672

Other loans:
Commercial and industrial	$43,293	$4,377	$38,151	$12,142	$753,984	$851,947
Consumer	850	42	2,495	1,079	2,567	7,033

Total other loans	44,143	4,419	40,646	13,221	756,551	858,980

Total loans held in portfolio	$294,110	$32,413	$378,845	$251,947	$2,306,337	$3,263,652

Allowance for loan losses						(17,884)

Loans held in portfolio, net						$3,245,768

	Covered Loans		Non-Covered Loans
December 31, 2013	ASC 310-30 Loans	Non-ASC 310-30 Loans	ASC 310-30 Loans	Non-ASC 310-30 Loans	New Loans (1)	Total
	(Dollars in thousands)
Real estate loans:
Commercial real estate (2)	$195,672	$10,175	$78,475	$2,530	$669,711	$956,563
1-4 single family residential	46,461	8,029	10,284	2,145	359,818	426,737
Construction, land and development	36,727	—	19,209	—	75,666	131,602
Home equity loans and lines of credit	—	10,773	—	1,225	19,303	31,301

Total real estate loans	$278,860	$28,977	$107,968	$5,900	$1,124,498	$1,546,203

Other loans:
Commercial and industrial	$46,184	$4,286	$10,863	$754	$645,037	$707,124
Consumer	902	46	3,090	243	1,176	5,457

Total other loans	47,086	4,332	13,953	997	646,213	712,581

Total loans held in portfolio	$325,946	$33,309	$121,921	$6,897	$1,770,711	$2,258,784

Allowance for loan losses						(14,733)

Loans held in portfolio, net						$2,244,051

(1)	Balance includes $6.7 million and $6.4 million of net deferred fees and unamortized premiums as of June 30, 2014 and December 31, 2013, respectively.
(2)	Balance includes $230.5 million and $155.0 million of owner occupied commercial real estate loans as of June 30, 2014 and December 31, 2013, respectively.

At June 30, 2014 and December 31, 2013, the UPB of ASC 310-30 loans were $890.0 million and $628.5 million, respectively. At June 30, 2014 and December 31, 2013, the Company had pledged loans as collateral for FHLB advances with a carrying amount of $895.9 million and $741.9 million, respectively. The recorded investments of consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process as of June 30, 2014 totaled $9.8 million. The Company held $505.7 million and $481.0 million of syndicated national loans as of June 30, 2014 and December 31, 2013, respectively.

During the three and six months ended June 30, 2014, the Company purchased approximately $71.2 million in residential mortgage loans from a third party. There were no residential mortgage loan purchases during the three or six months ended June 30, 2013.

During the three and six months ended June 30, 2014, the Company sold approximately $23.0 million in residential mortgage loans to a third party. There were no residential mortgage loan sales during the three or six months ended June 30, 2013.

The accretable discount on ASC 310-30 loans represents the amount by which the undiscounted expected cash flows on such loans exceed their carrying value. The increase in expected cash flow for certain ASC 310-30 loan pools resulted in the reclassification of $13.0 million and $11.5 million in non-accretable difference to accretable discount during the six months ended June 30, 2014 and 2013, respectively. Changes in accretable discount for ASC 310-30 loans for the six months ended June 30, 2014 and 2013 were as follows:

	Six Months Ended June 30,
	2014	2013
	(Dollars in thousands)
Balance at January 1,	$148,501	$175,873
Additions to accretable discount from GFB acquisition	40,444	—
Accretion	(31,231)	(32,643)
Reclassifications from non-accretable difference	13,030	11,529

Balance at June 30,	$170,744	$154,759

NOTE 6. ALLOWANCE FOR LOAN LOSSES (“ALL”)

The ALL reflects management’s estimate of probable credit losses inherent in the loan portfolio. The computation of the ALL includes elements of judgment and high levels of subjectivity. Substantially all of the Company’s loans that were acquired in failed bank acquisitions were acquired at a substantial discount to their original book value and are covered by loss sharing agreements with the FDIC.

The Company’s accounting method for loans and the corresponding ALL differs depending on whether the loans are new or acquired. The Company therefore assesses and monitors credit risk and portfolio performance using distinct methodologies for acquired loans, both ASC 310-30 Loans and Non-ASC 310-30 Loans, and New loans. Within each class the Company further disaggregates the portfolios into the following segments: Commercial real estate, 1-4 single family residential, Construction, land and development, Home equity loans and lines of credit, Commercial and industrial and Consumer.

Loans accounted for under ASC 310-30 are excluded from the following analysis because their related allowance is determined by loan pool performance. Changes in the ALL by loan class and portfolio segment for the three and six months ended June 30, 2014 and 2013 are as follows:

	Commercial Real Estate	1-4 Single Family Residential	Construction, Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
Balance at April 1, 2014	$5,523	$1,587	$1,900	$151	$5,977	$356	$15,494

Provision (credit) for ASC 310-30 loans	191	212	(31)	—	(539)	(34)	(201)
Provision (credit) for non-ASC 310-30 loans	4	(45)	—	89	16	32	96
Provision (credit) for New loans	1,351	702	499	(65)	849	5	3,341

Total provision	1,546	869	468	24	326	3	3,236

Charge-offs for ASC 310-30 loans	—	(30)	(444)	—	(32)	(4)	(510)
Charge-offs for non-ASC 310-30 loans	—	—	—	(62)	—	(29)	(91)
Charge-offs for New loans	—	—	—	—	(348)	—	(348)

Total charge-offs	—	(30)	(444)	(62)	(380)	(33)	(949)

Recoveries for ASC 310-30 loans	91	—	11	—	1	—	103
Recoveries for non-ASC 310-30 loans	—	—	—	—	—	—	—
Recoveries for New loans	—	—	—	—	—	—	—

Total recoveries	91	—	11	—	1	—	103

Ending ALL balance
ASC 310-30 loans	2,883	207	660	—	1,359	298	5,407
Non-ASC 310-30 loans	15	7	—	32	6	3	63
New loans	4,262	2,212	1,275	81	4,559	25	12,414

Balance at June 30, 2014	$7,160	$2,426	$1,935	$113	$5,924	$326	$17,884

	Commercial Real Estate	1-4 Single Family Residential	Construction, Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
Balance at April 1, 2013	$5,031	$2,414	$3,855	$82	$4,878	$354	$16,614

Provision (credit) for ASC 310-30 loans	572	(709)	(72)	—	257	399	447
Provision (credit) for non-ASC 310-30 loans	(3)	(21)	(2)	(7)	(190)	—	(223)
Provision (credit) for New loans	(35)	15	(338)	(25)	632	—	249

Total provision	534	(715)	(412)	(32)	699	399	473

Charge-offs for ASC 310-30 loans	—	(576)	(232)	—	(1)	(455)	(1,264)
Charge-offs for non-ASC 310-30 loans	—	—	—	—	(64)	—	(64)
Charge-offs for New loans	—	—	(34)	—	—	—	(34)

Total charge-offs	—	(576)	(266)	—	(65)	(455)	(1,362)

Recoveries for ASC 310-30 loans	26	2	2	—	—	1	31
Recoveries for non-ASC 310-30 loans	—	—	—	—	—	—	—
Recoveries for New loans	—	—	—	—	—	—	—

Total recoveries	26	2	2	—	—	1	31

Ending ALL balance
ASC 310-30 loans	4,163	595	2,167	—	3,066	279	10,270
Non-ASC 310-30 loans	14	11	1	38	8	4	76
New loans	1,414	519	1,011	12	2,438	16	5,410

Balance at June 30, 2013	$5,591	$1,125	$3,179	$50	$5,512	$299	$15,756

	Commercial Real Estate	1-4 Single Family Residential	Construction, Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
Balance at January 1, 2014	$4,834	$1,443	$1,819	$132	$6,331	$174	$14,733

Provision (credit) for ASC 310-30 loans	191	152	133	—	(871)	232	(163)
Provision (credit) for non-ASC 310-30 loans	5	(45)	—	129	(109)	32	12
Provision (credit) for New loans	2,113	906	441	(45)	1,054	8	4,477

Total provision	2,309	1,013	574	84	74	272	4,326

Charge-offs for ASC 310-30 loans	(74)	(30)	(1,245)	—	(110)	(91)	(1,550)
Charge-offs for non-ASC 310-30 loans	—	—	—	(103)	(24)	(29)	(156)
Charge-offs for New loans	—	—	—	—	(348)	—	(348)

Total charge-offs	(74)	(30)	(1,245)	(103)	(482)	(120)	(2,054)

Recoveries for ASC 310-30 loans	91	—	787	—	1	—	879
Recoveries for non-ASC 310-30 loans	—	—	—	—	—	—	—
Recoveries for New loans	—	—	—	—	—	—	—

Total recoveries	91	—	787	—	1	—	879

Ending ALL balance
ASC 310-30 loans	2,883	207	660	—	1,359	298	5,407
Non-ASC 310-30 loans	15	7	—	32	6	3	63
New loans	4,262	2,212	1,275	81	4,559	25	12,414

Balance at June 30, 2014	$7,160	$2,426	$1,935	$113	$5,924	$326	$17,884

	Commercial Real Estate	1-4 Single Family Residential	Construction, Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
Balance at January 1, 2013	$4,107	$3,049	$5,239	$67	$6,054	$433	$18,949

Provision (credit) for ASC 310-30 loans	2,634	(1,153)	463	—	(970)	486	1,460
Provision (credit) for non-ASC 310-30 loans	(6)	(31)	(2)	(24)	(110)	—	(173)
Provision (credit) for New loans	(184)	(103)	(100)	8	703	(42)	282

Total provision	2,444	(1,287)	361	(16)	(377)	444	1,569

Charge-offs for ASC 310-30 loans	(986)	(689)	(2,380)	—	(6)	(579)	(4,640)
Charge-offs for non-ASC 310-30 loans	—	—	—	(1)	(159)	—	(160)
Charge-offs for New loans	—	—	(57)	—	—	—	(57)

Total charge-offs	(986)	(689)	(2,437)	(1)	(165)	(579)	(4,857)

Recoveries for ASC 310-30 loans	26	52	16	—	—	1	95
Recoveries for non-ASC 310-30 loans	—	—	—	—	—	—	—
Recoveries for New loans	—	—	—	—	—	—	—

Total recoveries	26	52	16	—	—	1	95

Ending ALL balance
ASC 310-30 loans	4,163	595	2,167	—	3,066	279	10,270
Non-ASC 310-30 loans	14	11	1	38	8	4	76
New loans	1,414	519	1,011	12	2,438	16	5,410

Balance at June 30, 2013	$5,591	$1,125	$3,179	$50	$5,512	$299	$15,756

Credit Quality Indicators

In evaluating credit risk, the Company looks at multiple factors including delinquencies. Management considers delinquency status to be the most meaningful indicator of the credit quality of one-to-four single family residential, home equity loans and lines of credit and consumer loans. Delinquency statistics are updated at least monthly.

The following tables present an aging analysis of the recorded investment for delinquent loans by class and portfolio segment (excluding loans accounted for under ASC 310-30):

	Accruing
June 30, 2014	30 to 59 Days Past Due	60 to 89 Days Past Due	90 Days or More Past Due	Non- Accrual	Total
	(Dollars in thousands)
New Loans:
Real estate loans
Commercial real estate	$—	$—	$—	$—	$—
1-4 single family residential	—	—	—	—	—
Construction, land and development	—	—	—	—	—
Home equity lines of credit	—	—	—	198	198

Total real estate loans	—	—	—	198	198

Other loans:
Commercial and industrial	—	—	—	—	—
Consumer	—	—	—	—	—

Total other loans	—	—	—	—	—

Total new loans	$—	$—	$—	$198	$198

Acquired Loans:
Real estate loans
Commercial real estate	$—	$—	$—	$5,001	$5,001
1-4 single family residential	—	831	—	618	1,449
Construction, land and development	—	—	—	1,716	1,716
Home equity lines of credit	1,023	537	—	5,142	6,702

Total real estate loans	1,023	1,368	—	12,477	14,868

Other loans:
Commercial and industrial	—	38	—	1,599	1,637
Consumer	—	—	—	—	—

Total other loans	—	38	—	1,599	1,637

Total acquired loans	$1,023	$1,406	$—	$14,076	$16,505

	Accruing
December 31, 2013	30 to 59 Days Past Due	60 to 89 Days Past Due	90 Days or More Past Due	Non- Accrual	Total
	(Dollars in thousands)
New Loans:
Real estate loans
Commercial real estate	$—	$—	$—	$—	$—
1-4 single family residential	4,688	2,164	—	1,052	7,904
Construction, land and development	—	—	—	—	—
Home equity lines of credit	198	—	—	—	198

Total real estate loans	4,886	2,164	—	1,052	8,102

Other loans:
Commercial and industrial	—	—	—	24	24
Consumer	—	—	—	—	—

Total other loans	—	—	—	24	24

Total new loans	$4,886	$2,164	$—	$1,076	$8,126

Acquired Loans:
Real estate loans
Commercial real estate	$145	$—	$—	$5,962	$6,107
1-4 single family residential	923	—	—	144	1,067
Construction, land and development	—	—	—	—	—
Home equity lines of credit	96	218	—	1,996	2,310

Total real estate loans	1,164	218	—	8,102	9,484

Other loans:
Commercial and industrial	39	—	—	275	314
Consumer	—	—	—	29	29

Total other loans	39	—	—	304	343

Total acquired loans	$1,203	$218	$—	$8,406	$9,827

Internal risk ratings are considered the most meaningful indicator of credit quality for Non-ASC 310-30 and new commercial, construction, land and development and commercial real estate loans. Internal risk ratings are updated on a continuous basis. Loans exhibiting potential credit weaknesses that deserve management’s close attention and that if left uncorrected may result in deterioration of the repayment capacity of the borrower are categorized as special mention. Loans with well-defined credit weaknesses including payment defaults, declining collateral values, frequent overdrafts, operating losses, increasing balance sheet leverage, inadequate cash flow, project cost overruns, unreasonable construction delays, past due real estate taxes or exhausted interest reserves are assigned an internal risk rating of substandard. A loan with a weakness so severe that collection in full is highly questionable or improbable will be assigned an internal risk rating of doubtful.

The following table summarizes the Company’s Non-ASC 310-30 and New loans by key indicators of credit quality. Loans accounted for under ASC 310-30 are excluded from the following analysis because their related allowance is determined by loan pool performance:

June 30, 2014	Pass	Special Mention	Substandard	Doubtful
	(Dollars in thousands)
New loans
Commercial real estate	$892,968	$—	$31	$—
Construction, land and development	123,169	—	—	—
Commercial and industrial	753,984	—	—	—

Total new loans	$1,770,121	$—	$31	$—

Acquired loans:
Commercial real estate	$83,964	$887	$5,810	$—
Construction, land and development	6,361	—	1,716	—
Commercial and industrial	11,824	2,064	2,631	—

Total acquired loans	$102,149	$2,951	$10,157	$—

December 31, 2013	Pass	Special Mention	Substandard	Doubtful
	(Dollars in thousands)
New loans
Commercial real estate	$669,546	$14	$151	$—
Construction, land and development	75,666	—	—	—
Commercial and industrial	645,013	—	24	—

Total new loans	$1,390,225	$14	$175	$—

Acquired loans:
Commercial real estate	$5,523	$895	$6,287	$—
Construction, land and development	—	—	—	—
Commercial and industrial	3,119	19	1,902	—

Total acquired loans	$8,642	$914	$8,189	$—

Internal risk ratings are a key factor in identifying loans that are individually evaluated for impairment and impact management’s estimates of loss factors used in determining the amount of the ALL.

The following table shows the Company’s investment in impaired loans disaggregated based on the method of evaluating impairment:

	Loans—Recorded Investment			Allowance for Credit Loss
June 30, 2014	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ASC 310- 30 Loans	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ASC 310- 30 Loans
	(Dollars in thousands)
New Loans:
Real estate loans
Commercial real estate	$—	$892,999	$—	$—	$4,262	$—
1-4 single family residential	—	523,987	—	—	2,212	—
Construction, land and development	—	123,169	—	—	1,275	—
Home equity loans and lines of credit	—	9,631	—	—	81	—

Total real estate loans	$—	$1,549,786	$—	$—	$7,830	$—

Other loans
Commercial and industrial	$—	$753,984	$—	$—	$4,559	$—
Consumer	—	2,567	—	—	25	—

Total other loans	$—	$756,551	$—	$—	$4,584	$—

Acquired Loans:
Real estate loans
Commercial real estate	$4,666	$85,995	$413,154	$—	$15	$2,883
1-4 single family residential	—	111,056	98,802	—	7	207
Construction, land and development	—	8,077	76,210	—	—	660
Home equity loans and lines of credit	184	56,742	—	—	32	—

Total real estate loans	$4,850	$261,870	$588,166	$—	$54	$3,750

Other loans
Commercial and industrial	$—	$16,519	$81,444	$—	$6	$1,359
Consumer	—	1,121	3,345	—	3	298

Total other loans	$—	$17,640	$84,789	$—	$9	$1,657

	Loans—Recorded Investment			Allowance for Credit Loss
December 31, 2013	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ASC 310- 30 Loans	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ASC 310- 30 Loans
	(Dollars in thousands)
New Loans:
Real estate loans
Commercial real estate	$—	$669,711	$—	$—	$2,149	$—
1-4 single family residential	—	359,818	—	—	1,306	—
Construction, land and development	—	75,666	—	—	834	—
Home equity loans and lines of credit	—	19,303	—	—	126	—

Total real estate loans	$—	$1,124,498	$—	$—	$4,415	$—

Other loans
Commercial and industrial	$—	$645,037	$—	$—	$3,853	$—
Consumer	—	1,176	—	—	17	—

Total other loans	$—	$646,213	$—	$—	$3,870	$—

Acquired Loans:
Real estate loans
Commercial real estate	$5,134	$7,571	$274,147	$—	$10	$2,675
1-4 single family residential	189	9,985	56,745	44	8	85
Construction, land and development	—	—	55,936	—	—	985
Home equity loans and lines of credit	386	11,612	—	105	34	—

Total real estate loans	$5,709	$29,168	$386,828	$149	$52	$3,745

Other loans
Commercial and industrial	$—	$5,040	$57,047	$—	$6	$2,339
Consumer	—	289	3,992	—	—	157

Total other loans	$—	$5,329	$61,039	$—	$6	$2,496

The following tables set forth certain information regarding the Company’s impaired loans (excluding loans accounted for under ASC 310-30) that were evaluated for specific reserves:

	Impaired Loans—With Allowance			Impaired Loans—With no Allowance
June 30, 2014	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance
(Dollars in thousands)
New Loans:
Real estate loans
Commercial real estate	$—	$—	$—	$—	$—
1-4 single family residential	—	—	—	—	—
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	—	—	—	—	—

Total real estate loans	$—	$—	$—	$—	$—

Other loans
Commercial and industrial	$—	$—	$—	$—	$—
Consumer	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—

Acquired Loans:
Real estate loans
Commercial real estate	$—	$—	$—	$4,666	$4,795
1-4 single family residential	—	—	—	—	—
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	—	—	—	184	253

Total real estate loans	$—	$—	$—	$4,850	$5,048

Other loans
Commercial and industrial	$—	$—	$—	$—	$—
Consumer	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—

	Impaired Loans—With Allowance			Impaired Loans—With no Allowance
December 31, 2013	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance
(Dollars in thousands)
New Loans:
Real estate loans
Commercial real estate	$—	$—	$—	$—	$—
1-4 single family residential	—	—	—	—	—
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	—	—	—	—	—

Total real estate loans	$—	$—	$—	$—	$—

Other loans
Commercial and industrial	$—	$—	$—	$—	$—
Consumer	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—

Acquired Loans:
Real estate loans
Commercial real estate	$—	$—	$—	$5,134	$5,218
1-4 single family residential	189	277	44	—	—
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	386	500	105	—	—

Total real estate loans	$575	$777	$149	$5,134	$5,218

Other loans
Commercial and industrial	$—	$—	$—	$—	$—
Consumer	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—

	Three Months Ended June 30,
	2014		2013
	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
	(Dollars in thousands)
Impaired loans with no related allowance:
Real estate loans:
Commercial real estate	$4,705	$—	$5,235	$—
1-4 single family residential	—	—	—	—
Construction, land and development	—	—	—	—
Home equity loans and lines of credit	184	—	—	—

Total real estate loans	$4,889	$—	$5,235	$—

Other loans:
Commercial and industrial	$—	$—	$263	$—
Consumer	—	—	—	—

Total other loans	$—	$—	$263	$—

Impaired loans with an allowance:
Real estate loans:
Commercial real estate	$—	$—	$—	$—
1-4 single family residential	—	—	—	—
Construction, land and development	—	—	—	—
Home equity loans and lines of credit	—	—	—	—

Total real estate loans	$—	$—	$—	$—

Other loans:
Commercial and industrial	$—	$—	$—	$—
Consumer	—	—	—	—

Total other loans	$—	$—	$—	$—

	Six Months Ended June 30,
	2014		2013
	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
	(Dollars in thousands)
Impaired loans with no related allowance:
Real estate loans:
Commercial real estate	$4,718	$—	$5,252	$—
1-4 single family residential	—	—	—	—
Land and development	—	—	—	—
Home equity loans and lines of credit	184	—	—	—

Total real estate loans	$4,902	$—	$5,252	$—

Other loans:
Commercial and industrial	$—	$—	$269	$—
Consumer	—	—	—	—

Total other loans	$—	$—	$269	$—

Impaired loans with an allowance:
Real estate loans:
Commercial real estate	$—	$—	$—	$—
1-4 single family residential	—	—	—	—
Land and development	—	—	—	—
Home equity loans and lines of credit	—	—	—	—

Total real estate loans	$—	$—	$—	$—

Other loans:
Commercial and industrial	$—	$—	$—	$—
Consumer	—	—	—	—

Total other loans	$—	$—	$—	$—

NOTE 7. COVERED ASSETS AND LOSS SHARING AGREEMENTS

In each of the 2010 and 2011 Acquisitions (except Sunshine State Community Bank and First Peoples Bank), the Bank and the FDIC entered into loss sharing agreements.

The following table summarizes the carrying value of assets covered by the loss sharing agreements:

	June 30, 2014	December 31, 2013
	(Dollars in thousands)
Loans, excluding allowance for loan losses	$326,523	$359,255
OREO	29,840	27,299

Total Covered Assets	$356,363	$386,554

When a provision for loan loss is required for a loan subsequent to acquisition that is covered under a loss sharing agreement, the Company records an increase in the loss share indemnification asset and an increase to noninterest income in the consolidated statement of income based on the applicable loss sharing ratio. Increases in the loss share indemnification asset of $0.6 million and $3.7 million were included in noninterest income for the six months ended June 30, 2014 and 2013, respectively, related to the provision for loan losses on Covered Loans, including both ASC 310-30 and Non-ASC 310-30 loans.

Changes in the loss share indemnification for the periods presented were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands)
Balance at beginning of period	$80,605	$113,491	$87,229	$125,949
Reimbursable expenses	1,427	2,465	3,153	5,921
Amortization	(5,406)	(5,629)	(11,405)	(12,459)
Income resulting from impairment and charge-off of covered assets, net	456	2,694	1,206	5,980
Expense resulting from recoupment and disposition of covered assets, net	(1,260)	(3,427)	(2,423)	(7,056)
FDIC claims submissions	(969)	(5,414)	(2,907)	(14,155)

Balance at end of period	$74,853	$104,180	$74,853	$104,180

As of June 30, 2014 and December 31, 2013, the carrying value of loss share indemnification assets exceeded the total cash flow expected to be collected by $31.8 million and $29.8 million, respectively, and is being amortized using the effective interest method over the shorter of (1) the remaining expected term of the respective loans or (2) the remaining term of the loss sharing agreement.

The following table summarizes the changes in the clawback liability, included in Other Liabilities, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands)
Balance at beginning of period	$12,060	$12,038	$11,753	$11,966
Amortization impact	181	187	357	368
Remeasurement impact	284	645	415	536

Balance at end of period	$12,525	$12,870	$12,525	$12,870

NOTE 8. GOODWILL AND INTANGIBLES

Goodwill and other intangible assets, which include core deposit intangibles are summarized as follows:

	June 30, 2014	December 31, 2013
	(Dollars in thousands)
Goodwill	$81,104	$33,749
Core deposit intangible	14,370	10,768

Total	95,474	44,517
Less: Accumulated amortization	(6,008)	(5,148)

Total, net	$89,466	$39,369

The amount of amortization expense for core deposit intangible assets to be recognized over the next five fiscal years at June 30, 2014 is as follows:

Type of intangibles	Remainder of 2014	2015	2016	2017	2018	Total
	(Dollars in thousands)
Core deposit intangible	$851	$1,630	$1,189	$1,023	$1,023	$5,716

During the three months ended June 30, 2014 and 2013, the Company recognized $0.4 million and $0.4 million, respectively, of amortization expense related to intangible assets. During the six months ended June 30, 2014 and 2013, the Company recognized $0.9 million and $0.8 million, respectively, of amortization expense related to intangible assets.

NOTE 9. BANK-OWNED LIFE INSURANCE (“BOLI”)

Bank-owned life insurance policies are held in order to insure the key officers and employees of the Bank. Per ASC 325-30, “Investments in Insurance Contracts,” this policy is recorded at the cash surrender value adjusted for other charges or other amounts due that are probable at settlement, if applicable. As of June 30, 2014, the BOLI cash surrender value was $117.1 million resulting in other income for the three and six months ended June 30, 2014 of $1.0 million and $1.9 million and an annualized pre-tax yield of 3.57% and 3.55%, respectively. The total death benefit of the BOLI policies at June 30, 2014 totaled $379.7 million. The Bank did not hold BOLI policies during the three or six months ended June 30, 2013.

The following table summarizes the changes in the cash surrender value of BOLI for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands)
Balance at beginning of period	$116,075	$—	$75,257	$—
Additions from premium payments	—	—	40,000	—
Net gain in cash surrender value	1,038	—	1,856	—

Balance at end of period	$117,113	$—	$117,113	$—

NOTE 10. DERIVATIVES

The Company is a party to interest rate derivatives that are not designated as hedging instruments. These derivatives relate to interest rate swaps that the Company enters into with customers to allow customers to convert variable rate loans to a fixed rate. The Company pays interest to the customer at a floating rate on the notional amount and receives interest from the customer at a fixed rate for the same notional amount. At the same time the interest rate swap is entered into with the customer, an offsetting interest rate swap is entered into with another financial institution. The Company pays the other financial institution interest at the same fixed rate on the same notional amount as the swap entered into with the customer, and receives interest from the financial institution for the same floating rate on the same notional amount. The changes in the fair value of the swaps offset each other, except for any credit risk of the counterparties, which is determined by taking into consideration the risk rating, probability of default and loss of given default for all counterparties. Any fees received were recognized in earnings at the time of the transaction. The Company recorded $1.8 million and $0.8 million of customer swap fees in noninterest income in the accompanying statement of income for the three months ended June 30, 2014 and 2013, respectively and $2.2 million and $1.2 million for the six months ended June 30, 2014 and 2013, respectively.

All derivative positions held by the Company as of June 30, 2014 were not designated as hedging instruments under ASC 815-10. As of June 30, 2014, the Company has not recorded any credit adjustments related to the credit risk of the counterparties. There was no change in the fair value of derivative assets and derivative liabilities attributable to credit risk included in “Noninterest Expense” on the statements of income for the three or six months ended June 30, 2014.

The following tables summarize the Company’s derivatives outstanding included in “Other Assets” and “Other Liabilities” in the accompanying consolidated balance sheet:

June 30, 2014	Derivative Assets		Derivative Liabilities
	Notional	Fair Value	Notional	Fair Value
	(Dollars in thousands)
Derivative not designated as hedging instruments under ASC 815-10
Interest rate contracts—pay floating, receive fixed	$292,497	$8,607	$33,236	$270
Interest rate contracts—pay fixed, receive floating	—	—	325,733	8,337

Total derivatives	$292,497	$8,607	$358,969	$8,607

December 31, 2013	Derivative Assets		Derivative Liabilities
	Notional	Fair Value	Notional	Fair Value
	(Dollars in thousands)
Derivative not designated as hedging instruments under ASC 815-10
Interest rate contracts—pay floating, receive fixed	$126,011	$2,660	$43,539	$1,488
Interest rate contracts—pay fixed, receive floating	—	—	169,551	1,172

Total derivatives	$126,011	$2,660	$213,090	$2,660

The Company has entered into transactions subject to an enforceable master netting arrangement with a financial institution. The following table summarizes the gross and net fair values of the Company’s derivatives outstanding with this counterparty included in “Other Liabilities” in the accompanying consolidated balance:

June 30, 2014	Gross amounts of recognized liabilities	Gross amounts offset in the consolidated balance sheets	Net amounts in the consolidated balance sheets
	(Dollars in thousands)
Offsetting derivative liabilities
Counterparty A—Interest rate contracts	$8,607	$(270)	$8,337

Total	$8,607	$(270)	$8,337

December 31, 2013	Gross amounts of recognized liabilities	Gross amounts offset in the consolidated balance sheets	Net amounts in the consolidated balance sheets
	(Dollars in thousands)
Offsetting derivative liabilities
Counterparty A—Interest rate contracts	$2,660	$(1,488)	$1,172

Total	$2,660	$(1,488)	$1,172

At June 30, 2014, the Company has pledged investment securities available for sale with a carrying amount of $9.3 million as collateral for these interest rate swaps in a liability position. The amount of collateral required to be posted by the Company varies based on the settlement value of outstanding swaps.

As of June 30, 2014 and December 31, 2013, substantially all of the floating rate terms within the interest rate contracts held by the Company were indexed to 1-month LIBOR.

The fair value of the derivative assets and liabilities are included in a table in Note 17 “Fair Value Measurements,” in the line items “Derivative assets” and “Derivative liabilities.”

NOTE 11. DEPOSITS

The following table sets forth the Company’s deposits by category:

	June 30, 2014	December 31, 2013
	(Dollars in thousands)
Non-interest bearing demand deposits	$435,055	$291,658
Interest-bearing demand deposits	120,197	84,837
Savings and money market accounts	1,970,093	1,251,842
Time deposits	1,432,921	1,165,196

Total deposits	$3,958,266	$2,793,533

Time deposits $100,000 and greater	$905,529	$674,172
Time deposits $250,000 and greater	277,150	216,309

The aggregate amount of overdraft demand deposits that have been reclassified to loans was $0.3 million at June 30, 2014. The aggregate amount of maturities for time deposits for each of the five years following the latest balance sheet date totaled $943.2 million, $109.6 million, $183.1 million, $167.5 million and $28.3 million, respectively.

NOTE 12. ACCUMULATED OTHER COMPREHENSIVE INCOME (“AOCI”)

Changes in AOCI for the periods indicated are summarized as follows:

	Three Months Ended June 30,
	2014			2013
	Before Tax	Tax Effect	Net of Tax	Before Tax	Tax Effect	Net of Tax
	(Dollars in thousands)
Balance at beginning of period	$3,606	$(1,390)	$2,216	$21,855	$(8,432)	$13,423
Unrealized gain (loss) on investment securities available for sale:
Net unrealized holdings gain (loss) arising during the period	11,412	(4,404)	7,008	(11,898)	4,590	(7,308)
Amounts reclassified to (gain) loss on investment securities	(1,705)	658	(1,047)	(1,881)	726	(1,155)

Balance at end of period	$13,313	$(5,136)	$8,177	$8,076	$(3,116)	$4,960

	Six Months Ended June 30,
	2014			2013
	Before Tax	Tax Effect	Net of Tax	Before Tax	Tax Effect	Net of Tax
	(Dollars in thousands)
Balance at beginning of period	$(2,565)	$990	$(1,575)	$18,788	$(7,248)	$11,540
Unrealized gain (loss) on investment securities available for sale:
Net unrealized holdings gain (loss) arising during the period	16,580	(6,397)	10,183	(7,674)	2,960	(4,714)
Amounts reclassified to (gain) loss on investment securities	(702)	271	$(431)	(3,038)	1,172	(1,866)

Balance at end of period	$13,313	$(5,136)	$8,177	$8,076	$(3,116)	$4,960

NOTE 13. BASIC AND DILUTED EARNINGS PER SHARE (“EPS”)

Basic earnings per common share is calculated by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the effect of common stock equivalents, including stock options and unvested shares, calculated using the treasury stock method. Common stock equivalents are excluded from the computation of diluted earnings per common share in periods in which the effect is anti-dilutive.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per share data)
Net income available to common stockholders	$9,166	$4,277	$12,694	$6,775

Weighted average number of common shares - basic	35,892,154	37,011,598	35,892,154	37,011,598
Effect of dilutive securities:
Employee stock based compensation awards	4,053	4,291	4,103	2,981

Weighted average number of common shares - diluted	35,896,207	37,015,889	35,896,257	37,014,579

Basic earnings per share	$0.26	$0.12	$0.35	$0.18

Diluted earnings per share	$0.26	$0.12	$0.35	$0.18

Anti-dilutive warrants, stock options and RSUs	9,424,582	8,679,616	9,386,102	8,689,467

NOTE 14. INCOME TAXES

The effective income tax rate for the three months ended June 30, 2014 was 33.9%, an increase of 9.0% compared to the three months ended June 30, 2013. This increase primarily reflects the impact of increased pre-tax income partially offset by increases in the net gain in cash surrender value of BOLI policies held during the three months ended June 30, 2014.

The effective income tax rate for the six months ended June 30, 2014 was 33.9%, a decrease of 2.0% compared to the six months ended June 30, 2013. This decrease primarily reflects the impact of increases in tax-exempt dividend income from preferred stocks and the net gain in cash surrender value of BOLI policies held during the six months ended June 30, 2014.

Income tax returns for the tax years ended December 31, 2012, 2011 and 2010 remain subject to examination by the U.S. Federal and various state tax jurisdictions. The Company had no uncertain tax positions at June 30, 2014 or December 31, 2013.

NOTE 15. STOCK-BASED COMPENSATION AND OTHER BENEFIT PLANS

2009 Equity Incentive Plan

During the three months ended June 30, 2013, no awards were granted by the Company from the 2009 Option Plan.

During the six months ended June 30, 2013, the Company granted 70,000 stock options from the 2009 Option Plan to directors without vesting requirements and 123,500 stock options to employees with a Three Year Vesting Period. The options have a weighted average exercise price of $19.34, based on the estimated fair value of the Company’s stock on the date of grant and an aggregate fair value of $1.0 million. The options granted to directors and employees expire 10 years from grant date.

On February 5, 2014, the Company granted 90,000 stock options from the 2009 Option Plan to directors that vest at a rate of 25% per calendar quarter in 2014. The options have an exercise price of $19.75, the estimated fair value of the Company’s stock on the date of grant and an aggregate fair value of $0.5 million. The options granted to directors expire 10 years from grant date.

On April 29, 2014, the Company granted 150,000 stock options with a Three Year Vesting Period from the 2009 Option Plan to employees with a weighted average exercise price of $19.75, the estimated fair value of the Company’s stock on the date of grant, and an aggregate fair value of $0.9 million. The options granted to employees expire 10 years from grant date.

During the three months ended June 30, 2014, none of the option grants had been exercised while 3,334 had expired. During the six months June 30, 2014, none of the option grants had been exercised while 228,334 had expired and 14,166 had been forfeited.

At June 30, 2014, based on 3,686,000 of stock options outstanding, there were 15,160 shares available for award from the 2009 Option Plan and total vested and exercisable shares of 3,036,354.

The total unrecognized compensation cost of $2.6 million for share awards outstanding at June 30, 2014 will be recognized over a weighted average remaining period of 2.2 years.

2013 Stock Incentive Plan

For the three and six months ended June 30, 2014 and 2013, no awards were granted by the Company from the 2013 Stock Incentive Plan.

On August 6, 2014, the Company completed the initial public offering of 7,520,000 shares of Class A common stock for $22.00 per share. Of the 7,520,000 shares sold, 4,554,045 shares were sold by the Company and 2,965,955 shares were sold by certain selling shareholders. This public offering constituted a “Qualified IPO” with respect to the Company’s outstanding 2013 Stock Incentive Plan Restricted Stock Units (“2013 RSUs”) and Option awards (“2013 Plan Options”) and 2009 Warrants. See Note 18 “Subsequent Events” for further information regarding these 2013 RSUs and 2013 Plan Options.

NOTE 16. COMMITMENTS AND CONTINGENCIES

The Company issues off-balance sheet financial instruments in connection with its lending activities and to meet the financing needs of its customers. These financial instruments include commitments to fund loans, lines of credit and commercial and standby letters of credit. These commitments expose the Company to varying degrees of credit and market risk which are essentially the same as those involved in extending loans to customers and are subject to the Company’s credit policies. The Company follows the same credit policies in making commitments as it does for instruments recorded on the Company’s consolidated balance sheet. Collateral is obtained based on management’s assessment of the customer’s credit risk. The Company’s exposure to credit loss is represented by the contractual amount of these commitments. Fees collected on off-balance sheet financial instruments represent the fair value of those commitments and are deferred and amortized over their term, which is typically one year or less. Amounts funded under non-cancelable commitments in effect at the date of acquisition are Covered Assets under the loss-sharing agreements, if applicable, if certain conditions are met.

Financial Instruments Commitments

Unfunded credit extension commitments are as follows:

	June 30, 2014	December 31, 2013
	(Dollars in thousands)
Commitments to fund loans	$232,003	$96,359
Unused lines of credit	224,278	168,408
Commercial and standby letters of credit	8,189	4,838

Total	$464,470	$269,605

Commitments to fund loans:

Commitments to fund loans are agreements to lend funds to customers as long as there is no violation of any condition established in the contract. To accommodate the financial needs of customers, the Company makes commitments under various terms to lend funds to consumers and businesses. Commitments to fund loans generally have fixed expiration dates or other termination clauses and may require payment of a fee. Many of these commitments are expected to expire without being funded and, therefore, the total commitment amounts do not necessarily represent future liquidity requirements.

The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral required in connection with an extension of credit is based on management’s credit evaluation of the counterparty.

Unused lines of credit:

Unfunded commitments under lines of credit include commercial, commercial real estate, home equity and consumer lines of credit to existing customers. Some of these commitments may mature without being fully funded.

Commercial and standby letters of credit:

Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support trade transactions or guarantee arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting those commitments if deemed necessary.

Other Commitments and Contingencies

Legal Proceedings

The Company, from time to time, is involved as plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome of any such proceedings cannot be predicted with certainty, it is the opinion of management, based upon advice of legal counsel, that no proceedings exist, either individually or in the aggregate, which, if determined adversely to the Company, would have a material effect on the Company’s consolidated balance sheet, results of operations or cash flows.

2009 and 2010 Contingent Placement Fees

In 2009 and 2010, the Company paid Deutsche Bank Securities, Inc. (the “Placement Agent”) a placement fee of $16.8 million and $12.0 million, respectively, as part of the Company’s 2009 and 2010 private placement offerings (the “Offerings”). In addition, the Company is obligated to pay an additional placement fee to the Placement Agent of $10.0 million, related to the Offerings in the event of a completed initial public offering raising at least $100 million of proceeds at a minimum offering price of $20.00 per share (a “Qualified IPO”). As this fee is contingent on a Qualified IPO the additional placement fee has not been recorded as of June 30, 2014. The Company closed a Qualified IPO on August 6, 2014. See Note 18 “Subsequent Events” for further information regarding the 2009 and 2010 contingent placement fees.

NOTE 17. FAIR VALUE MEASUREMENTS

When determining the fair value measurements for assets and liabilities and the related fair value hierarchy, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability (observable inputs). When possible, the Company looks to active and observable markets to price identical assets or liabilities and when identical assets and liabilities are not traded in active markets, the Company looks to market observable data for similar assets and liabilities. It is the Company’s policy to maximize the use of observable inputs and minimize the use of unobservable inputs. Unobservable inputs are only used to measure fair value to the extent that observable inputs are not available. The need to use unobservable inputs generally results from the lack of market liquidity, resulting in diminished observability of both actual trades and assumptions that would otherwise be available to value these instruments, or the value of the underlying collateral is not market observable. Although third party price indications may be available for a security, limited trading activity would make it difficult to support the observability of these quotations.

Financial Instruments Carried at Fair Value on a Recurring Basis

The following is a description of the valuation methodologies used for financial instruments measured at fair value on a recurring basis, as well as the general classification of each instrument under the valuation hierarchy.

Investment securities available for sale are carried at fair value on a recurring basis. When available, fair value is based on quoted prices for the identical security in an active market and as such, would be classified as Level 1. If quoted market prices are not available, fair values are estimated using quoted prices of securities with similar characteristics, discounted cash flows or matrix pricing models. Investment securities available for sale for which Level 1 valuations are not available are classified as Level 2, and include U.S. Government agencies and sponsored enterprises debt obligations and mortgage- backed securities, state and municipal obligations, asset-backed securities and corporate debt and other securities. Pricing of these securities is generally spread driven. Observable inputs that may impact the valuation of these securities include benchmark yield curves, credit spreads, reported trades, dealer quotes, bids, issuer spreads, current rating, historical constant prepayment rates, historical voluntary prepayment rates, structural and waterfall features of individual securities, published collateral data, and for certain securities, historical constant default rates and default severities.

Interest rate derivatives are reported at estimated fair value utilizing Level 2 inputs and are included in other assets and other liabilities and consist of interest rate swaps where there is no significant deterioration in the counterparties (loan customers) credit risk since origination of the interest rate swap. The Company values its interest rate swap positions using market prices provided by a third party. Interest rate derivatives are further described in Note 10 “Derivatives.”

For purposes of potential valuation adjustments to our derivative positions, the Company evaluates the credit risk of its counterparties as well as our own credit risk. Accordingly, the Company has considered factors such as the likelihood of default, expected loss given default, net exposures and remaining contractual life, among other things, in determining if any estimated fair value adjustments related to credit risk are required. The Company reviews counterparty exposure quarterly, and when necessary, appropriate adjustments are made to reflect the exposure.

For the six months ended June 30, 2014 and 2013, the Company has not realized any losses due to counterparty’s inability to pay any net uncollateralized position. As of June 30, 2014, there were no interest rate derivatives classified as Level 3.

Contingent consideration issued to the FDIC—In conjunction with the 2010 and 2011 acquisitions, the Bank issued contingent consideration to the FDIC in the form of value appreciation instruments (“VAI”) and equity appreciation agreements (“EAA”). The estimated fair value of VAIs and EAAs are derived from an estimation of the future fair value of the Company’s stock and a range of potential payment liabilities is determined in accordance with the terms of each agreement. Management assigns a probability to each potential payment liability based on its judgment about the likelihood of the event occurring. This expected value is the basis for estimating the fair value of the contingent consideration. Since the Company’s common stock was not publicly traded on an exchange as of June 30, 2014, significant inputs to the model, including financial projections, and assumptions regarding future market value ratios, were not observable, resulting in Level 3 classification. As of June 30, 2014, the Company had no remaining VAIs as the contracts reached final settlement with the FDIC within the year ended December 31, 2013.

Clawback liability—The fair value of the clawback liability is estimated using a discounted cash flow technique based on projected cash flows related to the resolution of Covered Assets and a discount rate using a risk free rate, plus a premium that takes into account the Company’s credit risk, resulting in Level 3 classification.

The following table presents the assets and liabilities measured at fair value on a recurring basis:

	June 30, 2014
	Level 1	Level 2	Level 3	Total
	(Dollars in thousands)
Assets:
U.S. Government agencies and sponsored enterprises obligations	$—	$80,098	$—	$80,098
U.S. Government agencies and sponsored enterprises mortgage-backed securities	—	579,042	—	579,042
State and municipal obligations	—	2,237	—	2,237
Asset-backed securities	—	446,636	—	446,636
Corporate bonds and other debt securities	—	551,251	—	551,251
Preferred stocks	32,211	33,227	—	65,438
Derivative assets—Interest rate contracts	—	8,607	—	8,607

Total	$32,211	$1,701,098	$—	$1,733,309

Liabilities:
Derivative liabilities—Interest rate contracts	$—	$8,607	$—	$8,607
Clawback liability	—	—	12,525	12,525
EAAs	—	—	1,814	1,814

Total	$—	$8,607	$14,339	$22,946

	December 31, 2013
	Level 1	Level 2	Level 3	Total
	(Dollars in thousands)
Assets:
U.S. Government agencies and sponsored enterprises obligations	$—	$51,155	$—	$51,155
U.S. Government agencies and sponsored enterprises mortgage-backed securities	—	241,638	—	241,638
State and municipal obligations	—	2,124	—	2,124
Asset-backed securities	—	387,965	—	387,965
Corporate bonds and other debt securities	—	379,225	—	379,225
Preferred stocks	47,113	36,551	—	83,664
Derivative assets—Interest rate contracts	—	2,660	—	2,660

Total	$47,113	$1,101,318	$—	$1,148,431

Liabilities:
Derivative liabilities—Interest rate contracts	$—	$2,660	$—	$2,660
Clawback liability	—	—	11,753	11,753
EAAs	—	—	1,114	1,114

Total	$—	$2,660	$12,867	$15,527

There were no transfers of financial assets between levels of the fair value hierarchy during the six months ended June 30, 2014 or 2013.

The following tables reconcile changes in the fair value of liabilities measured at fair value on a recurring basis and classified in level 3 of the fair value hierarchy for the periods presented:

	Three Months Ended June 30,
	2014		2013
	Clawback Liability	EAAs	Clawback Liability	VAIs and EAAs
	(Dollars in thousands)
Balance at beginning of period	$12,060	$1,362	$12,038	$1,489
Losses (gains) included in other noninterest expenses	465	452	832	10
Final VAI settlement on SSCB	—	—	—	—
Final VAI settlement on FNBCF	—	—	—	(281)

Balance at end of period	$12,525	$1,814	$12,870	$1,218

	Six Months Ended June 30,
	2014		2013
	Clawback Liability	EAAs	Clawback Liability	VAIs and EAAs
	(Dollars in thousands)
Balance at beginning of period	$11,753	$1,114	$11,966	$1,235
Losses (gains) included in other noninterest expenses	772	700	904	316
Final VAI settlement on SSCB	—	—	—	(52)
Final VAI settlement on FNBCF	—	—	—	(281)

Balance at end of period	$12,525	$1,814	$12,870	$1,218

Financial Instruments Measured at Fair Value on a Non-Recurring Basis

Following is a description of the methodologies used to estimate the fair values of assets and liabilities measured at fair value on a non-recurring basis, and the level within the fair value hierarchy in which those measurements are typically classified.

Impaired loans and OREO:

The carrying amount of collateral dependent impaired loans is typically based on the fair value of the underlying collateral, which may be real estate or other business assets, less estimated costs to sell. The carrying value of OREO is initially measured based on the fair value, less estimated cost to sell, of the real estate acquired in foreclosure and subsequently adjusted to the lower of cost or estimated fair value, less estimated cost to sell. Fair values of real estate collateral are typically based on real estate appraisals which utilize market and income valuation techniques incorporating both observable and unobservable inputs. When current appraisals are not available, the Company may use brokers’ price opinions, home price indices, or other available information about changes in real estate market conditions to adjust the latest appraised value available. These adjustments to appraised values may be subjective and involve significant management judgment. The fair value of collateral consisting of other business assets is generally based on appraisals that use market approaches to valuation, incorporating primarily unobservable inputs. Fair value measurements related to collateral dependent impaired loans and OREO are classified within level 3 of the fair value hierarchy.

The following tables provide information about certain financial assets measured at fair value on a nonrecurring basis:

	June 30, 2014	December 31, 2013
	(Dollars in thousands)
Assets that are still held (Level 3):
Impaired loans	$4,850	$5,709
Foreclosed real estate	80,988	34,682

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands)
Negative valuation adjustments:
Impaired loans	$—	$—	$—	$271
Foreclosed real estate	287	1,962	732	2,907

Impairment charges resulting from the non-recurring changes in fair value of underlying collateral of impaired loans are included in the provision for loan losses in the accompanying statement of income. Impairment charges resulting from the non-recurring changes in fair value of OREO are included in other real estate and acquired assets resolution expenses in the accompanying statement of income.

The carrying amounts and estimated fair values, as well as the level within the fair value hierarchy, of the Company’s financial instruments are as follows:

June 30, 2014	Carrying Value	Fair Value	Level 1	Level 2	Level 3
	(Dollars in thousands)
Financial Assets:
Cash and cash equivalents	$130,610	$130,610	$130,610	$—	$—
Investment securities	1,724,702	1,724,702	32,211	1,692,491	—
FHLB and other bank stock	56,328	56,328	—	56,328	—
Loans, net	3,245,768	3,286,257	—	—	3,286,257
Loans held for sale	1,492	1,492	—	1,492	—
Loss share indemnification asset	74,853	43,014	—	—	43,014
Due from FDIC	969	969	—	969	—
Bank-owned life insurance	117,113	117,113	—	117,113	—
Derivative assets—Interest rate contracts	8,607	8,607	—	8,607	—

Financial Liabilities:
Deposits	3,958,266	3,960,271	—	3,960,271	—
Advances from the FHLB and other borrowings	855,300	855,670	—	855,670	—
Derivative liabilities—Interest rate contracts	8,607	8,607	—	8,607	—
Clawback liability	12,525	12,525	—	—	12,525
EAAs	1,814	1,814	—	—	1,814

December 31, 2013	Carrying Value	Fair Value	Level 1	Level 2	Level 3
	(Dollars in thousands)
Financial Assets:
Cash and cash equivalents	$239,217	$239,217	$239,217	$—	$—
Investment securities	1,146,136	1,146,135	47,113	1,099,022	—
FHLB and other bank stock	36,187	36,187	—	36,187	—
Loans, net	2,244,051	2,290,564	—	—	2,290,564
Loss share indemnification asset	87,229	53,157	—	—	53,157
Due from FDIC	3,659	3,659	—	3,659	—
Bank-owned life insurance	75,257	75,257	—	75,257	—
Derivative assets—Interest rate contracts	2,660	2,660	—	2,660	—

Financial Liabilities:
Deposits	2,793,533	2,797,081	—	2,797,081	—
Advances from the FHLB and other borrowings	435,866	438,493	—	438,493	—
Derivative liabilities—Interest rate contracts	2,660	2,660	—	2,660	—
Clawback liability	11,753	11,753	—	—	11,753
EAAs	1,114	1,114	—	—	1,114

The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

Certain financial instruments are carried at amounts that approximate fair value due to their short-term nature and generally negligible credit risk. Financial instruments for which fair value approximates the carrying amount at June 30, 2014 and December 31, 2013, include cash and cash equivalents and due from FDIC.

FHLB and other bank stock:

FHLB and other bank stock can be liquidated only by redemption by the issuer, as there is no market for these securities. These securities are carried at par, which has historically represented the redemption price and is therefore considered to approximate fair value.

Loans:

Fair values for loans are based on a discounted cash flow methodology that considered various factors, including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing and current discount rates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques. The discount rates used for loans are based on current market rates for new originations of comparable credit risk and include adjustments for liquidity concerns. The ALL is considered a reasonable estimate of the required adjustment to fair value to reflect the impact of credit risk. This estimate may not represent an exit value as defined in ASC 820.

Loans Held for Sale:

Fair value of mortgage loans held for sale are based on commitments on hand from investors or prevailing market prices.

Loss Share Indemnification Asset:

The fair values of the loss share indemnification asset is estimated using a discounted cash flow technique based on projected cash flows related to the resolution of Covered Assets and a discount rate using a risk free rate, plus a premium to take into account the Company’s credit risk, that incorporates the uncertainty related to the amounts and timing of the cash flows and other liquidity concerns as well as the counterparties credit risk.

Due from FDIC:

The due from FDIC represents claims submitted to the Federal Deposit Insurance Corporation for reimbursement for which the Company expects to receive payment within 90 days. Due to their short term nature, the carrying amount of these instruments approximates the estimated fair value.

Bank-owned life insurance:

The Company holds life insurance policies on certain officers. The carrying value of these policies approximates fair value as it is based on the cash surrender value adjusted for other charges or amounts due that are probable at settlement.

Deposits:

The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using discounted cash flow analysis and using the rates currently offered for deposits of similar remaining maturities.

Advances from the FHLB and Other Borrowings:

The fair value of advances from the FHLB and other borrowings are estimated by discounting the future cash flows using the current rate at which similar borrowings with similar remaining maturities could be obtained.

VAIs and EAAs:

The estimated fair value of EAAs are derived from an estimation of the future fair value of the Company’s stock and a range of potential payment liability is determined in accordance with the terms of each agreement. As of June 30, 2014, the Company had no remaining VAIs as the agreements settled with the FDIC during the year ended December 31, 2013.

NOTE 18. SUBSEQUENT EVENTS

Subsequent events have been evaluated through the date that the unaudited consolidated financial statements were available to be issued, September 12, 2014. Except for the following, the Company has not identified any events that would have a material impact on the financial position, result of operations or cash flows of the Company as of and for the three or six months ended June 30, 2014.

Subsequent Public Offering

On July 31, 2014, the Securities and Exchange Commission declared effective the Company’s registration statement on Form S-1 registering the shares of the Company’s Class A common stock. The Class A common stock was authorized for trading on the New York Stock Exchange (“NYSE”) under the symbol “FCB.” On August 6, 2014, the Company completed the initial public offering of 7,520,000 shares of Class A common stock for $22.00 per share. Of the 7,520,000 shares sold, 4,554,045 shares were sold by the Company and 2,965,955 shares were sold by certain selling shareholders. In addition, on September 3, 2014, the Company sold an additional 720,000 shares of Class A common stock to cover the exercise of the underwriters’ over-allotment option. The Company received net proceeds of approximately $104.0 million from the offering, after deducting the underwriting discounts and commissions and estimated offering expenses. The Company did not receive any proceeds from the sale of shares by the selling shareholders. This public offering constituted a “Qualified IPO” with respect to the Company’s outstanding 2009 Warrants, outstanding 2013 Stock Incentive Plan Restricted Stock Units (“2013 RSUs”) and Option (“2013 Plan Options”) awards and contingent placement fees from the 2009 and 2010 Offerings.

Warrants

The 2009 Warrants provide the recipient a right to purchase one share of Class A common stock for an exercise price ranging between $24.24 and $28.28 per warrant. On August 6, 2014, the Company recognized $4.0 million in expense resulting from the 2009 Warrants modification as a Qualified IPO transaction was completed. The recipients can exercise the warrants with respect to one-third on the sixth, eighteenth, and thirtieth month anniversaries of August 6, 2014. As of September 12, 2014, there were 3,310,428 outstanding 2009 Warrants with an expiration date of November 12, 2019.

2013 RSUs

On August 6, 2014, the Company recognized $9.9 million in expense resulting from the 2013 Restricted Stock Units (“2013 RSUs”) as a Qualified IPO transaction was completed. The 2013 RSU Shares were delivered to the recipients on September 5, 2014 and may not be transferred by the recipient until February 6, 2015.

2013 Plan Options

On August 6, 2014, the Company recognized $5.1 in expense resulting from the 2013 Plan Options as a Qualified IPO transaction was completed. The recipients can exercise vested 2013 Plan Options with respect to one-third on the sixth, eighteenth, and thirtieth month anniversaries of August 6, 2014. As of September 12, 2014, there were 1,500,000 outstanding vested 2013 Plan Options and 670,500 outstanding 2013 Plan Options with a Three Year Vesting Period. The outstanding 2013 Plan Options have an expiration date of December 23, 2023.

2009 and 2010 Contingent Placement Fees

In 2009 and 2010, the Company paid Deutsche Bank Securities, Inc. (the “Placement Agent”) a placement fee of $16.8 million and $12.0 million, respectively, as part of the Company’s 2009 and 2010 private placement offerings (the “2009 and 2010 Offerings”). In addition to the initial private placement fees of the 2010 and 2009 Offerings, the Company was obligated to pay an additional placement fee to the Placement Agent of $10 million, related to the 2009 and 2010 private placement offerings in the event of a “Qualified IPO”. On August 6, 2014, the Company transferred the contingent fee of $10 million to the Placement Agent. The Company recorded the payment as a reduction of additional paid-in capital as the contingent fee was related to capital raising efforts.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Bond Street Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Bond Street Holdings, Inc. (a Delaware corporation) and subsidiaries (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bond Street Holdings, Inc. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Fort Lauderdale, Florida

April 29, 2014

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2013 AND 2012

(dollars in thousands, except share data)

	December 31,
	2013	2012
Assets:
Cash and cash equivalents	$239,217	$96,220
Investment securities:
Held-to-maturity securities	365	549
Available for sale securities	1,145,771	1,474,414
Federal Home Loan Bank and other bank stock	36,187	30,149

Total investment securities	1,182,323	1,505,112

Loans:
Acquired loans (including Covered Loans of $359,255 and $478,176)	488,073	631,641
New loans	1,770,711	729,673
Allowance for loan losses	(14,733)	(18,949)

Loans, net	2,244,051	1,342,365
Loss-share indemnification asset	87,229	125,949
Due from Federal Deposit Insurance Corporation (“FDIC”)	3,659	14,657
Premises and equipment, net	40,941	40,238
Other real estate owned (including Covered Assets of $27,299 and $50,555)	34,682	57,767
Goodwill and other intangible assets	39,369	40,895
Deferred tax assets, net	5,828	—
Bank owned life insurance	75,257	—
Other assets	20,814	21,858

Total assets	$3,973,370	$3,245,061

Liabilities and Stockholders’ equity
Liabilities:
Deposits:
Transaction accounts:
Non-interest bearing	$291,658	$240,955
Interest bearing	1,336,679	842,764

Total transaction accounts	1,628,337	1,083,719
Time deposits	1,165,196	1,106,621

Total deposits	2,793,533	2,190,340
Total borrowings (including FHLB Advances of $431,013 and $271,642)	435,866	271,642
Deferred tax liabilities, net	—	1,382
Investment securities purchased not yet settled	—	29,463
Other liabilities	27,857	24,060

Total liabilities	3,257,256	2,516,887

Stockholders’ equity:
Class A common stock, par value $ 0.001 per share; 100 million shares authorized; 28,992,314 issued and 28,065,002 outstanding at December 31, 2013, 28,992,314 issued and outstanding at December 31, 2012	29	29
Class B common stock, par value $0.001 per share; 50 million shares authorized; 8,019,284 issued and 7,827,152 outstanding at December 31, 2013, 8,019,284 issued and outstanding at December 31, 2012	8	8
Additional paid-in capital	723,631	720,996
Retained earnings (deficit)	12,772	(4,399)
Accumulated other comprehensive income (loss)	(1,575)	11,540
Treasury stock, at cost; 927,312 Class A common shares and 192,132 Class B common shares at December 31, 2013	(18,751)	—

Total stockholders’ equity	716,114	728,174

Total liabilities and stockholders’ equity	$3,973,370	$3,245,061

The accompanying notes are an integral part of these Consolidated Financial Statements.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2013 AND 2012

(dollars in thousands, except share and per share data)

	Years ended December 31,
	2013	2012
Interest Income:
Interest and fees on loans	$108,521	$112,716
Interest on investment securities	36,740	36,114
Interest on federal funds sold and other	2	4

Total interest income	145,263	148,834

Interest expense:
Interest on deposits	18,537	22,700
Interest on borrowings	4,403	4,806

Total interest expense	22,940	27,506

Net interest income	122,323	121,328
Provision for loan losses	2,914	26,101

Net interest income after provision	119,409	95,227

Non-interest income:
Service charges and fees	2,374	2,082
Loss share indemnification income (loss)	(18,533)	(3,470)
Income from resolution of acquired assets	8,475	9,593
Gain on sales of other real estate owned	1,237	4,890
Gain on sales of investment securities	8,682	2,321
Other non-interest income	8,707	3,879

Total non-interest income	10,942	19,295
Non-interest expenses:
Salaries and employee benefits	46,914	48,243
Occupancy and equipment expenses	9,872	9,772
Other real estate and acquired assets resolution related expenses	19,158	31,993
Professional services	6,403	10,466
Other operating expenses	21,961	21,275

Total non-interest expenses	104,308	121,749

Income (loss) before income tax expense (benefit)	26,043	(7,227)
Income tax provision expense (benefit)	8,872	(2,399)

Net income (loss)	$17,171	$(4,828)

Earnings (loss) per common share: Basic	$0.46	$(0.13)

Weighted average number of common shares outstanding: Basic	36,947,192	37,011,598

Earnings (loss) per common share: Diluted	$0.46	$(0.13)

Weighted average number of common shares outstanding: Diluted	36,949,129	37,011,598

The accompanying notes are an integral part of these Consolidated Financial Statements.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2013 AND 2012

(dollars in thousands)

	Years ended December 31,
	2013	2012
Net income (loss)	$17,171	$(4,828)
Other comprehensive income (loss):
Unrealized net holding gains (losses) on investment securities available for sale, net of taxes of $(5,003) and $11,759, respectively	(7,967)	18,724
Reclassification adjustment for gains (losses) on investment securities available for sale included in net income (loss), net of taxes of ($3,234) and $2,223, respectively	(5,148)	3,556

Total comprehensive income	$4,056	$17,452

The accompanying notes are an integral part of these Consolidated Financial Statements.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2013 AND 2012

(dollars in thousands, except share data)

	Common Stock Shares Outstanding		Common Stock Issued		Additional Paid in Capital	Retained Earnings (Deficit)	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Class A	Class B	Class A	Class B
Balance as of December 31, 2011	32,548,906	4,462,692	$33	$4	$716,676	$429	$—	$(10,740)	$706,402

Stock-based compensation	—	—	—	—	4,320	—	—	—	4,320
Exchange of A shares to B shares	(3,556,592)	3,556,592	(4)	4	—	—	—	—	—
Net loss	—	—	—	—	—	(4,828)	—	—	(4,828)
Other comprehensive income (loss)	—	—	—	—	—	—	—	22,280	22,280

Balance as of December 31, 2012	28,992,314	8,019,284	$29	$8	$720,996	$(4,399)	$—	$11,540	$728,174

Stock-based compensation	—	—	—	—	2,635	—	—	—	2,635
Treasury stock purchases	(927,312)	(192,132)	—	—	—	—	(18,751)	—	(18,751)
Net income	—	—	—	—	—	17,171	—	—	17,171
Other comprehensive income (loss)	—	—	—	—	—	—	—	(13,115)	(13,115)

Balance as of December 31, 2013	28,065,002	7,827,152	$29	$8	$723,631	$12,772	$(18,751)	$(1,575)	$716,114

The accompanying notes are an integral part of these Consolidated Financial Statements.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2013 AND 2012

(dollars in thousands)

	Years ended December 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$17,171	$(4,828)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Accretion of discount on loans	(2,345)	(3,001)
Amortization (accretion) of premium (discount) on investment securities, net	2,160	2,309
Net amortization related to time deposits and FHLB advances	1,106	(101)
Provision for loan losses	2,914	26,101
Loss share indemnification (income) loss	18,533	3,470
Collection from FDIC on loss share indemnification asset	19,974	81,922
Gain on sale of investment securities	(8,682)	(2,321)
Gain on sale of loans	(621)	—
Gain on sale of other real estate	(1,237)	(4,890)
(Gain) loss on sale of premises and equipment	21	32
Stock-based compensation expense	2,635	4,320
Depreciation and amortization of premises and equipment and intangible assets	4,619	4,482
Impairment of other real estate owned	3,580	10,609
Increase in cash surrender value of bank owned life insurance	(257)	—
Deferred taxes	(1,027)	(4,323)
Other:
Decrease in other assets, net	4,510	12,555
Decrease in other liabilities, net	(26,835)	(3,952)

Net cash provided by operating activities	36,219	122,384

Cash flows from investing activities:
Purchases of investment securities available for sale	(1,019,381)	(1,034,679)
Sales, paydown and maturities of investment securities available for sale	1,341,614	1,313,390
Purchases of FHLB and other bank stock	(24,347)	(2,190)
Sales of FHLB and other bank stock	18,309	12,340
Purchases of loans	(184,261)	—
Change in loans, net	(793,505)	(261,415)
Proceeds from sale of loans, net	48,597	—
Purchase of bank owned life insurance	(75,000)	—
Proceeds from sale of other real estate owned	48,277	50,131
Purchases of premises and equipment	(1,077)	(3,298)
Proceeds from the sale of premises and equipment	93	80

Net cash provided by (used in) investing activities	(640,681)	74,359

Cash flows from financing activities:
Change in deposits, net	603,443	(46,294)
Repayment of FHLB advances greater than 90 days	(4,000)	(117,316)
Change in short-term FHLB advances, net	162,015	—
Net increase in repurchase agreements	4,853	—
Repurchase of stock	(18,751)	—
Other financing costs	(101)	(464)

Net cash provided by (used in) financing activities	747,459	(164,074)

Net increase in cash and cash equivalents	142,997	32,669
Cash and cash equivalents at the beginning of the year	96,220	63,551

Cash and cash equivalents at the end of the year	$239,217	$96,220

Supplemental disclosures of cash flow information:
Interest payments	$23,098	$28,411

Income taxes paid	5,661	788

Supplemental disclosure of noncash investing and financing activities:
Transfer of loans to other real estate owned	$27,535	$47,977

The accompanying notes are an integral part of these Consolidated Financial Statements.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 1. PRESENTATION OF FINANCIAL STATEMENTS

Bond Street Holdings, Inc. (the “Company”), formerly Bond Street Holdings LLC, was formed on April 1, 2009 and is a registered bank holding company incorporated in Delaware. In October 2010, the Company converted from a limited liability company to a corporation at which time the Class A and Class B interests were converted to Class A and Class B common stock on a 1:1 ratio. The Company’s wholly owned subsidiary, Florida Community Bank, N.A. (the “Bank”), is a federally-chartered, federally-insured commercial bank whose primary regulator is the Office of the Comptroller of the Currency (the “OCC”). Following receipt of final approval to become a new national bank from the OCC on January 22, 2010, the Bank acquired certain assets and assumed certain liabilities, including substantially all deposits, of Premier American Bank (“PAB”), Miami, Florida, and during 2010, also acquired certain assets and assumed certain liabilities of two additional failed depository institutions: Florida Community Bank (“FCB”), Immokalee, Florida; and Peninsula Bank (“PB”), Englewood, Florida (all three such acquisitions are referred to as the “2010 Acquisitions”). During the year ended December 31, 2011, the Bank acquired certain assets and assumed certain liabilities, including substantially all deposits, of five additional failed depository institutions: Sunshine State Community Bank (“SSCB”), Port Orange, Florida; First National Bank of Central Florida (“FNBCF”), Winter Park, Florida; Cortez Community Bank (“CCB”), Brooksville, Florida; Coastal Bank (“CB”), Cocoa Beach, Florida; and First Peoples Bank (“FPB”), Port St. Lucie, Florida (all five such acquisitions are referred to as the “2011 Acquisitions”; collectively the 2010 Acquisitions and the 2011 Acquisitions are referred to herein as the “Acquisitions”).

With respect to each of the Acquisitions, except for SSCB and FPB, the Bank entered into loss sharing agreements with the Federal Deposit Insurance Corporation (“FDIC”) providing for the FDIC to assume responsibility for certain losses on the acquired loan portfolios of, and other real estate owned (“OREO”) by, the acquired depository institutions.

The Company may undertake to acquire control of more depository institutions through auctions by the FDIC of failed depository institutions (an “Assisted Transaction”) or seek to acquire control of additional depository banking institutions in the United States outside of such process. See Note 23 “Subsequent Events”.

As of December 31, 2013, the Bank operated 41 branches in Florida, with operations extending from Naples to Sarasota and further to Brooksville, on the West Coast of Florida, from Miami to Daytona Beach on the East Coast of Florida, and Orlando in Central Florida.

The Company and the Bank are subject to regulations primarily of certain federal agencies and can be periodically examined by those agencies. As a consequence, the Company’s and the Bank’s business is susceptible to the impacts of federal legislation and regulations including but not limited to the Federal Reserve Bank (“FRB”), OCC and FDIC.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business combinations

The Company accounts for transactions that meet the definition of a purchase business combination by recording the assets acquired and liabilities assumed at their fair value upon acquisition. The operations of the Acquisitions are included in the consolidated financial statements from the date of acquisition. Intangible assets, indemnification contracts and contingent consideration are identified and recognized individually. If the fair value of the assets acquired exceeds the purchase price plus the fair value of the liabilities assumed, a bargain purchase gain is recognized. Conversely, if the purchase price plus the fair value of the liabilities assumed exceeds the fair value of the assets acquired, goodwill is recognized. The Company’s assumptions utilized to determine the fair value of assets acquired and liabilities assumed conform to market conditions at the date of

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Business combinations (continued)

acquisition. The provisional amounts recorded are updated if better information is obtained about the initial assumptions used to determine fair value or if new information is obtained regarding the facts and circumstances that existed at the acquisition. The provisional amounts may be adjusted through the completion of the measurement period, which does not exceed one year from the date of acquisition.

Consolidation

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiary, the Bank, and the Bank’s subsidiaries, which consist of a group of real estate holding companies. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The Company’s financial reporting and accounting policies conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the carrying value of loans, the allowance for loan losses, the carrying value of the loss share indemnification asset, the carrying value of other real estate owned, the carrying value of goodwill and other intangible assets, contingent consideration liability, the determination of fair value for financial instruments, acquisition-related fair value computations, stock-based compensation and deferred taxes.

Fair Value Measurement

The Company uses estimates of fair value in applying various accounting standards for its consolidated financial statements on either a recurring or non-recurring basis. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. The Company groups its assets and liabilities measured at fair value in three hierarchy levels, based on the observability and transparency of the inputs. These levels are as follows:

Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

Level 2—Observable inputs other than level 1 inputs, including quoted prices for similar assets and liabilities, quoted prices for identical assets and liabilities in less active markets and other inputs that can be corroborated by observable market data;

Level 3—Unobservable inputs supported by limited or no market activity or data and inputs requiring significant management judgment or estimation; valuation techniques utilizing level 3 inputs include option pricing models, discounted cash flow models and similar techniques.

It is the Company’s policy to maximize the use of observable inputs and minimize the use of unobservable inputs in estimating fair value. Unobservable inputs are utilized in determining fair value estimates only to the extent that observable inputs are not available. The need to use unobservable inputs generally results from a lack of market liquidity and trading volume. Transfers between levels of fair value hierarchy are recorded at the end of the reporting period.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurement (continued)

Accounting Standards Codification (“ASC”) Topic 825, Financial Instruments, allows the Company an irrevocable option for measurement of eligible financial assets or financial liabilities at fair value on an instrument by instrument basis (the fair value option). Subsequent to the initial adoption of ASC Topic 825, the Company may elect to account for eligible financial assets and financial liabilities at fair value. Such an election may be made at the time an eligible financial asset, financial liability or firm commitment is recognized or when certain specified reconsideration events occur. The Company has not elected the fair value option for any eligible financial instrument as of December 31, 2013 and 2012.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. A gain or loss is recognized in earnings upon completion of the sale based on the difference between the sales proceeds and the carrying value of the assets. Control over the transferred assets is deemed to have been surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Concentration of Credit Risk

Most of the Company’s business activity is with customers located in Florida. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy and the real estate market in Florida. The Company also has significant credit exposure to U.S. Government agencies and sponsored enterprises with respect to cash and cash equivalents, investment securities available for sale, loss share indemnification asset and other receivables.

Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks, interest-bearing deposits with banks, Federal funds sold and securities purchased under resale agreements or similar arrangements. Cash and cash equivalents have original maturities of three months or less. Accordingly, the carrying amount of such instruments is considered a reasonable estimate of fair value. The Company’s balances maintained may at times exceed federal depository insurance limits. The Bank is required to maintain reserve balances with the FRB. Such reserve requirements are based on a percentage of deposit liabilities and may be satisfied by cash on hand. There were no reserves required to be held at the FRB as of December 31, 2013 and 2012.

Investment Securities

The Company determines the classification of investment securities at the time of purchase. If the Company has the intent and the ability at the time of purchase to hold debt securities until maturity, they are classified as held-to-maturity. Investment securities held-to-maturity are stated at amortized cost. Debt securities the Company does not intend to hold to maturity are classified as available for sale and carried at estimated fair value with unrealized gains or losses reported as a separate component of stockholders’ equity in accumulated other comprehensive income (loss), net of applicable income taxes. Available for sale securities are a part of the Company’s asset/liability management strategy and may be sold in response to changes in interest rates, prepayment risk or other market factors.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investment Securities (continued)

Interest income and dividends on securities are recognized in interest income on an accrual basis. Premiums and discounts on debt securities are amortized as an adjustment to interest income over the period to maturity of the related security using the effective interest method. Realized gains or losses on the sale of securities are determined using the specific identification method.

The Company reviews investment securities for impairment on a quarterly basis or more frequently if events and circumstances warrant. In order to determine if a decline in fair value below amortized cost represents other than temporary impairment (OTTI), management considers several factors, including but not limited to, the length of time and extent to which the fair value has been less than the amortized cost basis, the financial condition and near-term prospects of the issuer (considering factors such as adverse conditions specific to the issuer and the security and ratings agency actions) and the Company’s intent and ability to retain the investment in order to allow for an anticipated recovery in fair value.

The Company recognizes OTTI of a debt security for which there has been a decline in fair value below amortized cost if (i) management intends to sell the security, (ii) it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis, or (iii) the Company does not expect to recover the entire amortized cost basis of the security. The amount by which amortized cost exceeds the fair value of a debt security that is considered to have OTTI is separated into a component representing the credit loss, which is recognized in earnings, and a component related to all other factors, which is recognized in other comprehensive income (loss). The measurement of the credit loss component is equal to the difference between the debt security’s amortized cost basis and the present value of its expected future cash flows discounted at the security’s effective yield. If the Company intends to sell the security, or if it is more likely than not it will be required to sell the security before recovery, an OTTI write-down is recognized in earnings equal to the entire difference between the amortized cost basis and fair value of the security.

The Bank, as a member of the Federal Home Loan Bank of Atlanta (“FHLB”) is required to maintain an investment in the stock of the FHLB. No market exists for this stock, and the Bank’s investment can be liquidated only through redemption by the FHLB, at the discretion of and subject to conditions imposed by the FHLB. Historically, FHLB stock redemptions have been at cost (par value), which equals the Company’s carrying value. The Company monitors its investment in FHLB stock for impairment through review of recent financial results of the FHLB including capital adequacy and liquidity position, dividend payment history, redemption history and information from credit agencies. The Company has not identified any indicators of impairment of FHLB stock.

Loans

The Company’s accounting methods for loans differ depending on whether the loans are new (“New” loans) or acquired (“Acquired” loans), and for acquired loans, whether the loans were acquired at a discount as a result of credit deterioration since the date of origination.

New Loans

The Company accounts for originated loans and purchased loans not acquired through business as new loans. New loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding principal balances net of any allowance for loan losses, unamortized deferred fees and costs and unamortized premiums or discounts. The net amount of nonrefundable loan origination fees and certain direct

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Loans (continued)

costs associated with the lending process are deferred and amortized to interest income over the contractual lives of the new loans using methods which approximate the level yield method. Discounts and premiums are amortized or accreted to interest income over the estimated term of the new loans using methods that approximate the level yield method. Interest income on new loans is accrued based on the unpaid principal balance outstanding.

Acquired Loans

Acquired loans are accounted for under ASC 310-30 unless the loan type is excluded from the scope of ASC 310-30 (i.e. loans where borrowers have revolving privileges at acquisition date, or “Non-ASC 310-30” loans). The Company has elected to account for loans acquired with deteriorated credit quality since origination under ASC 310-30 (“ASC 310-30” loans or pools) due to the following:

•	There is evidence of credit quality deterioration since origination resulting in a “Day 1” discount attributable, at least in part, to credit quality;

•	The loans were acquired in a business combination or asset purchase; and

•	The loans are not to be subsequently accounted for at fair value.

The Company has elected this policy for loans acquired through business combinations exhibiting credit deterioration since origination, except those loan types which have been scoped out of ASC 310-30. Substantially all loans acquired through the FDIC assisted acquisitions had a fair value discount at acquisition date due at least in part to deterioration in credit quality since origination. However, there was a separate grouping of loans individually identified with substantial credit impairment that would be explicitly scoped into ASC 310-30 from those that were classified by analogy. The Company determined that a loan would be explicitly scoped into ASC 310-30 if there was evidence of credit deterioration at Day 1 and that it was probable that the Company would be unable to collect all contractual cash flows receivable. The loans that were classified by analogy were determined to have evidence of credit deterioration at Day 1 and that it was possible, not probable, that the Company would be unable to collect all contractual cash flows receivable.

For each acquisition, ASC 310-30 loans are aggregated into pools based on common risk characteristics, which includes similar credit risk of the loans based on whether loans were analogized or were explicitly scoped into ASC 310-30, internal risk ratings for commercial real estate, land and development and commercial loans; and performing status for consumer and single family residential loans. Pools of loans are further aggregated by collateral type (e.g. commercial real estate, single family residential, etc.). The Company did not elect to aggregate loans into pools that were acquired from separate Acquisitions completed in the same fiscal quarter.

Acquired loans are recorded at their fair value at the acquisition date. Fair value for acquired loans is based on a discounted cash flow methodology that considers factors including the type of loan and related collateral type, delinquency and credit classification status, fixed or variable interest rate, term of loan, whether or not the loan was amortizing, and current discount rates. Additional assumptions used include default rates, loss severity, loss curves and prepayment speeds. Discounts due to credit quality are included in the determination of fair value; therefore an allowance for loan losses is not recorded at the acquisition date. The discount rates used for the cash flow methodology are based on market rates for new originations of comparable loans at the time of acquisition and include adjustments for liquidity concerns. The fair value is determined from the discounted cash flows for each individual loan, and for ASC 310-30 loans are then aggregated at the unit of account, or pool level.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Acquired Loans (continued)

For acquired loans with deteriorated credit quality, the Company makes an estimate of the total cash flows it expects to collect from the loans in each pool, which includes undiscounted expected principal and interest as well as cash received through other forms of satisfaction (e.g. foreclosure). The excess of contractual amounts over the total cash flows expected to be collected from the loans is referred to as non-accretable difference, which is not accreted into income. The excess of the expected undiscounted cash flows over the carrying value of the loans is referred to as accretable discount. Accretable discount is recognized as interest income on a level-yield basis over the expected term of the loans in each pool. Assumptions for prepayment and the probability of collection are applied to both contractually required payments and cash flows expected to be collected at acquisition.

The Company continues to estimate cash flows expected to be collected over the expected term of the ASC 310-30 loans on a quarterly basis. Subsequent increases in total cash flows expected to be collected are recognized as an adjustment to the accretable discount with the amount of periodic accretion adjusted over the remaining expected term of the loans. Subsequent decreases in cash flows expected to be collected over the expected term of the loans are recognized as impairment in the current period through a provision for loan losses.

Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Upon these resolutions, the Company’s policy is to remove an individual ASC 310-30 loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference. This removal method assumes that the amount received from these resolutions approximates the pool performance expectations of cash flows. The accretable yield percentage is unaffected by the resolution. Any changes in the effective yield for the remaining loans in the pool are addressed by the quarterly cash flow evaluation process for each pool. For loans that are resolved by payment in full, there is no release of the nonaccretable difference for the pool because there is no difference between the amount received at resolution and the contractual amount of the loan.

Payments received in excess of expected cash flows may result in an ASC 310-30 pool becoming fully amortized and its carrying value reduced to zero even though outstanding contractual balances remain related to loans in the pool. Once the carrying value of an ASC 310-30 pool is reduced to zero, any future proceeds from the remaining loans are recognized as interest income upon receipt. There were four ASC 310-30 pools whose carrying value has been reduced to zero as of December 31, 2013 and 2012. These pools had an aggregate Unpaid Principal Balance (“UPB” or “UPBs”) of $0.4 million and $1.6 million as of December 31, 2013 and 2012, respectively.

Non-ASC 310-30 loans are recorded at their estimated fair value as of the acquisition date and subsequently accounted for under ASC Topic 310-20, Receivables—Nonrefundable Fees and Other Costs (“ASC 310-20”). The fair value discount is accreted using methods which approximate the level-yield method over the remaining term of the loans and is recognized as a component of interest income.

Nonaccrual Loans

For new and Non-ASC 310-30 loans, the Company classifies loans as past due when the payment of principal or interest is greater than 30 days delinquent based on the contractual next payment due date. The Company’s policies related to when loans are placed on nonaccrual status conform to guidelines prescribed by regulatory authorities. Loans are placed on non-accrual status when it is probable that principal or interest is not fully

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Nonaccrual Loans (continued)

collectible, or generally when principal or interest becomes 90 days past due, whichever occurs first. Loans secured by one to four family residential properties may remain in accruing status until they are 180 days past due if management determines that it does not have concern over the collectability of principal and interest because the loan is adequately collateralized and in the process of collection. When loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period and amortization of any discount ceases. Interest payments received thereafter are applied as a reduction to the remaining principal balance unless management believes that the ultimate collection of the principal is likely, in which case payments are recognized in earnings on a cash basis. Loans are removed from nonaccrual status when they become current as to both principal and interest and the collectability of principal and interest is no longer doubtful.

Generally, a nonaccrual loan that is restructured remains on nonaccrual for a period of six months to demonstrate the borrower can meet the restructured terms. However, performance prior to the restructuring, or significant events that coincide with the restructuring, are considered in assessing whether the borrower can meet the new terms and may result in the loan being returned to accrual status after a shorter performance period. If the borrower’s ability to meet the revised payment schedule is not reasonably assured, the loan remains classified as a nonaccrual loan.

Contractually delinquent ASC 310-30 loans are not classified as nonaccrual as long as discount continues to be accreted on the corresponding ASC 310-30 pool.

Troubled Debt Restructurings

In certain situations due to economic or legal reasons related to a borrower’s financial difficulties, the Company may grant a concession to the borrower for other than an insignificant period of time that it would not otherwise consider. At that time, except for ASC 310-30 loans, which are accounted for as pools, the related loan is classified as a troubled debt restructuring (“TDR”) and considered impaired. Modified ASC 310-30 loans accounted for in pools are not accounted for as TDRs, are not separated from the pools and are not classified as impaired loans. The concessions granted may include rate reductions, principal forgiveness, payment forbearance, extensions of maturity at rates of interest below those commensurate with the risk profile of the borrower, and other actions intended to minimize economic loss. A troubled debt restructured loan is generally placed on non-accrual status at the time of the modification unless the borrower has no history of missed payments for six months prior to the restructuring. If the borrower performs pursuant to the modified loan terms for at least six months and the remaining loan balance is considered collectible, the loan is returned to accrual status.

Impaired Loans

An ASC 310-30 pool is considered to be impaired when it is probable that the Company will be unable to collect all the cash flows expected at acquisition, plus additional cash flows expected to be collected arising from changes in estimates after acquisition. All ASC 310-30 pools are evaluated individually for impairment based their expected total cash flows. The discount continues to be accreted on ASC 310-30 pools as long as there are expected future cash flows in excess of the current carrying amount of the pool.

Non-ASC 310-30 and new loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due, according to the contractual terms of the loan agreements.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impaired Loans (continued)

All Non-ASC 310-30 and new loans of $250,000 or greater with an internal risk rating of substandard or below and on nonaccrual, as well as loans classified as TDR are reviewed individually for impairment on a quarterly basis.

Allowance for Loan Losses

The Company’s allowance for loan losses (“ALL”) is established for both performing and nonperforming loans. The Company’s ALL is the amount considered adequate to absorb probable losses within the portfolio based on management’s evaluation of the size and current risk characteristics of the loan portfolio. Such evaluation considers numerous factors including, but not limited to, internal risk ratings, loss forecasts, collateral values, geographic location, borrower FICO scores, delinquency rates, nonperforming and restructured loans, origination channels, product mix, underwriting practices, industry conditions, economic trends and net charge-off trends. The ALL relates to new loans, estimated additional losses arising on Non-ASC 310-30 loans subsequent to the Acquisitions and additional impairment recognized as a result of decreases in expected cash flows on ASC 310-30 pools due to further credit deterioration or other factors since the Acquisitions. The ALL consists of both specific and general components.

For ASC 310-30 pools, a specific valuation allowance is established when it is probable that the Company will be unable to collect all of the cash flows expected at acquisition, plus the additional cash flows expected to be collected arising from changes in estimates after acquisition. Expected cash flows are estimated on an individual loan basis and then aggregated at the ASC 310-30 pool level. The analysis of expected pool cash flows incorporates updated pool level expected prepayment rate, default rate, delinquency level and loss severity given default assumptions. These analyses incorporate information about loan performance, collateral values, the financial condition of the borrower, internal risk ratings, the Company’s own and industry historical delinquency and default severity data.

The carrying value for ASC 310-30 pools is reduced by the amount of the calculated impairment, which is also the basis in which future accretion income is calculated. A charge-off is taken for an individual ASC 310-30 loan when it is deemed probable that the loan will be resolved for an amount less than its carrying value. The charge-off is taken to the specific allowance or mark as applicable. Alternatively, an improvement in the expected cash flows related to ASC 310-30 pools results in a reduction or recoupment of any previously established specific allowance with a corresponding credit to the provision for loan losses. Any recoupment recorded is limited to the amount of the remaining specific allowance for that pool, with any excess of expected cash flow resulting in a reclassification from non-accretable to accretable yield and an increase in the prospective yield of the pool.

The new and Non-ASC 310-30 loan portfolios have limited delinquency and credit loss history and have not yet exhibited an observable loss trend. The credit quality of loans in these loan portfolios are impacted by delinquency status and debt service coverage generated by the borrowers’ businesses and fluctuations in the value of real estate collateral. Management considers delinquency status to be the most meaningful indicator of the credit quality of one-to-four single family residential, home equity loans and lines of credit and other consumer loans. Delinquency statistics are updated at least monthly. Internal risk ratings are considered the most meaningful indicator of credit quality for Non ASC 310-30 and new commercial, construction and commercial real estate loans. Internal risk ratings are a key factor in identifying loans that are individually evaluated for impairment and impact management’s estimates of loss factors used in determining the amount of the ALL. Internal risk ratings are updated on a continuous basis. Relationships with balances in excess of $250,000 are re-evaluated at least annually and more frequently if circumstances indicate that a change in risk rating may be warranted.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Loan Losses (continued)

New and Non-ASC 310-30 loans of $250,000 or greater with an internal risk rating of substandard or below and on nonaccrual, as well as loans classified as TDR are reviewed individually for impairment on a quarterly basis. The specific allowance established for these loans is based on a thorough analysis of the most probable source of repayment, including the present value of the loan’s expected future cash flows, the loan’s estimated market value or the estimated fair value of the underlying collateral less costs of disposition. General allowances are established for new and Non-ASC 310-30 loans that are not classified as impaired, which are evaluated by loan category based on common risk characteristics. In this process, general loan loss factors are established based on the following: historical loss factors derived from the Federal Financial Institutions Examination Council’s quarterly Unified Performance Branch Report for Group 1 banks (assets greater than $3 billion) using an annualized weighted average eight quarter rolling basis; trends in delinquencies and nonaccruals by loan portfolio segment and asset categories within those segments; portfolio segment and asset category production trends, including average risk ratings and loan-to value (“LTV”) ratios; current industry conditions, including real estate market trends; general economic conditions; credit concentrations by portfolio and asset categories; and portfolio quality, which encompasses an assessment of the quality and relevance of borrowers’ financial information and collateral valuations and average risk rating and migration trends within portfolios and asset categories.

Other adjustments for qualitative factors may be made to the allowance after an assessment of internal and external influences on credit quality and loss severity that are not fully reflected in the historical loss or risk rating data. For these measurements, the Company uses assumptions and methodologies that are relevant to estimating the level of impairment and probable losses in the loan portfolio. To the extent that the data supporting such assumptions has limitations, management’s judgment and experience play a key role in recording the allowance estimates. Qualitative adjustments are considered for: portfolio credit quality trends, including levels of delinquency, charge-offs, nonaccrual, restructuring and other factors; policy and credit standards, including quality and experience of lending and credit management; and general economic factors, including national, regional and local conditions and trends.

Additions to the ALL are made by provisions charged to earnings. The allowance is decreased by charge-offs of balances no longer deemed collectible. Charge-offs on new and Non-ASC 310-30 loans are recognized as follows: commercial loans are written-off when management determines them to be uncollectible; for unsecured consumer loans at 90 days past due; and for residential real estate loans and secured consumer loans when they become 120 to 180 days past due, depending on the collateral type. The Company reports recoveries on a cash basis at the time received. Recoveries on ASC 310-30 loans that were charged-off and Non-ASC 310-30 loans that were charged-off prior to the Acquisitions are recognized in earnings as income from resolution of acquired assets and do not affect the allowance for loan losses. All other recoveries are credited to the ALL.

Loss Share Indemnification Asset and Clawback Liability

Assets subject to loss sharing agreements with the FDIC are labeled “Covered Assets” in the consolidated financial statements and include acquired loans (“Covered Loans”) and other real estate owned.

The loss share indemnification asset is measured separately from the Covered Assets acquired as it is not contractually embedded in any of the Covered Assets. The initial fair value of the loss share indemnification asset represents the present value of the estimated cash payments expected to be received from the FDIC for future losses on Covered Assets, based on the credit adjustment estimated for each Covered Asset and the loss

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Share Indemnification Asset and Clawback Liability (continued)

sharing percentages. The estimated cash flows are discounted using a risk-free yield curve plus a premium reflecting the uncertainty related to the timing and receipt of such cash flows. The amount ultimately collected for this asset is dependent upon the performance of the underlying Covered Assets, the passage of time and claims submitted to the FDIC.

The amounts covered by the loss sharing agreements are the pre-acquisition book value of the underlying assets, the contractual balance of unfunded commitments that were acquired, and certain future net direct costs applicable to the Covered Assets. As required by the respective loss sharing agreements, the Company submits a loss share certificate to the FDIC on a quarterly basis requesting reimbursement for losses on Covered Assets and covered expenses. Covered expenses are recorded in non-interest expense when incurred with an offsetting increase to the loss share indemnification asset and non-interest income for the amount expected to be reimbursed by the FDIC. Certain covered expenses are claimed upon resolution of the Covered Asset, resulting in the expense and the related reimbursements from the FDIC occurring in different periods.

The Company reviews and updates the cash flow expected to be collected on Covered Assets and the FDIC loss share indemnification asset on a quarterly basis as loss and recovery estimates related to Covered Assets change. Decreases in the amount of cash flow expected to be collected on Covered Loans after acquisition result in a provision for loan losses, an increase in the ALL, and a proportional increase to the FDIC loss share indemnification asset and income for the estimated amount to be reimbursed. Increases in the amount of cash flow expected to be collected on Covered Loans after acquisition result in the reversal of any previously-recorded provision for loan losses and related ALL and a decrease to the FDIC loss share indemnification asset, or prospective adjustment to the accretable discount if no provision for loan losses had been previously recorded. If no provision for loan losses had been previously recorded, improvements in the expected cash flows from the Covered Loans, which is reflected as an adjustment to yield and accreted into income over the remaining expected term of the loans, decreases the expected cash flows to be collected from the loss sharing agreement, with such decrease reducing the yield to be accreted on a prospective basis if the total expected cash flows from the loss sharing agreement exceeds its carrying amount; and, if the carrying amount of the FDIC loss share indemnification asset exceeds the total expected cash flows, the excess is amortized as a reduction of income over the shorter of (1) the remaining expected term of the respective loans or (2) the remaining term of the loss sharing agreement.

As a result, the value of the FDIC loss share indemnification asset will continue to fluctuate over time based upon the continued performance of the Covered Assets and as the Company receives payments from the FDIC under the loss sharing agreements.

The loss sharing agreements between the Company and the FDIC for certain of the Acquisitions include clawback provisions that obligate the Company to pay the FDIC a certain amount in the event that losses incurred by the Company do not reach a specified threshold upon termination of the loss sharing agreement. The fair value of the clawback liability is initially estimated using the same discounted cash flow model used to determine the loss share indemnification asset, using a discount rate that takes into account the Company’s credit risk. The clawback liability is re-measured quarterly based on the terms of the applicable loss sharing agreement, changes in projected losses on Covered Assets and the cumulative servicing amount, if applicable.

The clawback liability is included in other liabilities in the accompanying consolidated balance sheets and the amortization and loss on re-measurement is included in loss share indemnification income in the accompanying consolidated statements of operations.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation or amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, except for land which is stated at cost. The useful lives of premises and equipment are: 39 years for bank premises; 3 to 5 years for computer equipment and software; and 5 years for furniture and equipment.

Leasehold improvements are amortized on a straight-line basis over the lesser of the lease terms, including certain renewals that were deemed probable at lease inception, or the estimated useful lives of the improvements. Purchased software and external direct costs of computer software developed for internal use are capitalized provided certain criteria are met and amortized over the useful lives of the software. Rent expense and rental income on operating leases are recorded using the straight-line method over the appropriate lease terms.

Other Real Estate Owned (“OREO”)

Real estate properties acquired through, or in lieu of, foreclosure or in connection with the Acquisitions, are held for sale and are initially recorded at their fair value less disposition costs. When such assets are acquired, any shortfall between the loan carrying value and the estimated fair value of the underlying collateral less disposition costs is recorded as an adjustment to the allowance for loan losses while any excess is recognized in income. The Company periodically performs a valuation of the property held; any excess of carrying value over fair value less disposition costs is charged to earnings as impairment. Routine maintenance and real estate taxes are expensed as incurred.

Bank Owned Life Insurance (“BOLI”)

The Bank owns life insurance policies on certain directors and current and former employees. These policies are recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement, if applicable. Increases in the cash surrender value of these policies are included in non-interest income in the consolidated statements of operations. The Company’s BOLI policies are invested in general account and hybrid account products that have been underwritten by highly-rated third party insurance carriers.

Goodwill and Other Intangible Assets

Goodwill represents the excess of consideration transferred in business combinations over the fair value of net tangible and identifiable intangible assets acquired. Goodwill is not amortized, but is tested for impairment annually or more frequently if events or circumstances indicate that impairment may have occurred. The Company performs its annual goodwill impairment test in the fourth fiscal quarter. The Company has a single reporting unit. The impairment test compares the estimated fair value of the reporting unit to its carrying amount. If the fair value of the reporting unit exceeds its carrying amount, no impairment is indicated. If the fair value of the reporting unit is less than its carrying amount, impairment of goodwill is measured as the excess of the carrying amount of goodwill over its implied fair value. Management uses a third party financial institution valuation specialist to estimate the fair value of the reporting unit. This firm employs a market value approach based upon observable market values and price ratios of similar or comparable publicly owned bank holding companies and an investment value approach based upon the projected future value of the Company derived from its financial projections and discounted at an estimated market required cost of capital to estimate the fair value of the Company. Management evaluates and includes a change of control premium in the estimated fair value of the Company for purposes of evaluating goodwill for impairment. Unobservable inputs into the

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill and Other Intangible Assets (continued)

valuation models include the Company’s financial projections and observable inputs include the market values and price ratios of publicly owned bank holding companies and a discount rate based on the capital assets pricing model. The estimated fair value of the reporting unit at the last impairment testing date exceeded its carrying amount; therefore, no impairment of goodwill was indicated.

Core deposit intangible (“CDI”) is a measure of the value of checking and savings deposit relationships acquired in a business combination. The fair value of the CDI stemming from any given business combination is based on the present value of the expected cost savings attributable to the core deposit funding relative to an alternative source of funding. CDI is amortized over the estimated useful lives of the existing deposit relationships acquired, but does not exceed 10 years. The Company evaluates such identifiable intangibles for impairment when events and circumstances indicate that its carrying amount may not be recoverable. If an impairment loss is determined to exist, the loss is reflected as an impairment charge in the consolidated statements of operations for the period in which such impairment is identified. No impairment charges were required to be recorded for the years ended December 31, 2013 and 2012.

Income Taxes

Income tax expense (benefit) is determined using the asset and liability method and consists of income taxes that are currently payable and deferred income taxes. Deferred income tax expense is determined by recognizing deferred tax assets and liabilities for future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates that are expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. Changes in tax rates on deferred tax assets and liabilities are recognized in income in the period that includes the enactment date. A valuation allowance is established for deferred tax assets when management determines that it is more likely than not that some portion or all of a deferred tax asset will not be realized. In making such determinations, the Company considers all available positive and negative evidence that may impact the realization of deferred tax assets. These considerations include the amount of taxable income generated in statutory carryback periods, future reversals of existing taxable temporary differences, projected future taxable income and available tax planning strategies.

The Company files a consolidated federal income tax return including the results of its wholly owned subsidiary, the Bank. The Company estimates income taxes payable based on the amount it expects to owe the various tax authorities (i.e., federal and state). Income taxes represent the net estimated amount due to, or to be received from, such tax authorities. In estimating income taxes, management assesses the relative merits and risks of the appropriate tax treatment of transactions, taking into account statutory, judicial, and regulatory guidance in the context of the Company’s tax position. Although the Company uses the best available information to record income taxes, underlying estimates and assumptions can change over time as a result of unanticipated events or circumstances such as changes in tax laws and judicial guidance influencing its overall tax position.

An uncertain tax position is recognized only if it is more-likely-than-not to be sustained upon examination, including resolution of any related appeals or litigation process, based on the technical merits of the position. The amount of tax benefit recognized in the financial statements is the largest amount of benefit that is more than fifty percent likely to be sustained upon ultimate settlement of the uncertain tax position. If the initial assessment fails to result in recognition of a tax benefit, the Company subsequently recognizes a tax benefit if there are

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (continued)

changes in tax law or case law that raise the likelihood of prevailing on the technical merits of the position to more-likely-than-not, the statute of limitations expires, or there is a completion of an examination resulting in a settlement of that tax year or position with the appropriate agency. The Company recognizes interest related to unrecognized tax benefits in income tax expense (benefit) and penalties, if any, in other operating expenses.

Derivatives

The Company accounts for derivative instruments in accordance with FASB ASC Topic 815, “Derivatives and Hedging.” All derivatives are evaluated at inception as to whether or not they are hedging or non-hedging activities, and appropriate documentation is maintained to support the final determination. The Company recognizes all derivatives as either assets or liabilities on the Consolidated Balance Sheets and measures those instruments at fair value.

Certain derivative transactions with a particular counterparty, another financial institution, are subject to an enforceable master netting arrangement. The gross liabilities and gross assets to this counterparty are reported on net basis.

Management periodically reviews contracts from various functional areas of the Company to identify potential derivatives embedded within selected contracts. As of December 31, 2013, the Company had interest derivative positions that are not designated as hedging instruments. See Note 10 “Derivatives” for a description of these instruments.

Contingent Consideration Issued to the FDIC

In conjunction with certain Acquisitions, the Bank issued contingent consideration to the FDIC in the form of value appreciation instruments (“VAI”) and equity appreciation agreements (“EAA”). Based on their settlement provisions, these instruments are classified as other liabilities in the accompanying consolidated balance sheets and are adjusted to estimated fair value at each financial statement date, with changes in value reflected in other non-interest expenses in the accompanying consolidated statements of operations.

The fair value of the contingent consideration is based upon projections of the Company’s future estimate value by a third party financial institution valuation specialist. The valuation is based upon the Company’s financial projections and the valuation specialist’s assumptions about the future market valuation of the financial projections derived from historical market price ratios including price to tangible book value and price to earnings. These future projected prices are discounted at a market required equity return derived from the capital asset pricing model. In accordance with the terms of each of the agreements, a range of potential consideration is estimated and a probability is assigned based on management’s judgment to each estimated payment liability to determine a probability weighted expected value.

Stock-based Compensation

The Company sponsors an incentive stock option plan established in 2009 (the “2009 Option Plan”) under which options may be granted periodically to key employees and directors of the Company or its affiliates at a specific exercise price to acquire shares of the Company’s Class A common stock. Compensation cost is measured based on the estimated fair value of the award at the grant date and is recognized in earnings on a straight-line basis

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-based Compensation (continued)

over the requisite service period. The fair value of stock options is estimated at the date of grant using the Black-Scholes option pricing model. This model requires assumptions as to expected stock volatility, dividends, terms and risk-free rates. Since the Company’s common stock is not currently traded on an exchange, expected volatility is measured based on the volatility of the common stock of similar publicly owned companies. The expected term represents the period of time that options are expected to be outstanding from the grant date. The risk-free interest rate is based on the US Treasury yield curve in effect at the time of grant for the appropriate life of each option. The expected dividend yield was determined by management based on the expected dividends to be declared over the expected term of the options.

In the fourth quarter of 2013, the Company established the 2013 Stock Incentive Plan (the “2013 Incentive Plan”) covering its executive management, directors, individual consultants and employees to receive stock awards for the Company’s common stock. The 2013 Incentive Plan provides that the awards are not exercisable until certain performance conditions are met, which include the completion of an IPO raising at least $100 million (an “Qualified IPO”) or a “Special Transaction”, generally defined as the consummation of a transaction representing a change of control of the Company. The Company will recognize the grant date fair value of the 2013 Incentive Plan awards as compensation expense when either of the performance condition becomes probable. As of December 31, 2013, the Company considered that the completion of the performance condition, the Qualified IPO or a Special Transaction, was not probable. See Note 16 “Stock-based Compensation and Other Benefit Plans” for further information regarding the 2009 Option Plan and the 2013 Incentive Plan.

Earnings per Share

Basic earnings (loss) per common share is calculated by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the effect of common stock equivalents, including stock options and unvested shares, calculated using the treasury stock method. Common stock equivalents are excluded from the computation of diluted earnings (loss) per common share in periods in which the effect is anti-dilutive.

Segment Reporting

The Company operates in one reportable segment of business, Community Banking, which includes the Bank, the Company’s sole banking subsidiary. Through the Bank, the Company provides a broad range of retail and commercial banking services. Management makes operating decisions and assesses performance based on an ongoing review of these banking operations, which constitute the Company’s only operating segment.

Reclassifications

Certain amounts presented for the prior period have been reclassified to conform to the current period presentation.

Accounting Policies Recently Adopted and Pending Adoption

In October 2012, the FASB issued ASU 2012-06, “Subsequent Accounting for an Indemnification Asset Recognized at the Acquisition Date as a Result of a Government-Assisted Acquisition of a Financial Institution.” The amendments in this update clarify the applicable guidance for subsequently measuring an indemnification asset recognized as a result of a government-assisted acquisition of a financial institution. The update provides

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Policies Recently Adopted and Pending Adoption (continued)

that changes in cash flows expected to be collected on the indemnification asset arising subsequent to initial recognition as a result of changes in cash flows expected to be collected on the related indemnified assets should be accounted for on the same basis as the change in the assets subject to indemnification. Any amortization of changes in value should be limited to the contractual term of the indemnification agreement. The Company is required to adopt this update prospectively for reporting periods beginning after December 15, 2012. The requirements of the update are consistent with the Company’s existing accounting policy; therefore, adoption did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In January 2013, the FASB issued ASU 2013-01, “Balance Sheet: Disclosures about Offsetting Assets and Liabilities.” These changes require an entity to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The enhanced disclosures will enable users of an entity’s financial statements to understand and evaluate the effect or potential effect of master netting arrangements on an entity’s financial position, including the effect or potential effect of rights of setoff associated with certain financial instruments and derivative instruments. The Company adopted these changes in 2013. Other than the additional disclosure requirements presented in Note 10, the adoption of these changes did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2013, the FASB issued ASU 2013-02, “Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This update requires entities to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, entities are required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income. The Company adopted this update in 2013. The additional disclosures required are incorporated in Note 15 of these consolidated financial statements. The adoption of these changes did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In January 2014, the FASB issued ASU 2014-04, “Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans Upon Foreclosure.” This update defines “in substance repossession or foreclosure” because the diversity in practice regarding when entities were reclassifying loans receivable to other real estate owned. A creditor is considered to have received physical possession (resulting from an in substance repossession or foreclosure) of residential real estate property collateralizing a consumer mortgage loan only upon the occurrence of either of the following:

a)	The creditor obtains legal title to the residential real estate property upon completion of a foreclosure. A creditor may obtain legal title to the residential real estate property even if the borrower has redemption rights that provide the borrower with a legal right for a period of time after a foreclosure to reclaim the real estate property by paying certain amounts specified by law.

b)	The borrower conveys all interest in the residential real estate property to the creditor to satisfy the loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. The deed in lieu of foreclosure or similar legal agreement is completed when agreed-upon terms and conditions have been satisfied by both the borrower and the creditor.

The Company is required to adopt this update for annual periods beginning after December 15, 2014, and interim and annual periods thereafter. The update may result in revised disclosures in the Company’s financial statements but will not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 3. INVESTMENT SECURITIES

Investment securities at December 31, 2013 and December 31, 2012 are summarized as follows (in thousands):

	December 31, 2013
	Amortized Cost	Unrealized		Fair Value
		Gains	Losses
Held to maturity:
Foreign bonds	$365	$—	$1	$364

Available for sale:
U.S. Government agencies and sponsored enterprises obligations	$51,553	$58	$456	$51,155
U.S. Government agencies and sponsored enterprises mortgage-backed securities	243,062	1,071	2,495	241,638
State and municipal obligations	2,039	85	—	2,124
Asset-backed securities	385,979	3,267	1,281	387,965
Corporate bonds and other securities	375,373	4,453	601	379,225
Preferred Stock	90,330	205	6,871	83,664

Total available for sale	$1,148,336	$9,139	$11,704	$1,145,771

	December 31, 2012
	Amortized Cost	Unrealized		Fair Value
		Gains	Losses
Held to maturity:
Foreign bonds	$549	$—	$3	$546

Available for sale:
U.S. Government agencies and sponsored enterprises obligations	$145,795	$913	$16	$146,692
U.S. Government agencies and sponsored enterprises mortgage-backed securities	289,745	5,124	84	294,785
State and municipal obligations	2,539	251	—	2,790
Asset-backed securities	616,254	4,746	1,588	619,412
Corporate bonds and other securities	401,293	9,448	6	410,735

Total available for sale	$1,455,626	$20,482	$1,694	$1,474,414

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 3. INVESTMENT SECURITIES (CONTINUED)

The following is a summary of investment securities at December 31, 2013 and December 31, 2012, by contractual maturity (in thousands):

	December 31, 2013		December 31, 2012
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Held to maturity:
Due within one year	$365	$364	$200	$200
Due after one year through five years	—	—	349	346

Total held to maturity	$365	$364	$549	$546

Available for sale:
Due within one year	$10,085	$10,212	$51,712	$52,349
Due after one year through five years	305,317	309,064	314,966	322,604
Due after five years through ten years	10,735	10,665	87,652	87,838
Due after ten years	51,913	52,044	29,161	30,429
U.S. Government agencies and sponsored enterprises mortgage-backed securities and asset-backed securities	679,956	680,122	972,135	981,194
Preferred Stock with perpetual maturity	90,330	83,664	—	—

Total available for sale	$1,148,336	$1,145,771	$1,455,626	$1,474,414

For purposes of the maturity table, mortgage-backed securities and asset-backed securities, the principal of which are repaid periodically, are presented as a single amount. The expected lives of these securities will differ from contractual maturities because borrowers may have the right to prepay the underlying loans with or without prepayment penalties.

The following table presents the estimated fair values and the gross unrealized loss on investment securities in an unrealized loss position greater than and less than 12 months as of December 31, 2013 (in thousands):

	Less than 12 months		More than 12 months		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available for sale:
U.S. Government agencies and sponsored enterprises obligations	$41,276	$456	$—	$—	$41,276	$456
U.S. Government agencies and sponsored enterprises mortgage-backed securities	141,304	2,494	636	1	141,940	2,495
State and municipal obligations	—	—	—	—	—	—
Asset-backed securities	161,879	1,233	11,949	48	173,828	1,281
Corporate bonds and other securities	58,596	601	—	—	58,596	601
Preferred stock	65,061	6,871	—	—	65,061	6,871

Total available for sale	$468,116	$11,655	$12,585	$49	$480,701	$11,704

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 3. INVESTMENT SECURITIES (CONTINUED)

The following table presents the estimated fair values and the gross unrealized loss on investment securities in an unrealized loss position greater than and less than 12 months as of December 31, 2012 (in thousands):

	Less than 12 months		More than 12 months		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available for sale:
U.S. Government agencies and sponsored enterprises obligations	$969	$16	$—	$—	$969	$16
U.S. Government agencies and sponsored enterprises mortgage-backed securities	21,860	84	—	—	21,860	84
State and municipal obligations	—	—	—	—	—	—
Asset-backed securities	60,972	60	107,737	1,528	168,709	1,588
Corporate bonds and other securities	2,993	6	—	—	2,993	6
Preferred stock	—	—	—	—	—	—

Total available for sale	$86,794	$166	$107,737	$1,528	$194,531	$1,694

All securities available for sale at December 31, 2013 and December 31, 2012 are investment grade based on ratings from recognized rating agencies.

The Company monitors its investment securities for OTTI. Impairment is evaluated on an individual security basis considering numerous factors, and its relative significance varies depending on the situation. The Company has evaluated the nature of unrealized losses in the investment securities portfolio to determine if OTTI exists. The unrealized losses relate to changes in market interest rates and specific market conditions that do not represent credit-related impairments. Furthermore, it is more-likely-than-not that the Company will be able to retain the securities for a period of time sufficient for a recovery in value to the amortized cost basis. Management has completed an assessment of each security in an unrealized loss position for credit impairment and has determined that no individual security was other than temporarily impaired at December 31, 2013 and December 31, 2012. The following describes the basis under which the Company has evaluated OTTI:

U.S. Government Agencies and Sponsored Enterprises Obligations and Mortgage-Backed Securities (“MBS”):

The unrealized losses associated with U.S. Government agencies and sponsored enterprises obligations and MBS are primarily driven by changes in interest rates. These securities have either an explicit or implicit U.S. government guarantee.

Corporate Bonds and Asset Backed Securities:

Securities were generally underwritten in accordance with the Company’s own investment standards prior to the decision to purchase, without relying on a bond issuer’s guarantee in making the investment decision. These investments are investment grade and will continue to be monitored as part of the Company’s ongoing impairment analysis, but are expected to perform in accordance with their terms.

Preferred Stock:

The unrealized losses associated with preferred stock investments in large U.S. financial institutions are primarily driven by changes in interest rates. These securities were generally underwritten in accordance with the

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 3. INVESTMENT SECURITIES (CONTINUED)

Preferred Stock: (continued)

Company’s own investment standards prior to the decision to purchase. These investments are investment grade and will continue to be monitored as part of the Company’s ongoing impairment analysis, but are expected to perform in accordance with their terms.

Proceeds from sales of investment securities available for sale during the years ended December 31, 2013 and 2012 totaled $1.2 billion and $1.1 billion, respectively, resulting in gross realized gains of $9.7 million and $2.7 million gross realized losses of $1.0 million and $444,000, respectively, which are included in gain on sales of investment securities available for sale in the consolidated statements of operations.

As part of the Company’s liquidity management strategy, the Company pledges loans and securities to secure borrowings from the FHLB. The Company also pledges securities to collateralize public deposits. The amortized cost and fair value of all pledged securities totaled $438 million and $437 million, respectively, at December 31, 2013. The amortized cost and fair value of all pledged securities totaled $567 million and $576 million, respectively, at December 31, 2012.

NOTE 4. LOANS, NET

The Company’s loan portfolio consists of new and acquired loans. The acquired loan portfolio is segmented into “Covered Loans”, loans subject to loss sharing with the FDIC, and “Non-Covered Loans”, acquired loans without loss share reimbursement. Additionally, the organic loan portfolio is classified as “Non-Covered Loans”. A substantial portion of the acquired loan portfolio, both Covered and Non-Covered Loans, exhibited evidence of deterioration in credit quality since origination, and are accounted for under ASC 310-30. The remaining portfolio of acquired loans consists of loans that were not considered ASC 310-30 loans at acquisition and are classified as Non-ASC 310-30 loans. Approximately 15.9% and 35.3% of the total loan portfolio is covered by loss sharing agreements with the FDIC as of December 31, 2013 and 2012, respectively.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 4. LOANS, NET (CONTINUED)

The following tables summarize the Company’s loans by portfolio segment at December 31, 2013 and 2012 (dollars in thousands):

	December 31, 2013
	Covered Loans		Non-Covered Loans			Total	Percent of Total
	ASC 310-30 Loans	Non-ASC 310-30 Loans	ASC 310-30 Loans	Non-ASC 310-30 Loans	New Loans
Real estate loans:
Commercial real estate	$195,672	$10,175	$78,475	$2,530	$671,090	$957,942	42.2%
1-4 single family residential	46,461	8,199	10,284	2,397	361,344	428,685	18.9%
Land and development	36,727	—	19,209	—	75,815	131,751	5.8%
Home equity loans and lines of credit	—	15,100	—	1,547	19,277	35,924	1.6%

Total real estate loans	278,860	33,474	107,968	6,474	1,127,526	1,554,302	68.5%

Other loans:
Commercial and industrial	46,184	4,286	10,863	754	648,421	710,508	31.3%
Consumer	902	46	3,090	243	1,173	5,454	0.2%

Total other loans	47,086	4,332	13,953	997	649,594	715,962	31.5%

Total loans held in portfolio	325,946	37,806	121,921	7,471	1,777,120	2,270,264	100.0%

Unearned discount, premium and deferred fees and costs, net	—	(4,497)	—	(574)	(6,409)	(11,480)

Total loans held in portfolio, net of discount, premium and deferred fees and costs	$325,946	$33,309	$121,921	$6,897	$1,770,711	$2,258,784

Allowance for loan losses						(14,733)

Loans held in portfolio, net						$2,244,051

	December 31, 2012
	Covered Loans		Non-Covered Loans			Total	Percent of Total
	ASC 310-30 Loans	Non-ASC 310-30 Loans	ASC 310-30 Loans	Non-ASC 310-30 Loans	New Loans
Real estate loans:
Commercial real estate	$237,349	$13,567	$93,868	$4,052	$306,053	$654,889	47.8%
1-4 single family residential	57,225	9,829	11,333	775	70,882	150,044	10.9%
Land and development	80,563	280	18,971	51	55,832	155,697	11.4%
Home equity loans and lines of credit	—	17,380	—	3,912	397	21,689	1.6%

Total real estate loans	375,137	41,056	124,172	8,790	433,164	982,319	71.7%

Other loans:
Commercial and industrial	57,634	6,967	15,261	1,293	296,483	377,638	27.5%
Consumer	3,396	80	5,010	247	2,481	11,214	0.8%

Total other loans	61,030	7,047	20,271	1,540	298,964	388,852	28.3%

Total loans held in portfolio	436,167	48,103	144,443	10,330	732,128	1,371,171	100.0%

Unearned discount, premium and deferred fees and costs, net	—	(6,094)	—	(1,308)	(2,455)	(9,857)

Total loans held in portfolio, net of discount, premium and deferred fees and costs	$436,167	$42,009	$144,443	$9,022	$729,673	$1,361,314

Allowance for loan losses						(18,949)

Loans held in portfolio, net						$1,342,365

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 4. LOANS, NET (CONTINUED)

At December 31, 2013 and 2012, the UPB of ASC 310-30 loans were $628.5 million and $851.1 million, respectively. At December 31, 2013 and 2012, the majority of outstanding loans were to customers domiciled in Florida (85.2% and 99.6%, respectively). At December 31, 2013 and 2012, the Company had pledged loans as collateral for FHLB advances with a carrying amount of $741.9 million and $154.1 million, respectively.

The accretable discount on ASC 310-30 loans represents the amount by which the undiscounted expected cash flows on such loans exceed their carrying value. The increase in expected cash flow for certain ASC 310-30 loan pools resulted in the reclassification of $34.8 million and $24.8 million in non-accretable difference to accretable discount during the years ended December 31, 2013 and 2012, respectively. Changes in accretable discount for ASC 310-30 loans for the years ended December 31, 2013 and 2012 were as follows (in thousands):

	2013	2012
Balance at beginning of year	$(175,873)	$(235,321)
Accretion	62,162	84,222
Reclassifications from non-accretable difference	(34,790)	(24,774)

Balance at end of year	$(148,501)	$(175,873)

The Company held $481.0 million and $260.5 million of syndicated national loans as of December 31, 2013 and 2012, respectively.

NOTE 5. ALLOWANCE FOR LOAN LOSSES (“ALL”)

The ALL reflects management’s estimate of probable credit losses inherent in the loan portfolio. The computation of the ALL includes elements of judgment and high levels of subjectivity. A portion of the Company’s loans were acquired in failed bank acquisitions, were acquired at a substantial discount to their original book value and are covered by loss sharing agreements with the FDIC.

The Company’s accounting method for loans and the corresponding ALL differs depending on whether the loans are new or acquired The Company therefore assesses and monitors credit risk and portfolio performance using distinct methodologies for acquired loans, both ASC 310-30 Loans and Non-ASC 310-30 Loans, and new loans. Within each class the Company further disaggregates the portfolios into the following segments: commercial real estate, 1-4 single family residential, land and development, home equity loans and lines of credit, commercial and industrial and consumer.

When a provision for loan losses is required for Covered Loans subsequent to acquisition, the Company also records an increase in the loss share indemnification asset and an increase to non-interest income in the consolidated statement of operations based on the applicable loss sharing ratio. Decreases in the loss share indemnification asset of $(0.3) million and increases of $15.2 million were included in non-interest income for the years ended December 31, 2013 and 2012, respectively, related to the provision for loan losses on Covered Loans, including both ASC 310-30 and Non-ASC 310-30 loans.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 5. ALLOWANCE FOR LOAN LOSSES (“ALL”) (CONTINUED)

Changes in the ALL by loan class and portfolio segment for the years ended December 31, 2013 and 2012, respectively, are as follows (in thousands):

	Commercial Real Estate	1-4 Single Family Residential	Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
Balance at December 31, 2012	$4,107	$3,049	$5,239	$67	$6,054	$433	$18,949

Provision (credit) for ASC 310-30 loans	1,263	(1,538)	601	—	(1,513)	510	(677)
Provision for non-ASC 310-30 loans	(10)	10	(3)	282	23	(4)	298
Provision for new loans	551	684	(141)	122	2,120	(43)	3,293

Total provision	1,804	(844)	457	404	630	463	2,914

Charge-offs for ASC 310-30 loans	(1,077)	(762)	(3,684)	—	(190)	(722)	(6,435)
Charge-offs for non-ASC 310-30 loans	—	—	—	(339)	(163)	—	(502)
Charge-offs for new loans	—	—	(193)	—	—	—	(193)

Total Charge-offs	(1,077)	(762)	(3,877)	(339)	(353)	(722)	(7,130)

Recoveries of non-ASC 310-30 loans	—	—	—	—	—	—	—

Total recoveries	—	—	—	—	—	—	—

ASC 310-30 loans	2,675	85	985	—	2,339	157	6,241
Non-ASC 310-30 loans	10	52	—	6	139	—	207
New loans	2,149	1,306	834	126	3,853	17	8,285

Balance at December 31, 2013	$4,834	$1,443	$1,819	$132	$6,331	$174	$14,733

Ending ALL balance
ASC 310-30 loans	$2,675	$85	$985	$—	$2,339	$157	$6,241

Non-ASC 310-30 and new loans individually evaluated for impairment	$—	$44	$—	$105	$—	$—	$149

Non-ASC 310-30 and new loans collectively evaluated for impairment	$2,159	$1,314	$834	$27	$3,992	$17	$8,343

Loans Ending balance
ASC 310-30 loans	$274,147	$56,745	$55,936	$—	$57,047	$3,992	$447,867

Non-ASC 310-30 and new loans individually evaluated for impairment	$5,218	$277	$—	$500	$5,995	$—	$11,990

Non-ASC 310-30 and new loans collectively evaluated for impairment	$677,198	$369,715	$75,666	$30,801	$644,082	$1,465	$1,798,927

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 5. ALLOWANCE FOR LOAN LOSSES (“ALL”) (CONTINUED)

	Commercial Real Estate	1-4 Single Family Residential	Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
Balance at December 31, 2011	$1,717	$5,464	$1,844	$84	$8,628	$105	$17,842

Provision (credit) for ASC 310-30 loans	10,255	(1,667)	11,065	—	3,473	594	23,720
Provision for non-ASC 310-30 loans	57	(2)	(35)	9	738	49	816
Provision for new loans	639	466	609	4	(200)	47	1,565

Total provision	10,951	(1,203)	11,639	13	4,011	690	26,101

Charge-offs for ASC 310-30 loans	(8,457)	(1,232)	(8,130)	—	(4,574)	(310)	(22,703)
Charge-offs for non-ASC 310-30 loans	(104)	—	(23)	(30)	(1,991)	(52)	(2,200)
Charge-offs for new loans	—	—	(91)	—	—	—	(91)

Total Charge-offs	(8,561)	(1,232)	(8,244)	(30)	(6,565)	(362)	(24,994)

Recoveries of non-ASC 310-30 loans	—	—	—	—	—	—	—

Total recoveries	—	—	—	—	—	—	—

ASC 310-30 loans	2,489	2,405	4,068	—	4,022	369	13,353
Non-ASC 310-30 loans	20	22	3	63	299	4	411
New loans	1,598	622	1,168	4	1,733	60	5,185

Balance at December 31, 2012	$4,107	$3,049	$5,239	$67	$6,054	$433	$18,949

Ending ALL balance
ASC 310-30 loans	$2,489	$2,405	$4,068	$—	$4,022	$369	$13,353

Non-ASC 310-30 and new loans individually evaluated for impairment	$—	$—	$—	$—	$283	$—	$283

Non-ASC 310-30 and new loans collectively evaluated for impairment	$1,618	$644	$1,171	$67	$1,749	$64	$5,313

Loans Ending balance
ASC 310-30 loans	$331,217	$68,558	$99,534	$—	$72,895	$8,406	$580,610

Non-ASC 310-30 and new loans individually evaluated for impairment	$5,354	$427	$—	$—	$283	$—	$6,064

Non-ASC 310-30 and new loans collectively evaluated for impairment	$315,263	$79,716	$55,740	$18,988	$302,166	$2,767	$774,640

Credit Quality Indicators

Management considers delinquency status to be the most meaningful indicator of the credit quality of one-to-four single family residential, home equity loans and lines of credit and consumer loans. Delinquency statistics are updated at least monthly. Internal risk ratings are considered the most meaningful indicator of credit quality for Non-ASC 310-30 and new commercial, land and development and commercial real estate loans. Internal risk ratings are a key factor

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 5. ALLOWANCE FOR LOAN LOSSES (“ALL”) (CONTINUED)

Credit Quality Indicators (continued)

in identifying loans that are individually evaluated for impairment and impact management’s estimates of loss factors used in determining the amount of the ALL. Internal risk ratings are updated on a continuous basis. Loans exhibiting potential credit weaknesses that deserve management’s close attention and that if left uncorrected may result in deterioration of the repayment capacity of the borrower are categorized as special mention. Loans with well-defined credit weaknesses including payment defaults, declining collateral values, frequent overdrafts, operating losses, increasing balance sheet leverage, inadequate cash flow, project cost overruns, unreasonable construction delays, past due real estate taxes or exhausted interest reserves are assigned an internal risk rating of substandard. A loan with a weakness so severe that collection in full is highly questionable or improbable will be assigned an internal risk rating of doubtful.

Certain ASC 310-30 loan pools have been classified as impaired based on a decrease in actual and/or expected cash flows since acquisition and are classified as accruing loans due to discount accretion. The following table shows the Company’s investment in impaired ASC 310-30 loan pools by portfolio segment and impaired Non-ASC 310-30 loans (all in non-accrual status) as of and for the years ended December 31, 2013 and 2012 (in thousands):

	UPB of Impaired Loans	Impaired ASC 310-30 Pools With a Specific Allowance Recorded	Impaired Non-ASC 310-30 Loans With a Specific Allowance	Impaired Non-ASC 310-30 Loans With no Specific Allowance Recorded	Specific Allowance Allocated to Impaired Loans	Average Recorded Investment in Impaired Loans	Interest Income Recognized On Impaired Loans
December 31, 2013
Real estate loans:
Commercial real estate	$62,527	$47,413	$—	$5,134	$2,700	$57,731	$5,801
1-4 single family residential	17,446	10,734	189	—	104	12,060	1,192
Land and development	43,182	28,603	—	—	985	41,605	1,772
Home equity loans and lines of credit	—	—	386	—	105	386	—

Total real estate loans	123,155	86,750	575	5,134	3,894	111,782	8,765

Other loans:
Commercial	40,086	30,222	—	—	2,341	35,091	2,012
Consumer	2,198	2,052	—	—	157	2,651	219

Total other loans	42,284	32,274	—	—	2,498	37,742	2,231

Impaired loans held in portfolio, net	$165,439	$119,024	$575	$5,134	$6,392	$149,524	$10,996

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 5. ALLOWANCE FOR LOAN LOSSES (“ALL”) (CONTINUED)

Credit Quality Indicators (continued)

	UPB of Impaired Loans	Impaired ASC 310-30 Pools With a Specific Allowance Recorded	Impaired Non-ASC 310-30 Loans With a Specific Allowance	Impaired Non-ASC 310-30 Loans With no Specific Allowance Recorded	Specific Allowance Allocated to Impaired Loans	Average Recorded Investment in Impaired Loans	Interest Income Recognized On Impaired Loans
December 31, 2012
Real estate loans:
Commercial real estate	$142,290	$100,666	$—	$5,353	$2,490	$103,648	$7,841
1-4 single family residential	78,711	50,751	—	427	2,385	56,874	4,374
Land and development	100,212	63,540	—	—	4,068	73,348	3,961

Total real estate loans	321,213	214,957	—	5,780	8,943	233,870	16,176

Other loans:
Commercial	48,897	33,291	283	—	4,041	38,427	4,268
Consumer	3,133	2,871	—	—	369	3,426	203

Total other loans	52,030	36,162	283	—	4,410	41,853	4,471

Impaired loans held in portfolio, net	$373,243	$251,119	$283	$5,780	$13,353	$275,723	$20,647

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 5. ALLOWANCE FOR LOAN LOSSES (“ALL”) (CONTINUED)

Credit Quality Indicators (continued)

In evaluating credit risk the Company looks at multiple factors including delinquencies. The following tables summarize the carrying value of loans that are delinquent in excess of 30 days and still accruing and loans in non-accrual as of December 31, 2013 and 2012 for the new loans, Acquired ASC 310-30 and Acquired Non-ASC 310-30 loans (in thousands).

	December 31, 2013
	Loans Past Due 30 to 59 days	Loans Past Due 60 to 89 days	Loans Past Due 90 Days and Over and Still Accruing	Loans in Non- Accrual Status	Total Loans in Delinquent Status
New loans
Commercial real estate	$—	$—	$—	$—	$—
1-4 single family residential	4,688	2,164	—	1,052	7,904
Land and development	—	—	—	—	—
Home equity lines of credit	198	—	—	—	198

Total real estate loans	4,886	2,164	—	1,052	8,102

Commercial and industrial	—	—	—	24	24
Consumer	—	—	—	—	—

Total new loans	$4,886	$2,164	$—	$1,076	$8,126

Acquired ASC 310-30 loans
Commercial real estate	$5,866	$2,157	$20,521	$—	$28,544
1-4 single family residential	3,014	303	5,065	—	8,382
Land and development	939	—	1,786	16,753	19,478
Home equity lines of credit	—	—	—	—	—

Total real estate loans	9,819	2,460	27,372	16,753	56,404

Commercial and industrial	706	179	3,085	7,306	11,276
Consumer	15	22	266	615	918

Total acquired ASC 310-30 loans	$10,540	$2,661	$30,723	$24,674	$68,598

Acquired non-ASC 310-30 loans
Commercial real estate	$145	$—	$—	$5,962	$6,107
1-4 single family residential	923	—	—	144	1,067
Land and development	—	—	—	—	—
Home equity lines of credit	96	218	—	1,996	2,310

Total real estate loans	1,164	218	—	8,102	9,484

Commercial and industrial	39	—	—	275	314
Consumer	—	—	—	29	29

Total acquired non-ASC 310-30 loans	$1,203	$218	$—	$8,406	$9,827

Total	$16,629	$5,043	$30,723	$34,156	$86,551

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 5. ALLOWANCE FOR LOAN LOSSES (“ALL”) (CONTINUED)

Credit Quality Indicators (continued)

	December 31, 2012
	Loans Past Due 30 to 59 days	Loans Past Due 60 to 89 days	Loans Past Due 90 Days and Over and Still Accruing	Loans in Non- Accrual Status	Total Loans in Delinquent Status
New loans
Commercial real estate	$—	$—	$—	$—	$—
1-4 single family residential	—	—	—	427	427
Land and development	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—

Total real estate loans	—	—	—	427	427

Commercial and industrial	—	—	—	88	88
Consumer	—	—	—	—	—

Total new loans	$—	$—	$—	$515	$515

Acquired ASC 310-30 loans
Commercial real estate	$6,034	$3,956	$41,577	$—	$51,567
1-4 single family residential	342	362	6,945	—	7,649
Land and development	15,874	1,738	25,038	—	42,650
Home equity lines of credit	—	—	—	—	—

Total real estate loans	22,250	6,056	73,560	—	101,866

Commercial and industrial	1,745	445	17,994	—	20,184
Consumer	411	245	838	—	1,494

Total acquired ASC 310-30 loans	$24,406	$6,746	$92,392	$—	$123,544

Acquired non-ASC 310-30 loans
Commercial real estate	$658	$—	$—	$6,349	$7,007
1-4 single family residential	—	—	—	187	187
Land and development	—	—	—	—	—
Home equity lines of credit	534	—	—	2,433	2,967

Total real estate loans	1,192	—	—	8,969	10,161

Commercial and industrial	26	35	—	476	537
Consumer	19	—	—	—	19

Total acquired non-ASC 310-30 loans	$1,237	$35	$—	$9,445	$10,717

Total	$25,643	$6,781	$92,392	$9,960	$134,776

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 5. ALLOWANCE FOR LOAN LOSSES (“ALL”) (CONTINUED)

Credit Quality Indicators (continued)

The following table summarizes the Company’s non-Covered Non-ASC 310-30 and new loans by key indicators of credit quality as of December 31, 2013 and 2012 (in thousands):

	December 31, 2013
	Commercial Real Estate	Land and Development	Commercial and Industrial	Total
Non-covered Non-ASC 310-30 and New loans:
Pass	$670,488	$75,666	$645,767	$1,391,921
Special Mention	449	—	—	449
Substandard	1,304	—	24	1,328

Total Non-covered Non-ASC 310-30 and New loans	$672,241	$75,666	$645,791	$1,393,698

Covered Non-ASC 310-30 loans:
Pass	$4,581	$—	$2,365	$6,946
Special Mention	460	—	19	479
Substandard	5,134	—	1,902	7,036

Total Covered Non-ASC 310-30 loans	$10,175	$—	$4,286	$14,461

	December 31, 2012
	Commercial Real Estate	Land and Development	Commercial and Industrial	Total
Non-covered Non-ASC 310-30 and New loans:
Pass	$306,853	$55,495	$296,170	$658,518
Special Mention	545	—	26	571
Substandard	1,371	—	169	1,540

Total Non-covered Non-ASC 310-30 and New loans	$308,769	$55,495	$296,365	$660,629

Covered Non-ASC 310-30 loans:
Pass	$4,328	$245	$3,352	$7,925
Special Mention	323	—	72	395
Substandard	7,197	—	2,614	9,811
Doubtful	—	—	46	46

Total Covered Non-ASC 310-30 loans	$11,848	$245	$6,084	$18,177

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 6. COVERED ASSETS AND LOSS SHARING AGREEMENTS

In each of the Acquisitions (except SSCB and FPB), the Bank and the FDIC entered into loss sharing agreements.

The following table summarizes the carrying value of assets covered by the loss sharing agreements at December 31, 2013 and 2012 (in thousands):

	2013	2012
Loans, excluding allowance for loan losses	$359,255	$478,176
OREO	$27,299	$50,555

Total Covered Assets	$386,554	$528,731

Changes in the loss share indemnification asset for the years ended December 31, 2013 and 2012 were as follows (in thousands):

	2013	2012
Balance at beginning of year	$125,949	$210,813
Reimbursable expenses	9,372	14,653
Amortization	(25,126)	(33,897)
Income resulting from impairment and charge-off of covered assets, net	2,209	22,791
Expense resulting from recoupment and disposition of covered assets, net	(5,201)	(6,488)
FDIC claims submissions	(19,974)	(81,922)

Balance at end of year	$87,229	$125,949

As of December 31, 2013 and 2012 the carrying value of loss share indemnification assets exceeded the total cash flow expected to be collected by $29.8 million and $39.9 million, respectively, and is being amortized using the effective interest method over the shorter of (1) the remaining expected term of the respective loans or (2) the remaining term of the loss sharing agreement.

The following table summarizes the changes in the clawback liability, included in Other Liabilities, for the years ended December 31, 2013 and 2012 (in thousands):

	2013	2012
Balance at beginning of year	$11,966	$11,438
Amortization impact	744	702
Remeasurement impact	(957)	(174)

Balance at end of year	$11,753	$11,966

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 6. COVERED ASSETS AND LOSS SHARING AGREEMENTS (CONTINUED)

The following tables summarizes the transactional gains, losses, expenses and recoveries from Covered Assets as reflected in the consolidated statements of operations for the years ended December 31, 2013 and 2012 (in thousands):

	Year ended December 31, 2013
	Transaction Income (Loss)	Loss-share Indemnification Income (Loss)	Net Impact to Pre-tax Earnings
Transactional Related Income (Loss):
Provision for loan losses on covered loans	$1,316	$(321)	$995
OREO impairment	(2,671)	2,563	(108)
Reimbursable expenses:
Loans	(7,417)	6,171	(1,246)
OREO	(3,978)	3,201	(777)
Income from resolution of covered assets	7,426	(5,233)	2,193

Total transactional related income (loss)	$(5,324)	$6,381	$1,057

	Year ended December 31, 2012
	Transaction Income (Loss)	Loss-share Indemnification Income (Loss)	Net Impact to Pre-tax Earnings
Transactional Related Income (Loss):
Provision for loan losses on covered loans	$(20,684)	$15,178	$(5,506)
OREO impairment	(9,374)	7,613	(1,761)
Reimbursable expenses:
Loans	(11,783)	9,470	(2,313)
OREO	(6,696)	5,183	(1,513)
Income from resolution of covered assets	12,645	(6,488)	6,157

Total transactional related income (loss)	$(35,892)	$30,956	$(4,936)

NOTE 7. PREMISES AND EQUIPMENT

The major components of premises and equipment at December 31, 2013 and 2012 were as follows (in thousands):

	2013	2012
Bank premises	$28,191	$26,827
Bank land	9,212	8,775
Equipment and software	6,634	5,078
Other	4,696	4,400

Total	48,733	45,080
Less: Accumulated depreciation	(7,792)	(4,842)

Total premises and equipment, net	$40,941	$40,238

Total depreciation expense for the years ended December 31, 2013 and 2012, amounted to $3.1 million and $2.7 million, respectively.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 8. OTHER REAL ESTATE OWNED (“OREO”)

An analysis of OREO for the years ended December 31, 2013 and December 31, 2012 follows (in thousands):

	2013	2012
Balance at beginning of year	$57,767	$65,640
Transfers from loan portfolio	27,535	47,977
Impairments	(3,580)	(10,320)
Sales	(47,040)	(45,530)

Balance at end of year	$34,682	$57,767

	2013	2012
Composition of ending balance
Commercial real estate	$16,410	$29,582
Land and development	13,385	23,292
1-4 single family residential	4,887	4,893

Total	$34,682	$57,767

NOTE 9. BANK OWNED LIFE INSURANCE (“BOLI”)

In the fourth quarter of 2013, bank-owned life insurance (BOLI) policies totaling $75 million were acquired in order to insure the key officers and employees of the Bank. Per ASC 325-30, “Investments in Insurance Contracts,” this policy is recorded at the cash surrender value adjusted for other charges or other amounts due that are probable at settlement, if applicable. As of December 31, 2013, the BOLI cash surrender value was $75.3 million resulting in other income for 2013 of $257,000 and an annualized pre-tax yield of 3.60%. The total death benefit of the BOLI policies at December 31, 2013 totaled $251.2 million.

The following table summarizes the changes in the cash surrender value of BOLI for the year ended December 31, 2013 (in thousands):

2013
Balance at beginning of year	$—
Additions from premiums payments	75,000
Net gain in cash surrender value	257

Balance at end of year	$75,257

NOTE 10. DERIVATIVES

The Company is a party to interest rate derivatives that are not designated as hedging instruments. These derivatives relate to interest rate swaps that the Company enters into with customers to allow customers to convert variable rate loans to a fixed rate. The Company pays interest to the customer at a floating rate on the notional amount and receives interest from the customer at a fixed rate for the same notional amount. At the same time the interest rate swap is entered into with the customer, an offsetting interest rate swap is entered into with another financial institution. The Company pays the other financial institution interest at the same fixed rate on the same notional amount as the swap entered into with the customer, and receives interest from the financial institution for the same floating rate on the same notional amount. The changes in the fair value of the swaps

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 10. DERIVATIVES (CONTINUED)

offset each other, except for any credit risk of the counterparties, which is determined by taking into consideration the risk rating, probability of default and loss of given default for all counterparties. Any fees received were recognized in earnings at the time of the transaction. The Company recorded $3.3 million of customer swap fees in non-interest income in the accompanying statements of operations for the year ended December 31, 2013.

All derivate positions held by the Company for the year-ended and as of December 31, 2013 were not designated as hedging instruments under ASC 815-10. As of December 31, 2013, the Company has not recorded any credit adjustments related to the credit risk of the counterparties. There was no change in the fair value of derivative assets and derivative liabilities attributable to credit risk included in “Other income” on the statements of operations for the year ended December 31, 2013.

The following tables summarize the Company’s derivatives outstanding included in “Other Assets” and “Other Liabilities” in the accompanying consolidated balance sheet at December 31, 2013:

	As of December 31, 2013
	Derivative Assets		Derivative Liabilities
	Notional	Fair Value	Notional	Fair Value
Derivative not designated as hedging instruments under ASC 815-10
Interest rate contracts—pay floating, receive fixed	$126,011	$2,660	$43,539	$1,488
Interest rate contracts—pay fixed, receive floating	—	—	169,551	1,172

Total derivatives	$126,011	$2,660	$213,090	$2,660

The Company has entered into transactions subject to an enforceable master netting arrangement with a financial institution. The following table summarizes the gross and net far values of the Company’s derivatives outstanding with this counterparty included in “Other Liabilities” in the accompanying consolidated balance sheet at December 31, 2013:

	As of December 31, 2013
	Gross amounts of recognized liabilities	Gross amounts offset in the consolidated balance sheets	Net amounts in the consolidated balance sheets
Offsetting derivative liabilities
Counterparty A—Interest rate contracts	$2,660	$(1,488)	$1,172

Total	$2,660	$(1,488)	$1,172

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 10. DERIVATIVES (CONTINUED)

The following table summarizes notional values, maturity date, and contractual fixed rates of the Company’s derivatives outstanding included in “Other Assets” and “Other Liabilities” in the accompanying consolidated balance sheet at December 31, 2013:

	As of December 31, 2013
	Derivative Assets		Derivative Liabilities
	Notional	Range of Fixed Interest Rates	Notional	Range of Fixed Interest Rates
Derivative not designated as hedging instruments under ASC 815-10 with maturity during the years ending December 31,
Interest rate contracts—pay floating, receive fixed
2017	$942	3.90%	$—	—
2018	41,228	3.95-5.84%	—	—
2020	10,516	4.71-6.66%	—	—
2021	913	4.46%	—	—
2023	67,555	3.16-6.69%	43,539	4.60-4.91%
2026	4,857	4.45%	—	—

Total—pay floating, receive fixed	126,011	3.16-6.69%	43,539	4.60-4.91%
Interest rate contracts—pay fixed, receive floating
2017	—	—	942	3.90%
2018	—	—	41,228	3.95-5.84%
2020	—	—	10,516	4.71-6.66%
2021	—	—	913	4.46%
2023	—	—	111,095	3.16-6.69%
2026	—	—	4,857	4.45%

Total—pay fixed, receive floating	—	—	169,551	3.16-6.69%

Total derivatives	$126,011	3.16-6.69%	$213,090	3.16-6.69%

As of December 31, 2013, substantially all of the floating rate terms within the interest rate contracts held by the Company were indexed to 1-month LIBOR. There were no interest rate derivatives outstanding and corresponding derivative assets or liabilities at December 31, 2012.

The fair value of our derivatives is included in a table in Note 21 “Fair Value Measurements,” in the line items “Derivative assets” and “Derivative liabilities.”

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 11. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill and other intangible assets, which include core deposit and customer relationship intangibles as of December 31, 2013 and 2012 are summarized as follows (in thousands):

	2013	2012
Goodwill	$33,749	$33,749
Core Deposit Intangible	10,768	10,768
Other	435	435

Total	44,952	44,952
Less: Accumulated amortization	(5,583)	(4,057)

Total, net	$39,369	$40,895

Other intangible assets had fully amortized during the year ended December 31, 2013.

The weighted-average amortization period for core deposit intangibles and the amount of amortization expense to be recognized over the next five years at December 31, 2013 are as follows (in thousands):

	2014	2015	2016	2017	2018	Total	Weighted- average amortization period (years)
Type of intangibles
Core Deposit Intangible	$1,380	$1,270	$829	$663	$663	$4,805	4.5

Total	$1,380	$1,270	$829	$663	$663	$4,805

During the years ended December 31, 2013 and 2012, the Company recognized $1.5 million and $1.8 million, respectively, of amortization expense related to intangible assets.

NOTE 12. DEPOSITS

The following table sets forth the Company’s deposit categories as of December 31, 2013 and 2012 (dollars in thousands):

	December 31, 2013	December 31, 2012
Non-interest bearing demand deposits	$291,658	$240,955
Interest-bearing demand deposits	84,837	68,193
Savings and money market accounts	1,251,842	774,571
Time deposits	1,165,196	1,106,621

Total deposits	$2,793,533	$2,190,340

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 12. DEPOSITS (CONTINUED)

The following table sets forth average amounts and weighted average rates paid on each of the Company’s deposit categories for the years ended December 31, 2013 and 2012 (dollars in thousands):

	2013		2012
	Average Balance	Rates	Average Balance	Rates
Non-interest bearing	$261,000		$218,766
Interest bearing	70,454	0.11%	65,407	0.10%

Total demand deposits	331,454		284,173
Money market accounts	872,696	0.48%	617,602	0.68%
Savings accounts	89,290	0.28%	112,989	0.56%

Total transaction accounts	1,293,440		1,014,764
Time deposits	1,121,094	1.25%	1,277,567	1.39%

Total average deposits	$2,414,534		$2,292,331

Time deposit accounts with balances of $100,000 or more totaled approximately $674.2 million and $560.5 million at December 31, 2013 and 2012, respectively. These balances include deposits of $250,000 or greater in the amount of $216.3 million and $129.0 million at December 31, 2013 and 2012, respectively. The following table sets forth maturities of all time deposits as of December 31, 2013 and 2012 (in thousands):

	2013	2012
Three months or less	$122,878	$230,946
Over three months and through six months	212,255	167,168
Over six months and through one year	435,357	357,180
Over one year and through two years	79,849	224,506
Over two years through three years	172,351	46,499
Over three years through four years	55,721	24,588
Over four years and through five years	86,696	54,820
Over five years	26	600
Fair value adjustment	63	314

Total time deposits	$1,165,196	$1,106,621

Included in deposits are $458.0 million and $117.7 million of Public Funds deposits, which are collateralized by mortgage-backed securities and corporate bonds with a fair value of $147.7 million and $147.2 million at December 31, 2013 and 2012, respectively.

Interest expense on deposits includes a reduction for amortization of the fair value adjustment for time deposits amounting to $250,000 and $1.2 million during the years ended December 31, 2013 and 2012, respectively. The following table summarizes interest expense on deposits for the years ended December 31, 2013 and 2012 (in thousands):

	2013	2012
Transaction accounts	$76	$67
Savings and money market accounts	4,425	4,857
Time deposits	14,036	17,776

Total	$18,537	$22,700

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 12. DEPOSITS (CONTINUED)

The Bank holds deposits for the Company in the amount of approximately $138.3 million and $270.7 million at December 31, 2013 and 2012, respectively. The Bank paid interest on these deposits totaling less than $1,000 during the years ended December 31, 2013 and 2012, respectively. The deposit amounts and interest earned are eliminated in the accompanying consolidated financial statements.

NOTE 13. ADVANCES FROM THE FHLB

Advances from the FHLB outstanding as of December 31, 2013 and 2012, incur interest and have contractual repayments as follows (dollars in thousands):

	2013 Balance	Range of Contractual Interest Rates	2012 Balance	Range of Contractual Interest Rates
Repayable during the years ending December 31,
2013	$—	—	$4,000	3.85%
2014	432,015	0.20%-3.77%	270,000	0.80%-3.77%

Total contractual outstanding	432,015		274,000
Deferred prepayment penalty	(1,187)		(2,770)
Fair value adjustment	185		412

Balance as of December 31,	$431,013		$271,642

For the years ended December 31, 2013 and 2012, the Company maintained advances with the FHLB averaging $313.0 million and $337.4 million, respectively, with an average cost of approximately 1.33% and 1.41%, respectively. Substantially all FHLB advances outstanding at December 31, 2013 and 2012 have fixed interest rates. Interest expense on borrowings for the years ended December 31, 2013 and 2012 includes a reduction for amortization of the fair value adjustment on FHLB advances amounting to $227,000 and $436,000, respectively. The fair value adjustment is being amortized as a reduction to interest expense over the remaining term of the advances using the effective yield method.

During the year ended December 31, 2011, the Company restructured $250 million in principal amount of FHLB advances which qualified to be accounted for as a debt modification. The original advances had a weighted average interest rate and maturity of 1.77% and 4.7 years at the date of restructuring, respectively, and the restructured advances have a weighted average interest rate and maturity of 1.44% and 0.7 years, respectively, at December 31, 2013. The Company paid a prepayment penalty amounting to $4.7 million related to the restructuring which has been deferred and is being accreted to interest expense using the effective interest method over the remaining life of the restructured advances. Interest expense on borrowings for the years ended December 31, 2013 and 2012 includes amortization of $1.6 million and $1.6 million, respectively, of deferred prepayment penalty.

The Company pledges loans and securities as collateral for FHLB advances. See Notes 3 and 4 to these consolidated financial statements for further information. At December 31, 2013, the Company had additional capacity to borrow from the FHLB of $280.0 million. Also, at December 31, 2013, the Company has unused credit lines with financial institutions of $30.0 million.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 14. REGULATORY CAPITAL

The Company and the Bank are subject to regulatory capital adequacy requirements promulgated by federal regulatory agencies. The Federal Reserve Bank establishes capital requirements, including well-capitalized standards, for the Company, and the OCC has similar requirements for the Bank. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Banking regulations identify five capital categories for insured depository institutions: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. As of December 31, 2013 and 2012, all capital ratios of the Company and the Bank exceeded the “well capitalized” levels under the applicable regulatory capital adequacy guidelines.

The ability of the Company and the Bank to pay dividends is subject to statutory and regulatory restrictions on the payment of cash dividends, including the requirement under the Florida banking laws that cash dividends be paid only out of undivided profits and only if the Company or the Bank have surplus of a specified level. In addition, the Company’s agreement with the OCC (the “OCC Agreement”), which was entered into by the Company and the OCC on January 25, 2010 in connection with the acquisition of PAB, imposes other restrictions on the Bank’s ability to pay dividends to the Company, including requiring prior approval from the OCC, before any dividends are paid.

Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain minimum amounts and ratios (set forth in the following tables) of total and Tier I capital (as defined) to average assets (as defined). Management believes, at December 31, 2013 and December 31, 2012, that the Company and Bank met all capital adequacy requirements to which they are subject.

In connection with the OCC Agreement, the Bank agreed to maintain minimum capital ratios in excess of current regulatory requirements as follows: Tier 1 leverage ratio of 10%, Tier 1 risk-based capital ratio of 11% and total risk-based capital ratio of 12%. These ratios are in lieu of the current capital regulatory requirements to be considered well and adequately capitalized of 5% and 4% of Tier 1 leveraged ratio, 6% and 4% of Tier 1 risk-based capital and 10% and 8% of total risk-based capital, respectively. The Bank’s and Company’s regulatory capital levels at December 31, 2013 and December 31, 2012 are as follows (dollars in thousands):

	December 31, 2013
	Actual			Required to be Considered Well Capitalized		Required to be Considered Adequately Capitalized
Bank Regulatory Capital	Assets	Ratio	Amount	Ratio	Amount	Ratio	Amount
Tier 1 leverage ratio	$3,642,143	12.0%	$437,952	10.0%	$364,214	10.0%	$364,214
Tier 1 risk-based capital ratio	2,622,537	16.7%	437,952	11.0%	288,479	11.0%	288,479
Total risk-based capital ratio	2,622,537	17.3%	453,279	12.0%	314,704	12.0%	314,704

Company Regulatory Capital	Assets	Ratio	Amount	Ratio	Amount	Ratio	Amount
Tier 1 leverage ratio	$3,739,387	18.0%	$674,225	5.0%	$186,969	4.0%	$149,575
Tier 1 risk-based capital ratio	2,720,124	24.8%	674,225	6.0%	163,207	4.0%	108,805
Total risk-based capital ratio	2,720,124	25.3%	689,551	10.0%	272,012	8.0%	217,610

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 14. REGULATORY CAPITAL (CONTINUED)

	December 31, 2012
	Actual			Required to be Considered Well Capitalized		Required to be Considered Adequately Capitalized
Bank Regulatory Capital	Assets	Ratio	Amount	Ratio	Amount	Ratio	Amount
Tier 1 leverage ratio	$3,275,274	12.1%	$396,022	10.0%	$327,527	10.0%	$327,527
Tier 1 risk-based capital ratio	1,868,535	21.2%	396,022	11.0%	205,539	11.0%	205,539
Total risk-based capital ratio	1,868,535	22.2%	414,971	12.0%	224,224	12.0%	224,224

Company Regulatory Capital	Assets	Ratio	Amount	Ratio	Amount	Ratio	Amount
Tier 1 leverage ratio	$3,283,665	20.6%	$675,739	5.0%	$164,183	4.0%	$131,347
Tier 1 risk-based capital ratio	1,873,078	36.1%	675,739	6.0%	112,385	4.0%	74,923
Total risk-based capital ratio	1,873,078	37.1%	694,688	10.0%	187,308	8.0%	149,846

The Bank is subject to regulations of certain federal and state agencies and can be periodically examined by those authorities. As a consequence, the Bank’s business is susceptible to the impacts of federal legislation and regulations issued by, but not limited to, the Federal Reserve Bank, OCC and FDIC.

NOTE 15. STOCKHOLDERS’ EQUITY

Accumulated Other Comprehensive Income

Changes in Accumulated Other Comprehensive Income (“AOCI”) for the periods indicated are summarized as follows (in thousands):

	2013
	Before Tax	Tax Effect	Net of Tax
Unrealized gain (loss) on investment securities available for sale:
Net unrealized holdings gain (loss) arising during the period	$(12,970)	$5,003	$(7,967)
Amounts reclassified to gain (loss) on investment securities	(8,382)	3,234	(5,148)

Other comprehensive income (loss)	$(21,352)	$8,237	$(13,115)

	2012
	Before Tax	Tax Effect	Net of Tax
Unrealized gain (loss) on investment securities available for sale:
Net unrealized holdings gain (loss) arising during the period	$30,483	$(11,759)	$18,724
Amounts reclassified to gain (loss) on investment securities	5,789	(2,233)	3,556

Other comprehensive income (loss)	$36,272	$(13,992)	$22,280

Class A and Class B Common Stock

The shares of common stock of the Company are divided into two classes: Class A common stock and Class B common stock. The Class A common stock possesses all of the voting power for all matters requiring action by holders of the Company’s common stock, with certain limited exceptions. Each share of Class B common stock is convertible into one share of Class A common stock, subject to certain restrictions. The Class A common stock is not convertible. Other than with respect to voting rights and the restrictions on transfer and conversion relating to the Class B common stock, the Class A common stock and the Class B common stock are treated equally and identically, including with respect to distributions.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 15. STOCKHOLDERS’ EQUITY (CONTINUED)

Class A and Class B Common Stock (continued)

In March 2012, the Company converted 3,556,592 Class A common shares to Class B common shares in a voluntary exchange with certain shareholders. This exchange was made on 1:1 ratio and no consideration was paid or received by the Company. Total Class B common shares issued and outstanding increased by 3,556,592 while Class A common shares issued and outstanding decreased by 3,556,592 for the year ended December 31, 2012. This is recorded as “Exchange of A shares to B shares” in the consolidated statements of changes in stockholders’ equity.

Preferred Stock

There are 10 million preferred shares authorized and none issued and outstanding at December 31, 2013. Preferred stock has a par value of $.001.

Treasury Stock

In December 2013, the Company completed a cash tender purchase of outstanding Class A and Class B common stock from shareholders. The Company purchased 927,312 and 192,132 Class A and Class B common shares, respectively, at a price of $16.75 per share and an aggregate amount of $18.8 million. The Company accounted for the transaction under the cost method and holds 1,119,444 common shares with a cost of $18.8 million in Treasury Stock as of December 31, 2013. This transaction is recorded as “Treasury stock purchases” in the accompanying consolidated statements of changes in stockholders’ equity.

Warrants

During 2009, the Company issued, as a distribution in respect of its existing equity, warrants to purchase an aggregate of 3,310,428 shares of Class A common stock (the “2009 Warrants”). The 2009 Warrants provide the recipient a right to purchase one share of Class A common stock for an exercise price ranging between $24 and $28 per warrant. The recipients can only exercise the warrants on the sixth, eighteenth, and thirtieth month anniversaries of the occurrence of a Qualified IPO.

On November 19, 2013, the Company amended the 2009 Warrants (the “Amended 2009 Warrants”) whereby the exercise period and expiration date was extended to November 12, 2019. The Amended 2009 Warrants also provide clarification for certain matters relating to the definition of a “Special Transaction”. All amounts of the Amended 2009 Warrants, if any, that are not yet exercisable, shall immediately become exercisable upon the consummation of a “Special Transaction”, generally defined as the consummation of a transaction representing a change of control of the Company. As of December 31, 2013, there were 3,310,428 outstanding 2009 Warrants with an expiration date of November 12, 2019.

The Company has not recorded any expense in the accompanying consolidated financial statements associated with the Original 2009 Warrants as it was a distribution in respect of its then existing equity.

The amount related to the change in fair value resulting from the modification at grant date was $4.0 million and will be recorded in the consolidated financial statements once the completion of the Qualified IPO or Special Transaction becomes probable. The total fair value of the Amended 2009 Warrants outstanding at December 31, 2013 amounted to $8.3 million.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 15. STOCKHOLDERS’ EQUITY (CONTINUED)

Warrants (continued)

The incremental change in fair value of the Amended 2009 Warrants was determined utilizing the Black-Scholes pricing model methodology as of November 19, 2013, the date of amendment, compared to the fair value of the Original 2009 Warrants immediately prior to the modification. The assumptions used to calculate the fair values of the Original 2009 Warrants and Amended 2009 Warrants are summarized below:

	Original 2009 Warrants Immediately Prior to Modification	Amended 2009 Warrants Immediately After Modification
Expected volatility	30.0%	30.0%
Expected dividend yield	2.5%	2.5%
Expected term (years)	3.0	6.0
Risk-free interest rate	0.58%	1.70%
Weighted average fair value (per warrant)	$1.28	$2.49

Total fair value (in thousands)	$4,226	$8,254

Since the Company’s common stock does not trade on any exchange, the expected volatility is based on the volatility of comparable peer banks. The expected term represents the period of time that the 2009 warrants are expected to be outstanding from the amendment date. The risk-free interest rate is based on the US Treasury yields for the expected term of the instrument.

During 2010, the Company issued warrants to directors and employees to purchase an aggregate of 2,142,000 shares of Class A common stock (the “2010 Warrants”). The 2010 Warrants provided the recipient a right to purchase one share of Class A common stock for an exercise price at December 31, 2012 ranging between $26 and $32 per warrant. All 2010 Warrants were relinquished by the recipients and cancelled (the “Cancellation”) by the Company in 2013. The Company has not recorded any expense in the accompanying consolidated financial statements associated with the 2010 Warrants or the Cancellation of the 2010 Warrants as the Qualified IPO did not occur on or prior to the Cancellation. The holders of the 2010 Warrants received replacement awards in the form of stock options and restricted stock units (the “2013 RSUs”) from the 2013 Incentive Plan. The Company has accounted for this as a modification. Refer to Note 16 “Stock-based Compensation and Other Benefit Plans” for more information and calculation of the fair value modification.

The Company will record $4.0 million of expense related to the outstanding Amended 2009 Warrants in the consolidated financial statements once the completion of the Qualified IPO or Special Transaction becomes probable.

NOTE 16. STOCK-BASED COMPENSATION AND OTHER BENEFIT PLANS

2009 Equity Incentive Plan

In 2009, the Company approved the 2009 Equity Incentive Plan (the “2009 Option Plan”) covering its directors, employees and affiliates. The 2009 Option Plan provides for the grant of options to acquire shares of common stock up to an aggregate of the lesser of 10% of issued common stock or 4.375 million shares of common stock.

On January 10, 2011, the Company granted 785,402 options to Company directors with immediate vesting and 560,500 options to Company employees that vest at a rate of 33 1⁄3% on the first, second and third year

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 16. STOCK-BASED COMPENSATION AND OTHER BENEFIT PLANS (CONTINUED)

2009 Equity Incentive Plan (continued)

anniversaries of the grant date (“Three Year Vesting Period”). All the options granted in 2011 have an exercise price of $21, the estimated fair value of the Company’s stock on the date of grant, expire on January 10, 2021.

On two different dates in 2012, the Company granted 275,000 options to employees with a Three Year Vesting Period and a weighted average exercise price of $20.44. The options granted to employees can be exercised within 10 years from grant date starting March 8, 2013. Also in 2012, the Company granted 400,000 stock options to directors without vesting requirements and a weighted average exercise price of $20.62. The options granted to Directors can be exercised within 10 years from grant date.

On four different dates in 2013, the Company granted 370,499 options to employees with a Three Year Vesting Period and a weighted average exercise price of $19.63. The options granted to employees can be exercised within 10 years from grant date starting January 17, 2014. Also in 2013, the Company granted 70,000 stock options to directors without vesting requirements and a weighted average exercise price of $19.25. The options granted to Directors can be exercised within 10 years from grant date.

As of December 31, 2013, none of the option grants had been exercised while 2,002 had expired. During 2013, there were forfeitures of 2,998 options. At December 31, 2013, based on the number of shares of common stock and stock options outstanding, there were 22,660 shares available for award from the 2009 Option Plan. A summary of options outstanding and related vesting is presented below:

	2009 Option Plan
	Number of Options	Options Issued with Immediate Vesting	Options Issued with Three Year Vesting	Non-vested Options at December 31, 2013
Outstanding at December 31, 2011	2,573,001	1,590,001	983,000	774,666

Option granted in 2012	675,000	400,000	275,000	275,000
Options vested in 2012	—	—	—	(301,007)
Options forfeited in 2012	(3,333)	—	(3,333)	(3,333)
Options expired in 2012	(1,667)	—	(1,667)	(1,667)

Outstanding at December 31, 2012	3,243,001	1,990,001	1,253,000	743,659

Option granted in 2013	440,499	70,000	370,499	370,499
Options vested in 2013	—	—	—	(424,005)
Options forfeited in 2013	(2,998)	—	(2,998)	(2,998)
Options expired in 2013	(2,002)	—	(2,002)	(2,002)

Outstanding at December 31, 2013	3,678,500	2,060,001	1,618,499	685,153

The total fair value of stock options vested during the years ended December 31, 2013 and 2012 amounted to $2.9 million and $4.0 million, respectively.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 16. STOCK-BASED COMPENSATION AND OTHER BENEFIT PLANS (CONTINUED)

2009 Equity Incentive Plan (continued)

The fair values of the stock options granted for the years ended December 31, 2013 and 2012 were determined utilizing the Black-Scholes pricing model methodology which resulted in a total fair value of $2.4 million and $3.5 million, respectively, on the dates of grant. A summary of assumptions used to calculate the fair values of the 2009 Option Plan awards is presented below:

	2013	2012
Expected volatility	33.6 - 36.4%	35.9%
Expected dividend yield	2.5%	2.5%
Expected term (years)	5.0 - 6.5	6.0
Risk-free interest rate	1.89 - 2.69%	0.89 - 1.41%

Weighted average grant date fair value	$5.44	$5.22

Since the Company’s common stock does not trade on any exchange, the expected volatility is based on the volatility of comparable peer banks. The expected term represents the period of time that the 2009 Option Plan awards are expected to be outstanding from the date of grant. The risk-free interest rate is based on the US Treasury yields for the expected term of the instrument.

When the options are exercised, the shares issued upon such exercise will be newly issued shares. A summary of the Company’s 2009 Option Plan awards that vested at issuance and those subject to vesting as of December 31, 2013, are presented below:

	2009 Option Plan
		Weighted Average
	Number of Options	Remaining Contractual Life (Years)	Fair Value	Exercise Price
Balance at December 31, 2011	2,573,001	8.11	$4.97	$20.59

Awarded	675,000	9.21	$5.22	$20.55
Forfeited	(3,333)		6.05	21.00
Expired	(1,667)		6.05	21.00

Balance at December 31, 2012	3,243,001	7.54	$5.02	$20.58

Awarded	440,499	9.50	$5.44	$19.57
Forfeited	(2,998)		5.29	20.66
Expired	(2,002)		5.48	20.75

Balance at December 31, 2013	3,678,500	6.90	$5.07	$20.46

The Company recorded a total of $2.6 million and $4.3 million of stock-based compensation expense during the years ended December 31, 2013 and 2012, respectively. At December 31, 2013, there remains $2.3 million of stock compensation to be recognized over the remaining vesting term. All outstanding options at December 31, 2013 and 2012 had a weighted average remaining vesting term of 0.32 and 0.34 years, respectively. The weighted average remaining vesting period for unvested options at December 31, 2013 is 1.73 years. No options have been exercised and the Company has recognized related tax benefits of $5.6 million and $4.7 million as of the years ended December 31, 2013 and 2012, respectively.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 16. STOCK-BASED COMPENSATION AND OTHER BENEFIT PLANS (CONTINUED)

2013 Stock Incentive Plan

In 2013, the Company approved the 2013 Stock Incentive Plan (the “2013 Incentive Plan”) covering its executive management, directors, individual consultants and employees. The 2013 Incentive Plan provides that awards may be granted under the plan with respect to an aggregate 3,000,000 shares of common stock of the Company. Awards may be made under the 2013 Incentive Plan in the form of (a) incentive stock options, (b) options that do not qualify as incentive stock options, (c) stock appreciation rights, (d) restricted stock, (e) restricted stock units (“RSUs”) and (f) unrestricted stock; provided, that the number of shares of restricted stock, restricted stock units, and shares of unrestricted stock awarded under the Plan shall not exceed 500,000, in the aggregate.

2013 Incentive Plan—Stock Options

On December 23, 2013, the Company granted 1,500,000 options with immediate vesting and 673,000 options that vest in equal installments over a period of three years. The 2013 Incentive Plan options (the “2013 Plan Options”) granted in 2013 have an exercise price of $19.75, the estimated fair value of the Company’s stock on the date of grant, and expire on December 23, 2023.

The 2013 Plan Options granted with immediate vesting are eligible for exercise by the participant upon the earlier of (1) the effective date of a change of control of the Company, or (2) each “Applicable IPO Exercise Date” following the Qualified IPO Closing Date (“QICD”). The Applicable IPO Exercise Date is the date 6 months following the QICD with respect to one-third of the Shares subject to the 2013 Plan Option, the date 18 months following the QICD with respect to one-third of such Shares, and the date 30 months following the QICD with respect to one-third of such Shares.

The 2013 Plan Options granted with a Three Year Vesting Period are eligible for exercise by the participant upon the earlier of (1) the effective date of a change of control of the Company, or (2) each Applicable IPO Exercise Date following the QICD. The Applicable IPO Exercise Date is the date 6 months following the QICD with respect to one-third of the Shares subject to the 2013 Plan Option, the date 18 months following the QICD with respect to one-third of such Shares, and the date 30 months following the QICD with respect to one-third of such Shares. The vesting of the 2013 Plan Options shall be accelerated and fully vested upon the earlier of (1) effective date of a Change in Control or at (2) each of the Applicable IPO Exercise Dates.

As of December 31, 2013, none of the 2013 Plan Options had been exercised, none had expired and none were exercisable. At December 31, 2013, based on the amount of 2013 Incentive Plan stock options outstanding, there were 327,000 shares remaining available for option awards from the 2013 Incentive Plan. A summary of awards outstanding and related vesting is presented below:

	2013 Plan Options
	Number of Options	Exercisable Options at December 31, 2013	Options Issued with Immediate Vesting	Options Issued with Three Year Vesting	Non-vested Options at December 31, 2013
Option granted in 2013	2,173,000	—	1,500,000	673,000	673,000
Options vested in 2013	—	—	—	—	—
Options forfeited in 2013	—	—	—	—	—
Options expired in 2013	—	—	—	—	—

Outstanding at December 31, 2013	2,173,000	—	1,500,000	673,000	673,000

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 16. STOCK-BASED COMPENSATION AND OTHER BENEFIT PLANS (CONTINUED)

2013 Stock Incentive Plan (continued)

The fair value of the 2013 Plan Options granted for the year ended December 31, 2013 were determined utilizing the Black-Scholes pricing model methodology which resulted in a total fair value of $8.9 million on the dates of grant. A summary of assumptions used to calculate the fair values of the 2013 Plan Options is presented below:

2013
Expected volatility	30.0%
Expected dividend yield	2.50%
Expected term (years)	6.0 - 6.5
Risk-free interest rate	2.03 - 2.20%
Weighted average fair value	$4.09

Since the Company’s common stock does not trade on any exchange, the expected volatility is based on the volatility of comparable peer banks. The Company has no exercise history related to stock option awards, therefore, the Company uses the binomial tree method to calculate the expected stock option term. The risk-free interest rate is based on the US Treasury yields for the expected term of the instrument.

When the options are exercised, the shares issued upon such exercise will be newly issued shares. A summary of the Company’s 2013 Plan Option awards that vested at issuance and those subject to vesting as of December 31, 2013, are presented below:

	2013 Plan Options
		Weighted Average
	Number of Options	Remaining Contractual Life (Years)	Fair Value	Exercise Price
Awarded	2,173,000	9.98	$4.09	$19.75
Exercised	—	—	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—

Balance at December 31, 2013	2,173,000	9.98	$4.09	$19.75

The Company has not recorded stock-based compensation expense during the year ended December 31, 2013 for the 2013 Plan Options. At December 31, 2013, there remains $8.9 million of stock compensation that will be recorded in the consolidated financial statements over the remaining vesting term once the completion of the Qualified IPO or Special Transaction becomes probable. All outstanding 2013 Plan Options awards at December 31, 2013 had a weighted average remaining vesting term of 0.61 years. The weighted average remaining vesting period for unvested options at December 31, 2013 is 1.98 years. No options have been exercised and the Company has not recognized any related tax benefit for the years ended December 31, 2013 and 2012.

2013 Incentive Plan—Restricted Stock Units

On December 23, 2013, the Company granted 500,000 RSUs (the “2013 RSUs”) to certain executives of the Company with immediate vesting under the 2013 Incentive Plan. The 2013 RSUs constitute the right to receive from the Company an equal number of shares of Class A Common Stock of the Company (the “RSU Shares”) or, in the sole discretion of the 2013 Incentive Plan administrator, a cash payment equal to the value of the RSU

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 16. STOCK-BASED COMPENSATION AND OTHER BENEFIT PLANS (CONTINUED)

2013 Stock Incentive Plan (continued)

Shares on the date that the RSUs are exercised or settled. The 2013 RSUs provide that participants have no rights as a shareholder of the Company with the respect to the RSU Shares until exercise or settlement. The 2013 RSUs expire on December 23, 2028.

The 2013 RSUs do not become exercisable until the automatic exercise or settlement upon the earlier of (1) the effective date of a change of control of the Company, or (2) the closing of an initial public offering by the Company raising at least $100 million of proceeds (a “Qualified IPO”), provided that any 2013 RSUs Shares delivered pursuant to (2) may not be transferred for a period of six months after the closing of an initial public offering.

The fair value of the 2013 RSUs was $9.9 million on the date of grant. The fair values of the 2013 RSUs were determined utilizing the fair value of the Company’s common stock of $19.75 per share as of the date of grant.

As of December 31, 2013, there are no remaining shares of restricted stock, restricted stock units, and shares of unrestricted stock awards available for issuance under the 2013 Incentive Plan.

The Company will recognize the entire fair value of the RSUs as compensation expense when the Qualified IPO or Special Transaction becomes probable. As of December 31, 2013, the Company considered that the completion of the performance condition of the 2013 RSUs (a Qualified IPO or Special Transaction), was not probable. The total fair value of the 2013 RSUs outstanding at December 31, 2013 amounted to $9.9 million and will be recorded in the consolidated financial statements once the completion of the Qualified IPO or Special Transaction becomes probable.

During 2013, all 2010 Warrants were relinquished by the recipients and cancelled by the Company. The holders of the 2010 Warrants received replacement awards in the form of 2013 Plan Options and 2013 RSUs. The Company has accounted for this as a modification and will recognize the fair value of the cancelled 2010 Warrants in the 2013 Incentive Plan fair value. The amount related to the change in fair value resulting from the 2010 Warrants at the cancellation date was $1.5 million and will be recorded in the consolidated financial statements once the completion of the Qualified IPO or Special Transaction becomes probable. Refer to Note 15 “Stockholders’ Equity—Warrants” for more information. A summary of assumptions used to calculate the fair values of the cancelled 2010 Warrants is presented below:

	Original 2010 Warrants Immediately Prior to Cancellation	Original 2010 Warrants Immediately After to Cancellation
Expected volatility	30.0%	30.0%
Expected dividend yield	2.5%	2.5%
Expected term (years)	3.6	—
Risk-free interest rate	1.06%	1.06%
Weighted average fair value (per warrant)	$0.70	$—

Total fair value (in thousands)	$1,499	$—

As of December 31, 2013, the fair value of 2013 Incentive Plan awards was $17.3 million. The Company will record a total of $14.3 million of expense related to the outstanding 2013 Incentive Plan awards that were issued

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 16. STOCK-BASED COMPENSATION AND OTHER BENEFIT PLANS (CONTINUED)

2013 Stock Incentive Plan (continued)

with immediate vesting and 2010 Warrants cancellation in the consolidated financial statements once the completion of the Qualified IPO or Special Transaction becomes probable. An additional $2.9 million of expense will be recorded over the remaining vesting term of the awards issued with three year vesting once the completion of the Qualified IPO or Special Transaction becomes probable. A summary of the fair values of the cancelled 2010 Warrants and 2013 Incentive Plan awards granted during the year ended December 31, 2013 is presented below (dollars in thousands):

	As of December 31, 2013
	Awards Issued with Immediate Vesting	Awards Issued with Three Year Vesting	Total
2013 Plan Options	$5,970	$2,921	$8,891
2013 RSUs	9,875	—	9,875

Total fair value of 2013 Incentive Plan awards	15,845	2,921	18,766
2010 Warrants modification fair value	(1,499)	—	(1,499)

Total fair value of 2013 Incentive Plan awards	$14,346	$2,921	$17,267

Florida Community Bank, N.A. 401(k) Plan

The Company sponsors the Florida Community Bank, N.A. 401(k) Plan, a tax-qualified, deferred compensation plan (the “401(k) Plan”). Under the terms of the 401(k) Plan eligible employees may contribute a portion of compensation not exceeding the limits set by law. Employees are eligible to participate in the plan after the first month following 90 days of service. Effective January 1, 2012, the 401(k) Plan allowed a matching employer contribution equal to 100% of elective deferrals that do not exceed 2% of compensation. Matching contributions are fully vested after three years of service. Total 401(k) matching employer contribution expense amounted to $329,000 and $419,000 for the years ended December 31, 2013 and 2012, respectively.

NOTE 17. BASIC AND DILUTED EARNINGS PER SHARE (“EPS”)

Basic earnings (loss) per common share (“EPS”) is calculated by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the effect of common stock equivalents, including stock options and unvested shares, calculated using the treasury stock method. Common stock equivalents are excluded from the computation of diluted earnings (loss) per common share in periods in which the effect is anti-dilutive. There were an average of 3,365,056 and 3,105,515 stock options and 5,200,083 and 5,452,428 warrants that were anti-dilutive during the years ending December 31, 2013 and 2012, respectively. There was an average of 12,329 2013 RSUs that were anti-dilutive during the year ending December 31, 2013.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 17. BASIC AND DILUTED EARNINGS PER SHARE (“EPS”) (CONTINUED)

The table below presents the computations of basic and diluted EPS:

	2013	2012
Numerator for basic and diluted earnings per share:
Net income (loss)	$17,171	$(4,828)

Net income (loss) available for common shareholders	$17,171	$(4,828)

Denominator:
Denominator for basic earnings per share:
Weighted average shares	36,947,192	37,011,598
Effect of dilutive securities:
Employee stock based compensation awards	1,937	—
Denominator for diluted earnings per share:

Adjusted weighted average shares	36,949,129	37,011,598

Basic earnings (loss) per share	$0.46	$(0.13)
Diluted earnings (loss) per share	$0.46	$(0.13)

NOTE 18. INCOME TAXES

The components of the expense and benefit for income taxes for the years ended December 31, 2013 and 2012 are as follows (in thousands):

	2013	2012
Current income tax expense:
Federal	$6,452	$1,770
State	1,394	154

Total current income tax expense	7,846	1,924
Deferred income tax expense (benefit):
Federal	1,119	(3,813)
State	(93)	(510)

Total deferred income tax expense (benefit)	1,026	(4,323)

Total income tax expense (benefit)	$8,872	$(2,399)

A reconciliation of the expected income tax expense or benefit at the statutory federal income tax rate of 35% to the Company’s actual income tax expense or benefit and effective tax rate for the years ended December 31, 2013 and 2012 is as follows (dollars in thousands):

	2013		2012
	Amount	%	Amount	%
Tax expense (benefit) at federal income tax rate	$9,115	35.00%	$(2,529)	-35.00%
Increase (decrease) resulting from:
Dividends received deduction	(1,023)	-3.93%	—	—
State tax, net of federal benefit	845	3.25%	(231)	-3.20%
Other	(65)	-0.25%	361	5.01%

Total	$8,872	34.07%	$(2,399)	-33.19%

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 18. INCOME TAXES (CONTINUED)

The significant components of the net deferred tax assets and liabilities at December 31, 2013 and 2012 are as follows (in thousands):

	2013	2012
Deferred tax assets:
Excess tax basis over carrying value of assets:
Other real estate owned	$11,156	$11,450

Total	11,156	11,450

Excess carrying value over tax basis of liabilities:
Deposits	25	121
FHLB advances	71	910
Clawback liability	4,533	4,616

Total	4,629	5,647

Amortization of intangibles	27,858	30,770
Unrealized losses on securities available for sale	989	—
Allowance for loan losses	28,991	27,946
Non-qualified stock options	5,557	4,733
Other	1,717	1,226

Gross deferred tax assets	80,897	81,772

Deferred tax liabilities:
Loans	(32,693)	(16,648)
Restricted securities	(2,280)	(2,280)
Loss-share indemnification	(34,600)	(48,734)
Deferred tax gain	(5,496)	(8,245)
Unrealized gains on securities available for sale	—	(7,247)

Gross deferred tax liabilities	(75,069)	(83,154)

Deferred tax assets (liabilities), net	$5,828	$(1,382)

Income tax returns for the tax years ended December 31, 2012, 2011 and 2010 remain subject to examination by the U.S. Federal and various state tax jurisdictions. The Company had no uncertain tax positions at December 31, 2013 and 2012.

NOTE 19. COMMITMENTS AND CONTINGENCIES

The Company issues off-balance sheet financial instruments in connection with its lending activities and to meet the financing needs of its customers. These financial instruments include commitments to fund loans, lines of credit and commercial and standby letters of credit. These commitments expose the Company to varying degrees of credit and market risk which are essentially the same as those involved in extending loans to customers and are subject to the Company’s credit policies. The Company follows the same credit policies in making commitments as it does for instruments recorded on the Company’s consolidated balance sheet. Collateral is obtained based on management’s assessment of the customer’s credit risk. The Company’s exposure to credit loss is represented by the contractual amount of these commitments. Fees collected on off-balance sheet financial instruments represent the fair value of those commitments and are deferred and amortized over their term, which is typically one year or less.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 19. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Amounts funded under non-cancelable commitments in effect at the date of acquisition are Covered Assets under the loss-sharing agreements, if applicable, if certain conditions are met.

Financial Instruments Commitments

Total commitments at December 31, 2013, were as follows (in thousands):

	December 31, 2013
	Covered	Uncovered	Total
Commitments to fund loans:
Residential	$5,230	$5,659	$10,889
Commercial and commercial real estate	—	14,746	14,746
Land and development	9	70,715	70,724
Unfunded commitments under lines of credit	11,026	157,382	168,408

Total commitments to fund loans	16,265	248,502	264,767
Commercial and standby letters of credit	—	4,838	4,838

Total	$16,265	$253,340	$269,605

Commitments to fund loans:

Commitments to fund loans are agreements to lend funds to customers as long as there is no violation of any condition established in the contract. To accommodate the financial needs of customers, the Company makes commitments under various terms to lend funds to consumers and businesses. At December 31, 2013 unfunded commitments under lines of credit to commercial and commercial real estate customers represent 81.4% and 7.7%, respectively, of the total amount available under such lines of credit. Commitments to fund loans generally have fixed expiration dates or other termination clauses and may require payment of a fee. Many of these commitments are expected to expire without being funded and, therefore, the total commitment amounts do not necessarily represent future liquidity requirements.

The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral required in connection with an extension of credit is based on management’s credit evaluation of the counterparty.

Commercial and standby letters of credit:

Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support trade transactions or guarantee arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting those commitments if deemed necessary.

Other Commitments and Contingencies

Legal Proceedings

The Company, from time to time, is involved as plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome of any such proceedings cannot be predicted with

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 19. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Legal Proceedings (continued)

certainty, it is the opinion of management, based upon advice of legal counsel, that no proceedings exist, either individually or in the aggregate, which, if determined adversely to the Company, would have a material effect on the Company’s consolidated balance sheet, results of operations or cash flows.

Leases

The Company and its subsidiaries lease premises and equipment under cancelable and non-cancelable leases, some of which contain renewal options under various terms. All lease agreements contain regular increases in minimum lease payments based either on a consumer price index or scheduled escalation clauses. The leased properties are used primarily for branch operations and administrative office space. Total rental expense on operating leases for the years ended December 31, 2013 and 2012 amounted to $2.2 million and $2.5 million, respectively.

As of December 31, 2013, the Company had entered into non-cancelable operating leases with approximate minimum future rentals as follows (in thousands):

Years ending December 31,	Amount
2014	$2,366
2015	2,337
2016	1,775
2017	1,742
2018	1,713
Thereafter	9,230

Total	$19,163

2009 and 2010 Contingent Placement Fees

In 2009 and 2010, the Company paid Deutsche Bank Securities, Inc. (the “Placement Agent”) a placement fee of $16.8 million and $12.0 million, respectively, as part of the Company’s 2009 and 2010 private placement offerings (the “Offerings”). In addition, the Company is obligated to pay an additional placement fee to the Placement Agent of $14.2 million, related to the Offerings in the event of a completed initial public offering raising at least $100 million of proceeds at a minimum offering price of $20.00 per share (a “Qualified IPO”). As this fee is contingent on a Qualified IPO the additional placement fee has not been recorded. The Company filed a registration statement with the Securities and Exchange Commission during 2011, which remains open.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 20. PARENT COMPANY FINANCIAL STATEMENTS

The following summarizes the major categories of Bond Street Holdings, Inc.’s (holding company only) balance sheets at December 31, 2013 and 2012 (in thousands):

	2013	2012
Assets
Cash in Bank	$138,258	$270,929
Investment Securities	83,664	—
Investment in Bank	479,841	448,457
Other assets	14,751	8,975

Total assets	$716,514	$728,361

Liabilities and Stockholders’ Equity
Total liabilities	$400	$187
Stockholders’ equity	716,114	728,174

Total liabilities and stockholders’ equity	$716,514	$728,361

The following summarizes the major categories of Bond Street Holdings, Inc.’s (holding company only) statements of operations for the years ended December 31, 2013 and 2012 (in thousands):

	2013	2012
Income (loss):
Income from investment securities	$4,499	$—
Equity in income (loss) of subsidiary	18,131	(1,822)
Gain on investment sales	11	—
Other income	—	1

Total income (loss)	22,641	(1,821)

Non-interest expense:
Stock-based compensation expense	362	2,081
Professional services	2,211	838
Directors Fees	2,300	—
Insurance Expense	1,252	1,381
Other expense	1,980	472

Total non-interest expense	8,105	4,772

Income (loss) before income taxes	14,536	(6,593)
Income tax benefit	2,635	1,765

Net income (loss)	$17,171	$(4,828)

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 20. PARENT COMPANY FINANCIAL STATEMENTS (CONTINUED)

The following summarizes the major categories of Bond Street Holdings, Inc.’s (holding company only) statements of cash flows for the years ended December 31, 2013 and 2012 (in thousands):

	2013	2012
Cash flows from operating activities:
Net income (loss)	$17,171	$(4,828)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Equity in undistributed earnings (loss) of subsidiary	(18,131)	1,822
Gain on sales of investment securities	(11)	—
Stock-based compensation expense	362	2,081
Deferred tax benefit	102	(725)
Decrease (increase) in other assets	(3,195)	(1,263)
Increase (decrease) in other liabilities	213	(308)

Net cash used in operating activities	(3,489)	(3,221)

Cash flows from investing activities:
Purchases of investment securities	(189,729)	—
Sales, paydown and maturities of investment securities	99,399	—
Capital contribution in subsidiary	(20,000)	—

Net cash used in investing activities	(110,330)	—

Cash flows from financing activities:
Payment to repurchase common stock	(18,751)	—
Deferred costs from capital raise	(101)	(464)

Net cash used in financing activities	(18,852)	(464)

Net decrease in cash	(132,671)	(3,685)
Cash, beginning of year	270,929	274,614

Cash, end of year	$138,258	$270,929

NOTE 21. FAIR VALUE MEASUREMENTS

When determining the fair value measurements for assets and liabilities and the related fair value hierarchy, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability (observable inputs). When possible, the Company looks to active and observable markets to price identical assets or liabilities and when identical assets and liabilities are not traded in active markets, the Company looks to market observable data for similar assets and liabilities. It is the Company’s policy to maximize the use of observable inputs and minimize the use of unobservable inputs. Unobservable inputs are only used to measure fair value to the extent that observable inputs are not available. The need to use unobservable inputs generally results from the lack of market liquidity, resulting in diminished observability of both actual trades and assumptions that would otherwise be available to value these instruments, or the value of the underlying collateral is not market observable. Although third party price indications may be available for a security, limited trading activity would make it difficult to support the observability of these quotations.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 21. FAIR VALUE MEASUREMENTS (CONTINUED)

Financial Instruments Carried at Fair Value on a Recurring Basis

The following is a description of the valuation methodologies used for financial instruments measured at fair value on a recurring basis, as well as the general classification of each instrument under the valuation hierarchy.

Investment securities available for sale are carried at fair value on a recurring basis. When available, fair value is based on quoted prices for the identical security in an active market and as such, would be classified as Level 1. If quoted market prices are not available, fair values are estimated using quoted prices of securities with similar characteristics, discounted cash flows or matrix pricing models. Investment securities available for sale for which Level 1 valuations are not available are classified as Level 2, and include U.S. Government agencies and sponsored enterprises debt obligations and mortgage-backed securities, state and municipal obligations, asset-backed securities and corporate debt and other securities. Pricing of these securities is generally spread driven. Observable inputs that may impact the valuation of these securities include benchmark yield curves, credit spreads, reported trades, dealer quotes, bids, issuer spreads, current rating, historical constant prepayment rates, historical voluntary prepayment rates, structural and waterfall features of individual securities, published collateral data, and for certain securities, historical constant default rates and default severities.

Interest rate derivatives are reported at estimated fair value utilizing Level 2 inputs and are included in Other assets and Other liabilities and consist of interest rate swaps where there is no significant deterioration in the counterparties (loan customers) credit risk since origination of the interest rate swap. The Company values its interest rate swap positions using market prices provided by a third party. Interest rate derivatives are further described in Note 10 “Derivatives.”

For purposes of potential valuation adjustments to our derivative positions, the Company evaluates the credit risk of its counterparties as well as our own credit risk. Accordingly, the Company has considered factors such as the likelihood of default, expected loss given default, net exposures and remaining contractual life, among other things, in determining if any estimated fair value adjustments related to credit risk are required. The Company reviews counterparty exposure quarterly, and when necessary, appropriate adjustments are made to reflect the exposure.

For the year ended December 31, 2013, the Company has not realized any losses due to a counterparties inability to pay any net uncollateralized position. As of December 31, 2013, there were no interest rate derivatives classified as Level 3.

Contingent consideration issued to the FDIC—For the year ended December 31, 2013 the estimated fair value of VAIs and EAAs are derived from an estimation of the future fair value of the Company’s stock and a range of potential payment liability is determined in accordance with the terms of each agreement. Management assigns a probability to each potential payment liability based on its judgment about the likelihood of the event occurring. This expected value is the basis for estimating the fair value of the contingent consideration. Since the Company’s common stock is not publicly traded on an exchange, significant inputs to the model, including financial projections, and assumptions regarding future market value ratios, are not observable, resulting in Level 3 classification. Changes in the fair value of the VAIs and EAAs during the year ended December 31, 2013 and 2012, which are included in other non-interest expense in the accompanying statements of operations and comprehensive income (loss), amounted to $0.5 million and $0.3 million, respectively. As of December 31, 2013, the Company had no remaining VAIs as the contracts reached final settlement with the FDIC within the period.

Clawback liability—The fair value of the clawback liability is estimated using a discounted cash flow technique based on projected cash flows related to the resolution of Covered Assets and a discount rate using a risk free rate, plus a premium that takes into account the Company’s credit risk, resulting in Level 3 classification.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 21. FAIR VALUE MEASUREMENTS (CONTINUED)

Financial Instruments Carried at Fair Value on a Recurring Basis (continued)

Changes in the fair value of the clawback liability during the years ended December 31, 2013 and 2012, resulted in remeasurement (gains) losses which are included in other noninterest expense in the accompanying statements of operations amounting to $(1.0) million and $(0.2) million, respectively.

The following table presents the assets and liabilities measured at fair value on a recurring basis at December 31, 2013 and December 31, 2012, respectively, utilizing the hierarchy discussed above (in thousands):

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Assets:
U.S. Government agencies and sponsored enterprises obligations	$—	$51,155	$—	$51,155
U.S. Government agencies and sponsored enterprises mortgage-backed securities	—	241,638	—	241,638
State and municipal obligations	—	2,124	—	2,124
Asset-backed securities	—	387,965	—	387,965
Corporate bonds and other securities	—	379,225	—	379,225
Preferred stocks	47,113	36,551	—	83,664
Derivative assets—Interest rate contracts	—	2,660	—	2,660

Total	$47,113	$1,101,318	$—	$1,148,431

Liabilities:
Derivative liabilities—Interest rate contracts	—	2,660	—	2,660
Clawback liability	—	—	11,753	11,753
EAAs	—	—	1,114	1,114

Total	$—	$2,660	$12,867	$15,527

	December 31, 2012
	Level 1	Level 2	Level 3	Total
Assets:
U.S. Government agencies and sponsored enterprises obligations	$—	$146,692	$—	$146,692
U.S. Government agencies and sponsored enterprises mortgage-backed securities	—	294,785	—	294,785
State and municipal obligations	—	2,790	—	2,790
Asset-backed securities	—	619,412	—	619,412
Corporate bonds and other securities	—	410,735	—	410,735

Total	$—	$1,474,414	$—	$1,474,414

Liabilities:
Clawback liability	—	—	11,966	11,966
VAIs and EAAs	—	—	1,235	1,235

Total	$—	$—	$13,201	$13,201

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 21. FAIR VALUE MEASUREMENTS (CONTINUED)

Financial Instruments Carried at Fair Value on a Recurring Basis (continued)

The following summarizes the changes in fair value of liabilities measured at fair value on a recurring basis and classified in level 3 of the fair value hierarchy for the years ended December 31, 2013 and December 31, 2012 (in thousands):

	2013		2012
	Clawback Liability	VAIs and EAAs	Clawback Liability	VAIs and EAAs
Balance, beginning of year	$11,966	$1,235	$11,439	$1,054
Losses (gains) included in other non-interest expenses	(213)	482	527	321
Final VAI settlement on Peninsula Bank	—	—	—	(140)
Final VAI settlement on SSCB	—	(52)	—	—
Final VAI settlement on FNBCF	—	(281)	—	—
Final VAI settlement on FPB	—	(270)	—	—

Balance, end of year	$11,753	$1,114	$11,966	$1,235

Financial Instruments Measured at Fair Value on a Non-Recurring Basis

Following is a description of the methodologies used to estimate the fair values of assets and liabilities measured at fair value on a non-recurring basis, and the level within the fair value hierarchy in which those measurements are typically classified.

Impaired loans and OREO:

The carrying amount of collateral dependent impaired loans is typically based on the fair value of the underlying collateral, which may be real estate or other business assets, less estimated costs to sell. The carrying value of OREO is initially measured based on the fair value, less estimated cost to sell, of the real estate acquired in foreclosure and subsequently adjusted to the lower of cost or estimated fair value, less estimated cost to sell. Fair values of real estate collateral are typically based on real estate appraisals which utilize market and income valuation techniques incorporating both observable and unobservable inputs. When current appraisals are not available, the Company may use brokers’ price opinions, home price indices, or other available information about changes in real estate market conditions to adjust the latest appraised value available. These adjustments to appraised values may be subjective and involve significant management judgment. The fair value of collateral consisting of other business assets is generally based on appraisals that use market approaches to valuation, incorporating primarily unobservable inputs. Fair value measurements related to collateral dependent impaired loans and OREO are classified within level 3 of the fair value hierarchy.

As of December 31, 2013 and December 31, 2012, the Company had collateral dependent loans with unpaid principal balances amounting to $0.8 million and $0.3 million, respectively, for which non-recurring changes in fair value of the underlying collateral resulted in impairment charges of $0.1 million and $0.3 million during the year ended December 31, 2013 and 2012, respectively. The impairment charges are included in the provision for loan losses in the accompanying statement of operations. As of December 31, 2013 and December 31, 2012, the Company had $34.7 million and $57.8 million of OREO, respectively, for which non-recurring changes in fair value of the underlying collateral resulted in impairment charges of $3.6 million and $10.3 million during the years ended December 31, 2013 and 2012, respectively, which are included in other real estate and acquired assets resolution related expenses in the accompanying statement of operations.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 21. FAIR VALUE MEASUREMENTS (CONTINUED)

Financial Instruments Measured at Fair Value on a Non-Recurring Basis (continued)

Intangible assets:

Intangible assets are initially recorded at estimated fair value and measured for impairment on a non-recurring basis. These assets are reviewed for impairment at least annually, or whenever events or changes in circumstances indicate the carrying amount may not be recoverable. The Company uses the services of a third party valuation specialist to estimate the fair value of the reporting unit when performing its annual goodwill impairment test utilizing a comparable market value approach and using discounted cash flow valuation techniques, resulting in Level 3 classification. The estimated fair value of the reporting unit at the most recent impairment testing date of October 1, 2013 exceeded its carrying amount; therefore, no impairment of goodwill was indicated.

The following table presents the carrying value and fair value of financial instruments as of December 31, 2013 and December 31, 2012 (in thousands):

	December 31, 2013		December 31, 2012
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets:
Cash and cash equivalents	$239,217	$239,217	$96,220	$96,220
Investments securities	1,182,323	1,182,322	1,505,112	1,505,109
Loans, net	2,244,051	2,290,564	1,342,365	1,427,265
Loss share indemnification asset	87,229	53,157	125,949	81,272
Due from FDIC	3,659	3,659	14,657	14,657
Derivative assets—Interest rate contracts	2,660	2,660	—	—

Financial Liabilities:
Deposits	$2,793,533	$2,797,081	$2,190,340	$2,195,489
Advances from the Federal Home Loan Bank	431,013	433,640	271,642	277,308
Derivative liabilities—Interest rate contracts	2,660	2,660	—	—
Clawback liability	11,753	11,753	11,966	11,966
EAAs	1,114	1,114	1,006	1,006
VAIs	—	—	229	229

The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

Certain financial instruments are carried at amounts that approximate fair value due to their short-term nature and generally negligible credit risk. Financial instruments for which fair value approximates the carrying amount at December 31, 2013 and December 31, 2012, include cash and cash equivalents and due from FDIC.

Investment Securities:

Fair value measurement is based upon quoted market prices for similar securities in active or inactive markets (Level 2). FHLB and other bank stock are carried at par, which has historically represented the redemption price and is therefore considered to approximate fair value.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 21. FAIR VALUE MEASUREMENTS (CONTINUED)

Financial Instruments Measured at Fair Value on a Non-Recurring Basis (continued)

Loans:

Fair values for loans are based on a discounted cash flow methodology that considered various factors, including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing and current discount rates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques. The discount rates used for loans are based on current market rates for new originations of comparable credit risk and include adjustments for liquidity concerns. The ALL is considered a reasonable estimate of the required adjustment to fair value to reflect the impact of credit risk. This estimate may not represent an exit value as defined in ASC 820.

Loss Share Indemnification Asset and Clawback Liability:

The fair values of the loss share indemnification asset and clawback liability are estimated using a discounted cash flow technique based on projected cash flows related to the resolution of Covered Assets and a discount rate using a risk free rate, plus a premium to take into account the Company’s credit risk, that incorporates the uncertainty related to the amounts and timing of the cash flows and other liquidity concerns as well as the counterparties credit risk.

Deposits:

The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using discounted cash flow analysis and using the rates currently offered for deposits of similar remaining maturities.

Advances from the FHLB:

The fair value of borrowings from the FHLB is estimated by discounting the future cash flows using the current rate at which similar borrowings with similar remaining maturities could be obtained.

VAIs and EAAs:

For the years ended December 31, 2013 and 2012, the estimated fair value of EAAs are derived from an estimation of the future fair value of the Company’s stock and a range of potential payment liability is determined in accordance with the terms of each agreement. For the year ended December 31, 2012, the estimated fair value of VAIs were derived from an estimation of the future fair value of the Company’s stock and a range of potential payment liability is determined in accordance with the terms of each agreement. As of December 31, 2013, the Company had no remaining VAIs as the agreements settled with the FDIC during the year ended December 31, 2013.

BOND STREET HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 22. TRANSACTIONS WITH RELATED PARTIES

Except for the following, the Company has not identified any transactions with related parties that would have a material impact on the financial position, result of operations or cash flows of the Company as of and for the years ended December 31, 2013 and 2012.

Kramer Levin Naftalis & Frankel LLP serves as the Company’s principal outside legal counsel, and regularly bills the Company for legal services provided to the Company, including serving as legal counsel in connection with the offering. One of the directors is a partner at Kramer Levin Naftalis & Frankel LLP. The Company recognized professional fees of $610,000 and $769,000 for legal services provided by Kramer Levin Naftalis & Frankel LLP for the years ended December 31, 2013 and 2012, respectively. These amounts are recorded in “Professional Services” in the consolidated statements of operations.

Loans to executive officers and directors of the Company and Bank totaled $1.13 million as of December 31, 2013. There were no loans to executive officers and directors of the Company and Bank as of December 31, 2012.

NOTE 23. SUBSEQUENT EVENTS

Subsequent events have been evaluated through the date that consolidated financial statements were available to be issued, April 29, 2014. Except for the following, the Company has not identified any events that would have a material impact on the financial position, result of operations or cash flows of the Company as of and for the period ended December 31, 2013.

On January 31, 2014, the Bank acquired all the outstanding common stock in Great Florida Bank (“GFB” or “Great Florida”). GFB had total assets of $993 million and shareholders’ equity of $15.3 million as of December 31, 2013. Holders of GFB common stock received $3.24 per share in cash for each common share owned resulting in total cash purchase price of $42.5 million. As of December 31, 2013, GFB had 25 banking locations within Southeast Florida and the Miami metropolitan area. The Company invested $125 million in the Bank at the time of the GFB transaction. The Bank is in the process of determining the allocation of the purchase price to the assets and liabilities acquired from the GFB acquisition.

On February 5, 2014, the Company granted 90,000 stock options that vest at a rate of 25% per calendar quarter in 2014 from the 2009 Option Plan to directors with a weighted average exercise price of $19.75. The options granted to Directors can be exercised within 10 years from grant date. On April 29, 2014, the Company granted 150,000 stock options with a Three Year Vesting Period from the 2009 Option Plan to employees with a weighted average exercise price of $19.75. The options granted to employees expire 10 years from grant date.

NOTE 24. SUBSEQUENT EVENTS (UNAUDITED)

On June 13, 2014, the Company changed its name to FCB Financial Holdings, Inc.

INDEPENDENT AUDITOR’S REPORT

To the Audit Committee of

Great Florida Bank and Subsidiaries

We have audited the accompanying consolidated financial statements of Great Florida Bank (a Florida corporation) and wholly-owned subsidiaries (collectively, the “Bank”), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

The Bank’s management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Bank’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Bank as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-matter

As further discussed in Notes 1 and 20 to the consolidated financial statements, on January 31, 2014, the Bank was merged into another entity and ceased to exist. Our opinion is not modified with respect to this matter.

/s/ Morrison, Brown, Argiz and Farra

Miami, Florida

April 30, 2014

GREAT FLORIDA BANK AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31,

(Dollars in Thousands, Except Share and Per Share Amounts)

	2013	2012
ASSETS
Cash and due from banks	$3,153	$4,219
Interest bearing deposits in other banks	41,341	38,002

TOTAL CASH AND CASH EQUIVALENTS	44,494	42,221
Investment securities available for sale	273,790	288,117
Loans, net of allowance of $8,495 in 2013 and $15,070 in 2012	595,520	740,556
Property and equipment, net	3,041	30,443
Property held for sale	13,455	—
Other real estate owned, net	51,251	33,574
Restricted deposit—Federal Reserve Bank	3,000	3,000
Restricted securities—Federal Home Loan Bank stock, at cost	1,826	2,169
Accrued interest receivable	2,592	3,359
Advances to borrowers for taxes and insurance, net	347	1,252
Prepaid expenses and other assets	3,666	1,917

TOTAL ASSETS	$992,982	$1,146,608

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest bearing demand deposits	$83,881	$80,815
Interest bearing demand deposits	26,204	20,361
Money market and savings accounts	329,138	344,016
Time deposits of less than $100,000	109,722	160,860
Time deposits of $100,000 or more	339,019	397,719

TOTAL DEPOSITS	887,964	1,003,771
Securities sold under agreements to repurchase	73,498	73,560
Federal Home Loan Bank advances	10,000	10,000
Official checks	1,133	280
Accrued interest payable	626	696
Deferred tax liability	—	949
Accrued expenses and other liabilities	4,497	4,634

TOTAL LIABILITIES	977,718	1,093,890

COMMITMENTS AND CONTINGENCIES (NOTES 14 AND 17)

STOCKHOLDERS’ EQUITY:
Class A common stock—$1 par value in 2013 and $5 par value in 2012; authorized shares 330,000,000 in 2013 and 2012; issued and outstanding shares 10,466,138 in 2013 and 10,448,804 in 2012	10,466	52,244
Class B common stock—$1 par value in 2013 and $5 par value in 2012; authorized shares 80,000,000 in 2013 and 2012; issued and outstanding shares 2,646,362 in 2013 and 2,663,696 in 2012	2,647	13,319
Additional paid-in capital	166,745	113,565
Accumulated deficit	(149,669)	(127,982)
Accumulated other comprehensive (loss) income, net of tax effect	(14,925)	1,572

TOTAL STOCKHOLDERS’ EQUITY	15,264	52,718

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$992,982	$1,146,608

The accompanying notes are an integral part of these Consolidated Financial Statements.

GREAT FLORIDA BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Per Share Amounts)

	2013	2012
INTEREST INCOME:
Loans, including fees	$28,469	$35,700
Investment securities available for sale	5,723	4,469
Other earning assets	152	413

TOTAL INTEREST INCOME	34,344	40,582

INTEREST EXPENSE:
Deposits	7,225	9,920
Securities sold under agreements to repurchase	3,118	3,127
Federal Home Loan Bank advances	508	510

TOTAL INTEREST EXPENSE	10,851	13,557

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	23,493	27,025
PROVISION FOR LOAN LOSSES	2,949	8,422

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	20,544	18,603

NONINTEREST INCOME:
Service fees on loans and deposits	1,633	1,394
Net gain on sales of investment securities available for sale	865	4,235
Rental income	2,243	1,540
Other income	291	432

TOTAL NONINTEREST INCOME	5,032	7,601

NONINTEREST EXPENSES:
Salaries and employee benefits	13,844	12,920
Occupancy	6,513	6,451
Depreciation and amortization	2,197	2,436
Fair value adjustment—property held for sale	14,146	—
Professional fees	3,284	2,675
Travel and entertainment	260	234
Data processing	1,002	865
Telecommunications	597	612
Advertising and promotion	14	76
Sponsorships	22	30
FDIC assessment	2,483	2,807
Insurance	1,093	1,075
Loan workouts	956	(685)
Other real estate owned	(541)	2,599
Other operating	1,393	1,392

TOTAL NONINTEREST EXPENSES	47,263	33,487

NET LOSS	$(21,687)	$(7,283)

LOSS PER SHARE
Basic	$(1.65)	$(0.56)

Diluted	$(1.65)	$(0.56)

The accompanying notes are an integral part of these Consolidated Financial Statements.

GREAT FLORIDA BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Per Share Amounts)

2013
NET LOSS		$(21,687)
OTHER COMPREHENSIVE LOSS, NET OF TAX:
Net unrealized losses on investment securities available for sale during the period, net of income tax effect of ($624)	$(15,957)
Less: reversal of unrealized gains realized on sales of investment securities available for sale during the period, net of income tax effect of ($325)	(540)	(16,497)

TOTAL COMPREHENSIVE LOSS		$(38,184)

2012
NET LOSS		$(7,283)
OTHER COMPREHENSIVE INCOME, NET OF TAX:
Net unrealized gains on investment securities available for sale during the period, net of income tax effect of $1,913	$3,171
Less: reversal of unrealized gains realized on sales of investment securities available for sale during the period, net of income tax effect of ($1,594)	(2,641)	530

TOTAL COMPREHENSIVE LOSS		$(6,753)

The accompanying notes are an integral part of these Consolidated Financial Statements.

GREAT FLORIDA BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share Amounts)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss), Net of Tax Effect	Total
	Shares	Par Value	Shares	Par Value
BALANCES, January 1, 2012	10,446,804	$52,234	2,665,696	$13,329	$112,731	$(120,699)	$1,042	$58,637
Conversion of shares	2,000	10	(2,000)	(10)	—	—	—	—
Stock based compensation	—	—	—	—	834	—	—	834
Net loss	—	—	—	—	—	(7,283)	—	(7,283)
Other comprehensive income	—	—	—	—	—	—	530	530

BALANCES, December 31, 2012	10,448,804	52,244	2,663,696	13,319	113,565	(127,982)	1,572	52,718
Conversion of shares	17,334	17	(17,334)	(17)	—	—	—	—
Reduction of par value from $5 to $1	—	(41,795)	—	(10,655)	52,450	—	—	—
Stock based compensation	—	—	—	—	730	—	—	730
Net loss	—	—	—	—	—	(21,687)	—	(21,687)
Other comprehensive loss	—	—	—	—	—	—	(16,497)	(16,497)

BALANCES, December 31, 2013	10,466,138	$10,466	2,646,362	$2,647	$166,745	$(149,669)	$(14,925)	$15,264

The accompanying notes are an integral part of these Consolidated Financial Statements.

GREAT FLORIDA BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Dollars in Thousands)

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,687)	$(7,283)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for loan losses	2,949	8,422
(Reversal of) provision for other real estate owned losses	(2,611)	1,952
Depreciation and amortization	2,197	2,436
Net amortization of deferred loan fees	(278)	(376)
Net amortization of investment securities	1,486	1,682
Stock based compensation	730	834
Net gain on sales of investment securities—available for sale	(865)	(4,235)
Net gain on sale of loans	—	—
Net loss on disposal or sales of property and equipment	—	16
Net gain on sales of other real estate owned	(1,732)	(869)
Fair value adjustment of property held for sale	14,146	—
Deferred rent	(108)	(159)
Net changes in operating assets and liabilities:
Decrease in accrued interest receivable	767	214
(Increase) decrease in prepaid expenses and other assets	(1,749)	379
Increase in official checks	853	127
Decrease in accrued interest payable	(70)	(60)
Decrease in accrued expenses and other liabilities	(29)	(911)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(6,001)	2,169

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investment securities available for sale	(123,367)	(346,255)
Maturities and principal repayments on investment securities available for sale	35,606	26,864
Proceeds from sales of investment securities available for sale	84,021	150,057
Net decrease in loans—held in portfolio	114,716	110,100
Proceeds from sales of other real estate owned	14,315	9,821
Purchase of property and equipment	(2,396)	(411)
Net decrease in Federal Home Loan Bank stock	343	5,606

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	123,238	(44,218)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in restricted deposit—Federal Reserve Bank	—	(3,000)
Net (decrease) increase in deposits	(115,807)	9,390
Net decrease in securities sold under agreements to repurchase	(62)	(1,890)
Net decrease in Federal Home Loan Bank advances	—	—
Net change in advances to borrowers for taxes and insurance	905	(1,258)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(114,964)	3,242

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,273	(38,807)
CASH AND CASH EQUIVALENTS, beginning of year	42,221	81,028

CASH AND CASH EQUIVALENTS, end of year	$44,494	$42,221

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$10,921	$13,617
Transfer of loans to other real estate owned	$27,649	$11,480
Transfer of property to property held-for-sale	$27,601	$—

The accompanying notes are an integral part of these Consolidated Financial Statements.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 1. GENERAL

Great Florida Bank (the “Bank”), a state-chartered bank, commenced operations on June 29, 2004 and currently operates in Southeast Florida. The Bank’s deposits are insured, up to the legal limit, by the Federal Deposit Insurance Corporation (“FDIC”).

The Bank offers a variety of banking services to individual and corporate customers through its twenty four banking offices (“solution centers”) located in Miami-Dade, Broward and Palm Beach counties.

As further disclosed in NOTE 20, “Subsequent Event”, on January 31, 2014, the Bank was merged with and into another bank with the other bank as survivor. The Bank surrendered its charter on January 31, 2014 and ceased to exist at that point.

The Bank has evaluated subsequent events through April 30, 2014 which is the date the consolidated financial statements were available to be issued.

Dollars presented in these consolidated financial statements are in thousands, unless noted otherwise.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Policies

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The accounting policies and reporting practices of the Bank conform to the predominant practices in the banking industry and are based on accounting principles generally accepted in the United States of America. The following is a summary of the significant accounting policies followed by the Bank.

Principles of Consolidation

BFG Real Estate Holding, Inc., GFB Courthouse Holdings, Inc., BFG Land Holdings, Inc., and Serenity Bay, Inc., are wholly-owned subsidiaries of the Bank, which were incorporated to maintain, manage and dispose of real estate property acquired through foreclosure or deed in lieu of foreclosure. The subsidiaries’ activities and financial results are consolidated within the Bank’s consolidated financial statements. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant items subject to such estimates and assumptions include: investment securities, allowance for loan losses, useful lives of property and equipment, valuation of other real estate owned, valuation of the deferred tax asset, stock-based compensation, and other contingencies. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Bank considers investments with a maturity of three months or less from their original purchase date to be cash equivalents. Cash equivalents include cash and due from banks and interest-bearing deposits in other banks.

The Bank is required by regulation to maintain cash reserves with the Federal Reserve Bank (“FRB”). The required reserves maintained were $2.5 million and $1.9 million for the years ended December 31, 2013 and 2012, respectively.

Investment Securities

Investment securities at December 31, 2013 and 2012 consist of U.S. government agency securities, mortgage-backed securities, and mutual fund shares. The Bank classifies its debt securities in one of three categories: trading, available for sale, or held to maturity and its equity securities into trading or available for sale. Trading securities are bought and held principally for the purpose of selling them in the near term. Held to maturity debt securities are those securities in which the Bank has the ability and intent not to sell the security until maturity. All securities not included in trading or held to maturity are classified as available for sale.

Trading and available for sale securities are recorded at fair value. Held to maturity debt securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses, net of the related tax effect, on available for sale securities are excluded from earnings and are reported as a separate component of other accumulated comprehensive income until realized. Realized gains and losses from the sale of available for sale securities are recorded on trade date and recognized using the specific-identification basis.

The Bank recognizes other-than-temporary impairments for debt securities classified as available for sale in accordance with Generally Accepted Accounting Principles (“GAAP”). Accordingly, the Bank assesses whether it intends to sell or it is more likely than not that it will be required to sell a security before recovery of its amortized cost basis less any current period credit losses. For debt securities that are considered other-than-temporarily impaired and that the Bank does not intend to sell and will not be required to sell prior to recovery of the amortized cost basis, the Bank separates the amount of the impairment into the amount that is credit related (credit loss component) and the amount due to all other factors. The credit loss component is recognized in operations and is the difference between the security’s amortized cost basis and the present value of its expected future cash flows discounted at the security’s effective yield. The remaining difference between the security’s fair value and the present value of future expected cash flows is due to factors that are not credit related and, therefore, is not required to be recognized as losses in the consolidated statement of operations, but is recognized in other comprehensive loss.

For debt and equity securities, when the Bank has decided to sell an impaired available for sale security and the entity does not expect the fair value of the security to fully recover before the expected time of sale, the security is deemed other-than-temporarily impaired in the period in which the decision to sell is made. The Bank recognizes an impairment loss when the impairment is deemed other-than-temporary even if a decision to sell has not been made.

Premiums and discounts are amortized or accreted over the life of the related held to maturity or available for sale security as an adjustment to yield using the effective-interest method. Dividend and interest income is recognized when earned.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Restricted Deposit—Federal Reserve Bank

At December 31, 2013 and 2012, the Bank maintained a restricted deposit account, totaling $3.0 million, with the FRB as collateral for available borrowings of $2.7 million that the Bank may make directly from the FRB. There were no borrowings made from the FRB during 2013 and 2012.

Federal Home Loan Bank Stock

Federal Home Loan Bank (“FHLB”) stock is a restricted asset, carried at cost, and evaluated for impairment periodically. As of December 31, 2013 and 2012, FHLB stock amounted to $1.8 million and $2.2 million, respectively, of which 100% is restricted. The Bank is required to maintain a minimum position in FHLB stock, which totaled $1.8 million and $2.2 million at December 31, 2013 and 2012, respectively.

Loans and Allowance for Loan Losses

Loans are reported at their outstanding principal balance net of charge-offs, net deferred loan fees, unearned income and the allowance for loan losses. Interest income is generally recognized when income is earned using the interest method. Loan origination and commitment fees and the costs associated with the origination of loans are deferred and amortized, using the interest method or the straight-line method, over the life of the related loan.

The grading analysis estimates the capability of the borrower to repay the contractual obligation of the loan agreement as scheduled or at all. The Bank’s internal credit risk grading system is based on experiences with similarly graded loans. Credit risk grades are refreshed each quarter as they become available, at which time management analyzes the resulting scores, as well as other external statistics and factors, to track loan performance.

The Bank’s internally assigned grades are as follows:

•	Pass—Loans indicate different levels of satisfactory financial condition and performance.

•	Special Mention—Loans are exhibiting potential weaknesses deserving management’s close attention.

•	Substandard—Loans are exhibiting well-defined weaknesses that jeopardize repayment of the debt.

•	Doubtful—Loans where the possibility of loss is extremely high.

•	Loss—Loans are considered uncollectible.

The Bank generally places loans on nonaccrual status when the full and timely collection of interest or principal becomes uncertain, part of the principal balance has been charged off, the loan has been restructured but is not meeting the terms of the restructure, or the loan reaches a predetermined number of days past due.

All pools of loans: land, land development and real estate construction, residential real estate, commercial real estate, commercial and industrial and other loans are placed in nonaccrual status when they are over 90 days past due.

When management places a loan on nonaccrual status, the accrued unpaid interest receivable is reversed against interest income and the loan is accounted on the cash or cost recovery method, until it qualifies for return to accrual status. Generally, management returns a loan to accrual status when (a) all delinquent interest and principal become current under the terms of the loan agreement or (b) the loan is both well-secured and in the process of collection and collectability is no longer doubtful.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loans and Allowance for Loan Losses (continued)

The Bank has determined that the entire balance of a loan is contractually delinquent for all classes if the minimum payment is not received by the specified due date on the borrower’s statement. Interest and fees continue to accrue on past due loans until the date the loan goes into nonaccrual status.

The Bank provides for loan losses through a provision for loan losses charged to operations. When management believes that a loan balance is uncollectible, the loan balance is charged against the allowance for loan losses. Subsequent recoveries, if any, are credited to the allowance for loan losses.

The allowance for loan losses reflects management’s judgment of probable loan losses inherent in the portfolio at the balance sheet date. Management uses a disciplined process and methodology to establish the allowance for losses each quarter. To determine the total allowance for loan losses, the Bank estimates the reserves needed for each segment of the portfolio, including loans analyzed individually and loans analyzed on a pooled basis. The allowance for loan losses consists of the amount applicable to:

•	Land, land development, and real estate construction

•	Residential real estate

•	Commercial real estate

•	Commercial and industrial

•	Other loans

The Bank also disaggregates these segments by classes of loans based on the associated risks within those segments as follows:

•	Land, land development, and real estate construction

•	Land

•	Real estate construction

•	Commercial acquisition and development

•	Residential real estate

•	1-4 family first lien

•	1-4 family second lien

•	Multifamily

•	Commercial real estate

•	Commercial real estate term

•	Owner occupied commercial real estate

•	Other commercial real estate

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loans and Allowance for Loan Losses (continued)

•	Commercial and industrial

•	Commercial secured term

•	Commercial secured line

•	Commercial unsecured term

•	Commercial unsecured line

•	Other loans

•	Auto and boat

•	Secured

•	Unsecured

In determining the balance of the allowance account, loans are pooled by portfolio segment and management evaluates the allowance for loan losses on each segment and as a whole on a regular basis to maintain the allowance at an adequate level based on factors which, in management’s judgment, deserve current recognition in estimating loan losses. Such factors include changes in prevailing economic conditions, historical experience, changes in the character and size of the loan portfolio and the overall credit worthiness of the borrowers.

The allowance consists of general and allocated components. The following is how management determines the balance of the general component for the allowance for loan losses account for each segment of the loans.

Land, Land Development and Real Estate Construction; Commercial Real Estate; and Commercial and Industrial Loans

All loans are grouped by collateral type with similar risk characteristics and a historical charge-off rate for the last six semesters is used. More weight is assigned to the more recent semesters and a weighted average loss factor is calculated and applied to the loan balance for each group.

Qualitative factors are applied to historical loss rate based on management’s experience. Due to the static nature of the portfolio, the three factors used are:

•	Past due trends

•	Industry trends

•	Portfolio concentration

The final loss rate is weighted by the Bank’s internally assigned risk rating classification with more weight assigned to the adversely classified segments. The loss rates are applied to the outstanding balances of each loan grouping.

Residential Real Estate and Other Loans

Residential loans are grouped and tracked by year of origination or vintage. Historical default and severity rates are developed for each vintage which are used in projecting potential future losses.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loans and Allowance for Loan Losses (continued)

The default and severity historical rates for each vintage are adjusted by qualitative factors:

•	Historical default rate is adjusted by delinquency trends based on actual past due trends

•	Historical severity rate is adjusted by projected future property value trends

The resulting projected loss rate is applied to current loan balances for each vintage.

Changes in these factors could result in material adjustments to the allowance for loan losses and provision for loan losses. The losses the Bank may ultimately incur could differ materially from the amounts assumed in arriving at the allowance for loan losses.

The allocated component relates to loans that are classified as impaired. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical charge-off experience and expected loss given default derived from the Bank’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal and external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, if the loan is collateral dependent. If management determines that the value of the impaired loan is less than the recorded investment in the loan (outstanding principal balance plus accrued interest, net of previous charge-offs, and net of deferred loan fees or cost), impairment is recognized through an allowance estimate or a charge-off to the allowance.

In situations where, due to a borrower’s financial difficulties, management grants a concession for other than an insignificant period of time to the borrower that would not otherwise be granted, the loan is classified as a troubled debt restructuring (“TDR”). Management attempts to identify borrowers in financial difficulty early and work with them to modify terms before their loan reaches nonaccrual status. However, due to the complexity of modifying terms, many loans are modified after nonaccrual status has been established. The modified terms may include rate reductions, payment forbearance, principal forbearance, principal forgiveness and other actions intended to minimize the economic loss to the Bank and avoid foreclosure of the collateral.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loans and Allowance for Loan Losses (continued)

The modification categories offered can generally be described in the following categories:

•	Rate Modification—a modification in which the interest rate is changed

•	Term Modification—a modification in which the maturity date, timing of payments or frequency of payments is changed

•	Interest Only Modification—a modification in which the loan is converted to interest only payments for a period of time

•	Payment Modification—a modification in which the dollar amount of the payment is changed, other than an interest only modification described above

•	Combination Modification—any other type of modification, including the use of multiple categories above

In cases where the borrowers are granted new terms that provide for a reduction of either interest or principal, management measures the impairment on the restructuring as detailed above for impaired loans.

Certain TDRs are classified as nonperforming at the time of restructure and may only be returned to performing status after considering the borrower’s sustained repayment performance for a reasonable period, generally six months.

When the Bank modifies a loan, management evaluates any possible impairment based on the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, if the loan is collateral dependent. If management determines that the value of the modified loan is less than the recorded investment in the loan, impairment is recognized by segment, through an allowance estimate or a charge-off to the allowance.

In addition to the allowance for the pooled portfolios, management has developed a separate allowance for loans that are identified as impaired through a TDR. These loans are excluded from pooled loss forecast and a separate reserve is provided under the accounting guidance for loan impairment. Residential loans whose terms have been modified in a TDR are also individually analyzed for estimated impairment.

Also, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance for loan losses based on their judgments of information available to them at the time of their examination.

The Bank’s charge-off policies are as follows:

•	Land, land development and real estate construction—Generally charged down to the net realizable value when the loan is 90 days past due.

•	Residential real estate—Generally charged down to the net realizable value when the loan is 180 days past due.

•	Commercial real estate—Generally charged down to the net realizable value when the loan is 90 days past due.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loans and Allowance for Loan Losses (continued)

•	Commercial and industrial—Generally charged down to the net realizable value when the loan is 90 days past due.

•	Other loans—Generally charged down to the net realizable value when the loan is 120 days past due.

Reflected in the portions of the allowance previously described is an amount for imprecision or uncertainty that incorporates the range of probable outcomes inherent in estimates used for the allowance, which may change from period to period. This amount is the result of the Bank’s judgment of risks inherent in the portfolios, economic uncertainties, historical loss experience and other subjective factors, including industry trends, calculated to better reflect the Bank’s view of risk in each loan segment. No single statistic or measurement determines the adequacy of the allowance for loan loss. Changes in the allowance for loan loss and the related provision expense can materially affect net loss.

The establishment of the allowance for loan losses relies on a consistent process that requires multiple layers of management review and judgment and responds to changes in economic conditions, member behavior, and collateral value, among other influences. From time to time, events or economic factors may affect the loan portfolio, causing management to provide additional amounts to or release balances from the allowance for loan losses. The Bank’s allowance for loan losses is sensitive to risk ratings assigned to individually evaluated loans and economic assumptions and delinquency trends driving statistically modeled reserves.

The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the balance sheet date. The Bank considers the allowance for loan losses of $8.5 million and $15.1 million, adequate to cover the loan losses inherent in the loan portfolio at December 31, 2013 and 2012, respectively.

In addition to the allowance for loan losses, the Bank also estimates probable losses related to unfunded lending commitments, such as letters of credit and unfunded loan commitments, and records these estimates in accrued expenses and other liabilities on the consolidated balance sheets. Unfunded lending commitments are subject to review on an aggregate basis. Past loss experience and any other pertinent information is reviewed, resulting in the estimation of the reserve for unfunded lending commitments. Provision for credit losses related to the unfunded lending commitments is reported in the consolidated statement of operations.

Other Real Estate Owned

Other real estate owned is held for sale and is recorded at the lower of cost or fair value, less estimated selling cost, at the date of foreclosure. The excess of the outstanding loan balance over the fair value less selling cost is charged to the allowance for loan losses at time of foreclosure. Subsequent to foreclosure, valuations are periodically performed by management and any declines in fair value are charged to expense. Revenue and expenses from operations and changes in valuation allowance are included in noninterest expenses from other real estate owned.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the remaining term of the applicable leases or their useful lives, whichever is shorter. Estimated useful lives of these assets are as follows:

Building and improvements	30 years or less
Furniture, fixtures and equipment	3 to 7 years
Computer hardware and software	3 to 5 years
Leasehold improvements	Shorter of life or term of lease

Maintenance and repairs are charged to expense as incurred; improvements and betterments are capitalized. When items are retired or are otherwise disposed of, the related costs and accumulated depreciation and amortization are removed from the accounts and any resulting gains or losses are credited or charged to operations.

Property Held for Sale

Property held for sale is recorded at the lower of cost or fair value, less estimated selling cost, at the date of determination that property will no longer be used for banking purposes. The excess of the carrying value over the fair value less selling cost is charged to expense and depreciation is ceased.

Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase are classified as secured borrowings and are reflected at the amount of cash received in connection with the transaction. The Bank may be required to provide additional collateral based on the fair value of the underlying securities (NOTES 3 and 8).

Interest Income

Interest income is recognized as earned, based upon the principal amount outstanding, on an accrual basis.

Income Taxes

The Bank uses the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the tax consequences in future years to differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the time periods in which the differences are expected to affect taxable income. The effect on deferred tax assets and liabilities in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in the deferred asset and liability.

The Bank recognizes and measures tax positions taken or expected to be taken in its tax return based on their technical merit and assesses the likelihood that the positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period.

Interest and penalties on tax liabilities, if any, would be recorded in interest expense and other noninterest expenses, respectively.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

The Bank’s long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the consolidated balance sheet. The Bank did not recognize an impairment charge during the years ended December 31, 2013 and 2012.

Transfer of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank—put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Concentrations of Credit Risk

Credit risk represents the maximum accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted and any collateral or security proved to be of no value. Concentrations of credit risk (whether on or off-balance sheet) arising from financial instruments exist in relation to certain groups of customers. A group concentration arises when a number of counterparties have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

Most of the Bank’s business activity is with customers located within its primary market area, which includes Miami-Dade, Broward and Palm Beach counties in Florida. The Bank’s loan portfolio is concentrated largely in real estate and commercial loans in South Florida. Many of the Bank’s loan customers are engaged in real estate development. The Bank had a lending concentration in loans for land, land development and real estate construction of $53.1 million and $91.7 million at December 31, 2013 and 2012, respectively. As well as, a lending concentration in real estate backed loans of $489.2 million and $567.4 million at December 31, 2013 and 2012, respectively. Circumstances, which negatively impact the South Florida real estate industry or the South Florida economy, in general, could adversely impact the Bank’s loan portfolio. The Bank does not have a significant exposure to any individual customer or counterparty.

At various times during the year, the Bank has maintained deposits with other financial institutions in excess of amounts received. The exposure to the Bank from these transactions is solely dependent upon the remaining uninsured daily balances and the financial strength of the respective institutions.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Interest Rate Risk

The Bank’s performance is dependent to a large extent on its net interest income, which is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. The Bank, like most financial institutions, is affected by changes in general interest rate levels and by other economic factors beyond its control. Interest rate risk arises from mismatches between the dollar amount of repricing or maturing assets and liabilities (the interest rate sensitivity gap). More liabilities repricing or maturing than assets over a given time frame is considered liability-sensitive, or a negative gap. An asset-sensitive position will generally enhance earnings in a rising interest rate environment and will negatively impact earnings in a falling interest rate environment, while a liability-sensitive position will generally enhance earnings in a falling interest rate environment and negatively impact earnings in a rising interest rate environment. Fluctuations in interest rates are not predictable or controllable. The Bank has attempted to implement asset and liability management strategies to mitigate the impact to net interest income resulting from changes in market interest rates.

Advertising Costs

Advertising costs are expensed as incurred.

Contingencies

The Bank recognizes contingent losses that are both probable and measurable. We define probability as circumstances under which events are more likely than not to occur. Legal costs are recorded as incurred.

Stock Based Compensation Plans

Stock compensation accounting guidance requires that the compensation cost relating to share-based payment transactions (stock options) be recognized in the consolidated financial statements. That cost is measured based on the grant date fair value of the equity or liability instrument issued.

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees’ service period, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. A Black-Scholes model is used to estimate the fair value of stock options.

Loss Per Share

Basic loss per share represents net loss available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted loss per share reflects additional potential common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustments to operations that would result from the assumed issuance. Potential common shares that may be issued by the Bank relate solely to outstanding stock options and are determined using the treasury stock method.

Comprehensive Loss

Comprehensive loss consists of net loss and other comprehensive income (loss). Other comprehensive income (loss) is comprised of unrealized gains on securities available for sale, and unrealized losses related to factors other than credit on debt securities.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in NOTE 19. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimate.

Recent Accounting Pronouncements

Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income

In February 2013, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update which modifies disclosure requirements relating to amounts reclassified out of accumulated other comprehensive income. The update is effective prospectively for reporting periods beginning after December 15, 2013 with early application permitted. The Bank is currently evaluating the effect the update will have on its consolidated financial statements.

Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists

In July 2013, the FASB issued an accounting standard update which provides guidance to reduce diversity in practice on the presentation in financial statements of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. The update is to be applied prospectively to all unrecognized tax benefits that exist at the effective date. An entity is permitted to apply the update retrospectively. In addition, early adoption is permitted. The Bank is currently evaluating the effect the update will have on its consolidated financial statements.

Troubled Debt Restructurings by Creditors—Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure

In January 2014, the FASB issued an accounting standard update which intends to clarify when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the related real estate recognized. The update also requires additional disclosures and is to be applied either prospectively or with a modified retrospective method. The update is effective for annual periods beginning after December 15, 2014 and interim periods within annual periods beginning after December 15, 2015. The Bank is currently evaluating the effect the update will have on its consolidated financial statements.

Financial Statement Reclassification

Certain amounts in the 2012 consolidated financial statements have been reclassified to conform to the 2013 presentation.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 3. INVESTMENT SECURITIES

The amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value of securities available for sale are as follows:

	December 31, 2013
	Amortized Cost	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Fair Value
Investment Securities
Available for Sale:
U.S. government agency	$77,159	$—	$(5,224)	$71,935
Mortgage-backed	209,507	143	(9,725)	199,925
Mutual fund shares	2,049	—	(119)	1,930

	$288,715	$143	$(15,068)	$273,790

	December 31, 2012
	Amortized Cost	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Fair Value
Investment Securities
Available for Sale:
U.S. government agency	$32,672	$391	$—	$33,063
Mortgage-backed	250,920	2,426	(294)	253,052
Mutual fund shares	2,004	—	(2)	2,002

	$285,596	$2,817	$(296)	$288,117

At December 31, 2013, proceeds from the sales of investment securities available for sale totaled $84.0 million. Gross realized gains from these sales totaled $865 thousand. Proceeds from the sales of investment securities available for sale totaled $150.1 million at December 31, 2012. Gross realized gains from these sales totaled $4.2 million at December 31, 2012.

Securities pledged to secure securities sold under agreements to repurchase and FHLB advances had a fair market value of approximately $97.8 million and $98.7 million at December 31, 2013 and 2012, respectively.

The expected maturities of investment securities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 3. INVESTMENT SECURITIES (CONTINUED)

The amortized cost and fair value of securities available for sale, by contractual maturity, are as follows:

	December 31, 2013
	U.S. government agency securities		Mortgage-backed securities		Mutual fund shares		Total
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Without Maturity	$—	$—	$—	$—	$2,049	$1,930	$2,049	$1,930
After 5 years through 10 years	6,025	5,803	46,900	45,234	—	—	52,925	51,037
Over 10 years	71,134	66,132	162,607	154,691	—	—	233,741	220,823

Total	$77,159	$71,935	$209,507	$199,925	$2,049	$1,930	$288,715	$273,790

The following tables show the gross unrealized holding losses and fair values of the Bank’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2013 and 2012.

	December 31, 2013
	Less than 12 months		12 months or greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. government agency	$71,935	$(5,224)	$—	$—	$71,935	$(5,224)
Mortgage-backed securities	167,571	(7,557)	30,149	(2,168)	197,720	(9,725)
Mutual fund shares	—	—	1,930	(119)	1,930	(119)

	$239,506	$(12,781)	$32,079	$(2,287)	$271,585	$(15,068)

	December 31, 2012
	Less than 12 months		12 months or greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Mortgage-backed securities	$66,262	$(294)	$—	$—	$66,262	$(294)
Mutual fund shares	2,002	(2)	—	—	2,002	(2)

	$68,264	$(296)	$—	$—	$68,264	$(296)

The impairment of investment securities available for sale is based on a variety of factors, including the length of time and extent to which the market value has been less than cost, the financial condition of the issuer of the security, and the Bank’s intent and ability to hold the security to recovery.

At December 31, 2013, the Bank had 43 investment securities totaling $271.6 million with $15.1 million in unrealized losses.

The unrealized losses totaling $5.2 million on all 13 U.S. government agency securities were caused by market interest rate increases. The contractual cash flows of those investments are guaranteed by an agency of the U.S. government. Accordingly, it is expected that the investment securities would not be settled at a price less than the

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 3. INVESTMENT SECURITIES (CONTINUED)

amortized cost basis of the Bank’s investment securities. Because the decline in market value is attributable to changes in market interest rates and not credit quality, and because the Bank does not intend to sell the investments before recovery of their amortized cost basis, which may be maturity, the Bank does not consider those investment securities to be other-than-temporarily impaired at December 31, 2013.

The unrealized losses totaling $9.7 million on 29 mortgage-backed securities were caused by market interest rate increases. The contractual cash flows of those investments are guaranteed by an agency of the U.S. government. Accordingly, it is expected that the investment securities would not be settled at a price less than the amortized cost basis of the Bank’s investment securities. Because the decline in market value is attributable to changes in market interest rates and not credit quality, and because the Bank does not intend to sell the investments before recovery of their amortized cost basis, which may be maturity, the Bank does not consider those investment securities to be other-than-temporarily impaired at December 31, 2013.

The unrealized losses totaling $119 thousand on shares of one type of mutual fund is attributed to normal market changes and not to impairment on this one type of mutual fund. It is expected that the investment security would not be settled at a price less than the amortized cost basis of the Bank’s investment. Because the decline in market value is attributable to normal market changes and not credit quality, and because the Bank does not intend to sell the investment before recovery of their amortized cost basis, the Bank does not consider this investment security to be other-than-temporarily impaired at December 31, 2013.

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES

The following is a summary of loans outstanding, by portfolio segment, as of December 31:

	2013	2012
Land, land development, and real estate construction	$53,063	$91,670
Residential real estate	317,114	366,434
Commercial real estate	172,066	200,940
Commercial and industrial	57,813	92,734
Other loans	3,497	3,498

	603,553	755,276
Less:
Allowance for loan losses	(8,495)	(15,070)
Deferred loan cost, net	462	350

Loans, net	$595,520	$740,556

The Bank has no loans pledged as collateral for borrowings at December 31, 2013 or 2012.

At December 31, 2013 and 2012, there were overdrafts of approximately $717 thousand and $915 thousand, respectively.

Unused lines of credit amounted to approximately $21.6 million and $23.2 million as of December 31, 2013 and 2012, respectively.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Changes in the allowance for loan losses and the recorded investment in loans are as follows:

For the Year Ended December 31, 2013

	Land, Land Development and Real Estate Construction	Residential Real Estate	Commercial Real Estate	Commercial and Industrial	Other Loans	Unallocated	Total
Allowance for Loan Losses:
Balance at beginning of year	$2,739	$7,426	$2,839	$153	$15	$1,898	$15,070
Provision for loan losses	(414)	34	62	5,153	12	(1,898)	2,949
Recoveries	483	577	6	99	—	—	1,165
Chargeoffs	(722)	(4,171)	(838)	(4,941)	(17)	—	(10,689)

Ending Balance	$2,086	$3,866	$2,069	$464	$10	$—	$8,495

Ending balance: individually evaluated for impairment	$1,830	$2,416	$1,643	$425	$—	$—	$6,314

Ending balance: collectively evaluated for impairment	$256	$1,450	$426	$39	$10	$—	$2,181

Loans:
Ending balance	$53,081	$318,693	$172,452	$57,993	$3,505	$—	$605,724

Ending balance: individually evaluated for impairment	$23,503	$74,314	$29,983	$9,010	$—	$—	$136,810

Ending balance: collectively evaluated for impairment	$29,578	$244,379	$142,469	$48,983	$3,505	$—	$468,914

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

For the Year Ended December 31, 2012

	Land, Land Development and Real Estate Construction	Residential Real Estate	Commercial Real Estate	Commercial and Industrial	Other Loans	Unallocated	Total
Allowance for Loan Losses:
Balance at beginning of year	$4,081	$8,899	$3,033	$673	$25	$736	$17,447
Provision for loan losses	(2,000)	5,254	383	3,622	1	1,162	8,422
Recoveries	1,782	196	6	23	—	—	2,007
Chargeoffs	(1,124)	(6,923)	(583)	(4,165)	(11)	—	(12,806)

Ending Balance	$2,739	$7,426	$2,839	$153	$15	$1,898	$15,070

Ending balance: individually evaluated for impairment	$2,526	$2,234	$1,959	$76	$—	$—	$6,795

Ending balance: collectively evaluated for impairment	$213	$5,192	$880	$77	$15	$1,898	$8,275

Loans:
Ending balance	$91,776	$368,474	$201,740	$92,748	$3,505	$—	$758,243

Ending balance: individually evaluated for impairment	$52,968	$77,893	$37,224	$23,551	$—	$—	$191,636

Ending balance: collectively evaluated for impairment	$38,808	$290,581	$164,516	$69,197	$3,505	$—	$566,607

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Recorded investment in loan credit exposures by internally assigned grades and loan classes are as follows:

As of December 31, 2013

Credit Risk Profiled by Internally Assigned Grade by Loan Class	Pass	Special Mentioned	Substandard	Total
Land	$11,508	$341	$36,912	$48,761
Real estate construction	1,013	—	3,307	4,320
Commercial acquisition and development	—	—	—	—

Total land, land development and real estate construction	$12,521	$341	$40,219	$53,081

1-4 family first lien	$141,021	$2,118	$44,173	$187,312
1-4 family second lien	49,266	—	4,166	53,432
Multifamily	21,710	47,277	8,962	77,949

Total residential real estate	$211,997	$49,395	$57,301	$318,693

Commercial real estate term	$95,699	$23,946	$25,698	$145,343
Owner occupied commercial real estate	17,411	4,111	4,992	26,514
Other commercial real estate	—	—	595	595

Total commercial real estate	$113,110	$28,057	$31,285	$172,452

Commercial secured term	$21,974	$494	$19,114	$41,582
Commercial secured line	9,507	3,361	1,173	14,041
Commercial unsecured term	808	—	—	808
Commercial unsecured line	1,197	—	365	1,562

Total commercial and industrial	$33,486	$3,855	$20,652	$57,993

Auto and boat	$88	$—	$—	$88
Secured	607	—	—	607
Unsecured	2,795	—	15	2,810

Total other loans	$3,490	$—	$15	$3,505

Total Loans	$374,604	$81,648	$149,472	$605,724

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

As of December 31, 2012

Credit Risk Profiled by Internally Assigned Grade by Loan Class	Pass	Special Mentioned	Substandard	Total
Land	$22,297	$11,761	$49,926	$83,984
Real estate construction	943	—	6,201	7,144
Commercial acquisition and development	—	—	648	648

Total land, land development and real estate construction	$23,240	$11,761	$56,775	$91,776

1-4 family first lien	$178,243	$2,147	$43,877	$224,267
1-4 family second lien	57,915	—	2,819	60,734
Multifamily	23,438	24,640	35,395	83,473

Total residential real estate	$259,596	$26,787	$82,091	$368,474

Commercial real estate term	$114,222	$20,803	$33,204	$168,229
Owner occupied commercial real estate	20,265	2,158	7,292	29,715
Other commercial real estate	3,186	—	610	3,796

Total commercial real estate	$137,673	$22,961	$41,106	$201,740

Commercial secured term	$29,170	$5,597	$31,728	$66,495
Commercial secured line	22,700	1,606	70	24,376
Commercial unsecured term	689	—	—	689
Commercial unsecured line	824	—	364	1,188

Total commercial and industrial	$53,383	$7,203	$32,162	$92,748

Auto and boat	$147	$—	$—	$147
Secured	556	—	—	556
Unsecured	2,802	—	—	2,802

Total other loans	$3,505	$—	$—	$3,505

Total Loans	$477,397	$68,712	$212,134	$758,243

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Recorded investment in performing and nonperforming loans based on payment activity by loan classes are as follows:

As of December 31, 2013

Credit Risk Profile by Payment Activity	Performing	Nonperforming	Total
Land	$36,305	$12,456	$48,761
Real estate construction	1,013	3,307	4,320
Commercial acquisition and development	—	—	—

Total land, land development and real estate construction	$37,318	$15,763	$53,081

1-4 family first lien	$165,565	$21,747	$187,312
1-4 family second lien	50,551	2,881	53,432
Multifamily	74,533	3,416	77,949

Total residential real estate	$290,649	$28,044	$318,693

Commercial real estate term	$135,075	$10,268	$145,343
Owner occupied commercial real estate	24,967	1,547	26,514
Other commercial real estate	595	—	595

Total commercial real estate	$160,637	$11,815	$172,452

Commercial secured term	$40,691	$891	$41,582
Commercial secured line	14,041	—	14,041
Commercial unsecured term	808	—	808
Commercial unsecured line	1,562	—	1,562

Total commercial and industrial	$57,102	$891	$57,993

Auto and boat	$88	$—	$88
Secured	607	—	607
Unsecured	2,795	15	2,810

Total other loans	$3,490	$15	$3,505

Total Loans	$549,196	$56,528	$605,724

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

As of December 31, 2012

Credit Risk Profile by Payment Activity	Performing	Nonperforming	Total
Land	$39,859	$44,125	$83,984
Real estate construction	943	6,201	7,144
Commercial acquisition and development	—	648	648

Total land, land development and real estate construction	$40,802	$50,974	$91,776

1-4 family first lien	$198,865	$25,402	$224,267
1-4 family second lien	57,915	2,819	60,734
Multifamily	78,704	4,769	83,473

Total residential real estate	$335,484	$32,990	$368,474

Commercial real estate term	$159,116	$9,113	$168,229
Owner occupied commercial real estate	29,715	—	29,715
Other commercial real estate	3,796	—	3,796

Total commercial real estate	$192,627	$9,113	$201,740

Commercial secured term	$50,447	$16,048	$66,495
Commercial secured line	24,376	—	24,376
Commercial unsecured term	689	—	689
Commercial unsecured line	1,188	—	1,188

Total commercial and industrial	$76,700	$16,048	$92,748

Auto and boat	$147	$—	$147
Secured	556	—	556
Unsecured	2,802	—	2,802

Total other loans	$3,505	$—	$3,505

Total Loans	$649,118	$109,125	$758,243

Nonperforming loans also include certain loans that have stopped paying under modified terms where economic concessions have been granted to borrowers who have experienced financial difficulties.

Payment activity is reviewed by management on a monthly basis to determine how loans are performing. Loans are considered to be nonperforming when the loan is greater than 90 days delinquent or when management determines that all amounts due under the terms of the loan note will not be collected, whichever occurs first.

Nonperforming loans represented 9.33% and 14.4% of total loans as of December 31, 2013 and 2012, respectively.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Recorded investment in nonaccrual loans by loan classes are as follows:

	As of December 31,
Nonaccrual Loans by Loan Class	2013	2012
Land	$12,456	$44,125
Real estate construction	3,307	6,201
Commercial acquisition and development	—	648

Total land, land development and real estate construction	$15,763	$50,974

1-4 family first lien	$21,747	$25,402
1-4 family second lien	2,881	2,819
Multifamily	3,416	4,769

Total residential real estate	$28,044	$32,990

Commercial real estate term	$10,268	$9,113
Owner occupied commercial real estate	1,547	—
Other commercial real estate	—	—

Total commercial real estate	$11,815	$9,113

Commercial secured term	$891	$16,048
Commercial secured line	—	—
Commercial unsecured term	—	—
Commercial unsecured line	—	—

Total commercial and industrial	$891	$16,048

Auto and boat	$—	$—
Secured	—	—
Unsecured	15	—

Total other loans	$15	$—

Total Loans	$56,528	$109,125

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following table includes an aging analysis of the recorded investment of past due loans as of December 31, 2013 and 2012. Also, included are loans that are 90 days or more past due as to interest and principal and still accruing:

As of December 31, 2013

Age Analysis of Past Due Loans by Loan Class	30-90 Days Past Due	Over 90 Days	Total Past Due	Current	Total Loans	Loans>90 Days and Accruing
Land	$—	$12,456	$12,456	$36,305	$48,761	$—
Real estate construction	—	3,307	3,307	1,013	4,320	—
Commercial acquisition and development	—	—	—	—	—	—

Total land, land development and real estate construction	$—	$15,763	$15,763	$37,318	$53,081	$—

1-4 family first lien	$3,390	$20,533	$23,923	$163,389	$187,312	$—
1-4 family second lien	442	2,690	3,132	50,300	53,432	—
Multifamily	334	3,191	3,525	74,424	77,949	—

Total residential real estate	$4,166	$26,414	$30,580	$288,113	$318,693	$—

Commercial real estate term	$1,040	$10,268	$11,308	$134,035	$145,343	$—
Owner occupied commercial real estate	—	1,547	1,547	24,967	26,514	—
Other commercial real estate	117	—	117	478	595	—

Total commercial real estate	$1,157	$11,815	$12,972	$159,480	$172,452	$—

Commercial secured term	$8,953	$891	$9,844	$31,738	$41,582	$—
Commercial secured line	—	—	—	14,041	14,041	—
Commercial unsecured term	—	—	—	808	808	—
Commercial unsecured line	—	—	—	1,562	1,562	—

Total commercial and industrial	$8,953	$891	$9,844	$48,149	$57,993	$—

Auto and boat	$—	$—	$—	$88	$88	$—
Secured	—	—	—	607	607	—
Unsecured	—	15	15	2,795	2,810	—

Total other loans	$—	$15	$15	$3,490	$3,505	$—

Total Loans	$14,276	$54,898	$69,174	$536,550	$605,724	$—

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

As of December 31, 2012

Age Analysis of Past Due Loans by Loan Class	30-90 Days Past Due	Over 90 Days	Total Past Due	Current	Total Loans	Loans>90 Days and Accruing
Land	$—	$36,379	$36,379	$47,605	$83,984	$—
Real estate construction	—	3,908	3,908	3,236	7,144	—
Commercial acquisition and development	—	648	648	—	648	—

Total land, land development and real estate construction	$—	$40,935	$40,935	$50,841	$91,776	$—

1-4 family first lien	$6,687	$22,797	$29,484	$194,783	$224,267	$—
1-4 family second lien	1,953	2,803	4,756	55,978	60,734	—
Multifamily	4,106	1,545	5,651	77,822	83,473	—

Total residential real estate	$12,746	$27,145	$39,891	$328,583	$368,474	$—

Commercial real estate term	$5,669	$5,932	$11,601	$156,628	$168,229	$—
Owner occupied commercial real estate	6,941	—	6,941	22,774	29,715	—
Other commercial real estate	—	—	—	3,796	3,796	—

Total commercial real estate	$12,610	$5,932	$18,542	$183,198	$201,740	$—

Commercial secured term	$13,572	$—	$13,572	$52,923	$66,495	$—
Commercial secured line	—	—	—	24,376	24,376	—
Commercial unsecured term	—	—	—	689	689	—
Commercial unsecured line	—	—	—	1,188	1,188	—

Total commercial and industrial	$13,572	$—	$13,572	$79,176	$92,748	$—

Auto and boat	$—	$—	$—	$147	$147	$—
Secured	—	—	—	556	556	—
Unsecured	—	—	—	2,802	2,802	—

Total other loans	$—	$—	$—	$3,505	$3,505	$—

Total Loans	$38,928	$74,012	$112,940	$645,303	$758,243	$—

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following table includes the recorded investment and unpaid principal balances for impaired loans with the associated allowance amount, if applicable. Management determined the specific valuation allowance based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, except when the remaining source of repayment for the loan is the operation or liquidation of the collateral. In those cases, the current fair value of the collateral (less selling costs, if liquidation) was used to determine the specific valuation allowance recorded.

Also presented are the average recorded investments in the impaired loans and the related amount of interest recognized during the time within the period that the impaired loans were impaired. The average balances are calculated based on the month-end balances of the financing receivables of the period reported.

As of and for the Year December 31, 2013

Impaired Loans by Class	Recorded Investment	Unpaid Principal Balance	Valuation Allowance	Average Recorded Investment	Interest Income Recognized	Interest Income Recognized on a Cash Basis
With No Specific Allowance Recorded:
Land	$10,061	$10,147	$—	$24,697	$341	$—
Real estate construction	3,307	3,307	—	3,488	—	—
Commercial acquisition and development	—	—	—	—	—	—

Total land, land development and real estate construction	$13,368	$13,454	$—	$28,185	$341	$—

1-4 family first lien	$22,322	$22,279	$—	$22,598	$135	$—
1-4 family second lien	2,634	2,614	—	2,611	43	—
Multifamily	28,824	28,758	—	31,150	1,077	—

Total residential real estate	$53,780	$53,651	$—	$56,359	$1,255	$—

Commercial real estate term	$16,621	$16,601	$—	$18,586	$565	$—
Owner occupied commercial real estate	1,547	1,548	—	1,639	64	—
Other commercial real estate	478	477	—	482	16	—

Total commercial real estate	$18,646	$18,626	$—	$20,707	$645	$—

Commercial secured term	$6,890	$6,870	$—	$17,738	$227	$—
Commercial secured line	—	—	—	—	—	—
Commercial unsecured term	—	—	—	—	—	—
Commercial unsecured line	—	—	—	—	—	—

Total commercial and industrial	$6,890	$6,870	$—	$17,738	$227	$—

Auto and boat	$—	$—	$—	$—	$—	$—
Secured	—	—	—	—	—	—
Unsecured	—	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—	$—

Total Loans	$92,684	$92,601	$—	$122,989	$2,468	$—

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

As of and for the Year December 31, 2013

Impaired Loans by Class	Recorded Investment	Unpaid Principal Balance	Valuation Allowance	Average Recorded Investment	Interest Income Recognized	Interest Income Recognized on a Cash Basis
With Specific Allowance Recorded:
Land	$10,135	$10,134	$1,830	$10,258	$13	$—
Real estate construction	—	—	—	—	—	—
Commercial acquisition and development	—	—	—	—	—	—

Total land, land development and real estate construction	$10,135	$10,134	$1,830	$10,258	$13	$—

1-4 family first lien	$8,760	$8,733	$1,095	$8,480	$305	$—
1-4 family second lien	78	78	73	79	4	—
Multifamily	11,696	11,696	1,248	11,816	530	—

Total residential real estate	$20,534	$20,507	$2,416	$20,375	$839	$—

Commercial real estate term	$8,938	$8,934	$1,341	$9,466	$230	$—
Owner occupied commercial real estate	2,399	2,394	302	2,415	79	—
Other commercial real estate	—	—	—	—	—	—

Total commercial real estate	$11,337	$11,328	$1,643	$11,881	$309	$—

Commercial secured term	$1,755	$1,746	$62	$1,761	$109	$—
Commercial secured line	—	—	—	—	—	—
Commercial unsecured term	—	—	—	—	—	—
Commercial unsecured line	365	363	363	—	—	—

Total commercial and industrial	$2,120	$2,109	$425	$1,761	$109	$—

Auto and boat	$—	$—	$—	$—	$—	$—
Secured	—	—	—	—	—	—
Unsecured	—	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—	$—

Total Loans	$44,126	$44,078	$6,314	$44,275	$1,270	$—

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

As of and for the Year December 31, 2013

Impaired Loans by Class	Recorded Investment	Unpaid Principal Balance	Valuation Allowance	Average Recorded Investment	Interest Income Recognized	Interest Income Recognized on a Cash Basis
Total Loans:
Land	$20,196	$20,281	$1,830	$34,955	$354	$—
Real estate construction	3,307	3,307	—	3,488	—	—
Commercial acquisition and development	—	—	—	—	—	—

Total land, land development and real estate construction	$23,503	$23,588	$1,830	$38,443	$354	$—

1-4 family first lien	$31,082	$31,012	$1,095	$31,078	$440	$—
1-4 family second lien	2,712	2,692	73	2,690	47	—
Multifamily	40,520	40,454	1,248	42,966	1,607	—

Total residential real estate	$74,314	$74,158	$2,416	$76,734	$2,094	$—

Commercial real estate term	$25,559	$25,535	$1,341	$28,052	$795	$—
Owner occupied commercial real estate	3,946	3,942	302	4,054	143	—
Other commercial real estate	478	477	—	482	16	—

Total commercial real estate	$29,983	$29,954	$1,643	$32,588	$954	$—

Commercial secured term	$8,645	$8,616	$62	$19,499	$336	$—
Commercial secured line	—	—	—	—	—	—
Commercial unsecured term	—	—	—	—	—	—
Commercial unsecured line	365	363	363	—	—	—

Total commercial and industrial	$9,010	$8,979	$425	$19,499	$336	$—

Auto and boat	$—	$—	$—	$—	$—	$—
Secured	—	—	—	—	—	—
Unsecured	—	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—	$—

Total Loans	$136,810	$136,679	$6,314	$167,264	$3,738	$—

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

As of and for the Year December 31, 2012

Impaired Loans by Class	Recorded Investment	Unpaid Principal Balance	Valuation Allowance	Average Recorded Investment	Interest Income Recognized	Interest Income Recognized on a Cash Basis
With No Specific Allowance Recorded:
Land	$27,775	$27,768	$—	$39,927	$132	$—
Real estate construction	6,201	6,201	—	6,970	76	—
Commercial acquisition and development	648	648	—	661	—	—

Total land, land development and real estate construction	$34,624	$34,617	$—	$47,558	$208	$—

1-4 family first lien	$21,616	$21,606	$—	$26,820	$159	$—
1-4 family second lien	2,428	2,407	—	2,851	2	—
Multifamily	31,714	31,579	—	31,582	1,165	—

Total residential real estate	$55,758	$55,592	$—	$61,253	$1,326	$—

Commercial real estate term	$24,618	$24,580	$—	$26,292	$741	$82
Owner occupied commercial real estate	—	—	—	1,989	102	—
Other commercial real estate	488	486	—	833	16	16

Total commercial real estate	$25,106	$25,066	$—	$29,114	$859	$98

Commercial secured term	$21,766	$21,737	$—	$26,969	$370	$9
Commercial secured line	—	—	—	15	—	—
Commercial unsecured term	—	—	—	—	—	—
Commercial unsecured line	—	—	—	—	—	—

Total commercial and industrial	$21,766	$21,737	$—	$26,984	$370	$9

Auto and boat	$—	$—	$—	$—	$—	$—
Secured	—	—	—	—	—	—
Unsecured	—	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—	$—

Total Loans	$137,254	$137,012	$—	$164,909	$2,763	$107

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

As of and for the Year December 31, 2012

Impaired Loans by Class	Recorded Investment	Unpaid Principal Balance	Valuation Allowance	Average Recorded Investment	Interest Income Recognized	Interest Income Recognized on a Cash Basis
With Specific Allowance Recorded:
Land	$18,344	$18,344	$2,526	$18,591	$505	$—
Real estate construction	—	—	—	—	—	—
Commercial acquisition and development	—	—	—	—	—	—

Total land, land development and real estate construction	$18,344	$18,344	$2,526	$18,591	$505	$—

1-4 family first lien	$8,165	$8,131	$852	$7,706	$218	$—
1-4 family second lien	79	79	2	1,788	45	45
Multifamily	13,891	13,840	1,380	13,844	578	—

Total residential real estate	$22,135	$22,050	$2,234	$23,338	$841	$45

Commercial real estate term	$7,973	$7,976	$1,714	$5,467	$249	$—
Owner occupied commercial real estate	4,145	3,989	245	4,121	141	—
Other commercial real estate	—	—	—	—	—	—

Total commercial real estate	$12,118	$11,965	$1,959	$9,588	$390	$—

Commercial secured term	$1,785	$1,776	$76	$1,823	$116	$—
Commercial secured line	—	—	—	—	—	—
Commercial unsecured term	—	—	—	—	—	—
Commercial unsecured line	—	—	—	—	—	—

Total commercial and industrial	$1,785	$1,776	$76	$1,823	$116	$—

Auto and boat	$—	$—	$—	$—	$—	$—
Secured	—	—	—	—	—	—
Unsecured	—	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—	$—

Total Loans	$54,382	$54,135	$6,795	$53,340	$1,852	$45

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

As of and for the Year December 31, 2012

Impaired Loans by Class	Recorded Investment	Unpaid Principal Balance	Valuation Allowance	Average Recorded Investment	Interest Income Recognized	Interest Income Recognized on a Cash Basis
Total Loans:
Land	$46,119	$46,112	$2,526	$58,518	$637	$—
Real estate construction	6,201	6,201	—	6,970	76	—
Commercial acquisition and development	648	648	—	661	—	—

Total land, land development and real estate construction	$52,968	$52,961	$2,526	$66,149	$713	$—

1-4 family first lien	$29,781	$29,737	$852	$34,526	$377	$—
1-4 family second lien	2,507	2,486	2	4,639	47	45
Multifamily	45,605	45,419	1,380	45,426	1,743	—

Total residential real estate	$77,893	$77,642	$2,234	$84,591	$2,167	$45

Commercial real estate term	$32,591	$32,556	$1,714	$31,759	$990	$82
Owner occupied commercial real estate	4,145	3,989	245	6,110	243	—
Other commercial real estate	488	486	—	833	16	16

Total commercial real estate	$37,224	$37,031	$1,959	$38,702	$1,249	$98

Commercial secured term	$23,551	$23,513	$76	$28,792	$486	$9
Commercial secured line	—	—	—	15	—	—
Commercial unsecured term	—	—	—	—	—	—
Commercial unsecured line	—	—	—	—	—	—

Total commercial and industrial	$23,551	$23,513	$76	$28,807	$486	$9

Auto and boat	$—	$—	$—	$—	$—	$—
Secured	—	—	—	—	—	—
Unsecured	—	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—	$—

Total Loans	$191,636	$191,147	$6,795	$218,249	$4,615	$152

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following tables represent recorded investment in newly restructured loans, by type of modification, which occurred during the years ended December 31, 2013 and 2012:

Year ended December 31, 2013	Rate Modifications	Term Modifications	Interest Only Modifications	Payment Modifications	Combination Modifications	Total Modifications
Recorded Investment Prior to Modification
Land	$—	$—	$—	$—	$—	$—
Real estate construction	—	—	—	—	—	—
Commercial acquisition and development	—	—	—	—	—	—

Total land, land development and real estate construction	$—	$—	$—	$—	$—	$—

1-4 family first lien	$1,686	$—	$—	$—	$934	$2,620
1-4 family second lien	—	—	—	—	—	—
Multifamily	—	—	—	—	—	—

Total residential real estate	$1,686	$—	$—	$—	$934	$2,620

Commercial real estate term	$—	$—	$—	$—	$—	$—
Owner occupied commercial real estate	—	—	—	—	—	—
Other commercial real estate	—	—	—	—	—	—

Total commercial real estate	$—	$—	$—	$—	$—	$—

Commercial secured term	$—	$—	$323	$—	$—	$323
Commercial secured line	—	—	—	—	—	—
Commercial unsecured term	—	—	—	—	—	—
Commercial unsecured line	—	—	—	—	—	—

Total commercial and industrial	$—	$—	$323	$—	$—	$323

Auto and boat	$—	$—	$—	$—	$—	$—
Secured	—	—	—	—	—	—
Unsecured	—	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—	$—

Total Loans	$1,686	$—	$323	$—	$934	$2,943

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Year ended December 31, 2013	Rate Modifications	Term Modifications	Interest Only Modifications	Payment Modifications	Combination Modifications	Total Modifications
Recorded Investment After Modification
Land	$—	$—	$—	$—	$—	$—
Real estate construction	—	—	—	—	—	—
Commercial acquisition and development	—	—	—	—	—	—

Total land, land development and real estate construction	$—	$—	$—	$—	$—	$—

1-4 family first lien	$1,683	$—	$—	$—	$556	$2,239
1-4 family second lien	—	—	—	—	—	—
Multifamily	—	—	—	—	—	—

Total residential real estate	$1,683	$—	$—	$—	$556	$2,239

Commercial real estate term	$—	$—	$—	$—	$—	$—
Owner occupied commercial real estate	—	—	—	—	—	—
Other commercial real estate	—	—	—	—	—	—

Total commercial real estate	$—	$—	$—	$—	$—	$—

Commercial secured term	$—	$—	$317	$—	$—	$317
Commercial secured line	—	—	—	—	—	—
Commercial unsecured term	—	—	—	—	—	—
Commercial unsecured line	—	—	—	—	—	—

Total commercial and industrial	$—	$—	$317	$—	$—	$317

Auto and boat	$—	$—	$—	$—	$—	$—
Secured	—	—	—	—	—	—
Unsecured	—	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—	$—

Total Loans	$1,683	$—	$317	$—	$556	$2,556

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Year ended December 31, 2012	Rate Modifications	Term Modifications	Interest Only Modifications	Payment Modifications	Combination Modifications	Total Modifications
Recorded Investment Prior to Modification
Land	$—	$—	$—	$—	$—	$—
Real estate construction	—	—	—	—	—	—
Commercial acquisition and development	—	—	—	—	—	—

Total land, land development and real estate construction	$—	$—	$—	$—	$—	$—

1-4 family first lien	$572	$—	$—	$—	$458	$1,030
1-4 family second lien	—	—	—	—	103	103
Multifamily	—	—	—	—	3,315	3,315

Total residential real estate	$572	$—	$—	$—	$3,876	$4,448

Commercial real estate term	$264	$—	$—	$—	$10,019	$10,283
Owner occupied commercial real estate	—	—	—	—	—	—
Other commercial real estate	—	—	—	—	492	492

Total commercial real estate	$264	$—	$—	$—	$10,511	$10,775

Commercial secured term	$—	$—	$—	$—	$—	$—
Commercial secured line	—	—	—	—	—	—
Commercial unsecured term	—	—	—	—	—	—
Commercial unsecured line	—	—	—	—	—	—

Total commercial and industrial	$—	$—	$—	$—	$—	$—

Auto and boat	$—	$—	$—	$—	$—	$—
Secured	—	—	—	—	—	—
Unsecured	—	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—	$—

Total Loans	$836	$—	$—	$—	$14,387	$15,223

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Year ended December 31, 2012	Rate Modifications	Term Modifications	Interest Only Modifications	Payment Modifications	Combination Modifications	Total Modifications
Recorded Investment After Modification
Land	$—	$—	$—	$—	$—	$—
Real estate construction	—	—	—	—	—	—
Commercial acquisition and development	—	—	—	—	—	—

Total land, land development and real estate construction	$—	$—	$—	$—	$—	$—

1-4 family first lien	$536	$—	$—	$—	$455	$991
1-4 family second lien	—	—	—	—	103	103
Multifamily	—	—	—	—	3,280	3,280

Total residential real estate	$536	$—	$—	$—	$3,838	$4,374

Commercial real estate term	$264	$—	$—	$—	$9,998	$10,262
Owner occupied commercial real estate	—	—	—	—	—	—
Other commercial real estate	—	—	—	—	492	492

Total commercial real estate	$264	$—	$—	$—	$10,490	$10,754

Commercial secured term	$—	$—	$—	$—	$—	$—
Commercial secured line	—	—	—	—	—	—
Commercial unsecured term	—	—	—	—	—	—
Commercial unsecured line	—	—	—	—	—	—

Total commercial and industrial	$—	$—	$—	$—	$—	$—

Auto and boat	$—	$—	$—	$—	$—	$—
Secured	—	—	—	—	—	—
Unsecured	—	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—	$—

Total Loans	$800	$—	$—	$—	$14,328	$15,128

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following tables represent financing receivables modified as troubled debt restructurings and with a payment default, with the payment default occurring within 12 months of the restructure date, and the payment default occurring during the years ended December 31, 2013 and 2012:

Year ended December 31, 2013
	Rate Modifications	Term Modifications	Interest Only Modifications	Payment Modifications	Combination Modifications	Total Modifications
Land	$—	$—	$—	$—	$264	$264
Real estate construction	—	—	—	—	—	—
Commercial acquisition and development	—	—	—	—	—	—

Total land, land development and real estate construction	$—	$—	$—	$—	$264	$264

1-4 family first lien	$664	$—	$—	$—	$—	$664
1-4 family second lien	—	—	—	—	—	—
Multifamily	—	—	—	—	3,222	3,222

Total residential real estate	$664	$—	$—	$—	$3,222	$3,886

Commercial real estate term	$—	$2,195	$—	$—	$—	$2,195
Owner occupied commercial real estate	—	—	—	—	—	—
Other commercial real estate	—	—	—	—	—	—

Total commercial real estate	$—	$2,195	$—	$—	$—	$2,195

Commercial secured term	$—	$—	$—	$—	$—	$—
Commercial secured line	—	—	—	—	—	—
Commercial unsecured term	—	—	—	—	—	—
Commercial unsecured line	—	—	—	—	—	—

Total commercial and industrial	$—	$—	$—	$—	$—	$—

Auto and boat	$—	$—	$—	$—	$—	$—
Secured	—	—	—	—	—	—
Unsecured	—	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—	$—

Total Loans	$664	$2,195	$—	$—	$3,486	$6,345

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Year ended December 31, 2012
	Rate Modifications	Term Modifications	Interest Only Modifications	Payment Modifications	Combination Modifications	Total Modifications
Land	$—	$7,846	$—	$—	$13,817	$21,663
Real estate construction	—	—	—	—	—	—
Commercial acquisition and development	—	—	—	—	—	—

Total land, land development and real estate construction	$—	$7,846	$—	$—	$13,817	$21,663

1-4 family first lien	$677	$—	$—	$—	$1,981	$2,658
1-4 family second lien	—	—	—	—	120	120
Multifamily	—	—	—	—	1,545	1,545

Total residential real estate	$677	$—	$—	$—	$3,646	$4,323

Commercial real estate term	$264	$—	$—	$—	$9,671	$9,935
Owner occupied commercial real estate	—	—	—	—	—	—
Other commercial real estate	—	—	—	—	—	—

Total commercial real estate	$264	$—	$—	$—	$9,671	$9,935

Commercial secured term	$—	$—	$—	$—	$—	$—
Commercial secured line	—	—	—	—	—	—
Commercial unsecured term	—	—	—	—	—	—
Commercial unsecured line	—	—	—	—	—	—

Total commercial and industrial	$—	$—	$—	$—	$—	$—

Auto and boat	$—	$—	$—	$—	$—	$—
Secured	—	—	—	—	—	—
Unsecured	—	—	—	—	—	—

Total other loans	$—	$—	$—	$—	$—	$—

Total Loans	$941	$7,846	$—	$—	$27,134	$35,921

No additional funds were committed at December 31, 2013 and December 31, 2012.

The Bank services a pool of loans for the benefit of others. Those loans serviced are not included in the accompanying consolidated balance sheets. The total unpaid principal balances of loans serviced for the benefit of others were approximately $3.8 million and $3.9 million at December 31, 2013 and 2012, respectively.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 5. PROPERTY AND EQUIPMENT, NET

Property and equipment, net, are summarized as follows at December 31:

	2013	2012
Land	$—	$6,700
Building and improvements	—	21,547
Furniture, fixtures and equipment	6,803	6,757
Computer hardware and software	4,161	4,235
Leasehold improvements	7,624	7,619
Construction in progress	259	518

	18,847	47,376
Less accumulated depreciation and amortization	(15,806)	(16,933)

Property and equipment, net	$3,041	$30,443

Depreciation and amortization of property and equipment amounted to $2.2 million and $2.4 million for the years ended December 31, 2013 and 2012, respectively.

In 2009, the Bank acquired an office building through a federal bankruptcy court approved sale. It was the Bank’s intent to use a portion of the property for future needs of the Bank and lease the remaining space to third parties. The facility at that time was recorded in Property and Equipment, net, at the lower of cost or fair value under the categories of land and building and improvements, which was depreciated over 30 years or less. As discussed in NOTE 20, “Subsequent Event,” the Bank was merged with and into another bank with the other bank as survivor. Management of the surviving bank has made a decision to dispose of the facility. Consequently, the Bank recorded an impairment loss of approximately $14.1 million for the year ended December 31, 2013, which represents the estimated excess of the carrying value of the assets over their fair value, less costs to sell. The impairment loss is recorded as a separate line item (“Fair value adjustment—property held for sale”) in the accompanying Consolidated Statements of Operations. The carrying values of the assets that are held for sale total approximately $13.5 million and are separately presented in the accompanying Consolidated Balance Sheets in the caption “Property held for sale”. These assets will no longer be depreciated.

NOTE 6. OTHER REAL ESTATE OWNED, NET

The Bank’s inventory of other real estate owned, net, by property type, is listed below:

	Number of Properties	December 31, 2013	Number of Properties	December 31, 2012
Land	12	$41,564	10	$21,782
Residential	32	3,681	40	5,326
Commercial	3	6,006	5	6,466

Balance at end of year	47	$51,251	55	$33,574

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 6. OTHER REAL ESTATE OWNED, NET (CONTINUED)

Other real estate owned, net, is presented net of an allowance for losses. An analysis of the allowance for losses is as follows:

	Years Ended December 31,
	2013	2012
Balance at beginning of year	$5,161	$3,903
(Reversal of) provision for losses	(2,611)	1,952
Charge-offs	(1,702)	(694)

Balance at end of year	$848	$5,161

Expenses applicable to other real estate owned, net, include the following:

	Years Ended December 31,
	2013	2012
Net (gain) loss on sales	$(1,732)	$(869)
(Reversal of) provision for losses	(2,611)	1,952
Operating expenses, net of rental income	3,802	1,516

	$(541)	$2,599

NOTE 7. DEPOSITS

At December 31, 2013, the scheduled maturities of time deposits are as follows:

2014	$337,405
2015	99,782
2016	9,098
2017	1,295
2018	1,161

$448,741

NOTE 8. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Maturity and interest rates on outstanding securities sold under agreements to repurchase was as follows as of December 31:

	2013		2012
	Amount	Range of Interest Rates	Amount	Range of Interest Rates
Fixed rate agreements maturing:
2013	$—	—	$1,060	0.10%
2014	998	0.10%	—	—
2017	72,500	4.05%-4.35%	72,500	4.05%-4.35%

Total agreements to repurchase	$73,498		$73,560

Weighted-average interest rate on outstandings at year end	4.18%		4.18%

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 8. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE (CONTINUED)

At December 31, 2013 and 2012, investment securities with a fair value of $86.4 million were pledged as collateral to secure these agreements.

At December 31, 2013 and 2012, the Bank had available a $65.0 million securities sold under agreement to repurchase facility line with a correspondent bank. This facility line can be terminated by either party at any time. There was no outstanding balance on this line at December 31, 2013 and 2012.

NOTE 9. FEDERAL HOME LOAN BANK ADVANCES

Maturities and interest rates of FHLB advances consisted of the following, at December 31:

	2013		2012
	Amount	Range of Interest Rates	Amount	Range of Interest Rates
Fixed rate advances maturing:
2014	$10,000	5.02%	$10,000	5.02%

Total FHLB advances	$10,000		$10,000

Weighted average interest rate on outstandings at year end		5.02%		5.02%

At December 31, 2013, securities with a fair value of $11.4 million and FHLB stock of $450 thousand were pledged as collateral to secure these advances from the FHLB. At December 31, 2012, securities with a fair value of $12.3 million and FHLB stock of $450 thousand were pledged as collateral.

The Bank has a credit facility with the FHLB, which allows FHLB advances of up to 15% of total assets to fund loan originations and investment purchases. The advances can be either fixed or adjustable rate, available for terms of up to 10 years and requires the Bank to pledge sufficient amounts of qualifying collateral. The total amount that the Bank could borrow for years ended December 31, 2013 and 2012 was $148.9 million and $172.0 million, respectively. The remaining availability on the credit facility with the FHLB for the years ended December 31, 2013 and 2012 was $138.9 million and $162.0 million, respectively.

NOTE 10. INCOME TAXES

A reconciliation of the expected income tax benefit at the statutory federal income tax rate of 34% to the Bank’s actual income tax benefit is as follows for the years ended December 31:

	2013		2012
	Amount	Percent of Pre-Tax Loss	Amount	Percent of Pre-Tax Loss
Income tax benefit at federal statutory rate	$(7,374)	34.0%	$(2,476)	34.0%
(Decrease) increase in income taxes resulting from:
State income tax benefit, net of federal benefit	(787)	3.6%	(264)	3.6%
Change in valuation allowance for deferred tax assets	7,951	(36.7)%	2,521	(34.6)%
Stock option expense	186	(0.8)%	199	(2.7)%
Other, net	24	(0.1)%	20	(0.3)%

Total income tax benefit and effective tax rate	$—	—%	$—	—%

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 10. INCOME TAXES (CONTINUED)

The components of the net deferred tax liability are as follows at December 31:

	2013	2012
Deferred tax assets:
Allowance for loan losses	$3,197	$5,671
Non-accrual interest	3,101	2,838
Deferred rent expense	349	389
Net operating loss and credit carryforward	37,171	32,722
Other real estate owned	4,715	4,274
Property held for sale	5,528	210
Depreciation	761	677
Other	284	164
Valuation allowance	(54,579)	(46,628)

	527	317
Deferred tax liabilities:
Net unrealized holding gains on securities available for sale	—	(949)
Deferred loan cost	(174)	(132)
Deferred rental income	(353)	(185)

	(527)	(1,266)

Deferred tax liability, net	$—	$(949)

The Bank has approximately $97.0 million of Federal and approximately $115.8 million of State net operating loss carryforwards which expire beginning in 2028 through 2033. The utilization of these net operating loss carryforwards is limited to the Bank’s future taxable earnings and may be subject to limitations due to the Bank undergoing an ownership change as defined in Internal Revenue Code Section 382; refer to NOTE 20, “Subsequent Event”.

The Bank periodically evaluates the need for a valuation allowance for its deferred tax asset. In 2013, due to the uncertain nature of the ultimate realization of the net deferred tax asset, the Bank placed a full valuation allowance against the benefits of the deferred tax asset. The valuation allowance decreased the income tax benefit by $8.0 million.

The U.S. Federal jurisdiction and Florida are the major tax jurisdictions where the Bank files income tax returns. The Bank is no longer subject to U.S. Federal or State examinations by tax authorities for years before 2010.

For the years ended December 31, 2013 and 2012, the Bank did not have any unrecognized tax benefits as a result of tax positions taken during a prior period or during the current period. No liability for unrecognized tax benefits was recorded. No interest or penalties have been recorded as a result of tax uncertainties.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 11. RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank has granted loans to employees, executive officers, principal shareholders, directors and their affiliates.

An analysis of the changes in the amounts of related party loans is as follows for the years ended December 31:

	2013	2012
Beginning balance	$5,862	$7,655
New loans	3,000	686
Repayments	(3,691)	(2,479)

Ending balance	$5,171	$5,862

Deposits from related parties held by the Bank were as follows at:

	Range of Interest Rate	Balance
December 31, 2013	0.00% to 0.95%	$8,997

December 31, 2012	0.05% to 0.95%	$7,498

Securities sold under agreements to repurchase to related parties were as follows at:

	Interest Rate	Balance
December 31, 2012	0.10%	$185

There were no securities sold under agreements to repurchase from related parties at December 31, 2013.

Interest earned and paid on related party transactions were as follows during:

	2013	2012
Interest earned on loans	$260	$279
Interest paid on deposits	$17	$18
Interest paid on securities sold under agreements to repurchase	$—	$—

Payments to vendors which are affiliated with related parties were as follows during:

	2013	2012
Vendor payments	$33	$28

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 12. STOCK OPTION PLANS

Employees of the Bank have options to purchase shares of the Bank’s common stock under an employee stock option plan (the “Plan”). Under the Plan, the total number of shares authorized is 2,335,981, of which 1,122,931 remain available. The Bank has also established a Directors’ Stock Option Plan (the “Directors’ Plan”) and authorized 226,519 shares of common stock for the Directors’ Plan, of which 209,019 remain available. The options granted to employees and directors vest twenty percent per year in years four, five, six, seven and eight following grant date and expire 10 years from the grant date.

The Bank estimates forfeitures taking into consideration the actual forfeitures over the past 24 months and projecting the average forfeiture through the life of the outstanding options. The projected forfeiture ratio is adjusted to actual forfeiture for the end of the year compensation expense calculation.

For the year ended December 31, 2013 and 2012, the Bank recognized compensation expense of $730 thousand and $834 thousand, respectively. The expense is reported within salaries and employee benefits expense in the accompanying consolidated statements of operations. The Bank recognized a tax benefit of $87 thousand and $115 thousand for years ended December 31, 2013 and 2012, respectively. However, in these two years the recognition of this benefit was offset by the valuation allowance on the Bank’s deferred tax asset.

As of December 31, 2013, unrecognized compensation cost related to unvested stock-based awards totaled $123 thousand. This cost is expected to be recognized over a weighted average period of approximately 1.41 years.

Cash flows resulting from excess tax benefits are to be classified as a part of cash flows from financing activities. Excess tax benefits are realized tax benefits from tax deductions of exercised options in excess of the deferred tax asset attributable to the compensation cost for such options. There were no options exercised at December 31, 2013 or 2012. Therefore, the Bank did not receive any cash payments or recognized any tax benefits from option exercises during 2013 or 2012.

The Bank calculates the fair value of each option award on the date of grant using the Black-Scholes option pricing model.

There were no stock options granted during the years ended December 31, 2013 or 2012.

The following table presents a summary of stock options:

	Aggregate Number of Shares	Price Range Per Option Share	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance at January 1, 2012	1,337,425	$10.00-16.00	$12.28	4.77 years
Forfeited—Unvested	(35,290)	10.00-16.00	11.98
Forfeited—Vested	(54,610)	10.00-16.00	11.94

Outstanding at December 31, 2012	1,247,525	$10.00-16.00	$12.30	3.51 years
Forfeited—Unvested	(4,615)	10.00-16.00	10.98
Forfeited—Vested	(12,360)	10.00-16.00	11.94

Outstanding at December 31, 2013	1,230,550	$10.00-16.00	$12.31	2.50 years	$—

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 12. STOCK OPTION PLANS (CONTINUED)

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the valuation of the Bank’s stock at December 31, 2013 and the exercise price, multiplied by the number of options considered in-the-money) that would have been received by the option holders had all option holders exercised their options on December 31, 2013.

A detail of options exercisable is as follows:

Options Exercisable	Aggregate Number of Shares	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term
Outstanding at December 31, 2013	1,119,050	$12.54	2.31 years
Outstanding at December 31, 2012	978,470	$12.35	3.13 years

Unvested stock options outstanding at December 31, 2013 are as follows:

	Aggregate Number of Shares	Weighted- Average Grant Date Fair Value
Balance at January 1, 2013	269,055	$3.83
Granted	—	$—
Vested	(152,940)	$5.44
Forfeited	(4,615)	$2.58

Outstanding at December 31, 2013	111,500	$1.67

Unvested stock options become exercisable as follows:

	Number of Options	Weighted-Average Exercise Price
Year Ending December 31,
2014	56,530	$10.01
2015	54,970	10.00

	111,500	$10.01

NOTE 13. EMPLOYEE BENEFIT PLAN

The Bank has a retirement savings plan (the “Retirement Plan”), a 401k plan, covering substantially all eligible employees. The Retirement Plan includes a provision that the employer may contribute to the accounts of eligible employees for whom a salary deferral is made. The Bank contributed $128 thousand and $142 thousand towards the Retirement Plan in 2013 and 2012, respectively.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 14. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include unused lines of credit and standby letters of credit.

Such commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of these instruments reflect the extent of involvement the Bank has in these financial instruments.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for unused lines of credit, and standby letters of credit is represented by the contractual amount of these commitments. The Bank uses the same credit policies in making these commitments as it does for on-balance-sheet instruments.

Unused lines of credit include real estate development, commercial, and consumer lines of credit to existing customers. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support private borrowing arrangements. Essentially all letters of credit issued have expirations dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Bank generally does not hold collateral to support these commitments. If the letter of credit is presented for payment, these commitments typically result in collateralized loans with a market interest rate. The fee collected upon the issuance of the letter of credit is recorded as a liability and amortized over the life of the letter of credit. This liability was $10 thousand and $19 thousand at December 31, 2013 and 2012, respectively.

A summary of the amounts of the Bank’s financial instruments with off-balance sheet risk is as follows at December 31:

	2013	2012
	Contract Amount	Contract Amount
Unused lines of credit	$21,600	$23,239

Standby letters of credit	$2,219	$2,194

NOTE 15. REGULATORY MATTERS

The Bank, as a state-chartered bank, is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 15. REGULATORY MATTERS (CONTINUED)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 capital (as defined in the regulations) to risk weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined).

On April 13, 2010, the Bank entered into a Consent Order agreement with the FDIC and the OFR to enhance certain aspects of the Bank’s operations. The Order required, among other things, that (i) the Bank maintain an 8% Tier 1 Capital ratio, a 12% Total Risk Based Capital ratio (ii) not pay dividends or bonuses without the prior consent of the FDIC and the OFR (iii) continue to ensure the adequacy of its allowance for loan and lease losses (iv) reduce the Bank’s reliance on non-core funding (v) reduce loans classified as substandard and doubtful in predetermined benchmark levels (vi) restrict additional loans to borrowers with loans currently past due (vii) develop and implement a written strategic business plan to improve the Bank’s earnings and liquidity and (viii) notify the FDIC and the OFR prior to undertaking asset growth of 10% or more per annum or initiating material changes in asset and liabilities. As of December 31, 2013, the Bank believes it is in compliance with most provisions of the Order; however, the Bank has not achieved compliance with provisions of the Order relating to capital maintenance and reduction in loans classified as substandard or doubtful, among others.

To be categorized as well capitalized, the Bank must maintain minimum Total risk-based, Tier I risk-based and Tier I leverage percentages as set forth in the following tables and not be under a regulatory order containing a capital requirement. At December 31, 2013, the Bank would be considered under-capitalized under current regulations and is not in compliance with the increased capital ratios mandated in the Order.

The Bank’s actual capital amounts and ratios are presented in the following table:

	Actual		Minimum For Capital Adequacy Purposes		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions		Minimum To Meet Consent Order
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2013:
Total risk-based capital (to risk-weighted assets)	$37,820	6.11%	$49,545	8.00%	$61,931	10.00%	$74,317	12.00%
Tier 1 capital (to risk-weighted assets)	30,069	4.86%	24,772	4.00%	37,159	6.00%
Tier 1 capital (to average total assets)	30,069	2.88%	41,806	4.00%	52,258	5.00%	83,613	8.00%

	Actual		Minimum For Capital Adequacy Purposes		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions		Minimum To Meet Consent Order
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2012:
Total risk-based capital (to risk-weighted assets)	$60,247	8.34%	$57,780	8.00%	$72,225	10.00%	$86,670	12.00%
Tier 1 capital (to risk-weighted assets)	51,144	7.08%	28,890	4.00%	43,335	6.00%
Tier 1 capital (to average total assets)	51,144	4.27%	47,856	4.00%	59,820	5.00%	95,712	8.00%

The Bank has agreed not to pay dividends without prior approval of the Bank’s regulatory agency.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 16. LOSS PER SHARE

Loss per share of common stock has been computed on the basis of the weighted-average number of shares of common stock outstanding. The Bank uses the treasury stock method for calculating stock option dilution on loss per share. For the years ended December 31, 2013 and 2012, outstanding stock options are not considered dilutive securities for purposes of calculating diluted loss per share. The following table presents the calculations of loss per share:

	Loss Numerator	Shares Denominator	Per Share Amount
As of December 31, 2013:
Basic Loss Per Share:
Net loss available to common stockholders	$(21,687)	13,112,500	$(1.65)

Diluted Loss Per Share:
Net loss available to common stockholders	$(21,687)	13,112,500	$(1.65)

As of December 31, 2012:
Basic Loss Per Share:
Net loss available to common stockholders	$(7,283)	13,112,500	$(0.56)

Diluted Loss Per Share:
Net loss available to common stockholders	$(7,283)	13,112,500	$(0.56)

NOTE 17. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Bank is obligated under non-cancellable operating leases for office space expiring at various dates through 2023. These leases contain escalation clauses providing for increased rent expense based on either a fixed rate or an increase in the average consumer price index. The Bank also leases business equipment with fixed payments during the life of the lease. Minimum rental payments are recognized on a straight-line basis over the term of the lease and are included in occupancy expense in the accompanying consolidated statements of operations. Rental expense for leases during 2013 and 2012 consisted of the following:

	2013	2012
Minimum lease payments	$3,317	$3,232
Contingent lease payments	806	878

	$4,123	$4,110

At December 31, 2013, future minimum rental commitments under these non-cancellable leases were approximately as follows:

Year Ending December 31,
2014	$3,063
2015	1,990
2016	1,469
2017	769
2018	428
2019 and thereafter	842

$8,561

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 17. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Operating Leases (continued)

In addition, rental revenue from subleases totaled $725 thousand and $694 thousand at December 31, 2013 and 2012, respectively. The future minimum rental revenue commitments on these subleases are approximately as follows:

Year Ending December 31,
2014	$668
2015	575
2016	142
2017	47
2018	8

$1,440

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are such matters that will have a material effect on the consolidated financial statements.

NOTE 18. STOCKHOLDERS’ EQUITY

The Bank is authorized to issue Class A and Class B common stock. The Class A and Class B common stock have equal rights and privileges, except that the holders of Class B common stock exclusively possess all voting power. Each holder of Class B common stock is entitled to one vote per share.

Class B common stock sold to employees during the fourth quarter 2005 stock offering maintained a restrictive legend, which required that the Class B common stock be converted to Class A common stock before the share of stock could be sold. During 2013, there were 17,334 shares of Class B common stock which were converted to Class A common stock as a result of this restriction. During 2012, there were 2,000 shares of Class B common stock which were converted to Class A common stock as a result of this restriction.

On January 16, 2013, the Bank’s Board of Directors adopted an amendment that restated the Bank’s Articles of Incorporation adjusting the Class A common stock and Class B common stock from a par value of $5 to a par value of $1. This adjustment to the par value was recognized with a corresponding change in additional paid-in capital of the Bank.

NOTE 19. FAIR VALUE OF ASSETS AND LIABILITIES

Determination of Fair Value

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic of the FASB Accounting Standards Codification (“ASC”), the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 19. FAIR VALUE OF ASSETS AND LIABILITIES (CONTINUED)

Determination of Fair Value (continued)

measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The recent fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Bank groups its financial assets and financial liabilities generally measured at fair value in three levels, based on markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1—Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2—Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3—Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 19. FAIR VALUE OF ASSETS AND LIABILITIES (CONTINUED)

Assets and Liabilities Measured at Fair Value on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

		Fair Value Measurement at Reporting Date Using
Description	12/31/2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)

U.S. government agency securities	$71,935	$—	$71,935	$—
U.S. government mortgage-backed securities	123,256	—	123,256	—
U.S. agency mortgage-backed securities	76,669	—	76,669	—
Mutual fund shares	1,930	1,930	—	—

Total	$273,790	$1,930	$271,860	$—

		Fair Value Measurement at Reporting Date Using
	12/31/2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Description
U.S. government agency securities	$33,063	$—	$33,063	$—
U.S. government mortgage-backed securities	225,015	—	225,015	—
U.S. agency mortgage-backed securities	28,037	—	28,037	—
Mutual fund shares	2,002	2,002	—	—

Total	$288,117	$2,002	$286,115	$—

Securities available for sale are fair valued on a recurring basis with the corresponding unrealized gains or losses recognized as a separate component within comprehensive loss. When available management uses quoted market prices to determine fair value of the financial instrument. Only the mutual fund shares are reported in Level 1. The remaining securities available for sale are reported as Level 2 as these securities, although traded in the secondary market, do not have a quoted market price. The Bank relies on the prices obtained from independent vendors in order to determine the current market price.

There were no liabilities measured at fair value on a recurring basis at December 31, 2013 and 2012.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 19. FAIR VALUE OF ASSETS AND LIABILITIES (CONTINUED)

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

Under certain circumstances the Bank makes adjustments to fair value for assets and liabilities although they are not measured at fair value on an ongoing basis. The following table presents the financial instruments carried on the consolidated balance sheets by level in the fair value hierarchy at December 31, 2013 and 2012, for which a nonrecurring change in fair value has been recorded:

		Fair Value Measurement at Reporting Date Using
Description	12/31/2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Impaired loans (collateral value)	$15,999	$—	$—	$15,999
Impaired loans (present value)	21,765	—	—	21,765
Property held for sale	13,455	—	—	13,455
Other real estate owned	13,825	—	—	13,825

Total	$65,044	$—	$—	$65,044

		Fair Value Measurement at Reporting Date Using
Description	12/31/2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Impaired loans (collateral value)	$24,517	$—	$—	$24,517
Impaired loans (present value)	22,823	—	—	22,823
Other real estate owned	25,712	—	—	25,712

Total	$73,052	$—	$—	$73,052

Fair values for loans which the Bank has identified as impaired are measured based on the present value of the expected future cash flows discounted at the loan’s effective interest rate. If the loan is collateral dependent, as a practical method, the loan may be measured based on the fair value of the loan or on the fair value of the underlying collateral. In accordance with the provisions of the loan impairment accounting guidance, individual loans at December 31, 2013 with a carrying amount of $44.1 million were written down to their face value of $37.8 million, with the resulting impairment charge of $6.3 million included in operations. In December 31, 2012, loans with a carrying amount of $54.1 million were written down to their face value of $47.3 million, with the resulting impairment charge of $6.8 million included in operations. The charge to operations is reported within the provision for loan losses in the accompanying consolidated statements of operations.

Collateral dependent loans and loans based on the present value of expected future cash flows discounted at the loan’s effective interest rate are classified in Level 3 of the fair value hierarchy as the valuation technique requires market inputs which are both significant and unobservable.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 19. FAIR VALUE OF ASSETS AND LIABILITIES (CONTINUED)

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis (continued)

Property held for sale is fair valued using one of the following criteria available to management; appraisals or internal valuation based on determined assumptions. The fair value of property held for sale is reported as Level 3.

Other real estate owned is fair valued using one of the following criteria available to management; appraisals, broker opinion, valuation websites or internal valuation based on determined assumptions. Initial valuation of the asset is made upon foreclosure at the fair value of the property less expected costs to sell. The fair valued properties held in other real estate owned are reported as Level 3.

There were no liabilities measured at fair value on a non-recurring basis at December 31, 2013 and 2012.

The estimated fair values, and related carrying or notional amounts, of the Bank’s financial instruments are as follows at December 31:

	2013
	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$44,494	$44,494
Investment securities available for sale	273,790	273,790
Loans, net	595,520	573,542
Restricted deposit -Federal Reserve Bank	3,000	3,000
Restricted securities -Federal Home Loan Bank stock	1,826	1,826
Accrued interest receivable	2,592	2,592
Advances to borrowers for taxes and insurance, net	347	347

Financial liabilities:
Deposits	887,964	889,821
Securities sold under agreements to repurchase	73,498	81,936
Federal Home Loan Bank advances	10,000	10,236
Official checks	1,133	1,133
Accrued interest payable	626	626

Off-balance sheet credit related financial instruments:
Standby letters of credit	—	10

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 19. FAIR VALUE OF ASSETS AND LIABILITIES (CONTINUED)

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis (continued)

	2012
	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$42,221	$42,221
Investment securities available for sale	288,117	288,117
Loans, net	740,556	717,291
Restricted deposit -Federal Reserve Bank	3,000	3,000
Restricted securities -Federal Home Loan Bank stock	2,169	2,169
Accrued interest receivable	3,359	3,359
Advances to borrowers for taxes and insurance, net	1,252	1,252

Financial liabilities:
Deposits	1,003,771	1,005,711
Securities sold under agreements to repurchase	73,560	84,814
Federal Home Loan Bank advances	10,000	10,698
Official checks	280	280
Accrued interest payable	696	696

Off-balance sheet credit related financial instruments:
Standby letters of credit	—	19

The following methods and assumptions were used by the Bank in estimating fair value disclosures for financial instruments:

Cash, Due from Banks and Interest-Bearing Deposits in Other Banks—For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

Investment Securities—Fair values for securities available for sale are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans—For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain fixed-rate mortgage loans (e.g. one-to-four family residential), commercial real estate loans and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Restricted Deposit—Federal Reserve Bank—For this restricted deposit, the carrying amount is a reasonable estimate of fair value.

Federal Home Loan Bank Stock—Fair value of the Bank’s investment in Federal Home Loan Bank stock is based on its redemption value, which is its cost of $100 per share.

Accrued Interest Receivable—The carrying amount of accrued interest receivable approximates its fair value, as these are considered short term assets.

Advances to Borrowers for Taxes and Insurance, net—The carrying amount of these advances approximates its fair value as these are considered short term assets.

GREAT FLORIDA BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(Dollars in Thousands, Except Share and Per Share Amounts)

NOTE 19. FAIR VALUE OF ASSETS AND LIABILITIES (CONTINUED)

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis (continued)

Deposits—Fair value of demand deposits, money market and savings accounts is the amount payable on demand (carrying amount) at the reporting date. The carrying amounts of variable-rate, fixed term certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Borrowed Funds—Carrying amounts of FHLB advances and securities sold under agreements to repurchase maturing within ninety days approximate their fair values. Fair values of other long-term borrowings are estimated using discounted cash flow analysis based on the Bank’s current incremental borrowing rates for similar types of borrowing arrangements.

Official Checks—Fair value of the official checks, which is the redemption value of the instrument, is equal to the carrying value.

Accrued Interest Payable—The carrying amount of accrued interest payable approximates fair value, as these are considered short term liabilities.

Advances from Borrowers for Taxes and Insurance, net—The carrying amount of these advances approximates its fair value as these are considered short term liabilities.

Off-Balance Sheet Credit Related Financial Instruments—The fair value of these instruments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties.

NOTE 20. SUBSEQUENT EVENT

On September 13, 2013, the Bank’s stockholders approved an Agreement and Plan of Merger, dated July 16, 2013 (the “Merger Agreement”), by and among the Bank and Florida Community Bank, N.A. (“FCB”). The Merger Agreement provides for the acquisition of the Bank by FCB by merging the Bank with and into FCB, with FCB as the surviving bank. The acquisition closed on January 31, 2014. The Merger Agreement provided that each outstanding share of the Bank’s common stock (whether Class A Common Stock or Class B Common Stock) will be converted into the right to receive from FCB a cash payment of $3.24. The total cash payment to the Bank’s stockholders was approximately $42.5 million.

29,457,888 Shares

FCB Financial Holdings, Inc.

Class A Common Stock

Prospectus

[                    ], 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be paid by us in connection with the distribution of the shares of Class A Common Stock being registered hereby.

Securities and Exchange Commission registration fee	$78,250
Accounting fees and expenses	$50,000
Legal fees and expenses	$50,000
Printing fees and expenses	$20,000
Miscellaneous expenses	$10,000

Total	$208,250

Item 14.	Indemnification of Directors and Officers

Delaware General Corporation Law

The General Corporation Law of the State of Delaware (DGCL) at Section 102(b)(7) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

The DGCL, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith, or lack of a reasonable belief that one’s actions are in or not opposed to the best interest of the corporation, or with respect to any criminal action or proceeding, lack of reasonable cause to believe one’s conduct was unlawful is not presumed from the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or nolo contendere plea or its equivalent. In addition, the indemnification of expenses (including attorneys’ fees) is allowed in derivative actions, except no indemnification is allowed in respect of any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise in defense of any of the above described actions or proceedings, he shall be indemnified against expenses (including attorneys’ fees). The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the board of directors of the corporation by a majority vote of a quorum consisting of directors not party to such an action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay. A corporation may purchase indemnity insurance.

Certificate of Incorporation

The certificate of incorporation of FCB Financial Holdings, Inc., or the Company, provides that the Company, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, shall indemnify each person who is or was an officer or director of the Company and each person who serves or served as an officer or director of any other corporation, partnership, joint venture, trust or other enterprise at the request of the Company and may indemnify any and all other persons whom it shall have power to indemnify under said section, each, an authorized representative, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Our certificate of incorporation further provides that a director, officer or other authorized representative of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, officer or other authorized representative, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined.

Expenses actually and reasonably incurred by any person indemnified under our certificate of incorporation in defending a third party proceeding or corporate proceeding shall be paid by the Company in advance of the final disposition of such third party proceeding or corporate proceeding and within 30 days of receipt by the secretary of the Company, if required by law, of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in the certificate of incorporation. Any person receiving indemnification payments shall reimburse the Company for such indemnification payments to the extent that such person also receives payments under an insurance policy in respect of such matter.

Our certificate of incorporation provides that the Company will use commercially reasonable efforts to purchase and maintain directors’ and officers’ liability insurance (or its equivalent) for the Company and its subsidiaries with financially responsible insurers in such amounts and against such losses and risks as are customary for the business conducted by the Company and its subsidiaries. We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers which could include liabilities under the Securities Act of 1933, as amended, or Securities Act, or the Securities Exchange Act of 1934, as amended, or Exchange Act.

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our certificate of incorporation against any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and counsel fees and disbursements. The indemnification agreements will provide for the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities

No shares of common stock have been issued within the past three years pursuant to the exercise of stock options under the Company’s equity compensation plans and no shares of common stock have been issued within the past three years pursuant to the exercise of outstanding warrants to purchase shares of the Company’s common stock.

In the three years preceding the filing of this registration statement, we have sold and issued the following unregistered securities in reliance on Section 4(2) of the Securities Act:

On May 21, 2012, 3,556,592 of Class A Common Stock were exchanged for 3,556,592 shares of Class B Common Stock, all of which were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act.

Issuances Pursuant to the 2009 Option Plan and 2013 Stock Incentive Plan

In the three years preceding the filing of this registration statement, we have granted the following options to certain directors, officers and employees of the Company pursuant to the Bond Street Holdings LLC 2009 Option Plan, as amended (the “2009 Plan”), and the 2013 Stock Incentive Plan (the “2013 Plan”), all of which were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to a compensatory benefit plan approved by our Board of Directors:

On January 10, 2011, we granted options to purchase an aggregate of 1,345,902 shares of Class A Common Stock at an exercise price of $21.00 per share under the 2009 Plan.

On March 8, 2012, we granted options to purchase an aggregate of 625,000 shares of Class A Common Stock at an exercise price of $20.62 per share under the 2009 Plan.

On July 6, 2012, we granted options to purchase an aggregate of 50,000 shares of Class A Common Stock at an exercise price of $19.64 per share under the 2009 Plan.

On January 17, 2013, we granted options to purchase an aggregate of 158,500 shares of Class A Common Stock at an exercise price of $19.25 per share under the 2009 Plan.

On March 22, 2013, we granted options to purchase an aggregate of 35,000 shares of Class A Common Stock at an exercise price of $19.75 per share under the 2009 Plan.

On October 15, 2013, we granted options to purchase an aggregate of 152,000 shares of Class A Common Stock at an exercise price of $19.75 per share under the 2009 Plan.

On November 19, 2013, we granted options to purchase an aggregate of 94,999 shares of Class A Common Stock at an exercise price of $19.75 per share under the 2009 Plan.

On December 23, 2013, we granted options to purchase an aggregate of 2,173,000 shares of Class A Common Stock at an exercise price of $19.75 per share under the 2013 Plan.

On December 23, 2013, we granted an aggregate of 500,000 restricted stock units exercisable for shares of Class A Common Stock with a fair value of $19.75 per share under the 2013 Plan.

On September 30, 2014, we granted options to purchase an aggregate of 391,500 shares of Class A Common Stock at an exercise price of $22.69 per share under the 2009 plan.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed herewith:

2.1	Agreement and Plan of Merger by and between Florida Community Bank, N.A. and Great Florida Bank, dated as of July 16, 2013 (incorporated by reference to Exhibit 2.1 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 14, 2014 (Registration No. 333-196935)).

3.3	Bylaws, as amended (incorporated by reference to Exhibit 3.3 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 14, 2014 (Registration No. 333-196935)).

4.2	Registration Rights Agreement, dated November 12, 2009, by and among Bond Street Holdings LLC, Bond Street Investors LLC and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 4.3 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

4.3	Form of Registration Rights Agreement, dated as of August 13, 2010, by and among Bond Street Holdings LLC and the other signatories thereto (incorporated by reference to Exhibit 4.4 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

4.4	Amendment to Registration Rights Agreement, dated July 16, 2014, by and among FCB Financial Holdings, Inc., Bond Street Investors LLC and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 4.4 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

4.5	Form of Amendment to Registration Rights Agreement, dated as of July 16, 2014 by and among FCB Financial Holdings, Inc. and the other signatories thereto (incorporated by reference to Exhibit 4.5 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.†

10.1	2009 Stock Option Plan (incorporated by reference to Exhibit 10.1 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.2	2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.3	Form of Stock Option Grant Agreement (incorporated by reference to Exhibit 10.3 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.4	Form of 2009 Warrant Agreement, as amended (incorporated by reference to Exhibit 10.4 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

10.5	Form of RSU Agreement (incorporated by reference to Exhibit 10.5 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

10.6	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.19 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

10.7	Amended and Restated Employment Agreement, dated as of January 10, 2011, between the Bank and Kent Ellert (incorporated by reference to Exhibit 10.4 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.8	First Amendment to Amended and Restated Employment Agreement, dated January 25, 2013, between the Bank and Kent Ellert (incorporated by reference to Exhibit 10.5 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.9	Second Amendment to Amended and Restated Employment Agreement, dated October 11, 2013, between the Bank and Kent Ellert (incorporated by reference to Exhibit 10.6 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.10	Employment Agreement, dated July 18, 2014, between the Bank and Kent Ellert (incorporated by reference to Exhibit 10.9 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

10.11	Employment Agreement, dated July 18, 2014, between the Bank and Vincent Tese (incorporated by reference to Exhibit 10.10 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

10.12	Employment Agreement, dated July 18, 2014, between the Bank and Les Lieberman (incorporated by reference to Exhibit 10.11 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

10.13	Purchase and Assumption Agreement, dated as of January 22, 2010, among FDIC, Receiver of Premier American Bank, Miami, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.7 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.14	Purchase and Assumption Agreement, dated as of January 29, 2010, among FDIC, Receiver of Florida Community Bank, Immokalee, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.8 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.15	Purchase and Assumption Agreement, dated as of June 25, 2010, among FDIC, Receiver of Peninsula Bank, Englewood, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.9 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.16	Purchase and Assumption Agreement, dated as of February 11, 2011, among FDIC, Receiver of Sunshine State Community Bank, Port Orange, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.10 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.17	Purchase and Assumption Agreement, dated as of April 29, 2011, among FDIC, Receiver of First National Bank of Central Florida, Winter Park, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.11 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.18	Purchase and Assumption Agreement, dated as of April 29, 2011, among FDIC, Receiver of Cortez Community Bank, Brooksville, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.12 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.19	Purchase and Assumption Agreement, dated as of May 6, 2011, among FDIC, Receiver of Coastal Bank, Cocoa Beach, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.13 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.20	Purchase and Assumption Agreement, dated as of July 15, 2011, among FDIC, Receiver of First Peoples Bank, Port St. Lucie, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.18 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.21	Equity Appreciation Agreement, dated as of January 22, 2010, between the Company and FDIC, Receiver of Premier American Bank, Miami, Florida (incorporated by reference to Exhibit 10.15 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.22	Equity Appreciation Agreement, dated as of January 29, 2010, between the Company and FDIC, Receiver of Florida Community Bank, Immokalee, Florida (incorporated by reference to Exhibit 10.16 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.23	FDIC Order, dated as of January 22, 2010 (incorporated by reference to Exhibit 10.17 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

23.1	Consent of Grant Thornton, LLP.†

23.2	Consent of Morrison, Brown, Argiz & Farra, LLC.†

23.3	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1).

24.1	Power of Attorney.†

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

†	Previously filed

(b)	Financial Statement Schedules

All schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions or are inapplicable and therefore have been omitted.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weston, State of Florida, on November 7, 2014.

FCB FINANCIAL HOLDINGS, INC.

By:	/s/ Kent S. Ellert
Kent S. Ellert Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Kent S. Ellert Kent S. Ellert	Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2014

/s/ Paul D. Burner Paul D. Burner	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 7, 2014

* Vincent S. Tese	Director	November 7, 2014

* Leslie J. Lieberman	Director	November 7, 2014

* Stuart I. Oran	Director	November 7, 2014

* Alan Bernikow	Director	November 7, 2014

* Thomas E. Constance	Director	November 7, 2014

* Howard R. Curd	Director	November 7, 2014

Name	Title	Date

* Daniel M. Healy	Director	November 7, 2014

* Gerald Luterman	Director	November 7, 2014

* William L. Mack	Director	November 7, 2014

* Paul Anthony Novelly	Director	November 7, 2014

* Frederic Salerno	Director	November 7, 2014

* By:	/s/ Paul D. Burner
Paul D. Burner Attorney-in-fact

EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and between Florida Community Bank, N.A. and Great Florida Bank, dated as of July 16, 2013 (incorporated by reference to Exhibit 2.1 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 14, 2014 (Registration No. 333-196935)).

3.3	Bylaws, as amended (incorporated by reference to Exhibit 3.3 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 14, 2014 (Registration No. 333-196935)).

4.2	Registration Rights Agreement, dated November 12, 2009, by and among Bond Street Holdings LLC, Bond Street Investors LLC and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 4.3 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

4.3	Form of Registration Rights Agreement, dated as of August 13, 2010, by and among Bond Street Holdings LLC and the other signatories thereto (incorporated by reference to Exhibit 4.4 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

4.4	Amendment to Registration Rights Agreement, dated July 16, 2014, by and among FCB Financial Holdings, Inc., Bond Street Investors LLC and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 4.4 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

4.5	Form of Amendment to Registration Rights Agreement, dated as of July 16, 2014 by and among FCB Financial Holdings, Inc. and the other signatories thereto (incorporated by reference to Exhibit 4.5 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.†

10.1	2009 Stock Option Plan (incorporated by reference to Exhibit 10.1 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.2	2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.3	Form of Stock Option Grant Agreement (incorporated by reference to Exhibit 10.3 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.4	Form of 2009 Warrant Agreement, as amended (incorporated by reference to Exhibit 10.4 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

10.5	Form of RSU Agreement (incorporated by reference to Exhibit 10.5 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

10.6	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.19 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

10.7	Amended and Restated Employment Agreement, dated as of January 10, 2011, between the Bank and Kent Ellert (incorporated by reference to Exhibit 10.4 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.8	First Amendment to Amended and Restated Employment Agreement, dated January 25, 2013, between the Bank and Kent Ellert (incorporated by reference to Exhibit 10.5 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.9	Second Amendment to Amended and Restated Employment Agreement, dated October 11, 2013, between the Bank and Kent Ellert (incorporated by reference to Exhibit 10.6 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.10	Employment Agreement, dated July 18, 2014, between the Bank and Kent Ellert (incorporated by reference to Exhibit 10.9 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

10.11	Employment Agreement, dated July 18, 2014, between the Bank and Vincent Tese (incorporated by reference to Exhibit 10.10 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

10.12	Employment Agreement, dated July 18, 2014, between the Bank and Les Lieberman (incorporated by reference to Exhibit 10.11 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 22, 2014 (Registration No. 333-196935)).

10.13	Purchase and Assumption Agreement, dated as of January 22, 2010, among FDIC, Receiver of Premier American Bank, Miami, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.7 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.14	Purchase and Assumption Agreement, dated as of January 29, 2010, among FDIC, Receiver of Florida Community Bank, Immokalee, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.8 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.15	Purchase and Assumption Agreement, dated as of June 25, 2010, among FDIC, Receiver of Peninsula Bank, Englewood, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.9 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.16	Purchase and Assumption Agreement, dated as of February 11, 2011, among FDIC, Receiver of Sunshine State Community Bank, Port Orange, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.10 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.17	Purchase and Assumption Agreement, dated as of April 29, 2011, among FDIC, Receiver of First National Bank of Central Florida, Winter Park, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.11 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.18	Purchase and Assumption Agreement, dated as of April 29, 2011, among FDIC, Receiver of Cortez Community Bank, Brooksville, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.12 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.19	Purchase and Assumption Agreement, dated as of May 6, 2011, among FDIC, Receiver of Coastal Bank, Cocoa Beach, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.13 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.20	Purchase and Assumption Agreement, dated as of July 15, 2011, among FDIC, Receiver of First Peoples Bank, Port St. Lucie, Florida, FDIC and the Bank (incorporated by reference to Exhibit 10.18 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.21	Equity Appreciation Agreement, dated as of January 22, 2010, between the Company and FDIC, Receiver of Premier American Bank, Miami, Florida (incorporated by reference to Exhibit 10.15 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.22	Equity Appreciation Agreement, dated as of January 29, 2010, between the Company and FDIC, Receiver of Florida Community Bank, Immokalee, Florida (incorporated by reference to Exhibit 10.16 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

10.23	FDIC Order, dated as of January 22, 2010 (incorporated by reference to Exhibit 10.17 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of the Form S-1 Registration Statement of the Company filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

23.1	Consent of Grant Thornton, LLP.†

23.2	Consent of Morrison, Brown, Argiz & Farra, LLC.†

23.3	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1).

24.1	Power of Attorney.†

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

†	Previously filed